    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1998.



                                               REGISTRATION NO. 333-58501

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                EASYRIDERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        33-0811505
   (STATE OR JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER IDENTIFICATION NO.)
                 ORGANIZATION)

                                      2721
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                       567 SAN NICHOLAS DRIVE, SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660

                                 (949) 718-4630

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            NAME: WILLIAM E. PRATHER
                  TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       567 SAN NICHOLAS DRIVE, SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660

                                 (949) 718-4630

                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                           ROBERT N. WILKINSON, ESQ.
                         GATEWAY TOWER EAST, SUITE 900
                           SALT LAKE CITY, UTAH 84133
                                 (801) 533-9645
                            ------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the reorganization (the "Reorganization") of Newriders, Inc. ("Newriders"), Paisano Publications, Inc., certain affiliates of Paisano Publications, Inc., M & B Restaurants, L.C., Easyriders Sub, Inc., and Easyriders, Inc. (the "Registrant") as described in the Prospectus/Proxy Statement included herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
     OF SECURITIES TO BE             AMOUNT TO BE          OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
         REGISTERED                   REGISTERED                 SHARE                   PRICE                FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par
  value......................    10,000,000(1) shares           $4.16(2)             $41,600,000(2)         $12,272
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------


(1) Represents the estimated maximum number of shares of the Registrant's Common Stock, $.001 par value, to be issued in connection with the Reorganization described herein, determined by dividing by two (2) the number of outstanding shares of the Common Stock, $.001 par value, of Newriders, ("Newriders Common Stock") as of June 30, 1998 (18,498,316) plus an estimate of the number of shares of Newriders Common Stock issuable pursuant to certain convertible notes and convertible debentures convertible prior to the expected closing date of the Reorganization, and certain warrants.

(2) Estimated pursuant to Rule 457(f) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the bid and asked prices of Newriders Common Stock on June 30, 1998, multiplied by two (2).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                NEWRIDERS, INC.
                        567 SAN NICOLAS DRIVE, SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660


                                August 31, 1998


Dear Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of Newriders, Inc. ("Newriders"), which will be held at the Radisson Hotel and Conference Center, 30100 Agoura Road, Agoura Hills, California, at 10:00 a.m., local time, on September 22, 1998 (together with all adjournments and postponements thereof, the "Annual Meeting").


     The enclosed materials describe a number of proposals that you will be asked to vote on at the Annual Meeting or by signing the enclosed Proxy.

     1. You will be asked to approve a series of proposed transactions (collectively referred to as the "Reorganization") that would result in:

          A. Easyriders, Inc., a Delaware corporation and a wholly-owned subsidiary of Newriders ("Easyriders"), acquiring all of the issued and outstanding common stock of Paisano Publications, Inc., a California corporation, and certain affiliated corporations (the "Paisano Companies"), which are engaged in publishing special interest magazines relating to motorcycles and tattooing, marketing motorcycle apparel and accessories, promoting events relating to motorcycles, and franchising retail stores which market motorcycle apparel and accessories;

          B. Easyriders acquiring all of the issued and outstanding membership interests of M & B Restaurants, L.C., a Texas limited liability company ("El Paso") which is engaged in the operation of four restaurants under the name "El Paso Bar-B-Que"; and

          C. Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Easyriders ("Easyriders Sub I"), merging into Newriders (the "Merger") pursuant to an Agreement and Plan of Merger and Reorganization by and among Newriders, Easyriders and Easyriders Sub I (the "Merger Agreement"). A vote in favor of the Reorganization will be a vote in favor of the approval and adoption of the Merger Agreement. As a result of the Merger, the following will occur:

             (i) All of the issued and outstanding shares of the common stock of Newriders (the "Newriders Common Stock") will be exchanged for shares of the common stock of Easyriders (the "Easyriders Common Stock") on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock, and the stockholders of Newriders (other than those exercising rights of dissent and appraisal) will become stockholders of Easyriders;

             (ii) All of the outstanding options, warrants and other convertible securities exercisable for or convertible into Newriders Common Stock will be exchanged for the right to purchase or convert into Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock subject to such options, warrants or convertible securities, at an exercise price or conversion ratio per share equal to two times the exercise price or conversion ratio provided for in the stock option, warrant or other agreements evidencing such options, warrants or other convertible securities; and


             (iii) Each of Newriders, the Paisano Companies and El Paso will become wholly-owned subsidiaries of Easyriders. Immediately following the Reorganization, Easyriders will transfer the El Paso membership interests to Newriders, with the result that El Paso will become a wholly-owned subsidiary of Newriders.


     2. You will be asked to approve the adoption of the Newriders 1997 Executive Incentive Compensation Plan (the "Newriders Plan"). 5,000,000 shares of Newriders Common Stock will be reserved for issuance under the Newriders Plan. Upon consummation of the Reorganization, the Newriders Plan will terminate and all awards granted thereunder will be exchanged for awards under the Easyriders Plan referred to in Item 3 below.

     3. You will be asked to approve the adoption of the Easyriders 1998 Executive Incentive Compensation Plan (the "Easyriders Plan"). 2,800,000 shares of Easyriders Common Stock will be reserved for issuance under the Easyriders Plan. The Easyriders Plan will become effective only if the Reorganization is consummated.

     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE REORGANIZATION AND THE MERGER AGREEMENT ARE FAIR AND REASONABLE AND IN THE BEST INTERESTS OF NEWRIDERS AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE REORGANIZATION. Additionally, because of the personal interests of certain Board members in the Reorganization, which interests are described in detail in the enclosed Prospectus/Proxy Statement the three non-interested members of the Board of Directors separately voted on and unanimously approved the Reorganization.

     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE NEWRIDERS PLAN IS IN THE BEST INTERESTS OF NEWRIDERS, AND RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE ADOPTION OF THE NEWRIDERS PLAN. YOUR BOARD OF DIRECTORS HAS ALSO DETERMINED THAT THE EASYRIDERS PLAN IS IN THE BEST INTERESTS OF NEWRIDERS AND EASYRIDERS AND RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE ADOPTION OF THE EASYRIDERS PLAN.

     Additionally, you will be asked to approve Items 4 and 5 below as a precaution against the possibility that the Reorganization may not be consummated. If the Reorganization is consummated, you will own stock in Easyriders, not Newriders. Newriders will be a wholly-owned subsidiary of Easyriders and the members of the Board of Directors and independent auditors of Easyriders will be as set forth under "The Reorganization-Board of Directors and Management of Easyriders After the Reorganization" and "Ratification of Appointment of Independent Auditors" in the Prospectus/Proxy Statement.

     4. You will be asked to elect members of the Newriders Board of Directors for the ensuing year.

     5. You will be asked to ratify the appointment of Deloitte & Touche LLP as independent auditors for Newriders for the fiscal year ending December 31, 1998.

     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE ELECTION OF DIRECTORS AS NOMINATED BY THE BOARD OF DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR NEWRIDERS WOULD BE IN THE BEST INTERESTS OF NEWRIDERS, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE DIRECTORS SO NOMINATED AND RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

     The accompanying Prospectus/Proxy Statement contains information about Easyriders, the Paisano Companies and El Paso, and describes the transactions contemplated by the Reorganization. The accompanying Prospectus/Proxy Statement also contains information about the proposed adoption of the Newriders Plan and the Easyriders Plan. Please give the information contained in the accompanying Prospectus/Proxy Statement your most careful attention. You are being asked to consider and vote either by attending the Annual Meeting, or by signing and returning your Proxy.

     Regardless of whether you are able to attend the Annual Meeting, please complete, sign and date the enclosed Proxy and return it in the enclosed envelope as soon as possible. If you attend the Annual Meeting, you may revoke your Proxy and vote your shares in person if you wish.

     PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY.

                                          Very truly yours,


                                          /s/ WILLIAM E. PRATHER


                                          --------------------------------------
                                          William E. Prather
                                          Chief Executive Officer,
                                          President and Director

                                NEWRIDERS, INC.
                        567 SAN NICOLAS DRIVE, SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 22, 1998


To our Stockholders:


     The Annual Meeting of Stockholders of Newriders, Inc. ("Newriders"), will be held at the Radisson Hotel and Conference Center, 30100 Agoura Road, Agoura Hills, California, on September 22, 1998 at 10:00 a.m., local time, for the following purposes:


     1. To approve a series of proposed transactions (collectively referred to as the "Reorganization") that would result in:

          A. Easyriders, Inc., a Delaware corporation and a wholly-owned subsidiary of Newriders ("Easyriders"), acquiring all of the issued and outstanding common stock of Paisano Publications, Inc., a California corporation, and certain affiliated corporations (the "Paisano Companies"), which are engaged in publishing special interest magazines relating to motorcycles and tattooing, marketing motorcycle apparel and accessories, promoting events relating to motorcycles, and franchising retail stores which market motorcycle apparel and accessories;

          B. Easyriders acquiring all of the outstanding membership interests of M & B Restaurants, L.C., a Texas limited liability company ("El Paso") which is engaged in the operation of four restaurants under the name "El Paso Bar-B-Que"; and

          C. Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Easyriders ("Easyriders Sub I"), merging into Newriders (the "Merger") pursuant to an Agreement and Plan of Merger and Reorganization by and among Newriders, Easyriders and Easyriders Sub I (the "Merger Agreement"). A vote in favor of the Reorganization will be a vote in favor of the approval and adoption of the Merger Agreement. In connection with the Merger, the following will occur:

             (i) All of the issued and outstanding shares of the common stock of Newriders will be exchanged for shares of the common stock of Easyriders (the "Easyriders Common Stock") on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock, and the stockholders of Newriders (other than those exercising rights of dissent and appraisal) will become stockholders of Easyriders;

             (ii) All of the outstanding options, warrants and other convertible securities exercisable for or convertible into Newriders Common Stock will be exchanged for the right to purchase or convert into Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock subject to such options, warrants or convertible securities, at an exercise price per share equal to two times the exercise price or conversion ratio provided for in stock option, warrant or other agreements evidencing such options, warrants or other convertible securities; and


             (iii) Each of Newriders, the Paisano Companies and El Paso will become wholly-owned subsidiaries of Easyriders. Immediately following the Reorganization, Easyriders will transfer the El Paso membership interests to Newriders, with the result that El Paso will become a wholly-owned subsidiary of Newriders.


     2. To approve the adoption of the Newriders 1997 Executive Incentive Compensation Plan (the "Newriders Plan"). 5,000,000 shares of Newriders Common Stock will be reserved for issuance under the

Newriders Plan. Upon consummation of the Reorganization, the Newriders Plan will terminate and all awards granted thereunder will be exchanged for awards under the Easyriders Plan referred to in Item 3 below.

     3. To approve the adoption of the Easyriders 1998 Executive Incentive Compensation Plan (the "Easyriders Plan"). 2,800,000 shares of Easyriders Common Stock will be reserved for issuance under the Easyriders Plan. The Easyriders Plan will become effective only if the Reorganization is consummated.

     4. To elect members of the Newriders Board of Directors for the ensuing year.

     5. To ratify the appointment of Deloitte & Touche LLP as independent auditors for Newriders for the fiscal year ending December 31, 1998.

     6. To consider such other business as may properly come before the meeting.

     You are asked to approve Items 4 and 5 above as a precaution against the possibility that the Reorganization may not be consummated. If the Reorganization is consummated, you will own stock in Easyriders, not Newriders. Newriders will be a wholly-owned subsidiary of Easyriders and the members of the Board of Directors and independent auditors of Easyriders will be as set forth under "The Reorganization-Board of Directors and Management of Easyriders After the Reorganization" and "Ratification of Appointment of Independent Auditors" in the Prospectus/Proxy Statement.


     Only stockholders of record at the close of business on August 27, 1998, are entitled to notice of and vote at the Annual Meeting and any adjournments thereof.



     STOCKHOLDERS WHO OPPOSE THE PROPOSED MERGER WILL HAVE THE RIGHT TO RECEIVE PAYMENT FOR THE VALUE OF THEIR SHARES AS SET FORTH IN SECTIONS 92A.300 THROUGH 92A.500, INCLUSIVE, OF THE NEVADA REVISED STATUTES ATTACHED AS APPENDIX E TO THE PROSPECTUS/PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE. SUCH DISSENTER'S RIGHTS WILL BE AVAILABLE ONLY TO STOCKHOLDERS OF NEWRIDERS WHO (i) BEFORE THE VOTE TO AUTHORIZE THE MERGER, NOTIFY NEWRIDERS IN WRITING OF THEIR INTENTION TO DEMAND PAYMENT FOR THEIR SHARES OF NEWRIDERS COMMON STOCK, AND (ii) REFRAIN FROM VOTING IN FAVOR OF THE MERGER. VOTING AGAINST THE MERGER WILL NOT CONSTITUTE NOTIFYING NEWRIDERS OF THE INTENTION TO DEMAND PAYMENT IF THE MERGER IS EFFECTUATED.


                                          BY ORDER OF THE BOARD OF DIRECTORS,


Dated August 31, 1998                     /s/ HAL H. BOLEN II


                                          --------------------------------------
                                          Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                                NEWRIDERS, INC.

                                PROXY STATEMENT

                                EASYRIDERS, INC.

                                   PROSPECTUS
                            ------------------------


     This Prospectus/Proxy Statement is furnished by Newriders, Inc., a Nevada corporation ("Newriders") to the holders of its common stock, par value $0.001 per share ("Newriders Common Stock"), in connection with the solicitation of proxies by the Board of Directors of Newriders (the "Newriders Board of Directors") for use at the Annual Meeting of Stockholders to be held at the Radisson Hotel and Conference Center, 30100 Agoura Road, Agoura Hills, California, on September 22, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting").


     At the Annual Meeting, the stockholders of Newriders will be asked (i) to consider and vote upon a proposal to approve a series of proposed transactions (collectively referred to as the "Reorganization") as hereinafter described, and in connection therewith, to approve and adopt an Agreement and Plan of Merger and Reorganization dated June 30, 1998 (the "Merger Agreement"), by and among Newriders, Easyriders, Inc., a Delaware corporation and a wholly owned subsidiary of Newriders ("Easyriders"), and Easyriders Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Easyriders ("Easyriders Sub"), (ii) to consider and vote upon a proposal to approve the Newriders 1997 Executive Incentive Compensation Plan (the "Newriders Plan"), (iii) to consider and vote upon a proposal to approve the Easyriders 1998 Executive Incentive Compensation Plan (the "Easyriders Plan"), and, as a precaution against the possibility that the Reorganization may not be consummated, (iv) to elect the Newriders Board of Directors, and (v) to ratify the appointment of Deloitte & Touche LLP as independent auditors of Newriders for the year ending December 31, 1998, and in any event, (vi) to authorize the persons designated as proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting.
                                                        (continued on next page)
                            ------------------------

     THE SECURITIES OFFERED HEREBY ARE SUBJECT TO CERTAIN RISKS. SEE "RISK FACTORS" AT PAGE 18.

     THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY WITHIN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION. NO AGENT OR OFFICER OF NEWRIDERS OR EASYRIDERS, NOR ANY OTHER PERSON, HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEWRIDERS OR EASYRIDERS.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION" OR "SEC") NOR HAS THE COMMISSION PASSED
     UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/ PROXY STATEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


         THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS AUGUST 31, 1998

     The Reorganization as proposed will include the following: (i) the acquisition (the "Paisano Acquisition") by Easyriders of all of the outstanding common stock of Paisano Publications, Inc., a California corporation ("Paisano Publications") and certain affiliated corporations (the "Paisano Companies"), which are engaged in publishing special interest magazines relating to motorcycles and tattooing, marketing motorcycle apparel and accessories, promoting tattoo and motorcycle related events, and franchising retail stores which market motorcycle apparel and accessories; (ii) the acquisition (the "El Paso Acquisition") by Easyriders of all of the outstanding membership interests of M & B Restaurants, L.C., a Texas limited liability company ("El Paso"), which is engaged in the operation of four restaurants under the name "El Paso Bar-B-Que;" and (iii) the merger (the "Merger") of Easyriders Sub with and into Newriders pursuant to the Merger Agreement. A vote in favor of the Reorganization will be a vote in favor of the approval and adoption of the Merger Agreement.


     As a result of the Merger (i) the Newriders Common Stock will be exchanged for common stock of Easyriders $0.001 par value (the "Easyriders Common Stock") on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock, and the stockholders of Newriders immediately prior to the Merger (other than those exercising rights of dissent and appraisal under applicable Nevada law ("Dissenting Stockholders")) will become stockholders of Easyriders, (ii) all of the outstanding options, warrants and other convertible securities exercisable for or convertible into Newriders Common Stock will be exchanged for the right to purchase or convert into one-half the number of shares of Easyriders Common Stock at an exercise price or conversion ratio per share equal to two times the exercise price or conversion ratio provided for in the stock option, warrant or other agreements evidencing such options, warrants or other convertible securities, and (iii) Newriders, the Paisano Companies and El Paso will become wholly-owned subsidiaries of Easyriders. Immediately following the Reorganization, Easyriders will transfer the El Paso membership interests to Newriders, with the result that El Paso will become a wholly-owned subsidiary of Newriders. The Merger Agreement is attached to this Prospectus/Proxy Statement as Addendum A. As of August 24, 1998, there were issued and outstanding 17,962,316 shares of Newriders Common Stock. As of August 15, 1998, there were issued and outstanding options, warrants and other convertible securities exercisable for or convertible into approximately 6,080,000 shares of Newriders Common Stock at a weighted average exercise price of approximately $2.31 per share. This assumes exercise/conversion of such securities as of August 15, 1998. Conversion prices of certain convertible securities and the number of shares of Newriders Common Stock issuable upon their conversion vary based upon the market price of Newriders Common Stock at or prior to the date of conversion.



     In the Paisano Acquisition, Easyriders and a subsidiary of Easyriders ("Easyriders Sub II") will receive all of the issued and outstanding stock (the "Paisano Companies Stock") of each of the corporations that comprise the Paisano Companies. The Paisano Companies are Paisano Publications, Easyriders of Columbus, Inc., an Ohio corporation ("Columbus"), Easyriders Franchising, Inc., a California corporation ("Easyriders Franchising"), Teresi, Inc., a California corporation ("Teresi, Inc."), Bros Club, Inc., a California corporation ("Bros Club") and Associated Rodeo Riders on Wheels, a California corporation ("Rodeo Riders"). Mr. Joseph Teresi, the sole stockholder of each of the Paisano Companies, will receive in exchange for the Paisano Companies Stock, total consideration in the amount of $48,000,000, consisting of 6,493,507 shares of Easyriders Common Stock (representing approximately 34.3% of Easyriders Common Stock issued and outstanding immediately following the Reorganization) with an estimated fair value of $3.08 per share, and promissory notes aggregating $28,000,000, consisting of a promissory note of Easyriders Sub II in the principal amount of $15,000,000 which is payable in cash immediately after the Merger has occurred, and three promissory notes of Easyriders (the "Contributor Notes") in the aggregate amount of $13,000,000. The aggregate amount received by Mr. Teresi is subject to adjustment upward or downward, dollar for dollar, based on the amount by which the Paisano Companies' combined working capital exceeds or is less than $4,537,000 as of the consummation of the Paisano Acquisition. As of June 30, 1998, the Paisano Companies combined working capital was approximately $2,987,000. In connection with the Paisano Acquisition, the Paisano Companies will distribute certain assets to Mr. Teresi and Mr. Teresi will assume certain liabilities of the Paisano Companies with the anticipated effect of increasing the working capital of the Paisano Companies. See "Unaudited Pro Forma Condensed Financial Statements -- Proforma Combined Condensed Balance Sheet (Unaudited)." As contemplated in connection with the Paisano Acquisition, Mr. Teresi has received a dividend of $7,000,000 from Paisano Publications, which has been funded by a loan in that amount to Paisano Publications with the understanding that such loan will be repaid by Paisano Publications upon consummation of the Reorganization. As of June 30, 1998, the net assets of the Paisano Companies were approximately $3,780,000. After deducting the $7,000,000 dividend paid to Mr. Terisi, the deficiency in net assets of the Paisano Companies as of June 30, 1998, on a pro forma basis, would have been approximately $3,220,000. Mr. Teresi will also have the right, subject to the approval of the Compensation Committee of Easyriders, to recommend that certain employees of the Paisano Companies who continue to perform services after the Reorganization or are consultants to any of the Paisano Companies be granted options to purchase an aggregate of 300,000 shares of Easyriders Common Stock under the Easyriders Plan, exercisable at $5.00 per share. The terms of the Paisano Acquisition are prescribed by the Stock Contribution Agreement dated June 30, 1998, (the "Paisano Agreement") among Newriders, Easyriders, Easyriders Sub II, the Paisano Companies and Mr. Teresi, a copy of which is attached to this Prospectus/Proxy Statement as Addendum B. The Contributor Notes will consist of a subordinated promissory note (the "Contributor Subordinated Note") in the amount of $5,000,000, a limited recourse subordinated promissory note (the "Contributor Mirror Note") in the amount of $5,000,000 secured by the Martin Mirror Note (defined below) and a subordinated promissory note (the "Contributor Short-Term Subordinated Note") in the amount of $3,000,000. The Contributor Subordinated Note has a term of five years and can be extended for an additional term of five years by Easyriders and bears interest at an annual rate between six and ten percent. The Contributor Mirror Note has a term of five years and will be extended if and to the extent that the Martin Mirror Note is extended, and bears interest at an annual rate between six and ten percent. The Contributor Short-Term Subordinated Note has a term of ninety days and bears interest at an annual rate of ten percent. See "The Reorganization -- Martin Stock Purchase."


     In the El Paso Acquisition, John E. Martin, William E. Prather and his wife, Marna Prather (collectively, the "El Paso Owners"), who together own all of the outstanding membership interests of El Paso, will receive a total of 2,000,000 shares of Easyriders Common Stock in exchange for all of the outstanding membership interests of El Paso. Mr. Martin is the Chairman of the Board of Directors of Newriders, and will be the Chairman of the Board of Directors of Easyriders after the Reorganization. Mr. Prather is the President of Newriders and a member of its Board of Directors, and will be the President and a member of the Board of Directors of Easyriders after the Reorganization. The terms of the El Paso Acquisition are prescribed by an LLC Interest Contribution Agreement dated June 30, 1998 (the "El Paso Agreement"), among Newriders, Easyriders, El Paso and the El Paso Owners, a copy of which is attached to this Prospectus/Proxy Statement as Addendum C.

     In the event that the Paisano Acquisition and the El Paso Acquisition are not consummated, the Board of Directors of Newriders has determined that it would not be in the best interests of the stockholders of Newriders to complete the Merger. The Paisano Acquisition will be completed only if, among other conditions, (i) debt financing can be obtained in the amount of approximately $22,000,000, and (ii) Mr. Martin purchases approximately 4,036,797 shares of Easyriders Common Stock for $12,300,000 to be paid $5,000,000 in cash and by two promissory notes aggregating $7,300,000 (the "Martin Notes").

     The Martin Notes will consist of a full recourse promissory note in the amount of $5,000,000 (the "Martin Mirror Note"), which note will be pledged by Easyriders to secure the Contributor Mirror Note, and a full recourse promissory note in the amount of $2,300,000 (the "Other Martin Note"). The Martin Mirror Note has a term of five years and may be extended by Mr. Martin for an additional period of five years and bears interest at an annual rate between six and ten percent. The Other Martin Note has a term of five years and may be extended by Mr. Martin for an additional period of five years and bears interest at an annual rate between six and ten percent. See "The Reorganization -- Martin Stock Purchase."

     In connection with the Reorganization, Mr. Martin and Mr. Teresi will enter into a Stockholders' Voting Agreement in the form attached to this Prospectus/Proxy Statement as Addendum D (the "Stockholders' Agreement"). The Stockholders' Agreement will provide that Mr. Martin and Mr. Teresi shall each be entitled to designate four individuals to serve on the Board of Directors of Easyriders, and that Mr. Martin and Mr. Teresi will each vote their shares for the persons designated by the other to so serve. One of the persons designated by Mr. Teresi is required to be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Upon consummation of the Reorganization, Mr. Martin and Mr. Teresi will respectively be the beneficial owners of, and be entitled to vote, approximately 5,132,947 and 6,993,507 shares of Easyriders Common Stock, respectively, representing an aggregate of approximately 64% of the number of shares of Easyriders Common Stock outstanding after the Reorganization. Accordingly, Mr. Martin and Mr. Teresi will together control the election of all of the directors of Easyriders for the foreseeable future, and stockholders other than Mr. Martin and Mr. Teresi will not have any power to elect directors of Easyriders.

     If the Reorganization is not consummated, those persons elected as directors of Newriders at the Annual Meeting will continue to serve as such until their successors are duly elected and qualified, or until their earlier resignation or removal. See "Election of Newriders Directors (Proposal 4)." If the Reorganization is consummated, the persons specified under "The Reorganization-Board of Directors and Management of Easyriders After the Reorganization" as the prospective members of the Easyriders Board of Directors will be elected as such by Newriders, in its capacity as the sole stockholder of Easyriders, and will continue to serve as such after the Reorganization until their successors are duly elected and qualified, or until their earlier resignation or removal. A vote in favor of approval of the Reorganization is effectively also a vote in favor of the election of such persons as directors of Easyriders.


     The Stockholders of Newriders are being asked to approve the Newriders Plan so that, among other reasons, the Newriders Plan will meet certain requirements under Section 162(m) of the Code. Upon consummation of the Reorganization, the Newriders Plan will terminate, assuming that the stockholders of Newriders approve the Easyriders Plan, and all awards granted under the Newriders Plan will be exchanged for awards under the Easyriders Plan. Pursuant to the Easyriders Plan, if Easyriders, on a consolidated basis achieves certain predetermined levels of earnings (generally, for 1999, 125% of Easyriders' earnings before income taxes, depreciation and amortization ("EBITDA") for 1998; and for each year thereafter, 125% of the average EBITDA of Easyriders for the two years immediately prior to such year (the "Annual EBITDA Targets")), Mr. Martin will be eligible to receive annual cash bonuses equal to (1) the total amount of interest he is obligated to pay in cash to Easyriders under the Martin Notes multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Mr. Martin in the year the bonus is paid. Mr. Martin will also be eligible to receive a one-time bonus equal to (1) the amount of principal and accrued interest then remaining on the Martin Notes, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid, up to a maximum of $13,000,000, if and when Paisano Publications repays in full (a) all amounts due pursuant to a senior credit agreement (the "Senior Credit Agreement"), between Paisano Publications as borrower, Easyriders as guarantor, and the financial institution which is the lender thereunder, and (b) the Contributor Notes, provided Easyriders has achieved certain predetermined levels of earnings during the prior year (generally, for 1999, positive EBITDA during 1998; and for each year thereafter, at least 80% of the Annual EBITDA Target for the prior year or for each of the second and third years preceding such year). Although Easyriders expects that bonuses paid to Mr. Martin under the Easyriders Plan will be tax deductible pursuant to Section 162(m) of the Code, no assurance can be given that such payments will actually be deductible by Easyriders. Bonus payments to Mr. Martin are not contingent upon deductibility. Upon consummation of the Reorganization, Mr. Nordstrom will receive, under the Easyriders Plan, 200,000 shares of Easyriders Common Stock. Additionally, subject to the approval of the Compensation Committee of Easyriders, options to acquire an aggregate of 300,000 shares of Easyriders Common Stock will be issued to certain persons recommended by Mr. Teresi under the Easyriders Plan. The Easyriders Plan will become effective only if the Reorganization is consummated.


     The directors of Newriders know of no other matters to be presented at the Annual Meeting.


     This Prospectus/Proxy Statement is first being mailed to stockholders of Newriders (the "Stockholders") on or about September 1, 1998. A Stockholder who has given a proxy may revoke it at any time prior to its exercise. Only stockholders of Newriders of record at the close of business on August 27, 1998 (the

"Record Date"), are entitled to notice of and vote at the Annual Meeting and any adjournments thereof. See "The Annual Meeting -- Who is Entitled to Vote; Record Date; Proxy Voting."

     This Prospectus/Proxy Statement, together with the Addenda attached hereto, constitutes Easyriders' Prospectus, which was filed with the Securities and Exchange Commission as part of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to up to 10,000,000 shares of Easyriders Common Stock to be issued in connection with the Merger. Easyriders has supplied all the information contained herein with respect to Easyriders. Newriders has supplied all the information contained herein with respect to Newriders. The several companies comprising the Paisano Companies have supplied all the information contained herein with respect to the Paisano Companies. El Paso has supplied all the information contained herein with respect to El Paso. The principal executive offices of both Newriders and Easyriders are located at 567 San Nicolas Drive, Suite 400, Newport Beach, California 92660. The information telephone number of Newriders and Easyriders with respect to this transaction is (714) 718-4630 (Attn: William R. Nordstrom, Executive Vice President Finance and Administration).


     Newriders Common Stock is traded in the over-the-counter market and quoted on the NASD Bulletin Board under the symbol "NWRD". Easyriders intends to apply for a listing of Easyriders Common Stock on the American Stock Exchange. No assurance can be given that Easyriders Common Stock will be approved for listing on the American Stock Exchange.



     Certain information contained herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause results to differ materially from those anticipated by such forward-looking statements. These factors include, but are not limited to, the factors set forth under "Risk Factors". In addition, such forward-looking statements are necessarily dependent upon assumptions (including, but not limited to, assumptions regarding the application of tax or other laws to the Reorganization and other transactions), estimates and data that may be incorrect or imprecise. Accordingly, any forward-looking statements included herein or incorporated herein by reference do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements contained herein include statements relating to the management and business focus of Easyriders following consummation of the Reorganization and certain tax consequences of the Reorganization, including statements in "Risk Factors," "Newriders' Management's Discussion and Analysis of Results of Operations and Financial Condition as of December 31, 1997 and June 30, 1998," "Paisano Companies' Management's Discussion and Analysis of Results of Operations and Financial Conditions as of December 30, 1997 and June 30, 1998" and "El Paso's Management's Discussion and Analysis of Results of Operations and Financial Condition as of December 31, 1997 and June 30, 1998."


     Neither the delivery of this Prospectus/Proxy Statement nor any sale or exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs or operations of Newriders, Easyriders, the Paisano Companies or El Paso since the date hereof.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................     1
PROSPECTUS SUMMARY..........................................     2
RISK FACTORS................................................    18
     General Risk Factors Related to Easyriders After the
      Reorganization........................................    18
     Risk Factors Related Primarily to the Publishing
      Business..............................................    26
     Risk Factors Related Primarily to the Restaurant
      Industry..............................................    28
     Risk Factors Related to Motorcycle Accessories and
      Apparel Business......................................    30
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................    31
THE ANNUAL MEETING..........................................    36
     General................................................    36
     Who is Entitled to Vote; Record Date; Proxy Voting.....    36
     Quorum.................................................    36
     Tabulation of Votes....................................    36
     Vote Required for Approval.............................    37
     Proxy Solicitation.....................................    38
THE REORGANIZATION (Proposal 1).............................    38
     Background of the Reorganization.......................    38
     Reasons for the Reorganization.........................    40
     Overview of Transaction................................    42
     The Merger.............................................    42
     The Paisano Acquisition................................    42
     The El Paso Acquisition................................    43
     Stockholders' Agreement................................    43
     Initial Performance Awards to be Granted Under the
      Easyriders Plan.......................................    44
     Martin Stock Purchase..................................    44
     Terms of the Reorganization............................    44
     Interests of Certain Persons in the Reorganization.....    44
     Consideration to Be Received by Stockholders...........    46
     Effective Time of the Merger...........................    46
     Exchange of Certificates...............................    46
     Accounting Treatment...................................    47
     Conditions to the Reorganization.......................    47
     Termination of the Reorganization Agreements...........    49
     Terms of the Senior Credit Agreement...................    50
     Sources and Uses of Funds..............................    52
     Board of Directors and Management of Easyriders After
      the Reorganization....................................    52
     Executive Compensation.................................    54
     Operations After the Reorganization....................    54
     Effect of the Reorganization on Certain Options and
      Option Plans..........................................    54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    55


                                       (i)

                                                              PAGE
                                                              ----
FEDERAL INCOME TAX CONSEQUENCES.............................    58
     Tax Consequences to Newriders and the Holders of
      Newriders Common Stock................................    58
     Tax Consequences to the El Paso Owners, Mr. Teresi and
      Easyriders............................................    59
     Tax Consequences to Easyriders upon Receipt of the
      Assets and Issuance of Easyriders Common Stock........    60
     Tax Consequences to El Paso in the Reorganization......    60
     Other Tax Consequences Not Included in Deloitte &
      Touche's Opinion......................................    60
RIGHTS OF DISSENTING STOCKHOLDERS...........................    61
CHANGES AFFECTING STOCKHOLDERS..............................    62
FEES AND EXPENSES...........................................    62
RESALES OF EASYRIDERS COMMON STOCK..........................    62
INFORMATION ABOUT EASYRIDERS................................    63
INFORMATION ABOUT NEWRIDERS.................................    63
     Description of Business -- General.....................    63
     Recent Developments....................................    64
     Newriders' Restaurant -- Merchandise Store Concept.....    64
     Layout and Design......................................    65
     Site Selection.........................................    65
     Merchandising..........................................    66
     Menu...................................................    66
     Service................................................    66
     Unit Locations and Expansion...........................    66
     Advertising and Promotion..............................    67
     Franchise Agreement -- Easyriders......................    67
     Unit Operations and Management.........................    67
     Purchasing and Distribution............................    67
     Competition............................................    68
     Employees..............................................    68
     Governmental Regulation................................    68
     Trademarks.............................................    69
     Insurance..............................................    69
     Description of Property................................    69
NEWRIDERS' MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS
  OF OPERATIONS AND FINANCIAL CONDITION AS OF DECEMBER 31,
  1997 AND JUNE 30, 1998....................................    71
PAISANO PUBLICATIONS AND AFFILIATES SELECTED HISTORICAL
  FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31,
  1996 AND 1997.............................................    75
INFORMATION ABOUT THE PAISANO COMPANIES.....................    76
     General Description of the Paisano Companies...........    76
     Print Media Publishing Overview........................    76
     Video Magazines........................................    78
     Publishing Operations Overview.........................    79


                                      (ii)

                                                              PAGE
                                                              ----
     Editorial Staff........................................    79
     Printing and Production................................    79
     Distribution and Marketing.............................    80
     Apparel Sales, Franchising and Store Operations
      Overview..............................................    81
     Apparel and Other Product Sales........................    81
     Customers and Marketing................................    81
     Operations.............................................    82
     Easyriders Franchising Overview........................    82
     Easyriders Marketing...................................    83
     Easyriders Operations..................................    83
     Franchise Locations....................................    83
     Company-Owned Stores...................................    84
     Bros Club..............................................    85
     Event Promotion and Management Activity................    85
     Competition............................................    85
     Employees..............................................    86
     Properties.............................................    86
     Recent Development.....................................    86
PAISANO COMPANIES' MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  RESULTS OF OPERATIONS AND FINANCIAL CONDITION AS OF
  DECEMBER 31, 1997 AND JUNE 30, 1998.......................    87
INFORMATION ABOUT EL PASO...................................    93
     General................................................    93
     Development of Business................................    93
     Description of Menu....................................    94
     Restaurant Decor -- Layout and Design..................    94
     Service................................................    94
     Advertising and Promotion..............................    94
     Restaurant Operations and Management...................    94
     Purchasing and Distribution............................    94
     Competition............................................    95
     Employees..............................................    95
     Governmental Regulation................................    95
     Trademarks.............................................    96
     Insurance..............................................    96
     Site Selection Criteria................................    96
     Future Expansion.......................................    96
     Description of Present Sites...........................    97
EL PASO'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
  OPERATIONS AND FINANCIAL CONDITION AS OF DECEMBER 30, 1997
  AND JUNE 30, 1998.........................................    98
DESCRIPTION OF NEWRIDERS SECURITIES.........................   101


                                      (iii)

                                                              PAGE
                                                              ----
     General................................................   101
     Historical Prices and Dividends of Newriders Common
      Stock.................................................   103
DESCRIPTION OF EASYRIDERS COMMON STOCK......................   104
COMPARATIVE RIGHTS OF STOCKHOLDERS..........................   104
     Authorized Capital Stock...............................   104
     Directors..............................................   105
     Amendments to Articles or Certificate of
      Incorporation.........................................   108
     Repurchase and Redemption of Shares....................   108
     Payment of Dividends to Stockholders...................   108
     Amendments to By-laws..................................   109
     Stockholder Approval of Merger and Other Business
      Combinations..........................................   109
     Anti-Takeover Provisions...............................   110
     Rights of Dissenting Stockholders......................   110
     Special Meetings of Stockholders.......................   111
     Stockholder Consent to Action Without a Meeting........   111
NEWRIDERS PLAN (Proposal 2).................................   112
     Nature and Purpose.....................................   112
     Duration...............................................   112
     Administration.........................................   113
     Shares Subject to Newriders Plan.......................   113
     Eligibility............................................   113
     Options and SARs.......................................   114
     Stock Based Awards.....................................   115
     Performance Awards.....................................   116
     Change in Control......................................   116
     Federal Income Tax Consequences........................   117
EASYRIDERS PLAN (Proposal 3)................................   120
     Primary Differences Between Newriders Plan and
     Easyriders Plan; Initial Performance Awards............   120
     Nature and Purpose.....................................   121
     Duration...............................................   121
     Administration.........................................   121
     Shares Subject to Easyriders Plan......................   122
     Eligibility............................................   122
     Options and SARs.......................................   122
     Stock Based Awards.....................................   124
     Performance Awards.....................................   124
     Change in Control......................................   125
     Federal Income Tax Consequences........................   126
ELECTION OF NEWRIDERS DIRECTORS (Proposal 4)................   129
     Newriders Board of Directors...........................   129
     Newriders Board of Directors Committees and Meetings...   130


                                      (iv)

                                                              PAGE
                                                              ----
EXECUTIVE COMPENSATION -- NEWRIDERS.........................   130
     Employment Agreements; Termination of Employment and
      Change-in-Control Arrangements........................   131
     Option Grants in Year Ended December 31, 1997..........   132
     Aggregate Option Exercises in Year Ended December 31,
      1997 and Fiscal Year Ended
       Option Values........................................   133
     Newriders Plan.........................................   133
     Retirement Plan........................................   133
     Long-Term Incentive Plan "LTIP" Awards.................   133
     Certain Relationships and Related Party Transactions...   133
     Newriders Directors' Compensation......................   136
     Compensation Committee Report on Executive Committee...   137
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
  (Proposal 5)..............................................   138
LEGAL MATTERS...............................................   138
EXPERTS.....................................................   139
STOCKHOLDER PROPOSALS FOR 1999..............................   139
GLOSSARY....................................................   140
NEWRIDERS CONSOLIDATED FINANCIAL STATEMENTS.................   F-1
PAISANO COMPANIES CONSOLIDATED FINANCIAL STATEMENTS.........  F-28
EL PASO CONSOLIDATED FINANCIAL STATEMENTS...................  F-46



ADDENDUM A  -- MERGER AGREEMENT
ADDENDUM B  -- PAISANO AGREEMENT
ADDENDUM C  -- EL PASO AGREEMENT
ADDENDUM D  -- STOCKHOLDERS' VOTING AGREEMENT
ADDENDUM E  -- STATUTES PERTAINING TO DISSENTERS' RIGHTS
ADDENDUM F  -- NEWRIDERS PLAN
ADDENDUM G  -- EASYRIDERS PLAN
ADDENDUM H  -- FORM OF PROXY
ADDENDUM I  -- EASYRIDERS CERTIFICATE OF INCORPORATION
ADDENDUM J  -- EASYRIDERS BYLAWS
ADDENDUM K  -- PRESS RELEASE -- JULY 31, 1998
ADDENDUM L  -- PRESS RELEASE -- AUGUST 26, 1998


                     [This Space Left Blank Intentionally]
                                       (v)

                             AVAILABLE INFORMATION

     Easyriders has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the SEC covering the shares of Easyriders Common Stock to be issued in connection with the Reorganization. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Easyriders and Easyriders Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus/Proxy Statement as to the contents of any agreement or any other document to which reference is made are not necessarily complete, and, in each instance, if such agreement or document is filed as an exhibit, reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. This Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the principal office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from such office at prescribed rates. In addition, Easyriders is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

     Newriders is subject to the information requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by Newriders can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices maintained by the SEC: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; Denver Regional Office at 1801 California Street, Suite 4800, Denver, Colorado 80202-2648, and Pacific Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such materials can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Upon consummation of the Reorganization, Easyriders will become subject to substantially similar informational requirements as Newriders and will file reports, proxy statements and other information with the SEC in accordance with the Exchange Act.

                               PROSPECTUS SUMMARY

     The following is a summary of certain significant information contained in this Prospectus/Proxy Statement or in documents incorporated herein by reference. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus/Proxy Statement, the Addenda hereto, and the documents incorporated herein by reference. Stockholders are urged to carefully read this Prospectus/ Proxy Statement and the attached Addenda in their entireties.


NEWRIDERS.....................   Newriders is a Nevada corporation which,
                                 through its wholly owned subsidiary, Newriders
                                 Limited, leases facilities in Fresno,
                                 California which were previously operated as an Easyriders Cafe restaurant, an Easyriders apparel and merchandise store, and an Easyriders Motorcycle and Accessory Shop, and which are temporarily closed for remodeling.
                                 See "Information About Newriders."



                                 Newriders' principal executive offices are located at 567 San Nicolas Drive, Suite 400, Newport Beach, California 92660. Newriders' information telephone number with respect to this transaction is (949) 718-4630 (Attn:
                                 William R. Nordstrom, Executive Vice President Administration and Finance).


EASYRIDERS....................   Easyriders is a newly-formed subsidiary of
                                 Newriders, organized under the laws of the State of Delaware for the purpose of the Reorganization. Assuming the Reorganization is consummated, Easyriders will be the parent company of Newriders, the Paisano Companies and El Paso. Easyriders will derive all of its revenues from the operations of Newriders, the Paisano Companies and El Paso. Shares of
                                 Easyriders Common Stock will be traded over-the-counter and quotations will be reported on the Bulletin Board reporting system maintained by the NASD.


                                 Easyriders has the same principal executive offices as Newriders, which are located at 567 San Nicolas Drive, Suite 400, Newport Beach, California 92660. Easyriders's information telephone number with respect to this transaction is (949) 718-4630 (Attn: William R. Nordstrom, Executive Vice President Administration and Finance).


PAISANO COMPANIES.............   The Paisano Companies consist of Paisano
                                 Publications, Inc., Easyriders of Columbus,
                                 Inc., Easyriders Franchising, Inc., Teresi,
                                 Inc., Bros Club, Inc. and Associated Rodeo
                                 Riders on Wheels. All of the issued and
                                 outstanding capital stock of each of the Paisano Companies is owned by Mr. Joseph
                                 Teresi. Paisano Publications publishes eleven
                                 (11) special interest magazines directed to motorcycle and tattoo enthusiasts, including the well-known motorcycle magazine, Easyriders.
                                 Other Paisano Companies market a line of apparel and other products designed to appeal to motorcycle and tattoo interests, and own three (3) Easyriders stores and have franchised twenty-two (22) additional stores (other than those owned by Newriders) which sell Easyriders apparel, customized new and used American-made motorcycles and motorcycle accessories. See
                                 "Information About the Paisano Companies."

                                 The principal executive offices of the Paisano Companies are located at 28210 Dorothy Drive, Agoura Hills, California 91301. The Paisano Companies' information telephone number with respect to this transaction is (818) 889-8740 (Attn: Joseph Teresi, Chairman).

EL PASO.......................   El Paso is a Texas limited liability company
                                 which owns and operates four (4) barbecue and smoked meat restaurants, three (3) of which are located in Arizona and one (1) of which is located in Oklahoma. The restaurants owned by El Paso are operated under the name "El Paso
                                 Bar-B-Que." See "Information About El Paso."

                                 The principal executive offices of El Paso are located at 2126 West Indian School Road, Phoenix, Arizona 85015. El Paso's information telephone number with respect to this transaction is (602) 212-1947 (Attn: William E. Prather, Chief Executive Officer and President).


PURPOSE OF ANNUAL MEETING.....   The Annual Meeting of Newriders will be held on
                                 September 22, 1998, at 10:00 a.m., local time, for the purpose of asking the stockholders of Newriders to vote to: (i) approve the Reorganization and in connection therewith approve and adopt the Merger Agreement; (ii) approve the Newriders Plan; (iii) approve the Easyriders Plan; and, as a precaution against the possibility that the Reorganization may not be consummated, (iv) elect directors for Newriders and (v) ratify the appointment of Deloitte & Touche LLP as independent auditors for Newriders for the year ending December 31, 1998; and, in any case, (vi) conduct such other business that may be properly brought before the meeting.


THE REORGANIZATION............   The Reorganization as proposed consists of the
                                 Paisano Acquisition, the El Paso Acquisition and the Merger, each of which is described below.


THE PAISANO ACQUISITION.......   In the Paisano Acquisition, Easyriders and
                                 Easyriders Sub II will receive all of the issued and outstanding stock of the Paisano
                                 Companies. Mr. Teresi, the sole stockholder of each of the Paisano Companies, will receive total consideration in the amount of $48,000,000, consisting of 6,493,507 shares of
                                 Easyriders Common Stock (representing
                                 approximately 34.3% of Easyriders Common Stock issued and outstanding immediately following the reorganization) with an estimated fair value of $3.08 per share, and promissory notes aggregating $28,000,000 consisting of a promissory note of Easyriders Sub II in the principal amount of $15,000,000 which is payable in cash immediately after the Merger has occurred, and the Contributor Notes in the aggregate amount of $13,000,000. See "Unaudited
                                 Pro Forma Condensed Financial Statements -- Pro
                                 Forma Combined Condensed Balance Sheet
                                 (unaudited)." The aggregate amount received by Mr. Teresi is subject to adjustment under the terms of the Paisano Agreement. As contemplated in connection with the Paisano Acquisition, Mr.
                                 Teresi has received a dividend of $7,000,000 from Paisano Publications, which has been funded by a loan in that amount to Paisano
                                 Publications with the understanding that such loan will be repaid by Paisano Publications upon consummation of the Reorganization. Mr.
                                 Teresi will also have the right to recommend that certain employees or consultants of the Paisano Companies receive options to purchase an aggregate of 300,000 shares of Easyriders
                                 Common Stock exercisable at $5.00 per share, subject to the approval of the Compensation
                                 Committee of Easyriders. See "The
                                 Reorganization -- The Paisano Acquisition."

                                 The Contributor Notes will consist of the Contributor Subordinated Note in the amount of $5,000,000, the Contributor Mirror Note in the amount of $5,000,000 secured by the Martin Mirror Note, and the Contributor Short-Term Subordinated Note in the amount of $3,000,000. The Contributor Subordinated Note has a term of five years and can be extended for an additional term of five years by Easyriders and bears interest at an annual rate between six and ten percent. The Contributor Mirror Note has a term of five years and will be extended if and to the extent that the Martin Mirror
                                 Note is extended, and bears interest at an annual rate between six and ten percent. The Contributor Short-Term Subordinated Note has a term of ninety days and bears interest at an annual rate of ten percent. See "The Reorganization -- Martin Stock Purchase."

THE EL PASO ACQUISITION.......   In the El Paso Acquisition, Mr. Martin, William
                                 E. Prather and his wife, Marna Prather
                                 (collectively the "El Paso Owners"), who together own all of the outstanding membership interests of El Paso, will receive a total of 2,000,000 shares of Easyriders Common Stock in exchange for all of the outstanding membership interests of El Paso. Mr. Martin is the Chairman of the Board of Directors of Newriders, and will be the Chairman of the Board of Directors of Easyriders after the Reorganization. Mr. Prather is the President of
                                 Newriders and a member of its Board of
                                 Directors, and will be the President and a member of the Board of Directors of Easyriders after the Reorganization. See "The
                                 Reorganization -- The El Paso Acquisition."


THE MERGER....................   In the Merger, Easyriders Sub will merge with
                                 and into Newriders, with the following results:
                                 (i) all of the issued and outstanding shares of Newriders Common Stock will be exchanged for shares of Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock, and the stockholders of Newriders immediately prior to the Merger, other than Dissenting
                                 Stockholders, will become stockholders of
                                 Easyriders, (ii) all of the outstanding
                                 options, warrants and other convertible
                                 securities exercisable for or convertible into Newriders Common Stock will be exchanged for the right to purchase or convert into Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock subject to such options, warrants or convertible securities, at an exercise price or conversion ratio per share equal to two times the exercise price or conversion ratio provided for in the stock option, warrant or other agreements evidencing such options, warrants or other convertible securities, and (iii) each of Newriders, the Paisano Companies and El Paso will become wholly-owned subsidiaries of
                                 Easyriders. Immediately following the
                                 Reorganization, Easyriders will transfer the El
                                 Paso membership interests to Newriders, with the result that El Paso will become a wholly-owned subsidiary of Newriders. As of August 24, 1998, there were issued and outstanding 17,962,316 shares of Newriders
                                 Common Stock. As of August 15, 1998, there were issued and outstanding options, warrants and other convertible securities exercisable for, or convertible into approximately

                                 6,080,000 shares of Newriders Common Stock at a weighted average exercise price of approximately $2.31 per share. This assumes exercise/conversion of such securities as of August 15, 1998. Conversion prices of certain convertible securities and the number of shares of Newriders Common Stock issuable upon their conversion vary based upon the market price of Newriders Common Stock at or prior to the date of conversion. "See "The Reorganization -- The Merger."


THE REORGANIZATION
AGREEMENTS....................   The terms of the Reorganization are set forth
                                 in the Merger Agreement, the Paisano Agreement and the El Paso Agreement (collectively the
                                 "Reorganization Agreements"), copies of which are attached hereto as Addendum A, Addendum B and Addendum C, respectively.

FINANCING REQUIREMENT.........   The Paisano Acquisition, and accordingly, the
                                 Reorganization, cannot be completed without financing in the approximate amount of $22,000,000. Newriders has received a commitment from a large financial institution
                                 (the "Senior Lender") to lend Paisano
                                 Publications up to $22,000,000 in the
                                 aggregate. See "The Reorganization -- Terms of the Senior Credit Agreement" for a description of the terms.

FAIRNESS OF REORGANIZATION....   The terms of the Paisano Acquisition were
                                 negotiated at arm's length, and are considered fair by the Board of Directors of Newriders.
                                 Because of the ownership of El Paso by Mr.
                                 Martin and Mr. Prather, members of the Board of Directors of Newriders, the terms of the El
                                 Paso Acquisition should not be considered to have been negotiated at arm's length, but are nonetheless considered fair by the Board of Directors of Newriders. Newriders has not retained an independent financial advisor to render an opinion on the fairness of the Reorganization or the constituent parts thereof to Newriders or the stockholders of Newriders.

STOCKHOLDER APPROVAL OF
  REORGANIZATION..............   Approval of the Reorganization by the
                                 stockholders of Newriders is a condition to each of the Paisano Agreement and El Paso
                                 Agreement. Approval of the Merger Agreement by the stockholders of Newriders and by Easyriders as the sole stockholder of Easyriders Sub, is required by applicable corporate law.
                                 Easyriders has agreed to vote its shares of common stock of Easyriders Sub in favor of the approval and adoption of the Merger Agreement.
                                 See "The Reorganization -- Conditions to the
                                 Reorganization," "Description of Easyriders
                                 Securities," and "Comparative Rights of
                                 Stockholders."

EASYRIDERS COMMON STOCK.......   The shares of Easyriders Common Stock to be
                                 issued in connection with the Merger will be entitled, along with all other outstanding shares of Easyriders Common Stock, to receive dividends when, as and if declared by the Board of Directors of Easyriders. Holders of Easyriders Common Stock are entitled to one vote for each share held. The holders of Easyriders Common Stock do not have any preemptive rights to subscribe for additional shares of Common Stock of Easyriders. See
                                 "Description of Easyriders Securities."

RECOMMENDATION OF BOARD OF
  DIRECTORS...................   THE BOARD OF DIRECTORS OF NEWRIDERS
                                 UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
                                 VOTE FOR THE APPROVAL OF THE REORGANIZATION AND
                                 APPROVAL AND ADOPTION OF THE MERGER AGREEMENT,
                                 FOR THE APPROVAL OF THE NEWRIDERS PLAN, FOR THE
                                 APPROVAL OF THE EASYRIDERS PLAN, FOR THE
                                 ELECTION OF DIRECTORS AS NOMINATED BY THE BOARD
                                 OF DIRECTORS, AND FOR THE RATIFICATION OF THE
                                 SELECTION OF DELOITTE & TOUCHE LLP AS
                                 INDEPENDENT AUDITORS FOR THE YEAR ENDING
                                 DECEMBER 31, 1998. Because of the personal interests of certain members of the Board of Directors in the Reorganization, the three non-interested members of the Board of Directors voted separately on, and unanimously approved, the Reorganization.


PERSONS ENTITLED TO VOTE;
RECORD DATE...................   Persons who were holders of Newriders Common
                                 Stock at the close of business on the Record
                                 Date, August 27, 1998 are entitled to notice of and to vote at the Annual Meeting. See "The
                                 Annual Meeting -- Who is Entitled to Vote;
                                 Record Date; Proxy Voting."



TIME AND PLACE OF ANNUAL
MEETING.......................   Newriders Stockholders will meet on September
                                 22, 1998, at the Radisson Hotel and Conference
                                 Center, 30100 Agoura Road, Agoura Hills,
                                 California at 10:00 a.m., local time, for the purpose of holding the Annual Meeting. See "The
                                 Annual Meeting."


REVOCABILITY OF PROXY
INSTRUCTIONS..................   Newriders Stockholders may designate and
                                 instruct proxies to vote on their behalf at the Annual Meeting. Delivered together with this Prospectus/Proxy Statement is a form of proxy which may be used to designate and instruct certain proxies to vote at the Annual Meeting, whether or not a Stockholder plans to attend the Annual Meeting in person. Any Stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting either by revoking it in writing sent to the Secretary of Newriders prior to the Annual
                                 Meeting, by duly executing and delivering a new and different proxy bearing a later date or by appearing at such Annual Meeting and, by addressing the chair of the Meeting, (a) orally revoking the proxy and (b) voting contrary to such proxy in person when the call for voting occurs at the Annual Meeting.

                                 The mere presence at the Annual Meeting of a person who has previously designated and instructed a proxy will not revoke such designation and instruction. See "The Annual Meeting -- Who is Entitled to Vote; Record Date; Proxy Voting."

QUORUM........................   The presence, either in person or by proxy, of
                                 the holders of more than fifty percent (50%) of the outstanding shares of Newriders Common
                                 Stock as of the Record Date entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. See "The Annual
                                 Meeting -- Quorum."

NEWRIDERS STOCKHOLDER VOTE
  REQUIRED....................   The affirmative vote of the holders of a
                                 majority of the outstanding shares of Newriders
                                 Common Stock as of the Record Date entitled to vote at the Annual Meeting is required to approve the Merger Agreement, and accordingly also the Reorganization.

                                 The affirmative vote of holders of a majority of the shares of Newriders Common Stock present and entitled to vote at the meeting is required to approve the Newriders Plan.

                                 The affirmative vote of holders of a majority of the shares of Newriders Common Stock present and entitled to vote at the meeting is required to approve the Easyriders Plan.


                                 The directors and executive officers of
                                 Newriders and certain persons affiliated with them, as a group, hold in the aggregate and are entitled to vote approximately 54.0% of the issued and outstanding shares of Newriders Common Stock, and they have indicated their intention to vote such shares in favor of all of the proposals to be brought before the stockholders of Newriders at the Annual Meeting. In addition, Mr. Teresi owns approximately 5.6% of the issued and outstanding shares of Newriders Common Stock, and has indicated his intention to vote in favor of all of the proposals to be brought before the stockholders of Newriders at the Meeting.


                                 The affirmative vote of the holders of a plurality of the outstanding shares of Newriders Common Stock as of the Record Date is required to elect the Newriders directors.

                                 See "The Annual Meeting -- Vote Required for
                                 Approval."


CLOSING DATE AND EFFECTIVE
TIME..........................   It is currently expected that the
                                 Reorganization will be consummated on or before September 30, 1998, unless another date is agreed to by the parties to the Reorganization
                                 (the "Closing Date"). The Merger will become effective upon filing of the Articles of Merger with the Nevada Secretary of State (the
                                 "Effective Time"). See "The
                                 Reorganization -- Effective Time of the
                                 Merger."



CONDITIONS TO THE PAISANO
  ACQUISITION.................   The obligations of Newriders and Easyriders to
                                 consummate the Paisano Acquisition are subject to the following conditions, unless waived by Newriders and Easyriders: (a) the business of each Paisano Company shall have been conducted in the ordinary course, and there shall have been no material adverse change to the business of any Paisano Company; (b) there shall have been no threatened or pending litigation against any Paisano Company which is material;
                                 (c) except for a distribution of certain excluded assets and the distribution of $7,000,000 to Joseph Teresi, there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind, by any Paisano Company since December 31, 1997; (d) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the Paisano Acquisition shall have been obtained; (e) consummation of the financing necessary to complete the Paisano
                                 Acquisition on terms acceptable to Newriders and Easyriders; (f) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to
                                 Newriders and Easyriders; (g) a
                                 proxy/registration statement on Form S-4 shall have been declared effective by the SEC; (h) the representations and warranties of Mr. Teresi and the Paisano Companies shall be true and correct in all material respects as of the date of the Paisano Agreement and shall be true and correct in all material respects as of the closing date of the Paisano Acquisition as if made on the closing date, and Mr. Teresi shall have delivered to Newriders and Easyriders a certificate dated as of the closing date, to such effect; (i) Joseph Teresi and the Paisano
                                 Companies shall have performed all obligations required to be performed by them under the Paisano Agreement at or prior to the closing of the Paisano Acquisition; (j) delivery by Mr.
                                 Teresi and the Paisano Companies of an opinion of Masters & Ribakoff and an opinion of Fulwider, Patton, Lee & Utecht, LLP; (k) Mr.
                                 Teresi shall have entered into the Teresi
                                 Employment Agreement; (l) the Acquisition
                                 Agreements shall have been entered into by all of the parties thereto; (m) the stockholders of Newriders shall have approved the transactions contemplated by the Acquisition Agreements at a duly constituted meeting; (n) the El Paso
                                 Acquisition shall have closed prior to or simultaneous with the closing of the Paisano
                                 Acquisition; (o) Michael T. Purcell, Leon
                                 Hatcher, Rick L. Pierce and C.W. Doyle shall have transferred to Newriders an aggregate of 6,156,480 shares of their Newriders Common
                                 Stock (of which 536,000 shares have already been transferred and cancelled, but which Newriders will be required to reissue if the Reorganization is not consummated); (p) stockholders of Newriders representing more than 3% of the outstanding shares of Newriders shall not have exercised their right to dissent in respect of the Reorganization; and (q) the Stockholders' Agreement shall have been entered into by Messrs. Teresi and Martin.


                                 The obligations of Joseph Teresi to consummate the Paisano Acquisition are subject to the following conditions, unless waived by Mr.
                                 Teresi: (a) except for (i) any issuance of capital stock upon conversion of convertible debentures or notes which have been or may be issued by Newriders (but not to exceed 850,000 shares of common stock), (ii) any issuance of stock upon exercise of stock options granted under Newriders' or Easyriders' stock option plans, (iii) the issuance of 2,000,000 shares of Easyriders Common Stock in connection with the El Paso Acquisition, (iv) the issuance of 1,000,000 shares of Newriders Common Stock to Mr. Teresi based upon prior contractual obligation, (v) the issuance of 200,000 shares of Easyriders Common Stock to William R. Nordstrom and (vi) the issuance of an aggregate of 4,036,797 shares of Easyriders Common Stock to John E. Martin in consideration of cash and notes, there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind by Newriders or Easyriders since December 31, 1997; (b) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the Paisano Acquisition shall have been obtained; (c) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Joseph Teresi; (d) the representations and warranties of Newriders and Easyriders set forth in the Paisano Agreement shall be true and correct in all material respects as of the date of the Paisano Agreement and shall be true and correct in all material respects as of the closing date as if made on the closing date, and Easyriders and Newriders shall have delivered to Mr. Teresi a certificate, dated as of the closing date, to such effect; (e) Newriders and Easyriders shall have performed all obligations required to be performed by them under the Paisano Agreement at or prior to the closing of the Paisano Acquisition; (f) delivery of an opinion of counsel to Newriders and Easyriders; (g) Michael T. Purcell, Leon Hatcher, Rick L. Pierce and C.W. Doyle shall have transferred to Newriders an aggregate of 6,156,480 shares of their Newriders Common Stock (of which 536,000 shares have already been transferred and cancelled, but which Newriders will be required to reissue if the Reorganization is not consummated); (h) approval by Joseph Teresi, which approval shall not be unreasonably withheld, of any person that is not an institutional investor recognized within the investment community that is providing any portion of the Financing; and
                                 (h) the Stockholders' Agreement shall have been entered into by Messrs. Teresi and Martin. See "The Reorganization -- Conditions to the Reorganization."


CONDITIONS TO THE EL PASO
ACQUISITION...................   The obligations of Newriders and Easyriders to
                                 consummate the El Paso Acquisition are subject to the following conditions, unless waived by Newriders and Easyriders: (a) the business of El Paso shall have been conducted in the ordinary course, and there shall have been no material adverse change to the business of El
                                 Paso or its prospects; (b) there shall have been no threatened or pending litigation against El Paso which is material; (c) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the El Paso Acquisition, including but not limited to certain consents of lessors or lenders, shall have been obtained; (d) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Newriders and Easyriders; (e) a proxy/registration statement on Form S-4 shall have been declared effective by the SEC; (f) the representations and warranties of the El
                                 Paso Owners and El Paso set forth in the El
                                 Paso Agreement shall be true and correct as of the date of the El Paso Agreement and shall be true and correct as of the closing date as if made on the closing date, and the El Paso
                                 Owners shall have delivered to Newriders and Easyriders a certificate dated as of the closing date, to such effect; (g) the El Paso
                                 Owners and El Paso shall have performed all obligations required to be performed by them under the El Paso Agreement at or prior to the closing; (h) delivery of an opinion of Dillingham Cross, P.L.C.; (i) the Merger
                                 Agreement shall have been entered into by all of the parties thereto; (j) the stockholders of Newriders shall have approved the transactions contemplated by the Acquisition Agreements at a duly constituted meeting; (k) consummation of the financing necessary to fund the cash portion of the Paisano Acquisition; (l) any indebtedness of the El Paso Owners or True and Elizabeth Knowles (former owners of El Paso equity interests), or any of their respective affiliates to El Paso shall have been paid, and any indebtedness of El Paso or any affiliate of El Paso to the El Paso Owners,
                                 True and Elizabeth Knowles, or any of their respective affiliates shall have been forgiven;
                                 (m) the Paisano Acquisition shall have closed prior to or simultaneous with the El Paso
                                 Closing; and (n) stockholders of Newriders representing more than 3% of the outstanding shares of Newriders shall not have exercised their right to dissent in respect of the Reorganization.

                                 The obligations of the El Paso Owners and El
                                 Paso to consummate the El Paso Acquisition are subject to the following conditions, unless waived by the El Paso Owners: (a) except for
                                 (i) any issuance of capital stock upon
                                 conversion of convertible debentures or notes which have been or may be issued by Newriders (but not to exceed 850,000 shares of Newriders Common Stock), (ii) any issuance of stock upon exercise of stock options granted under Newriders' or Easyriders' stock option plans,
                                 (iii) the issuance of 6,493,507 shares of Easyriders Common Stock in connection with the Paisano Acquisition, (iv) the issuance of 1,000,000 shares of Newriders Common Stock to Joseph Teresi based upon a prior contractual obligation, (v) the issuance of 200,000 shares of Easyriders Common Stock to William R. Nordstrom, and (vi) the issuance of an aggregate of 4,036,797 shares of Easyriders Common Stock to John E. Martin in consideration of cash and notes, there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind, by Newriders or Easyriders since December 31, 1997; (b) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the El Paso Acquisition shall have been obtained; (c) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to the El Paso Owners; (d) the representations and warranties of Newriders and Easyriders set forth in the El Paso Agreement shall be true and correct as of the date of the El Paso Agreement and shall be true and correct as of the closing date as if made on the closing date, and Easyriders and Newriders, shall have delivered to the El Paso Owners a certificate, dated as of the closing date, to such effect; (e) Newriders and Easyriders shall have performed all obligations required to be performed by them under the El Paso Agreement at or prior to the closing; (f) delivery of an opinion of counsel to Newriders and Easyriders;
                                 (g) the Merger Agreement shall have been entered into by all of the parties thereto; (h) the stockholders of Newriders shall have approved the Merger at a duly constituted meeting; (i) the Paisano Acquisition shall have closed prior to or simultaneous with the closing; and (j) Newriders and Mr. Prather shall have entered into an employment agreement. See "The
                                 Reorganization -- Conditions to the
                                 Reorganization."

CONDITIONS TO THE MERGER......   The Merger Agreement is conditioned upon the
                                 prior or simultaneous consummation of the Paisano Acquisition and the El Paso
                                 Acquisition. See "The
                                 Reorganization -- Conditions to the
                                 Reorganization."

AMENDMENT OF REORGANIZATION
  AGREEMENTS..................   The Reorganization Agreements may not be
                                 amended after approval of the Reorganization by the Stockholders except in nonmaterial ways by the parties. "Nonmaterial" amendments do not include changes to the share exchange ratio or tax consequences.

TERMINATION OF THE PAISANO
AGREEMENT.....................   The Paisano Agreement may be terminated at any
                                 time prior to the Effective Time by (i) either
                                 Newriders or Easyriders, on the one hand, or Mr. Teresi and the Paisano Companies, on the other hand, if a material breach of any provision of the Paisano Agreement has been committed by the other party and such breach has not been waived; (ii) by Newriders or Easyriders if any of the conditions to Newriders' and Easyriders' obligations under the Paisano Agreement has not been satisfied as of the closing date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Newriders or Easyriders to comply with its obligations under the Paisano Agreement) and Newriders or Easyriders has not waived such condition on or before the closing date; or by Mr. Teresi or the Paisano Companies if any of the conditions to Mr. Teresi's obligations under the Paisano
                                 Agreement has not been satisfied as of the closing date or satisfaction of such a condition is or becomes impossible (other than through the failure of Mr. Teresi or the Paisano Companies to comply with their obligations under the Paisano Agreement) and Mr. Teresi or the Paisano Companies have not waived such condition on or before the closing date; (iii) by mutual consent of Newriders or Easyriders, on the one hand, and Mr. Teresi and the Paisano Companies, on the other hand; or
                                 (iv) by either party if the closing has not occurred (other than through the failure of any party seeking to terminate the Paisano
                                 Agreement to comply fully with its obligations under the Paisano Agreement) on or before July
                                 8, 1998 or such later date as the parties may agree upon, except that Newriders and Easyriders may extend the closing until August
                                 15, 1998 if, as of July 8, 1998, they have provided to Mr. Teresi an expression of interest and term sheet of a lender offering a credit facility to fund the Paisano
                                 Acquisition.

                                 If the Paisano Agreement is terminated, all further obligations of the parties under the Paisano Agreement will terminate, with certain limited exceptions; provided however, that if the Paisano Agreement is terminated by a party because of the breach of the Paisano Agreement by the other party or because one or more of the conditions to the terminating party's obligations under the Paisano Agreement is not satisfied as a result of the other party's failure to comply with its obligations under the Paisano Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. See "The Reorganization -- Termination of the Reorganization Agreements."

TERMINATION OF THE EL PASO
AGREEMENT.....................   The El Paso Agreement may be terminated at any
                                 time prior to the Effective Time by (i) either
                                 Newriders or Easyriders, on the one hand, or the El Paso Owners and El Paso, on the other hand, if a material breach of any provision of the El Paso Agreement has been committed by the other party and such breach has not been waived; (ii) by Newriders or Easyriders if any of the conditions to Newriders' and Easyriders' obligations under the El Paso Agreement has not been satisfied as of the closing date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Newriders or Easyriders to comply with its obligations under the El Paso Agreement) and Newriders or
                                 Easyriders has not waived such condition on or before the closing date; or by the El Paso
                                 Owners or El Paso if any of the conditions to the El Paso Owners and El Paso's obligations under the El Paso Agreement has not been satisfied as of the closing date or satisfaction of such a condition is or becomes impossible (other than through the failure of the El Paso Owners or El Paso to comply with their obligations under the El Paso Agreement) and the El Paso Owners or El Paso have not waived such condition on or before the Closing
                                 Date; (iii) by mutual consent of Newriders or Easyriders, on the one hand, and by the El Paso
                                 Owners and El Paso, on the other hand, or (iv) by any party if the closing has not occurred
                                 (other than through the failure of any party seeking to terminate the El Paso Reorganization
                                 Agreement to comply fully with its obligations under the El Paso Agreement) on or before December 31, 1998 or such later date as the parties may agree upon in writing.

                                 If the El Paso Agreement is terminated, all further obligations of the parties under the El Paso Agreement will terminate, with certain limited exceptions; provided however, that if the El Paso Agreement is terminated by a party because of the breach of the El Paso Agreement by the other party or because one or more of the conditions to the terminating party's obligations under the El Paso Agreement is not satisfied as a result of the other party's failure to comply with its obligations under the El Paso Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. See "The Reorganization -- Termination of the Reorganization Agreements."

MANAGEMENT OF EASYRIDERS AFTER
  REORGANIZATION..............   Upon consummation of the Reorganization,
                                 management of Easyriders will be comprised of the following individuals

                                                Chairman of the Board:             John E. Martin
                                                President and CEO:                 William E. Prather
                                                Executive Vice President and CFO:  William R. Nordstrom
                                                Directors:                         John E. Martin
                                                                                   William E. Prather
                                                                                   Wayne L. Knyal
                                                                                   Daniel J. Gallery
                                                                                   Joseph Teresi
                                                                                   Ellen Meagher
                                                                                   Robert Davis
                                                                                   Joseph J. Jacobs

                                 See "The Reorganization -- Board of Directors and Management of Easyriders After the Reorganization."

STOCKHOLDERS' AGREEMENT.......   In connection with the Paisano Acquisition,
                                 John E. Martin, the Chairman of the Board of
                                 Newriders, and Joseph Teresi, the sole
                                 stockholder of the Paisano Companies, will enter into a Stockholders' Voting Agreement, in the form attached hereto as Addendum D (the
                                 "Stockholders' Agreement"). The Stockholders'
                                 Agreement will provide that Mr. Martin and Mr.
                                 Teresi shall each be entitled to designate four individuals to serve on the Board of Directors of Easyriders, and that they each agree to vote their shares for the persons designated by the other to so serve. One of the persons designated by Mr. Teresi is required to be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and Section
                                 162(m) of the Code. Upon consummation of the Reorganization, Mr. Martin and Mr. Teresi will respectively be the beneficial owners of, and be entitled to vote, approximately 5,132,947 and 6,993,507 shares of the Easyriders Common
                                 Stock, respectively, representing an aggregate of approximately 64% of the number of shares of Easyriders Common Stock issued and outstanding after the consummation of the Reorganization.
                                 Accordingly, Mr. Martin and Mr. Teresi will together control the election of all of the directors of Easyriders for the foreseeable future, and stockholders other than Mr. Martin and Mr. Teresi will not have any power to elect directors of Easyriders. See "The
                                 Reorganization -- Stockholders' Agreement."


INTERESTS OF CERTAIN PERSONS
IN VOTING MATTERS.............   As of the Record Date, the directors and
                                 executive officers of Newriders and certain persons affiliated with them (Messrs. Purcell and Pierce), as a group, beneficially held in the aggregate and are entitled to vote approximately 9,703,000 shares, or approximately 54.0% and Mr. Teresi held
                                 1,000,000 shares, or approximately 5.6% of the outstanding shares of Newriders Common Stock entitled to vote at the Annual Meeting, and all of them have indicated their intention to vote such shares FOR the Reorganization, FOR approval of the Newriders Plan, FOR approval of the Easyriders Plan, FOR the persons nominated as directors of Newriders and FOR ratification of the selection of Deloitte & Touche LLP as independent auditors of Newriders for the year ending December 31, 1998. The number of shares which will assure the approval of all matters submitted to stockholders at the Annual Meeting is 8,981,159.


                                 All of Newriders' directors and certain of its executive officers own shares of Newriders Common Stock and/or options to acquire shares of Newriders Common Stock, which will be converted and/or exchanged in the Merger on the same terms and conditions as apply to all other shares of Newriders Common Stock. Other than as described herein, none of these directors and executive officers have agreements for additional compensation or any other rights which become effective upon a change in control.

                                 John E. Martin and William E. Prather
                                 (directors of Newriders) and Marna Prather, the wife of Mr. Prather, will receive a total of 2,000,000 shares of Easyriders Common Stock in the El Paso Acquisition.

                                 Immediately upon consummation of the
                                 Reorganization, Mr. Martin will purchase an aggregate of 4,036,797 shares of Common Stock of Easyriders for a purchase price of $12,300,000 consisting of $5,000,000 in cash, and the Martin Notes. The Martin Notes will consist of a full recourse promissory note in the amount of $5,000,000 (the "Martin Mirror Note"), which will be pledged by Easyriders to secure the Contributor Mirror Note, and a full recourse promissory note in the amount of $2,300,000 (the "Other Martin Note"). The Martin Mirror Note has a term of five years and may be extended by Mr. Martin for an additional period of five years and bears interest at an annual rate between six and ten percent. The Other Martin Note has a term of five years and may be extended by Mr. Martin for an additional five years and bears interest at an annual rate between six and ten percent.


                                 Pursuant to the Easyriders Plan, if Easyriders, on a consolidated basis achieves the Annual EBITDA Targets, Mr. Martin will be eligible to receive annual cash bonuses equal to (1) the total amount of interest he is obligated to pay in cash to Easyriders under the Martin Notes multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Mr. Martin in the year the bonus is paid. Mr. Martin will also be eligible to receive a one-time bonus equal to (1) the amount of principal and accrued interest then remaining on the Martin Notes, multiplied by
                                 (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid, up to a maximum of $13,000,000, if and when Paisano Publications repays in full (a) all amounts due pursuant to the Senior Credit Agreement between Paisano Publications as borrower, Easyriders as guarantor, and the Senior Lender, and (b) the Contributor Notes, provided Easyriders has achieved certain predetermined levels of earnings during the prior year (generally, for 1999, positive EBITDA during 1998; and for each year thereafter, at least 80% of the Annual EBITDA Target for the prior year or for each of the second and third years preceding such year). Although Easyriders expects that bonuses paid to Mr. Martin under the Easyriders Plan will be tax deductible pursuant to Section 162(m) of the Code, no assurance can be given that such payments will actually be deductible by Easyriders. Bonus payments to Mr. Martin are not contingent upon deductibility. Upon consummation of the Reorganization, Mr. Nordstrom will receive, under the Easyriders Plan, 200,000 shares of Easyriders Common Stock. See "The Reorganization -- Interests of Certain Persons in the Reorganization" and "The Reorganization -- Initial Performance Awards to be Granted Under the Easyriders Plan."


RETURN/CANCELLATION OF STOCK
AND OPTIONS...................   In connection with the Reorganization, Leon
                                 Hatcher, Michael Purcell, C.W. Doyle and Rick
                                 Pierce have agreed to return to Newriders as treasury shares 1,334,850, 1,804,821,
                                 1,172,809, and 1,844,000 shares of Newriders
                                 Common Stock held by them,
                                 respectively, conditional upon consummation of the Reorganization. Of the 1,844,000 shares to be returned by Rick Pierce, Leon Hatcher has agreed that a total of 1,000,000 shares held of record by Rick Pierce, but beneficially owned by Leon Hatcher, may be included. A total of 536,000 shares previously owned of record by Rick Pierce, but beneficially owned by Leon
                                 Hatcher, have been returned to Newriders and cancelled, but would be required to be reissued if the Reorganization is not consummated.
                                 Additionally, John E. Martin, William E.
                                 Prather, William R. Nordstrom, Wayne L. Knyal, and Daniel J. Gallery have agreed to the cancellation of their options to purchase
                                 2,000,000, 750,000, 500,000, 20,000 and 20,000
                                 shares of Newriders Common Stock, respectively, conditional upon consummation of the
                                 Reorganization. These individuals will receive no consideration from Newriders for the return/cancellation of their stock and options.



FEDERAL INCOME TAX
CONSEQUENCES..................   Newriders and Easyriders will receive, at
                                 closing, an opinion from Deloitte & Touche LLP with respect to certain federal income tax consequences of the Merger. In summary, it is anticipated that, for federal income tax purposes, the Merger will constitute a nontaxable reorganization and that no gain or loss will be recognized by stockholders who exchange their Newriders Common Stock solely for Easyriders Common Stock. Gain or loss will be recognized by dissenting stockholders who receive solely cash for their shares of Newriders Common Stock. The opinions are based on certain assumptions and representations.
                                 Cash received in the exercise of Dissenter's
                                 Rights could be treated as a dividend (rather than sales proceeds) if the dissenting stockholder actually or constructively owns
                                 Newriders Common Stock following the Merger.
                                 See "Federal Income Tax Consequences."


EXCHANGE OF CERTIFICATES......   As promptly as practicable after the Effective
                                 Time, transmittal materials will be provided to each holder of record of Newriders Common Stock for use in exchanging such holder's stock certificates for stock certificates evidencing shares of Easyriders Common Stock to be issued to them in the Merger. Stockholders of Newriders are requested not to surrender their certificates of Newriders Common Stock until they receive such transmittal materials. See
                                 "The Reorganization -- Exchange of
                                 Certificates."

DISSENTERS' RIGHTS............   Newriders stockholders who dissent from the
                                 Merger have the right to demand payment for their shares and to receive cash, if the Merger is consummated, equal to the fair value of their shares as determined by the procedures set out in Sections 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes, as amended. Generally, to preserve dissenter's rights, a Newriders stockholder must (i) before the vote at the Annual Meeting, deliver a written notice of intent to demand payment for the shares owned by the stockholder, (ii) not vote in favor of the Merger, and (iii) upon receiving a dissenter's notice from Newriders or Easyriders following the Annual Meeting, file with Newriders a "payment demand" as provided in the dissenter's notice demanding payment in cash of the fair value of his Newriders Common Stock, and (iv) deposit the certificate(s) representing the stockholders'
                                 Newriders Common Stock as directed in the dissenter's notice. See "Rights of

                                 Dissenting Stockholders;" Addendum "E".
                                 Dissenting stockholders who receive cash for their shares of Newriders Common Stock will recognize gain or loss with respect to such shares, unless the payment is treated as a dividend, in which case the payment may be treated as ordinary income to the dissenting stockholder. See "Federal Income Tax Consequences."

MARKET PRICE COMPARISON.......   Shares of Newriders Common Stock are traded in
                                 the over-the-counter market and quoted on the NASD Bulletin Board. The following table shows the closing bid price of Newriders Common Stock on the NASD Bulletin Board on October 10, 1997, the last trading day prior to the public announcement of the execution of the Letter of Intent between Newriders, El Paso and the owners of El Paso, and on January 13, 1998, the last trading day prior to the public announcement of the execution of the Letter of Intent between Newriders, Mr. Teresi and the
                                 Paisano Companies.

                                                                                CLOSING BID PRICE PER SHARE
                                                           DATE                  OF NEWRIDERS COMMON STOCK
                                                           ----                 ---------------------------
                                             October 10, 1997.................            $  3.00
                                             January 13, 1998.................            $4.1875


                                 The market price per share of Newriders Common Stock was $1.281 per share on the Record Date.


                                 There is no recognized market for shares of Easyriders Common Stock or the common stock of any of the Paisano Companies or for any equity interests in El Paso.

NEWRIDERS PLAN................   The Newriders Plan permits Newriders to grant
                                 annual and long term awards to employees, directors, officers and consultants of
                                 Newriders to provide them with incentives to expend their maximum efforts in the creation of value for Newriders' stockholders. The
                                 Newriders Plan empowers Newriders to grant incentive and non-qualified stock options, stock appreciation rights, awards of restricted stock, bonus stock in lieu of other obligations of Newriders, or dividend equivalent awards, and participation in incentive award programs and other performance awards. A total of 5,000,000 shares of Newriders Common Stock
                                 (subject to certain adjustments) are subject to the Newriders Plan. The Newriders Plan is administered by a committee appointed by the Newriders Board of Directors and consisting of at least two directors who must be outside directors for purposes of Section 162(m) of the Code and "non-employee directors" as that term is used in Rule 16b-3 under the Exchange Act.
                                 See "Newriders Plan (Proposal 2)." Upon
                                 consummation of the Reorganization, the
                                 Newriders Plan will terminate and all awards granted thereunder will be exchanged for awards under the Easyriders Plan. Consummation of the Reorganization may trigger a change in control under the Newriders Plan, causing all options granted thereunder to become immediately exercisable and giving each holder of an option the right to redeem such option for a cash payment equal to the difference between the market price of Newriders Common Stock on the date the Reorganization is consummated and the exercise price of such option. Newriders management is attempting to obtain agreements from all such option holders to waive any such rights upon consummation of the Reorganization.

EASYRIDERS PLAN...............   The Easyriders Plan permits Easyriders to grant
                                 annual and long term awards to employees, directors, officers and consultants of
                                 Easyriders to provide them with incentives to expend their maximum efforts in the creation of value for Easyriders' stockholders. The
                                 Easyriders Plan empowers Easyriders to grant incentive and non-qualified stock options, stock appreciation rights, awards of restricted stock, bonus stock in lieu of other obligations of Easyriders, or dividend equivalent awards, and participation in incentive award programs and other performance awards. A total of 2,800,000 shares of Easyriders Common Stock
                                 (subject to certain adjustments) are subject to the Easyriders Plan. The Easyriders Plan will be administered by a committee appointed by the Easyriders Board of Directors and consisting of at least two directors who must be outside directors for purposes of Section 162(m) of the Code and "non-employee directors" as that term is used in Rule 16b-3 under the Exchange Act.
                                 See "Easyriders Plan (Proposal 3)." For a description of certain awards to be granted pursuant to Easyriders Plan, see "The
                                 Reorganization -- Initial Performance Awards to be Granted Under the Easyriders Plan."

ELECTION OF BOARD OF
DIRECTORS.....................   If the Reorganization is approved by the
                                 Newriders stockholders, the persons specified under "The Reorganization -- Directors and
                                 Management After the Reorganization" as the prospective members of the Easyriders Board of Directors will be elected as such by Newriders, in its capacity as the sole stockholder of Easyriders, and will continue to serve as such after the Reorganization until their successors are duly elected and qualified, or until their earlier resignation or removal. A vote in favor of approval of the Reorganization is effectively also a vote in favor of the election of such persons as directors of Easyriders. If the Reorganization is not consummated, those persons elected as directors of Newriders at the Annual Meeting will continue to serve as such until their successors are duly elected and qualified, or until their earlier resignation or removal. See
                                 "Election of Newriders Directors (Proposal 4)."

RATIFICATION OF AUDITORS......   The Newriders Board of Directors has appointed
                                 Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of Newriders for the fiscal year ending December
                                 31, 1998, in the event the Reorganization is not consummated, and seeks ratification of such appointment. See "Ratification of Appointment of Independent Auditors (Proposal 5)."

                                  RISK FACTORS

     In addition to the other information in this Prospectus/Proxy Statement, stockholders of Newriders should consider carefully the following factors in evaluating the Reorganization.

     Statements in this Prospectus/Proxy Statement which are not historical facts are forward-looking statements made on a good faith basis. Examples of forward-looking statements include, without limitation, statements by Newriders, Easyriders, the Paisano Companies and El Paso regarding financial projections, expectations for demand and sales of new and existing products, market opportunities, business strategies, business opportunities, objectives of management for future operations and market segment growth. All forward-looking statements involve risks and uncertainties. Actual results may differ materially from forward-looking statements for reasons including, but not limited to, changes in the patterns of restaurant or publishing industry growth, the markets for or customer interest in the products and services of Newriders, the Paisano Companies or El Paso, product, services and market competition, or delays or problems in the development and commercialization of products or services.

GENERAL RISK FACTORS RELATED TO EASYRIDERS AFTER THE REORGANIZATION

  Dependence on Management

     The success of Easyriders will depend, to a great extent, upon the continued service of John E. Martin, Newriders' Chairman, and William E. Prather, Newriders' President and Chief Executive Officer. Newriders entered into a three year employment agreement with Mr. Martin in 1997 and upon consummation of the Reorganization, intends to acquire approximately $1,000,000 key person insurance on his life payable to Easyriders. Newriders has entered into a five year employment agreement with Mr. Prather and, upon consummation of the Reorganization, intends to acquire approximately $1,000,000 key person insurance on his life payable to Easyriders. The loss of Mr. Martin's or Mr. Prather's services or the services of other members of senior management could have a material adverse effect on Easyriders' results of operations and financial condition. As Easyriders expands its operations, the success of its business will depend increasingly upon Easyriders' ability to attract and retain skilled management personnel. There can be no assurance that Easyriders will be able to attract and retain sufficient personnel, and the inability to do so would have a material adverse effect on Easyriders' results of operations and financial condition.

     The success of Easyriders will also depend, to a great extent, on the services of Joseph Teresi and the senior management team of the Paisano Companies. In connection with the Paisano Acquisition, Paisano Publications will enter into an employment agreement with Joseph Teresi. The employment agreement with Mr. Teresi provides that Mr. Teresi will serve as Chairman and Publisher of Paisano Publications for at least five years or the date that the Contributor Notes are repaid, whichever comes first. The employment agreement restricts Mr. Teresi's ability to compete with Easyriders during such employment period and for five years thereafter. The Company intends to enter into employment agreements with Robert Davis, Rick Busman, Brian Wood and Keith Ball under which they will serve as senior executives of the Paisano Companies, although the terms of such employment agreements have not yet been finalized. All of these individuals have significant experience in the magazine publishing and/or motorcycle industry. Although Easyriders believes it could replace such key employees in an orderly fashion should the need arise, the loss of any such key personnel could have a material adverse effect on the Paisano Companies' and Easyriders' results of operations and financial condition. Under the Senior Credit Agreement, Paisano Publications is required to carry $2,000,000 of life insurance on the life of Mr. Teresi, of which the Senior Lender is the beneficiary and assignee. Otherwise, Easyriders will not maintain key person insurance for any of the officers and employees of the Paisano Companies.

  Future Capital Needs; Newriders Going Concern Opinion

     Easyriders believes that cash from operations will be sufficient upon consummation of the Reorganization to fund the working capital needs and anticipated expansion of its combined businesses for the next 12 months. In order to complete its anticipated expansion through 1999, Easyriders may be required to incur short-term or long-term indebtedness or issue, in public or private transactions, equity or debt securities. Due to the nudity in, and adult content of, certain magazines published by Paisano Publications, it may be more difficult for Easyriders to acquire such financing since certain lenders and/or investors may be unwilling to lend and/or invest in the Paisano Companies. If such financing is obtainable, it may be more expensive or on terms less desirable to Easyriders due to the nudity and adult content of certain magazines published by Paisano Publications. There can be no assurance that such debt or equity financing will be available on terms acceptable to Easyriders, if at all. See "Paisano Companies' Management's Discussion and Analysis of Results of Operations and Financial Condition as of December 31, 1997 and June 30, 1998 -- Liquidity and Capital Resources", "Newriders' Management's Discussion and Analysis of Results of Operations and Financial Condition as of December 31, 1997 and June 30,
1998 -- Liquidity and Capital Resources", and "El Paso's Management's Discussion and Analysis of Results of Operations and Financial Condition as of December 30, 1997 and June 30, 1998 -- Liquidity and Capital Resources."


     The cash investment required to open new restaurant, apparel and accessory locations, is expected to vary greatly from location to location with many factors, including local building costs, the extent of landlord participation, and facility size and seating capacity. Real estate costs will vary depending upon whether Easyriders or one of its subsidiaries purchases or leases properties and depending upon market conditions and location of the properties. Presently Newriders and El Paso own no real estate. There can be no assurance that the actual cost of opening Newriders' anticipated Units or future El Paso restaurant locations will not be significantly greater than anticipated by Easyriders generally or for any particular location. Easyriders may choose to finance expansion of its proposed restaurant and motorcycle apparel and accessories businesses through positive cash flow generated by the Paisano Companies, landlord participation, debt or equity financing, or any combination of the foregoing.


     Newriders' independent accountant, Deloitte & Touche LLP, has issued an opinion in connection with its audit of the financial statements for the fiscal year ended December 31, 1997, indicating that substantial doubt exists as to Newriders' ability to continue as a going concern. Newriders has incurred losses from its inception through June 30, 1998, and by that time had an accumulated deficit of $11,046,190. Assuming that the Reorganization is consummated, Easyriders believes it will have adequate cash resources to sustain operations for the foreseeable future, and Easyriders believes that it will be able to generate capital internally to support its operations. See "Newriders' Management's Discussion and Analysis of Results of Operations and Financial Condition as of December 31, 1997 and June 30, 1998 -- Liquidity and Capital Resources."



     During 1996 and 1997 Newriders and El Paso had negative cash flow from operations. Newriders has historically funded its working capital needs through private placements of its debt and equity securities. Prior to consummation of the Reorganization, Newriders may be required to seek additional financing to meet its working capital requirements. The Paisano Companies have generally had a positive cash flow in recent operating periods. Easyriders estimates that its capital expenditures during the last six months of Fiscal 1998 will aggregate approximately $1,000,000 and will be used to remodel and reopen the Fresno location.


     Paisano Publications will be subject to certain restrictions in the Senior Credit Agreement that will severely restrict or limit its ability to transfer funds to its parent company, Easyriders, or to its other affiliates following consummation of the Reorganization. Although Easyriders' management believes that a limited amount of funds from Paisano Publishing may be available to assist other subsidiary companies in sustaining their operations following the consummation of the Reorganization, Easyriders may have to seek additional capital through sales of its equity or debt securities in order to generate funds for anticipated expansion. Easyriders can offer no assurance that such funds will be available to it on terms acceptable to Easyriders, if at all.

  Management of Growth

     Future growth of Easyriders will depend in part upon increases in magazine sales, attracting additional advertising and expansion of the business segments into new geographic areas through the opening of restaurants and/or motorcycle accessory and apparel stores at new locations and the sale of additional franchises. There can be no assurance that such expansion will be successful. Expansion plans could place a significant strain on management, working capital and financial and management control systems. Results of operations will be adversely affected if revenues do not increase sufficiently to compensate for the increase in operating expenses resulting from any expansion and there can be no assurance that any expansion will be profitable or that it will not adversely affect Easyriders' results of operations and financial condition. In addition, the success of any expansion plans will depend in part upon the ability to continue to improve and expand financial and management control systems, to attract, retain and motivate key employees, and to finance expansion through operations from the combined entities or through other sources. There can be no assurance that Easyriders will be successful in these regards.

     The ability to expand the publishing and franchising businesses, and open and operate new restaurants or apparel and accessory shops on a timely and profitable basis is subject to various contingencies, some of which will be beyond Easyriders' control. These contingencies include, among others, the ability to secure suitable sites on a timely basis and on satisfactory terms, to obtain required governmental permits and approvals, to complete construction on a cost-effective and timely basis, to hire, train and retain skilled management and other personnel, to obtain adequate financing or other capital resources and to successfully integrate new restaurants and shops into Easyriders' existing operations. There can be no assurance that planned expansion can be achieved or that expansion will be profitable. Profitability may be adversely affected by costs associated with developing a significant number of new restaurants and shops over a relatively short period of time. New restaurants and shops typically incur above-average operating costs during the first several months of operation, which have a negative effect on the profitability of such restaurants and shops during such period. In addition, Easyriders will open new restaurants and shops in geographic markets where it has no previous operating experience. Failure of Easyriders to achieve its planned expansion on a profitable basis could have a material adverse effect on Easyriders' results of operations and financial condition.

  Restrictions Imposed under Financing


     The Reorganization is contingent on the financing pursuant to the Senior Credit Agreement being obtained by Newriders and/or Paisano Publications. A commitment from a large financial institution was recently received by Newriders and Paisano Publications to provide the Senior Credit Agreement. It is anticipated that the terms and conditions of the Senior Credit Agreement will impose significant operating and financial restrictions on Easyriders' and its subsidiaries' ability to, among other things, incur additional indebtedness or guarantees, create liens, sell assets, make investments, engage in mergers or consolidations or fundamental changes, pay dividends or transfer funds to affiliated companies and engage in certain other transactions with affiliates. The Senior Credit Agreement will likely limit the amount which Easyriders may spend on capital expenditures and require Easyriders to comply with certain financial covenants. These requirements may limit the ability of Easyriders to meet other obligations. The Senior Credit Agreement will also contain events of default for failure to pay loans and other obligations (including a cross-default to other debt), breach of representations and warranties or failure to comply with covenants, certain insolvency events, changes of control, material judgments and other matters. The ability of Easyriders to comply with the covenants in the Senior Credit Agreement may be affected by events beyond the control of Easyriders. Failure to comply with any of these covenants could result in a default under the Senior Credit Agreement, and such default could result in acceleration of payments due thereunder and the exercise of remedies by the lender against Easyriders and its subsidiaries and the collateral, including the stock of the Paisano Companies. Any such acceleration or exercise of remedies may make it difficult for Easyriders and its affiliates to obtain other financing. It is expected that the obligations of Paisano Publications under the Senior Credit Agreement will be secured by a first priority security interest in substantially all tangible and intangible assets (owned or hereafter acquired) of Easyriders and the Paisano Companies. Easyriders will be required to guarantee the obligations of Paisano Publishing under the Senior Credit Agreement, and Easyriders' guarantee will be secured by all of its assets, including 100% of the outstanding shares or equity interests of the Paisano Companies, Newriders and El Paso. See "Newriders Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1997 and June 30, 1998 -- Liquidity and Capital Resources" and "The Reorganization -- Terms of the Senior Credit Agreement."

  Integration of Business Operations

     Easyriders, Newriders, the Paisano Companies and El Paso have entered into the Reorganization with the expectation that the Reorganization will result in beneficial synergies for the combined companies. If the Reorganization is consummated, Easyriders will face a significant challenge to integrate and manage its overall business effectively. There can be no assurance that Easyriders will be able to integrate successfully the administrative, management and service operations of Newriders, the Paisano Companies and El Paso, that such integration will occur in a timely and efficient manner, if at all, or that the uncertainty associated with such integration will not result in the loss of customers or key employees. The successful combination of the various companies will require, among other things, the timely integration of such companies' respective product and service offerings and coordination of their respective sales, marketing, development, finance and administrative activities. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The failure to achieve such integration in a timely, effective or efficient manner could have a material adverse effect on the business, operating results and financial condition of Easyriders. There can be no assurance that Easyriders will not incur additional charges in subsequent quarters to reflect costs associated with the Reorganization or that management will be successful in its efforts to integrate the operations of the entities involved. See "Operations After The Reorganization."

  Effect of Initial Performance Awards on Liquidity

     Following consummation of the Reorganization, Mr. Martin and Mr. Nordstrom will be granted certain initial performance awards under the Easyriders Plan. The bonuses that Mr. Martin may receive under the initial performance award that will be granted to him, if paid, will have a significant negative impact on the cash resources and liquidity of Easyriders. See "The Reorganization -- Initial Performance Awards to be Granted Under the Easyriders Plan."

  Newriders and El Paso Limited Operating Histories; Operating Losses


     Newriders commenced its operations through its subsidiary, Newriders Limited, in July 1995. Accordingly, Newriders has a limited operating history. Stockholders have only a brief operating record to review in evaluating the performance of Newriders. Newriders had net losses of $1,036,240 and $4,776,874 for its fiscal years ended December 31, 1996 and 1997, respectively. For the first six months of fiscal year 1998, Newriders had a net loss of $5,197,174 and an accumulated deficit of $11,046,190. There is no assurance that Newriders will be profitable in fiscal 1998 or thereafter.



     El Paso was organized on September 13, 1994, and the first two conversions of existing restaurants into El Paso owned barbecue restaurants in Tulsa, Oklahoma and Glendale, Arizona were completed in May 1991 and May 1992, respectively. El Paso incurred a loss of $36,000 in fiscal 1997. El Paso had net income of $45,000 and $324,550 in Fiscal 1996 and the six months ended June 30, 1998, respectively. There can be no assurance that El Paso's operations will be profitable in the future.


  Concentration of Stock Ownership


     Immediately following consummation of the Reorganization and certain related transactions, including the return to Newriders of certain shares of Newriders Common Stock by Newriders affiliates, Mr. Martin's purchase of an additional 4,036,797 shares of Easyriders Common Stock, the issuance of 200,000 shares of Easyriders Common Stock to Mr. Nordstrom, and assuming none of the Newriders stockholders exercise and perfect dissenters' rights, the directors and executive officers of Easyriders and their affiliates as a group will beneficially own approximately 71% of the shares of Easyriders Common Stock then issued and outstanding (not including additional shares issuable upon the exercise of warrants and options or shares of Easyriders Common Stock issuable to Mr. Nordstrom pursuant to the Easyriders Plan). In addition, after consummation of the Reorganization, assuming none of the Newriders stockholders exercise and perfect dissenters' rights, John E. Martin and Joseph Teresi will beneficially own, and be entitled to vote, approximately 5,132,947 and 6,993,507 shares of Easyriders Common Stock, respectively, representing an aggregate of approximately 64% of the number of shares of Easyriders Common Stock issued and outstanding upon consummation of the

Reorganization. In connection with the Reorganization, Messrs. Martin and Teresi, will enter into a Stockholders' Agreement that will provide that Mr. Martin and Mr. Teresi shall each be entitled to designate four individuals to serve on the Board of Directors of Easyriders, and that Mr. Martin and Mr. Teresi shall each vote their shares for the persons designated by the other to so serve. As a result of their stock ownership, Messrs. Martin and Teresi will be able to elect all 8 persons to the board of directors and exert significant influence over all matters requiring Board of Directors or stockholder approval, including the approval of significant corporate transactions. Messrs. Martin and Teresi will together control the election of all of the directors of Easyriders for the foreseeable future, and stockholders other than Mr. Martin and Mr. Teresi will not have any power to elect directors of Easyriders. This concentration of ownership in such persons could also have the effect of making it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, control of Easyriders, and, therefore, may limit the price that certain investors might be willing to pay in the future for shares of Easyriders Common Stock. See "Security Ownership of Certain Beneficial Owners and Management," and "The Reorganization -- Stockholders' Agreement."

  Dependence on Continued Popularity of American-Made Motorcycles

     Easyriders' business as a whole after the Reorganization will be related to the popularity of Harley-Davidson and other American-made motorcycles. There are over 600,000 Harley-Davidson motorcycles currently registered in the United States. Newriders believes, based upon Harley-Davidson's current production plans, that the number of Harley-Davidson motorcycles registered in the United States will increase to approximately 900,000 by 1999. There can be no assurance that the current popularity of Harley-Davidson and other American-made motorcycles will continue or that the expected production rate of new Harley-Davidson motorcycles will actually occur.


  Benefits to Insiders



     Consummation of the Reorganization will result in certain benefits being received by certain insiders and affiliates. In addition to the consideration Mr. Teresi will receive for the sale of the Paisano Companies, Mr. Teresi will enter into an employment agreement with Newriders at an annual salary of $150,000, and a consulting agreement at $5,000 per month for the first three months following consummation of the Reorganization, which will increase by $2,500 per month thereafter, provided, however, that monthly payments under the agreement will not exceed $25,000. Mr. Teresi will recommend to the Easyriders Compensation Committee that certain Paisano Company employees and consultants be granted options to purchase up to an aggregate of 300,000 shares of Easyriders Common Stock exercisable at $5.00 per share. Mr. Teresi could, subject to Easyriders Compensation Committee approval, be granted an option covering a portion of these shares. Mr. Teresi will terminate existing leases on buildings and real estate located in Agoura Hills, California, and execute new leases with Easyriders. In addition to the 1,000,000 shares of Easyriders Common Stock Mr. Martin will receive for the transfer of his interest in El Paso, Mr. Martin will purchase 4,036,797 additional shares of Easyriders Common Stock for $5 million in cash and notes aggregating $7.3 million, and he will become eligible to receive under a bonus plan annual cash bonuses of up to the amount of interest he is obligated to pay to Easyriders with respect to the Martin Notes and a one-time bonus of up to $13,000,000 if certain conditions are met upon and following consummation of the Reorganization. In connection with the El Paso Acquisition, Mr. Prather will receive 1,000,000 shares of Easyriders Common Stock for the transfer of his interest in El Paso, and Mr. Prather will enter into a five-year employment agreement with Newriders at $200,000 per year. Upon consummation of the Reorganization, Mr. Nordstrom will receive 200,000 shares of Easyriders Common Stock as consideration for certain services provided by Mr. Nordstrom in connection with the Reorganization. For a more detailed discussion of these benefits and others to be received by insiders and affiliates in connection with the Reorganization, see "The Reorganization" and "Executive Compensation -- Newriders."



  Lack of Independent Financial Appraisal



     The Board of Directors of Newriders elected not to seek and obtain an independent financial appraisal or fairness opinion concerning the relative values of the companies involved in the Reorganization and the fairness of the terms and conditions of the Reorganization to Newriders' stockholders. As a result, the stockholders of Newriders do not have the assurance associated with an independent financial analyst's opinion that fair prices are being paid for the acquisitions and that benefits to insiders are appropriate or comparable to others in similar situations. Management of Newriders weighed the benefits of an independent financial appraisal and/or fairness opinion, against its anticipated expense, and decided not to seek to obtain one.



  Premium Paid for Goodwill



     Under the terms of the acquisition agreements, Easyriders has agreed to pay to Mr. Teresi as the owner of the Paisano Companies, and to Mr. Martin and Mr. and Mrs. Prather as the owners of El Paso, consideration which substantially exceeds the net tangible book value of the assets of the Paisano Companies and El Paso. Newriders' management believes much of the premium being paid to the owners of the Paisano Companies and El Paso for these acquisitions is associated with the goodwill of these businesses. The acquisitions of the Paisano Companies and El Paso will be accounted for as a purchase and as a result, will give rise to significant goodwill. On a pro forma basis, had the acquisitions been completed as of June 30, 1998, goodwill of approximately $59.1 million would be recorded on Easyriders' consolidated balance sheet. On a percentage basis, goodwill would represent approximately 72% of Easyriders pro forma consolidated total assets as of June 30, 1998. Additionally, amortization of goodwill will result in an annual charge, currently estimated to be approximately $2 million per year, to the Easyriders consolidated statement of operations.


  Litigation Risks

     Each of Newriders, El Paso and the Paisano Companies is subject to litigation incidental to the conduct of its respective business in the ordinary course of operations.

     Newriders was recently named as a third party defendant in a lawsuit in which the plaintiff alleged that Newriders sold a defective helmet which resulted in the death of the user. A total of $2.5 million in damages is being sought. Newriders has been advised by its insurance carrier that the insurance company is handling the defense, and Newriders believes its insurance coverage is adequate. See "Legal Matters."


     Newriders has been served with a summons and complaint in a lawsuit brought by Palisades Capital, Inc. and Palisades Holdings, Inc. (collectively "Palisades") for payment of a promissory note in the amount of $100,000, plus interest, together with damages arising out of among other things, Newriders' alleged breach of commitments to enter into certain financial relationships with Palisades and other parties. Newriders proposes to vigorously defend this action and file a counterclaim seeking damages in excess of the amount due under the promissory note. See "Legal Matters."


     Easyriders Franchising has been served with a demand in two arbitration proceedings brought by two franchisees alleging fraud and breach of contract. No specific amount of damages has been demanded. While Easyriders Franchising vigorously denies the allegations in these arbitration proceedings, no assurance can be given that Easyriders Franchising will ultimately prevail on the merits. Easyriders Franchising has also received a claim letter from another franchisee. No formal action has yet been taken. See "Legal Matters."

     El Paso is a defendant in one litigation proceeding involving a slip and fall personal injury claim. El Paso's insurance carrier is defending the action and El Paso believes its insurance is adequate. See "Legal Matters."

  Distributions on Common Stock Unlikely -- Effect of Debt Financing

     Newriders has not paid any cash dividends on Newriders Common Stock since its organization, and it is not anticipated that any cash dividends will be paid in the foreseeable future. Easyriders intends to retain earnings to support its growth strategy and reduce indebtedness and does not anticipate paying dividends in the foreseeable future. It is anticipated that payments to service the debt to be incurred to finance the Reorganization will significantly and adversely impact the availability of cash to pay dividends for the foreseeable future. As a holding company, Easyriders' ability to pay dividends in the future is dependent upon the receipt of dividends or other payments from its principal operating subsidiaries. The payment of dividends by such subsidiaries to Easyriders for the purpose of paying dividends to holders of Common Stock will likely be prohibited or severely restricted by the Senior Credit Agreement. Furthermore, the Senior Credit Agreement will likely prohibit Easyriders from paying any dividends to holders of Easyriders Common Stock. See "Description of Newriders Securities -- Historical Prices and Dividends of Newriders Common Stock," "Description of Easyriders Securities" and The Reorganization -- Terms of the Senior Credit Agreement."

  Volatility of Stock Prices

     Newriders Common Stock has experienced, and Easyriders Common Stock is expected to experience, substantial price volatility in response to actual or anticipated quarterly variations in results of operations, announcements of material developments by Easyriders, its subsidiaries or its competitors, developments related to new sites, developments in relationships with customers, suppliers or any future strategic partners of Easyriders, and other events or factors. In addition, any shortfall or changes in revenue, gross margins, earnings or other financial results from analysts' expectations could cause the price of Easyriders Common Stock to fluctuate significantly. In recent years, the stock market in general has experienced extreme price and volume fluctuations, which have particularly affected the market price of many companies and which have often been unrelated to the operating performance of those companies. These broad market fluctuations may adversely affect the market price of Easyriders Common Stock. Newriders Common Stock has a limited trading history. See "Description of Newriders Securities -- Historical Prices and Dividends of Newriders Common Stock." Easyriders has no history of a public trading market for its Common Stock. There can be no assurance as to the market value, if any, of Easyriders Common Stock on the Closing Date.

  Potential Dilutive Effect on Earnings


     Easyriders believes that beneficial synergies will result from the Reorganization; however, there can be no assurance that the combination of the respective businesses of Newriders, the Paisano Companies and El Paso, even if achieved in an efficient, effective and timely manner, will result in combined operating results and financial condition superior to what would have been achieved by each company independently. The Reorganization, on a pro-forma basis, would have been dilutive to Newriders' results of operations in fiscal 1997 and the six months ended June 30, 1998. The degree of future dilution, if any, will depend on revenue and expenses of Newriders, the Paisano Companies and El Paso subsequent to closing.


  Substantial Expenses Resulting from the Reorganization


     Easyriders (including its future subsidiaries) expects to incur costs and expenses of approximately $3,500,000 in connection with the Reorganization which will be capitalized as goodwill. Additionally, costs will be incurred subsequent to the Reorganization associated with combining certain aspects of Easyriders' operations. These costs will negatively impact operating results for the fiscal quarters subsequent to the consummation of the Reorganization. Although Easyriders does not believe that the costs will exceed this estimate, there can be no assurance that this estimate is correct or that unanticipated contingencies will not occur that will substantially increase the costs of combining the operations of the companies or will result in a material adverse effect on the operating results of the companies in future periods.


  Limited Scope of Tax Opinions

     Deloitte and Touche LLP will deliver to Newriders an opinion as of the date of closing with respect to certain of the expected federal income tax consequences of the Reorganization. The tax opinions are limited to the matters set forth therein and do not address any other issues, including, but not limited to, any state, local, foreign, consolidated return, employee benefit, and Code Section 382 issues related to the limitations on the utilization of net operating loss carryforwards, or alternative minimum tax consequences to the parties to the Transactions. The tax opinions assume that Newriders Common Stock, the El Paso Interests or the Paisano Companies' Common Stock, as the case may be, will be held as capital assets by the holders thereof immediately prior to the respective effective times of the Reorganization and do not address the tax consequences that may be relevant to a particular Stockholder subject to special treatment under certain federal income tax laws. Holders of Newriders Common Stock are advised to consult their own tax advisers as to the specific tax consequences of the Reorganization to them, including the application and effect of state, local and foreign income and other tax laws. See "Certain Federal Income Tax Consequences."

  Penny Stock Rules


     Newriders' Common Stock, as of the date of this Prospectus/Proxy Statement, is within the definitional scope of a penny stock. As a result, the regulations on penny stocks could limit the ability of broker/dealers to sell Newriders' securities and thus the ability of purchasers of Newriders' securities to sell their securities in the secondary market. In the event the Reorganization is consummated, these rules will also apply to shares of Easyriders Common Stock unless and until the shares of Easyriders Common Stock no longer fall within the definitional scope of penny stock or until an exemption therefrom is obtained, such as a NASDAQ SmallCap listing or an American Stock Exchange listing.


     Presently, Newriders Common Stock is subject to Rules 15g-1 through 15g-6, inclusive, promulgated under the Exchange Act that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, a person with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rules may affect the ability of broker-dealers to sell Easyriders' securities and may affect the ability of investors to sell their securities in the secondary market.


     The Securities and Exchange Commission has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a so-called penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ-listed and American Stock Exchange-listed securities are covered by the definition of penny stock, transactions in such securities are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, or
(iii) transactions that are not recommended by the broker-dealer.


  Outstanding Options and Warrants

     As of the date of this Prospectus/Proxy Statement, Newriders has granted options to purchase approximately 3,972,000 shares of Newriders Common Stock at a price of $2.50 to $3.00 per share and warrants to purchase 771,291 shares of Newriders Common Stock at prices ranging from $1.50 to $4.05 per share. This includes options to purchase 3,290,000 shares of Newriders Common Stock that will be relinquished upon consummation of the Reorganization. The remaining Newriders options and warrants will be exchanged for Easyriders options and warrants exercisable to purchase Easyriders Common Stock on the basis of one share of Easyriders' Common Stock for each two shares of Newriders Common Stock subject to such options and warrants at an exercise price per share equal to two times the exercise price provided for in the stock option and warrant agreements evidencing such options and warrants. In connection with obtaining the Senior Credit Agreement, Easyriders will grant a warrant to the Senior Lender which may be exercised to purchase up to approximately 1.5% of the shares of Easyriders Common Stock to be outstanding as of the date on which the Senior Credit Agreement is established. Under the terms of the options and warrants, the holders are given the opportunity to profit from a rise in the market price of the Common Stock, and their exercise may dilute the book value per share of the Easyriders Common Stock. The existence of the options may adversely affect the terms on which Easyriders may obtain additional equity financing since the holders are likely to exercise their options at a time when Easyriders would otherwise be able to obtain needed capital on terms more favorable to Easyriders than could be obtained through the exercise of such options. See "Description of Newriders Securities."

RISK FACTORS RELATED PRIMARILY TO THE PUBLISHING BUSINESS

  General


     The Paisano Companies are engaged in a specialty magazine publishing business serving the motorcycle and tattoo markets, the sale of motorcycle accessories and apparel at wholesale and through catalogue sales, the operation of stores specializing in sales of motorcycle accessories and motorcycle oriented apparel, sponsorship of motorcycle and tattoo events and the business of franchising stores specializing in sales of motorcycle accessories and motorcycle oriented apparel, and has franchised the use of the name "Easyriders" to Newriders for motorcycle themed restaurants. Such activities expose the Paisano Companies, and, after consummation of the Reorganization, will expose Easyriders to risks particular to the publishing business, a franchising operation, and a motorcycle accessories and motorcycle oriented apparel sales business. See "Risk Factors -- Risk Factors Related to Motorcycle Accessories and Apparel Business -- Competition -- Motorcycle Accessories and Apparel Business."


  Risks Associated with Fluctuations in Paper Costs and Postal Rates


     The principal raw material used in the publishing operations of the Paisano Companies is paper. Paper costs represented approximately 25%, 21%, 14% and 15% of Paisano Publication's production, selling and other direct costs for the fiscal years ended December 31, 1995, 1996 and 1997, and for the six months ended June 30, 1998, respectively. Certain commodity grades of paper have shown considerable price volatility over the last decade. There can be no assurance that future fluctuations in paper prices will not have a material adverse effect on Paisano's results of operations or financial condition.



     The profitability of Paisano Publication's magazine publishing operations is also affected by the cost of postage and could be materially adversely affected if there is an increase in postal rates. Future fluctuations in postal rates could have a material adverse effect on Paisano Publications' results of operations or financial condition. No assurance can be given that Paisano Publications can recoup paper or postal cost increases by passing them through to its advertisers and readers. In addition, future fluctuations in paper prices or postal rates could have an effect on quarterly comparisons of the results of operations and financial condition of Paisano Publications. See "Paisano Companies' Management's Discussion and Analysis of Results of Operations and Financial Condition as of December 31, 1997 and June 30, 1998 -- Overview."


  Risks Relating to the Importance of Certain Publications

     Certain publications of Paisano Publications have historically represented a significant portion of Paisano Publication's gross revenues and operating contribution, and Paisano Publications expects that such publications will continue to do so in the future. Easyriders and V-Twin amounted to approximately 23% of Paisano Publications' gross circulation revenues. As compared to industry standards, Paisano Publications believes it has a diversified portfolio of special-interest publications and is not dependent on any single publication; however, a significant decline in the performance of any of these publications could have a material adverse effect on Paisano Publications' results of operations and financial condition.

  Risks Relating to Concentration of Advertising Revenues

     For the twelve months ended December 31, 1997, motorcycle manufacturers and retailers of original equipment and aftermarket parts, manufacturers and retailers of motorcycle apparel and accessories and tattoo equipment accounted for approximately 67%, 24% and 5% of Paisano Publication's advertising revenues, respectively. A significant decline in the advertising spending of the motorcycle industry could have a material adverse effect on Paisano Publications's results of operations, and could have an effect on quarterly comparisons of the results of operations and financial condition of Paisano Publications. In addition, advertising spending can be adversely affected by legislation, which may affect the cost of advertising or the demand for the products of Paisano Publications' advertisers. Paisano Publications anticipates that its revenues from manufacturers of tobacco related products will decrease in the future as a result of the resolution of certain litigation involving such manufacturers. Advertising revenues from such manufacturers were $84,643, or 2% of Paisano Publication's net revenues, for the twelve months ended December 31, 1997, and $69,830, or 4% of Paisano Publications' net revenues, for the six months ended June 30, 1998.


  Risks Relating to Foreign Sales

     Approximately 20% of the Paisano Publication's magazine sales during the year ended December 31, 1997 were made in foreign countries. Paisano Publications is subject to certain risks associated with sales in foreign countries including fluctuating currency exchange rates, and the instability of foreign economies that may affect customers' ability to make payment for goods.

  Cyclicality and Limited Seasonality of Revenue; Potential Volatility of Future Operating Results


     Paisano Publications' magazine revenues are principally derived from advertising and circulation. Circulation revenues are generated from subscription, newsstand and list rental sales. For the six months ended June 30, 1998, approximately 29% of Paisano Publications' gross revenues were from advertising, 70% were from circulation and 1% were from other sources. Advertising revenues of Paisano Publications are cyclical and are dependent upon general economic conditions. Historically, increases in advertising revenues have corresponded with economic recoveries while decreases, as well as changes in advertising mix, have corresponded with general economic downturns and regional and local economic recessions. Historically, revenue from the publishing business has also been somewhat seasonal with higher revenue during the holiday seasons when cover prices of magazines are generally higher, and lower revenue during the first fiscal quarter when cover price of magazines are generally lower. For a discussion of the cyclical and seasonal nature of Paisano Publications' revenues, see "Paisano Companies' Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1997 and June 30, 1998."


     The Paisano Companies' operating results may fluctuate on a quarterly basis as a result of a number of factors, including advertising and newsstand sales, magazine start-up costs and timing and success of events. Fluctuations in quarterly results could affect the market price of Easyriders Common Stock in a manner unrelated to the long-term operating performance of the Paisano Companies.

  Consolidation of Principal Vendors

     Paisano Publications' principal vendors include paper suppliers, printers, fulfillment houses and national newsstand distributors. Each of these industries is currently experiencing significant consolidation among their principal participants. Such consolidation may result in (i) decreased competition for providing such services and thus increased prices; (ii) interruptions and delays in services provided by such vendors; and (iii) greater dependence on certain vendors. Consolidation could adversely affect Paisano Publications's results of operations and financial condition.


     In addition, the historical patterns of newsstand distribution have changed as a result of the on-going consolidation of newsstand wholesalers and the shifting focus of such wholesalers to servicing retail outlets instead of geographic areas. These changes, among others, have led to a decrease in newsstand sales on an industry-wide basis. Wholesale newsstand sales accounted for approximately 40% and 55% of Paisano Publications' gross revenues for the twelve months ended December 31, 1997 and the six months ended June 30, 1998, respectively. Paisano Publications believes that such changes in newsstand distribution may have an adverse impact on its results of operations and financial condition.


  Competition -- Publishing

     The consumer magazine publishing business is highly competitive. Paisano Publications principally competes for advertising and circulation revenues with publishers of other special-interest consumer magazines. Certain of such competitors are larger and have greater financial resources than Paisano Publications. Other such competitors are smaller and are capable of quickly identifying a niche publication that could compete for Paisano Publications' readers and advertisers. In addition to other special-interest magazines, Paisano Publications also competes for advertising revenues with general-interest magazines and other forms of media, including broadcast and cable television, radio, newspaper, direct marketing and electronic media. There can be no assurance that Paisano will be able to compete effectively with such other forms of advertising in the future. See "Information about Paisano Companies -- Competition."

RISK FACTORS RELATED PRIMARILY TO THE RESTAURANT INDUSTRY

  General


     Newriders has been engaged in the operation of two combined restaurant/apparel and merchandise operations, and proposes to resume the operations at the Fresno, California location at some time after consummation of the Reorganization, and El Paso is engaged in the operation of four restaurants. As such, Newriders and El Paso are exposed to many of the risks associated with restaurant operation. Upon consummation of the Reorganization, these risks will affect Easyriders due to its ownership of Newriders and El Paso. See "Information About Newriders."


  Competition -- Restaurant Industry

     The restaurant industry is highly competitive. Newriders and El Paso compete with a broad range of restaurants, including national and regional casual dining chains, themed restaurants (such as the Hard Rock Cafe, Planet Hollywood and Harley-Davidson Cafe), as well as locally-owned restaurants, some of which operate with concepts similar to that of Newriders and El Paso. Many of Newriders' and El Paso's competitors are well established and have substantially greater market presence and financial and other resources than Newriders or El Paso. The entrance of new competitors into Newriders' or El Paso's market areas or the expansion of operations by existing competitors could have a material adverse effect on their respective results of operations and financial condition. In addition, Newriders and El Paso compete with other restaurant companies and retailers for sites, labor and, in many cases, customers. Newriders and El Paso believe that the key competitive factors in the restaurant industry are quality of food and service, price, location and concept. To the extent that one or more of their competitors becomes more successful in respect of any key competitive factor, their respective businesses could be adversely affected. See "Information About Newriders -- Competition," "Information about El Paso -- Competition."

  Geographic Concentration; Small Restaurant Base


     Of the four restaurants currently owned and operated by El Paso, three are located in Arizona. Consequently, El Paso's results of operations will be materially affected by Arizona's economy. Also, adverse publicity in Arizona relating to El Paso's restaurants could have a more pronounced effect on El Paso's results of operations than might be the case if its restaurants were broadly dispersed geographically. Further, there can be no assurance that continued expansion in El Paso's current market areas will not adversely affect the financial performance of other restaurants already operated by El Paso in those areas. The restaurant owned by Newriders is located in California, and accordingly, Newriders' results of operations will be affected by the economy of that state. The small number of restaurants operated by El Paso and Newriders increases their respective sensitivity to local economic fluctuations and other local factors.


     The operating results achieved to date by El Paso's relatively small restaurant base may not be indicative of the future operating results of a larger number of restaurants. In addition, due to El Paso's small restaurant base, poor operating results at any one restaurant could adversely affect the results of operations of the entire company.

  Seasonality and Fluctuations in Quarterly Results


     Newriders' restaurant sales and earnings have fluctuated seasonally at its former Myrtle Beach, South Carolina location in the first year of its initial operations, where its highest sales and earnings historically have occurred in its second and third fiscal quarters. Restaurant sales at the Fresno, California location showed very little seasonal change during the time it operated. El Paso's Scottsdale, Arizona restaurant has shown the most significant seasonality of El Paso's restaurants with it largest revenues occurring during the first fiscal quarter. It is anticipated that restaurants located at tourist destinations will have greater seasonal fluctuations. In addition, quarterly results are significantly affected by the timing of new restaurant openings, as new restaurants incur above-average operating costs during the first several months of operation. Accordingly, to the extent that restaurant openings are concentrated in any fiscal period, results of operations for such fiscal period and subsequent fiscal periods may be materially adversely affected. Due to the seasonality of Newriders' business and the impact of new restaurant openings, results of operations may fluctuate significantly from quarter to quarter, and Newriders' results of operations for any particular quarter are not necessarily indicative of the results that may be achieved for the full fiscal year. See "Newriders' Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1997 and June 30, 1998 -- Seasonality and Quarterly Results."


  Adverse Changes in Food, Labor and Other Costs; Supply Risks

     The profitability of Newriders and El Paso is significantly dependent on their ability to anticipate and react to changes in food, labor, employee benefits and similar costs over which they have little or no control. Newriders and El Paso are dependent on frequent deliveries of fresh meats and produce. Shortages or interruptions in the supply of fresh meats and produce, which may be caused by adverse weather or other conditions, could have a material adverse effect on their results of operations and financial condition.

  Government Regulation Concerning Restaurant Operations, Employees and Alcoholic Beverages

     Newriders, El Paso and Columbus may be subject to numerous federal, state and local government laws and regulations, including those relating to the sale of food and alcoholic beverages and the development, construction and operation of Newriders' and El Paso's restaurants. The failure to comply with any such laws and regulations, including the failure to obtain or maintain any liquor licenses, could have a material adverse effect on Newriders', El Paso's, Columbus' and Easyriders' results of operations and financial condition. Newriders, El Paso and Columbus are also subject to laws governing their relationships with employees, including minimum wage requirements, laws and regulations relating to overtime and working and safety conditions and citizenship requirements. Material increases in the minimum hourly wage, unemployment tax rates, sales taxes or the cost of compliance with any applicable law or regulation could have a material adverse effect on Newriders, El Paso and Columbus. Newriders, El Paso and Columbus may also be subject in certain states to "dram-shop" statutes which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Any liability of Newriders, El Paso and Columbus under such statutes could have a material adverse effect on their respective results of operations and financial condition. See "Information about Newriders -- Governmental Regulation" and "Information About El Paso -- Governmental Regulation."

  Risks Associated with the Food Service Industry

     Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns, the cost and availability of labor, purchasing power, availability of products and the type, number and location of competing restaurants. Dependence on fresh meats and produce also subjects restaurant companies to the risk that shortages or interruptions in supply could adversely affect the availability, quality or cost of ingredients. In addition, factors such as inflation, increased food, labor and employee benefit costs and the availability of qualified management and hourly employees also may adversely affect the restaurant industry generally and Newriders' and El Paso's restaurants in particular. The success and future profitability of Newriders and El Paso will depend in part on their ability to identify and respond to changing conditions within the restaurant industry. Newriders and El Paso could also be substantially adversely affected by publicity resulting from food quality, illness, injury or other health concerns or alleged discrimination or other operating issues stemming from one location or a limited number of locations, whether or not Newriders or El Paso is liable. In addition, factors such as increased costs of goods, regional weather conditions and the potential scarcity of experienced management and hourly employees may have a material adverse effect on the food service industry in general and the results of operations and financial condition of Newriders and El Paso.

RISK FACTORS RELATED TO MOTORCYCLE ACCESSORIES AND APPAREL BUSINESS

  Competition -- Motorcycle Accessories and Apparel Business

     The motorcycle accessories and apparel market in which Newriders and Paisano Publications compete is highly competitive. One significant source of competition is the licensed Harley-Davidson motorcycle dealer network which primarily sells new Harley-Davidson motorcycles, accessories and parts and provides repair/maintenance service on all Harley-Davidson models. Newriders and Paisano Publications believe that most of the licensed Harley-Davidson dealers do not emphasize the sale of used Harley-Davidson motorcycles or sell aftermarket accessories and apparel. In addition, there are a substantial number of motorcycle shops which provide aftermarket parts, services and accessories to Harley-Davidson motorcycle owners. Newriders believes that most of the aftermarket motorcycle shops are small, privately owned businesses with limited facilities, capital and other resources. There can be no assurance, however, that current competitors will not expand their facilities and operations or that new competitors with substantial capital and other resources will not enter the market. See "Information About Newriders -- Competition."

  Merchandise Risk

     Consumers' fashion tastes and preferences change from time to time as new and modified fashions and styles are introduced. Newriders and the Paisano Companies are subject to the risk that it may become difficult to liquidate existing inventories of motorcycle apparel should such apparel become obsolete due to changes in consumer fashion tastes and preferences.

  Franchising Activities

     Easyriders Franchising has a network of 24 franchised Easyriders locations located throughout the United States, two of which are owned by Newriders, and agreements have been signed for an additional six stores which are expected to open in 1998. Federal and state franchise laws have broad enforcement provisions, and under certain state laws potential and existing franchisees may have a private cause of action for franchise violations. Although Easyriders Franchising knows of no such violations, two franchises have filed arbitration claims against Easyriders Franchising and it is possible that other claims may be filed in the future. Another franchisee has filed a claim letter against Easyriders Franchising. See "Legal Matters."

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Reorganization had been consummated, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial statements have been derived from the historical financial statements of the Paisano Companies, El Paso and Newriders, and give effect to (i) the distribution of certain assets, liabilities and undistributed S corporation earnings to Mr. Teresi immediately prior to the Reorganization, (ii) the contribution of Newriders common stock to Newriders by certain Newriders Stockholders immediately prior to the Reorganization, (iii) the sale of common stock for cash and notes receivable by Easyriders, (iv) the acquisition of the Paisano Companies and El Paso by Easyriders, and (v) costs associated with the consummation of the Reorganization. The unaudited pro forma combined balance sheet gives effect to the combination as if it had occurred on June 30, 1998 using the Paisano Companies' and El Paso's June 30, 1998 combined condensed financial statements. The unaudited pro forma combined statements of operations give effect to the combination as if it had occurred (i) on January 1, 1997, the beginning of the last full fiscal year for each company and (ii) on January 1, 1998, the period from the most recent fiscal year-end to the most recent interim date for which a balance sheet is required. The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma financial information does not purport to represent what the combined company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project the combined company's financial position or results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the Paisano Companies', El Paso's and Newriders' financial statements and the notes thereto included elsewhere herein.

             PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)


                                                        PAISANO                                 PRO FORMA
                                        NEWRIDERS      COMPANIES     EL PASO     ----------------------------------------
                                         JUNE 30,      JUNE 30,      JUNE 30,    ACQUISITION
                                           1998          1998          1998      ADJUSTMENTS                   COMBINED
                                       ------------   -----------   ----------   -----------                  -----------
ASSETS
Current Assets:
  Cash and cash equivalents..........  $    358,014   $  (637,148)  $  224,008   $ 4,525,153(3)(5)(6)(8)      $ 4,470,027
  Accounts receivable, net...........                   3,397,863      166,735                                  3,564,598
  Inventory..........................       187,362     6,122,383       37,673       (54,000)(10)               6,293,418
  Other current assets...............       787,136     2,842,205       38,600      (742,743)(2)                2,925,198
                                       ------------   -----------   ----------   -----------                  -----------
         Total current assets........     1,332,512    11,725,303      467,016     3,728,410                   17,253,241
                                       ------------   -----------   ----------   -----------                  -----------
Property and equipment, net..........       852,413     1,161,658    2,654,717      (677,500)(2)(10)            3,991,288
Goodwill.............................                                             59,146,303(1)(6)(7)          59,146,303
Other assets.........................       360,969       200,279    1,130,669       (37,000)(10)               1,654,917
                                       ------------   -----------   ----------   -----------                  -----------
         Total assets................  $  2,545,894   $13,087,240   $4,252,402    62,160,213                  $82,045,749
                                       ============   ===========   ==========   ===========                  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable...................  $    752,196   $ 1,693,364   $  313,399       (64,023)(10)               2,694,936
  Deferred advertising and
    subscription income..............                   3,221,036                                               3,221,036
  Current portion of long-term
    debt.............................       768,645                    232,545     6,525,674(3)                 7,526,864
  Note payable to Stockholder........        34,350     2,921,587                     78,413(2)(6)              3,034,350
  Accrued expenses and other current
    liabilities......................       227,257       902,541      478,354     3,419,486(1)(10)             5,027,638
                                       ------------   -----------   ----------   -----------                  -----------
         Total current liabilities...     1,782,448     8,738,528    1,024,298     9,959,550                   21,504.824
                                       ------------   -----------   ----------   -----------                  -----------
Long-term debt, net of current
  maturities.........................     1,894,052                  2,251,194    14,729,738(3)                18,874,984
Note payable to Stockholder..........                                             10,000,000(6)                10,000,000
Other long-term liabilities..........        95,669       568,488      250,000                                    914,157
                                       ------------   -----------   ----------   -----------                  -----------
         Total liabilities...........     3,772,169     9,307,016    3,525,492    34,689,288                   51,293,965
Stockholders' Equity:
  Capital stock......................        18,498       209,000      816,360    (1,006,056)(6)(7)(8)(9)          37,802
  Additional paid-in capital.........    10,551,417                               40,498,718(4)(6)(7)(8)(9)    51,050,135
  Treasury stock.....................                                                       (4)
  Receivables from sale of stock.....                                             (7,300,000)(8)(9)            (7,300,000)
  Stock subscription receivable......      (750,000)                                                             (750,000)
  Retained earnings (deficit)........   (11,046,190)    3,571,224      (89,450)   (4,721,737)(2)(5)(7)(10)    (12,286,153)
                                       ------------   -----------   ----------   -----------                  -----------
    Total stockholders' equity.......    (1,226,275)    3,780,224      726,910    27,470,925                   30,751,784
                                       ------------   -----------   ----------   -----------                  -----------
    Total stockholders' equity and
      liabilities....................  $  2,545,894   $13,087,240   $4,252,402   $62,160,213                  $82,045,749
                                       ============   ===========   ==========   ===========                  ===========
Book Value Data:
  Book value per common share........  $      (0.06)                                                          $      1.63


---------------
 (1) Adjustment to record the estimate of transaction costs related to the acquisitions.


 (2) Adjustment to remove certain assets with a fair market value of $949,068 distributed to and Note payable to the Paisano stockholder with a fair market value of $2,921,587 assumed by the Paisano stockholder as part of the acquisitions.


 (3) Adjustment to record the issuance of debt and related warrants used to finance the acquisitions.

 (4) Adjustment to record contribution of 6,156,480 shares of Newriders common stock to Newriders from certain Newriders Stockholders and the issuance of those shares as consideration for the Paisano Acquisition.


 (5) Adjustment to reflect a $7 million dividend payable in cash to the Paisano stockholder, comprising the estimated and adjusted Paisano Companies previously earned and undistributed S corporation earnings at June 30, 1998. Such adjusted earnings reflect distribution of certain assets and liabilities distributed to the Paisano Stockholder as part of the acquisitions. See note
(2).


 (6) Adjustment to record the issuance of cash, notes and shares to former Stockholder of Paisano Companies and recording of goodwill calculated as follows:


Cash paid...................................................  $15,474,847
Promissory notes issued.....................................   13,000,000
Fair market value of stock issued (6,493,507 shares at $3.08
  per share)................................................   20,000,000
Fair value of options issued to employees of Paisano
  Companies.................................................      697,434
Fair value of liabilities assumed...........................    6,385,429
Other acquisition costs.....................................    3,000,000
Fair value of tangible and identifiable assets acquired.....   (5,344,497)
                                                              -----------
Excess of cost over identifiable assets acquired
  (goodwill)................................................  $53,213,213
                                                              ===========



      The $3.08 per share amount represents the estimated fair value of Easyriders (the Registrant) common stock determined via extended independent party negotiations between Newriders and the sellers of each of the Paisano Companies and El Paso during the purchase negotiations which resulted in executed sale agreements dated June 30, 1998. During a short period subsequent to the initial filing of this Proxy Statement/Prospectus with the Securities and Exchange Commission, Newriders stock averaged approximately $3.06 per share, on a one for two split adjusted basis.


 (7) Adjustment to record the issuance of shares to former Stockholders of El Paso Bar-B-Que and recording of goodwill calculated as follows:


Fair market value of stock (2,000,000 shares at $3.08 per
  share)....................................................  $ 6,160,000
Other acquisition costs.....................................      500,000
Fair value of liabilities assumed...........................    3,525,492
Fair value of tangible and identifiable assets acquired.....   (4,252,402)
                                                              -----------
Excess of cost over identifiable assets acquired
  (goodwill)................................................  $ 5,933,090
                                                              ===========



       The $3.08 per share amount represents the estimated fair value of Easyriders (the Registrant) common stock determined via extended independent party negotiations between Newriders and the sellers of each of the Paisano Companies and El Paso during the purchase negotiations which resulted in executed sale agreements dated June 30, 1998. During a short period subsequent to the initial filing of this Proxy Statement/Prospectus with the Securities and Exchange Commission, Newriders stock averaged approximately $3.06 per share, on a one for two split adjusted basis.



 (8) Adjustment to record the sale of 4,036,767 shares of common stock of Easyriders to an officer of Easyriders for cash and a note receivable. Such note receivable may not be ultimately settled in cash due to certain bonus arrangements included in the officer's employment agreement. See discussion elsewhere in this Proxy Statement/Prospectus.


 (9) Adjustment to record the issuance of 200,000 shares of Easyriders Common Stock at $3.08 per share to an officer of Newriders in exchange for services performed related to the Reorganization.


(10) Adjustments to reflect the disposal of certain assets and liabilities with a net book value of $623,963 related to the Myrtle Beach restaurant by Newriders in July of 1998.

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)


                                                                                   YEAR ENDED DECEMBER 31, 1997
                                                    PAISANO                                 PRO FORMA
                                    NEWRIDERS      COMPANIES       EL PASO      ----------------------------------
                                    YEAR ENDED     YEAR ENDED     YEAR ENDED                            COMBINED
                                   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   ACQUISITION           DECEMBER 31,
                                       1997           1997           1997       ADJUSTMENTS               1997
                                   ------------   ------------   ------------   -----------           ------------
Revenues.........................  $ 2,932,708    $33,748,729     $8,562,000    $(1,146,339)(4)(8)    $44,097,098
Operating Costs and Expenses:
  Cost of revenues...............    1,670,146     25,865,353      6,631,000       (520,412)(4)(8)     33,646,087
  Payroll and employee
    benefits.....................           --      2,221,377             --       (321,037)(6)(7)      1,900,340
  General and administrative.....    5,701,017      2,938,726      1,789,000     (1,179,083)(1)(4)(8)   9,249,660
  Amortization of goodwill.......           --             --             --      2,013,495(2)          2,013,495
                                   -----------    -----------     ----------    -----------           -----------
         Total operating costs
           and expenses..........    7,371,163     31,025,456      8,420,000         (7,037)           46,809,582
Operating Loss from
  Franchising....................           --        (96,032)            --       (108,480)(4)          (204,512)
                                   -----------    -----------     ----------    -----------           -----------
Income (Loss) from Operations....   (4,438,455)     2,627,241        142,000     (1,247,782)           (2,916,996)
Other (Expense) Income:
  Interest income................
  Interest expense...............     (338,419)      (194,809)      (183,000)    (2,749,622)(3)        (3,465,850)
  Other income...................           --        260,360          5,000             --(1)(3)         265,360
                                   -----------    -----------     ----------    -----------           -----------
         Total other (expense)
           income................     (338,419)        65,551       (178,000)    (2,749,622)           (3,200,490)
                                   -----------    -----------     ----------    -----------           -----------
Income (Loss) before Provision...   (4,776,674)     2,692,792        (36,000)    (3,997,404)           (6,117,486)
Provision for Income Taxes.......           --         53,709             --        (52,109)(5)             1,600
                                   -----------    -----------     ----------    -----------           -----------
Net Income (Loss)................  $(4,776,874)   $ 2,639,083     $  (36,000)   $(3,945,295)          $(6,119,086)
                                   ===========    ===========     ==========    ===========           ===========
Basic and diluted weighted
  average number of shares
  outstanding....................                                                                      18,242,563
                                                                                                      ===========
Basic and diluted net loss per
  share..........................                                                                     $     (0.34)
                                                                                                      ===========


---------------
(1) Adjustment to remove depreciation expense and interest expense related to assets and liabilities distributed to the former stockholder of Paisano Companies as part of the acquisition.

(2) Adjustment to recognize amortization of goodwill arising from the acquisition over 30 years.

(3) Adjustment to recognize additional interest expense and interest income related to the short-term and long-term debt issued and receivables from sale of stock received as part of the Reorganization. Assumed interest rates represent current estimates and range from 6% to 10%, with a weighted average interest rate of 9.2%. A change in the interest rate of 0.125% causes a change in net interest expense of $34,625 per annum.

(4) Adjustment to eliminate certain transactions between Newriders and the Paisano Companies.

(5) Adjustment to recognize provision for income taxes related to the Paisano Companies being taxed as a C corporation on a consolidated basis.

(6) Adjustment to eliminate compensation paid to the Paisano Companies' former stockholder for amounts in excess of employment contracts.

(7) Adjustment to recognize compensation expense related to the issuance of shares to an officer of Newriders in exchange for services performed related to the Reorganization.


(8) Adjustments to reflect the elimination of certain revenues and expenses related to the Myrtle Beach restaurant disposed in July of 1998. Revenues, cost of revenues and general and administrative expenses eliminated were $1,034,251, $408,324, and $1,068,603, respectively, for the year ended
    December 31, 1997.

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)


                                                                                      SIX MONTHS ENDED
                                                      PAISANO                           JUNE 30, 1998
                                       NEWRIDERS     COMPANIES     EL PASO                PRO FORMA
                                      SIX MONTHS    SIX MONTHS    SIX MONTHS   -------------------------------
                                         ENDED         ENDED        ENDED                           COMBINED
                                       JUNE 30,      JUNE 30,      JUNE 30,    ACQUISITION          JUNE 30,
                                         1998          1998          1998      ADJUSTMENTS            1998
                                      -----------   -----------   ----------   -----------         -----------
Revenues............................  $   824,155   $16,698,144   $5,444,650   $  (845,989)(4)(8)  $22,120,960
Operating Costs and Expenses:
  Cost of revenues..................      386,964    13,854,241    3,168,460      (384,302)(4)(8)   17,025,363
  Payroll and employee benefits.....           --       916,034           --       546,612(6)(7)     1,462,646
  General and administrative........    4,690,864     1,074,178    1,814,771      (596,103)(1)(4)(8)   6,983,710
  Amortization of goodwill..........           --            --           --       993,335(2)          993,335
                                      -----------   -----------   ----------   -----------         -----------
    Total operating costs and
      expenses......................           --    15,844,453    4,983,231       559,542          26,465,054
Operating Loss from Franchising.....   (4,253,673)     (234,530)          --       (31,277)(4)        (265,807)
                                      -----------   -----------   ----------   -----------         -----------
Income (Loss) from Operations.......           --       619,161      461,419    (1,436,808)         (4,609,901)
Other (Expense) Income:
  Interest income...................           --         4,628           --            --(3)            4,628
  Interest expense..................     (943,501)     (106,945)    (136,869)   (1,412,944)(1)(3)   (2,600,259)
  Other income......................           --        11,789           --            --              11,789
                                      -----------   -----------   ----------   -----------         -----------
    Total other (expense) income....     (943,501)      (90,528)    (136,869)   (1,412,944)         (2,583,842)
                                      -----------   -----------   ----------   -----------         -----------
Income (Loss) before Provision......   (5,197,174)      528,633      324,550    (2,849,752)         (7,193,743)
Provision for Income Taxes..........           --        23,362           --       (21,762)(5)           1,600
                                      -----------   -----------   ----------   -----------         -----------
Net Income (Loss)...................  $(5,197,174)  $   505,271   $  324,550   $(2,827,990)        $(7,195,343)
                                      ===========   ===========   ==========   ===========         ===========
Basic and diluted weighted average
  number of shares outstanding......                                                                18,336,128
                                                                                                   ===========
Basic and diluted net loss per
  share.............................                                                               $     (0.39)
                                                                                                   ===========


---------------
(1) Adjustment to remove depreciation expense and interest expense related to assets and liabilities distributed to the former stockholder of Paisano Companies as part of the acquisition.

(2) Adjustment to recognize amortization of goodwill arising from the acquisition over 30 years.

(3) Adjustment to recognize additional interest expense and interest income related to the short-term and long-term debt issued and receivables from sale of stock received as part of the Reorganization. Assumed interest rates represent current estimates and range from 6% to 10%, with a weighted average interest rate of 9.2%. A change in the interest rate of 0.125% causes a change in net interest expense of $34,625 per annum.

(4) Adjustment to eliminate certain transactions between Newriders and the Paisano Companies.

(5) Adjustment to recognize provision for income taxes related to the Paisano Companies being taxed as a C corporation on a consolidated basis.

(6) Adjustment to eliminate compensation paid to the Paisano Companies' former stockholder for amounts in excess of employment contracts.

(7) Adjustment to recognize compensation expense related to the issuance of shares to an officer of Newriders in exchange for services performed related to the Reorganization.


(8) Adjustments to reflect the elimination of certain revenues and expenses related to the Myrtle Beach restaurant disposed in July of 1998. Revenues, cost of revenues and general and administrative expenses eliminated were $766,502, $304,815 and $560,826, respectively, for the six months ended June 30, 1998.

                               THE ANNUAL MEETING

GENERAL


     This Prospectus/Proxy Statement is being furnished to stockholders of Newriders in connection with the solicitation of votes and/or proxy designations and instructions from such stockholders, to be voted at the Annual Meeting of Stockholders to be held at the Radisson Hotel and Conference Center, 30100 Agoura Road, Agoura Hills, California at 10:00 a.m., local time, on September 22, 1998, and at any adjournments thereof (the "Annual Meeting"). Each Newriders stockholder is entitled to one vote for each share of Newriders stock held by him or her. The purposes of the Annual Meeting are: (i) to consider and vote upon a proposal to approve the Reorganization and adopt the Merger Agreement;
(ii) to consider and vote upon a proposal to approve the Newriders Plan; (iii) to consider and vote upon a proposal to approve the Easyriders Plan; and, as a precaution against the possibility that the Reorganization may not be consummated, (iv) to elect the Newriders Board of Directors; (v) to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1998 and, in any event, and (vi) to consider such other matters as may properly come before the Annual Meeting. No other matters will be presented by the Newriders Board of Directors for consideration at the Annual Meeting.


WHO IS ENTITLED TO VOTE; RECORD DATE; PROXY VOTING


     The Board of Directors of Newriders has fixed the close of business on the Record Date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record of Newriders Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 17,962,316 shares of Newriders Common Stock issued and outstanding, held by approximately 295 holders of record.


     Shares represented at the Annual Meeting by any person holding a properly executed proxy in the form furnished herewith, will, unless such proxy has been previously revoked, be voted in accordance with such instructions. If no instructions are indicated on a signed and delivered Proxy, such shares will be voted FOR THE APPROVAL OF THE REORGANIZATION AND APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, FOR THE APPROVAL OF THE NEWRIDERS PLAN, FOR THE APPROVAL OF THE EASYRIDERS PLAN, FOR THE ELECTION OF DIRECTORS AS NOMINATED BY THE BOARD OF DIRECTORS, AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998. If any other matters are properly presented at the Annual Meeting for action, the proxies named in the form of proxy will have discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

     Any Stockholder who has designated and instructed a proxy may revoke it at any time prior to its exercise at the Annual Meeting either by filing an instrument revoking it with the Secretary of Newriders prior to the Annual Meeting, by duly executing a new and different form of proxy bearing a later date or by appearing at the Annual Meeting and, by addressing the Chairman of the Annual Meeting, (a) orally revoking such proxy and (b) voting contrary to such proxy in person at the time that the vote is called for at the Annual Meeting. The mere presence at the Annual Meeting of a person who has executed a proxy will not revoke such proxy.

QUORUM

     The presence, either in person or by properly designated and instructed proxies, of the holders of more than fifty percent (50%) of the issued and outstanding shares of Newriders Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

TABULATION OF VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting who will determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Broker non-votes will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters, such as approval of Proposal No. 1 (the Reorganization), without instructions from the beneficial owner of the shares.

VOTE REQUIRED FOR APPROVAL

     Pursuant to the terms of the Acquisition Agreements and the Nevada Statutes, the affirmative vote of the holders of at least a majority of the shares of Newriders Common Stock as of the Record Date entitled to vote at the Annual Meeting is required to approve the Merger Agreement, and accordingly, the Reorganization. Abstentions and broker non-votes will count as votes against the Reorganization.

     The holders of a majority of the outstanding shares of Easyriders Sub also must approve the Merger. Easyriders holds all of the outstanding common stock of Easyriders Sub, and will cause Easyriders Sub to approve the Merger.

     The Newriders Plan requires the approval of Newriders' stockholders. Under Newriders' Bylaws and the Nevada Statutes, the affirmative vote of holders of at least a majority of the shares represented at the Annual Meeting will, assuming the presence of a quorum, be required for the approval of the Newriders Plan. Abstentions will count as votes against the Newriders Plan, but broker non-votes will have no effect on the outcome of the vote.

     The Easyriders Plan requires the approval of Newriders as the sole stockholder of Easyriders and the approval of Newriders' stockholders. Under Newriders' Bylaws and the Nevada Statutes, the affirmative vote of holders of at least a majority of the shares represented at the Annual Meeting will, assuming the presence of a quorum, be required for the approval of the Easyriders Plan. Abstentions will have the effect of a vote against the Easyriders Plan, but broker non-votes will have no effect on the outcome of the vote.

     Under Newriders' Bylaws and the Nevada Statutes, every Newriders stockholder of record is entitled to one vote for each share of Newriders Common Stock held in the name of such Newriders stockholder on the records of Newriders as of the Record Date. Directors of Newriders must be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting. Accordingly, to be elected as a director of Newriders, a nominee must receive a plurality of the votes cast at the Annual Meeting. The Board of Directors of Newriders consists of eight (8) persons, and all of the present directors are standing for reelection at the Annual Meeting. Abstentions and broker non-votes with respect to the election of directors will not be included in determining whether nominees have received the vote of a plurality.

     Under Newriders' Bylaws, the affirmative vote of holders of at least a majority of the shares represented at the Annual Meeting will, assuming the presence of a quorum, be required for the ratification of the appointment of Deloitte & Touch LLP as independent auditors for the year ending December 31, 1998. Abstentions will count as votes against such ratification, but broker non-votes will have no effect on the outcome of the vote.


     Each stockholder is entitled to one vote at the Annual Meeting for each share of Newriders Common Stock held of record by the stockholder on the Record Date. As of the Record Date, directors and executive officers of Newriders and certain persons affiliated with them, hold in the aggregate and are entitled to vote approximately 54.0% of the outstanding shares of Newriders Common Stock, and they have indicated their intention to vote such shares in favor of the approval and adoption of the Merger Agreement and the Reorganization, in favor of the adoption of the Newriders Plan, in favor of the adoption of the Easyriders Plan, for the election of directors as nominated by the Board of Directors, and in favor of the ratification of Deloitte & Touche LLP as auditors for the year ending December 31, 1998. Such shares represent sufficient votes on each matter to be presented at the Annual Meeting to determine the outcome of the vote. In addition,

Mr. Teresi owns approximately 5.4% of the issued and outstanding shares of Newriders Common Stock, and has indicated his intention to vote in favor of all of the proposals described above.

PROXY SOLICITATION

     Proxies are being solicited by and on behalf of the Board of Directors of Newriders through the use of this Prospectus/Proxy Statement. Newriders will bear the costs incurred in connection with preparing and mailing this Prospectus/Proxy Statement and Annual Meeting expenses.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Newriders in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for such activities, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. As necessary, arrangements will be made with banks, custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of Newriders Common Stock held of record by such persons, and in connection therewith such firms will be reimbursed for reasonable expenses in forwarding such materials.

     Any stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting either by (a) revoking it in writing sent to the Secretary of Newriders prior to the Annual Meeting, (b) by duly executing and delivering a new and different proxy bearing a later date, or (c) by appearing at such Annual Meeting and, by addressing the chairman of the Annual Meeting, (1) orally revoking the proxy, and (2) voting contrary to such proxy in person when the call for voting occurs at the Annual Meeting. The mere presence at the Annual Meeting of a person who has previously designated and instructed a proxy will not revoke such designation and instruction.

                               THE REORGANIZATION
                                  (PROPOSAL 1)

BACKGROUND OF THE REORGANIZATION

     Prior to commencing negotiations with Newriders, Joseph Teresi, the owner of the Paisano Companies, signed a non-binding Letter of Intent with another company, under which that company agreed to purchase the stock of Paisano Publications, Inc. and Bros Club, Inc. Easyriders Franchising, Inc., Easyriders of Columbus, Inc., Teresi, Inc. and Associated Rodeo Riders on Wheels were not included in that transaction. That agreement provided that in the event the parties failed to enter a final Letter of Intent by April 14, 1997, the prospective Purchaser's rights of exclusivity would expire. Such Letter of Intent was not entered into by the required date. Subsequently, at a time when it was contractually permissible to do so, Mr. Teresi and representatives of Newriders had preliminary discussions regarding the possible purchase of some or all of the Paisano Companies, but these discussions never reached the stage of serious negotiations.

     On July 3, 1997, the prospective purchaser referred to above made a new offer to Mr. Teresi under which only the publishing assets of Paisano Publications, rather than stock, would be purchased. After considerable discussion, a further Letter of Intent dated August 21, 1997, was entered into which gave the prospective purchaser a period of exclusivity, up to September 5, 1997 within which to enter a formal purchase agreement with Paisano Publications. Because a formal purchase agreement had not been entered into by September 5, 1997, Mr. Teresi terminated discussions with the potential purchaser.


     John E. Martin and William R. Nordstrom joined the Board of Directors of Newriders on July 8, 1997. In early August 1997, they learned that Joseph Teresi was considering the sale of the assets of Paisano Publications. Informal discussions concerning the possibility of acquiring the then available Paisano Companies took place. In August, 1997, the Board of Directors of Newriders, authorized Mr. Martin to pursue the possible acquisition of the Paisano Companies. Although informal discussions were held between Mr. Martin and Mr. Teresi on the subject, they were inconclusive. At the end of September 1997, Mr. Martin learned that the negotiations with the potential purchaser to acquire the assets of Paisano Publications had been abandoned and there now was a possibility of Newriders acquiring all of the Paisano Companies, including Paisano

Publications. Further discussion between Mr. Teresi and Mr. Martin led to the execution on October 10, 1997, of a non-binding preliminary Letter of Intent.

     On January 13, 1998, a meeting was held for the purpose of reaching an agreement on a revised and more detailed Letter of Intent. This meeting was attended by Mr. Hatcher representing certain shareholders of Newriders, Mr. Martin, Mr. Nordstrom, Mr. Prather, Mr. Teresi, investment bankers representing Newriders, and legal and accounting representatives of Newriders. The terms and conditions agreed to at that meeting were incorporated in a revised Letter of Intent dated February 25, 1998.

     Prior to the execution of the revised Letter of Intent, it became apparent that the resultant reorganized company would be unable to accommodate the stock requirements of Mr. Teresi and Mr. Martin within the then authorized stock capitalization of Newriders. This led to an agreement with certain stockholders of Newriders set forth in a letter agreement dated February 9, 1998, pursuant to which they agreed to return to Newriders an aggregate of 6,156,480 shares of their Newriders Common Stock. Between February 25 and June 30, 1998, there were protracted negotiations between representatives of Newriders and Mr. Teresi with respect to the terms and conditions of a final Stock Contribution Agreement, which was executed June 22, 1998. The terms and conditions of the Stock Contribution Agreement, attached hereto as Addendum B, are essentially the same as the Letter of Intent dated February 25, 1998, except that a portion of the cash compensation to be paid to Mr. Teresi was converted to promissory notes, and it was agreed that Mr. Teresi would receive a larger percentage of shares of Easyriders stock upon consummation of the Reorganization.

     In late September 1997, Mr. Martin contacted William E. Prather about the possibility of becoming the Chief Executive Officer of Newriders. Mr. Martin and Mr. Prather had been friends and business associates for approximately 20 years. As discussions progressed between Mr. Martin and Mr. Prather concerning the possibility of Mr. Prather serving as the Chief Executive Officer of Newriders, the discussions expanded to include the possibility of Newriders acquiring El Paso. Mr. Martin reported these discussions to the Board of Directors of Newriders on August 12, 1997. At that time, the Board of Directors authorized Mr. Martin to pursue the possible acquisition of El Paso, and to pursue Mr. Prather as a possible Chief Executive Officer for Newriders. Negotiations then continued between Mr. Martin and Mr. Prather until a letter of intent was executed on October 7, 1997 (the "El Paso Letter of Intent"), between Newriders, El Paso, Mr. Prather and his wife and the other owner of El Paso, pursuant to which Newriders agreed to acquire ownership of El Paso. The El Paso Letter of Intent also provided that Mr. Prather would become the Chief Executive Officer of Newriders, and Mr. Prather would receive an option to purchase up to 750,000 shares of Newriders Common Stock at $2.50 per share with the option vesting fifty percent (50%) after one year of service by Mr. Prather, and the remaining fifty percent (50%) after two years of service. In connection with the Reorganization, Mr. Prather has agreed to relinquish the option. Mr. Prather began serving as the President and Chief Executive Officer of Newriders upon election by the Newriders Board of Directors on October 7, 1997. On March 10, 1998, John E. Martin purchased for $1.5 million cash the 49% interest in El Paso which was not held by Mr. and Mrs. Prather. As a result of Mr. Martin's purchase of that interest, the terms of the El Paso Acquisition changed significantly, with the parties agreeing that Newriders would complete the El Paso Acquisition solely for equity, instead of for a combination of equity and cash as earlier contemplated in the El Paso Letter of Intent.

     On January 13, 1998, Newriders entered into a letter agreement engaging Imperial Capital, LLC ("Imperial Capital"), a Beverly Hills based full service investment bank, to act as exclusive financial advisor and placement agent with respect to a transaction between Newriders and the Paisano Companies. Imperial Capital assisted Newriders in structuring the Paisano Acquisition and the El Paso Acquisition and negotiating the Paisano Agreement and the El Paso Agreement. Imperial also sought financing proposals from institutional lenders throughout the U.S. beginning in May 1998. Thereafter, Imperial assisted Newriders in analyzing the financing proposals and selecting a lender. On June 18, 1998, Newriders and Paisano Publications executed a commitment letter from the Senior Lender which agreed, subject to certain terms and conditions more fully described herein, to provide the Senior Credit Agreement described under "The Reorganization-Terms of the Senior Credit Agreement."

     On June 9, 1998, the Board of Directors of Newriders met to consider the Reorganization and certain remaining unresolved issues. At the June 9, 1998 meeting, the Board unanimously determined that the terms and conditions of the Paisano Agreement, the El Paso Agreement and the Merger Agreement are fair and reasonable to Newriders and its stockholders, and that it is advisable and in the best interests of Newriders and its stockholders that Newriders enter into and consummate the transactions contemplated thereby. At the June 9, 1998 Board of Directors meeting, the Newriders Board of Directors unanimously approved and adopted the Paisano Agreement, the El Paso Agreement and the Merger Agreement, and recommended that said agreements and the Reorganization be approved by the stockholders of Newriders. Other related matters and transactions were also unanimously approved at the same meeting. Because of the personal interests of certain directors in various aspects of the Reorganization, the three non-interested directors also voted separately on, and unanimously approved, the Reorganization.

REASONS FOR THE REORGANIZATION

     The acquisition by Newriders of the Paisano Companies and El Paso will create an enterprise engaged in a combined publishing, entertainment, apparel, accessory and restaurant business, which will market services and products to persons who identify with the "freedom of the road" lifestyle surrounding the American-made cruiser motorcycle. Newriders believes that such persons comprise an identifiable international demographic group which is growing. To become a supplier of choice of products and services to such persons, to improve the existing operations of the Paisano Companies, and to offer more of such products and services to more persons, Easyriders proposes to focus on several important strategies including:

          (i) Increasing magazine advertising revenues for Paisano Publications;

          (ii) Utilizing the expertise of Easyriders' management in franchising to restructure and expand the franchise system created by the Paisano Companies;

          (iii) Building additional restaurants incorporating the "Easyriders" theme; and

          (iv) Expanding the publication, product marketing and restaurant offerings of the combined operations.

  Management Experience

     Upon consummation of the Reorganization, it is anticipated that Easyriders will have a diversified group of experienced directors and executives. John E. Martin, the Chairman of the Board of Newriders, will be Chairman of the Board of Easyriders. He has in the past acted as president and chief executive officer of Taco Bell for Pepsico. In addition to his restaurant experience, Mr. Martin brings knowledge relevant to managing a franchise operation, developing corporate name recognition and brand name marketing.

     Newriders' president and chief executive officer, Mr. William E. Prather, has accumulated 25 years of experience in the franchise restaurant and hospitality industries. Mr. Prather will serve as President and chief executive officer of Easyriders. Mr. Prather began his career at Burger King where, over a 14-year period, he rose to executive vice president of worldwide operations. Mr. Prather has more recently served as chief executive officer of Hardee's, and the chief executive officer of Furr/Bishop's, Inc., the owner-operator of 105 family style cafeteria restaurants. Mr. Prather is also the founder and president of El Paso.

     Mr. Joseph Teresi, the president, chairman and publisher of Paisano Publications, founded Paisano Publications in 1970. Mr. Teresi will remain as chairman and publisher of Paisano Publications after the Reorganization, will serve as a director of Easyriders and will be the single largest stockholder of Easyriders, with approximately 37% of the outstanding Easyriders Common Stock upon consummation of the Reorganization. See "The Reorganization -- Board of Directors and Management of Easyriders After the Reorganization."

  Consumer Demographics

     The demographic profile of the American-made cruiser motorcycle owner and enthusiast has altered significantly over the past two (2) decades. As recently as 18 years ago, the typical Harley-Davidson motorcycle owner was relatively uneducated and tended to be on the fringes of society. A survey by Burt Marketing Research conducted in 1980 indicated that 63% of motorcycle owners were under the age of 30, with only 2% earning more than $50,000. However, today the profile of the typical owner of a heavyweight American-made motorcycle falls into a highly desirable consumer demographic. According to Harley-Davidson, Inc., the typical customer for heavyweight American touring and cruising motorcycles is a male between the ages of 35 and 65, with a household income of approximately $70,000. The age and gender component of this demographic profile is appealing to advertisers and suppliers of products, in as much as this group is relatively high among all age and gender groups in annual spending per consumer on all recreational products. In addition, as the demographics have changed, so too has the public image evidenced by the numerous respected and high profile celebrities, politicians and business people who have become Harley-Davidson owners.

  Opportunity to Increase Advertising Revenue

     The advertising revenues of the Paisano Companies are approximately 25% of total magazine revenues. The Paisano Companies have only recently focused on advertising, having increased advertising revenues from $5.1 million in 1996 to $6.3 million in 1997. Easyriders anticipates further improvement of advertising revenues based on: (i) the dominant market share of Paisano in the motorcycle and tattoo markets; (ii) the attractive demographics of its target market as noted above; and (iii) the generally motivated buyer base of specialty magazines, i.e., often looking for advertised products meeting their lifestyle needs. In an effort to expand its focus on advertising, Paisano Companies have recently hired two individuals, Grady Pfeiffer and Greg Andes, with significant contacts and experience in advertising.

  Technology of Publications Division

     Paisano Publications has incorporated state-of-the-art direct plate pre-press technology. This technology allows Paisano Publications to transfer the content of its magazines onto high capacity discs or to send the information over ISD and high-speed phone lines to the printer. This allows Paisano Publications to eliminate many of the most time consuming and costly steps in the pre-press process. Rather than creating a version of the magazine on film and then redigitizing the content of the printers, the magazine content can be transferred digitally, directly to printing plates. Paisano Publications believes that it has reduced its pre-press costs since it began to incorporate this new system approximately two years ago. Given the current capabilities of Paisano Publications, Easyriders expects limited incremental capital expenditures for printing technology over the next several years. Further, this technology will allow Easyriders to quickly and cost-effectively respond to market opportunities for new magazines.

  Library

     Over its 27 years of publishing motorcycle and tattoo magazines, Paisano Publications has developed a substantial library of content which it has stored digitally with the use of its recently developed pre-press technology. Paisano Publications' ability to effectively manage its library has allowed it to (i) respond quickly to fill new niches in the motorcycle and tattoo magazine industry; and (ii) develop a library of video content which it intends to use in its Easyriders video magazine and pay-per-view cable programming.

  Increase Ancillary Revenues

     While circulation and advertising still make up the majority of revenue for magazine publishers, Paisano Publications expects significant revenue from ancillary products. Paisano Publication's 1996 ancillary revenues represent 23% of its 1996 total revenue evidencing the significant demand for products and services to meet the needs of lifestyle consumers. Easyriders sees significant potential to fill still untapped needs among these consumers.

     THE BOARD OF DIRECTORS OF NEWRIDERS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE REORGANIZATION.

OVERVIEW OF TRANSACTION

     On June 30, 1998, Newriders entered into the Paisano Agreement, the El Paso Agreement and the Merger Agreement, all of which together establish the terms for the Reorganization. The Reorganization will result in: (i) the Paisano Acquisition, which will comprise the acquisition by Easyriders of all of the issued and outstanding common stock of the Paisano Companies; (ii) the El Paso Acquisition, which will comprise the acquisition by Easyriders of all of the outstanding membership interests of El Paso; and (iii) the Merger, which is the proposed merger of Easyriders Sub with and into Newriders.

     In connection with the Reorganization, the persons specified under "The Reorganization -- Board of Directors and Management of Easyriders After the Reorganization" as the prospective members of the Easyriders Board of Directors will be elected as directors of Easyriders by Newriders, as the sole Stockholder of Easyriders, and will continue to serve as such after the Reorganization until their successors are duly elected and qualified, or until their earlier resignation or removal. A vote in favor of approval of the Reorganization is effectively also a vote in favor of the election of such persons as directors of Easyriders.

     Consummation of the Reorganization is subject to various conditions, including, but not limited to: (i) the approval of the Reorganization and the adoption and approval of the Merger Agreement by the Stockholders of Newriders; and (ii) the receipt of the Financing to be provided by the Senior Lender.

THE MERGER


     Upon consummation of the Merger (i) all of the issued and outstanding shares of Newriders Common Stock will be exchanged for shares of Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock, and the stockholders of Newriders (other than the Dissenting Shareholders) will become stockholders of Easyriders, (ii) all of the outstanding options and warrants and other convertible securities exercisable for or convertible into Newriders Common Stock will be exchanged for the right to purchase or convert into Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock subject to such options, warrants or convertible securities, at an exercise price or conversion ratio per share equal to two times the exercise price or conversion ratio provided for in option, warrant or other agreements evidencing such options, warrants or other convertible securities, and (iii) each of Newriders, the Paisano Companies and El Paso will become wholly-owned subsidiaries of Easyriders. Immediately following the Reorganization, Easyriders will transfer the El Paso membership interests to Newriders, with the result that El Paso will become a wholly-owned subsidiary of Newriders.


     In the event that the Paisano Acquisition and the El Paso Acquisition do not occur, the Board of Directors of Newriders has determined that it would not be in the best interests of the Stockholders to complete the Merger.

THE PAISANO ACQUISITION


     In the Paisano Acquisition, Easyriders and Easyriders Sub II will acquire all of the Paisano Companies Stock. Mr. Teresi, the sole stockholder of each of the Paisano Companies, will receive in exchange for contributing the Paisano Companies Stock, total consideration in the amount of $48,000,000, consisting of 6,493,507 shares of Easyriders Common Stock (representing approximately 34.3% of Easyriders Common Stock issued and outstanding immediately following the Reorganization) with an estimated fair value of $3.08 per share, and promissory notes aggregating $28,000,000 consisting of a promissory note of Easyriders Sub II in the principal amount of $15,000,000 which is payable in cash immediately after the Merger has occurred, and the Contributors Notes in the aggregate amount of $13,000,000. See "Unaudited Pro Forma Condensed

Financial Statements -- Pro Forma Combined Condensed Balance Sheet (Unaudited)." The aggregate amount received by Mr. Teresi is subject to adjustment upward or downward, dollar for dollar, based on the amount by which the Paisano Companies' working capital exceeds or is less than $4,537,000 as of the closing of the Paisano Acquisition. As contemplated in connection with the Paisano Acquisition, Mr. Teresi has received a dividend of $7,000,000 from Paisano Publications, which has been funded by a loan in that amount to Paisano Publications, with the understanding that this loan will be repaid of Paisano Publications upon consummation of the Reorganization. Mr. Teresi will also have the right, subject to the approval of the Compensation Committee of Easyriders, to recommend certain employees or consultants of the Paisano Companies receive options to purchase an aggregate of 300,000 shares of Easyriders Common Stock, exercisable at $5.00 per share.


     The terms of the Paisano Acquisition are prescribed by the Stock Contribution Agreement dated June 30, 1998, (the "Paisano Agreement") between Newriders, Easyriders, the Paisano Companies and Mr. Teresi, a copy of which is attached to this Prospectus/Proxy Statement as Addendum B. The Contributor Notes will consist of the Contributor Subordinated Note in the amount of $5,000,000, the Contributor Mirror Note in the amount of $5,000,000 secured by the Martin Mirror Note and the Contributor Short-Term Subordinated Note in the amount of $3,000,000. The Contributor Subordinated Note has a term of five years and can be extended for an additional term of five years by Easyriders and bears interest at an annual rate between six and ten percent. The Contributor Mirror Note has a term of five years and will be extended if and to the extent that the Martin Mirror Note is extended, and bears interest at an annual rate between six and ten percent. The Contributor Short-Term Subordinated Note has a term of ninety days and bears interest at a rate of ten percent.

     The Paisano Acquisition, and accordingly, the Reorganization, cannot be completed without financing in the approximate amount of $22,000,000. Newriders has received a commitment from the Senior Lender to lend Paisano Publications up to $22,000,000 in the aggregate. See "The Reorganization -- Terms of the Senior Credit Agreement" for a description of the terms.

THE EL PASO ACQUISITION


     In the El Paso Acquisition, the El Paso Owners will receive a total of 2,000,000 shares of Easyriders Common Stock in exchange for all of the outstanding membership interests of El Paso. Mr. Martin is the Chairman of the Board of Directors of Newriders, and will be the Chairman of the Board of Directors of Easyriders after the Reorganization. Mr. Prather is the President of Newriders and a member of its Board of Directors, and will be the President and a member of the Board of Directors of Easyriders after the Reorganization. The terms of the El Paso Acquisition are prescribed by an LLC Interest Contribution Agreement dated June 30, 1998 (the "El Paso Agreement"), among Newriders, Easyriders, El Paso and the El Paso Owners, a copy of which is attached to this Prospectus/Proxy Statement as Addendum C.


STOCKHOLDERS' AGREEMENT

     In connection with the Reorganization, Mr. Martin and Mr. Teresi will enter into the Stockholders' Agreement in the form attached to this Prospectus/Proxy Statement as Addendum D. The Stockholders' Agreement will provide that Mr. Martin and Mr. Teresi shall each be entitled to designate four individuals to serve on the Board of Directors of Easyriders, and that Mr. Martin and Mr. Teresi shall each vote their shares for the persons designated by the other to so serve. Two of the persons designated by Mr. Teresi are required to be "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. Upon consummation of the Reorganization, Mr. Martin and Mr. Teresi will respectively be the beneficial owners of, and be entitled to vote, approximately 5,132,947 and 6,993,507 shares of Easyriders Common Stock, respectively, representing an aggregate of approximately 64% of the number of shares of Easyriders Common Stock outstanding upon consummation of the Reorganization. Accordingly, Mr. Martin and Mr. Teresi will together control the election of all of the directors of Easyriders for the foreseeable future and stockholders other than Mr. Martin and Mr. Teresi will not have any power to elect directors of Easyriders.

INITIAL PERFORMANCE AWARDS TO BE GRANTED UNDER THE EASYRIDERS PLAN


     Pursuant to the Easyriders Plan, if Easyriders, on a consolidated basis achieves the Annual EBITDA Targets, Mr. Martin will be eligible to receive annual cash bonuses equal to (1) the total amount of interest he is obligated to pay in cash to Easyriders under the Martin Notes multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Mr. Martin in the year the bonus is paid. Mr. Martin will also be eligible to receive a one-time bonus equal to (1) the amount of principal and accrued interest then remaining on the Martin Notes, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid, up to a maximum of $13,000,000, if and when Paisano Publications repays in full (a) all amounts due pursuant to the Senior Credit Agreement, between Paisano Publications as borrower, Easyriders as guarantor, and the Senior Lender, and (b) the Contributor Notes, provided Easyriders has achieved certain predetermined levels of earnings during the prior year (generally, for 1999, positive EBITDA during 1998; and for each year thereafter, at least 80% of the Annual EBITDA Target for the prior year or for each of the second and third years preceding such year). Although Easyriders expects that bonuses paid to Mr. Martin under the Easyriders Plan will be tax deductible pursuant to Section 162(m) of the Code, no assurance can be given that such payments will actually be deductible by Easyriders. Bonus payments to Mr. Martin are not contingent upon deductibility. Upon consummation of the Reorganization, Mr. Nordstrom will receive, under the Easyriders Plan, 200,000 shares of Easyriders Common Stock.


MARTIN STOCK PURCHASE

     Simultaneously with the consummation of the Reorganization, Easyriders will issue to John E. Martin, the Chairman of Newriders and the proposed Chairman of Easyriders, 4,036,797 shares of Easyriders Common Stock, for a purchase price of $12,300,000, to be paid $5,000,000 in cash and by delivery of the Martin Notes. The Martin Notes will consist of the Martin Mirror Note in the amount of $5,000,000, which note will be pledged by Easyriders to secure the Contributor Mirror Note, and the Other Martin Note in the amount of $2,300,000. The Martin Mirror Note has a term of five years and may be extended by Mr. Martin for an additional period of five years and bears interest at an annual rate between six and ten percent. The Other Martin Note has a term of five years and may be extended by Mr. Martin for an additional five years and bears interest at an annual rate between six and ten percent.

TERMS OF THE REORGANIZATION

     The detailed terms of and conditions of the Reorganization are set forth in the Paisano Agreement, the El Paso Agreement and the Merger Agreement, copies of each of which are attached hereto as Addendum A, Addendum B and Addendum C and incorporated herein by this reference. The description in this Prospectus/ Proxy Statement of the terms of and conditions of the Reorganization is qualified by, and made subject to, the more complete information set forth in the text of the Reorganization Agreements.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     In considering the recommendation of the Newriders Board of Directors with respect to the Reorganization and the transactions contemplated thereby, Newriders Stockholders should be aware that certain of the executive officers and the directors of Newriders, as well as Mr. Teresi and a former employee of El Paso, have certain interests in the Reorganization that are in addition to the interests of stockholders of Newriders generally. In particular:

          (1) Mr. Martin has agreed to purchase simultaneously with the consummation of the Reorganization, 4,036,797 shares of Easyriders Common Stock, in exchange for $5,000,000 in cash and $7,300,000 in the Martin Notes.

          (2) Pursuant to the Easyriders Plan, if Easyriders, on a consolidated basis achieves the Annual EBITDA Targets, Mr. Martin will be eligible to receive annual cash bonuses equal to (1) the total amount of interest he is obligated to pay in cash to Easyriders under the Martin Notes multiplied by
     (2) a
     fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Mr. Martin in the year the bonus is paid. Mr. Martin will also be eligible to receive a one-time bonus equal to (1) the amount of principal and accrued interest then remaining on the Martin Notes, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid, up to a maximum of $13,000,000, if and when Paisano Publications repays in full (a) all amounts due pursuant to the Senior Credit Agreement between Paisano Publications as borrower, Easyriders as guarantor, and a large financial institution as lender, and (b) the Contributor Notes, provided Easyriders has achieved certain predetermined levels of earnings during the prior year (generally, for 1999, positive EBITDA during 1998; and for each year thereafter, at least 80% of the Annual EBITDA Target for the prior year or for each of the second and third years preceding such year). Although Easyriders expects that bonuses paid to Mr. Martin under the Easyriders Plan will be tax deductible pursuant to Section 162(m) of the Code, no assurance can be given that such payments will actually be deductible by Easyriders. Bonus payments to Mr. Martin are not contingent upon deductibility.


          (3) Upon consummation of the Reorganization, pursuant to the El Paso Agreement Mr. Martin will receive 1,000,000 shares of Easyriders Common Stock in exchange for his interest in El Paso.

          (4) In connection with the El Paso Acquisition, Newriders will enter into an employment agreement with Mr. Prather at an annual salary of $200,000.

          (5) Upon consummation of the Reorganization, pursuant to the El Paso Agreement, Mr. Prather and his wife will receive an aggregate of 1,000,000 shares of Easyriders Common Stock in exchange for their interests in El Paso.

          (6) Upon consummation of the Reorganization, Mr. William Nordstrom will receive, under the Easyriders Plan, 200,000 shares of Easyriders Common Stock for services rendered in connection with the Reorganization.

          (7) Upon consummation of the Reorganization Mr. Teresi will receive an aggregate of approximately 6,493,507 shares of Easyriders Common Stock, cash in the amount of $15,000,000, and the Contributor Notes aggregating $13,000,000. Mr. Teresi will also have the right, subject to approval of the Easyriders Compensation Committee, to recommend that certain employees or consultants of the Paisano Companies receive options to purchase an aggregate of 300,000 shares of Easyriders Common Stock. In connection with the Paisano Acquisition, Paisano Publications will enter into an employment agreement with Joseph Teresi at an annual salary of $150,000. Pursuant to this employment agreement, Mr. Teresi will agree to serve as Chairman and Publisher of Paisano Publications for at least five years or the date that the Contributor Notes are repaid, whichever first occurs. Additionally, Paisano Publications and Mr. Teresi will enter into a consulting agreement in order to compensate Mr. Teresi for additional services to be performed by him following the Reorganization. Payments under the Consulting Agreement will be $5,000 per month for the first three months and then increase by an additional $2,500 per month thereafter, provided, however, that monthly payments under the agreement will not exceed $25,000. The Consulting Agreement is terminable by the Board of Directors of Easyriders at any time and upon such termination, no additional payments will be due to Mr. Teresi.

          Upon consummation of the Reorganization, Mr. Teresi will terminate his existing leases for the building structures and real estate located at 28210 Dorothy Drive and 28216 Dorothy Drive, Agoura Hills, California, 605 Main Street, Daytona Beach, Florida and 611 Broad Street, Columbus, Ohio. Simultaneously with the termination of such leases, Mr. Teresi will enter into new leases with Easyriders for each of the four premises described above. The new leases between Mr. Teresi and Easyriders will be standard triple net leases with CPI adjustments for a five-year period with renewal options for additional five-year periods.

          (8) In connection with the Paisano Acquisition, each of Messrs. Purcell, Hatcher, Doyle and Pierce have granted proxies over all of their shares of Newriders Common Stock to Mr. Teresi. The proxy agreement requires that Messrs. Purcell, Hatcher, Doyle and Pierce refrain from transferring their shares of Newriders Common Stock for a period of 2 years following consummation of the Reorganization.

          (9) Rich Dillon, a former employee of El Paso, will receive $300,000 of Easyriders Common Stock to be calculated on the per share price of Easyriders Common Stock thirty days after the consummation of the Reorganization.

          (10) Upon consummation of the Reorganization, Mr. William E. Prather will be employed by Newriders as the Chief Executive Officer of both Newriders and Easyriders for a period of 5 years at an annual salary of $200,000. In the event Mr. Prather is terminated without cause, or Mr. Prather resigns with sufficient cause (as defined in the employment agreement), Mr. Prather shall be entitled to receive the balance of his salary under the employment agreement, not to exceed 30 months, and he may require Easyriders to register the shares of Easyriders Common Stock held by Mr. and Mrs. Prather.

     Each of the above described transactions when entered into were, in the opinion of the Board of Directors of Newriders, at least as favorable to Newriders as could have been obtained from independent third parties.

CONSIDERATION TO BE RECEIVED BY STOCKHOLDERS

     The Merger Agreement provides for the exchange of shares of Newriders Common Stock into shares of Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock. The exchange ratio was not determined by arm's length negotiations. The critical economic determinations involved in the Reorganization are the terms of the Paisano Acquisition, which were determined by arms-length negotiations, and the terms of the El Paso Acquisition, which were not determined by arms-length negotiations. In determining whether to enter into the proposed Reorganization, Newriders' directors reviewed and considered, among other things, the historical and current financial position and results of operations of Newriders, the Paisano Companies and El Paso, the business prospects for Newriders, the Paisano Companies and El Paso, and the general economic, market, and financial conditions relating to Newriders, the Paisano Companies and El Paso.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of Articles of Merger, executed in accordance with the relevant provisions of the Nevada Statutes, with the Secretary of State of the State of Nevada. Under the Merger Agreement, this filing is expected to be made as soon as reasonably practicable after the consummation of the Paisano Acquisition and the El Paso Acquisition.

EXCHANGE OF CERTIFICATES

     At the Effective Time, the Newriders stockholders will cease to have any rights as Newriders stockholders, and their sole rights will be to receive shares of Easyriders Common Stock, or, in the case of any Dissenting Stockholders, the right to receive a cash payment in the amount of the fair value of their shares as determined in accordance with Nevada law. See "Rights Of Dissenting Stockholders."

     Prior to the Effective Time, Easyriders and Newriders will enter into an Agreement with a national or state bank or a stock transfer agent selected by Easyriders (the "Exchange Agent"), which will provide that Easyriders will deposit with the Exchange Agent as of the Effective Time for the benefit of holders of Newriders Common Stock, certificates representing the shares of Easyriders Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of Newriders Common Stock.

     As promptly as practicable after the Effective Time, the Exchange Agent will mail to all former Newriders stockholders transmittal materials required to exchange their shares in the Merger, including a Letter of Transmittal for use in exchanging certificates of Newriders Common Stock for certificates of Easyriders Common Stock. As soon as practicable after the Letter of Transmittal is properly completed and returned along with the certificates of Newriders Common Stock to the Exchange Agent, Easyriders will cause to be issued to the person specified in the Letter of Transmittal, certificates for the appropriate number of shares of Easyriders Common Stock. The risk of loss of certificates mailed to the Exchange Agent will be on the tendering stockholder. Stockholders claiming rights based on stock certificates that are lost or stolen must provide the Exchange Agent with a bond or insurance undertaking sufficient to indemnify Easyriders in the event a third party also makes a claim based on the same certificates.

     If any certificate for shares of Easyriders Common Stock is to be issued in a name other than that in which the Newriders share certificate surrendered in exchange therefor is registered, the Newriders certificate so surrendered must be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange must pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Easyriders Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     Each share of Easyriders Common Stock issued in connection with the Merger will be deemed to have been issued at the Effective Time. Accordingly, Newriders stockholders who receive Easyriders Common Stock in the Merger will be entitled to receive any dividends or other distributions which may be payable to all holders of record of Easyriders Common Stock as of any date after the Effective Time. However, no stockholder will be entitled to receive shares of Easyriders Common Stock, and no dividends or other distributions will actually be paid with respect to any shares of Easyriders Common Stock, until the certificate or certificates formerly representing the shares of Newriders Common Stock have been surrendered in accordance with the procedures described above. At the time such surrender has been accomplished, a certificate representing the appropriate number of shares of Easyriders Common Stock will be issued and accrued dividends and other distributions on such shares of Easyriders Common Stock will be paid without interest and less taxes, if any, imposed thereon.

ACCOUNTING TREATMENT

     The Reorganization will be accounted for under the purchase method of accounting in accordance with Accounting Principles Board (APB) Opinion No. 16, Business Combinations. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair value at the Effective Time.

CONDITIONS TO THE REORGANIZATION


     The obligations of Newriders and Easyriders to consummate the Paisano Acquisition are subject to the following conditions, unless waived by Newriders and Easyriders: (a) the business of each Paisano Company shall have been conducted in the ordinary course, and there shall have been no material adverse change to the business of any such Paisano Company; (b) there shall have been no threatened or pending litigation against any Paisano Company which is material;
(c) except for a distribution of certain excluded assets and the distribution of $7,000,000 to Joseph Teresi, there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind, by any Paisano Company since December 31, 1997; (d) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the Paisano Acquisition shall have been obtained; (e) consummation of the financing necessary to complete the Paisano Acquisition on terms acceptable to Newriders and Easyriders; (f) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Newriders and Easyriders; (g) a proxy/registration statement on Form S-4 shall have been declared effective by the SEC; (h) the representations and warranties of Mr. Teresi and the Paisano Companies shall be true and correct in all material respects as of the date of the Paisano Agreement and shall be true and correct in all material respects as of the closing date of the Paisano Acquisition as if made on the closing date, and Mr. Teresi shall have delivered to Newriders and Easyriders a certificate dated as of the closing date, to such effect; (i) Joseph Teresi and the Paisano Companies shall have performed all obligations required to be performed by them under the Paisano Agreement at or prior to the closing of the Paisano Acquisition; (j) delivery by Mr. Teresi and the Paisano Companies of an opinion of Masters & Ribakoff and an opinion of Fulwider, Patton, Lee & Utecht, LLP; (k) Mr. Teresi shall have entered into the Teresi Employment Agreement; (1) the Merger Agreement shall have been entered into by all of the parties thereto; (m) the stockholders of Newriders shall have approved the transactions contemplated by the Merger Agreement at a duly constituted meeting; (n) the El Paso Acquisition shall have closed prior to or simultaneous with the closing of the Paisano Acquisition; (o) Michael T. Purcell, Leon Hatcher,

Rick L. Pierce and C.W. Doyle shall have transferred to Newriders an aggregate of 6,156,480 shares of their Newriders Common Stock (of which 536,000 shares have already been transferred and cancelled, but which Newriders will be required to reissue if the Reorganization is not consummated); (p) stockholders of Newriders representing more than 3% of the outstanding shares of Newriders shall not have exercised their right to dissent in respect of the Reorganization; and (q) the Stockholders' Agreement shall have been entered into by Messrs. Teresi and Martin.



     The obligations of Joseph Teresi to consummate the Paisano Acquisition are subject to the following conditions, unless waived by Mr. Teresi: (a) except for
(i) any issuance of capital stock upon conversion of convertible debentures or notes which have been or may be issued by Newriders or Easyriders (but not to exceed 850,000 shares of common stock), (ii) any issuance of stock upon exercise of stock options granted under Newriders' or Easyriders' stock option plans,
(iii) the issuance of 2,000,000 shares of Easyriders Common Stock in connection with the El Paso Acquisition, (iv) the issuance of 1,000,000 shares of Newriders Common Stock to Mr. Teresi based upon prior contractual obligation, (v) the issuance of 200,000 shares of Easyriders Common Stock to William Nordstrom and
(vi) the issuance of an aggregate of 4,036,797 shares of Easyriders Common Stock to John E. Martin in consideration of cash and notes, there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind, by Newriders or Easyriders since December 31, 1997; (b) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the Paisano Acquisition shall have been obtained; (c) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Joseph Teresi; (d) the representations and warranties of Newriders and Easyriders set forth in the Paisano Agreement shall be true and correct in all material respects as of the date of the Paisano Agreement and shall be true and correct in all material respects as of the Paisano Closing Date as if made on the closing date, and Easyriders and Newriders shall have delivered to Mr. Teresi a certificate, dated as of the closing date, to such effect; (e) Newriders and Easyriders shall have performed all obligations required to be performed by them under the Paisano Agreement at or prior to the closing of the Paisano Acquisition; (f) delivery of an opinion of counsel to Newriders and Easyriders; (g) Michael T. Purcell, Leon Hatcher, Rick L. Pierce and C.W. Doyle shall have transferred to Newriders an aggregate of 6,156,480 shares of their Newriders Common Stock (of which 536,000 shares have already been transferred and cancelled, but which Newriders will be required to reissue if the Reorganization is not consummated); (h) approval by Joseph Teresi, which approval shall not be unreasonably withheld, of any person that is not an institutional investor recognized within the investment community and that is providing any portion of the Financing; and (h) the Stockholders' Agreement shall have been entered into by Messrs. Teresi and Martin.


     The obligations of Newriders and Easyriders to consummate the El Paso Acquisition are subject to the following conditions, unless waived by Newriders and Easyriders: (a) the business of El Paso shall have been conducted in the ordinary course, and there shall have been no material adverse change to the business of El Paso or its prospects; (b) there shall have been no threatened or pending litigation against El Paso which is material; (c) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the El Paso Acquisition, including but not limited to certain consents of lessors or lenders, shall have been obtained; (d) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Newriders and Easyriders; (e) the proxy/registration statement on Form S-4 shall have been declared effective by the SEC; (f) the representations and warranties of the El Paso Owners and El Paso set forth in the El Paso Agreement shall be true and correct as of the date of the El Paso Agreement and shall be true and correct as of the closing date as if made on the closing date, and the El Paso Owners shall have delivered to Newriders and Easyriders a certificate dated as of the closing date, to such effect; (g) the El Paso Owners and El Paso shall have performed all obligations required to be performed by them under the El Paso Agreement at or prior to the closing; (h) delivery of an opinion of Dillingham Cross, P.L.C.;
(i) the Merger Agreement shall have been entered into by all of the parties thereto; (j) the stockholders of Newriders shall have approved the Merger at a duly constituted meeting; (k) consummation of the financing necessary to fund the cash portion of the Paisano Acquisition; (l) any indebtedness of the El Paso Owners or True and Elizabeth Knowles, or any of their respective affiliates to El Paso shall have been paid and any indebtedness of El Paso or any affiliate of El Paso to the El Paso Owners, True and Elizabeth Knowles, or any of their respective affiliates shall have been forgiven; (m) the Paisano Acquisition shall have closed prior to or simultaneous with the El Paso Closing; and (n) stockholders of Newriders representing more than 3% of the outstanding shares of Newriders shall not have exercised their right to dissent in respect of the Reorganization.

     The obligations of the El Paso Owners and El Paso to consummate the El Paso Acquisition are subject to the following conditions, unless waived by the El Paso Owners: (a) except for (i) any issuance of capital stock upon conversion of convertible debentures or notes which have been or may be issued by Newriders or Easyriders (but not to exceed 850,000 shares of common stock), (ii) any issuance of stock upon exercise of stock options granted under Newriders' or Easyriders' stock option plans, (iii) the issuance of 6,493,507 shares of Easyriders Common Stock in connection with the Paisano Acquisition, (iv) the issuance of 1,000,000 shares of Newriders Common Stock to Joseph Teresi in consideration for the forgiveness of certain indebtedness owed to him by Newriders, (v) the issuance of 200,000 shares of Easyriders Common Stock to William Nordstrom and (vi) the issuance of an aggregate of 4,036,797 shares of Easyriders Common Stock to John
E. Martin in consideration of cash and notes, there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind, by Newriders or Easyriders since December 31, 1997; (b) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the El Paso Acquisition shall have been obtained; (c) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to the El Paso Owners; (d) the representations and warranties of Newriders and Easyriders set forth in the El Paso Agreement shall be true and correct as of the date of the El Paso Agreement and shall be true and correct as of the closing date as if made on the closing date, and Easyriders and Newriders, shall have delivered to the El Paso Owners a certificate, dated as of the closing date, to such effect; (e) Newriders and Easyriders shall have performed all obligations required to be performed by them under the El Paso Agreement at or prior to the closing; (f) delivery of an opinion of counsel to Newriders and Easyriders; (g) the Merger Agreement shall have been entered into by all of the parties thereto; (h) the stockholders of Newriders shall have approved the Merger at a duly constituted meeting; and (i) the Paisano Acquisition shall have closed prior to or simultaneous with the closing, and (j) Newriders and Mr. Prather shall have entered into an employment agreement.

     The Merger Agreement is conditioned upon prior or simultaneous consummation of the Paisano Acquisition and the El Paso Acquisition.

TERMINATION OF THE REORGANIZATION AGREEMENTS

     The Paisano Agreement may be terminated at any time prior to the Effective Time by (i) either Newriders or Easyriders, on the one hand, or Mr. Teresi and the Paisano Companies, on the other hand, if a material breach in any provision of the Paisano Agreement has been committed by the other party and such breach has not been waived; (ii) by Newriders or Easyriders if any of the conditions to Newriders and Easyriders obligations under the Paisano Agreement has not been satisfied as of the closing date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Newriders or Easyriders to comply with its obligations under the Paisano Agreement) and Newriders or Easyriders has not waived such condition on or before the closing date; or by Mr. Teresi or the Paisano Companies if any of the conditions to Mr. Teresi's obligations under the Paisano Agreement has not been satisfied as of the closing date or satisfaction of such a condition is or becomes impossible (other than through the failure of Mr. Teresi or the Paisano Companies to comply with their obligations under the Paisano Agreement) and Mr. Teresi or the Paisano Companies have not waived such condition on or before the closing date; (iii) by mutual consent of Newriders or Easyriders, on the one hand, and Mr. Teresi and the Paisano Companies, on the other hand; or (iv) by either party if the closing has not occurred (other than through the failure of any party seeking to terminate the Paisano Agreement to comply fully with its obligations under the Paisano Agreement) on or before July 8, 1998 or such later date as the parties may agree upon, except that Newriders and Easyriders may extend the closing until August 15, 1998 if, as of July 8, 1998, they have provided to Mr. Teresi an expression of interest and term sheet of a lender offering a credit facility to fund the Paisano Acquisition.

     If the Paisano Agreement is terminated, all further obligations of the parties under the Paisano Agreement will terminate, with certain limited exceptions; provided however, that if the Paisano Agreement is terminated by a party because of the breach of the Paisano Agreement by the other party or because one or more of the conditions to the terminating party's obligations under the Paisano Agreement is not satisfied as a result of the other party's failure to comply with its obligations under the Paisano Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     The El Paso Agreement may be terminated at any time prior to the Effective Time by (i) either Newriders or Easyriders, on the one hand, or the El Paso Owners and El Paso, on the other hand, if a material breach in any provision of the El Paso Agreement has been committed by the other party and such breach has not been waived; (ii) by Newriders or Easyriders if any of the conditions to Newriders' and Easyriders' obligations under the El Paso Agreement has not been satisfied as of the closing date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Newriders or Easyriders to comply with its obligations under the El Paso Agreement) and Newriders or Easyriders has not waived such condition on or before the closing date; or by the El Paso Owners or El Paso if any of the conditions to the El Paso Owners and El Paso's obligations under the El Paso Agreement has not been satisfied as of the closing date or satisfaction of such a condition is or becomes impossible (other than through the failure of the El Paso Owners or El Paso to comply with their obligations under the El Paso Agreement) and the El Paso Owners or El Paso have not waived such condition on or before the Closing Date; (iii) by mutual consent of Newriders or Easyriders, on the one hand, and by the El Paso Owners and El Paso, on the other hand, or (iv) by any party if the closing has not occurred (other than through the failure of any party seeking to terminate the El Paso Agreement to comply fully with its obligations under the El Paso Agreement) on or before December 31, 1998 or such later date as the parties may agree upon in writing.

     If the El Paso Agreement is terminated, all further obligations of the parties under the El Paso Agreement will terminate, with certain limited exceptions; provided however, that if the El Paso Agreement is terminated by a party because of the breach of the El Paso Agreement by the other party or because one or more of the conditions to the terminating party's obligations under the El Paso Agreement is not satisfied as a result of the other party's failure to comply with its obligations under the El Paso Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

TERMS OF THE SENIOR CREDIT AGREEMENT

     Newriders and Paisano Publications have received a commitment from the Senior Lender to lend Paisano Publications up to $22,000,000 in the aggregate, $17,000,000 of which will consist of term loans (the "Term Loans") and $5,000,000 of which will consist of revolving loans (the "Revolving Loans" and collectively with the Term Loans, the "Senior Loans").


     The Term Loans plus up to $3,500,000 of the Revolving Loans will be used to repay the $15,000,000 note issued by Easyriders Sub II to Mr. Teresi and to repay a portion of the loan incurred by Paisano Publications in order to fund the $7,000,000 dividend paid to Mr. Teresi by Paisano Publications prior to the Paisano Acquisition and up to $500,000 of expenses. The remaining portion of the Revolving Loans may be used by Paisano Publications for working capital purposes. $15,000,000 of the Senior Loans will initially be lent to Easyriders Sub II, which will use the proceeds thereof to repay the promissory note in the principal amount of $15,000,000 issued by it to Mr. Teresi in connection with the Paisano Acquisition. Simultaneously therewith, Easyriders Sub II will be merged with and into Paisano Publications, with Paisano Publications being the surviving company and the obligor on the Senior Loans.


     The Senior Loans will be guaranteed (the "Guarantees") by Easyriders and the Paisano Companies other than Paisano Publications (the "Guarantors"). The Senior Loans will mature on the third anniversary of the date that the Reorganization is consummated, will bear interest at an annual rate equal to the prime rate of the Senior Lender from time to time plus 1.85%. The Senior Loans and the Guarantees will be secured by a first priority security interest in substantially all of the tangible and intangible assets (owned or hereafter acquired) of Easyriders and the Paisano Companies, including all of the capital stock or equity interests of the Paisano Companies, Newriders and El Paso. The Senior Loans and the Guarantees will constitute the sole senior secured indebtedness of Paisano Publications and the Guarantors and will rank senior to all other indebtedness of Paisano Publications and the Guarantors, including the $13,000,000 of Contributor Notes. Paisano Publications will pay the Senior Lender a fee equal to 0.25% per annum of the average daily undrawn amount of the Revolving Loans.

     At the end of each six-month period in which the Term Loans are outstanding, Paisano Publications will be required to prepay the Term Loans in an aggregate principal amount equal to 35% of Excess Cash Flow for such period. Excess Cash Flow will be defined as the sum of (i) net income, plus (ii) net non-cash charges (net of credits), reduced by allowable capital expenditures and changes in working capital, plus (or minus) (iii) net losses (or net gains) resulting from any asset sale.

     Subject to certain limitations on dividends, provided that no event of default has occurred, Paisano Publications may loan funds to Easyriders monthly, limited to the lesser of $100,000 or 35% of the Excess Cash Flow for the preceding monthly period.


     The net proceeds from any public offering or Rule 144A offering or private placement of debt, equity or hybrid securities, and any funds raised through the incurrence of bank indebtedness by Easyriders, Paisano Publications or any other Paisano Company will be applied toward the mandatory prepayment of the principal of the Term Loans plus accrued interest. Notwithstanding the foregoing, Easyriders may retain up to $5,000,000 in the aggregate, from the net proceeds of any approved sale of debt or equity securities for purposes of refinancing the Contributor Short-Term Subordinated Note or funding operating expenses of Easyriders.



     The Senior Loans may be repaid in whole or in part from time to time, at the option of Paisano Publications without premium.



     Warrants to purchase 348,157 shares of Easyriders Common Stock will be issued and sold to the Senior Lender on the closing date of the Reorganization at nominal cost. The exercise price of the Warrants will be $3.00 per share. The Warrants will be exercisable at any time for a period of seven years from their date of issuance. The Warrants and the underlying common stock issuable upon exercise of the Warrants will be covered by agreements which provide for registration rights.



     The Senior Credit Agreement and the Guarantees will contain affirmative and negative covenants concerning Paisano Publications and the Guarantors and their subsidiaries. Affirmative covenants under the Senior Credit Agreement and the Guarantees will include, but not be limited to, compliance with contractual obligations and law, maintenance of existence, inspection rights, payment of taxes and other claims, maintenance of property and insurance, further assurances and notices and reporting. Negative covenants under the Senior Credit Agreement and the Guarantees will include, but not be limited to, the following: limitations on liens and negative pledges; limitations on sale/leasebacks; limitations on indebtedness, capital leases, contingent obligations and preferred stock; restrictions on the creation of any subsidiaries; limitations on dividends or any payments on, or redemptions or repurchases of, the capital stock and other restricted payments; limitations on the sale of assets and transactions with affiliates; limitations on payments under operating leases; limitations on mergers and/or consolidations; limitations on investments, acquisitions and joint ventures; limitations on changes of control; and financial covenants including, but not limited to, minimum net worth, minimum working capital, interest coverage ratio, leverage ratio and EBITDA levels, provisions related to environmental liabilities, ERISA, conduct of business and capital expenditures.


     The Senior Credit Agreement and the Guarantees will contain default provisions including, but not limited to: failure to pay principal or interest on the Senior Loans when and as due; failure to comply with any of the covenants or other terms of the Senior Loans, the Guarantees or other documents (including, without limitation, security documents); breach of any representation or warranty in the Senior Credit Agreement, the Guarantees or other documents (including, without limitation, security documents); cross-default on other obligations of Paisano Publications or any Guarantor or other subsidiary; certain events of bankruptcy of Paisano Publications or any Guarantor or other subsidiary; ERISA -- related events; change of control of Paisano Publications or Easyriders (Easyriders will be required to own 100% of Paisano Publications); material judgments against Paisano Publications or any Guarantor or other subsidiary; failure to maintain perfected security interests for the Senior Loans or the Guarantee; and invalidity or disaffirmation of any of the Guarantees.

SOURCES AND USES OF FUNDS


     The proceeds from the Financing and the sale of 4,036,797 shares of Easyriders Common Stock to Mr. John E. Martin will be used to fund the $15.0 million cash portion of the Paisano Acquisition, pay off a $7 million loan to Paisano Publications, pay the fees and expenses of the Financing and the Reorganization, refinance certain indebtedness and provide for general working capital. The following table outlines the pro forma sources and uses of funds for the Financing:



          SOURCES OF FUNDS              (000S                 USE OF FUNDS                (000S
          ----------------             OMITTED)               ------------               OMITTED)
Revolver.............................  $ 3,500    Consideration for Purchase of Paisano
                                                  Equity (includes repayment of $7
                                                  million loan to Paisano
                                                  Publications)........................  $55,000
Term Loans...........................   17,000    Transaction Fees and Expenses(b).....    3,500
Contributor Notes....................   13,000
Teresi Common Stock(a)...............   20,000
Martin Common Stock..................    5,000
                                       -------                                           -------
Total Sources of Funds...............  $58,500    Total Uses of Funds..................  $58,500
                                       =======                                           =======


---------------

(a) As consideration for a portion of the purchase price for the Paisano Companies, Easyriders will issue to Joseph Teresi 6,493,507 shares of Easyriders Common Stock for $3.08 per share for a total of approximately $20 million.

(b) Transaction fees and expenses include legal, accounting, financial advisory and other fees and expenses.

BOARD OF DIRECTORS AND MANAGEMENT OF EASYRIDERS AFTER THE REORGANIZATION

     After consummation of the Reorganization, Easyriders will be managed by a Board of Directors consisting of eight members, all of whom will be designated by Mr. Martin and Mr. Teresi in accordance with the Stockholders' Agreement. The following four directors will be designated by Mr. Martin: John E. Martin, William E. Prather, Wayne L. Knyal, and Daniel J. Gallery, each of whom is a current director of Newriders. The following four directors will be designated by Mr. Teresi: Joseph Teresi, Ellen Meagher, Robert Davis, and Joseph J. Jacobs.

     The names and ages of all persons who will be directors of Easyriders upon consummation of the Reorganization appear in the table below:

           NAME             AGE                         POSITION
           ----             ---                         --------
John E. Martin............  52    Director and Chairman of the Board of Easyriders
William E. Prather........  51    President, Chief Executive Officer and Director of
                                  Easyriders
Daniel J. Gallery.........  43    Director of Easyriders
Wayne L. Knyal............  51    Director of Easyriders
Joseph Teresi.............  56    Director of Easyriders and Publisher of Paisano
                                  Publications
Robert Davis..............  50    Director of Easyriders and Chief Financial Officer
                                  of Paisano Publications
Ellen Meagher.............  43    Director of Easyriders
Joseph J. Jacobs..........  73    Director of Easyriders

     Mr. John E. Martin has been the Chairman of the Newriders Board of Directors since July 1997. He served as Chief Executive Officer of Newriders from July 1997 until October 1997. Mr. Martin served as President and Chief Executive Officer of Taco Bell Corp. from August 1983 until October 1995. In October 1995, Mr. Martin became Chairman and continued as Chief Executive Officer of Taco Bell Corp. until October 1996. From October 1996 until June 1997, Mr. Martin was Chairman and Chief Executive Officer of PepsiCo Casual Dining International, a division of PepsiCo. Mr. Martin is a member of the Educational Foundation of the National Restaurant Association's Board of Trustees, and is a founding member of the Chief Executive Round Table at the University of California, Irvine. Mr. Martin is a director of The Good

Guys, Inc., Williams-Sonoma, Inc., Franchise Mortgage Acceptance Company, LLC ("FMAC") and Chevy's Mexican Restaurants, Inc.

     Mr. William E. Prather has been the President and Chief Executive Officer of Newriders since October 1997. Mr. Prather was employed by Burger King in various capacities beginning 1972 until 1986, which capacities included at different times Regional Manager, Head of European Operations and Executive Vice President of Worldwide Operations. Mr. Prather was Chief Executive Officer of Hardee's from March 1986 to July 1991, and the Chief Executive Officer of Furr's Bishop's Cafeteria, Inc. from February 1992 to October 1994. Mr. Prather is the founder and President of El Paso.

     Mr. Wayne L. "Buz" Knyal has served as a director of Newriders since August 1997. Mr. Knyal has been the President, Chief Executive Officer and a Director of FMAC since its inception in June 1995. Prior to founding FMAC's predecessor in 1991, Mr. Knyal founded and owned CBI Insurance Services, Inc. and concurrently served as President of CBI Mortgage Company, a residential mortgage banker. From 1968 to 1980, Mr. Knyal was an Executive Vice President of Krupp/Taylor Advertising and served clients in the fast food industry.

     Mr. Daniel J. Gallery has served as a director of Newriders since August 1997. Mr. Gallery is a co-founder of Carts of Colorado, Inc., which is engaged in mobile and modular merchandising and the utilization of non-traditional locations for food service operations, including airports, stadiums and arenas, convenience stores, and golf courses. Mr. Gallery continues as Executive Vice President for Carts of Colorado, Inc., a position he has held for a period of more than five years. He is a member of the Board of Directors of Cohabaco Cigar Company, a private venture engaged in cigar marketing, Monterey Pasta Company, a pasta manufacturing company, and the National Association of Concessionaires.

     Mr. Joseph Teresi, age 56, founded Paisano Publications in 1970 and since 1986 has been the sole stockholder of Paisano Publications. He has served as Chairman of the Board of Directors of Paisano Publications and the other companies comprising the Paisano Companies for more than the past five years, respectively, or such shorter time as they may have been in existence. From 1968 to 1978, Mr. Teresi was involved with the manufacturing, distribution and retailing of motorcycle parts and accessories.

     Ms. Ellen Meagher, age 43, is a director of Paisano Publications. Ms. Meagher joined Paisano Publications in 1986 and has held positions as Controller, Treasurer, Chief Financial Officer and Chief Operating Officer. Ms. Meagher is also Secretary and Director of Easyriders Franchising and President of Columbus.

     Mr. Robert Davis, age 50, is currently the Vice President of Finance of Paisano Publications. Mr. Davis has been with Paisano Publications since January, 1993. Mr. Davis is also Treasurer and Director of Easyriders Franchising and Treasurer of Columbus.

     Mr. Joseph J. Jacobs, age 73, has been an independent legal consultant on merger and acquisition matters since 1992. Between November 1989 and December 1991, he served as Vice President and General Counsel of Graphic Scanning Corp. where he negotiated the acquisition of that company by Bell South Corporation, and subsequent to that acquisition in 1992 was Vice President and General Counsel of Ram/BSE LP, a wireless and paging partnership in which Bell South Corporation had a 50% interest. Mr. Jacobs served in various legal positions between 1954 and 1961, with American Broadcasting Company, including Assistant to the President for Legal and Broadcasting Division Affairs -- Washington, and Assistant General Counsel, and in 1961 as General Attorney of Metromedia, Inc. Between 1961 - 1971 he served as Director of Program and Talent Negotiation for United Artists Television and Vice President and Counsel of United Artists Broadcasting. Between 1972 - 1987, he was Director of Legal Affairs for ITT Corporation's Communications Operations Group and Vice President and General Counsel of both ITT World Communications, Inc. and United States Transmission Systems, Inc. In 1988, Mr. Jacobs became Counsel to the law firm of Seyfarth, Shaw, Fairweather and Geraldson. Prior to joining American Broadcasting Company, he was an Associate with the law firm of Proskauer, Rose, Goetz and Mendelsohn.

     The Compensation Committee of the Board of Directors of Easyriders will consist of Joseph J. Jacobs and Daniel J. Gallery. The Audit Committee of the Board of Directors of Easyriders will consist of Joseph J. Jacobs, Ellen Meagher, Daniel J. Gallery and Wayne L. Knyal. The Executive Officers of Easyriders will be

John E. Martin, Chairman of the Board, William E. Prather, President and Chief Executive Officer and William R. Nordstrom, Vice President, Chief Financial Officer, Treasurer and Secretary.

     Assuming ratification of the appointment of Deloitte & Touche LLP as independent auditors of Newriders for the fiscal year ending December 31, 1998, and the completion of the Reorganization, Deloitte & Touche LLP will be the independent auditors of Easyriders for the fiscal year ending December 31, 1998.

EXECUTIVE COMPENSATION

     Information with respect to compensation paid to persons designated to become members of the Board of Directors of Easyriders who are executive officers of Newriders is set forth elsewhere in this Prospectus/Proxy Statement. See "Executive Compensation -- Newriders." The following table sets forth information concerning compensation paid by Paisano Publications to persons designated to become members of the Board of Directors of Easyriders for services rendered in all capacities to Paisano Publications for the years ended December 31, 1997, 1996 and 1995.

                                                           YEAR ENDED
              NAME AND PRINCIPAL POSITION                 DECEMBER 31,     SALARY       BONUS
              ---------------------------                 ------------    --------    ----------
Joseph Teresi...........................................      1997        $287,037(1) $  800,000
  President                                                   1996         279,205     1,000,000
                                                              1995         272,890     2,000,000
Ellen Meagher...........................................      1997        $196,154    $    8,419
  Director                                                    1996         159,999         8,000
                                                              1995         154,583        10,000
Robert Davis............................................      1997        $159,893    $    7,158
  Vice President Finance                                      1996         154,999         8,000
                                                              1995         149,583        10,000

---------------
(1) In addition, Mr. Teresi received dividends of $1,500,000 in 1997 from Paisano Publications.

OPERATIONS AFTER THE REORGANIZATION


     As proposed, Easyriders Sub, a wholly owned subsidiary of Easyriders, will merge with and into Newriders with Newriders being the surviving corporation. Easyriders will be a holding company for Newriders, the individual corporations in the Paisano Companies, and EL Paso. The ownership interests in El Paso will be transferred from Easyriders to Newriders following consummation of the Reorganization, with the result that El Paso will be a wholly-owned subsidiary of Newriders.


     Upon consummation of the Reorganization, Mr. Teresi will terminate his existing leases for the building structures and real estate located at 28210 Dorothy Drive and 28216 Dorothy Drive, Agoura Hills, California, 605 Main Street, Daytona Beach, Florida and 611 Broad Street, Columbus, Ohio. Simultaneously with the termination of such leases, Mr. Teresi will enter into new leases with Easyriders for each of the four premises described above. The new leases between Mr. Teresi and Easyriders will be standard triple net leases with CPI adjustments for a five-year period with renewal options for additional five-year periods.

EFFECT OF THE REORGANIZATION ON CERTAIN OPTIONS AND OPTION PLANS

     In connection with the Reorganization, stockholders of Newriders are being asked to approve the Easyriders Plan. See "Easyriders Plan (Proposal 3)." Assuming stockholder approval of the Reorganization and the Easyriders Plan, upon consummation of the Reorganization, the Newriders Plan will be terminated and the Easyriders Plan will be implemented. Awards such as options granted under the Newriders Plan will be exchanged for similar awards under the Easyriders Plan.

     All outstanding options and warrants of Newriders will be exchanged for options and warrants of Easyriders to purchase shares of Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock subject to such options or warrants at an exercise price per share equal to two times the exercise price provided for in the existing options and warrants. Other convertible securities of Newriders such as convertible notes and convertible debentures will be amended or exchanged for new convertible notes and convertible debentures which shall be convertible into shares of Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock subject to such convertible notes or convertible debentures at an exercise price per share equal to two times the exercise price provided for in the convertible notes and convertible debentures.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Newriders Common Stock, and, after the Reorganization, Easyriders Common Stock, by: (a) each person known by Newriders to beneficially own more than 5% of the Newriders Common Stock, (b) each person known by Newriders who will, assuming consummation of the Reorganization, own more than 5% of the then outstanding Easyriders Common Stock, (c) each director of Newriders, (d) any person who will, assuming consummation of the Reorganization, be a Director of Easyriders, (e) all directors and executive officers of Newriders, as a group, and (f) all persons who, assuming consummation of the Reorganization, will be directors and executive officers of Easyriders, as a group.


                                 AMOUNT AND NATURE      PERCENTAGE OF      AMOUNT AND NATURE     PERCENTAGE OF
                                   OF BENEFICIAL      OUTSTANDING COMMON     OF BENEFICIAL        OUTSTANDING
                                    OWNERSHIP OF      STOCK OF NEWRIDERS     OWNERSHIP OF       COMMON STOCK OF
                                 NEWRIDERS PRIOR TO        PRIOR TO        EASYRIDERS AFTER    EASYRIDERS AFTER
   NAME OF BENEFICIAL OWNER      REORGANIZATION(1)      REORGANIZATION     REORGANIZATION(2)   REORGANIZATION(3)
   ------------------------      ------------------   ------------------   -----------------   -----------------
John E. Martin(4)(14)..........       1,567,300               8.1%             5,257,947             27.8%
William E. Prather(5)..........               0               0.0%             1,000,000              5.3%
William R. Nordstrom(6)(14)....         692,300               3.7%               421,150              1.7%
Michael T. Purcell(7)..........       2,751,000              15.3%               473,089              2.5%
Leon Hatcher(8)................       2,835,918              15.8%               518,534              2.7%
C.W. Doyle(9)..................       1,887,809              10.5%               357,500              1.9%
Wayne L. Knyal(10)(14)(15).....         483,553               2.6%               238,027              1.3%
Daniel J.
  Gallery(11)(14)(15)..........          82,500               0.5%                37,500              0.2%
Hal H. Bolen II(12)............          50,000               0.3%                25,000              0.1%
Rick L. Pierce(13).............       1,501,000               8.4%               330,500              1.8%
Joseph Teresi..................       1,000,000               5.6%             6,993,507             37.0%
Ellen Meagher..................               0               0.0%                     0              0.0%
Robert Davis...................               0               0.0%                     0              0.0%
Joseph J. Jacobs...............               0               0.0%                     0              0.0%
All Executive Officers and
  Directors of Newriders as a
  group (8 persons)(14)........       7,419,378              36.9%
All Executive Officers and
  Directors of Easyriders as a
  group (9 persons)(15)........                                               14,362,815             75.2%


---------------

 (1) As of the date of this Prospectus/Proxy Statement there are a total of 17,962,316 issued and outstanding shares of Newriders Common Stock.



 (2) Assumes that the Reorganization closes together with the following related transactions: (a) the return to Newriders as treasury shares of 6,156,480 shares of Newriders Common Stock by Leon Hatcher (1,334,850 shares), Michael Purcell (1,804,821 shares), C. W. Doyle (1,172,809 shares) and Rick Pierce (1,844,000 shares) of which 1,000,000 shares are beneficially owned by Leon Hatcher, but are held in Rick Pierce's name (of which 536,000 shares have already been returned and cancelled, but which Newriders will be required to reissue if the Reorganization is not consummated); (b) the purchase by John E. Martin of 4,036,797 shares of Easyriders Common Stock;
     (c) the issuance to William R. Nordstrom of 200,000 shares of Easyriders Common Stock; and (d) the relinquishment of options, exercisable at $2.50 per share, to purchase shares of Newriders Common Stock by John E.

     Martin -- 2,000,000 shares, William R. Nordstrom -- 500,000 shares, William
     E. Prather -- 750,000 shares, Wayne L. Knyal -- 20,000 shares and Daniel J. Gallery -- 20,000 shares.

 (3) Upon consummation of the Reorganization as presently contemplated, and assuming no further issuances of Newriders Common Stock between the date hereof and the consummation of the Reorganization, except as may be contemplated herein, there will be issued and outstanding approximately 18,862,222 shares of Easyriders Common Stock plus the number of additional shares to be issued to Richard Dillon, a former El Paso employee, which is equal to $300,000 divided by the price of Easyriders Common Stock on the 30th day following consummation of the Reorganization. For purposes of the table, 60,000 shares have been established to be issued to Mr. Dillon.


 (4) Newriders share total prior to the Reorganization for Mr. Martin includes:
     (a) warrants to purchase up to 250,000 shares at $4.00 per share anytime on or before April 21, 1999; and (b) stock options to purchase up to 500,000 shares at $2.50 per share anytime on or before July 8, 2007, 200,000 shares at $2.50 per share anytime between July 8, 1998 and July 8, 2008 and 250,000 shares at $2.50 per share anytime between July 8, 1998 and July 8, 2008. Mr. Martin also owns 192,300 shares through the John E. Martin Revocable Trust dated June 16, 1992, of which Mr. Martin is trustee and beneficiary. The share total prior to Reorganization does not include: (a) other options held by Mr. Martin not exercisable within the next 60 days;
     (b) 1,000,000 shares of Easyriders Common Stock issuable to Mr. Martin upon consummation of the El Paso Acquisition; and (c) 4,036,797 shares of Easyriders Common Stock to be purchased by Mr. Martin from Easyriders.



    Easyriders share total after Reorganization for Mr. Martin includes: (a) warrants to purchase up to 125,000 shares at $8.00 per share anytime on or before April 21, 1999; (b) 1,000,000 shares issuable to Mr. Martin upon consummation of the El Paso Acquisition; (c) 96,150 shares through the John
    E. Martin Revocable Trust dated June 16, 1992, of which Mr. Martin is trustee and beneficiary; and (d) 4,036,797 shares issuable to Mr. Martin from Easyriders. The options currently held by Mr. Martin are to be canceled upon consummation of the Reorganization, and none of the shares covered by the options to be canceled have been included in the share total for Mr. Martin after the Reorganization.


 (5) Newriders share total prior to the Reorganization for Mr. Prather does not include: (a) 1,000,000 shares of Easyriders Common Stock to be issued to Mr. Prather (and Mr. Prather's spouse) upon closing of the El Paso Acquisition; or (b) an option to purchase up to 750,000 shares exercisable at $2.50 per share which vests 50% after one year of service in October 1998, and 50% after two years of service in October 1999.

      Easyriders share total after the Reorganization for Mr. Prather includes 1,000,000 shares to be issued to Mr. Prather (and Mr. Prather's spouse) upon consummation of the El Paso Acquisition, but does not include the option described immediately above which is to be cancelled upon consummation of the Reorganization.

 (6) Newriders share total prior to the Reorganization for Mr. Nordstrom includes warrants to purchase up to 250,000 shares at $4.00 per share anytime on or before April 21, 1999. Mr. Nordstrom has options to purchase 500,000 additional shares which have not been included since they are not exercisable within the next 60 days.

      Easyriders share total after the Reorganization for Mr. Nordstrom includes: (a) warrants to purchase up to 125,000 shares at $8.00 per share anytime on or before April 21, 1999; and (b) 200,000 shares issuable to Mr. Nordstrom upon consummation of the Reorganization.

 (7) Address is 415 43rd Ave. North, Myrtle Beach, South Carolina 29577.

     Easyriders share total after the Reorganization for Mr. Purcell reflects the return to Newriders as treasury shares of 1,804,821 shares of Newriders Common Stock conditional upon consummation of the Reorganization.

 (8) Address is 8117 North Fowler, Clovis, California 93611.

     Easyriders share total after the Reorganization for Mr. Hatcher reflects the return to Newriders as treasury shares of 1,334,850 shares of Newriders Common Stock registered in Mr. Hatcher's name and 1,000,000 shares of Newriders Common Stock registered in Mr. Pierce's name which are beneficially owned by Mr. Hatcher (of which 536,000 shares have already been returned and cancelled but which Newriders will be required to reissue if the Reorganization is not consummated); conditional upon consummation of the Reorganization.


 (9) Address is 21 Valley View, P.O. Box 1775, West Dover, Vermont 05356.

     Easyriders share total after the Reorganization for Mr. Doyle reflects the return to Newriders as treasury shares of 1,172,809 shares of Newriders Common Stock conditional upon consummation of the Reorganization.


(10) Mr. Knyal holds an option to purchase up to 50,000 shares of Newriders Common Stock exercisable at $2.50 per share. The option is exercisable to the extent of 50% of the shares immediately, 25% on July 8, 1998, after one year of service as a director, and 25% on July 8, 1999, after two years of service as a director. The option expires ten years after each increment vests. Conditional upon consummation of the Reorganization, Mr. Knyal has agreed to cancel a portion of his existing option, such that he will then hold an option to purchase up to 30,000 shares of Newriders Common Stock exercisable at $2.50 per share, which will be fully vested, and which will be exchanged for options to purchase up to 15,000 shares of Easyriders Common Stock exercisable at $5.00 per share upon consummation of the Reorganization. On June 10, 1998, Mr. Knyal purchased $1,000,000 face value of Newriders convertible debentures. The debentures are convertible into shares of Newriders Common Stock at the lesser of $2.375 per share or 75% of the average closing bid price of Newriders Common Stock during the five trading period prior to conversion. For purposes of this table the conversion ratio of $2.375 per share has been used, which would provide for the issuance of 421,053 shares of Newriders Common Stock upon conversion. In connection with Mr. Knyal's purchase of the debentures, Mr. Knyal was also issued a warrant to purchase up to 25,000 shares of Newriders Common Stock exercisable at a price equal to 115% of the conversion price of the debentures.



(11) Mr. Gallery holds an option to purchase up to 50,000 shares of Newriders Common Stock exercisable at $2.50 per share. The option is exercisable to the extent of 50% of the shares immediately, 25% on July 8, 1998, after one year of service as a director, and 25% on July 8, 1999, after two years of service as a director. The option expires ten years after each increment vests. Conditional upon consummation of the Reorganization, Mr. Knyal has agreed to cancel a portion of his existing option, such that he will then hold an option to purchase up to 30,000 shares of Newriders Common Stock exercisable at $2.50 per share, which will be fully vested, and which will be exchanged for options to purchase up to 15,000 shares of Easyriders Common Stock exercisable at $5.00 per share upon consummation of the Reorganization. The Newriders share total for Mr. Gallery also includes 35,000 shares held of record by G3 Holdings, LLC, a limited liability company in which Mr. Gallery, his brother and his sister are co-managers and owners.


(12) Newriders issued 40,000 shares of Newriders Common Stock to Mr. Bolen's law firm, Bolen, Fransen & Boostrom LLP in the exchange for $60,000 of legal services provided by the law firm. Mr. Bolen beneficially owns 20,000 of the shares issued to his law firm, and he disclaims ownership of the remaining 20,000 shares which are beneficially owned by another law partner. Mr. Bolen also owns 10,000 shares in his self-directed account in the Bolen, Fransen & Boostrom Pension Plan.

(13) Address is P.O. Box 379, Cambria, California 93428.


     Easyriders share total after the Reorganization for Mr. Pierce reflects the return to Newriders as treasury shares of 1,844,000 shares of Newriders Common Stock (of which 1,000,000 shares are beneficially owned by Leon Hatcher, and of which 536,000 shares have already been returned and cancelled, but which Newriders will be required to reissue if the Reorganization is not consummated) conditional upon consummation of the Reorganization.


(14) Newriders has treated as issued and outstanding 1,375,000 shares covered by warrants and/or options granted to Mr. Martin that are exercisable within the next 60 days, 500,000 shares covered by warrants and/or options granted to Mr. Nordstrom that are exercisable within the next 60 days, 62,500 shares each covered by options granted to Mr. Knyal that are exercisable within the next 60 days, 37,500 shares covered by options granted to Mr. Gallery that are exercisable within the next 60 days and 421,053 shares issuable to Mr. Knyal upon conversion of certain debentures.

(15) Easyriders has treated as issued and outstanding, 27,500 shares covered by options granted to Mr. Knyal, 15,000 shares covered by options granted to Mr. Gallery, and 421,053 shares issuable to Mr. Knyal upon conversion of certain convertible debentures.

                        FEDERAL INCOME TAX CONSEQUENCES


     The following discussion is a general summary of certain material federal income tax consequences expected to occur as a result of the Reorganization to Newriders, the Paisano Companies, El Paso, Easyriders, the El Paso Owners, Mr. Teresi and the holders of Newriders Common Stock. Deloitte & Touche LLP ("Deloitte & Touche") has rendered an opinion on certain federal income tax aspects of the Reorganization, and the following discussion describes this opinion and presents the material federal income tax aspects of the Reorganization expected to occur. Deloitte & Touche's opinion is based on relevant provisions of the Code, Treasury regulations promulgated thereunder (the "Regulations") and published positions of the Internal Revenue Service ("IRS") in effect on the date of Deloitte & Touche's opinion, all of which are subject to change. Any such changes may be retroactively applied in a manner that could adversely affect the participants in the Reorganization and the Deloitte & Touche opinion will not be updated for any changes that may occur after the date of issuance thereof. In addition, Deloitte & Touche's opinion and the following discussion are also based on (a) the Paisano Agreement, (b) the El Paso Agreement, (c) the Merger Agreement, (d) the Contributor Notes, (e) the Martin Notes, (f) the Pledge Agreement to be entered into by and between Easyriders, as a pledgor and Mr. Teresi, as pledgee pursuant to the Paisano Agreement (the "Pledge Agreement"), (g) certain representations set forth in letters from Mr. Teresi, Easyriders, Mr. Martin, Mr. Prather and Newriders each dated August 27, 1998, (the "Representative Letters") and (h) Opinion Letters dated August 27, 1998. The Paisano Agreement, the El Paso Agreement, the Merger Agreement, the Contributor Notes, the Martin Notes, the Pledge Agreement and the Representative Letters are collectively referred to as the "Documents." An ultimate finding that the facts are other than as represented in the Documents could render the opinions invalid. The opinions represent Deloitte & Touche's best judgment but are not binding on the IRS or the courts. A ruling will not be requested from the IRS regarding the tax consequences of the Reorganization. Accordingly, there can be no assurance that the IRS will not take a position contrary to the views expressed herein and that such position would not be sustained. This discussion does not comment on all tax matters that potentially may affect Newriders, the Paisano Companies, El Paso, Easyriders, the El Paso Owners, Mr. Teresi and the holders of Newriders Common Stock, including any state, local, foreign or other tax matters and does not consider various facts or limitations that may be applicable to any particular holder of Newriders Common Stock, the El Paso Owners, and Mr. Teresi, or special tax rules that may apply to certain of such holders such as non-United States person, banks, tax-exempt organizations or insurance companies that may modify or alter all or some portion of the discussion with respect to such holders. Accordingly, each holder of Newriders Common Stock, the El Paso Owners and Mr. Teresi should consult their own tax advisor concerning the specific tax consequences of the Reorganization to such holder.



     The opinion of Deloitte & Touche is filed as an exhibit to the Registration Statement on Form S-4 filed with the SEC, of which this Prospectus/Proxy Statement constitutes a part. The opinion is not filed as an appendix to the Prospectus/Proxy Statement. Upon receipt of a written request by an El Paso Owner, Mr. Teresi or a holder of Newriders Common Stock (or its representative who has been so designated in writing) to William R. Nordstrom, Newriders, Inc., 567 San Nicolas Drive, Suite 400, Newport Beach, California 92660, telephone
(949) 718-4630, a copy of the opinion will be transmitted promptly, without charge, by Newriders.


TAX CONSEQUENCES TO NEWRIDERS AND THE HOLDERS OF NEWRIDERS COMMON STOCK

  Tax Consequences to Newriders, Easyriders Sub and Easyriders

     Deloitte & Touche has rendered an opinion that provided that the Merger is a statutory merger under applicable Nevada law, no gain or loss should be recognized by Newriders on the receipt of the assets of Easyriders Sub in exchange for Newriders common stock. Moreover, no gain or loss should be recognized by Easyriders Sub on the transfer of its assets to Newriders in exchange for Newriders common stock, and no gain or loss should be recognized by Easyriders upon the exchange of its Easyriders Sub stock solely for Newriders common stock. The basis of the assets of Easyriders Sub to be received by Newriders should be the same as the basis of those assets in the hands of Easyriders Sub immediately before the exchange. The holding periods of assets to be received by Newriders should include the period during which such assets were held by Easyriders Sub.

  Receipt of Easyriders Common Stock by the Holders of Newriders Common Stock

     Deloitte & Touche has rendered an opinion that no gain or loss should be recognized by the holders of Newriders Common Stock upon the exchange of their Newriders Common Stock solely for Easyriders Common Stock or to holders of rights to acquire Newriders Common Stock upon exchange of such rights solely for rights to acquire Easyriders Common Stock. Each stockholders' aggregate basis in shares of Easyriders Common Stock or rights received in exchange for shares of Newriders Common Stock or rights will be the same, in each instance, as such stockholder's basis in the shares of the Newriders Common Stock or rights surrendered in exchange therefor. The holding period of the Easyriders Common Stock or rights will include the holding period of the Newriders Common Stock or rights surrendered in exchange therefor, provided that Newriders Common Stock or rights was held as a capital asset on the date of exchange.

     Any holder of Newriders Common Stock who dissents from the Merger and receives cash for his Newriders Common Stock should treat the cash as a distribution in redemption of his Newriders Common Stock and should recognize gain. Such holder of Newriders Common Stock should consult his/her tax advisor to determine the amount of gain and character of such gain.

  Tax Consequences to Newriders Upon Receipt of the El Paso Interest from Easyriders


     Deloitte & Touche has rendered an opinion that no gain or loss should be recognized to Newriders upon the receipt of the El Paso interest transferred to it by Easyriders solely in exchange for its stock. Additionally, no gain or loss should be recognized to Easyriders upon the transfer of the El Paso interest to Newriders solely in exchange for its stock.


TAX CONSEQUENCES TO THE EL PASO OWNERS, MR. TERESI AND EASYRIDERS

  Contribution of Assets to Easyriders

     Deloitte & Touche has rendered an opinion that no gain or loss should be recognized by Mr. Teresi, the El Paso Owners and the holders of Newriders Common Stock (collectively referred to as the "Transferors") upon the transfer to Easyriders of the following: (i) the stock of the Paisano Companies (Mr. Teresi), (ii) interest in El Paso (the El Paso Owners), and (iii) the Martin Notes and cash (Martin) (collectively i-iii are referred to as the "Assets") and in exchange solely for Easyriders Common Stock and the assumption of liabilities. To the extent that Mr. Teresi receives cash and notes in the Reorganization, Mr. Teresi should recognize gain, but not in excess of the amount of money received ($15 million) and the fair market value of the Contributor Notes (aggregating a face amount of $13 million). No loss will be recognized to Mr. Teresi, the El Paso Owners or the holders of Newriders Common Stock.


     The basis of the Easyriders Common Stock to be received by Mr. Teresi should be the same as the basis of the stock of the Paisano Companies transferred by Mr. Teresi to Easyriders, decreased by the sum of (a) the fair market value of any property received and (b) the amount of money received. The basis of the Easyriders Common Stock to be received by Mr. and Mrs. Prather (collectively referred to as the "Prathers"), two of the El Paso Owners, should be the same as the basis of their respective interests in El Paso transferred to Easyriders, decreased by their respective share of El Paso's liabilities assumed by Easyriders, the release of which is treated as a payment of money to the Prathers. This deemed distribution of money will result in income to the Prathers to the extent the money deemed distributed to the Prathers exceeds the adjusted basis of their interests in El Paso immediately before the distribution. To the extent that any deemed cash distributions exceed the Prathers' basis in their El Paso interest, capital gain should be recognized to the Prathers, provided the El Paso interest is a capital asset in the hands of the Prathers. The capital gain recognized by the Prathers will be long-term, provided the Prathers' holding period in their El Paso interest exceeds 12 months. The basis of the Easyriders Common Stock to be received by Mr. Martin, the remaining El Paso Owner, should be the same as the basis of his respective interest in El Paso transferred to Easyriders, his basis in the Martin Notes transferred to Easyriders and $5 million in cash transferred to Easyriders, decreased by his respective share of the El Paso liabilities assumed by Easyriders, the release of which is treated as a payment of money to Mr. Martin. This deemed distribution of money will result in income to Mr. Martin to the extent the money deemed distributed to Mr. Martin exceeds the adjusted basis of his interest in El Paso immediately before the distribution. To the extent that any deemed cash distribution exceeds Mr. Martin's basis in his El Paso interest, capital gain should be recognized to Mr. Martin, provided the El Paso interest is a capital asset in the hands of Mr. Martin. The capital gain recognized by Mr. Martin will be long-term, provided Mr. Martin's holding period in his El Paso interest exceeds eighteen months.


     The holding period of the Easyriders Common Stock to be received by Mr. Teresi should include the period during which he held the stock of the Paisano Companies that are to be transferred to Easyriders, provided that the stock of the Paisano Companies to be transferred was a capital asset on the date of the exchange. The El Paso Owners should have a holding period in the Easyriders Common Stock received in the exchange for their respective El Paso interests which includes the holding period for the El Paso interests transferred, except that the holding period of the Easyriders Common Stock that was received by the El Paso Owners in exchange for their interest in assets that are not capital assets (i.e., essentially ordinary income assets) begins on the day following the date of the exchange.

TAX CONSEQUENCES TO EASYRIDERS UPON RECEIPT OF THE ASSETS AND ISSUANCE OF EASYRIDERS COMMON STOCK

     Deloitte & Touche has rendered an opinion that no gain or loss should be recognized to Easyriders upon the receipt of the Assets (including assets subject to liabilities) and the assumption of liabilities transferred to it by the Transferor solely in exchange for its stock. Moreover, Easyriders should recognize no gain or loss on its receipt of the assets of El Paso upon the dissolution and liquidation of El Paso.

     The basis of the stock of the Paisano Companies to be transferred to Easyriders should be the same as the basis of such property in the hands of Mr. Teresi immediately before the transfer, increased by the amount of gain recognized to Mr. Teresi in the exchange. Easyriders' basis in the assets of El Paso received upon El Paso's dissolution and liquidation should equal the total basis of the El Paso Owner's interests in El Paso. The basis of the Martin Notes to be transferred to Easyriders should be the same as the basis of such property in the hands of Mr. Martin immediately before the transfer.

TAX CONSEQUENCES TO EL PASO IN THE REORGANIZATION

     Deloitte & Touche has rendered an opinion that El Paso should terminate (for tax purposes) upon the transfer to Easyriders of the El Paso Owner's interests in El Paso.

OTHER TAX CONSEQUENCES NOT INCLUDED IN DELOITTE & TOUCHE'S OPINION

     Section 382 of the Code and certain provisions of the regulations governing consolidated corporate groups will, as a result of the Merger, limit the use of net operating loss carryovers of Newriders to offset income of Easyriders. Management is of the belief, however, that these limitations will not have a materially adverse impact on ultimate utilization of such net operating losses.

     Under Section 3406 of the Code, stockholders may be subject to "backup withholding," at the rate of 31%, on "reportable payments" (including dividends) to be received by them if they fail to furnish their correct taxpayer identification numbers or for certain other reasons. Easyriders will report to those persons and to the IRS for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to those reportable payments. The amount of any backup withholding from a payment to a stockholder will be allowed as a credit against such stockholder's federal income tax liability and may entitle such stockholder to a refund, provided that the required information is furnished to the IRS.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE A SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSIDERA-

TIONS OF THE REORGANIZATION. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH HOLDER OF NEWRIDERS COMMON STOCK, SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER.

                       RIGHTS OF DISSENTING STOCKHOLDERS


     Stockholders who oppose the proposed Merger will have the right to receive payment for the value of their shares as set forth in Sections 92A.300 through 92A.500, inclusive, of the Nevada Statutes attached as Addendum E. Such dissenter's rights will be available only to stockholders of Newriders who (i) before the vote to authorize the Merger, notify Newriders in writing of their intention to demand payment for their shares of Newriders Common Stock, and (ii) refrain from voting in favor of the Merger. Voting against the Merger will not constitute notifying Newriders of the intention to demand payment if the Merger is effectuated.


     A Newriders stockholder of record may assert dissenter's rights as to fewer than all of the shares that the stockholder owns of record only if such stockholder dissents with respect to all shares of Newriders Common Stock beneficially owned by such person and notifies Newriders in writing of the name and address of each person on whose behalf such stockholder asserts dissenter's rights. A Newriders stockholder exercising dissenter's rights with respect to shares that the stockholder owns beneficially may not exercise dissenter's rights for fewer than all the shares of which he is the beneficial stockholder or over which he has the power to direct the vote.

     Since the vote to authorize the Merger will take place at the Meeting, Newriders will be required to notify by mail those Newriders stockholders who, by virtue of a timely notice of their intention to demand payment and having refrained from voting in favor of the Merger, are entitled to payment for their shares ("Dissenters' Notices"). Dissenters' Notices must be sent no later than 10 days after consummation of the Merger. The Dissenters' Notices must (i) state where demand for payment must be sent, (ii) state where and when certificates must be deposited, (iii) state the restrictions on transfer of shares that are not evidenced by a certificate once demand has been made, (iv) supply a form on which to demand payment, (v) set a date by which demand must be received, and
(vi) include a copy of the relevant portions of the Nevada Statutes.

     Unless a Newriders stockholder acquired his or her shares on or after the date Newriders sends the Dissenters' Notices, Newriders must calculate the fair value of the shares plus interest, and within 30 days of the date Newriders receives the demand, pay this amount to any Newriders stockholder that properly exercised dissenters' rights and deposited certificates with Newriders. If Newriders does not pay within 30 days, a Newriders stockholder may enforce in court Newriders' obligation to pay. The payment must be accompanied by (i) Newriders' balance sheet as of the end of its fiscal year, statement of income for such fiscal year, statement of changes in the stockholders' equity for such fiscal year, and latest interim balance sheet, (ii) a statement of Newriders' estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of dissenters' rights to demand payment, and (v) a copy of the relevant portions of the Nevada Statutes.

     Within 30 days of when Newriders pays or offers to pay a dissenting stockholder for his or her shares, the stockholder has the right to challenge Newriders' calculation of the fair value of the shares and interest due, and must notify Newriders by demand in writing of the amount that he or she believes to represent the true fair market value of and interest due on the shares. If Newriders and the stockholder are not able to settle on an amount, Newriders shall petition a court within 60 days of receiving the demand from the dissenting stockholder. If Newriders does not either settle with the stockholder or petition a court for a determination within the 60 days, Newriders is obligated to pay the stockholder the amount demanded less any amount paid to the dissenting stockholder plus interest. All dissenters are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.

     If stockholders representing more than 5% of the outstanding shares of Newriders Common Stock deliver Dissenters' Notices, the Senior Lender may determine not to consummate the transactions contemplated by the Senior Credit Agreement. It is a condition to consummation of the Reorganization that stockholders

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

representing no more than 3% of the outstanding Newriders Common Stock exercise their rights to dissent in respect of the Reorganization. See "The Reorganization -- Conditions to the Reorganization."

     ANY STOCKHOLDER CONTEMPLATING THE EXERCISE OF DISSENTERS' RIGHTS WITH RESPECT TO HIS OR HER SHARES IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF ADDENDUM E INASMUCH AS DISSENTERS' RIGHTS MAY BE LOST IF THE REQUIREMENTS OF THE NEVADA STATUTES ARE NOT FULLY AND PRECISELY SATISFIED.

                         CHANGES AFFECTING STOCKHOLDERS

     Differences between Nevada and Delaware law will result in certain changes affecting Stockholders. For a discussion of certain significant differences between Nevada and Delaware law, see "Comparison of Stockholders Rights."

     The Easyriders Certificate of Incorporation is substantially similar to the Articles of Incorporation of Newriders in all material respects, except that the Easyriders Certificate of Incorporation will authorize shares of preferred stock. A copy of the Easyriders Certificate of Incorporation is included as Addendum I hereto.

     The Bylaws of Easyriders are substantially similar to the Bylaws of Newriders in all material respects, except that they provide certain changes necessary to conform to Delaware Law. See "Comparative Rights of Stockholders." A copy of the Easyriders Bylaws is included as Addendum J hereto.

                               FEES AND EXPENSES


     The legal expenses of Newriders, El Paso, Mr. Martin and Mr. and Mrs. Prather incurred in connection with the Reorganization will be borne by Newriders. The legal expenses of the Paisano Companies and Mr. Teresi incurred in connection with the Reorganization will be borne by Mr. Teresi. All other expenses of the Reorganization will be borne by Newriders, including the expenses of soliciting stockholder approval, SEC registration fees, exchange listing fees, and other legal, accounting and printing fees. The legal expenses of the Senior Lender associated with the Senior Credit Agreement will be borne by Newriders. The solicitation of stockholders is being made by mail. However, additional solicitations may be made by fax, telephone or in person by officers and regular employees or consultants of Newriders.



     The total cash expenditures to be incurred by Newriders in connection with the Reorganization are estimated to be approximately $3,500,000.


                       RESALES OF EASYRIDERS COMMON STOCK

     The shares of Easyriders Common Stock to be issued to Newriders' stockholders in connection with the Merger will be registered with the Securities and Exchange Commission under the provisions of the Securities Act. Based on a claim to the provisions of applicable exemptions under state laws, no registration or qualification of such shares will be pursued in any state in which any Newriders stockholder currently resides.

     Resales of the Easyriders Common Stock received in connection with the Merger will need to be made in compliance with applicable state securities laws and regulations, and this compliance will be the responsibility of the selling or transferring stockholder.

     Easyriders shares registered under Easyriders' Form S-4 Registration Statement and received by persons who are deemed to be "affiliates" of Easyriders and/or Newriders for purposes of Rule 145 under the Securities Act may be resold by them only in transactions permitted by such Rule, or as otherwise permitted under the Securities Act. Rule 145 applies certain of the requirements and provisions of Rule 144 (applicable to unregistered shares) to registered shares received by an affiliate of a party to a merger transaction. Certificates representing registered shares received by such affiliates will bear legends referring to such restrictions, and such affiliates will be requested to execute a representation letter acknowledging that they are aware of such restrictions.

                          INFORMATION ABOUT EASYRIDERS


     Easyriders, Inc., a Delaware corporation and newly formed, wholly-owned subsidiary of Newriders, was incorporated in the State of Delaware on May 13, 1998. Assuming the consummation of the Reorganization, Easyriders will be the parent company of Newriders, the Paisano Companies and El Paso. Easyriders will derive all of its revenues from the operations of Newriders, the Paisano Companies and El Paso. Easyriders has not commenced operations and has no assets or liabilities. Easyriders is a party to the Paisano Agreement and the El Paso Agreement, and will become a party to other agreements in connection with the consummation of the Reorganization, but otherwise has no contingent liabilities or commitments.


                          INFORMATION ABOUT NEWRIDERS

DESCRIPTION OF BUSINESS -- GENERAL

     Newriders, Inc., a Nevada corporation, and Newriders Limited, a California corporation, entered into a Plan of Reorganization on June 28, 1996, whereby Newriders, Inc. acquired 100% of the outstanding common stock of Newriders Limited in exchange for issuing 13,250,000 shares of the common stock of Newriders, Inc. to the former Stockholders of Newriders Limited. A total of 11,000,000 of these shares were newly issued and 2,250,000 shares were concurrently reacquired from an existing Stockholder and reissued as part of the acquisition. Newriders, Inc. was incorporated in the State of Nevada on July 13, 1995, under the name of American Furniture Wholesale, Inc. In connection with the acquisition of Newriders Limited, American Furniture Wholesale, Inc. amended its Articles of Incorporation effective July 1, 1996, to change its name to Newriders, Inc.


     Newriders Limited owns an Easyriders Cafe Restaurant, an Easyriders Apparel and Merchandise Store, and an Easyriders Motorcycle and Accessory Shop in Fresno, California. Subsequent to December 31, 1997, the Fresno location was closed for remodeling, which is presently in progress. Reopening of the Fresno location is presently expected in late 1998 or early 1999. In May 1997, Newriders opened its second location in Myrtle Beach, South Carolina, which consists of an approximately 8,900-square-foot cafe and apparel store. Newriders sold its Myrtle Beach location on July 22, 1998, to a related party. Newriders has developed and proposes to continue to develop restaurant, apparel and accessory stores as "Units," which will generally include an Easyriders Cafe Restaurant and an Easyriders Apparel and Merchandise store, and in some instances may also include an Easyriders Motorcycle and Accessory Shop.


     Newriders is a party to franchise agreements with Easyriders Franchising, Inc., a California corporation affiliated with Paisano Publications, Inc. and the publisher of "Easyriders Magazine," to operate "Easyriders" apparel, motorcycle and accessory shops, restaurants and the right to use the name "Easyriders" in connection with their operation. (See "Information about Newriders -- Franchise Agreement -- Easyriders.")


     The theme restaurants developed by Newriders, Easyriders Cafe in Fresno, California and in Myrtle Beach, South Carolina, were designed to provide a unique dining and entertaining experience that emphasizes the appeal of Harley-Davidson and other American-made motorcycles, and the "Freedom-of-the-Road" lifestyle. The integrated retail apparel and merchandise stores offered a broad selection of premium-quality merchandise displaying Newriders' logos.



     Newriders' Units have offered and propose to offer high-quality, popular cuisine, excellent service and an atmosphere of excitement created by combining unique layouts and decor with motorcycle and Easyriders memorabilia, and, in some Units, live music entertainment. In late 1997, Newriders decided to shift its menu emphasis from California-American cuisine to Southwestern barbecue cuisine.



     Newriders' objectives are to reopen its Fresno location and open additional Units. Its primary strategy in pursuing these objectives is to increase the number and geographic diversity of its Units to generate greater consumer enthusiasm for its theme concept. Newriders believes that there are significant opportunities for additional Easyriders Cafe Units, particularly in major tourist markets, both domestic and international. In addition, Newriders intends to seek joint ventures and licensing agreements that will capitalize on the public awareness of its restaurants, apparel and merchandise Units, motorcycle shops, and the brand name merchandise offered through its Units, including a variety of items under the Easyriders brand, such as beer, wine and condiments.


RECENT DEVELOPMENTS



     The assets comprising Newriders' second Unit, located in Myrtle Beach, South Carolina, were sold as of July 22, 1998 to a corporation, 50% of whose outstanding common stock is owned by Leon Hatcher, a director of Newriders and beneficial owner of more than 5% of the outstanding Newriders Common Stock, and the other 50% of whose outstanding common stock is owned by a person not affiliated with Newriders, the Paisano Companies or El Paso. The purchase price for the assets was $607,420 plus the assumption of certain liabilities. The purchase price was paid in the form of a $100,000 cash down payment, and a promissory note for the balance, bearing interest at the rate of 12% per annum, payable in full on September 5, 1998. The promissory note is secured by a first priority lien on 300,000 shares of Newriders Common Stock owned by Mr. Hatcher. The purchaser assumed and agreed to pay all of Newriders' duties, debts, covenants and obligations under certain equipment leases, the lease for the premises, and all of Newriders' accrued payroll obligations, accrued employer tax obligations, accounts payable, debts and other obligations of Newriders with respect to the Myrtle Beach Unit. However, the purchaser did not assume a financing obligation secured by some of the equipment included in the sale, and Newriders is required to use its reasonable best efforts to obtain a release of such equipment from that obligation and cause the delivery of marketable title to the equipment to the purchaser.



     Mr. Michael T. Purcell resigned as an officer and director of Newriders in July 1998 for personal reasons not related to the Reorganization.



     Mr. Joseph Teresi may advance up to $100,000 to Newriders, without security or interest, for operating expenses, payable upon receipt by Newriders of payment of the balance of the sales price from the sale of Newriders' former Myrtle Beach operations.



     Newriders has leased space in Tulsa, Oklahoma, in which the El Paso Bar-B-Que Restaurant presently operated in Tulsa, Oklahoma, is proposed to be relocated. The Easyriders Motorcycle and Accessory Shop presently operated in Tulsa, Oklahoma, by an Easyriders' franchisee, will be relocated into adjacent space. By the operation of the restaurant and motorcycle shop in close proximity, Newriders proposes to test its concept of having the two operations together in the hope of increasing traffic from persons in Newriders' principal marketing target groups.


NEWRIDERS' RESTAURANT -- MERCHANDISE STORE CONCEPT

     The key elements of Newriders' restaurant-merchandise store concept are as follows:

          Broad-based theme. Newriders focuses on a theme that it believes has developed into universal appeal. The Harley-Davidson motorcycle and biker lifestyle theme has grown to great acceptance over the last twenty five years. Bikers are no longer considered the renegade outlaws of the past, but are more commonly affluent middle and upper-class men and women who enjoy the freedom and excitement of the sport.


          Distinctive design features. Newriders plans to characterize its Units with a physical design and layout intended to suggest a roadhouse barbecue, and which includes a smoker which produces an appetizing aroma to attract attention. It is expected that the Units will also gain attention from the array of patron motorcycles typically parked outside of the restaurants.


          High-profile locations. Newriders intends to select its Unit locations based on a variety of considerations, including real estate values, traffic patterns, income and age demographics and tourism.

          Extensive retail merchandising. Each Unit will include an integrated retail store offering premium-quality merchandise displaying Easyriders' distinctive brands and proprietary and licensed logo designs. Merchandising provides additional off-site promotion of Easyriders' brands.

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

          Quality food. Each Unit serves freshly prepared, high-quality, popular barbecue cuisine, including a variety of smoked meats such as salmon, pork, chicken and beef, designed to appeal to a variety of tastes and budgets, with an emphasis on reasonably priced signature items and items of particular appeal to the local market.


          Quality and excellent service. In order to maintain its unique image, Newriders has provided and proposes to provide attentive and friendly service and to invest heavily in the training and supervision of its service personnel.



     The cost of the first Unit in Fresno, California, which included an Easyriders Cafe Restaurant, an Apparel and Merchandise Store, and a Motorcycle Shop, prior to extensive remodeling begun in January 1998, was approximately $1,200,000. The cost of the Myrtle Beach, South Carolina Easyriders Cafe and Apparel Store was approximately $1,400,000.


LAYOUT AND DESIGN


     Newriders anticipates that its Units will generally range in size from approximately 7,500 to 15,000 square feet and in seating capacity from 140 to 400 persons. Each Easyriders Cafe will feature authentic motorcycle memorabilia, such as a replica of the motorcycle "Captain America" from the 1969 movie "Easy Rider," which was displayed in the Fresno, California Unit, and the actual motorcycle that holds the motorcycle land speed record, which is on display in the Myrtle Beach, South Carolina Unit. Other props and custom Harley-Davidson and other American-made motorcycles are displayed in the restaurants and will be displayed in future restaurants. The Units are intended to also display prints and original works of art that feature the Easyriders lifestyle. The restaurants are also proposed to have recorded music and live bands that provide late-night entertainment, depending upon local ordinances. A dance floor is available for those that wish to dance in the former Myrtle Beach Unit, and dance floors may be incorporated into some future Units.



     Newriders' former Myrtle Beach Unit was developed at Broadway at the Beach, adjacent to the main entrance and next to an existing Hard Rock Cafe. The site consists of 8,900 square feet and an 800 square foot patio, and seating capacity for 240 persons. It features a clean, modern motif with three full bars, a display kitchen and an entertainment stage. An air dam allows an entire sliding glass wall of the restaurant to be opened during business hours to include the patio within the restaurant. Approximately 250 square feet is dedicated to the roadwear apparel store.



     Newriders originally planned to operate a motorcycle and accessory shop in Myrtle Beach, South Carolina. A lease for the Myrtle Beach motorcycle shop was executed by Newriders on June 6, 1997 for a term of twenty years. Rent is payable at the rate of $2,200.00 per month with cost of living adjustments at the end of each five-year period. Effective March 1, 1998, the lease was assigned to Leon Hatcher, a director and principal stockholder of Newriders, who intends to operate the motorcycle and accessory shop. See "Executive Compensation-Certain Relationships and Related Party Transactions."


SITE SELECTION

     Newriders intends to locate its Units at high-profile sites in highly populated markets and key urban centers. Newriders will evaluate markets already established by other theme restaurants such as the "Hard Rock Cafe" and "Planet Hollywood," for example. By locating Units in high-profile, heavy-traffic areas, Newriders hopes to be able to attract both destination customers, as well as passers-by who would be drawn to the Units' unique facades, the display of patrons' motorcycles typically parked outside and the exciting environment. Proper site selection is essential to the success of a Unit, and Newriders devotes significant time and resources to analyzing each prospective location. In addition to assessing demographic information for each prospective site, management considers factors such as visibility, traffic patterns, accessibility, proximity to entertainment centers and theme parks, and other tourist attractions, the area's restaurant competition, and average income levels for the area. Once a particular city has been approved for a Unit, Newriders may search for appropriate sites, either independently or through regional and national developers.

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

MERCHANDISING

     Each Unit's apparel store will offer premium-quality fashion merchandise such as jackets, T-shirts, sweatshirts, hats, pants, leather jackets, vests, gloves and other items. Each store will also offer Harley-Davidson and Easyriders patches, pins, key chains, bandannas, glasses, watches, jewelry, and a variety of other souvenir and everyday items. Many items not on display at a store are available from the Easyriders Roadware Apparel Catalog that lists hundreds of items, which is available to shoppers and diners at their table. The merchandise can be purchased at the Units or at other Easyriders Apparel Franchise Units that prominently display the Easyriders' colorful and distinctive trademark and logo design and typically the name of the city in which the Unit is located, which enhances the collectible nature of the items. Each Unit's mix will vary to meet the demand of the particular market in which the Unit is located. Newriders' merchandise sales provide additional off-site promotion for Newriders.

MENU


     Newriders' Units will offer generous portions of a wide variety of popular foods with a Southwestern barbecue emphasis, including smoked meats such as salmon, lamb, pork, chicken and beef, and salads and a variety of appetizers and desserts. This represents a change in emphasis effective in late 1997 from the California-American cuisine previously offered by Newriders' Units. Menu items are chosen on the basis of sales popularity, ease of preparation and profitability. Newriders emphasizes high-quality food prepared fresh daily according to recipes created by Newriders. Menu items will generally be the same at all Units, with certain specialties in each market to accommodate local preferences. Prices typically range from $1.75 to $6.95 for appetizers, $2.95 to $7.50 for salads, $5.75 to $21.95 for entrees and $2.50 to $4.75 for desserts. A full bar service makes available specialty alcoholic and nonalcoholic drinks and a variety of wines. Newriders is also marketing its own private-label beer, wine and certain condiments. Newriders expects that alcoholic beverage sales will generally represent approximately 30% of a Unit's total food and beverage sales, depending on the market.


SERVICE

     Newriders emphasizes excellent customer service in order to make each patron's visit an enjoyable and memorable experience. Newriders is committed to providing its customers with prompt, friendly, attentive service. Accordingly, it attempts to maintain a high ratio of service personnel to customers, and staffs each Unit with an experienced management team to ensure that its high service standards are maintained. New employees are trained by experienced employees who are familiar with Newriders' policies, and newly promoted or recently hired managers are required to complete a training program prior to commencing their duties.

UNIT LOCATIONS AND EXPANSION


     As of December 31, 1997, Newriders operated two Units located in Fresno, California and Myrtle Beach, South Carolina, respectively. The Fresno, California Unit opened on May 1, 1996, and consists of an Easyriders Cafe Restaurant, Easyriders Roadware Apparel Store, and an Easyriders Motorcycle and Accessory Shop. Newriders opened its second Easyriders Cafe Unit at "Broadway at the Beach" in Myrtle Beach, South Carolina, in May 1997. This Unit has since been sold to a related party. The Fresno, California Unit was closed in January 1998 for remodeling, and is expected to reopen in late 1998 or early 1999. Newriders has no plans to open additional Units in 1998. Newriders plans on opening as many as three Units in 1999. Future cities being considered for new Units include: Orange County, California; Los Angeles, California; Orlando, Florida; and Las Vegas, Nevada.


     There can be no assurance that Newriders will meet its plans to open three Units in 1999. Newriders's growth will depend on such factors as its profitability and its ability to raise additional capital and/or borrow additional funds.

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

     Newriders anticipates that all Company-owned Units will be located on leased sites. The Fresno Unit is leased for five years with renewal options. The Myrtle Beach Unit is leased for ten years, also with renewal options.

     Management generally will seek to operate future sites as Company-owned Units as well as joint venture arrangements. Newriders also expects to pursue franchise and joint venture arrangements in international markets where the local region presents certain political or economic risks, where an association with local owners would be advantageous due to their market expertise or connections with the local business and industry, or where required by local laws.

ADVERTISING AND PROMOTION

     Newriders believes it will attract new customers through word-of-mouth; the visibility of its branded merchandise, radio and print advertising; extensive coverage in "Easyriders" magazine; billboards; and the broad-based media coverage typically associated with grand openings of new Units. In connection with Unit openings, local public relations firms will be retained to generate local interest, and industry magazines and television shows will be alerted to the upcoming potential "photo opportunities" with any celebrities who may be expected to attend. Newriders also hosts and will continue to host fund-raising events for local charities at its Units.

FRANCHISE AGREEMENT -- EASYRIDERS

     Newriders and Easyriders Franchising are parties to a franchising agreement. Pursuant to which Newriders was granted the exclusive territorial areas of Fresno, California and Myrtle Beach, South Carolina in which to operate an Easyriders apparel and motorcycle accessories and restaurant business. Upon consummation of the Reorganization, this franchising arrangement will no longer be necessary.

UNIT OPERATIONS AND MANAGEMENT

     Newriders will strive to maintain quality and consistency in its Units through careful training and supervision of personnel and the establishment of standards relating to food and beverage preparation, maintenance of facilities and conduct of personnel. The onsite management for all Company-owned Units is intended to consist of a general manager, kitchen manager, merchandise manager, and several floor managers, who collectively are responsible for every aspect of the Unit's operation. Units that maintain a motorcycle shop will also have a shop manager.

     In an effort to ensure that its employees properly implement Newriders' commitment to consistent high-quality, popular food and friendly and attentive service, Newriders has developed manuals regarding its policies and procedures for all aspects of Unit operations, including food handling and preparation and dining room and beverage service operations. New employees are to be trained by experienced employees who have demonstrated their familiarity with the ability to consistently implement Company policies. Newriders requires continual evaluation and testing of employees on job-related skills in order to provide the highest quality of customer service. In addition, hourly employees who demonstrate a positive business attitude along with leadership skills are encouraged to proceed into management training.

PURCHASING AND DISTRIBUTION

     Newriders' management negotiates directly with suppliers of food and beverage products to try to achieve uniform quality and freshness of food products in its Units and to obtain competitive prices. New Units will purchase a majority of its needs from a list of pre-approved local producers and wholesalers. Management believes that its food and beverage products are available from alternate sources and suppliers.

     Newriders' merchandise is procured from a variety of sources; however, a majority of the items are provided from the "Easyriders Roadware Catalog" and are subject to the Franchise Agreement. The items are chosen on the basis of cost and reliability of both domestic and foreign suppliers.

     Currently, merchandise is shipped directly to the Units in Myrtle Beach, South Carolina and Fresno, California, where ample space is available for storage.

COMPETITION

     The restaurant and retail merchandising industries are affected by changes in consumer tastes and by international, national, regional and local economic conditions and demographic trends. Changes in discretionary spending priorities; traffic patterns; tourist travel; weather conditions; employee availability; and the type, number and location of competing restaurants also directly affect the performance of an individual Unit. Changes in any of these factors in the markets where Newriders currently operates and will operate Units could adversely affect Newriders' results of operations. Moreover, the theme restaurant industry is relatively young, is particularly dependent on tourism and has seen the emergence of a number of new competitors. Established competitors include the "Hard Rock Cafe," "Planet Hollywood," "NASCAR Cafe", "All Star Cafe", and "Harley-Davidson Cafe."

     The restaurant and retail merchandising industries are highly competitive based on the type, quality and selection of the food or merchandise offered, price, service, location and other factors. Newriders believes its existing Units and future Units will be distinguished from those of its competitors by their exciting and high-energy environments, extensive displays of unique memorabilia, high-quality popular barbecue cuisine and excellent service. Nevertheless, many well-established restaurant companies with greater financial, marketing and other resources than Newriders compete with Newriders. It is anticipated they will compete with Newriders in most markets in which Newriders proposes to operate.

EMPLOYEES


     As of August 15, 1998, Newriders employed 8 full-time employees, 7 of whom were corporate management and 1 of which was a restaurant and merchandise operations manager. Newriders' employees are not covered by a collective bargaining agreement, and Newriders has never experienced an organized work stoppage, strike or labor dispute. Newriders considers relations with its employees to be excellent.


GOVERNMENTAL REGULATION

  Alcoholic Beverage Regulation

     Newriders' existing Units and future Units and Easyriders of Columbus' cafe are subject to licensing and regulation by a number of governmental authorities. Newriders is required to operate its Units in strict compliance with federal licensing requirements imposed by the Bureau of Alcohol, Tobacco and Firearms of the United States Department of Treasury, as well as the licensing requirements of the states and municipalities where its Units are located. Alcoholic beverage control regulations will require each of Newriders' Units to apply to a state authority and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the current Units and future Units, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. Newriders has obtained all regulatory permits and licenses necessary to operate its two Units that are currently open, and intends to do the same for all future Units. Failure on the part of Newriders to comply with federal, state, or local regulations could cause Newriders' licenses to be revoked and force it to terminate the sale of alcoholic beverages at the Units affected. To reduce this risk, Newriders plans that each Company Unit will be operated in accordance with procedures intended to ensure compliance with applicable laws and regulations. The failure to receive or retain, or any delay in obtaining, a liquor license in a particular location could adversely affect Newriders' ability to obtain such a license elsewhere.

     Newriders may be subject to "dram-shop" laws that exist in many states. These laws generally provide a person injured by an intoxicated person with the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person. While Newriders carries liquor liability coverage as part

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

of its existing comprehensive general liability insurance, there can be no assurance that it will not be subject to a judgment in excess of such insurance coverage or that it will be able to obtain or continue to maintain such insurance coverage at reasonable costs, or at all. The imposition of a judgment substantially in excess of Newriders' insurance coverage, or the failure or inability of Newriders to obtain and maintain insurance coverage, could materially and adversely affect Newriders.

  Other Regulations

     Newriders' current Units and future Units will be subject to regulation by federal and foreign agencies and to licensing and regulation by foreign, state and local health, sanitation, building, zoning, safety, fire and other departments relating to the development and operation of restaurants and retail establishments. These regulations include matters relating to environmental, building construction, zoning requirements and the preparation and sale of food and beverages. Various federal, foreign and state labor laws govern Newriders' relationship with its employees, including minimum wage requirements, overtime, working conditions and citizenship requirements. Significant additional government-imposed increases in minimum wages, paid leaves of absence and mandated health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities could have an adverse effect on Newriders. Delays or failure in obtaining the required construction and operating licenses, permits or approvals could delay or prevent the opening of new Units.

     The Federal Americans With Disabilities Act ("ADA") prohibits discrimination on the basis of disability in public accommodations and employment. Newriders' current Units are designed to be accessible to the disabled. Newriders intends to continue to comply in future Units with the ADA and future regulations relating to accommodating the needs of the disabled, and Newriders does not anticipate that such compliance will have a material effect on its operations.

     Future Units which may be established in countries other than the United States will be subject to governmental regulations in the jurisdictions in which they are established, principally in respect to sales of liquor, construction of premises and working conditions of employees. Newriders does not believe that such regulations will materially adversely affect its business.

TRADEMARKS

     Newriders, at this time, does not have a registered trademark with the United States Patent and Trademark Office. Newriders regards its name, "Newriders," and logo as having significant value and as being an important factor in the marketing of Newriders' products, and has applied for a trademark registration under its design logo. The "Easyriders" trademark is registered with the United States Patent and Trademark Office and is the property of Paisano Publications, Inc. Newriders has the right to use the "Easyriders" trademark pursuant to the Franchise Agreements.

INSURANCE

     Newriders maintains general liability and property insurance. The costs of insurance coverage vary generally and the availability of certain coverage has fluctuated in recent years. While Newriders believes that its present insurance coverage is adequate for its current operations, there can be no assurance that the coverage is sufficient for all future claims or will continue to be available in adequate amounts or at reasonable rates.

DESCRIPTION OF PROPERTY

     Newriders presently occupies two retail properties in Fresno, California, one retail property in Myrtle Beach, South Carolina and corporate office space at one location in Newport Beach, California, described as follows:

     1. Fresno Retail Sites: Newriders leases two retail locations in Fresno, California. They are housed in two buildings, separated by a common parking lot. Both are located within one-half block from the intersection of the two main thoroughfares in the City of Fresno and are passed by approximately 60,000 vehicles per day on average. The Cafe and Roadware Apparel store have been closed for remodeling since January 1998, and are expected to reopen in Fall 1998. The remodeled cafe will seat approximately 175 persons.

     The Fresno motorcycle and accessory shop is located in a 4,000-square-foot area adjacent to the Cafe. It features a modern showroom in which up to 15 new, customized and used motorcycles can be displayed and offered for sale. A full line of aftermarket motorcycle parts is offered. In addition, a complete motorcycle customizing and repair shop is included, in which motorcycles can be repaired, customized or built from the frame up. The Fresno motorcycle and accessory shop has also been closed since January 1998 while the cafe is being remodeled.

Fresno Leases: The Fresno cafe and apparel store lease became effective on August 1, 1995. It is a triple net lease with the following rent structure:

Commencement to 5/31/00...........................  $ 84,000 annually
6/1/00 to 5/31/05.................................   102,000 annually
6/1/05 to 5/31/10.................................   117,120 annually
6/1/10 to 5/31/15.................................   133,740 annually

     Newriders also pays annual property taxes of approximately $8,000 pursuant to the lease.

     The motorcycle and accessory shop space begins at $48,000 annually with incremental increases on a percentage basis reflecting the rent increases in the cafe lease.


     3. Corporate Offices: Newriders utilizes corporate office space located in Newport Beach, California. Newriders pays an office services fee of $7,000 per month to John E. Martin, Newriders' Chairman of the Board of Directors, which includes use of certain equipment and support services.

               NEWRIDERS' MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

                   AS OF DECEMBER 31, 1997 AND JUNE 30, 1998


     Newriders has restated its financial statements for the year ended December 31, 1996. References herein to financial information for that period are based on the financial statements for that period as restated.

RESULTS OF OPERATIONS

     THE FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 1996.


     Newriders' sales for the year ended December 31, 1997 were $2,932,708 in contrast to sales of $1,161,520 for the year ended December 31, 1996. Newriders' sales were not reflective of any direct marketing or advertising conducted by Newriders. Newriders' gross margin for the year ended December 31, 1997 was $1,262,562, or approximately 43% of sales. Newriders' gross margin for the year ended December 31, 1996 was $629,033, or approximately 54% of sales. Newriders attributes the smaller percentage gross margin in 1997 to price discounts and giveaways associated with the opening of its Myrtle Beach location.



     Total cost of sales for the year ended December 31, 1997 was $1,670,146 or 56.9% of Sales. Total cost of sales for the year December 31, 1996 was $532,487 or approximately 45.8% of Sales. Restaurant and store operating expenses were $2,661,424 in the year ended December 31, 1997, and approximately $1,013,888 in the year ended December 31, 1996. Selling, general and administrative expenses were $1,067,464 in the year ended December 31, 1997, and approximately $507,383 in the year ended December 31, 1996. The increases in sales and expenses are primarily attributable to the addition of the former Myrtle Beach Unit from May, 1997. Selling, general and administrative expenses increased due primarily to the expansion of corporate staff and increased activities in furtherance of contemplated corporate expansion. Newriders to date has spent only limited funds on advertising or marketing of its restaurants and motorcycle shop. Newriders anticipates budgeting approximately $60,000 annually for advertising of any Unit it operates.



     Of 1997 sales, $1,398,823 represent sales for the former Myrtle Beach Unit, while $1,533,885 represent sales from the Fresno Unit. Myrtle Beach costs of sales for 1997 were $530,646, while Fresno costs of sales were $1,139,500. Restaurant and store operating expenses in 1997 were $1,216,403 for the former Myrtle Beach Unit and $1,445,021 for the Fresno Unit. While the Fresno Unit remains closed, it will, of course, generate no revenues. But while operating expenses will be reduced during closure, some operating expenses will continue to accrue, and capital expenditures for remodeling will be incurred. Fresno Unit revenues will likely be much lower for 1998 than 1997 while operating expenses for Fresno are also expected to be lower for 1998 than for 1997. However, the decrease in operating expenses will not likely be in proportion to the decrease in revenue.


     Newriders incurred compensation expense of $1,244,000 from stock and option issuances in 1997, and wrote off leasehold improvements of $628,129 in 1997 as a result of Newriders' decision to substantially rebuild its restaurant in Fresno, California in December 1997. Net loss for the year ended December 31, 1997 was $4,776,874 or $0.29 per share in contrast to a net loss of $1,036,240 or $0.07 per share for the year ended December 31, 1996. Newriders attributes its losses largely to development of its restaurant, apparel and motorcycle shop concept and the initial implementation of this concept, and corporate staff increases incurred to facilitate Newriders' planned acquisitions and expansion.

     The level of public acceptance for Newriders' restaurant, apparel and motorcycle shops remains undetermined, and Newriders anticipates making further adjustments in its menu, designs, products and marketing approach from time to time to better achieve public acceptance, to hopefully improve revenues, and adjust to changing market conditions. Such adjustments may result in higher expense levels than would otherwise be incurred by a more established enterprise.


     Newriders' business is somewhat seasonal, given its marketing to the motorcycle riding public, although this may vary from location to location. The Fresno Unit did not appear to be affected significantly by seasonal business fluctuations, while the former Myrtle Beach Unit did appear to be subject to some seasonal business fluctuation. Other Units which may be developed in the future may be affected by seasonal fluctuations, and it is anticipated that this factor will be considered in selecting sites for additional Units.


     Newriders believes that the timing of its opening of the former Myrtle Beach Unit in May 1997, was particularly beneficial to Newriders' initial success of that location. Not only is May the traditional beginning of the summer tourist season, it is the month in which Myrtle Beach hosts the longest running continuous annual motorcycle rally in the United States. An estimated 50,000 motorcycle riders converge on the community over a one-week period. Newriders' theme and products are precisely targeted to this lucrative customer base.


     While the Spring through Fall tourist seasons in Myrtle Beach receive the most traffic, the Winter, featuring a temperate climate, also lends itself to the conditions conducive to enjoyment of motorcycle touring. Newriders has also begun an extensive campaign to position itself as a popular place for "locals". Further, Newriders has embarked upon a promotional campaign to attract many of the thousands of golfers who descend upon Myrtle Beach's more than 100 golf courses during the winter season.


     THE SIX MONTHS ENDED JUNE 30, 1998, COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 1997.



     During the six months ended June 30, 1998, Newriders experienced a net loss in the amount of $5,197,174, in contrast to the net loss of $760,302 for the six months ended June 30, 1997. Net loss per share was ($0.30) for the six months ended June 30, 1998.



     Newriders attributes the increased losses for the six month period ended June 30, 1998 primarily to an increase in expenses, although Newriders also reported a decrease in sales for the six month period ended June 30, 1998. The components of the increase in expenses of $3,507,769 for the six month period ended June 30, 1998, as compared to the six month period ended June 30, 1997, were increases of $127,179 in restaurant and store operating expenses, $857,737 in selling, general and administrative expenses, $1,888,867 in stock issuance expense and a $631,986 loss on sale of restaurant and apparel store to a related party.



     Increased restaurant and store operating expenses for the six month period ended June 30, 1998 are the result of the operation of the Myrtle Beach location in the period, and the continuing fixed costs associated with the Fresno location. Fixed costs for the Fresno location continued despite the closing of that location for remodeling. For the six months ended June 30, 1997, restaurant and store operating expenses related primarily to the Fresno location; the Myrtle Beach location having opened in May, 1997.



     Newriders attributes increased selling, general and administrative expenses to increased overhead for accounting, legal and professional fees and the addition of corporate staff related to the Reorganization and the anticipated administrative needs of Newriders following the Reorganization. General and administrative expenses should generally be viewed as likely to recur in the normal course of business, although the amounts of such expenditures will vary.



     Stock issuance expense for the six month period ended June 30, 1998 relates to the issuance of 1,000,000 shares of Newriders' Common Stock to Joseph Teresi. The stock issuance expense represents the difference between the fair market value of the shares issued and the forgiveness of $211,133 in accounts payable by Mr. Teresi.



     The loss on sale of restaurant to related party recorded as of June 30, 1998, relates to the sale of Newriders' restaurant and apparel store in Myrtle Beach, South Carolina to Easyriders of Myrtle Beach, Inc., and represents the difference between the price at which such assets were sold an the historical cost basis of Newriders in such assets. Easyriders of Myrtle Beach, Inc. is a South Carolina corporation, 50% of the outstanding common stock is owned by Leon Hatcher, a director and beneficial owner of more than 5% of the outstanding Newriders Common Stock. The purchase price for the assets was $607,420 plus the assumption of certain liabilities. The consideration was paid in the form of a $100,000 cash down payment, and a promissory note for the balance, bearing interest at the rate of twelve percent (12%) per annum, payable in full on September 5, 1998. The promissory note is secured by a first priority lien on 300,000 shares of Newriders Common Stock owned by Leon Hatcher.

     Easyriders of Myrtle Beach, Inc. has assumed and agreed to pay all of Newriders' duties, debts, covenants and obligations under certain equipment leases, the Myrtle Beach, South Carolina premises lease and all of Newriders' accrued payroll obligations, accrued employer tax obligations, accounts payable, debts and other obligations with respect to the Myrtle Beach, South Carolina restaurant, bar and apparel shop. The buyer's assumption of certain liabilities does not include a certain financing obligation ("FMAC Obligation") with Franchise Mortgage Acceptance Corporation ("FMAC") secured by some of the equipment included in the sale. Newriders is to use its reasonable best efforts to obtain a release of such equipment from the FMAC Obligation and cause marketable title to be delivered to the buyer. Until that occurs, Newriders will remain responsible to pay the remaining payments under the FMAC Obligation.



     Total sales for the six months ended June 30, 1998 was $824,155, down $324,956 (28%) from the $1,149,111 reported for the six months ended June 30, 1997. Total sales for all reported periods were comprised of revenue from sales of restaurant items, Easyriders apparel and merchandise, and motorcycle accessories. The decrease in sales reflects the closure of Newriders' Fresno, California location for remodeling in January 1998, and different levels of sales at the different locations.



     Cost of sales for the six months ended June 30, 1998 was $386,964, or approximately 47% of total sales. Cost of sales for the six months ended June 30, 1997 was $718,957, or approximately 62% of total sales. Cost of sales consists primarily of the cost of food, alcoholic and non-alcoholic beverages, apparel, motorcycle parts and accessories and direct labor costs.



     Gross margin for the six months ended June 30, 1998 was $437,191, up $7,037 from the $430,154 reported for the six months ended June 30, 1997. This represents the net effect of more efficient operations at the Myrtle Beach location as compared to the Fresno location and continued accrual of fixed costs associated with the Fresno location while closed for remodeling.


LIQUIDITY AND CAPITAL RESOURCES


     The Company's stockholders' equity decreased $1,529,117 in the six months ended June 30, 1998, from $302,842 as of December 31, 1997 to a deficit of $1,226,275 as of June 30, 1998. Cash and cash equivalents decreased $904,619 to $358,014 at June 30, 1998, from $1,262,633 at December 31, 1997 due primarily to net cash used in operating activities of $2,107,736. Cash used in operating activities reflects a net loss of $5,197,174, partially offset by non-cash expenses of $1,888,867 for common stock issued for services, loss on sale of restaurant of $631,986, $903,755 of non-cash interest expense and $122,988 related to the depreciation and amortization of property and equipment. Cash flows from changes in operating assets and liabilities reflect a decrease in inventories of $98,260, an increase in deferred acquisition costs of $553,477, increased prepaid expenses of $217,921 and increased deposits and other assets of $2,609. Also, accounts payable increased by $195,305 and deferred rent increased by $22,284.



     These decreases in cash and cash equivalents were partially offset by net cash provided by financing activities through the issuance of $2,100,000 of debt partially offset by $752,002 of payments on debt, capital lease obligations and advances. Newriders additionally utilized $144,881 of cash for capital requirements for the remodeling of Newriders' Fresno facility and for the purchase of property and equipment.



     Newriders' most significant cash needs in 1998 include working capital to remodel Newriders' facilities in Fresno, California, to investigate and negotiate terms and conditions for additional sites for restaurants (if the Reorganization does not occur) and to complete the Reorganization. Newriders' present cash resources are not adequate to sustain operations through 1998 unless the Reorganization is completed. If the Reorganization is completed, Newriders should have adequate cash resources to sustain operations for the foreseeable future. If the Reorganization is not completed during 1998, Newriders will be required to raise additional capital through borrowing or additional sale of equity. Even assuming the reopening of the Fresno location, revenues would likely not be adequate to support the present headquarters executive staff, and Newriders would be required to substantially reduce its corporate overhead.



     The Reorganization as presently contemplated would have numerous significant impacts on the liquidity of Newriders. The significant contribution to the cash of Newriders represented by the Reorganization will be offset to some extent by Newriders' need to make payments as required to service the indebtedness incurred to effect the Reorganization. The net effect of the Reorganization on the liquidity of Newriders is expected to be positive, but will depend upon the terms of the financing which Newriders obtains and the future operating results of the Paisano Companies and El Paso.


YEAR 2000 COMPLIANCE

     What is commonly referred to as the "Year 2000 Issue" is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Newriders' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

     In 1998, Newriders will initiate a conversion for existing PC based accounting software to programs that are year 2000 compliant. Management has determined that the year 2000 issue will not pose significant operational problems for its computer systems. As a result, all costs associated with this conversion will be expensed as incurred. Newriders will also initiate communications with all of its significant suppliers to determine the extent to which Newriders' interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. There can be no guarantee that the systems of other companies on which Newriders' systems rely will be timely converted and would not have an adverse affect on Newriders' systems.

     Newriders will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 modifications. Newriders anticipates completing its Year 2000 remediation efforts within one year but not later than October 31, 1999, which is prior to any anticipated impact on its operating systems. The total cost of Newriders' Year 2000 remediation efforts is not expected to have material effect on Newriders' results of operations.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which is effective for annual and interim periods beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                      PAISANO PUBLICATIONS AND AFFILIATES
                   SELECTED HISTORICAL FINANCIAL INFORMATION
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

     The following selected historical financial information of the Paisano Companies has been derived from the companies' respective historical combined financial statements, and should be read in conjunction with such combined financial statements and the notes thereto, which are included in this Proxy Statement/ Prospectus.

     The selected historical financial information of the Paisano Companies as of and for the years ended December 31, 1996 and 1997 has been derived from the combined financial statements audited by Deloitte & Touche LLP, independent accountants, included elsewhere in this Proxy Statement/Prospectus. The selected historical financial information of the Paisano Companies as of and for the years ended December 31, 1993, 1994, and 1995 and the related interim periods has been derived from the unaudited combined financial statements.


     In the opinion of the Paisano Companies' management, the unaudited combined financial statements include all adjustments, consisting only of normal recurring accruals, that management of the Paisano Companies considered necessary for a fair presentation of the results of operations and financial position for each of the periods presented. Operating results for the Paisano Companies for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.



     The financial statement data set forth should be read in conjunction with, and are qualified in its entirety by reference to, the financial statements and notes related thereto included elsewhere in this Proxy Statement/ Prospectus. See "Paisano Companies' Management's Discussion and Analysis of Results of Operations and Financial Condition as of December 31, 1997 and June 30, 1998."



                                                                                                          SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                                    JUNE 30,
                           ------------------------------------------------------------------------   -------------------------
                               1993           1994           1995           1996           1997          1997          1998
                           ------------   ------------   ------------   ------------   ------------   -----------   -----------
Combined Statement of
  Operations Data:
Revenues.................  $ 31,467,708   $ 33,516,355   $ 34,641,942   $ 34,029,907   $ 33,748,729   $16,776,089   $16,698,144
Operating Expenses.......   (29,100,513)   (32,194,587)   (34,493,983)   (34,453,225)   (31,025,456)  (15,017,204)  (15,844,453)
Operating Loss from
  Franchise Operations...        (6,602)      (483,820)      (435,791)      (235,732)       (96,032)      (33,493)     (234,530)
                           ------------   ------------   ------------   ------------   ------------   -----------   -----------
Income (Loss) from
  Operations.............     2,360,593        837,948       (287,832)      (659,050)     2,627,241     1,725,392       619,161
Other Income (Expense),
  Net....................        67,508         88,419        296,207       (243,388)        65,551       121,254       (90,528)
                           ------------   ------------   ------------   ------------   ------------   -----------   -----------
Income (Loss) Before
  Provision for Income
  Taxes..................     2,428,101        926,367          8,375       (902,438)     2,692,792     1,846,646       528,633
Provision for Income
  Taxes..................        27,261         29,200         21,697          5,144         53,709        38,350        23,362
                           ------------   ------------   ------------   ------------   ------------   -----------   -----------
Net Income (Loss)........  $  2,400,840   $    897,167   $    (13,322)  $   (907,582)  $  2,639,083   $ 1,808,296   $   505,271
                           ============   ============   ============   ============   ============   ===========   ===========
Combined Balance Sheet
  Data:
Total Assets.............  $ 15,551,375   $ 11,532,998   $ 12,554,021   $ 11,497,250   $ 12,885,891   $13,649,201   $13,724,388
                           ============   ============   ============   ============   ============   ===========   ===========
Note Payable to
  Stockholder............  $  2,000,000   $  2,194,105   $  2,350,958   $  2,921,587   $  2,921,587   $ 2,921,587   $ 2,921,587
                           ============   ============   ============   ============   ============   ===========   ===========
Dividends................  $  3,653,900   $         --   $         --   $         --   $  1,500,000   $        --   $   125,854
                           ============   ============   ============   ============   ============   ===========   ===========

                    INFORMATION ABOUT THE PAISANO COMPANIES

GENERAL DESCRIPTION OF THE PAISANO COMPANIES

     Paisano Publications is a California corporation which was organized on November 17, 1970. It presently has approximately 107 employees, and is engaged in the business of publishing magazines for the motorcycle and tattoo markets.

     Easyriders of Columbus is an Ohio corporation which was organized on January 3, 1994. It presently has approximately 12 employees and it owns and operates a flagship store which sells Easyriders apparel and offers motorcycle customization, custom and pre-owned motorcycle sales, motorcycle parts and accessory sales, motorcycle servicing, a cafe, custom leather and embroidery and a tatoo studio.

     Easyriders Franchising is a California corporation organized on June 23, 1993. It presently has 10 employees, and is engaged in the business of selling franchises to third parties to sell Easyriders apparel and motorcycle accessories.

     Teresi, Inc. is a California corporation organized on April 7, 1982. It presently has 3 employees, and is engaged in the business of organizing promotional events.

     Bros Club is a California corporation organization February 17, 1994. It presently has no separate employees, and relies on services provided by other Paisano Companies. Bros Club is engaged in the business of soliciting memberships for an association of motorcycle enthusiasts and provides various services such as arranging group insurance for members.

     Associated Rodeo Riders on Wheels is a California corporation organized on February 29, 1988. It presently has no employees and no material operations.

PRINT MEDIA PUBLISHING OVERVIEW

     Paisano Publications publishes ten special interest magazines which are sold worldwide, and a trade magazine provided free to motorcycle shops. Including foreign language editions, there are 26 separate versions of the eleven magazines. These magazines are targeted at the Harley-Davidson and tattoo markets, which Paisano Publications is generally regarded as the market leader.

     Following are the magazines published by Paisano:

MOTORCYCLE LIFESTYLE MAGAZINES

  Easyriders

     Easyriders is Paisano Publications' original magazine. It was first published in 1971, and remains the Paisano Publications' flagship magazine. The magazine has been closely associated with Harley-Davidson enthusiasts since the early 1970's and has an extremely strong following in the U.S. and abroad. "Easyriders" has developed a degree of brand name recognition, and is used by Paisano Publications on products and for its retail and franchise operations. Easyriders is focused on what has been referred to as the "Harley-Davidson lifestyle," featuring motorcycles, people, and events involving Harley-Davidson motorcycles. In addition, Easyriders has served as a means of promoting other products and services offered by Paisano Publications. Easyriders is published monthly in a fixed format, including approximately 152 pages, generally two-thirds in color and one-third in black-and-white. The magazine is adult-oriented, including some nudity, and sells at U.S. newsstands for $4.99.

     There are six special annual issues of Easyriders, including two product catalogs, one buyers' guide, and one related to an annual Columbus, Ohio motorcycle event. These annual issues have additional pages and sell for $5.99.

  Easyriders V-Twin

     Easyriders V-Twin ("V-Twin") is similar in content and format to Easyriders, but does not include any nudity. V-Twin allows Paisano to broaden the reach of its flagship magazine into additional newsstands and to a larger segment of Harley-Davidson enthusiasts to whom the nudity contained in Easyriders may be objectionable. V-Twin was started in 1989. As with Easyriders, V-Twin retails for $4.99 and has six special issues with additional pages that retail for $5.99.

  In the Wind

     In the Wind is focused on people and events associated with the Harley-Davidson lifestyle. It was started in 1979. The magazine is designed to appeal to persons specifically interested in candid photographs and profiles of people at motorcycle events or "on the road." The magazine contains photographs (mostly submitted by readers), with little or no copy. In the Wind is published bimonthly in a fixed format of approximately 128 pages, with generally one-half color and one-half black-and-white. The magazine retails for $4.99.

  Biker

     Biker magazine is targeted at the oldest segment of the Harley-Davidson market. The magazine includes the "most explicit" photography among Paisano's motorcycle titles, including nudity and adult-oriented text. As with other titles, the magazine is part of Paisano Publications' strategy of dominating all segments of its target markets. Biker was acquired in 1986 from McMullen Publishing. It has been published since 1974. Biker is published twelve times a year and is a fixed-format publication of 96 pages. The magazine is one-half color and one-half black-and-white. It retails for $3.99.

  VQ

     VQ was started in 1994 to serve a more upscale segment of the Harley-Davidson market. The popularity of Harley-Davidson motorcycles has grown among higher income individuals and VQ was created to target this market segment. VQ is focused primarily on "custom" Harley-Davidsons and other hybrid American-made motorcycles and their designers and builders. VQ is a high-quality, "coffee table" style magazine which is published bimonthly. The magazine retails for $5.99.

  Quick Throttle

     Quick Throttle was introduced in the spring of 1995. It is targeted at speed and performance enthusiasts within the Harley-Davidson market. Quick Throttle is a bimonthly publication which retails for $3.99. The magazine is published in a fixed format of 96 pages and is one-half color and one-half black-and-white.

  Eagle's Eye

     Eagle's Eye is a monthly trade publication which is distributed at no charge to motorcycle and motorcycle accessory shops. The magazine is focused on merchandising within the Harley-Davidson market including Paisano Publications' franchised Easyriders stores. Eagle's Eye is designed primarily to promote Paisano Publications' products to retailers. In addition, the magazine also includes advertising from other suppliers to the industry.

TATTOO LIFESTYLE MAGAZINES

  Tattoo

     Tattoo is Paisano Publications' original entry into the tattoo market. It was purchased from McMullen Publishing in 1986. The magazine is targeted at the growing number of tattoo enthusiasts and includes profiles of individuals, information about events, and other related topics. Management believes Tattoo controls a majority of its market. Tattoo is a monthly publication produced in a fixed format of 96 pages primarily in color and coated paper, with a limited number of pages on newsprint. The magazine retails for $3.99 in the U.S. There are six special issues of Tattoo with additional pages related to tattoo and motorcycle events that are sold throughout the year. These special issues retail for $4.99.

  Tattoo Flash

     Tattoo Flash was started in 1993 and also targets the tattoo market. Tattoo Flash is a gallery of individual examples of tattoo art. The magazine has no advertising content. Tattoo Flash is an all-color, heavier paper, bimonthly publication. It retails for $4.99 in the U.S.

  Tattoo Savage

     Tattoo Savage is the third Paisano Publications title targeted at the tattoo market. The magazine was started in 1994. Tattoo Savage features more "extreme" uses of tattoos. Along with its tattoo focus, Tattoo Savage includes body piercing content and photography. Like tattooing, body piercing has experienced strong growth in popularity recently. Tattoo Savage, when introduced to the music store market in 1994 (such as BlockBuster Music, The Wherehouse and Tower Records, etc.) rose to number two in sales behind Spin Magazine and ahead of Rolling Stone. Tattoo Savage is published bimonthly in a fixed format of 96 pages and retails in the U.S. for $4.99.

HOT ROD MAGAZINES

  American Rodder

     American Rodder is the only Paisano Publications title which does not target the Harley-Davidson or tattoo markets. American Rodder targets hot rod enthusiasts and focuses on the restoration and customization of "classic" hot rods. This market has many similarities with the Harley-Davidson "customization" market. American Rodder was started in 1987. American Rodder is a monthly publication retailing for $3.99 in the U.S. It is published in a fixed format of 112 pages, with one-half color and one-half black-and-white. There are four special annual issues of American Rodder with additional pages, including three related to events and one swimsuit issue. These special issues retail for $4.99.

OTHER MATERIALS

     In addition to its magazine publications, Paisano Publications also periodically publishes calendars, buyer guides and other printed materials.

VIDEO MAGAZINES

     Paisano Publications produces video magazine versions of its Easyriders magazine. The videos are produced as periodicals and are sold like magazines, as single copies or as subscriptions. Paisano Publications has built a large library of footage for its videos. The videos are produced in-house in Paisano Publications' editing studio. Paisano Publications began producing Easyriders Video Magazine in 1987. The video has a similar format to Easyriders magazine, focusing on all aspects of the Harley-Davidson lifestyle. The video is produced quarterly and retails for $24.95. In addition, Paisano Publications has had success offering several modified versions of its video magazines on pay-per-view programming. The video magazines contain some adult content and are not rated.

     Paisano Publications markets its video magazines to motorcycle shops and some video stores through an in-house, direct marketing campaign. Mail order sales and subscriptions to the video magazines are marketed primarily through the Company's magazines. Video tapes are shipped by Paisano Publications' contracted videotape duplicator based on a shipping list provided by Paisano Publications. Paisano Publications has released 34 video titles to date. Paisano Publications generated approximately $597,000 from video magazine sales and subscriptions in 1997.

PUBLISHING OPERATIONS OVERVIEW

     Paisano Publications publishes its 11 magazine titles with 26 separate versions including foreign language editions for Germany, France, Italy, Spain and Japan. All magazines are published in-house. Articles and photography are typically acquired from a select group of freelance writers and photographers. Paisano Publications believes that its in-house technical capabilities, emphasis on production efficiency, and extensive library of source materials has allowed it to quickly launch new titles in response to market conditions and to dominate its markets.

     Paisano Publications' titles are typically published in a fixed format, with the number of pages, article layouts, advertising layouts, and color pages predetermined. Paisano Publications believes this method provides a convenient format for its readers and also allows for greater efficiency in the production process. With fixed format publications, individual sections can be worked on without affecting other sections.

EDITORIAL STAFF

     The editorial staff at Paisano Publications consists of 8 editors, 6 associate editors, 3 foreign language coordinators, a managing editor, a copy editor, and 3 support staff. Most of its titles are staffed with one editor and one associate editor. The editor for each title decides on the content for each issue and has responsibility for day-to-day coordination of the magazine production.

     Periodically, each magazine is reviewed for format changes and content changes. Each editor will work with senior management on deciding any format or directional changes to the magazine.

     As indicated, external advertising sales have not been a major focus for Paisano Publications. As part of its strategy to provide a variety of products and services to the market segments served by its magazines, Paisano Publications has extensively advertised its own products in its publications. This strategy has been key to the success of some of its non-magazine products and services. Typically, Paisano Publications will alter its internal advertising allotment for individual publications according to fluctuations in external advertising sales.

     Paisano Publications has an advertising sales staff of four sales people, four assistants, and one outside representative. These individuals have responsibility for new account generation, advertising space sales for each issue, advertising billing, and advertising customer support.

     Paisano Publications has only recently focused on advertising, and increased advertising revenues from $3.7 million in 1996 to $4.9 million in 1997. Paisano Publications' attractiveness to advertisers is a result of: (i) its market share in the motorcycle and tattoo markets; (ii) the demographics of its readers; and (iii) the general motivation that specialty magazines are believed to possess (i.e. often looking for advertised products meeting their lifestyle needs). Paisano Publications anticipates advertising revenues increasing to $8 million in 1998 or 30% of the total revenues generated by its publications based on a more aggressive approach to exploiting its demographic and market share strengths. In an effort to expand its new focus on advertising, Paisano Publications recently hired two individuals with significant contacts and expertise in advertising.


PRINTING AND PRODUCTION



     Magazine and calendar printing and production is handled by RR Donnelly & Sons Company under contract with Paisano Publications. The agreement provides for RR Donnelly & Sons Company to provide all printing requirements for a period of five years from 1996 for designated publications, and to provide printing for additional publications upon notice, subject to availability of adequate equipment.

DISTRIBUTION AND MARKETING

     Paisano Publications' magazine and video products are marketed and distributed in four major ways:

  North American Newsstand Sales

     Magazines are distributed to newsstands in the U.S., Canada, and a limited number of foreign countries under a distribution agreement with Curtis Circulation Company. Paisano Publications recently extended its contract with Curtis, through July 1, 2001, and Curtis Circulation Company has the option to extend the distribution agreement through July 1, 2002 upon payment of a one-time extension fee to Paisano Publications. The distributor's responsibilities are primarily marketing related and include:

          (i) Marketing magazines to newsstands.

          (ii) Maintaining relationships with magazine wholesalers, who deliver the magazines to the newsstands.

          (iii) Monitoring purchasing activity and directing the number of each issue the wholesaler delivers to each newsstand account.

          (iv) Providing shipping labels to the printer for each issue of the magazines. Magazines are then shipped by the printer to the wholesalers.

          (v) Tracking magazine returns which are picked up, counted, and destroyed by the wholesaler.

  Subscription Sales

     Subscriptions are handled through a national fulfillment house. Paisano Publications has a contract with the fulfillment house Publishers Creative Systems ("PCS") to handle its subscription sales in the U.S. and Canada. There are no subscription sales to other countries. The fulfillment house maintains the database of current and past subscribers. For each magazine issue, the fulfillment house sends a list of current subscribers to the printer. The printer, in turn, mails the magazines to subscribers.

     Subscriptions are marketed primarily through Paisano Publications' magazines. Each magazine includes information about other Paisano Publications' magazines. To increase subscribers, Paisano also runs sweepstakes through its magazines and by direct mail. Paisano Publications has not extensively used mailing lists to market its magazines to its target market. Management believes there are significant growth opportunities in subscription sales.

  Non-Newsstand Retail Sales

     Due to the target markets served by Paisano Publications, its magazines are often carried at retail locations which do not otherwise carry magazines. Primarily, these "non-newsstand" accounts are motorcycle and tattoo shops. These non-newsstand accounts are maintained by Paisano Publications.

     Paisano Publications has a direct marketing effort which targets non-newsstand customers. Paisano Publications maintains a database of accounts and prospects for non-newsstand retail sales. Paisano Publications provides mailing labels to the printer for each issue of the magazines, who then, in turn, ships to the non-newsstand customers. Paisano Publications refers to these non-newsstand sales as "bulk" magazine sales.

  Foreign Newsstand Sales

     Paisano Publications uses several distributors to handle the distribution and marketing of its magazines outside North America. The printer ships the magazine to foreign break-up points, based on shipping lists provided by Paisano Publications.

APPAREL SALES, FRANCHISING AND STORE OPERATIONS OVERVIEW

     Paisano Publications has used its access to the Harley-Davidson and hybrid American-made motorcycle market by creating and selling apparel and other products. Originally sold through Paisano Publications' magazines and mail order catalogs, Paisano Publications has expanded the marketplace for such products to include three stores, and has recently introduced a franchise program for motorcycle specialty shops.

     Management of Paisano Publications believes that the market for Harley-Davidson and hybrid American-made motorcycle related products is under-served. Further, management of Paisano Publications believes that the demand for Harley-Davidson products reaches beyond individuals who currently own Harley-Davidsons due to the popularity of the Harley-Davidson image. Paisano Publications believes that the quality line of products offered by Paisano Publications coupled with its new franchise program and new Roadware catalog will allow it to increase its product sales rapidly.

APPAREL AND OTHER PRODUCT SALES

     Paisano Publications has been selling apparel and related goods since its inception. Paisano Publications plans to continue to use its Easyriders brand name by adding additional products and by selling those products through several channels including franchise stores. Paisano Publications also plans to concentrate more on tattoo products, a market that is virtually non-existent today.

     Historically, Paisano Publications has focused on the sale of apparel and other motorcycle related soft goods. As other members of the Paisano Companies establish a base of franchised stores, the Paisano Companies plan on offering motorcycle customization and service. Some of the products currently offered by Paisano Publications includes clothing, belts, buckles and pins, boots, jewelry, kids caps, tee shirts, toys, leather apparel, hats, collectibles, bike accessories and greeting cards.

     In addition to the above, the Paisano Companies-owned stores and franchise stores have added a variety of other products and services. While they differ somewhat from location-to-location, the products and services offered by the stores include the products listed above, as well as motorcycle sales, service and customization, tattooing, and food services.

     The Paisano Companies have negotiated discount prices for its franchisees on motorcycle parts and other products from third party vendors. This allows the franchise stores to benefit from the purchasing power created by the combined Easyriders stores. Easyriders Franchising, in return, receives a rebate from some of the manufacturers on the total products sold to the system.

CUSTOMERS AND MARKETING

     Paisano sells its products through several channels:

     Mail-Order/Retail Customers: Historically, products have been sold through advertisements in Paisano Publications' magazines and through annual Easyriders product catalogs. In 1995, Paisano Publications introduced two separate newsstand catalogs under the name Roadware in order to increase mail-order sales of its products and to provide nationwide marketing support for its franchise stores.

     Easyriders Stores: The Paisano Companies sell products to its franchised stores as well as The Paisano Companies-owned stores. Management believes this will be a significant growth area for product sales.

     Other Customers: The Paisano Companies sell apparel and other products at wholesale to non-Easyriders stores. These stores include a variety of motorcycle and accessory shops. Also included are three Easyriders eighteen wheel trucks, which have been developed by a third party to sell products at events attended by many of The Paisano Companies' target customers throughout the U.S.

     Paisano Publications uses its magazine titles to market for all of the above distribution channels. Advertisements for the products, the catalogs, and the Easyriders stores are included throughout the various Paisano Publications' magazines.

OPERATIONS

     The Paisano Companies' central operations for the sale and distribution of products is handled by Paisano Publications in its corporate offices. Paisano Publications' operations include the following staff and facilities utilized for product sales:

     Product Design and Purchasing Staff. The Paisano Companies have a product design and purchasing staff which designs custom Easyriders apparel and other products, works with manufacturers to have products made to specifications, and negotiates purchasing discounts for The Paisano Companies and Easyriders stores.

     In-House Advertising Agency. The Paisano Companies' in-house advertising agency produces product catalogs and all advertising and brochures for The Paisano Companies and its products.

     Telemarketing/Order Processing Staff. The Paisano Companies have an order processing staff responsible for receiving orders from mail-order customers, Easyriders stores, and other wholesale customers.

     Warehouse and Distribution Facilities. The Paisano Companies have a computerized, modern warehouse facility to inventory and ship products to mail order customers, company-owned stores, franchised stores, and other wholesale accounts. The facility is integrated with the order processing and accounting systems. The facility uses automated order picking equipment which has additional capacity and is easily replicated to accommodate sales growth resulting from the roll-out of the franchise operations.

EASYRIDERS FRANCHISING OVERVIEW

     As a result of opening stores to sell Easyriders apparel and other products, Paisano Publications received numerous inquiries from individuals who wanted to use the Easyriders name for motorcycle accessory and apparel stores. In 1992, Paisano Publications began licensing the name Easyriders and by 1994 had 14 U.S. licensed stores, with a wide range of formats and products.

     In 1994, Paisano Publications decided the tremendous potential for the stores would be best served by a franchise arrangement. Paisano Publications developed a strategy to convert appropriate licensed stores to franchise stores and create a program for additional franchise stores. Of the 14 licensed stores, 8 converted to franchised stores and the remainder ceased using the Easyriders name. Paisano Publications currently has 22 franchised stores (two of which are owned by Newriders) and agreements have been signed for an additional six stores which are and expected to open in 1998.

     Management believes Easyriders franchising stores will meet an under-served demand for products and services to the Harley-Davidson and hybrid American-made motorcycle market. Following are several areas management believes are specific opportunities:

     Apparel. The growth in popularity for Harley-Davidson and hybrid American-made motorcycles and accessories has occurred in a variety of age and income groups. Further, the demand for products related to the Harley-Davidson lifestyle extends beyond Harley-Davidson owners due to the special position Harley-Davidson possesses within the American culture. Paisano Publications believes its wide range of apparel and other products is ideally suited to meet demand from a variety of Harley-Davidson enthusiasts.

     Retail Locations. Retailing and merchandising of Harley-Davidson related apparel and accessories has historically not been a sophisticated industry and locations are often in less desirable areas. The Paisano Companies' management believes that locating Easyriders stores in more upscale and traditional retailing areas will be better suited to current customer demand and will increase awareness and demand for its products.

     Store Formats. Paisano Publications' management believes the Easyriders stores should be viewed as "entertainment" in order to best capture the demand for the Harley-Davidson lifestyle. For this reason, The Paisano Companies expect many stores to offer non-traditional products and services, such as motorcycle customizing services, custom motorcycle sales, cafes, tattoo studios, as well as others. The stores are expected to be large for the industry, ranging from 4,000 to 20,000 square feet.

     New Hybrid American-Made Motorcycles. In addition to the growth in demand for Harley-Davidson motorcycles, the market for American-made motorcycles is expected to grow due to the entrance of several new manufacturers of hybrid American-made motorcycles which are similar to Harley-Davidson motorcycles in look and feel. The products of these new manufacturers, which include Titan, Big Dog, California Motorcycle Company and American Eagle, will be sold at Easyriders franchised stores. Typically hybrid American-made motorcycles sell for between $16,000 and $40,000, in excess of the range of Harley-Davidson motorcycles which sell for between $7,500 and $18,000. The Company believes that as the number of hybrid motorcycle sales increases that there will be a corresponding increase in the sale of apparel and publications which address this market as owners of hybrid motorcycles will typically have a higher disposable income then that of the typical Harley-Davidson owner.

     The Paisano Companies' management believes a store can be supported by a surrounding population of approximately 400,000 depending on demographics.

EASYRIDERS MARKETING

     Easyriders Franchising has developed significant demand for its franchise locations through minimal marketing. The Paisano Companies have used advertising in Paisano Publications' magazines and in The Wall Street Journal to generate leads for franchisees. In addition, the existing locations have been instrumental in developing demand.

EASYRIDERS OPERATIONS

     Easyriders Franchising has a separate staff located in separate offices at its corporate headquarters. Senior management and some functions are shared with Paisano Publications. Since inception in 1994, Easyriders Franchising has focused on creating a growth strategy, creating necessary legal documentation, developing store and merchandising formats, and developing the necessary infrastructure for growth.

     Easyriders Franchising intends to sell franchise operations to experienced entrepreneurs and allow them a high degree of autonomy so they can react to their individual markets. For this reason, the support functions provided by Easyriders franchising will be relatively limited. The franchisees will receive use of the Easyriders name, broad specifications for store format and merchandising display, consultation on product and service ideas, discounts on products sold by Paisano, discounts on products on the approved vendor list through system-wide negotiated prices with the manufacturers, nationwide advertising support funded by a portion of royalty fees paid by franchisees, and training.

     Additionally, Easyriders Franchising is in the process of developing a turn-key financing program for its franchisees.

     In return for the above, franchisees are expected to purchase products only from Paisano or an approved vendor list in order to maintain company image and consistency, submit financial information on a daily basis, pay an up-front franchise fee, and pay a royalty based on sales on a weekly basis.

     Prospective franchisees must complete an application and interview process which includes a visit to Paisano Publications' Columbus store and to Paisano Publications' headquarters. Franchisees are selected based on their financial strength as well as management's assessment of their ability to manage the location.

FRANCHISE LOCATIONS

     Easyriders Franchising has currently signed franchise agreements with 30 franchisees. Of these, 24 are opened as of June 2, 1998 and the remainder are expected to be open by the end of 1998. In addition, Paisano Publications has a licensing agreement for a location in Japan.

     Following is a list of Easyriders franchised store locations:

                   STORES OPENED
        STATE                             CITY
        -----                             ----
Arizona                              Scottsdale
California                           Fresno
                                     Santa Cruz
Canada                               Ontario
Colorado                             Denver
Georgia                              Atlanta
                                     Columbus
Illinois                             Chicago
Indiana                              Merrillville
Louisiana                            New Orleans
Maryland                             Gaithersburg
Michigan                             Detroit
Missouri                             St. Louis
Nevada                               Las Vegas
                                     Reno
New Mexico                           Albuquerque
North Carolina                       Charlotte
                                     Greensboro
Ohio                                 Cleveland
South Carolina                       Myrtle Beach
Tennessee                            Memphis
Texas                                Dallas
                                     Houston
Washington                           Bellevue

     Easyriders Franchising also has franchise agreements with respect to stores not yet opened in Fort Lauderdale, Florida, Minneapolis, Minnesota, Cincinnati, Ohio, Tulsa, Oklahoma, Salt Lake City, Utah and Puerto Vallarta, Mexico.

COMPANY-OWNED STORES

     The Paisano Companies entered the retail business primarily to take advantage of potential product sales from Bike Week, a motorcycle event in Daytona Beach, Florida. In addition, the Paisano Companies' management decided to open a flagship store in Columbus, Ohio to provide a template for franchise locations and to help train franchisees. By choosing a franchise strategy instead of opening company-owned stores, management believes it is better able to focus on the Paisano Companies' key strengths in publishing and product sales, while still benefiting from the significant increase in demand generated for Paisano Publications' products.

     Following are descriptions of Paisano-owned stores:

  Easyriders of Columbus

     Easyriders of Columbus is designed to be a flagship Easyriders store and has been incorporated separately from Paisano Publications and Easyriders Franchising. The store is a large format of 20,000 square feet. Aside from selling Easyriders apparel, this location offers motorcycle customization, custom and pre-owned motorcycle sales, motorcycle parts and accessory sales, motorcycle servicing, a cafe', custom leather and embroidery, and a tattoo studio. The store is designed to be "entertainment", not just a retailer of apparel.

  Daytona Beach, Florida and Camarillo, California

     The Daytona Beach and Camarillo Easyriders stores are owned by Paisano. The Daytona Beach store is the original Easyriders store. The store only offers Easyriders apparel. The Camarillo Easyriders store is in an outlet location and sells overstocked and discontinued items at outlet pricing.

BROS CLUB

     Bros Club is a motorcycle travelers' service club. The program was developed to support the Easyriders franchise stores by providing a product which closely ties the stores to their customers. Paisano Publications is encouraging each franchised store to form a Bros Club chapter and to include a membership with each motorcycle purchase. The program is expected to grow as the franchise effort is rolled-out.

     Bros Club members pay annual service fees of $29.95 and receive emergency road service and access to insurance for custom bikes. Paisano Publications contracts with Road America to provide 24 hour road-side assistance and towing to members. Road America has over 12,000 24 hour locations in the U.S. Members can purchase insurance on their custom equipped Harley-Davidsons, which are difficult to insure properly through regular insurance channels.

     As of June 15, 1998, there were approximately 9,000 Bros Club members.

EVENT PROMOTION AND MANAGEMENT ACTIVITY

     Teresi, Inc. promotes events intended to appeal to the interest of motorcycle enthusiasts, including motorcycle rodeos, motorcycle shows, and tattoo shows. Teresi, Inc. may either promote such an event for its own account and incur the risk of all associated expenses against the prospect of collecting all revenues for ticket sales, or Teresi, Inc. may provide services to the party taking such role on a fee basis. Services provided may include organization, advertising, arranging for attractions, locations, insurance, concessions, and contest supervision. Teresi, Inc. maintains trucks to attend events from which to market magazines, motorcycle accessories and related products, and motorcycles.

COMPETITION

     Paisano Publications' seven motorcycle titles (including the trade publication, Eagle's Eye) have circulation among the largest in the U.S. of the motorcycle magazine segment with a collective circulation of approximately 4.1 million copies as of December 31, 1997. Paisano directly competes with six other Harley-Davidson oriented motorcycle magazines (see description below).

     The following is a description of the six magazine titles which directly compete with Paisano in the American-made, Harley-Davidson oriented motorcycle magazine segment:

     Hot Rod Bikes: Hot Rod Bikes is a part of Peterson Publishing's stable of more then 40 magazine titles. The magazine was launched in conjunction with another title called Cruiser (focused on Japanese made motorcycles that are visually similar to Harley-Davidson motorcycles). While Petersen has the size and financial resources to stay in the market, they are not currently a major competitor. Paisano believes that Hot Rod Bikes competes with their VQ and Quick Throttle publications.

     Big Twin: Big Twin is aimed specifically at the up-scale market. While it is operated by Hatchette Filipacci Magazines, a large, internationally recognized company with substantial financial resources, Big Twin is the only American-made motorcycle title in their stable of approximately 30 titles and its sales have been declining. Big Twin competes most directly with Paisano's VQ title.

     Hot Bike: Hot Bike is owned by Primedia (formerly K-III). The publication is a direct competitor to Paisano's Quick Throttle. The publication does well in its category and has some brand awareness by virtue of it having been published for over 20 years.

     American Rider, Iron Works and American Iron: Each of these titles competes with both Easyriders and V-Twin in that they focus primarily on lifestyle issues. Their common selling point is that they do not contain nudity and are, therefore, the alternate choice for advertisers. All of these titles are relatively new, the product of small publishing companies and with the exception of American Iron, derive no synergy or cross selling benefits from other companion titles.

EMPLOYEES

     As of June 1, 1998, the Paisano Companies employed approximately 132 full-time and part-time employees. None of the Paisano Companies' employees are covered by a collective bargaining agreement and none of the Paisano Companies has ever experienced an organized work stoppage, strike or labor dispute.

PROPERTIES

     The Paisano Companies lease their current principal executive offices, which consist of approximately 21,000 square feet, at 28210 Dorothy Drive, Agoura Hills, California 91301. The warehouse and advertising departments, which occupy approximately 17,840 square feet, are located at 28216 Dorothy Drive, Agoura Hills, California 91301. A retail facility consisting of approximately 3,200 square feet is located at 605-609 Main Street, Daytona Beach, Florida 32118. A manager's residence and photography studio of approximately 1,450 square feet is located at 10 Oleander Street, Daytona Beach, Florida 32118. Another retail facility, consisting of approximately 10,000 square feet, is located at 611 East Broad Street, Columbus, Ohio 43215. Another retail facility, consisting of approximately 1,200 square feet, is located at 850 Ventura Boulevard, Suite 702, Camarillo, California.


RECENT DEVELOPMENT



     On July 27, 1998, Paisano Publications borrowed $7,000,000 from SunTrust Bank, South Florida, N.A. Interest on the loan accrues at the rate of 7.5% per annum. One payment of interest only is due on August 30, 1998. A final payment of all unpaid principal and accrued interest is due and payable on September 30, 1998. The $7,000,000 proceeds of the loan has been distributed as a dividend to Mr. Joseph Teresi, the sole shareholder of Paisano Publications.

           PAISANO COMPANIES' MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION


                   AS OF DECEMBER 31, 1997 AND JUNE 30, 1998


     The following discussion and analysis should be read in conjunction with the Paisano Companies' Combined Financial Statements and Notes thereto included elsewhere in this Prospectus/Proxy Statement. All statements contained herein that are not historical facts including, but not limited to, statements regarding the Paisano Companies' current business strategy, the Paisano Companies' projected sources and uses of cash, and the Paisano Companies' plans for future development and operations, are based upon current expectations. Such statements are forward-looking in nature and involve a number of risks and uncertainties. Consequently, actual results may differ materially from the forward-looking statements. Among the factors that could cause actual results to differ materially are the following: the availability of sufficient capital to finance the Paisano Companies' business plans on terms satisfactory to the Paisano Companies; the impact of competitive products and pricing; changes in labor, equipment, food and capital costs; changes in, or the failure to comply with, regulations affecting the Paisano Companies' business; future acquisitions or strategic partnerships; the availability, locations and terms of sites for development; the timing and costs associated with new location openings; acceptance of new guests of the Paisano Companies' brands and concepts as the Paisano Companies continue to expand into new brands and/or regions; success of the Paisano Companies' franchisees and licensees and the manner in which they promote, operate and develop the Paisano Companies' brands; general business and economic conditions.

RESULTS OF OPERATIONS -- TWELVE MONTHS ENDED DECEMBER 31, 1996 AND 1997

     The Paisano Companies publish special-interest magazines, sell products related to the interests on which its magazines are focused by mail order, through distributors and through retail stores, and are engaged in certain other activities related to and intended to capitalize on its access to persons having interests in the subjects on which its magazines are focused. These other activities include a franchising operation and an event production business.

                                                       1997           1996
                                                    -----------    -----------
OPERATING REVENUES
Publishing operations.............................  $23,638,937    $23,548,358
Product Sales.....................................    7,350,166      7,904,524
Other Company-owned operations....................    2,759,626      2,577,025
                                                    -----------    -----------
                                                     33,748,729     34,029,907
                                                    -----------    -----------
COST OF REVENUES
Publishing operations.............................   17,377,652     20,290,245
Product sales.....................................    6,790,623      7,242,660
Other Company-owned operations....................    1,697,078      1,817,840
                                                    -----------    -----------
                                                     25,865,353     29,350,745
                                                    -----------    -----------
INCOME FROM COMPANY-OWNED OPERATIONS
Publishing operations.............................    6,261,285      3,258,113
Product sales.....................................      559,543        661,864
Other Company-owned operations....................    1,062,548        759,185
                                                    -----------    -----------
                                                      7,883,376      4,679,162
UNALLOCATED CORPORATE EXPENSES....................    5,160,103      5,102,480
OPERATING LOSS FROM FRANCHISE OPERATIONS..........       96,032        235,732
INCOME (LOSS) FROM OPERATIONS.....................  $ 2,627,241    $  (659,050)
                                                    -----------    -----------

PUBLISHING OPERATIONS

  Operating Revenues

     For the year ended December 31, 1997, magazine publishing revenues were $23,638,937, or 70% of total revenues as compared to $23,548,358, or 69% of total revenues for the year ended December 31, 1996. This increase of $90,579 in sales is primarily attributable to an increase in advertising revenues of approximately $1.2 million partially offset by a decrease in the number of magazine copies sold from 7.0 million copies in the year ended December 31, 1996 to 6.7 million copies in the year ended December 31, 1997.

     The Paisano Companies' principal sources of revenues from the publication of its magazines are derived from advertising and circulation. Circulation revenues are generated from subscription and newsstand. For the year ended December 31, 1997, approximately 19.5% of the Paisano Companies' revenues were from advertising, 61.3% were from circulation (including 13.4% from subscription sales and 47.9% from newsstand sales).

     Newsstand sales occur primarily through independent distributors. For 1997 and 1996, 22.0% and 29.7% of total revenues represented net sales to a single distributor, Curtis Circulation Company. No other distributor represented over 5% of total revenues in either period.

     Advertising revenues of the Paisano Companies, as well as those of the consumer magazine industry in general, are cyclical and dependent upon general economic conditions. The advertisers which have individually comprised more than 5%, but less than 10%, of the Paisano Companies' advertising revenues during any of the last three years were Custom Chrome, Drag Specialties, and Harley-Davidson, representing gross revenues of $685,821, $638,581 and $805,000, respectively. In addition, the Paisano Companies' top 10 advertisers accounted for approximately 19.6% of total advertising revenues for the twelve months ended December 31, 1997 and 19.5% of total advertising revenues of the twelve months ended December 31, 1997.

     Approximately 82% of the Paisano Companies' revenues for 1997 were generated from domestic sources (for these purposes deemed to include Canada), and 18% were generated from foreign sources. Approximately 86% of the Paisano Companies revenues for 1996 were generated from domestic sources, including Canada, and 14% were generated from foreign sources.

  Cost of Revenues

     For the year ended December 31, 1997, cost of revenues for magazine publishing represented $17,377,652, or 73.5% of revenues as compared to $20,290,245, or 86.2% of revenues for the year ended December 31, 1996. The decrease of $2,912,593 in cost of revenues is primarily attributable to a decrease in paper costs as a percentage of production, selling and other direct costs from 21% in the year ended December 31, 1996 to 14% in the year ended December 31, 1997.

     The principal components of the Paisano Companies' publishing business production and selling costs are raw materials, costs of goods sold, printing and binding, and editorial expenses, which represented approximately 16%, 11%, 13% and 6%, respectively, of the Paisano Companies' cost of sales in the year ended December 31, 1997, and approximately 23%, 11%, 15% and 4%, respectively, of the Paisano Companies' cost of sales in the year ended December 31, 1996.

     The Paisano Companies' principal raw material is paper. Paper supply and prices are subject to volatility. The supply and prices of paper may be significantly affected by many factors, including market fluctuations and economic, political and weather conditions. The Paisano Companies presently have secured sufficient paper to meet projected raw material needs through the end of 1998 at a fixed price. There can be no assurance as to the price the Paisano Companies will pay for paper in 1999 and beyond. The Paisano Companies typically carry sufficient paper in inventory for two to four months of operations. Paisano Publications has an agreement through September 11, 2001 with R.R. Donnelley to print all of the Paisano Companies' magazines. The Paisano Companies advertising and sales expense is comprised of printing and paper costs, salaries and commissions, advertising agency discounts, travel, entertainment and research. See

"Risk Factors -- Risk Factors Related Primarily to the Publishing
Business -- Risks Associated with Fluctuations in Paper Costs and Postal Rates.

PRODUCT SALES

  Operating Revenues

     For the year ended December 31, 1997, product sales represented $7,350,166, or 21.8% of total revenues as compared to $7,904,524, or 23.2% of total revenues for the year ended December 31, 1996. This decrease of $554,358 in sales is primarily attributable to a decrease of $424,140 in store sales, $304,711 of which relates to the Company's flagship store in Columbus, Ohio. The decrease in the Columbus store sales was primarily attributable to a transition away from motorcycle service operations and the corresponding decrease in parts and service sales.

     Product sales were comprised of revenues from direct retail sales (through magazine advertisements), sales through retail outlets, including stores owned by companies in the Paisano Companies, stores operating under franchises with companies in the Paisano Companies, and retail stores altogether independent of the Paisano Companies.

  Cost of Revenues

     For the year ended December 31, 1997, cost of revenues for product sales represented $6,790,623, or 92.4% of operating revenues as compared to $7,242,660, or 91.6% of operating revenues for the year ended December 31, 1996. This decrease of $452,037 in cost of revenues is primarily attributable to the decrease in product sales.

     The primary component of costs associated with product sales is product costs. The Paisano Companies purchases products from independent manufacturers. Some products are specially designed by the Paisano Companies, or represent products ordered with custom logos or printed designs, but most represent selections made by the Paisano Companies from existing offerings of other manufacturers or suppliers. Product costs as a percentage of product sales for the years ended December 31, 1997 and 1996 were 69% and 70%, respectively. The Paisano Companies ordered products from three suppliers in excess of 5% of total product costs from Avon (75%), Cove Shoe (5%) and Hanes (5%) in the year ended December 31, 1997.

OTHER COMPANY-OWNED OPERATIONS

     The Paisano Companies engage in event production and promotion activities, such as motorcycle rodeos and tours. These events generate ticket and participation revenues. Through Bros Club, the Paisano Companies also generates insurance commission revenues and club membership dues. In addition, the Paisano group receives licensing revenues as a percentage of gross sales with respect to the permitted use of its trademarks in connection with certain restaurant operations, including those of Newriders. Such activities generated operating revenues of $2,759,626 in 1997 and $2,577,025 in 1996. Cost of revenues for the other operations decreased from $1,817,840 to $1,697,078 from the year ended December 31, 1996 to December 31, 1997. These changes were primarily attributable to an increase in licensing income of $180,307, with relatively no increase in related costs.

UNALLOCATED CORPORATE EXPENSES

     Unallocated corporate expenses were $5,160,103 for December 31, 1997, and $5,102,480 for December 31, 1996. The increase of $57,623 is due to an approximately $257,000 increase in payroll resulting from additional personnel, and cost of living salary increases, offset by an approximately $200,000 decrease in compensation to the sole shareholder.

FRANCHISE OPERATIONS

     Franchise revenues consist of up-front franchise fees and royalties on the franchisee's gross sales. Historically, royalties have been set at 3% of gross sales. Franchise revenues were $604,777 in 1997 and

$318,186 in 1996. The increase is primarily attributable to the increase in stores under franchise to 25 stores under franchise in 1997 from 18 stores under franchise in 1996.

     Franchise expenses include payroll and employee benefits attributable to employees whose primary activities are related to the franchise operation, and certain general and administrative expenses identifiable to the franchise operation. Total expenses of the franchise operation for 1997 and 1996 were $700,809 and $553,918, respectively. The increase in franchise expenses of $166,891 is primarily the result of the increase in marketing efforts to increase stores under franchise and to promote stores currently under franchise.


RESULTS OF OPERATIONS -- SIX MONTHS ENDED JUNE 30, 1998 AND 1997



                                                       1998           1997
                                                    -----------    -----------
OPERATING REVENUES
  Publishing operations...........................  $11,875,510    $11,992,993
  Product Sales...................................    3,620,205      3,691,776
  Other Company-owned operations..................    1,202,429      1,091,320
                                                    -----------    -----------
                                                     16,698,144     16,776,089
                                                    -----------    -----------
COST OF REVENUES
  Publishing operations...........................    9,952,132      9,084,459
  Product sales...................................    2,788,541      2,929,102
  Other Company-owned operations..................    1,113,568        615,472
                                                    -----------    -----------
                                                     13,854,241     12,629,033
                                                    -----------    -----------
INCOME FROM COMPANY OWNED OPERATIONS
  Publishing operations...........................    1,962,769      2,908,534
  Product sales...................................      831,664        762,674
  Other Company-owned operations..................       88,861        475,848
                                                    -----------    -----------
                                                      2,883,294      4,147,056
UNALLOCATED CORPORATE EXPENSES....................    2,029,603      2,388,171
OPERATING LOSS FROM FRANCHISE OPERATIONS..........      234,530         33,493
                                                    -----------    -----------
INCOME FROM OPERATIONS............................      619,161      1,725,392
                                                    ===========    ===========


PUBLISHING OPERATIONS

  Operating Revenues


     For the six months ended June 30, 1998, magazine publishing revenues were $11,875,510 as compared to $11,992,993 for the six months ended June 30, 1997. This decrease of $117,483 is primarily attributable to a decrease in newsstand sales for certain of the Paisano Companies' magazines.


  Cost of Revenues


     For the six months ended June 30, 1998, cost of revenues for magazine publishing represented $9,952,132, or 83.8% of operating revenues as compared to $9,084,459, or 75.8% of operating revenues for the six months ended June 30, 1997. This increase of $867,673 in cost of revenue is attributable to an increase in paper costs representing 19.5% of publishing operations revenue for the six months ended June 30, 1998 versus paper costs of 15.4% of publishing operations revenue for the six months ended June 30, 1997. It is also attributable to the startup of Airbrush magazine, and the increase in the frequency of publication of two magazines. Both had low gross margins in 1998, resulting in an increase of cost of sales of 3.9%, from June 30, 1997 to June 30, 1998.

PRODUCT SALES

  Operating Revenues


     For the six months ended June 30, 1998, product sales were $3,620,205 as compared to $3,691,776 for the six months ended June 30, 1997. This decrease of $71,571 in sales is primarily attributable to a decrease of $108,253 resulting from the closure of one retail facility on January 31, 1998.


  Cost of Revenues


     For the six months ended June 30, 1998, cost of revenues for product sales was $2,788,541, or 77.0% of operating revenues as compared to $2,929,102, or 79.4% for the six months ended June 30, 1997. The increase in cost of revenues as a percentage of revenues is primarily attributable to a change in the mix of products sold and the publication of a sales catalog in the six months ended June 30, 1998.


OTHER OPERATIONS


     Event production and promotion activities, insurance commission revenues and club membership dues and licensing revenues generated operating revenues of $1,202,429 and $1,091,320 for the six months ended June 30, 1998 and 1997, respectively. Cost of revenues for the other operations increased from $615,472 to $1,113,568 from the six months ended June 30, 1997 to the six months ended June 30, 1998, respectively. The increase in sales was primarily related to an increase in ticket revenue from the Paisano Companies' event production operations. The increase in cost of sales was primarily attributable to a one-time promotional event for the Harley-Davidson 95th Anniversary Celebration, as well as the timing of other promotional costs.


UNALLOCATED CORPORATE EXPENSES


     The Paisano Companies unallocated corporate expenses include payroll expenses, property expenses, and other general and administrative expenses not allocated to any specific segment of the Paisano Companies' business. Unallocated corporate expenses decreased from $2,388,171 for the six months ended June 30, 1997 to $2,029,603 for the six months ended June 30, 1998. The decrease of $358,568 is due primarily to the accrual for bonuses of $41,000,000 for the six months ended June 30, 1997. No bonus was accrued for the six months ended June 30, 1998.


FRANCHISE OPERATIONS


     Franchise revenues were $405,897 and $406,203 for the six months ended June 30, 1998 and 1997, respectively. The increase is primarily attributable to the increase in stores under franchise. Franchise expenses, including payroll and employee benefits attributable to employees whose primary activities are related to the franchise operation and certain general and administrative expenses identifiable to the franchise operation were $746,880 and $546,774 for the six months ended June 30, 1998 and 1997, respectively. The increase in franchise expenses of $200,106 is primarily the result of the increase in salaries and professional fees related to maintaining and increasing stores currently under franchise.


INCOME TAXES

     For income tax purposes, the Paisano Companies are taxed as S corporations, and like partnerships, the income (loss) of each of the Paisano Companies is recognized on the personal tax returns of its shareholder. In connection with the transaction, the Paisano Companies will become C Corporations and be subject to income taxes.

LIQUIDITY AND CAPITAL RESOURCES


     Cash and cash equivalents decreased to zero at June 30, 1998 from $362,527 at December 31, 1997. The cause of this decrease was $166,050 used in operating activities and $196,477 in capital expenditures. Cash provided by operations included net income of $505,271, a net increase in operating liabilities of $489,080 and $173,676 related to depreciation and amortization of property and equipment and intangibles. These additions were offset by an increase in operating assets of $1,334,077 related primarily to the increase in accounts receivable. Accounts receivable from magazine distributors increased as a result of an overall increase in percentage of magazine sales. Advertising accounts receivable increased as a result of an increased emphasis on enhancing advertising revenue. Paper inventory increased as the result of increased paper purchases as well as the introduction of new paper types for enhanced quality in the Easyriders magazine.



     At June 30, 1998 and December 31, 1997 working capital totaled $2,986,775 and $2,576,365, respectively. The increase in working capital from December 31, 1997 to June 30, 1998 resulted primarily from an increase in inventory and accounts receivable related to an increase in advertising sales.



     The Paisano Companies' most significant cash needs in 1998 include working capital to publish future issues of the Paisano Companies' magazines. The Companies present cash resources combined with expectations regarding future cash provided by operations are expected to be adequate to sustain operations for the foreseeable future. Any significant increase in the level of bad debts or decrease in magazine revenues could have a material impact on the Paisano Companies' current cash resources and could provide some uncertainty regarding the Paisano Companies ability to sustain operations.


SEASONALITY

     Paisano Publications' business is slightly seasonal with slightly greater revenues being generated during holiday seasons when cover prices of magazines are generally higher, and slightly smaller revenues being generated in the first fiscal quarter when cover prices of magazines are generally lower. See "Risk Factors -- Risk Factors Related Primarily to the Publishing
Business -- Cyclicality and Limited Seasonality of Revenue."

INFLATION

     The Paisano Companies believe that inflation has not had a material impact on its results of operations for the periods discussed herein.

YEAR 2000 COMPLIANCE

     What is commonly referred to as the "Year 2000 Issue" is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Paisano Companies' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

     In 1998, the Paisano Companies will initiate a conversion for existing PC based accounting software to programs that are year 2000 compliant. Management has determined that the year 2000 issue will not pose significant operational problems for its computer systems. As a result, all costs associated with this conversion will be expensed as incurred. The Paisano Companies will also initiate communications with all of its significant suppliers and service providers to determine the extent to which the Paisano Companies' interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. There can be no guarantee that the systems of other companies on which the Paisano Companies' systems rely will be timely converted and would not have an adverse affect on the Paisano Companies' systems.

     The Paisano Companies will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 modifications. The Paisano Companies anticipates completing its Year 2000 remediation efforts within one year but not later than October 31, 1999, which is prior to any anticipated impact on its operating systems. The total cost of the Paisano Companies' Year 2000 remediation efforts is not expected to have material effect on the Paisano Companies' results of operations.

                           INFORMATION ABOUT EL PASO

GENERAL

     M & B Restaurants, L.C., a Texas limited liability company ("El Paso"), was formed on September 13, 1994. El Paso currently operates four El Paso Bar-B-Que Restaurants. The restaurants are located in Tulsa, Oklahoma, Glendale, Arizona, Scottsdale, Arizona, and Phoenix, Arizona.

     El Paso's restaurants offer high-quality, southwestern barbecue cuisine and excellent service in a southwestern atmosphere.

     El Paso's objectives are to enhance and expand its existing operations. It plans to increase the number and geographic diversity of its restaurants to generate greater consumer enthusiasm for its concept. El Paso believes that there are significant opportunities for additional El Paso Bar-B-Que Restaurants throughout the southwestern U.S.

DEVELOPMENT OF BUSINESS

     Mr. William E. Prather has been responsible for the creation of the El Paso Bar-B-Que Restaurant concept which was developed in 1993. While serving as the Chief Executive Officer and Vice-Chairman of Furr's/Bishop's Cafeteria, Inc. ("Furr's"), a $300 million restaurant chain, the first three El Paso Bar-B-Que Restaurants were developed as an alternative concept for lower-performing cafeteria real estate sites. The first three converted restaurants were located in Tulsa, Oklahoma, the Denver suburb of Arvada, Colorado, and Glendale, Arizona. The Arvada, Colorado restaurant was subsequently closed in September 1994, after being open for approximately one and a half years. El Paso's management believes that the Arvada, Colorado restaurant had been opened at a poor location.

     In October 1994, Mr. Prather resigned as Chief Executive Officer of Furr's, while simultaneously founding El Paso with his wife, Marna Prather. As part of his exit from Furr's, Mr. Prather negotiated and consummated a Trademark License and Development Agreement dated September 30, 1994, between Cafeteria Operators, L.P. ("Cafeteria Operators") and El Paso (the "Trademark Agreement"), which provided that El Paso would operate the two El Paso Bar-B-Que Restaurants then existing, and it also gave El Paso rights to exclusively develop an additional 25 El Paso Bar-B-Que Restaurants by the year 2003. The Trademark Agreement included a buy-out option provision which allowed El Paso to acquire any and all El Paso interests owned by Furr's between 1999 and 2003.

     In the fourth quarter of 1995, El Paso developed and opened the third El Paso Bar-B-Que Restaurant site in Scottsdale, Arizona. In the spring of 1996, Cafeteria Operators proposed an early exercise by El Paso of its buy-out option of the Trademark Agreement, and the parties agreed upon El Paso's purchase of the three El Paso Bar-B-Que Restaurants then established from Cafeteria Operators.

     El Paso paid $950,000 to Cafeteria Operators for:

          (1) all proprietary rights and licenses of El Paso Bar-B-Que Restaurants; and

          (2) the elimination of any future fees, and/or royalties owed to Furr's by El Paso.

     The following transactions were covered by a lease agreement between Cafeteria Operators and El Paso, and related amendments:

          (1) the transfer of all the equipment and leasehold interests of the Glendale, Arizona El Paso Bar-B-Que Restaurant, and all leasehold interests in the Tulsa, Oklahoma El Paso Bar-B-Que Restaurant; and

          (2) an annual lease reduction of $100,000 on the Glendale, Arizona and Tulsa, Oklahoma restaurant sites, with Furr's being reduced to the role of landlord only with respect to the Tulsa, Oklahoma and Glendale, Arizona restaurant sites.

     Subsequently, in July 1997, a fourth El Paso Bar-B-Que Restaurant site was opened in Phoenix, Arizona.

DESCRIPTION OF MENU

     The El Paso Bar-B-Que Restaurants offer pecan-smoked meats, featuring El Paso's proprietary seasoning rub, and a variety of entrees including salmon, turkey, lamb, and smoked prime rib. The primary menu items concentrate on high quality, genuine hickory-smoked barbecue. All dishes include an assortment of unique and proprietary side items, along with a variety of El Paso's barbecue sauces.

RESTAURANT DECOR -- LAYOUT AND DESIGN

     The El Paso Bar-B-Que Restaurants have a southwestern decor, with a flagstone entryway, peal poles, cottonwood bar and stone fireplace. El Paso considers its El Paso Bar-B-Que Restaurants to be upscale barbecue destination restaurants with a casual dining experience. The restaurants have been designed with attention to aesthetic appeal in a traditional southwestern motif.

     The existing restaurants range in size from approximately 6,900 to 11,000 square feet and in seating capacity from approximately 275 to 350 persons. El Paso anticipates that its future restaurants will range in size from approximately 7,000 to 12,000 square feet and in seating capacity from approximately 250 to 350 persons.

SERVICE

     El Paso emphasizes excellent customer service in order to make each patron's visit an enjoyable, memorable experience. El Paso is committed to providing its customers with prompt, friendly, attentive service. Accordingly, it attempts to maintain an adequate ratio of service personnel to customers, and staffs each restaurant with an experienced management team to ensure that its high service standards are maintained. New employees are to be trained by experienced employees who are familiar with El Paso's policies, and newly promoted or recently hired managers are required to complete a training program prior to commencing their duties.

ADVERTISING AND PROMOTION

     El Paso believes it will attract new customers through word-of-mouth, the visibility of its radio and print advertising, and the broad-based media coverage typically associated with grand openings of new restaurants.

RESTAURANT OPERATIONS AND MANAGEMENT

     El Paso will strive to maintain quality and consistency in its restaurants through careful training and supervision of personnel and the establishment of standards relating to food and beverage preparation, maintenance of facilities and conduct of personnel.

     The onsite management for its restaurants is intended to consist of a general manager, kitchen manager and several floor assistants, who collectively are responsible for every aspect of each restaurant's operation.

     In an effort to ensure that its employees properly implement El Paso's commitment to consistent high-quality, popular food and friendly and attentive service, El Paso has developed manuals regarding its policies and procedures for all aspects of restaurant operations, including food handling and preparation and dining room and beverage service operations. New employees are to be trained by experienced employees who have demonstrated their familiarity with the ability to consistently implement El Paso policies. El Paso requires continual evaluation and testing of employees on job-related skills in order to provide the highest quality of customer service. In addition, hourly employees who demonstrate a positive business attitude along with leadership skills are encouraged to proceed into management training.

PURCHASING AND DISTRIBUTION

     El Paso's management negotiates directly with suppliers of food and beverage products to try to achieve uniform quality and freshness of food products in its restaurants and to obtain competitive prices. New restaurants will purchase a majority of its supplies from a list of pre-approved local producers and wholesalers. Management believes that its food and beverage products are available from alternate sources and suppliers.

COMPETITION

     The restaurant industry is affected by changes in consumer tastes and by international, national, regional and local economic conditions and demographic trends. Changes in discretionary spending priorities; traffic patterns, tourist travel, weather conditions, employee availability and the type, number and location of competing restaurants also directly affect the performance of an individual restaurant. Changes in any of these factors in the markets where El Paso currently operates, and will operate restaurants, could adversely affect El Paso's results of operations.

     The restaurant industry is highly competitive based on the type, quality and selection of the food offered, price, service, location and other factors. El Paso believes its existing restaurants and future restaurants will be distinguished from those of its competitors by their exciting and high-energy environments, extensive displays of unique memorabilia, high-quality popular barbecue cuisine and excellent service.

     Nevertheless, many well-established restaurant companies with greater financial, marketing and other resources than El Paso compete with El Paso. It is anticipated they will compete with El Paso in most markets in which El Paso proposes to operate. In addition, some competitors have design and operating concepts similar to those of El Paso and they may choose to locate their restaurants in close proximity to established competitors at locations believed to be desirable for locating restaurants.

EMPLOYEES

     As of June 1, 1998, El Paso employed approximately 400 full-time and part-time employees, 2 of whom are corporate management, 32 of whom are restaurant management personnel, and the balance are restaurant employees. El Paso's employees are not covered by a collective bargaining agreement, and El Paso has never experienced an organized work stoppage, strike or labor dispute. El Paso considers relations with its employees to be excellent.

GOVERNMENTAL REGULATION

     Alcoholic Beverage Regulation. El Paso's existing restaurants and future restaurants are subject to licensing and regulation by a number of governmental authorities. El Paso is required to operate its restaurants in strict compliance with federal licensing requirements imposed by the Bureau of Alcohol, Tobacco and Firearms of the United States Department of Treasury, as well as the licensing requirements of the states and municipalities where its restaurants are located. Alcoholic beverage control regulations require each of its restaurants to apply to a state authority and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the current restaurants and future restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. El Paso has obtained all regulatory permits and licenses necessary to operate its four restaurants that are currently open, and intends to do the same for all future restaurants. Failure on the part of El Paso to comply with federal, state, or local regulations could cause El Paso's licenses to be revoked and force it to terminate the sale of alcoholic beverages at the restaurants affected. To reduce this risk, El Paso intends to operate each restaurant in accordance with procedures intended to ensure compliance with applicable laws and regulations. The failure to receive or retain, or any delay in obtaining, a liquor license in a particular location could adversely affect El Paso's ability to obtain such a license elsewhere.

     El Paso may be subject to "dram-shop" laws that exist in many states. These laws generally provide a person injured by an intoxicated person with the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person. While El Paso carries liquor liability coverage as part of its existing comprehensive general liability insurance, there can be no assurance that it will not be subject to a judgment in excess of such insurance coverage or that it will be able to obtain or continue to maintain such insurance coverage at reasonable costs, or at all. The imposition of a judgment substantially in excess of El Paso's insurance coverage, or the failure or inability of El Paso to obtain and maintain insurance coverage, could materially and adversely affect El Paso.

     Other Regulations. El Paso's current restaurants and future restaurants are subject to regulation by federal and foreign agencies and to licensing and regulation by foreign, state and local health, sanitation, building, zoning, safety, fire and other departments relating to the development and operation of restaurants and retail establishments. These regulations include matters relating to environmental, building construction, zoning requirements and the preparation and sale of food and beverages. Various federal, foreign and state labor laws govern El Paso's relationship with its employees, including minimum wage requirements, overtime, working conditions and citizenship requirements. Significant additional government-imposed increases in minimum wages, paid leaves of absence and mandated health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities could have an adverse effect on El Paso. Delays or failure in obtaining the required construction and operating licenses, permits or approvals could delay or prevent El Paso from opening of new restaurants.

     The Federal Americans With Disabilities Act ("ADA") prohibits discrimination on the basis of disability in public accommodations and employment. El Paso's current restaurants are designed to be accessible to the disabled. El Paso intends to continue to comply in future restaurants with the ADA and future regulations relating to accommodating the needs of the disabled, and El Paso does not anticipate that such compliance will have a material effect on its operations.

     Future restaurants which may be established in countries other than the United States will be subject to governmental regulations in the jurisdictions in which they are established, principally in respect to sales of liquor, construction of premises and working conditions of employees. El Paso does not believe that such regulations will materially adversely affect its business.

TRADEMARKS

     El Paso has six registered trademarks with the United States Patent and Trademark Office. The Company regards its restaurant name, El Paso Bar-B-Que and logo as having significant value and as being an important factor in the marketing of El Paso's business. El Paso has obtained trademark registrations under the names "El Paso Bar-B-Que Company", "Bar-B-Que With An Attitude", "El Paso Chili Burger" and "El Paso Cantina" and the design logos for "El Paso Bar-B-Que Company" and "El Paso Cantina."

INSURANCE

     El Paso maintains general liability and property insurance. The cost of insurance coverage varies generally and the availability of certain coverage has fluctuated in recent years. While El Paso believes that its present insurance coverage is adequate for its current operations, there can be no assurance that the coverage will be sufficient for all future claims or will continue to be available in adequate amounts or at reasonable rates.

SITE SELECTION CRITERIA

     Site selection criteria for current site development is limited to the western and southwestern United States. Some of the markets presently being considered include Albuquerque, New Mexico; Tucson, Arizona; Denver, Colorado; Kansas City/Overland Park, Kansas/Missouri, San Antonio, Texas; Fort Worth, Texas; Dallas, Texas; Houston, Texas; and Lubbock, Texas.

FUTURE EXPANSION

     El Paso is exploring utilizing a combination of available financing vehicles such as joint ventures or leases which may require less capital outlay, enhanced financial benefits, accelerate the anticipated development schedule, and provide some potential tax advantages and economies of scale. Development financing will be evaluated on a site-by-site basis.

DESCRIPTION OF PRESENT SITES

     El Paso presently occupies four restaurant properties and one office site. Its restaurant sites are between 6,900 square feet and 11,000 square feet, with occupancy between 275 and 350 persons. Monthly lease rates are from $5,000 to $15,000. All leases are "triple-net." The leases have remaining terms from five to ten years, and all but the Tulsa location have options to renew for up to two terms of five years.

           EL PASO'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS
                     OF OPERATIONS AND FINANCIAL CONDITION

                   AS OF DECEMBER 30, 1997 AND JUNE 30, 1998


PLAN OF OPERATION

     El Paso's plan of operation for the next twelve months consists of the following:

          (1) Complete the Reorganization.

          (2) Acquire and develop a restaurant site in Las Vegas, Nevada.

          (3) Redefine and improve the performance of the existing operations.

          (4) Research, identify and secure up to two sites for expansion in 1999.

     El Paso, which was formed on September 13, 1994, currently operates four restaurants in Tulsa, Oklahoma and Phoenix, Glendale and Scottsdale, Arizona offering high quality southwestern barbecue cuisine.

RESULTS OF OPERATIONS

     THE FISCAL YEAR ENDED DECEMBER 30, 1997 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 1996

     During the fiscal year ended December 30, 1997, El Paso had revenues of $8,562,000, an increase of $1,861,000 or 27.8% from the fiscal ended December 31, 1996. El Paso's sales were comprised of revenues from the sale of food. The Company attributes the increase in sales to improved operations at its Tulsa, Oklahoma, Glendale, Arizona and Scottsdale, Arizona restaurants and the addition of the Phoenix, Arizona restaurant during the third quarter of 1997.

     Cost of sales for the fiscal year ended December 30, 1997 was $6,631,000, up $1,273,000 from the fiscal year ended December 31, 1996. Cost of sales consists primarily of the cost of food, alcoholic and non-alcoholic beverages, apparel and direct labor costs.

     Gross margin for the fiscal year ended December 30, 1997, was $1,931,000 or 22.6% of sales. Gross margin for the fiscal year ended December 31, 1996 was $1,343,000 or 20.0% of sales. El Paso attributes the resulting increase in gross margin to a reduction of food costs, labor costs and other costs of goods sold as a percent of sales from 32.1%, 34.7% and 13.2%, respectively, in the fiscal year ended December 31, 1996 to 31.6%, 33.5% and 12.3% respectively in the fiscal year ended December 30, 1997.

     General and administrative costs increased by $460,000 in the fiscal year ended December 30, 1997 to $1,527,000. General and administrative costs increased as a percent of sales in the fiscal year ended December 30, 1997, to 17.8%. General and administrative expenses were 15.9% of sales in the fiscal year ended December 31, 1996. General and administrative expenses are primarily comprised of costs relating to public relations, corporate accounting, legal services, travel, lodging, advertising and executive salaries.

     Depreciation and amortization was $262,000 for the fiscal year ended December 30, 1997 an increase of $171,000 from the fiscal year ended December 31, 1996. The increase in depreciation and amortization was primarily related to the addition of capitalized assets during the fiscal years ended December 30, 1997, and December 31, 1996.

     Interest expense was $183,000 for the fiscal year ended December 30, 1997, compared to interest expense of $153,000 in the fiscal year ended December 31, 1996. The increase in interest expense of $30,000 was primarily due to an increase in notes payable of $1,475,000 for the fiscal year ended December 30, 1997 representing a loan from AT&T Small Business Lending Corporation.

     For the fiscal year ended December 30, 1997, El Paso had a net loss of $36,000 compared to net income of $45,000 in the fiscal year ended December 31, 1996. The decrease in income was primarily the result of increases in general and administrative costs and an increase in depreciation and authorization.

     THE SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO THE SIX MONTHS ENDED JULY 1, 1997



     During the six months ended June 30, 1998, El Paso had revenues of $5,444,650, an increase of $1,731,682 or 46.6% from the six months ended July 1, 1997. El Paso's sales were comprised of revenues from the sale of food. El Paso attributes the increase in sales to improved operations at its existing locations and from the operations of the Phoenix, Arizona restaurant which opened during the third quarter of 1997.



     Cost of sales for the six months ended June 30, 1998, was $3,168,460, up $899,681 from the six months ending July 1, 1997. Cost of sales consists primarily of the cost of food, alcoholic and non-alcoholic beverages, apparel and direct labor costs.



     Gross margin for the six months ended June 30, 1998 was $2,276,190 or 41.8% of sales. Gross margin for the six months ended July 1, 1997, was 38.9% of sales. El Paso attributes the increase in gross margin to a reduction of food costs, labor costs and other costs of goods sold as a percent of sales from 30.2%, 29.0% and 1.9%, respectively, in the six months ended July 1, 1997, to 28.1%, 28.1% and 2.0%, respectively, in the six months ended June 30, 1998.



     General and administrative costs increased by $437,703 during the six months ended June 30, 1998 to $1,610,556. However, general and administrative costs decreased as a percent of sales during the six months ended June 30, 1998 to 29.6%. General and administrative expenses were 31.6% of sales during the six months ended July 1, 1997. General and administrative expenses are primarily comprised of costs relating to public relations, corporate accounting, legal services, travel, lodging, advertising and executive salaries.



     Depreciation and amortization was $204,215 for the six months ended June 30, 1998, an increase of $118,047 from the six months ended July 1, 1997. The increase in depreciation and amortization was primarily related to the addition of capitalized assets during the six months ended June 30, 1998 and the fiscal year ended December 30, 1997.



     Interest expense was $136,869 for the six months ended June 30, 1998, compared to interest expense of $79,447 during the six months ended July 1, 1997.



     For the six months ended June 30, 1998 El Paso had net income of $324,550 compared to net income of $105,721 during the six months ended July 1, 1997.


INCOME TAXES

     For income tax purposes, El Paso is taxed as a partnership whereby the income (loss) of the Company is recognized on the personal tax returns of its members. In connection with the transaction, El Paso will become a C Corporation and be subject to income taxes.

LIQUIDITY AND CAPITAL RESOURCES


     El Paso's members' equity increased by $150,910 during the six months ended June 30, 1998, from $576,000 at December 31, 1997, to $726,910. The increase is the result of a net income of $324,550 partially offset by distributions to members.



     Cash and cash equivalents increased $5,414 to $224,008 at June 30, 1998 from $218,594 at December 30, 1997 as a reflection of principal payments on long-term debt of $126,480 and distributions to members of $173,282. The uses of cash were partially offset by an increase in cash provided from operating activities of $341,150.


     El Paso's most significant cash needs for the fiscal year ending December 31, 1998 include working capital to improve current operations at its four restaurants. In addition, El Paso's operating plan includes the addition of at least one new restaurant in Las Vegas, Nevada during the fiscal year ending December 31, 1998. El Paso's present cash resources are expected to be adequate to sustain operations through fiscal 1998. El Paso does anticipate that it will need to procure financing for the opening of additional restaurants.

YEAR 2000 COMPLIANCE

     What is commonly referred to as the "Year 2000 Issue" is the result of computer programs being written using two digits rather than four to define the applicable year. Any of El Paso's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

     In 1998, El Paso will initiate a conversion for existing PC based accounting software to programs that are year 2000 compliant. Management has determined that the year 2000 issue will not pose significant operational problems for its computer systems. As a result, all costs associated with this conversion will be expensed as incurred. El Paso will also initiate communications with all of its significant suppliers to determine the extent to which El Paso's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. There can be no guarantee that the systems of other companies on which El Paso's systems rely will be timely converted and would not have an adverse affect on El Paso's systems.

     El Paso will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 modifications. El Paso anticipates completing its Year 2000 remediation efforts within one year but not later than October 31, 1999, which is prior to any anticipated impact on its operating systems. The total cost of El Paso's Year 2000 remediation efforts is not expected to have material effect on El Paso's results of operations.

                      DESCRIPTION OF NEWRIDERS SECURITIES

GENERAL

  Common Stock


     Newriders has authorized 25,000,000 shares of Common Stock, $.001 par value per share, of which 17,962,316 shares were issued and outstanding as of August 24, 1998. All presently outstanding shares of Newriders Common Stock are validly issued, fully paid and non-assessable. The holders of Newriders Common Stock do not and will not have any preemptive or other subscription rights to subscribe for or purchase any additional securities issued by Newriders, nor will they have any redemption or conversion rights. Holders of Newriders Common Stock are entitled to one vote per share. Newriders does not have cumulative voting.


     The holders of Newriders Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefore. It is highly unlikely that dividends will be paid by Newriders in the foreseeable future on Newriders Common Stock.

     The holders of Newriders Common Stock are entitled to receive on liquidation of Newriders a pro rata distribution of the assets of Newriders, subject to rights of creditors and holders of any Preferred Stock then outstanding. At this time there is no Preferred Stock authorized, issued or outstanding.

  Shares Eligible for Future Sale


     Newriders has 17,962,316 shares of Newriders Common Stock issued and outstanding as of August 24, 1998. Of the 17,962,316 shares of Newriders Common Stock outstanding, Newriders estimates that approximately 9,996,632 are free trading and the balance are "Restricted Securities" as defined under the Securities Act and Rule 144 promulgated thereunder ("Rule 144"). In general, under Rule 144 a person who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of that class of securities or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of Newriders and who has satisfied a two year holding period. Any sales of a substantial amount of Newriders Common Stock in the open market, under Rule 144 or otherwise, could have a material adverse effect on the market price of Newriders Common Stock.


  Convertible Notes

     Newriders presently has outstanding $316,667 face value of convertible notes issued on December 12, 1997 in reliance on Regulation S. The convertible notes bear interest at 8% per annum. The notes are convertible into shares of Newriders Common Stock at 80% of the average closing bid price during the five days preceding conversion of the convertible notes. Interest is payable in shares of Newriders Common Stock semi-annually on June 1 and December 1. The notes mature on December 12, 2000. The holders of such convertible notes will execute agreements with Easyriders to the effect that upon consummation of the Reorganization, the convertible notes will be convertible into shares of Easyriders Common Stock.

  Convertible Debentures

     On May 11, 1998, Newriders issued $500,000 face value of convertible subordinated debentures (the "May Debentures") in a transaction exempt from federal and state securities registration. The May Debentures are convertible into shares of Newriders Common Stock at the lower of: (a) $2.10 per share of Newriders Common Stock; or (b) 75% of the average closing bid price during the five trading days prior to the date of conversion. The May Debentures bear interest at 8% percent per annum, and the interest is payable upon conversion or at maturity in cash or shares of Newriders Common Stock, at Newriders' election. The May Debentures become due and payable on May 11, 2000. The obligations of Newriders under the May Debentures are also secured by 400,000 shares of Newriders Common Stock pledged under an accommoda-tion pledge arrangement by Leon Hatcher. Newriders has certain obligations to register shares of Newriders Common Stock into which the May Debentures are convertible. Following consummation of the Reorganization, Easyriders will assume the registration rights obligations. Following the consummation of the Reorganization, the May Debentures will become convertible into shares of Easyriders Common Stock subject to adjustment in the conversion price to reflect the exchange ratio used in the Reorganization. The holders of the May Debentures will execute agreements with Easyriders to the effect that upon consummation of the Reorganization, the May Debentures will become convertible into shares of Easyriders Common Stock.

     On June 10, 1998, Newriders issued $1 million face value of convertible subordinated debentures (the "June Debentures") to Wayne L. Knyal, a director of Newriders, in a transaction exempt from federal and state securities registration. The June Debentures are convertible into shares of Newriders Common Stock at the lower of: (a) $2.375 per share of Newriders Common Stock; or
(b) 75% of the lowest closing bid price during the five trading days prior to the date of conversion. The June Debentures bear interest at 8% percent per annum which is payable upon conversion or at maturity in cash or shares of Newriders Common Stock, at Newriders' election. The June Debentures become due and payable on June 30, 2000. Newriders has certain obligations to register shares of Newriders Common Stock into which the June Debentures are convertible. Following consummation of the Reorganization, Easyriders will assume the registration rights obligations. The holders of the June Debentures will execute agreements with Easyriders to the effect that upon consummation of the Reorganization, the June Debentures will become convertible into shares of Easyriders Common Stock.

  Warrants

     Newriders has warrants outstanding to purchase up to a maximum of 771,291 shares of Newriders Common Stock. The outstanding warrants have various exercise prices ranging from a low of $1.50 per share to a high of $4.05 per share and expiration dates ranging from one year to seven years. The holders of outstanding warrants will execute agreements with Easyriders to the effect that upon consummation of the Reorganization, the warrants will be exchanged for warrants to purchase shares of Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock subject to such warrants at an exercise price per share equal to two times the exercise price provided for in the warrants.

  Options


     Newriders has options outstanding to purchase up to a maximum of 3,972,000 shares of Newriders Common Stock. The outstanding options have various exercise prices ranging from a low of $2.50 per share to a high of $3.00 per share and expiration dates ranging from one year to ten years. Of the outstanding options, the following individuals have agreed to relinquish the following described options conditional upon closing of the Reorganization: (a) John E.
Martin -- options covering 2,000,000 shares exercisable at $2.50 per share; (b) William E. Prather -- options covering 750,000 shares exercisable at $2.50 per share; (c) William R. Nordstrom -- options covering 500,000 shares exercisable at $2.50 per share; (d) Wayne L. Knyal -- options covering 20,000 shares exercisable at $2.50 per share; (e) Daniel J. Gallery -- options covering 20,000 shares exercisable at $2.50 per share. The holders of outstanding options will execute agreements with Easyriders to the effect that, upon consummation of the Reorganization, the options will be exchanged for options to purchase shares of Easyriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock subject to such options at an exercise price per share equal to two times the exercise price provided for in the option agreements. Consummation of the Reorganization may trigger a change in control under the Newriders Plan, causing all options granted thereunder to become immediately exercisable and giving each holder of an option the right to redeem such option for a cash payment equal to the difference between the market price of Newriders Common Stock on the date the Reorganization is consummated, and the exercise price of such option. Newriders' management is attempting to obtain agreements from all such option holders to waive any such rights upon consummation of the Reorganization.

HISTORICAL PRICES AND DIVIDENDS OF NEWRIDERS COMMON STOCK

  Market Information

     Newriders Common Stock is traded in the over-the-counter market and quoted on the NASD Bulletin Board under the symbol "NWRD". The shares were first quoted on the Bulletin Board in April 1996. The following table sets forth, for the respective periods indicated, the prices of Newriders Common Stock in the over-the-counter market, based on inter-dealer bid prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The quotations have been provided by market makers in Newriders Common Stock and/or the National Quotation Bureau.


                     QUARTER ENDED                       HIGH BID      LOW BID
                     -------------                       --------      -------
June 30, 1996..........................................  $5.25         $5.25
September 30, 1996.....................................  $5.75         $1.00
December 31, 1996......................................  $2.50         $1.00
March 31, 1997.........................................  $8.563        $1.00
June 30, 1997..........................................  $4.125        $1.8125
September 30, 1997.....................................  $4.125        $1.8125
December 31, 1997......................................  $4.875        $2.4375
March 31, 1998.........................................  $4.25         $2.75
June 30, 1998..........................................  $2.688        $1.75


  Number of Stockholders of Record


     As of August 24, 1998, there were approximately 295 Stockholders of record.


  Dividend Information

     Newriders has not paid any dividends in the past. Until consummation of the Reorganization, Newriders intends to retain all earnings to finance the development and expansion of its operations and does not anticipate paying cash dividends or making any other distributions on its shares of Newriders Common Stock. If the Reorganization is not consummated, Newriders' future dividend policy will be determined by its Board of Directors on the basis of various factors, including Newriders' results of operations, financial condition, business opportunities and capital requirements.

     Under the Nevada Statutes, no dividends may be paid if, after giving effect to the dividends: (a) Newriders would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by Newriders' Articles of Incorporation, Newriders' total assets would be less than the sum of its total liabilities plus the amount that would be needed, if Newriders were to be dissolved at the time of distribution, to satisfy the preferential rights, upon dissolution, of stockholders whose preferential rights are superior to those receiving the dividend.

                     DESCRIPTION OF EASYRIDERS COMMON STOCK

  Common Stock

     Easyriders has authorized 50,000,000 shares of Common Stock, $.001 par value per share, of which one (1) share is issued and outstanding and owned by Newriders. All presently outstanding shares of Easyriders Common Stock are validly issued, fully paid and non-assessable. Holders of Easyriders Common Stock do not and will not have any preemptive or other subscription rights to subscribe for or purchase any additional securities issued by Easyriders, nor will they have any redemption or conversion rights. Holders of Easyriders Common Stock are entitled to one vote per share. Easyriders does not have cumulative voting.

     The holders of Easyriders Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. It is highly unlikely that dividends will be paid by Easyriders in the foreseeable future on its Common Stock. The holders of Easyriders Common Stock are entitled to receive on liquidation of Easyriders a pro rata distribution of the assets of Easyriders, subject to rights of creditors and holders of any Preferred Stock then outstanding.

     Easyriders' Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Easyriders preferred stock ("Easyriders Preferred Stock") with rights, preferences and limitations to be determined by the Easyriders Board of Directors. Presently there are no shares of Easyriders Preferred Stock issued and outstanding. However, the Easyriders Board of Directors may issue shares of Easyriders Preferred Stock in the future which have rights and preferences, including but not limited to dividend, redemption and liquidation rights, that are superior to those of Easyriders Common Stock.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     The current rights of the Newriders stockholders are governed by the Nevada Statutes and the Articles of Incorporation, as amended (the "Newriders Articles"), and By-Laws, as amended, of Newriders (the "Newriders By-Laws"). Upon consummation of the Merger, Newriders stockholders who do not perfect appraisal rights will become stockholders of Easyriders, a Delaware corporation. As stockholders of Easyriders, their rights will be governed by the Delaware General Corporation Law ("DGCL") and the Certificate of Incorporation and By-Laws of Easyriders. The Newriders Articles and Newriders By-Laws differ from the Certificate of Incorporation and By-Laws of Easyriders in certain respects. Although it is not practical to compare all such differences, the following is a summary of certain of the more significant differences. These summaries are qualified in their entirety by reference to, as applicable, the Nevada Statutes, the DGCL, the Newriders Articles and Newriders By-Laws, and the Certificate of Incorporation and By-Laws of Easyriders.

AUTHORIZED CAPITAL STOCK

     Newriders. Under Newriders Articles, Newriders is authorized to issue 25,000,000 shares of one class of Common Stock, par value $0.001 per share, and no shares of Preferred Stock. All shares of Newriders Common Stock are identical in rights and preferences and have one vote per share. Newriders Common Stock does not have cumulative voting rights. Newriders Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to Newriders Common Stock, and the outstanding shares of Newriders Common Stock are fully paid and nonassessable. The holders of Newriders Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to receive pro rata all assets of Newriders available for distribution to such holders.

     Easyriders. Under Easyriders Certificate of Incorporation, the aggregate number of shares of capital stock that Easyriders is authorized to issue is 50,000,000 shares of one class of Common Stock, par value of $0.001 per share, and 10,000,000 shares of Preferred Stock, par value of $0.001 per share.

     All shares of Easyriders Common Stock are identical in rights and preferences and have one vote per share. Easyriders Common Stock does not have cumulative voting rights. Easyriders Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to Easyriders Common Stock, and the outstanding shares of Easyriders Common Stock are fully paid and nonassessable. Subject to preferences that may be applicable to any Preferred Stock that may be outstanding, the holders of Easyriders Common Stock are: (1) entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and (2) upon liquidation are entitled to receive pro rata all assets of Easyriders available for distribution to such holders.

     The Easyriders Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to 10,000,000 shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, relative powers, preferences, rights, qualifications, limitations and restrictions as shall be determined by the Easyriders Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences and conversion rights, which in any case could be superior to the rights associated with Easyriders Common Stock.

     The purpose of authorizing the Easyriders Board of Directors to issue one or more series of Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances of Preferred Stock. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire control of the outstanding voting stock of Easyriders. Easyriders has no present plans to issue any shares of Preferred Stock.

DIRECTORS


     Number. Newriders' Articles provide that the number of its directors may be increased or decreased from time to time in such manner as shall be provided by the Newriders By-Laws, provided that the number of directors shall be not less than one. The Newriders By-Laws provide that the Board of Directors shall consist of seven (7) members, until changed by amendment of the Newriders Articles or by an amendment to the Newriders By-Laws, and there shall not be less than one director. Currently Newriders has seven (7) directors.


     Easyriders' By-Laws provide that the number of its directors shall not be less than three (3) nor more than nine (9), with the exact number to be set from time to time by the Board of Directors. Currently Easyriders has three (3) Directors.

     Non-Classification of Board. Neither the Newriders Board of Directors nor the Easyriders Board of Directors is classified. The directors of both companies serve for a term of one year and until their successors have been duly elected and qualified.

     Election. Both the Nevada Statutes and the DGCL provide that members of the board of directors are elected by a vote of the stockholders, with each share being entitled to one vote, unless the articles or by-laws or certificate of incorporation provide otherwise. Neither Newriders nor Easyriders allows cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the outstanding shares of common stock of one of the companies voting for the election of directors of that company can elect all of the directors of that company if they choose to do so, and, in such event, the holders of the remaining shares of outstanding common stock will not be able to elect any person or persons to the respective company's Board of Directors. In connection with the Reorganization, Messrs. Martin and Teresi will enter into the Stockholders' Agreement in the form attached to this Prospectus/Proxy Statement as Addendum D. The Stockholders' Agreement will provide that Mr. Martin and Mr. Teresi shall each be entitled to designate four individuals to serve on the Board of Directors of Easyriders, and that Mr. Martin and Mr. Teresi shall each vote their shares for the persons designated by the other to so serve. Upon consummation of the Reorganization, Mr. Martin and Mr. Teresi will respectively be the beneficial owners of, and be entitled to vote, approximately 5,132,947 and 6,993,507 shares of Easyriders Common Stock, respectively, representing an aggregate of approximately 64% of the number of shares of Easyriders Common Stock outstanding upon consummation of the Reorganization. Accordingly, Mr. Martin and Mr. Teresi will together control the election of all of the

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

directors of Easyriders for the foreseeable future, and stockholders other than Mr. Martin and Mr. Teresi will not have any power to elect directors of Easyriders. See "The Reorganization -- Stockholders' Agreement."

     Removal. The Nevada Statutes provide that one or more directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. The DGCL provides that one or more directors of a corporation may be removed with or without cause at a meeting of stockholders by the holders of a majority of the shares then entitled to vote at an election of directors.

     The Newriders By-Laws provide that directors may be removed at any time, with or without cause, but only by the affirmative vote or written consent of the holders of not less than two-thirds of the issued and outstanding shares then entitled to vote. This requirement may also have the effect of discouraging possible takeovers of Newriders by impeding or delaying replacement of the members of the Board of Directors.

     The By-Laws of Easyriders provides that any or all of the directors may be removed at any time, either with or without cause, by a majority vote of the stockholders entitled to vote generally in the election of directors.

     Indemnification. The Nevada Statutes provide that a director, employee, officer or agent of a corporation may be indemnified against liability (other than in an action by or in the right of the corporation) and other expenses actually and reasonably incurred by such person in connection with such proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. For actions or suits brought by or in the name of the corporation, the Nevada Statutes provide that a director, employee, officer or agent of a corporation may be indemnified against expenses actually and reasonably incurred by such person in connection with such proceeding or for amounts paid in settlement to the corporation if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to, the best interests of the corporation, except that if such person is adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, such person can be indemnified if and only to the extent that a court determines upon application, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that such person has been successful or the merits or otherwise, he must be indemnified by the corporation against expenses. Indemnification is mandatory. the following subsection captioned "Director's Liability" for a discussion of the differences in the standards of liability for Newriders Directors compared to Easyriders Directors.

     Under the Nevada Statutes, the determination of whether an officer or director is entitled to indemnification (that is, whether or not the person has met the statutory standard of conduct required for indemnification) is to be made by independent legal counsel, if a majority of the directors who were not parties to the proceeding so order.

     The Newriders By-Laws provide for indemnification of its officers and directors against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors.

     The DGCL provides that a corporation may indemnify against certain liabilities and expenses of an officer, director, employee or agent of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another entity, who is made a party to certain proceedings by reason of his or her service in such capacity if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, under the DGCL, a corporation may not indemnify any person with respect to any claim or issue as to which such person was found liable to the corporation in a proceeding by or in the right of the corporation, unless indemnification of expenses is ordered by a court. The DGCL provides that a corporation must indemnify against reasonable

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

expenses a director, officer, employee or agent of the corporation who is made a party to any proceeding by reason of his or her service in such capacity and who is successful, on the merits or otherwise, in the defense of any claim, issue or matter therein. The DGCL permits a corporation to advance expenses to a director or officer under certain conditions.

     Easyriders' Certificate of Incorporation provides that Easyriders shall indemnify to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants to a corporation the power to indemnify. In addition, the By-Laws of Easyriders provides that Easyriders shall indemnify each current or former director, officer, employee or agent of the corporation, to the fullest extent permitted by the DGCL, from and against any and all expenses, liabilities or other matters referred to in or covered by the DGCL.

     Director's Liability. The Nevada Statutes allow a corporation to include in its articles of incorporation, a provision that limits or eliminates the liability of a director for monetary damages for breach of fiduciary duty as a director but must not limit or eliminate the liability of a director for acts or omissions which involve (i) the amount of financial benefit received by a director to which he/she is not entitled; (ii) an intentional infliction of harm on the corporation or the stockholders; (iii) unlawful distributions to stockholders; or (iv) an intentional violation of criminal law. These provisions have the effect of protecting a corporation's directors against personal liability from breaches of their duty of care.

     The Newriders Articles contain a provision stating that no director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this provision of Newriders Articles is to be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of Newriders for actual omissions prior to such repeal or modification.

     The DGCL provides that the charter documents of a Delaware corporation may include provisions which limit or eliminate the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including: (i) breach of the duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or (iv) transactions from which such director derived an improper personal benefit. Easyriders Certificate of Incorporation contains a provision limiting the liability of its directors to the fullest extent permitted by the DGCL.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE 1933 ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF EASYRIDERS, EASYRIDERS HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY EASYRIDERS OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF EASYRIDERS IN A SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, EASYRIDERS WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION OF WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

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

AMENDMENTS TO ARTICLES OR CERTIFICATE OF INCORPORATION

     The Nevada Statutes and the DGCL permit the board of directors to adopt a resolution of its own volition setting forth a proposed amendment to the corporation's articles or certificate of incorporation, declaring its advisability, and directing that such proposed amendment be submitted to a vote at a meeting of stockholders. Neither corporation's articles or certificate of incorporation require a super-majority vote for such an amendment. Accordingly the general provisions of the Nevada Statutes and the DGCL apply, to Newriders and Easyriders, respectively, which allow the adoption of an amendment to the articles or certificate of incorporation with the approval of holders of a majority of the outstanding shares of the respective corporation's common stock entitled to vote thereon.

REPURCHASE AND REDEMPTION OF SHARES

     The Nevada Statutes permit the redemption or repurchase of stock if, after the redemption or repurchase, (a) the corporation is able to pay its debts as they become due in the usual course of business, or (b) the corporation's total assets exceed its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of redemption or repurchase, to satisfy the preferential rights upon dissolution of stockholders whose rights upon dissolution are superior to those whose shares are being redeemed or repurchased. Newriders Articles do not authorize the issuance of a class of preferred stock.

     The DGCL permits the redemption or repurchase of stock of a Delaware corporation, provided that, no Delaware corporation shall:

          1. Purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock if such shares will be retired upon their acquisition and the capital of the corporation reduced in accordance with sections 243 and 244 of the DGCL;

          2. Purchase, for more than the price at which they may be redeemed, any of its shares which are redeemable at the option of the corporation; or

          3. Redeem any of its shares unless the redemption is authorized by section 151(b) of the DGCL and then only in accordance with such section and the certificate of incorporation.

     While Easyriders presently has no shares of preferred stock outstanding, the Certificate of Incorporation of Easyriders authorizes the issuance of preferred stock, which might have a preferential right upon dissolution, if the Board of Directors of Easyriders were to so determine upon the issuance of the preferred stock.

PAYMENT OF DIVIDENDS TO STOCKHOLDERS

     The Nevada Statutes generally allow a corporation, subject to restrictions in its articles of incorporation, to declare and pay dividends in cash or property, but only if the corporation is solvent and payment of the dividend would not render the corporation insolvent (using the insolvency standard described above under "Comparative Rights of Shareholders -- Repurchase and Redemption of Shares"). Such limitations are applied on a consolidated basis. Newriders' Articles of Incorporation place no further restrictions on distributions.

     The DGCL provides that a Delaware corporation may pay dividends not only out of surplus (the excess of assets over capital) but also out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to any restrictions contained in the certificate of incorporation. The ability of a Delaware corporation to pay dividends or to make repurchases or redemptions of its shares is dependent on the financial status of the corporation alone, not on a consolidated basis. Under the DGCL, surplus may be created by a reduction of capital and may be distributed by board action, as long as capital is maintained in an amount not less than the aggregate par value of the remaining issued and outstanding shares of all classes having a preference upon distribution of assets plus the stated value of any shares not having par value. Similarly, Easyriders' Certificate of Incorporation places no further restrictions on distributions.
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

AMENDMENTS TO BY-LAWS

     Under Nevada law, the procedure to amend a corporation's By-Laws may be specified in the corporation's articles of incorporation and/or by-laws. The DGCL provides that after the issuance of stock by a Delaware corporation, that the power to amend the By-Laws shall be in the stockholders entitled to vote, unless the Delaware corporation has provided in its Certificate of Incorporation that the power to amend By-laws is conferred upon the directors of the corporation. Easyriders' By-Laws provide that the Easyriders Board of Directors shall have the power to make, alter or repeal the By-Laws.

     Neither Newriders Articles nor Easyriders Certificate of Incorporation restricts the authority of the Board of Directors to amend its By-Laws, with the exception that Newriders By-Laws, as amended, permit amendments to be made by both the directors and the stockholders, and require that any amendment adopted by the directors must not be inconsistent with or contrary to the provision of any amendment adopted by the stockholders. The By-Laws of both Newriders and Easyriders provide that they may be amended at any meeting of the Board of Directors of the corporation by a majority of the Directors present at the meeting. The By-Laws of both Newriders and Easyriders provide that they may also be amended by a stockholder vote, with the Newriders' By-Laws providing that the stockholders owning a majority of the shares and entitled to vote thereat may amend the Newriders By-Laws, and the Easyriders By-Laws provide that the Easyriders stockholders entitled to exercise a majority of the voting power of the corporation may amend the Easyriders' By-Laws.

STOCKHOLDER APPROVAL OF MERGER AND OTHER BUSINESS COMBINATIONS

     The Nevada Statutes provide that any proposed exchange, sale, lease or other disposition of all or substantially all of the assets of a corporation, and any merger or consolidation of a corporation, must be approved by a majority of all votes entitled to be cast. If stockholders of separate classes of stock are so entitled, the transaction must be separately approved by each voting group entitled to vote by a majority of all the votes entitled to be cast by that voting group. The transaction must also be approved by the Board of Directors. The Nevada Statutes do not require a stockholder vote of the surviving corporation in a merger if (a) the merger does not amend the existing articles of incorporation of the surviving corporation; (b) each stockholder of the surviving corporation will hold the same number of shares after the merger as before, with the same rights and preferences; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, will not exceed by more than twenty percent (20%) the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than twenty (20%) the number of participating shares outstanding immediately before the merger.

     The Newriders Articles do not contain a blanket requirement for a vote greater than that required by the Nevada statutes for such transactions.

     The DGCL requires the approval of the Delaware corporation's Board of Directors and the holders of a majority of the outstanding shares of Easyriders' Common Stock entitled to vote thereon for mergers or consolidations, and for sales, leases or exchange of substantially all of Easyriders' property and assets. The DGCL would permit Easyriders to merge with another corporation without obtaining the approval of Easyriders' stockholders if: (a) Easyriders is the surviving corporation of the merger; (b) the merger agreement does not amend Easyriders' Certificate of Incorporation; (c) each share of Easyriders' Common Stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of Easyriders' Common Stock after the merger; and (d) either no shares of Easyriders' Common Stock and no shares, securities or obligations convertible into such Easyriders' Common Stock are to be issued or delivered under the plan of merger, or any authorized but unissued shares or treasury shares of Easyriders' Common Stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of Easyriders' Common Stock outstanding immediately prior to the effective date of the merger.

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

ANTI-TAKEOVER PROVISIONS

     Newriders is subject to section 78.438 of the Nevada Statutes, which provides that, subject to certain exceptions, Newriders, a resident domestic corporation, may not engage in any "combination" with any "interested stockholder" for a period of three years from the date such person became an interested stockholder, unless the combination is approved in a prescribed manner and certain other exceptions apply. For purposes of section 78.439, "combination" is defined broadly to include reorganizations, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is any person or entity who, together with affiliates and associates, owns (or within the three immediately preceding years did own) ten percent (10%) or more of the voting power of the outstanding shares of the corporation.

     Section 203 of the DGCL prohibits, subject to certain exceptions, certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person or entity became an interested stockholder, unless the business combination is approved in a prescribed manner or certain other exceptions apply. For purposes of section 203, "business combination" is defined broadly to include reorganizations, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is any person or entity who, together with affiliates and associates, owns (or within the three immediately preceding years did own) fifteen percent (15%) or more of the corporation's voting stock. A Delaware corporation may elect in its Certificate of Incorporation to not be governed by Section 203 of the DGCL. Easyriders has elected in its Certificate of Incorporation not to be governed by Section 203 of the DGCL.

RIGHTS OF DISSENTING STOCKHOLDERS

     Under the Nevada Statutes, stockholders dissenting from a merger, consolidation, statutory share exchange or sale, lease, exchange or other disposition of all or substantially all of a Nevada corporation's assets and who follow statutory procedures may receive payment for the "fair value" of their shares as determined by agreement of the parties or a court of competent jurisdiction. Dissenting stockholders of a Nevada corporation do not have appraisal rights to receive payment of the "fair value" of their shares in the event that they are stockholders of any class or series of stock which, at the record date, were either listed on a national securities exchange, or designated as a national market system security on a interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless: (a) the articles of incorporation provide otherwise; or (b) the holders of the class or series are required under the plan of merger or exchange to accept for the shares anything other than: (1) cash, owner's interests or owner's interests and cash in lieu of fractional shares of:
(i) the surviving or acquiring entity; or (ii) any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, or designated as a national market system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 stockholders of record; or (2) a combination of cash and shares of the kind described in subparagraphs (i) and (ii) above. Additionally, there is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation. See "Rights of Dissenting Stockholders."

     Under the DGCL, stockholders of Delaware corporations are entitled to certain limited rights of appraisal to receive the "fair value" of their shares as determined by a court of competent jurisdiction. No appraisal rights shall be available, however, for the holders of any shares of a stock a constituent Delaware corporation to a merger if that corporation survives the merger and the merger did not require for its approval the vote of the stockholders of such constituent Delaware corporation. Moreover, the under the DGCL, no appraisal rights are available to stockholders of a Delaware constituent corporation to a merger for any shares of stock which, at the record date for the vote on such merger, were either (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (b) held of record by more than 2,000 stockholders. Appraisal rights are available to Delaware stockholders in any event if such stockholders are required by the terms of an agreement of merger or consolidation to accept for such stock of the constituent corporation anything except: (1) shares of stock of the corporation surviving or resulting from such merger or consolidation; (2) shares of stock of any other corporation, which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (3) cash in lieu of fractional shares of the corporation described in clauses (1) and (2) above; or (4) any combination of the shares of stock and cash into a fractional shares described in clauses (1), (2) and (3) above.

SPECIAL MEETINGS OF STOCKHOLDERS

     The Nevada Statutes provide that special meetings of a corporation's stockholders may be called by the President, Vice President, Secretary or Assistant Secretary or by such other persons as are designated by the board of directors or in the Nevada corporation's articles of incorporation or bylaws. Newriders' Articles do not give any additional person the authority to call special meetings of the stockholders. If the bylaws do not permit persons holding a specified percentage of the voting power from calling a special meeting, they may be able to take action by written consent, unless this right is eliminated in either the articles of incorporation or by-laws.

     Newriders' Bylaws provide that such meetings may also be called by the President or Secretary, and shall be called by the President with or without Board approval on the written request of stockholders owning at least fifty percent (50%) of all shares issued and outstanding and entitled to vote.

     Under the DGCL, special meetings of stockholders may be called by a corporation's Board of Directors, Chairman of the Board or such person or persons as may be authorized by such corporation's Certificate of Incorporation or By-Laws. Easyriders' Certificate of Incorporation does not give any additional person the authority to call special meetings of the stockholders.

     Easyriders' By-Laws provide that such meetings may also be called by the Board, Chairman of the Board of Directors or the President, and shall be called by the President or Secretary upon the written request (stating the purpose or purposes of the meeting) of stockholders owing at least fifty percent (50%) of the outstanding shares entitled to vote or directors then in office. Easyriders' By-Laws provide that only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

STOCKHOLDER CONSENT TO ACTION WITHOUT A MEETING

     Under the Nevada Statutes, unless otherwise provided in a corporation's articles of incorporation or upon a proposed voluntary dissolution by stockholders, any action which may be taken at any meeting of stockholders of a Nevada corporation may be taken without a meeting and a vote if a written consent stating the action is signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, except that if a different proportion of voting power is required for such an action at a meeting, that proportion of written consents is required. Newriders' By-Laws provide that any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders except the election of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof.

     Under the DGCL, unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Easyriders' By-Laws provide that any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Easyriders' By-Laws provide that prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

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

                                 NEWRIDERS PLAN

                                  (PROPOSAL 2)

     The Newriders Board of Directors unanimously adopted the Newriders Plan on November 20, 1997, subject to the approval of the stockholders of Newriders. The Newriders Board of Directors recommends that the stockholders consider and approve the Newriders Plan. Such approval at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Newriders Common Stock present in person or represented by proxy and entitled to vote. If the Reorganization is consummated, the Newriders Plan will terminate and the awards granted thereunder will be converted to similar awards to be granted under the Easyriders Plan, subject to the approval of the Newriders' stockholders. See "Easyriders Plan (Proposal 3)."

     THE NEWRIDERS BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THE NEWRIDERS PLAN IS ADVISABLE AND IN THE BEST INTERESTS OF NEWRIDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE NEWRIDERS PLAN.

     The following constitutes a brief discussion of the material features of the Newriders Plan and is qualified in its entirety by reference to the Newriders Plan, the full text of which is attached hereto as Addendum F and is incorporated herein by reference. All stockholders of Newriders are urged to read Addendum F in its entirety.

NATURE AND PURPOSE

     The stated purpose of the Newriders Plan is to secure for Newriders and any subsidiaries of Newriders the benefits arising from capital stock ownership and the receipt of capital stock-based incentives by those employees, directors, officers and consultants of Newriders and any subsidiaries who will be responsible for Newriders' future growth and continued success.

     The Newriders Plan is designed to meet these objectives by granting stock incentive awards to those persons whose performance or potential contribution will benefit Newriders. The Newriders Plan empowers Newriders to grant to employees (including officers), directors and consultants of Newriders and its subsidiaries incentive and non-qualified stock options ("Options"), stock appreciation rights ("SARs"), awards of restricted stock, deferred stock, bonus stock in lieu of other obligations of Newriders, or dividend equivalent awards (collectively and generically, "Stock Based Awards"), and participation in incentive award programs and other awards ("Performance Awards"). The Newriders Plan also empowers Newriders to grant to eligible individuals any combination of any or all of these Options, SARs and Stock Based Awards, subject to certain limitations.

     Persons to whom grants of Options, SARs, Stock Based Awards and Performance Awards are made are sometimes referred to as "participants." References to "incentive stock options" are to incentive stock options within the meaning of
Section 422 of the Code.

DURATION

     The Newriders Plan provides that it will terminate upon the date on which no shares of Newriders Common Stock remain available for issuance under the Newriders Plan and Newriders has no further rights or obligations with respect to outstanding Options, SARs, Stock Based Awards, or Performance Awards under the Newriders Plan. Options, SARs, Stock Based Awards and Performance Awards outstanding on the termination date of the Newriders Plan will continue to have full force and effect in accordance with the provisions of the instruments evidencing the Options, SARs, Stock Based Awards and Performance Awards. The Newriders Board of Directors may modify, amend, terminate or suspend the Newriders Plan from time to time or at any time without stockholder approval, including amending the Newriders Plan to increase the number of shares of Newriders Common Stock subject to the Newriders Plan, provided that stockholder approval may be required in the event of a material change to the Newriders Plan or to comply with applicable federal or state law or regulation, or applicable stock exchange or automated quotation system regulation. Any such modification, amendment, termination or suspension of the Newriders Plan will not impair the rights of any person with respect to any Option, SAR, Stock Based Award or Performance Award previously granted.
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

ADMINISTRATION

     The Newriders Plan is administered by a committee appointed by the Newriders Board of Directors and consisting of at least two directors, who must be "outside directors" as that term is used in the regulation related to Section 162(m) of the Code and "non-employee directors" as that term is used in Rule 16b-3 promulgated under the Exchange Act. The committee's construction and interpretation of the terms and provisions of the Newriders Plan are final and conclusive. The Newriders Board of Directors has designated the Newriders' Compensation Committee as the committee to administer the Newriders Plan. Members of the Compensation Committee serve at the discretion of the Newriders Board of Directors. The Compensation Committee may in its sole discretion grant Options and SARs, issue shares upon exercise of such Options and SARs, and grant Stock Based Awards and Performance Awards, all as provided in the Newriders Plan. The Compensation Committee has the authority, subject to the express provisions of the Newriders Plan, to construe the Newriders Plan and its related agreements, to prescribe, amend and rescind the rules and regulations relating to the Newriders Plan, to determine the terms and provisions of the respective Option, SARs, Stock Based Award and Performance Award agreements, which need not be identical, and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the Newriders Plan.

SHARES SUBJECT TO THE NEWRIDERS PLAN


     The stock to be offered under the Newriders Plan consists of shares of Newriders Common Stock. The last sale price for Newriders Common Stock on August 26, 1998, as reported by the NASD Electronic Bulletin Board was $1.156 per share. The maximum number of shares of Newriders Common Stock in respect of which Options, SARs and Awards may be granted pursuant to the provisions of the Newriders Plan may not exceed 5,000,000 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like). The shares may be either authorized and unissued shares, treasury shares or shares purchased on the open market. The Compensation Committee has broad discretion over the procedures used to count the number of shares subject to Options, SARs and Awards, and pursuant to such authority if Newriders reacquires unvested shares issued pursuant to Awards under the Newriders Plan, or if an Option or SAR expires or terminates without having been exercised in full, the reacquired or unexercised shares may be made available for subsequent grant under the Newriders Plan. Shares of Newriders Common Stock issued pursuant to the Newriders Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Compensation Committee.


ELIGIBILITY

     All employees (including officers) of Newriders or any of its subsidiaries are eligible to receive incentive stock options pursuant to the Newriders Plan. All employees (including officers), directors and consultants of Newriders or any of its subsidiaries are eligible to receive non-qualified options, SARs, Stock Based Awards and Performance Awards. As of the Record Date, approximately 20 persons were eligible to participate in the Newriders Plan.

     The selection of participants in, and the nature and size of grants under, the Newriders Plan are wholly within the discretion of the Compensation Committee. However, under the Newriders Plan, the maximum number of shares with respect to which Options, SAR, Stock Based Awards or Performance Awards may be granted to any employee in any fiscal year shall be limited to 2,000,000 shares of Newriders Common Stock. Cash awards are subject to an annual ceiling of $1,000,000 per participant, and the total cash award permitted with respect to any performance period award is $5,000,000. The Compensation Committee's designation of a participant in any year does not require the Compensation Committee to designate such person to receive a grant in any other year. The table below shows the number of Options granted under the Newriders Plan to such persons or groups listed in such table during 1997.

                                                              NUMBERS OF OPTIONS
                     NAME AND POSITION                        GRANTED IN 1997(1)
                     -----------------                        ------------------
All current executive officers as a group...................             0
All current directors who are not executive officers, as a
  group.....................................................             0
All current employees, including all current officers who
  are not executive officers, as a group....................       196,000

---------------
(1) All such options were non-qualified options. Three Options for 25,000 shares in the aggregate were immediately exercisable. Options for 20,000 shares become fully exercisable after one year from the date of grant. Three options for 50,000 shares each were each exercisable with respect to 5,000 shares beginning on the first anniversary of the date of grant, an additional 15,000 shares beginning on the second anniversary of the grant, and an additional 20,000 shares beginning on the third anniversary of the date of grant. One option for 1,000 shares was made exercisable with respect to 500 shares beginning on the first anniversary of the date of grant, and an additional 500 shares beginning on the second anniversary of the date of grant. All Options were granted at exercise prices of $2.50 per share, except for the option for 1,000 shares which has an exercise price of $3.00 per share. They expire from one to ten years from the respective dates of grant.

OPTIONS AND SARS

  Options

     Options granted under the Newriders Plan may be in the form of incentive stock options or non-qualified stock options. Options may be granted under the Newriders Plan on such terms and conditions not inconsistent with the provisions of the Newriders Plan and in such form as the Compensation Committee may from time to time approve.

     The exercise price per share of Newriders Common Stock purchasable under an Option granted under the Newriders Plan shall be determined by the Compensation Committee at the time of grant. The exercise price of an incentive stock option, however, shall not be less than the fair market value of Newriders Common Stock on the date of grant or, in the case of an incentive stock option to be granted to a participant owning stock having more than 10% of the total combined voting power of all classes of stock of Newriders or any subsidiary, the exercise price per share shall be not less than 110% of the fair market value of such stock on the date of grant. The exercise price of a non-qualified stock option shall not be less than 50% of the fair market value of Newriders Common Stock on the date of grant.

     The term of each Option granted under the Newriders Plan shall be fixed by the Compensation Committee.

     An Option granted under the Newriders Plan shall be exercisable at such time or times and subject to such conditions as shall be determined by the Compensation Committee at the date of grant and as set forth in the instrument evidencing the Option. With respect to incentive stock options, the aggregate fair market value (determined as of the date of grant) of the number of shares with respect to which such incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000 or such other limit as may be established under Section 422 of the Code.

     An Option granted under the Newriders Plan may be exercised as provided in the instrument evidencing the Option. Payment of the exercise price may be made with cash, with shares of Newriders Common Stock or with a combination of cash and stock, as the Compensation Committee may determine. The Compensation Committee may also permit participants to simultaneously exercise options and sell the shares of Newriders Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Compensation Committee, and to use the proceeds from such sale as payment of the purchase price. The Compensation Committee may, in its discretion, accelerate the date of exercise of any installments of any Options, provided that no acceleration will be made that would violate the annual vesting limitation contained in Section 422(d) of the Code with respect to incentive stock options.

     No shares of Newriders Common Stock will be issued under the Newriders Plan unless counsel for Newriders is satisfied that such issuance will be in compliance with applicable federal and state securities laws or any applicable listing requirements of any national securities exchange on which Newriders Common Stock is then listed. Any participant in the Newriders Plan may be required to represent and agree in writing that the stock acquired by the participant is being acquired for investment.

  Stock Appreciation Rights

     Under the Newriders Plan, an SAR may be granted in tandem with, in addition to, or independent of any other grant. An SAR is the right to receive, without payment, an amount equal to the excess, if any, of the fair market value of a share of Newriders Common Stock on the date of exercise over the grant price of such share, multiplied by the number of shares as to which the SARs shall have been exercised. Newriders will pay such amount to the holder in cash or in shares of Newriders Common Stock or a combination thereof, as the Compensation Committee may determine.

     An SAR may be exercised by a participant in accordance with procedures established by the Compensation Committee. The Compensation Committee may also determine that an SAR shall be automatically exercised on one or more specified dates.

  Employment

     The Compensation Committee may determine whether Options and SARs shall terminate if the participant ceases to be employed by Newriders or a subsidiary. Except as otherwise provided in the instrument evidencing the Option or SAR, if a participant dies while an employee of Newriders or a subsidiary, any Option or SAR granted to such participant may be exercised by the participant's personal representatives or heirs to the extent that the participant could have exercised the Option or SAR on the date of his or her death.

  Transferability

     No Option or SAR granted under the Newriders Plan, and no right or interest therein, is assignable or transferable by a participant except by will or the laws of descent and distribution or, with respect to non-qualified stock options and SARs, except to the extent the participant's agreement granting such non-qualified stock option or SAR provides otherwise.

STOCK BASED AWARDS

     The Compensation Committee may grant a participant a Stock Based Award of shares of Newriders Common Stock, on such terms and conditions and subject to such restrictions as the Compensation Committee may determine. Such restrictions may include restrictions on the pledging, sale, assignment, transfer or other disposition of such shares and the requirement that the participant forfeit all or a portion of such shares to Newriders upon termination of employment. Each participant receiving an Award may be required to enter into a stock restriction agreement with Newriders agreeing to such restrictions. Shares issued pursuant to Stock Based Award are held by the participant as holder of record for all purposes, including voting and receipt of dividends.

  Transferability

     Shares of Newriders Common Stock issued pursuant to a Stock Based Award may not be sold, assigned, transferred or otherwise disposed of, except, subject to the terms of any stock restriction agreement, by will or the laws of descent and distribution, and may not be pledged or hypothecated as collateral for a loan, prior to the lapse of restrictions on such shares. Any attempt by the participant to dispose of or encumber the shares issued pursuant to a Stock Based Award prior to the lapse of restrictions on such shares will cause the participant's interest in such shares to terminate.

  Employment

     Except as otherwise provided in any stock restriction agreement, if prior to the lapse of the restrictions on the stock the participant ceases to be an employee of Newriders or a subsidiary for any reason, all such shares which remain subject to restrictions shall be forfeited to Newriders.

PERFORMANCE AWARDS

     The Committee has broad authority to grant cash awards and awards of other property, based on the achievement of pre-established performance goals. The Committee's authority is virtually unlimited in this regard as to persons other than those as to whom some portions of their compensation may exceed the limits on deductibility established by Code Section 162(m). To the extent the participant is such a person whose compensation is likely to be subject to the limitations of Code Section 162(m), the Committee is required to structure such awards and the criteria upon which such awards are granted so that the Performance Awards qualify as "performance-based compensation" under Code
Section 162(m). Within these broad parameters, performance goals may be selected on a number of bases, including (1) total stockholder return, (2) a comparison of total stockholder return to a publicly available index, (3) net income, (4) pre-tax earnings, (5) earnings before interest expense, taxes, depreciation and amortization, (6) pre-tax operating earnings after interest expense and before bonuses, services fees, and extraordinary special items, (7) operating margin,
(8) earnings per share, (9) growth in earnings per share, (10) return on equity,
(11) return on capital, (12) return on investment, (13) operating earnings, (14) working capital or inventory, or (15) ratio of debt to stockholders' equity.

     Achievement of performance goals may be measured over a performance period of up to 10 years. Performance goals are to be established not later than 90 days after the beginning of any performance period applicable to such Performance Award, or other date required or permitted for "performance-based compensation" under Code Section 162(m).

     The Committee may establish an unfunded pool for purposes of measuring Newriders performance in connection with Performance Awards. The amount of such pool shall be based upon the achievement of a performance goal based on the business criteria discussed above. The amount of the pool may be established as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

     Settlement of Performance Awards may be in cash, stock, other awards or other property, as the Compensation Committee may determine. The Compensation Committee may reduce the amount of a settlement otherwise to be made in connection with a Performance Award. The Compensation Committee is required to specify the circumstances in which such Performance Award shall be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period, or a settlement of Performance Awards.

     The Newriders Plan also provides that the Compensation Committee may establish annual incentive award pools. The amount of such annual incentive award pools shall be based on the achievement of performance goals based on business criteria discussed above. The persons to potentially participate in such annual incentive awards are to be designated not later than the 90th day of each fiscal year, except as may otherwise be permitted in the case of awards intended to be "Performance Based Compensation" under Code Section 162(m). After the end of each year, the Compensation Committee is to determine the amount, if any, of the annual incentive award pool, in the maximum amount of award payable to each participant in the pool. These amounts are subject to discretionary reduction by the Compensation Committee. The Committee is required to specify the circumstances in which such an award may be paid or forfeited in the event of a termination of employment prior to the end of a fiscal year or settlement of the annual award.

CHANGE IN CONTROL

     The Newriders Plan provides that certain changes beneficial to participants will occur upon a "Change in Control." A Change in Control occurs if (i) any person acquires beneficial ownership of shares of Newriders

Common Stock then outstanding, and such acquisition results in the person beneficially owning 25% or more of the Newriders Common Stock outstanding, or 25% or more of the combined voting power of the Newriders Common Stock outstanding, (ii) the stockholders of Newriders approve a reorganization, merger, consolidation, complete liquidation or dissolution of Newriders, sale or disposition of all or substantially all of the assets of Newriders, or similar corporate transaction (generically a "Corporate Transaction"), or (iii) the composition of the Board of Directors is changed so that those directors prior to the change cease to constitute at least a majority of the Board. Upon the occurrence of a Change in Control, certain provisions of the Newriders Plan will apply to enhance certain benefits to persons who have received an Award, Option or SAR under the Newriders Plan as follows:

          (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control, and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the recipient;

          (ii) Any Optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and Newriders shall be obligated to pay, in cash, the excess of the Change in Control price over the exercise price of such Option, multiplied by the number of shares of stock covered by such Option;

          (iii) Limited SARs (and all SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

          (iv) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Newriders Plan shall lapse, and such Awards shall be deemed fully vested as of the time of such Change in Control; and

          (v) With respect to any such Outstanding Award subject to achievement of performance goals and conditions under the terms of the Newriders Plan, such performance goals and other conditions shall be deemed to be met if and to the extent so provided by the Committee in the Award Agreement relating to such Award.

     For these purposes, the Change in Control Price means an amount of cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control, or any liquidation of shares following a sale of substantially all assets of Newriders, or (ii) the highest fair market value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

     The effect of the above-described Change in Control provisions of the Newriders Plan may have the effect of discouraging transactions involving a Change of Control. Newriders anticipates that inasmuch as the market value of Newriders Common Stock for the past 60 days has remained less than the exercise price of any options outstanding under the Plan, that holders of options under the Plan will have no right to receive payment under the Change of Control Provisions because of the Reorganization. However, Newriders has obtained waivers from all such persons of any rights under the Change in Control Provision of the Newriders Plan, including a waiver of the acceleration of vesting schedules of the outstanding options.

FEDERAL INCOME TAX CONSEQUENCES

     Based on current provisions of the Code, and the existing regulations thereunder, certain anticipated federal income tax consequences with respect to the several types of grants are described below.

  Grant of Options and SARs

     A participant will not recognize any taxable income at the time an Option or SAR is granted, and the Company will not be entitled to a federal income tax deduction at that time.

  Incentive Stock Options

     No ordinary income will be recognized by a participant holding an incentive stock option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the participant holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the amount realized upon disposition of the shares and the aggregate option exercise price will constitute a long-term capital gain or loss, as the case may be, and Newriders will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" (including the use of the shares to exercise subsequent options) within two years after the date of grant or within one year after the date of exercise, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option exercise price, and Newriders generally will be entitled to a federal income tax deduction equal to such amount. In addition, the participant will have a taxable capital gain equal to the difference, if any, between: (i) the amount realized upon disposition of the shares, and (ii) the sum of the aggregate option exercise price plus the amount of ordinary income on which the participant was taxed.

  Non-Qualified Stock Options

     Taxable ordinary income will be recognized by the participant at the time of exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option exercise price. Newriders generally will be entitled to a corresponding federal income tax deduction. At the time of a subsequent sale of the shares, the participant will generally recognize a taxable capital gain or loss based upon the difference between the aggregate selling price of the shares and the aggregate fair market value of the shares at the time of exercise.

  Stock Appreciation Rights

     Upon the exercise of an SAR, the participant will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Newriders Common Stock received, and Newriders generally will be entitled to a corresponding federal income tax deduction. The participant's basis in any shares of Newriders Common Stock received will be equal to the amount of ordinary income upon which the participant was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

  Stock Based Awards

     Unless a participant makes the election described below, a participant receiving a Stock Based Award will not recognize income, and Newriders will not be allowed a deduction, at the time of grant of such Stock Based Award. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of the dividends received, and Newriders will be allowed a deduction in a like amount. When the restrictions on the shares are removed or lapse, the fair market value of the shares on the date the restrictions are removed or lapse in excess of the amount, if any, paid by the participant will be ordinary income to the participant and generally will be allowed as a deduction for federal income tax purposes to Newriders. Upon disposition of the shares, the gain or loss recognized by the participant shall be equal to the difference between the amount realized on such disposition and the fair market value of the shares on the date the restrictions were removed or lapsed. Such amount will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. If the restrictions do not lapse and the shares are forfeited by the participant and thus returned to Newriders, there will be no federal income tax consequences to either the participant or Newriders. If required by the Compensation Committee, no participant shall make, in connection with a stock grant, the election permitted under Section 83(b) of the Code. If permitted, by properly filing an election pursuant to Section 83(b) of the Code with the IRS within 30 days after the date of grant (assuming that the date of grant is the date the participant acquires a beneficial interest in the Stock Based Award), a participant's ordinary income and commencement of the holding period and Newriders' deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by Newriders will be equal to fair market value of the shares as of the date of grant. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income. The Newriders Plan permits the Compensation Committee to restrict the ability of a participant to make the Section 83(b) election.

  Performance Awards

     Payments of cash and property pursuant to Performance Awards will typically constitute ordinary income to the participant and be deductible by Newriders, except to the extent of the limitations under Section 162(m) of the Code. Performance Awards under the Newriders Plan are required to be structured so as to qualify for the performance-based exemption under Section 162(m).

  Special Rules

     To the extent a participant pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Newriders Common Stock owned by the participant, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same tax basis and holding period as the shares surrendered. The additional shares received upon such exercise shall have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. To preserve Newriders' deductions with respect to the non-qualified options and SARs, the Compensation Committee may be required to set the exercise or grant price for such non-qualified options and SARs at the fair market value of a share of Newriders Common Stock on the date of grant.

  Withholding Taxes

     Withholding taxes must be paid by the participant at the time of exercise of any non-qualified stock option or SAR prior to the delivery of shares. In respect of Stock Based Awards, incentive stock options, and Performance Awards, withholding taxes must be paid by the participant when income to the participant is recognized for tax purposes.

 Section 162(m)

     Under 162 of the Code, Newriders is entitled to a federal income tax deduction for compensation paid to the extent that such compensation is "reasonable compensation for services rendered." Whether a payment of compensation is reasonable for these purposes is a factual question. Even if compensation is reasonable for the services rendered, under Section 162(m) of the Code, Newriders is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to its chief executive officer and its four other most highly compensated executive officers ("Covered Employees"), subject to certain exceptions. Compensation that qualifies as "performance-based" under Section 162(m) is exempt from this limitation. Options and SARs granted under the Newriders Plan at an exercise price that is not less than the fair market value of Newriders Common Stock on the date of grant are designed to satisfy the requirements for the performance-based exemption. However, Stock Based Awards granted under the Newriders Plan would not qualify for the performance-based exemption under Section 162(m). Performance Awards to persons deemed likely to be Covered Employees are required to be structured so as to qualify for the performance-based exemption under Code Section 162(m).

  General

     Because the tax consequences to a participant may vary depending upon the participant's individual situation, and because such tax consequences are subject to change due to changes in tax laws or regulations, each participant should consult his or her personal tax advisor regarding the federal, and any state, local or foreign, tax consequences to the participant.

                                EASYRIDERS PLAN

                                  (PROPOSAL 3)

     The Newriders Board of Directors and Easyriders Board of Directors unanimously adopted the Easyriders Plan, subject to the approval of the stockholders of Easyriders and Newriders. The Easyriders and Newriders Boards of Directors have unanimously recommended that the stockholders of Newriders consider and approve the Easyriders Plan. To become effective, the Easyriders Plan must be approved by the Newriders stockholders. Such approval at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Newriders Common Stock present in person or represented by proxy and entitled to vote. If approved, the Easyriders Plan will become effective only if the Reorganization is consummated. If the Reorganization is not consummated, the substantially identical plan of Newriders will become effective, subject to the approval of the Newriders stockholders. See "Newriders Plan (Proposal 2)."

     THE EASYRIDERS AND NEWRIDERS BOARDS OF DIRECTORS UNANIMOUSLY BELIEVE THE EASYRIDERS PLAN IS ADVISABLE AND IN THE BEST INTERESTS OF EASYRIDERS AND NEWRIDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EASYRIDERS PLAN.

     The following constitutes a brief discussion of the material features of the Easyriders Plan and is qualified in its entirety by reference to the Easyriders Plan, the full text of which is attached hereto as Addendum G and is incorporated herein by reference. All stockholders of Newriders are urged to read Addendum G in its entirety.

PRIMARY DIFFERENCES BETWEEN NEWRIDERS PLAN AND EASYRIDERS PLAN; INITIAL PERFORMANCE AWARDS

     After giving effect to the exchange ratio being used in the Reorganization, the Easyriders Plan is substantially identical to the Newriders Plan, except for the following significant differences:

          1. Eligible persons in the Easyriders Plan include officers, directors, employees and consultants of Easyriders and its subsidiaries, while eligible persons in the Newriders Plan include officers, directors, employees and consultants of Newriders and its subsidiaries;

          2. The Easyriders Plan covers 2,800,000 shares of Easyriders Common Stock, while the Newriders Plan covers 5,000,000 shares of Newriders Common Stock;

          3. Under the Easyriders Plan, non-employee directors will receive an option to purchase 15,000 shares of Easyriders Common Stock each year exercisable at the closing bid price on the date of grant. Under the Newriders Plan, this option, granted annually, currently covers 50,000 shares of Newriders Common Stock.

          4. The Easyriders Plan provides for certain Initial Performance Awards to Mr. Martin as described below, and for certain awards to Mr. Nordstrom, as described below. The Newriders Plan does not provide for Initial Performance Awards.


     Pursuant to the Easyriders Plan, if Easyriders, on a consolidated basis, achieves Annual EBITDA Targets, Mr. Martin will be eligible to receive annual cash bonuses equal to (1) the total amount of interest he is obligated to pay in cash to Easyriders under the Martin Notes multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Mr. Martin as the year the bonus is paid. Mr. Martin will also be eligible to receive a one-time bonus equal to (1) the amount of principal and accrued interest then remaining on the Martin Notes, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid, up to a maximum of $13,000,000, if and when Paisano Publications repays in full (a) all amounts due pursuant to the Company's Senior Credit Agreement, and (b) the Contributor Notes provided Easyriders has achieved certain pre-determined levels of earnings during the prior year (generally, for 1999, positive EBITDA during 1998; and for each year thereafter, at least 80% of the Annual EBITDA Target for the prior year or for each of the second and third years preceding such year). Although Easyriders expects that bonuses paid to Mr. Martin under the Easyriders Plan will be tax deductible pursuant to
Section 162(m) of the Code, no assurance can be given that such payments will actually be deductible by Easyriders. Bonus payments to Mr. Martin are not contingent upon deductibility.

     Upon consummation of the Reorganization, Mr. Nordstrom will receive, under the Easyriders Plan, 200,000 shares of Easyriders Common Stock.

NATURE AND PURPOSE

     The stated purpose of the Easyriders Plan is to secure for Easyriders and any subsidiaries of Easyriders the benefits arising from capital stock ownership and the receipt of capital stock-based incentives by those employees, directors, officers and consultants of Easyriders and any subsidiaries who will be responsible for Easyriders' future growth and continued success.

     The Easyriders Plan is designed to meet these objectives by granting stock incentive awards to those persons whose performance or potential contribution will benefit Easyriders. The Easyriders Plan empowers Easyriders to grant to employees (including officers), directors and consultants of Easyriders and its subsidiaries incentive and non-qualified stock options ("Options"), stock appreciation rights ("SARs"), awards of restricted stock, deferred stock, bonus stock in lieu of other obligations of Easyriders, or dividend equivalent awards (collectively and generically, "Stock Based Awards"), and participation in incentive award programs and other awards ("Performance Awards"). The Easyriders Plan also empowers Easyriders to grant to eligible individuals any combination of any or all of these Options, SARs and Stock Based Awards, subject to certain limitations.

     Persons to whom grants of Options, SARs, Stock Based Awards and Performance Awards are made are sometimes referred to as "participants." References to "incentive stock options" are to incentive stock options within the meaning of
Section 422 of the Code.

DURATION

     The Easyriders Plan provides that it will terminate upon the date on which no shares of Easyriders Common Stock remain available for issuance under the Easyriders Plan and Easyriders has no further rights or obligations with respect to outstanding Options, SARs, Stock Based Awards, or Performance Awards under the Easyriders Plan. Options, SARs, Stock Based Awards and Performance Awards outstanding on the termination date of the Easyriders Plan will continue to have full force and effect in accordance with the provisions of the instruments evidencing the Options, SARs, Stock Based Awards and Performance Awards. The Easyriders Board of Directors may modify, amend, terminate or suspend the Easyriders Plan from time to time or at any time without stockholder approval, including amending the Easyriders Plan to increase the number of shares of Easyriders Common Stock subject to the Easyriders Plan, provided that stockholder approval may be required in the event of a material change to the Easyriders Plan or to comply with applicable federal or state law or regulation, or applicable stock exchange or automated quotation system regulation. Any such modification, amendment, termination or suspension of the Easyriders Plan will not impair the rights of any person with respect to any Option, SAR, Stock Based Award or Performance Award previously granted.

ADMINISTRATION

     The Easyriders Plan is administered by a committee appointed by the Easyriders Board of Directors and consisting of at least two directors, who must be "outside directors" as that term is used in the regulation related to Section 162(m) of the Code and "non-employee directors" as that term is used in Rule 16b-3 under the Exchange Act. The Committee's construction and interpretation of the terms and provisions of the Easyriders Plan are final and conclusive. The Easyriders Board of Directors has designated the Easyriders' Compensation Committee as the committee to administer the Easyriders Plan. Members of the Compensation Committee serve at the discretion of the Easyriders Board of Directors. The Compensation Committee may in its sole discretion grant Options and SARs, issue shares upon exercise of such Options and SARs, and grant Stock Based Awards and Performance Awards, all as provided in the Easyriders Plan. The Compensation Committee has the authority, subject to the express provisions of the Easyriders Plan, to construe the Easyriders Plan and its related agreements, to prescribe, amend and rescind the rules and regulations relating

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

to the Easyriders Plan, to determine the terms and provisions of the respective Option, SAR, Stock Based Award and Performance Award agreements, which need not be identical, and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the Easyriders Plan.

SHARES SUBJECT TO THE EASYRIDERS PLAN

     The stock to be offered under the Easyriders Plan consists of shares of Easyriders Common Stock. There is currently no public market for Easyriders Common Stock. The maximum number of shares of Easyriders Common Stock in respect of which Options, SARs and Awards may be granted pursuant to the provisions of the Easyriders Plan may not exceed 2,800,000 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like). The shares may be either authorized and unissued shares, treasury shares or shares purchased on the open market. The Compensation Committee has broad discretion over the procedures used to count the number of shares subject to Options, SARs and Awards, and pursuant to such authority if Easyriders reacquires unvested shares issued pursuant to Awards under the Easyriders Plan, or if an Option or SAR expires or terminates without having been exercised in full, the reacquired or unexercised shares may be made available for subsequent grant under the Easyriders Plan. Shares of Easyriders Common Stock issued pursuant to the Easyriders Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Compensation Committee.

     The Paisano Agreement provides that Joseph Teresi has the right to recommend to the Easyriders Compensation Committee that certain Paisano Companies employees and/or consultants should receive grants of options aggregating 300,000 shares of Easyriders Common Stock. The Compensation Committee will then make a decision concerning Mr. Teresi's recommendations. It is anticipated that any of the options recommended by Mr. Teresi that are approved by the Compensation Committee will be exercisable at $5.00 per share, will expire 5 years after vesting and shall vest immediately.

ELIGIBILITY

     All employees (including officers) of Easyriders or any of its subsidiaries are eligible to receive incentive stock options pursuant to the Easyriders Plan. All employees (including officers), directors and consultants of Easyriders or any of its subsidiaries are eligible to receive non-qualified options, SARs, Stock Based Awards and Performance Awards.

     The selection of participants in, and the nature and size of grants under, the Easyriders Plan are wholly within the discretion of the Compensation Committee. However, under the Easyriders Plan, the maximum number of shares with respect to which Options, SAR, Stock Based Awards or Performance Awards may be granted to any employee in any fiscal year shall be limited to 1,000,000 shares of Easyriders Common Stock. Cash awards are subject to an annual ceiling of $1,000,000 per participant, and the total cash award permitted with respect to any performance period award is $5,000,000, plus, in the case of those Participants receiving Initial Performance Awards, the amounts of their respective Initial Performance Awards. The Compensation Committee's designation of a participant in any year does not require the Compensation Committee to designate such person to receive a grant in any other year. No Options, SARs, Stock Based Awards or Performance Awards were granted under the Easyriders Plan in 1997. Options granted under the Newriders Plan in 1997 will be converted to Options under the Easyriders Plan if the Reorganization is consummated. However, the Easyriders options granted in exchange for the Newriders options will be for one-half the number of shares, and they will be exercisable at two times the exercise price, in order to reflect the two-for-one exchange ratio used in the Reorganization.

OPTIONS AND SARS

  Options

     Options granted under the Easyriders Plan may be in the form of incentive stock options or non-qualified stock options. Options may be granted under the Easyriders Plan on such terms and conditions not

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

inconsistent with the provisions of the Easyriders Plan and in such form as the Compensation Committee may from time to time approve.

     The exercise price per share of Easyriders Common Stock purchasable under an Option granted under the Easyriders Plan shall be determined by the Compensation Committee at the time of grant. The exercise price of an incentive stock option, however, shall not be less than the fair market value of Easyriders Common Stock on the date of grant or, in the case of an incentive stock option to be granted to a participant owning stock having more than 10% of the total combined voting power of all classes of stock of Easyriders or any subsidiary, the exercise price per share shall be not less than 110% of the fair market value of such stock on the date of grant. The exercise price of a non-qualified stock option shall not be less than 50% of the fair market value of Easyriders Common Stock on the date of grant.

     The term of each Option granted under the Easyriders Plan shall be fixed by the Compensation Committee.

     An Option granted under the Easyriders Plan shall be exercisable at such time or times and subject to such conditions as shall be determined by the Compensation Committee at the date of grant and as set forth in the instrument evidencing the Option. With respect to incentive stock options, the aggregate fair market value (determined as of the date of grant) of the number of shares with respect to which such incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000 or such other limit as may be established under Section 422 of the Code.

     An Option granted under the Easyriders Plan may be exercised as provided in the instrument evidencing the Option. Payment of the exercise price may be made with cash, with shares of Easyriders Common Stock or with a combination of cash and stock, as the Compensation Committee may determine. The Compensation Committee may also permit participants to simultaneously exercise options and sell the shares of Easyriders Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Compensation Committee, and to use the proceeds from such sale as payment of the purchase price. The Compensation Committee may, in its discretion, accelerate the date of exercise of any installments of any Options, provided that no acceleration will be made that would violate the annual vesting limitation contained in Section 422(d) of the Code with respect to incentive stock options.

     No shares of Easyriders Common Stock will be issued under the Easyriders Plan unless counsel for Easyriders is satisfied that such issuance will be in compliance with applicable federal and state securities laws or any applicable listing requirements of any national securities exchange on which Easyriders Common Stock is then listed. Any participant in the Easyriders Plan may be required to represent and agree in writing that the stock acquired by the participant is being acquired for investment.

  Stock Appreciation Rights

     Under the Easyriders Plan, an SAR may be granted in tandem with, in addition to, or independent of any other grant. An SAR is the right to receive, without payment, an amount equal to the excess, if any, of the fair market value of a share of Easyriders Common Stock on the date of exercise over the grant price of such share, multiplied by the number of shares as to which the SARs shall have been exercised. Easyriders will pay such amount to the holder in cash or in shares of Easyriders Common Stock or a combination thereof, as the Compensation Committee may determine.

     An SAR may be exercised by a participant in accordance with procedures established by the Compensation Committee. The Compensation Committee may also determine that an SAR shall be automatically exercised on one or more specified dates.

  Employment

     The Compensation Committee may determine whether Options and SARs shall terminate if the participant ceases to be employed by Easyriders or a subsidiary. Except as otherwise provided in the instrument evidencing the Option or SAR, if a participant dies while an employee of Easyriders or a subsidiary, any Option or SAR granted to such participant may be exercised by the participant's personal
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

representatives or heirs to the extent that the participant could have exercised the Option or SAR on the date of his or her death.

  Transferability

     No Option or SAR granted under the Easyriders Plan, and no right or interest therein, is assignable or transferable by a participant except by will or the laws of descent and distribution or, with respect to non-qualified stock options and SARs, except to the extent the participant's agreement granting such non-qualified stock option or SAR provides otherwise.

STOCK BASED AWARDS

     The Compensation Committee may grant a participant a Stock Based Award of shares of Easyriders Common Stock, on such terms and conditions and subject to such restrictions as the Compensation Committee may determine. Such restrictions may include restrictions on the pledging, sale, assignment, transfer or other disposition of such shares and the requirement that the participant forfeit all or a portion of such shares to Easyriders upon termination of employment. Each participant receiving an Award may be required to enter into a stock restriction agreement with Easyriders agreeing to such restrictions. Shares issued pursuant to Stock Based Award are held by the participant as holder of record for all purposes, including voting and receipt of dividends.

  Transferability

     Shares of Easyriders Common Stock issued pursuant to a Stock Based Award may not be sold, assigned, transferred or otherwise disposed of, except, subject to the terms of any stock restriction agreement, by will or the laws of descent and distribution, and may not be pledged or hypothecated as collateral for a loan, prior to the lapse of restrictions on such shares. Any attempt by the participant to dispose of or encumber the shares issued pursuant to a Stock Based Award prior to the lapse of restrictions on such shares will cause the participant's interest in such shares to terminate.

  Employment

     Except as otherwise provided in any stock restriction agreement, if prior to the lapse of the restrictions on the stock the participant ceases to be an employee of Easyriders or a subsidiary for any reason, all such shares which remain subject to restrictions shall be forfeited to Easyriders.

PERFORMANCE AWARDS

     The Committee has broad authority to grant cash awards and awards of other property, based on the achievement of pre-established performance goals. The Committee's authority is virtually unlimited in this regard as to persons other than those as to whom some portions of their compensation may exceed the limits on deductibility established by Code Section 162(m). To the extent the participant is such a person whose compensation is likely to be subject to the limitations of Code Section 162(m), the Committee is required to structure such awards and the criteria upon which such awards are granted so that the Performance Awards qualify as "performance-based compensation" under Code
Section 162(m). Within these broad parameters, performance goals may be selected on a number of bases, including (1) total stockholder return, (2) a comparison of total stockholder return to a publicly available index, (3) net income, (4) pre-tax earnings, (5) earnings before interest expense, taxes, depreciation and amortization, (6) pre-tax operating earnings after interest expense and before bonuses, services fees, and extraordinary special items, (7) operating margin,
(8) earnings per share, (9) growth in earnings per share, (10) return on equity,
(11) return on capital, (12) return on investment, (13) operating earnings, (14) working capital or inventory, or (15) ratio of debt to stockholders' equity.

     Achievement of performance goals may be measured over a performance period of up to 10 years. Performance goals are to be established not later than 90 days after the beginning of any performance period

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

applicable to such Performance Award, or other date required or permitted for "performance-based compensation" under Code Section 162(m).

     The Committee may establish an unfunded pool for purposes of measuring Easyriders performance in connection with Performance Awards. The amount of such pool shall be based upon the achievement of a performance goal based on the business criteria discussed above. The amount of the pool may be established as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

     Settlement of Performance Awards may be in cash, stock, other awards or other property, as the Compensation Committee may determine. The Compensation Committee may reduce the amount of a settlement otherwise to be made in connection with a Performance Award. The Compensation Committee is required to specify the circumstances in which such Performance Award shall be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period, or a settlement of Performance Awards.

     The Easyriders Plan also provides that the Compensation Committee may establish annual incentive award pools. The amount of such annual incentive award pools shall be based on the achievement of performance goals based on business criteria discussed above. The persons to potentially participate in such annual incentive awards are to be designated not later than the 90th day of each fiscal year, except as may otherwise be permitted in the case of awards intended to be "Performance Based Compensation" under Code Section 162(m). After the end of each year, the Compensation Committee is to determine the amount, if any, of the annual incentive award pool, in the maximum amount of award payable to each participant in the pool. These amounts are subject to discretionary reduction by the Compensation Committee. The Committee is required to specify the circumstances in which such an award may be paid or forfeited in the event of a termination of employment prior to the end of a fiscal year or settlement of the annual award.

CHANGE IN CONTROL

     The Easyriders Plan provides that certain changes beneficial to participants will occur upon a "Change in Control." A Change in Control occurs if (i) any person acquires beneficial ownership of shares of Easyriders Common Stock then outstanding, and such acquisition results in the persons beneficially owning 25% or more of the Easyriders Common Stock outstanding, or 25% or more of the combined voting power of the Easyriders Common Stock outstanding, (ii) the stockholders of Easyriders approve a reorganization, merger, consolidation, complete liquidation or dissolution of Easyriders, sale or disposition of all or substantially all of the assets of Easyriders, or similar corporate transaction (generically a "Corporate Transaction"), or (iii) the composition of the Board of Directors is changed so that those directors prior to the change cease to constitute at least a majority of the Board. Upon the occurrence of a Change in Control, certain provisions of the Easyriders Plan will apply to enhance certain benefits to persons who have received an Award, Option or SAR under the Easyriders Plan as follows:

          (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control, and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the recipient;

          (ii) Any Optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and Easyriders shall be obligated to pay, in cash, the excess of the Change in Control price over the exercise price of such Option, multiplied by the number of shares of stock covered by such Option;

          (iii) Limited SARs (and all SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

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

          (iv) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Easyriders Plan shall lapse, and such Awards shall be deemed fully vested as of the time of such Change in Control; and

          (v) With respect to any such Outstanding Award subject to achievement of performance goals and conditions under the terms of the Easyriders Plan, such performance goals and other conditions shall be deemed to be met if and to the extent so provided by the Committee in the Award Agreement relating to such Award.

     For these purposes, the Change in Control Price means an amount of cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control, or any liquidation of shares following a sale of substantially all assets of Easyriders, or (ii) the highest fair market value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

     The effect of the above-described Change in Control provisions of the Easyriders Plan may have the effect of discouraging transactions involving a Change of Control.

FEDERAL INCOME TAX CONSEQUENCES

     Based on current provisions of the Code, and the existing regulations thereunder, certain anticipated federal income tax consequences with respect to the several types of grants are described below.

  Grant of Options and SARs

     A participant will not recognize any taxable income at the time an Option or SAR is granted, and the Company will not be entitled to a federal income tax deduction at that time.

  Incentive Stock Options

     No ordinary income will be recognized by a participant holding an incentive stock option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the participant holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the amount realized upon disposition of the shares and the aggregate option exercise price will constitute a long-term capital gain or loss, as the case may be, and Easyriders will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" (including the use of the shares to exercise subsequent options) within two years after the date of grant or within one year after the date of exercise, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option exercise price, and Easyriders generally will be entitled to a federal income tax deduction equal to such amount. In addition, the participant will have a taxable capital gain equal to the difference, if any, between: (i) the amount realized upon disposition of the shares, and (ii) the sum of the aggregate option exercise price plus the amount of ordinary income on which the participant was taxed.

  Non-Qualified Stock Options

     Taxable ordinary income will be recognized by the participant at the time of exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option exercise price. Easyriders generally will be entitled to a corresponding federal income tax deduction. At the time of a subsequent sale of the shares, the participant will generally recognize a taxable capital gain or loss based upon the difference between the aggregate selling price of the shares and the aggregate fair market value of the shares at the time of exercise.

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

  Stock Appreciation Rights

     Upon the exercise of an SAR, the participant will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Easyriders Common Stock received, and Easyriders generally will be entitled to a corresponding federal income tax deduction. The participant's basis in any shares of Easyriders Common Stock received will be equal to the amount of ordinary income upon which the participant was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

  Stock Based Awards

     Unless a participant makes the election described below, a participant receiving Stock Based Award will not recognize income, and Easyriders will not be allowed a deduction, at the time of grant of such Stock Based Award. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of the dividends received, and Easyriders will be allowed a deduction in a like amount. When the restrictions on the shares are removed or lapse, the fair market value of the shares on the date the restrictions are removed or lapse in excess of the amount, if any, paid by the participant will be ordinary income to the participant and generally will be allowed as a deduction for federal income tax purposes to Easyriders. Upon disposition of the shares, the gain or loss recognized by the participant shall be equal to the difference between the amount realized on such disposition and the fair market value of the shares on the date the restrictions were removed or lapsed. Such amount will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. If the restrictions do not lapse and the shares are forfeited by the participant and thus returned to Easyriders, there will be no federal income tax consequences to either the participant or Easyriders. If required by the Compensation Committee, no participant shall make, in connection with a stock grant, the election permitted under Section 83(b) of the Code. If permitted, by properly filing an election pursuant to Section 83(b) of the Code with the IRS within 30 days after the date of grant (assuming that the date of grant is the date the participant acquires a beneficial interest in the Stock Based Award), a participant's ordinary income and commencement of the holding period and Easyriders' deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by Easyriders will be equal to fair market value of the shares as of the date of grant. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income. The Easyriders Plan permits the Compensation Committee to restrict the ability of a participant to make the
Section 83(b) election.

  Performance Awards

     Payments of cash and property pursuant to Performance Awards will typically constitute ordinary income to the participant and be deductible by Easyriders, except to the extent of the limitations under Section 162(m) of the Code. Performance Awards under the Easyriders Plan are required to be structured so as to qualify for the performance-based exemption under Section 162(m).

  Special Rules

     To the extent a participant pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Easyriders Common Stock owned by the participant, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same tax basis and holding period as the shares surrendered. The additional shares received upon such exercise shall have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. To preserve Easyriders' deductions with respect to the non-qualified options and SARs, the Compensation Committee may be required to set the exercise or grant price for such non-qualified options and SARs at the fair market value of a share of Easyriders Common Stock on the date of grant.

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

  Withholding Taxes

     Withholding taxes must be paid by the participant at the time of exercise of any non-qualified stock option or SAR prior to the delivery of shares. In respect of Stock Based Awards, incentive stock options, and Performance Awards, withholding taxes must be paid by the participant when income to the participant is recognized for tax purposes.

  Section 162(m)

     Under Section 162 of the Code, Easyriders is entitled to a federal income tax deduction for compensation paid to the extent that such compensation is "reasonable compensation for services rendered." Whether a payment of compensation is reasonable for these purposes is a factual question. Even if compensation is reasonable for the services rendered, under Section 162(m) of the Code, Easyriders is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to its chief executive officer and its four other most highly compensated executive officers ("Covered Employees"), subject to certain exceptions. Compensation that qualifies as "performance-based" under Section 162(m) is exempt from this limitation. Options and SARs granted under the Easyriders Plan at an exercise price that is not less than the fair market value of Easyriders Common Stock on the date of grant are designed to satisfy the requirements for the performance-based exemption. However, Stock Based Awards granted under the Easyriders Plan would not qualify for the performance-based exemption under Section 162(m). Performance Awards to persons deemed likely to be Covered Employees are required to be structured so as to qualify for the performance-based exemption under Code Section 162(m).

     Options covering up to 300,000 shares of Easyriders Common Stock may be granted to employees and consultants to, the Paisano Companies with an option exercise price of $5.00 per share. At the present time it is not expected that any of such Paisano employees and consultants will be Covered Employees. However, if the fair market value of Easyriders Common Stock on the date of grant of such an option is more than $5.00 and the optionee is a Covered Employee on the date the option is exercised, the resulting compensation income will not be performance based.

  General

     Because the tax consequences to a participant may vary depending upon the participant's individual situation, and because such tax consequences are subject to change due to changes in tax laws or regulations, each participant should consult his or her personal tax advisor regarding the federal, and any state, local or foreign, tax consequences to the participant.

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

                    ELECTION OF NEWRIDERS BOARD OF DIRECTORS

                                  (PROPOSAL 4)

NEWRIDERS BOARD OF DIRECTORS

     The Newriders Board of Directors has nominated each of the persons set forth below as a director of Newriders to serve until the next annual meeting of the stockholders of Newriders and until his successor is elected and qualified or until his earlier resignation or removal. Each nominee is currently a director of Newriders. All of the nominees have indicated a willingness to serve as directors, but if for any reason any nominee should be unavailable to serve as a director at the time of the Annual Meeting, a contingency which the Newriders Board of Directors does not expect, a different person designated by the Newriders Board of Directors may be nominated in his stead. THE NEWRIDERS BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF NEWRIDERS VOTE FOR SUCH NOMINEES.


     If the Reorganization is completed as proposed, Newriders will become a wholly-owned subsidiary of Easyriders, and the directors of Newriders will be subject to removal or replacement by Easyriders. In accordance with the Stockholders' Agreement, Newriders anticipates that John E. Martin, William E. Prather, Wayne L. Knyal and Daniel Gallery will be directors of Easyriders from the Board of Directors of Newriders. In addition, Joseph Teresi, Ellen Meagher, Robert Davis and Joseph J. Jacobs will be designated by Mr. Teresi as directors of Easyriders. Messrs. C. W. Doyle, Leon Hatcher, and William R. Nordstrom will not serve as directors of Easyriders. If the Reorganization is consummated it is anticipated that Messrs. C. W. Doyle, Leon Hatcher and William R. Nordstrom will resign as directors of Newriders.


     If the Reorganization is not consummated, the Board of Directors of Newriders will consist of persons elected at the Annual Meeting.

     The names and ages of all directors and all persons nominated or chosen to become directors of Newriders appear in the table below:


        NAME          AGE         POSITION WITH NEWRIDERS
        ----          ---         -----------------------
John E. Martin        53    Chairman of the Board of Directors
William E. Prather    50    President, Chief Executive Officer
                            and Director
William R. Nordstrom  56    Executive Vice President of Finance
                            and Administration and Director
Leon Hatcher          46    Director
C.W. Doyle            63    Director
Wayne L. Knyal        51    Director
Daniel Gallery        43    Director


     Mr. Nordstrom has served as Executive Vice President of Finance and Administration and as a director of Newriders since July 1997. He was Chairman and CEO of National Investors Council until August, 1997, which is a financial publishing and communications firm, which he founded in 1987. Prior to establishing National Investors Council, Mr. Nordstrom provided management consultation services, sales training and organizational development consultation services to a number of organizations, including Integrated Barter International, Inc. (a publicly held corporate barter and excess inventory re-marketing specialist), Jallow International, Inc. (an international economic consulting firm established by Dr. Raymond Jallow, former chief economist for First Interstate Bank), and Corporate Capital Resources, Inc. (a publicly held business development company specializing in the financing of start-up businesses). Mr. Nordstrom serves as a director of Leading Edge Earth Products, Inc., a publicly held building panel manufacturing company.


     Mr. Leon Hatcher is a co-founder of Newriders Limited and has served as a director of Newriders Limited since inception on November 8, 1994. Mr. Hatcher served as Chairman of the Board of Directors of Newriders from July 1996 until July 1997 and as President from July 1996 until August 1996. He has served as Vice President from July 1997 until December 1997. He has served as a director of Newriders since July

1996. He has also served in various capacities with Easyriders Rodeos, Custom Bike, Tatoo, Show, and Apparel Outlets since 1980. Since 1980, Leon Hatcher has been owner of Hatcher Inc., which has been an independent contractor of Teresi, Inc.

     Mr. C.W. "Bill" Doyle has served as a director of Newriders since August 1996. Mr. Doyle is a retired attorney and airline pilot. Mr. Doyle served as a check pilot in the TWA Flight School Operations. As a Captain he piloted 747's on international routes. While with TWA, Mr. Doyle obtained a law degree from Seton Hall University and is a member of the New York and New Jersey Bars. Mr. Doyle was associated with the Roy Cohen Law Firm in New York City. Mr. Doyle has been retired for more than the last five years.

     See "Board of Directors and Management of Easyriders after the Reorganization" for a description of the business biographies of John E. Martin, William E. Prather, Wayne L. Knyal and Daniel Gallery.

NEWRIDERS BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The standing committees of Newriders Board of Directors are the Audit Committee and the Compensation Committee. Newriders Board of Directors does not have a standing nominating committee.

     The Compensation Committee of the Board of Directors was formed in November 1997. Currently the Compensation Committee consists of Wayne L. Knyal, Daniel J. Gallery and William R. Nordstrom. The Compensation Committee reviews the compensation of officers of Newriders and Newriders' compensation policies and practices. The Compensation Committee also administers the Newriders Plan, including the grant of stock options thereunder. The Compensation Committee did not meet during 1997.

     Newriders' Audit Committee consists of Wayne L. Knyal, Daniel J. Gallery and William R. Nordstrom. The Audit Committee oversees Newriders' system of internal accounting controls, recommends to Newriders Board of Directors the appointment of a firm of independent certified auditors to conduct the annual audit of Newriders' financial statements, reviews the scope of the audit, reviews reports from the independent certified auditors, and makes such recommendations to Newriders Board of Directors in connection with the annual audit as it deems appropriate. The Audit Committee did not meet during 1997.

     The Newriders Board of Directors held fifteen meetings during 1997. Each director attended at least 75% of the aggregate of (i) the total number of meetings of Newriders Board of Directors and (ii) the total number of meetings held by all committees of Newriders Board of Directors on which such director served.

                      EXECUTIVE COMPENSATION -- NEWRIDERS

     The following table sets forth information concerning compensation paid to Newriders' Chief Executive Officer, as well as annual compensation of $100,000 or more paid to any executive officer of Newriders ("Named Executive Officers") for services rendered in all capacities to Newriders for the years ended December 31, 1997, 1996 and 1995.

                                                                     SECURITIES
                                        YEAR ENDED                   UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION       DECEMBER 31,     SALARY        OPTIONS        COMPENSATION
     ---------------------------       ------------    --------      ----------      ------------
John E. Martin.......................      1997        $114,583(1)   2,000,000(5)      $75,000(4)
  Chairman of the....................      1996              --             --              --
  Board of Directors.................      1995              --             --              --
William E. Prather...................      1997        $ 41,667(2)     750,000(5)           --
  President and Chief................      1996              --             --              --
  Executive Officer..................      1995              --             --              --
Michael T. Purcell...................      1997        $100,000(3)          --              --
  Vice President and.................      1996              --             --              --
  Director...........................      1995              --             --              --

---------------
(1) In July 1997, Mr. Martin became Chairman of the Board of Directors of Newriders and the interim Chief Executive Officer (a position he held until October 1997) at an annual base salary of $250,000. Mr. Martin's salary for 1997 accrued during the year, and was paid in January 1998. Mr. Martin has agreed to a reduction of his salary to $150,000 per year to become effective upon consummation of the Reorganization.

(2) In October 1997, Mr. Prather became the President and Chief Executive Officer of Newriders at an annual base salary of $200,000. Mr. Prather's salary for 1997 accrued during the year, and was paid in January 1998.


(3) Mr. Purcell served as Newriders' Chief Executive Officer until July 1997. Mr. Purcell resigned as an officer and director of Newriders in July 1998. During 1997, Newriders accrued a salary obligation to Mr. Purcell in the amount of $100,000 for compensation accrued and earned in 1997 which is being paid monthly from January, 1998 through December, 1998.


(4) Fair market value of 50,000 shares of Newriders Common Stock at the time of issuance.

(5) The options held by Messrs. Martin and Prather are to be relinquished upon consummation of the Reorganization.

EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Newriders presently has an employment agreement with Mr. Martin. Newriders presently has no other employment agreements with any of its Named Executive Officers, all of whom other than Mr. Martin are employed on an "at-will" basis. The employment agreement with Mr. Martin initially provided that Mr. Martin be paid a base salary of $250,000 annually while Mr. Martin serves as either or both Chief Executive Officer and Chairman of the Board of Directors. Mr. Martin has agreed to a reduction in salary to $150,000 per year effective upon consummation of the Reorganization. Mr. Martin has served as Chairman of the Board of Directors since July 1997. Mr. Martin's salary was to accrue and its payment was to be deferred until Mr. Martin determined, in his judgment, that Newriders had sufficient cash flow to begin to pay Mr. Martin's salary and all other executive salaries being deferred, on a pro rata basis. The accrual of Mr. Martin's 1997 salary was paid in January 1998. Mr. Martin is entitled to an office reimbursement expense allowance of $84,000 per year in addition to reimbursement of specific business expenses reasonably incurred on behalf of Newriders. In addition, pursuant to his employment agreement, Mr. Martin has received options to purchase up to 1,500,000 shares of Newriders Common Stock at $2.50 per share. The options vest 50% on July 8, 1998 and 50% on July 8, 1999, and are exercisable for a period of ten years following vesting, subject to Mr. Martin serving as Chairman of the Board of Directors for a minimum of three years (unless Mr. Martin earlier terminates his position for good cause as defined in his employment agreement).

     In addition to the compensation provided to Mr. Martin by his employment agreement, Newriders agreed to compensate Mr. Martin separately for his agreement to serve as a director of Newriders as follows: (a) issuing 50,000 shares of Newriders Common Stock to him and registering those shares on a Form S-8 registration statement; and (b) granting an option to acquire up to 500,000 additional shares of Newriders Common Stock exercisable at $2.50 per share. The option immediately vests with respect to the right to purchase up to 250,000 shares. The right to purchase up to an additional 125,000 shares vests after completing one year as a director, and the right to purchase up to an additional 125,000 shares vests after completing two years as a director. Mr. Martin's options covering 2,000,000 shares are to be relinquished upon consummation of the Reorganization.


     Pursuant to the Easyriders Plan, if Easyriders, on a consolidated basis achieves the Annual EBITDA Targets. Mr. Martin will be eligible to receive annual cash bonuses equal to (1) the total amount of interest he is obligated to pay in cash to Easyriders under the Martin Notes multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Mr. Martin in the year the bonus is paid. Mr. Martin will also be eligible to receive a one-time bonus equal to (1) the amount of principal and accrued interest then remaining on the Martin Notes, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid, up to a maximum of $13,000,000 if and when Paisano Publications repays in full (a) all amounts due pursuant to the Company's Senior Credit Agreement, and (b) the Contributor Notes, provided Easyriders has achieved certain pre-determined levels of earnings during the prior year (generally, for 1999, positive EBITDA during 1998; and for each year thereafter, at least 80% of the Annual EBITDA Target for the prior year or for each of the second and third years preceding such year). Although the Company expects that bonuses paid to Mr. Martin under the Easyriders Plan will be tax deductible pursuant to Section 162(m) of the Code, no assurance can be given that such payments will actually be deductible by Easyriders. Bonus payments to Mr. Martin are not contingent upon deductibility.

     In connection with the El Paso Acquisition, Newriders will enter into a 5-year employment agreement with Mr. Prather at an annual salary of $200,000 per year. Mr. Prather's employment agreement will provide that he is to serve as President and Chief Executive Officer of both Newriders and Easyriders. In the event Mr. Prather is terminated without cause, or Mr. Prather resigns with sufficient cause (as defined in the employment agreement), Mr. Prather shall be entitled to receive the balance of his salary under the employment agreement, not to exceed 30 months, and he may require Easyriders to register the shares of Easyriders Common Stock held by Mr. and Mrs. Prather.

     In connection with the Paisano Acquisition, Paisano Publications will enter into an employment agreement with Joseph Teresi at an annual salary of $150,000. Pursuant to this employment agreement, Mr. Teresi will agree to serve as Chairman of the Board and Publisher of Paisano Publications. Additionally, Paisano Publications and Mr. Teresi will enter into a consulting agreement in order to compensate Mr. Teresi for additional services to be performed by him during the limited transition period immediately following the Reorganization. Payments under the Consulting Agreement will be $5,000 per month for the first three months and then increase by an additional $2,500 per month thereafter, provided, however, that monthly payments under the agreement will not exceed $25,000. The Consulting Agreement is terminable by the Board of Directors of Easyriders at any time and upon such termination, no additional payments pursuant to this agreement will be due to Mr. Teresi.

     There currently is no compensatory plan or arrangement, including payments to be received from Newriders, with respect to a Named Executive Officer, which plan or arrangement results or will result from the resignation, retirement or any other termination of such Named Executive Officer's employment with Newriders and its subsidiaries or from a change-in-control of Newriders or a change in the Named Executive Officer's responsibilities following a change in control, with the exception of the Newriders Plan and its effect on options and other awards granted under the Newriders Plan. "Newriders Plan (Proposal
2) -- Change in Control."

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1997

     The following table provides information with respect to options granted in the year ended December 31, 1997 to the Named Executive Officers.

                              SHARES OF          PERCENT OF
                            COMMON STOCK       TOTAL OPTIONS
                             UNDERLYING          GRANTED TO     EXERCISE
                               OPTIONS          EMPLOYEES IN     PRICE    EXPIRATION
          NAME               GRANTED (1)       FISCAL YEAR(2)    ($/SH)      DATE
          ----             ---------------     --------------   --------  ----------
Individual Grants
John E. Martin...........      2,000,000(3)(5)      53.7%         (3)        (3)
William E. Prather.......        750,000(4)(5)      20.2%         (4)        (4)
Michael T. Purcell.......               --            --           --         --

---------------
(1) All options described were granted at an exercise price equal to or greater than the fair market value of a share of Newriders Common Stock on the date of grant.

(2) Based on 3,721,000 shares of common stock underlying options and/or warrants granted to employees during the year ended December 31, 1997.

(3) Includes: (a) an option to purchase up to 500,000 shares of Newriders Common Stock exercisable at $2.50 per share which vested 50% on July 8, 1997, and will vest 25% on July 8, 1998 and 25% on July 8, 1999, subject to continued service as a director through such dates; and (b) an option to purchase up to 1,500,000 shares of Newriders Common Stock at $2.50 per share which vests 50% on July 8, 1998 and 50% on July 8, 1999, subject to continued service as a director through such dates. The options expire 10 years after vesting.

(4) The option is exercisable at $2.50 per share, and vests 50% on October 7, 1998 and 50% on October 7, 1999, subject to Mr. Prather's continued service through such dates. It expires 10 years after vesting.

(5) These options are to be relinquished upon consummation of the Reorganization.

AGGREGATE OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1997 AND FISCAL YEAR ENDED OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                              UNDERLYING                VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                                SHARES                   AT FISCAL YEAR ENDED                  FISCAL
                               ACQUIRED                        12/31/97               YEAR ENDED 12/31/97 (1)
                                  ON       VALUE     ----------------------------   ----------------------------
            NAME               EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
            ----               --------   --------   -----------    -------------   -----------    -------------
John E. Martin...............    --         --         250,000        1,750,000      $125,000        $875,000
William E. Prather...........    --         --              --          750,000            --         375,000
Michael T. Purcell...........    --         --              --               --            --              --

---------------
(1) The value of an "in-the-money" stock option represents the difference between the aggregate estimated fair market value of the underlying securities, based on the closing price of $3.00 per share of Newriders Common Stock on December 31, 1997 and the aggregate exercise price of the subject stock option.

NEWRIDERS PLAN

     On November 20, 1997, the Newriders Board of Directors adopted the Newriders Plan, subject to approval of Newriders' stockholders at Newriders' 1998 meeting of stockholders. The Newriders Plan is described in "Newriders Plan (Proposal 2)." The Newriders Plan will be terminated upon consummation of the Reorganization.

RETIREMENT PLAN

     Newriders has not adopted any retirement plan at this time. However, Newriders is investigating a variety of plans, and if the Reorganization is not completed, may establish a retirement plan in the near future.

LONG-TERM INCENTIVE PLAN "LTIP" AWARDS

     Newriders made no awards to a Named Executive Officer in the year ended December 31, 1997 under any long-term incentive plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In addition to the granting of certain options to acquire Newriders Common Stock to certain officers and/or directors of Newriders as described in "Description of Newriders Securities", and "Security Ownership of Certain Beneficial Owners and Management." Since January 1, 1996, Newriders, Paisano Publications and El Paso have entered into (or now contemplate entering into) the following significant related party transactions:


          1. Purcell Advertising acted as Newriders' advertising agency until approximately August 30, 1997, for which Purcell Advertising received a standard 15% commission paid by advertising vendors with which Newriders advertises. Michael Purcell, a former officer and director of Newriders, is the owner and sole proprietor of Purcell Advertising. Commissions earned in 1996 were approximately $6,000 and in 1997 were approximately $41,133.


          2. Bolen, Fransen & Boostrom LLP provides legal services for Newriders and charges its standard rates for such services. In 1996, Newriders paid $5,000 for legal services provided by Bolen, Fransen & Boostrom LLP. In 1997, Newriders paid approximately $44,315 for legal services provided by Bolen, Fransen & Boostrom LLP. In addition, in 1997, Newriders issued 40,000 shares of Newriders Common Stock to Bolen, Fransen & Boostrom LLP for $60,000 of legal services provided to Newriders by that firm. Hal H. Bolen II is a partner in Bolen, Fransen & Boostrom LLP. As of December 31, 1997 Newriders owed Bolen, Fransen & Boostrom LLP approximately $44,143 for services rendered in 1997.

          3. Pursuant to Newriders' employment agreement with John E. Martin, Newriders agreed to pay $7,000 per month to Mr. Martin for office expenses. As a result, Newriders utilizes certain corporate office space in Newport Beach, California which is being leased by Mr. Martin. Newriders also uses certain equipment and support services under this arrangement.

          4. During 1997, Newriders borrowed $305,000 from certain of its officers, directors, principal stockholders and one other individual. This amount included a $107,000 loan from John E. Martin, a $25,000 loan from William R. Nordstrom, a $35,000 loan from Leon Hatcher, and a $50,000 loan from Joseph Teresi. The loans bore interest at 10% per annum and were unsecured. The loans from Messrs. Martin, Nordstrom, Hatcher and Teresi were fully repaid, together with interest totaling approximately $7,500 in January 1998. Additionally, loans with a balance of $34,350 owed to Rick Pierce were reflected as a liability at March 31, 1998.

          5. Officer salaries totaling $222,465 were accrued to John E. Martin, William E. Prather and William R. Nordstrom during 1997. These salary accruals were paid in January 1998.

          6. On February 9, 1998, Leon Hatcher, a Vice President and director of Newriders, received an assignment of Newriders' obligation under an operating lease agreement effective March 1, 1998. The lease had been entered into by Newriders for the purpose of operating a motorcycle retail sales and repair facility in Myrtle Beach, South Carolina. Under the terms of the lease and assignment, Mr. Hatcher assumed monthly lease payments of $2,200 through the end of the lease term in May 2017.

          7. During April 1997, prior to John E. Martin and William R. Nordstrom becoming officers and directors of Newriders, Mr. Martin and Mr. Nordstrom each purchased from Newriders 192,300 shares of Newriders Common Stock and a warrant to purchase up to an additional 250,000 shares of Newriders Common Stock exercisable at $4.00 per share, at any time prior to April 21, 1999. Mr. Martin and Mr. Nordstrom each paid $250,000 to Newriders for the Newriders Common Stock and warrants.

          8. On October 7, 1997, Newriders entered into a letter of intent to acquire all of the ownership interest of El Paso. William E. Prather, who became President and Chief Executive Officer of Newriders on October 20, 1997, and his wife Marna Prather own 51% of El Paso. On March 18, 1998, John E. Martin, Newriders' Chairman of the Board of Directors, purchased the remaining 49% of El Paso for $1,500,000 cash. Under the letter of intent, Newriders originally agreed to purchase El Paso for $3,000,000 cash, 1,000,000 shares of Newriders Common Stock and the assumption of up to $2,500,000 debt. After Mr. Martin's purchase of 49% of El Paso, the parties verbally modified the purchase terms, pursuant to which Newriders would issue 2,970,000 shares of Newriders' Common Stock to the present owners of El Paso, and Newriders would assume approximately $2,600,000 of El Paso debt in the transaction. No cash would be paid to the El Paso owners in the purchase. The letter of intent provides that Mr. Prather is to receive an employment agreement to serve as Newriders' President and Chief Executive Officer at a salary of $200,000 per year for a period of five years. It also provides that Mr. Prather is to receive an option to purchase up to 750,000 shares of Newriders' Common Stock exercisable at $2.50 per share for a period of ten years. The option vests 50% after one year of service and 50% after two years of service. Certain terms of the letter of intent were superseded by the El Paso Agreement, which provides for the issuance of 2,000,000 shares of Easyriders Common Stock to the El Paso Owners.

          9. On October 21, 1997, Newriders borrowed a total of $1,050,000 from Franchise Mortgage Acceptance Company, LLC ("FMAC") by entering into three secured installment promissory notes for $475,000, $475,000 and $100,000, respectively. Wayne L. Knyal serves as Chief Executive Officer and President of FMAC. John E. Martin serves as a director of FMAC. The promissory notes provide for repayment of the principal together with interest at 13.5% per annum payable in monthly installments over a five year period. One of the $475,000 promissory notes is secured by all furniture, fixtures and equipment now or hereafter owned, acquired, held or used by Newriders in its operation of the Fresno, California Easyriders Cafe restaurant, all additions, attachments, accessions thereto, substitutions for, and all replacements of, any of the foregoing, cash and non- cash, and proceeds of the foregoing collateral, including general intangibles. The other two promissory notes are secured by similar collateral located at the Myrtle Beach, South Carolina Easyriders Cafe. Payment of all three promissory notes has been personally guaranteed by all of Newriders' directors (except Wayne L. Knyal) and some of their spouses.


          10. Leon Hatcher, Michael Purcell, C.W. Doyle, and Rick Pierce have agreed to return to Newriders as treasury shares, a total of 6,156,480 shares of Newriders Common Stock held by them conditional upon the closing of the Paisano Acquisition. These stockholders will receive no consideration from Newriders for the return of the shares. A total of 536,000 of these shares have already been returned to the Company and cancelled. If the Reorganization is not consummated, Newriders will be required to reissue the 536,000 shares to Mr. Hatcher.


          11. Upon consummation of the Reorganization, Mr. Teresi will terminate his existing leases for the building structures and real estate located at 28210 Dorothy Drive and 28216 Dorothy Drive, Agoura Hills, California, 605 Main Street, Daytona Beach, Florida and 611 Broad Street, Columbus, Ohio. Simultaneously with the termination of such leases, Mr. Teresi will enter into new leases with Easyriders for each of the four premises described above. The new leases between Mr. Teresi and Easyriders will be standard triple net leases with CPI adjustments for a five-year period with renewal options for additional five-year periods. The first year lease rates of the new leases are equal to the lease rates under the existing leases.

          12. Michael Purcell, Leon Hatcher, C.W. Doyle and Rick Pierce have collectively agreed to transfer to Mr. Teresi a total of 500,000 shares of Newriders Common Stock held by them in the event that the Reorganization is not consummated, unless the failure to consummate the Reorganization is due to the acts or omissions of Mr. Teresi.

          13. At the time of completion of the Reorganization, Easyriders will issue to John E. Martin 4,036,797 shares of Easyriders Common Stock for a purchase price of $12,300,000, to be paid $5,000,000 in cash and by delivery of the Martin Notes, aggregating $7,300,000. See "The Reorganization -- Martin Stock Purchase."

          14. Joseph J. Jacobs was paid approximately $87,303 in 1997 from the Paisano Companies for legal and consulting services provided by Mr. Jacobs.

          15. On June 10, 1998, Newriders issued $1 million face value of convertible subordinated debentures (the "June Debentures") to Wayne L. Knyal, a director of Newriders, in a transaction exempt from federal and state securities registration. The June Debentures are convertible into shares of Newriders Common Stock at the lower of: (a) $2.375 per share of Newriders Common Stock; or (b) 75% of the lowest closing bid price during the five trading days prior to the date of conversion. The June Debentures bear interest at 8% percent per annum which is payable upon conversion or at maturity in cash or shares of Newriders Common Stock, at Newriders' election. The June Debentures become due and payable on June 30, 2000. Newriders has certain obligations to register shares of Newriders Common Stock into which the June Debentures are convertible. Following consummation of the Reorganization, Easyriders will assume the registration rights obligations.

          16. On January 13, 1998, Newriders entered into a letter agreement engaging Imperial Capital, LLC ("Imperial Capital"), a Beverly Hills based full service investment bank, to act as exclusive financial advisor and placement agent with respect to a transaction between Newriders and the Paisano Companies. Imperial Capital assisted Newriders in structuring the Paisano Acquisition and the El Paso Acquisition and negotiating the Paisano Agreement and the El Paso Agreement. The agreement with Imperial Capital, LLC provides that Imperial Capital, LLC will receive cash compensation of approximately $1,485,000 and warrants to purchase up to 2.5% of the outstanding Easyriders Common Stock on a fully diluted basis at an exercise price of $4.3125, Franchise Mortgage Acceptance Company ("FMAC") will receive 10% of the cash compensation to be paid to Imperial Capital under a finder's arrangement. Mr. Wayne Knyal is the Chairman and Chief Executive Officer of FMAC, and indirectly owns approximately 19% of the equity interests of FMAC. Imperial Credit Industries owns approximately 60% of the equity interests of Imperial Capital and approximately 38% of the equity interests of FMAC.

          17. On June 22, 1998, Newriders entered into the El Paso Agreement pursuant to which, upon consummation of the Reorganization, Mr. Martin shall receive 1,000,000 shares of Easyriders Common Stock and Mr. and Mrs. Prather shall receive a total of 1,000,000 shares of Easyriders Common Stock, in exchange for their ownership interests in El Paso. See "The Reorganization -- The El Paso Acquisition."

          18. Upon consummation of the Reorganization, Mr. Martin and Mr. Nordstrom will receive certain initial performance awards under the Easyriders Plan. See "The Reorganization -- Initial Performance Awards to be Granted Under the Easyriders Plan."


          19. Upon consummation of the Reorganization, Easyriders will issue 200,000 shares of Easyriders Common Stock to William R. Nordstrom in consideration of services rendered by Mr. Nordstrom in connection with the Reorganization.



          20. On July 22, 1998, the assets comprising the Myrtle Beach Easyriders Cafe and Easyriders Apparel and Merchandise Store were sold by Newriders to Myrtle Beach, Inc., a South Carolina corporation, 50% of whose outstanding common stock is owned by Mr. Leon Hatcher. The purchase price of $607,420, plus the assumption of certain liabilities, resulted in the recognition of a loss to Newriders on the transaction of $631,986, representing the difference between the purchase price and the historical cost basis of Newriders in the assets. The purchase price was paid in the form of a $100,000 cash down payment, and a promissory note for the balance, bearing interest at the rate of 12% per annum, with interest to accrue only if the note is not paid by September 5, 1998. The note is secured by 300,000 shares of Newriders Common Stock owned by Mr. Hatcher.



          21. Mr. Joseph Teresi may advance up to $100,000 to Newriders, without security or interest, for operating expenses, payable upon receipt by Newriders of payment of the balance of the sales price from the sale of Newriders' former Myrtle Beach operations.



          22. On July 29, 1998, as contemplated in connection with the Reorganization, Mr. Joseph Teresi received a dividend of $7,000,000 from Paisano Publications, Inc.



          23. On June 19, 1998, Newriders issued 1,000,000 shares of Newriders Common Stock to Joseph Teresi in consideration of the forgiveness of $211,133 in accounts payable owed by Newriders to one or more of the Paisano Companies.


     Each of the above described transactions when entered into, was, in the opinion of management, at least as favorable to Newriders as could have been obtained from independent third parties.

NEWRIDERS DIRECTORS' COMPENSATION

     Newriders' directors do not receive any cash compensation for service on the Newriders Board of Directors or any committee thereof but are reimbursed for expenses incurred in connection with attending meetings of Newriders Board of Directors and any committee thereof. Mr. Martin has been separately compensated for his services as a director with 50,000 shares of Newriders Common Stock and an option to purchase an additional 500,000 shares of Newriders Common Stock. This option is exercisable at $2.50 per share, and it vests (become exercisable) as to 250,000 shares from the date of grant, and as to an additional 125,000 shares after one year's service as a director, and as to an additional 125,000 shares after completing two years' service as a director. Employees of Newriders other than Mr. Martin and the non-employee directors, are not compensated for serving on the Board of Directors or on committees of the Board of Directors. Non-employee directors, under the Newriders Plan, are to receive options to purchase up to 50,000 shares of Newriders Common Stock per year. The exercise price is to be equal to the closing bid price on date of grant. Assuming approval of the Reorganization and the Easyriders Plan, this award will change to an option to purchase 15,000 shares of Easyriders Common Stock per year. See "Easyriders." All directors, except Wayne L. Knyal and Daniel J. Gallery, receive compensation as officers and employees, but they receive no separate compensation for the services they provide to Newriders as directors, except as described above. They receive no additional compensation for any committee participation or special assignments.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, Newriders has developed and implemented compensation policies which seek to enhance the profitability of Newriders, and thus stockholder value, by aligning the financial interests of Newriders' executive officers with those of its stockholders. In furtherance of these goals, Newriders relies to a large degree on long-term incentive compensation provided through the Newriders Plan to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities.

     Total compensation for executive officers of Newriders presently consists of both cash and equity based compensation. The Compensation Committee determines the salary of executive officers based upon competitive norms. In 1997, total compensation was paid to senior management on individual performance and on the extent to which the business plans for individual areas of responsibility were achieved or exceeded. Base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience and potential for advancement as well as by the performance of Newriders. While many aspects of performance can be measured in financial terms, the Compensation Committee also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees and the exercise of leadership within the industry and in the communities that Newriders serves. All of these factors were collectively taken into account by management and the Compensation Committee in determining the appropriate level of base compensation and base salary increases.

     Under the Newriders Plan, the Compensation Committee may grant Options, SARs, Stock Based Awards and Performance Awards under the Newriders Plan. See "Newriders Plan (Proposal 2)." To date, the Compensation Committee has only granted stock options. The Compensation Committee has the authority to determine the individuals to whom such options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants are based upon competitive practice and position level. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing executive officers with the opportunity to build a meaningful stake in Newriders. Salary levels and stock option awards may be adjusted up or down for an executive's achievement of specified objectives and individual job performance.

     In October 1997, William E. Prather was named President and Chief Executive Officer of Newriders. The Board of Directors agreed to compensate Mr. Prather at the rate of $200,000 per year. No specific formula was used in determining or agreeing to Mr. Prather's compensation. Based upon Mr. Prather's performance of his duties in fiscal 1997, the Board of Directors determined to continue to compensate Mr. Prather at the previously negotiated rate of $200,000 per year for fiscal 1998.

     It is the Compensation Committee's policy to consider deductibility under
Section 162(m) of the Code in determining compensation arrangements for Newriders' "covered employees," and the Compensation Committee intends to optimize the deductibility of compensation to the extent deductibility is consistent with the objectives of the management compensation program. The Compensation Committee, however, intends to weigh the benefits of full deductibility with the objectives of the management compensation program and, if the Compensation Committee believes to do so is in the best interest of Newriders and its stockholders, will make compensation arrangements which may not be fully deductible under Section 162(m). Grants of stock options under the Newriders Plan, when approved by the stockholders, are expected to qualify for deductibility under Section 162(m). The Compensation Committee expects that the stock options granted in 1997 to Newriders' elected officers will, together with their 1997 salaries and any other compensation paid to them in

1997, qualify for deductibility. Other awards under the Newriders Plan may, but need not, qualify for deductibility as performance-based compensation under
Section 162(m). Mr. Prather has been granted an option to purchase 750,000 shares of Newriders Common Stock outside of the Newriders Plan. If Mr. Prather is a Covered Employee for the year any such option is exercised, and the compensation recognized by him upon such an exercise plus all other non performance-based compensation paid to him for such year exceeds $1 million, the excess over $1 million will not be deductible. In addition, payments that may be made to John E. Martin under the Martin Bonus Plan may exceed the $1,000,000 limit set by Section 162(m) of the Code, and therefore not qualify for deductibility under section 162(m). In approving Mr. Prather's option and the Martin Bonus Plan, the Compensation Committee and the Board of Directors weighed the benefits of full deductibility against the anticipated benefit of compensating such individuals. Under these circumstances, the Compensation Committee and the Board of Directors believed that the options granted to Mr. Prather and the Martin Bonus Plan to be in the best interests of Newriders and its stockholders.

                                          THE COMPENSATION COMMITTEE

                                          Wayne L. Knyal
                                          Daniel Gallery
                                          William R. Nordstrom

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

                                  (PROPOSAL 5)

     The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of Newriders for the fiscal year ending December 31, 1998, and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment. Assuming ratification of the appointment of Deloitte & Touche LLP as independent auditors of Newriders for the fiscal year ending December 31, 1998, and the completion of the Reorganization, Deloitte & Touche LLP will be the independent auditors of Easyriders for the fiscal year ending December 31, 1998.

     Deloitte & Touche LLP has acted as Newriders' independent auditors since January 1998. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

     The legality of the Easyriders Common Stock offered hereby and certain other matters with respect to the Merger will be passed upon for Easyriders by Robert N. Wilkinson, Esq., 10 East South Temple Street, Suite 900, Salt Lake City, Utah 84133.

     Each of Newriders, El Paso and the Paisano Companies are subject to litigation incidental to the conduct of their respective businesses in the ordinary course of operations.

     Newriders was recently named as a third party defendant in a lawsuit in which the plaintiff alleged that Newriders sold a defective helmet which resulted in the death of the user. A total of $2.5 million in damages is being sought. Newriders has been advised by its insurance carrier that the insurance company is handling the defense, and Newriders believes its insurance coverage is adequate.


     Newriders was recently named as a defendant in a lawsuit brought by Palisades Capital, Inc. and Palisades Holdings, Inc. (collectively "Palisades") in the Superior Court of California, County of Los Angeles, number BC194913, filed July 27, 1998, for payment of a promissory note in the amount of $100,000, plus interest, together with damages arising out of, among other things, Newriders' alleged breach of commitments to enter into certain financial relationships with Palisades and other parties. Newriders believes that Palisades breached its agreement to provide certain funding to Newriders, and accordingly, Newriders proposes to vigorously defend the alleged breach and counterclaim for damages in excess of the amount claimed under the promissory note.


     Easyriders Franchising has been served with a demand in two arbitration proceedings brought by two franchisees alleging fraud and breach of contract. No specific amount of damages has been demanded. While Easyriders Franchising vigorously denies the allegations in these arbitration proceedings, no assurance can be given that Easyriders Franchising will ultimately prevail on the merits. Easyriders Franchising has also received a claim letter from another franchise. No formal action has yet been taken.

     El Paso is a defendant in one litigation proceeding involving a slip and fall personal injury claim. El Paso's insurance carrier is defending the action and El Paso believes its insurance is adequate.

                                    EXPERTS

     The consolidated financial statements of Newriders as of December 31, 1997 and for the year then ended, included in this prospectus/proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Newriders as of December 31, 1996, and for the year then ended, included in this prospectus/proxy statement have been audited by Jones, Jensen & Company, independent auditors, as stated in their report, included herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of El Paso as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in this prospectus/proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of the Paisano Companies as of December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997, included in this prospectus/proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         STOCKHOLDER PROPOSALS FOR 1999


     Any Newriders stockholder who wishes to present a proposal for action at the 1999 Annual Meeting of the stockholders of Newriders (if the Reorganization is not consummated) must submit his proposal in writing by Certified
Mail -- Return Receipt Requested, to Newriders or Easyriders, as the case may be, Attention: William R. Nordstrom, 567 San Nicolas Drive, Suite 400, Newport Beach, California 92660, on or before May 4, 1999.

                                    GLOSSARY

     As used in this Prospectus/Proxy Statement, the following are the meanings for the terms set forth below:

          "ABC" means the Audit Bureau of Circulations.

          "ADA" means the Federal Americans with Disabilities Act.

          "ANNUAL EBITDA TARGETS" means the predetermined levels of earnings established under the Easyriders Plan as a condition to receipt of annual bonuses by Mr. John E. Martin (generally for 1999, 125% of Easyriders' EBITDA for 1998; and for each year thereafter, 125% of the average EBITDA of Easyriders for the two years immediately prior to such year).


          "ANNUAL MEETING" means the Annual Meeting of the Stockholders of Newriders to be held at the Radisson Hotel and Conference Center, 30100 Agoura Road, Agoura Hills, California, at 10:00 a.m., local time, on September 22, 1998.


          "BROS CLUB" means Bros Club, Inc,. a California corporation

          "CLOSING DATE" means the date upon which Closing occurs.

          "CLOSING" means the closing of the transactions contemplated by the Merger Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLUMBUS" means Easyriders of Columbus, Inc., an Ohio corporation.

          "COMMISSION" means the U. S. Securities and Exchange Commission.

          "CONTRIBUTOR MIRROR NOTE" means a limited recourse promissory note issued by Easyriders in the principal amount of $5,000,000 payable to Mr. Joseph Teresi and secured by the Martin Mirror Note.

          "CONTRIBUTOR NOTES" means collectively the Contributor Subordinated Note, the Contributor Mirror Note, and the Contributor Short-Term Subordinated Note.

          "CONTRIBUTOR SHORT-TERM SUBORDINATED NOTE" means a subordinated promissory note issued by Easyriders in the principal amount of $3,000,000 payable to Mr. Joseph Teresi.

          "CONTRIBUTOR SUBORDINATED NOTE" means a subordinated promissory note issued by Easyriders in the principal amount of $5,000,000 payable to Mr. Joseph Teresi.

          "EASYRIDERS" means Easyriders, Inc., a Delaware corporation and a wholly owned subsidiary of Newriders.

          "EASYRIDERS COMMON STOCK" means the common stock of Easyriders, $0.001 par value.

          "EASYRIDERS FRANCHISING" means Easyriders of Columbus, Inc., an Ohio corporation.

          "EASYRIDERS PLAN" means the Easyriders 1998 Executive Incentive Compensation Plan.

          "EASYRIDERS SUB" means Easyriders Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Easyriders.

          "EBITDA" means earnings before income taxes, depreciation and amortization.

          "EFFECTIVE TIME" means the date on which the Articles of Merger are filed with the Nevada Secretary of State's office at which time the Merger becomes effective.

          "EL PASO" means M & B Restaurants, L.L.C., a Texas limited liability company.

          "EL PASO ACQUISITION" means the acquisition by Easyriders of all of the outstanding membership interests of M & B Restaurants, L.L.C., dba El Paso Bar-B-Que.

          "EL PASO AGREEMENT" means the LLC Interest Contribution Agreement dated June 30, 1998, among Newriders, Easyriders, El Paso and the El Paso Owners.

          "EL PASO MEMBERSHIP INTERESTS" means all issued and outstanding limited liability company membership interests of M & B Restaurants, L.L. C., a Texas limited liability company.

          "EL PASO OWNERS" means John E. Martin, William E. Prather, and Marna Prather.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "EXCHANGE AGENT" means Pacific Stock Transfer Company, P.O. Box 93385, Las Vegas, Nevada 89193, telephone (702) 361-3033, fax (702) 732-7890.

          "FINANCING" means financing in the approximate amount of $22,000,000 to consummate the Paisano Acquisition and the El Paso Acquisition.

          "FMAC" means Franchise Mortgage Acceptance Company.

          "FRANCHISED BUSINESS" means territorial areas of Fresno, California and Myrtle Beach, South Carolina that Newriders can operate an Easyriders apparel and motorcycle accessories and restaurant business.

          "FRANCHISOR" means Easyriders Franchising, Inc., a California corporation.

          "FURR'S" means Furr's/Bishop's Cafeteria, Inc.

          "IRS" means the United States Internal Revenue Service.

          "MARTIN MIRROR NOTE" means the full recourse promissory note issued by Mr. John E. Martin in the principal amount of $5,000,000 payable to Easyriders.

          "MARTIN NOTES" means collectively, the Martin Mirror Note and the Other Martin Note.

          "MARTIN SHARES" 4,740,260 shares of the common stock of Easyriders issued to John E. Martin.

          "MERGER" means the merger of Easyriders Sub with and into Newriders as contemplated by the Merger Agreement.

          "MERGER AGREEMENT" means the Agreement and Plan of Reorganization dated as of June 30, 1998, among Newriders, Easyriders and Easyriders Sub.

          "NAMED EXECUTIVE OFFICERS" means any executive officer of Newriders, Inc.

          "NEVADA STATUTES" means the Nevada Revised Statutes, as amended, and any portion thereof such as the Nevada General Corporation Law.

          "NEWRIDERS" means Newriders, Inc., a Nevada corporation.

          "NEWRIDERS BOARD OF DIRECTORS" means the Board of Directors of Newriders, Inc.

          "NEWRIDERS COMMON STOCK" means common stock, par value $0.001 per share of Newriders, Inc.

          "NEWRIDERS STOCKHOLDERS" means holders of Newriders common stock as of the Record Date.

          "NEWRIDERS PLAN" means the Newriders 1997 Executive Incentive Compensation Plan.

          "OTHER MARTIN NOTE" means a full recourse promissory note issued by Mr. John E. Martin in the principal amount of $2,300,000 payable to Easyriders.

          "PAISANO ACQUISITION" means the acquisition by Easyriders of all of the outstanding common stock of the Paisano Companies, pursuant to the Paisano Agreement.


          "PAISANO AGREEMENT" means that certain Stock Contribution Agreement dated June 30, 1998, among Newriders, Easyriders, the Paisano Companies and Mr. Teresi.


          "PAISANO COMPANIES" means collectively Paisano Publications, Columbus, Easyriders Franchising, Teresi, Inc., Bros Club and Rodeo Riders.

          "PAISANO COMPANIES STOCK" means the issued and outstanding stock of each of the corporations that comprise the Paisano Companies.

          "PAISANO PUBLICATIONS" means Paisano Publications, Inc., a California corporation.


          "RECORD DATE" means the close of business on August 27, 1998.


          "REGISTRATION STATEMENT" means the registration statement of Easyriders on Form S-4 filed with the Securities and Exchange Commission under the Securities Act.

          "REGULATIONS" means the regulations promulgated by the U. S. Department of the Treasury under the Code.

          "REORGANIZATION" means a series of proposed transactions consisting of the Paisano Acquisition, the El Paso Acquisition, and the Merger, that through the Merger, the Paisano Acquisition and the El Paso Acquisition, stockholders of Newriders will become stockholders in Easyriders.

          "REORGANIZATION AGREEMENTS" means collectively the Merger Agreement, the Paisano Agreement and the El Paso Agreement.

          "REORGANIZATION TAX OPINION" means the opinion of Deloitte & Touche LLP as to certain expected federal income tax consequences of the Reorganization.

          "RODEO RIDERS" means Associated Rodeo Riders on Wheels, a California corporation.

          "SEC" means the U. S. Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR CREDIT AGREEMENT" means the proposed Senior Credit Agreement between Paisano Publications as borrower, Easyriders as guarantor and the Senior Lender, pursuant to which the Senior Lender proposes to lend an aggregate of $22,000,000 to Paisano Publications.

          "SENIOR LENDER" means the financial institution which has committed to lend an aggregate of $22,000,000 to Paisano Publications.

          "STOCKHOLDERS", when used without identification to a particular entity, refers to the holders of record on the Record Date of one or more shares of Newriders Common Stock.

          "STOCKHOLDERS AGREEMENT" means a Stockholders' Voting Agreement between Mr. John E. Martin and Mr. Joseph Teresi in the form attached to this Prospectus/Proxy Statement as Addendum D.

          "TERESI, INC." means Teresi, Inc., a California corporation.


          "UNIT" means an enterprise operated or franchised by Newriders or an affiliate of Newriders consisting of one or more of the following: an Easyriders Cafe Restaurant, an Easyriders Apparel and Merchandise Store and an Easyriders Motorcycle and Accessory Shop.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
NEWRIDERS, INC. AND SUBSIDIARY
Independent Auditors' Report -- Deloitte & Touche LLP.......   F-2
Consolidated Balance Sheet as of December 31, 1997..........   F-3
Consolidated Statement of Operations for the Year Ended
  December 31, 1997.........................................   F-4
Consolidated Statement of Stockholders' Equity for the Year
  Ended December 31, 1997...................................   F-5
Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1997.........................................   F-6
Notes to the Consolidated Financial Statements..............   F-7
Independent Auditors' Report -- Jones, Jensen & Company.....  F-14
Consolidated Balance Sheet as of December 31, 1996..........  F-15
Consolidated Statement of Operations for the Year Ended
  December 31, 1996.........................................  F-16
Consolidated Statement of Stockholders' Equity for the Year
  Ended December 31, 1996...................................  F-17
Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1996.........................................  F-18
Notes to the Consolidated Financial Statements..............  F-19
Condensed Consolidated Balance Sheets for June 30, 1998
  (unaudited) and December 31, 1997.........................  F-22
Condensed Consolidated Statements of Operations for the Six
  Months Ended June 30, 1998 and 1997 (unaudited)...........  F-23
Condensed Consolidated Statements of Stockholders' Equity
  for the Year Ended December 31, 1997 and the Six Months
  Ended June 30, 1998.......................................  F-24
Condensed Consolidated Statements of Cash Flows for the Six
  Months Ended June 30, 1998 and 1997 (unaudited)...........  F-25
Notes to Unaudited Consolidated Financial Statements
  (unaudited)...............................................  F-26
PAISANO PUBLICATIONS, INC. AND AFFILIATES
Independent Auditors' Report................................  F-28
Combined Balance Sheets as of December 31, 1997 and 1996....  F-29
Combined Statements of Operations for the Years Ended
  December 31, 1997, 1996 and 1995 (unaudited)..............  F-30
Combined Statements of Shareholder's Equity for the Years
  Ended December 31, 1997, 1996 and 1995 (unaudited)........  F-31
Combined Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995 (unaudited)..............  F-33
Notes to Combined Financial Statements......................  F-34
Condensed Combined Balance Sheets as of June 30, 1998
  (unaudited)...............................................  F-42
Condensed Combined Statements of Operations for the Six
  Months Ended June 30, 1998 and 1997 (unaudited)...........  F-43
Condensed Combined Statements of Cash Flows for the Six
  Months Ended June 30, 1998 and 1997 (unaudited)...........  F-44
Notes to Condensed Combined Financial Statements for the Six
  Months Ended June 30, 1998 and 1997 (unaudited)...........  F-45
M & B RESTAURANTS, L.C.
Independent Auditor's Report................................  F-46
Balance Sheets for the Years Ended December 30, 1997 and
  December 31, 1996.........................................  F-47
Statements of Operations for the Years Ended December 30,
  1997 and December 31, 1996................................  F-48
Statements of Changes in Members' Equity for the Years Ended
  December 30, 1997 and December 31, 1996...................  F-49
Statements of Cash Flows for the Years Ended December 30,
  1997 and December 31, 1996................................  F-50
Notes to Financial Statements...............................  F-51
Condensed Balance Sheet as of June 30, 1998 (unaudited).....  F-56
Condensed Statements of Operations for the Six Months Ended
  June 30, 1998 and July 1, 1997 (unaudited)................  F-57
Statements of Cash Flows for the Six Months Ended June 30,
  1998 and July 1, 1997 (unaudited).........................  F-58
Notes to Financial Statements for the Six Months Ended June
  30, 1998 and July 1, 1997 (unaudited).....................  F-59

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors
Newriders, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheet of Newriders, Inc. and subsidiary as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Newriders, Inc. and subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses from its inception and does not have an established source of revenues sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 17, 1998

                         NEWRIDERS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS:
Cash and cash equivalents...................................  $ 1,262,633
Inventories (Note 4)........................................      285,622
Prepaid expenses............................................       15,738
                                                              -----------
          Total current assets..............................    1,563,993
PROPERTY AND EQUIPMENT, net (Note 3)........................    1,487,598
ORGANIZATION COSTS, net.....................................      142,158
DEPOSITS AND OTHER ASSETS...................................      107,503
DEFERRED FINANCING COSTS, net (Note 8)......................      161,103
                                                              -----------
                                                              $ 3,462,355
                                                              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable............................................  $   517,904
Accrued expenses............................................       54,567
Accrued compensation and benefits (Note 7)..................      340,940
Advances from stockholders (Note 7).........................      201,350
Other advances (Note 7).....................................       50,000
Current obligation under capital lease (Note 6).............       21,184
Current portion of long-term debt (Note 9)..................      157,694
                                                              -----------
          Total current liabilities.........................    1,343,639
DEFERRED RENT...............................................      128,003
OBLIGATION UNDER CAPITAL LEASE, less current obligation
  (Note 6)..................................................       10,382
CONVERTIBLE DEBENTURES, net of discount of $214,817 (Note
  8)........................................................      785,183
LONG-TERM DEBT (Note 9).....................................      892,306
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY (Notes 7, 8, 10 and 11):
Common stock; 50,000,000 shares authorized of $0.001 par
  value;
  17,181,425 shares issued and outstanding..................       17,181
Additional paid-in capital..................................    6,884,677
Common stock subscription receivable (Note 10)..............     (750,000)
Accumulated deficit.........................................   (5,849,016)
                                                              -----------
          Total stockholders' equity........................      302,842
                                                              -----------
                                                              $ 3,462,355
                                                              ===========

See independent auditor's report and notes to consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

SALES.......................................................  $ 2,932,708
COST OF SALES...............................................    1,670,146
                                                              -----------
GROSS MARGIN................................................    1,262,562
EXPENSES:
Restaurant and store operating expenses.....................    2,661,424
Selling, general and administrative.........................    1,167,464
Compensation expense from stock and option issuances (Note
  11).......................................................    1,244,000
Write-off of leasehold improvements (Note 12)...............      628,129
                                                              -----------
          Total expenses....................................    5,701,017
                                                              -----------
LOSS FROM OPERATIONS........................................   (4,438,455)
OTHER EXPENSE:
Interest expense............................................      (27,542)
Interest expense -- noncash (Note 8)........................     (310,877)
                                                              -----------
          Total other expense...............................     (338,419)
                                                              -----------
NET LOSS....................................................  $(4,776,874)
                                                              ===========
NET LOSS PER SHARE -- BASIC.................................  $      (.29)
                                                              ===========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING -- BASIC......................................   16,635,065
                                                              ===========

See independent auditors' report and notes to consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                              COMMON
                                                              ADDITIONAL      STOCK
                                                               PAID-IN     SUBSCRIPTION   ACCUMULATED
                                         SHARES     AMOUNT     CAPITAL      RECEIVABLE      DEFICIT
                                       ----------   -------   ----------   ------------   -----------
BALANCE, January 1, 1997.............  16,168,000   $16,168   $3,570,992   $(1,000,000)   $(1,072,142)
Common stock issued in conjunction
  with convertible debentures (Note
  8).................................     293,825       294      610,523
Discount on convertible debentures
  issuance (Note 8)..................                            481,667
Warrants issued in connection with
  convertible debentures (Note 8)....                            105,130
Sale of common stock (Note 7)........     384,600       384      499,616
Common stock issued for services
  (Notes 8 and 11)...................     335,000       335      572,165
Services rendered in satisfaction of
  common stock receivable (Note
  10)................................                                          250,000
Compensatory options issued to
  nonemployees (Note 11).............                            671,500
Capital contributed by
  stockholders.......................                            373,084
Net loss.............................                                                      (4,776,874)
                                       ----------   -------   ----------   -----------    -----------
BALANCE, December 31, 1997...........  17,181,425   $17,181   $6,884,677   $  (750,000)   $(5,849,016)
                                       ==========   =======   ==========   ===========    ===========

See independent auditors' report and notes to consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(4,776,874)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Common stock issued for services..........................      572,500
  Compensatory options issued to nonemployees...............      671,500
  Services rendered in satisfaction of common stock
     receivable.............................................      250,000
  Depreciation and amortization.............................      223,169
  Write-off of leasehold improvements.......................      628,129
  Noncash interest expense..................................      310,877
  Changes in operating assets and liabilities:
     Decrease in inventories................................      299,268
     Increase in prepaid expenses...........................      (13,703)
     Increase in deposits and other assets..................      (69,700)
     Increase in organization costs.........................      (32,799)
     Increase in accounts payable and accrued expenses......      744,243
     Increase in deferred rent..............................      128,003
                                                              -----------
       Net cash used in operating activities................   (1,065,387)
CASH FLOWS FROM INVESTING ACTIVITIES --
  Purchase of fixed assets..................................   (1,338,738)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligation........................      (27,723)
Issuance of convertible debentures..........................    1,600,000
Issuance of long-term debt..................................    1,150,000
Payment of long-term debt...................................     (100,000)
Cash contributions to capital...............................      373,084
Common stock issued for cash................................      500,000
Deferred financing costs....................................     (100,000)
Issuance of notes payable to stockholders...................      339,350
Payment of notes payable to stockholders....................      (88,000)
                                                              -----------
       Net cash provided by financing activities............    3,646,711
                                                              -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    1,242,586
CASH AND CASH EQUIVALENTS, beginning of year................       20,047
                                                              -----------
CASH AND CASH EQUIVALENTS, end of year......................  $ 1,262,633
                                                              ===========
SUPPLEMENTAL CASH FLOW INFORMATION --
  Cash paid for interest....................................  $    21,482
                                                              ===========
NONCASH FINANCING ACTIVITIES:
Common stock issued in settlement of debt (Note 8)..........  $   610,817
                                                              ===========
Convertible debentures issued with conversion discount......  $   481,667
                                                              ===========
Issuance of warrants in connection with debenture
  issuance..................................................  $   105,130
                                                              ===========

See independent auditors' report and notes to consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Newriders, Inc. (the Company) was incorporated under the laws of the State of Nevada on July 15, 1995. On June 28, 1996, the Company acquired all of the outstanding common stock of Newriders Limited (the Subsidiary) for 13,250,000 shares of the Company's common stock. Of the common shares issued, 11,000,000 were new issues and 2,250,000 were concurrently reacquired from an existing shareholder and reissued as part of the acquisition. The acquisition of the Subsidiary was recorded as a recapitalization of the Subsidiary, whereby the acquired company is treated as the surviving entity for accounting purposes.

     As of December 31, 1997, the Company operates an Easyriders Cafe Restaurant and an Easyrider Apparel and Merchandise Store in Myrtle Beach, South Carolina.

     The Company is a party to franchise agreements with Easyriders Franchising, Inc., a California corporation, and an affiliate of Paisano Publications, the publisher of "Easyriders Magazine," to operate Easyriders apparel, motorcycle and accessory shops and the right to use the name Easyriders in connection with their operation (Note 12).

     Consolidation -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Material intercompany accounts and transactions have been eliminated in consolidation.

     Revenue Recognition -- Revenue is recognized at the point of sale to the customer.

     Cash and Cash Equivalents -- The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     Inventories -- Inventories consist of retail merchandise, food, beverages and other restaurant supplies and are valued at the lower of cost (first-in, first-out method) or market.

     Property and Equipment -- Depreciation on property and equipment is computed on the straight-line method for financial reporting purposes, based on the shorter of the estimated useful lives or the term of the underlying leases of the related assets, which ranged from three to 20 years.

     Pre-Opening Costs -- Cost incurred prior to commencement of a restaurant's operations are expensed as incurred.

     Organization Costs -- Organization costs are being amortized over five years.

     Deferred Financing Costs -- Costs incurred in obtaining financing are deferred and amortized over the term of the related debt.

     Long-Lived Assets -- The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. As of December 31, 1997, no impairment has been indicated.

     Deferred Rent -- Lease expenses are recognized on the straight-line basis. Differences between cash lease payments and accrued lease expenses are recognized as either an increase or decrease to deferred rent.

     Income Taxes -- The Company accounts for income taxes using SFAS No. 109, Accounting for Income Taxes, which requires that the Company recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to

                         NEWRIDERS, INC. AND SUBSIDIARY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     Stock-Based Compensation -- The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Additionally, the Company accounts for stock-based compensation to nonemployees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation (Note
11).

     Earnings Per Share -- The Company computes earnings per share in accordance with SFAS No. 128, Earnings Per Share. Earnings per share is computed using the weighted average number of common shares outstanding during the reporting period. Earnings per share assuming dilution is computed using the weighted average number of common shares outstanding and dilutive effect of potential common shares outstanding. Diluted earnings per share is not presented at December 31, 1997 due to the antidilutive effect on earnings per share.

     New Accounting Pronouncements -- In 1997, SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, were issued and are effective for fiscal years beginning after December 15, 1997. The Company is reviewing the impact of these statements on its financial statements.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 2. GOING CONCERN

     The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses from its inception through December 31, 1997 and has an accumulated deficit of $5,849,016. The Company does not have an established source of revenues sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is the intent of the Company to seek additional financing through offerings of its common stock and other debt and equity financing in order to expand its operations (Notes 8 and 13).

 3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

Leasehold improvements......................................  $1,085,240
Store and office equipment..................................     471,386
Assets under capital lease..................................      74,264
                                                              ----------
                                                               1,630,890
Less accumulated depreciation...............................    (143,292)
                                                              ----------
Property and equipment, net.................................  $1,487,598
                                                              ==========

                         NEWRIDERS, INC. AND SUBSIDIARY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

 4. INVENTORIES

     Inventories consist of the following:

Food........................................................  $ 48,586
Motorcycles and parts.......................................   137,055
Apparel.....................................................    99,981
                                                              ========
                                                              $285,622
                                                              ========

 5. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets as of December 31, 1997 are primarily composed of net operating loss carryforwards, accrued compensation and basis difference in assets. Such deferred tax assets are offset in full by valuation allowances at December 31, 1997.

     The Company has net operating loss carryforwards of approximately $5,538,000 available to reduce future income subject to income taxes. These carryforwards will expire in 2010 thorough 2012 and usage may be limited due to a change in ownership of the Company (Note 13).

 6. COMMITMENTS AND CONTINGENCIES

     Leases -- The Company leases its facilities and certain equipment under both capital and triple net operating lease agreements. Under the terms of the operating leases, the Company is required to pay certain costs of the leased properties including taxes, insurance and utilities. Rent expense for the year ended December 31, 1997 was $433,188, of which $42,000 was paid to a director of the Company.

     Minimum annual payments under these agreements as of December 31, 1997 are as follows:

                                                          CAPITAL   OPERATING
                                                          LEASES      LEASES
                                                          -------   ----------
Year ending December 31:
  1998..................................................  $24,255   $  316,762
  1999..................................................   10,780      360,513
  2000..................................................               386,186
  2001..................................................               396,143
  2002..................................................               430,024
  Thereafter............................................             3,118,486
                                                          -------   ----------
          Total minimum lease payments..................   35,035   $5,008,113
                                                                    ==========
Amount representing interest............................   (3,469)
                                                          -------
Present value of future minimum lease payments..........   31,566
Current portion.........................................  (21,184)
                                                          -------
Long-term portion.......................................  $10,382
                                                          =======

     Royalty Agreement -- The Company has entered into agreements with Easyrider Franchising, Inc. which requires the Company to pay royalties of 5% of sales to Easyrider Franchising, Inc. (Note 12). Included in restaurant and store operating expenses are $213,391 of amounts paid or payable to Easyrider Franchising, Inc. for royalties and merchandise purchases. The Franchisor has the right of first refusal if the shareholders of the Company should decide to sell the Company, or the business and its assets to another party.

                         NEWRIDERS, INC. AND SUBSIDIARY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

     Employment Agreements -- The Company has entered into employment agreements with two officers of the Company. The agreement with the Company's chairman, entered into July 8, 1997, requires annual compensation of $250,000 for a minimum of three years and reimbursement of remote office expenses of $85,000 per year.

     The agreement for the Company's chief executive officer, entered into on October 10, 1997, requires annual compensation of $200,000 for a five-year period.

     Litigation -- The Company is currently involved in litigation incidental to its business. In the opinion of management, the ultimate resolution of such litigation will not have a significant effect on the accompanying financial statements.

 7. RELATED-PARTY TRANSACTIONS

     Remote Office Expenses -- Pursuant to the chairman's annual employment agreement (Note 6), payments for remote office expenses of $42,000 were made.

     Advances from Stockholders and Other Advances -- During 1997, advances aggregating $339,350 were received from stockholders of the Company and a stockholder of Paisano Publications, Inc. (Note 13). The advances bear interest at 10% and were fully repaid by the Company in January 1998.

     Accrued Compensation -- As provided for in the Officers' employment agreement, direct compensation of $222,465 has been deferred until payment is reasonably justified based on the Company's cash flows.

     Lease Assignment -- On February 9, 1998, a shareholder and director assumed the Company's obligation under an operating lease agreement effective March 1, 1998. Under the terms of the lease, monthly lease payments of $2,200 have been assumed through the end of the lease term in May 2017.

     Stock Issuances -- During 1997, the Company issued 384,600 shares of common stock to certain officers for $500,000. Shares were issued at their fair value at the date of sale. In connection with stock issuance, the Company issued warrants to purchase 500,000 shares of common stock at $4.00 per share. The warrants issued are immediately exercisable and expire on April 21, 1999.

     Legal Expenses -- During 1997, the Company made cash payments of $44,315 and issued 40,000 shares of common stock with a fair value of $60,000 to a stockholder and director of the Company for legal services.

     Advertising Expenses -- During 1997, the Company made payments of $41,133 to a stockholder and director of the Company for advertising services.

 8. CONVERTIBLE DEBENTURES

     During the year ended December 31, 1997, the Company issued two tranches of convertible debentures (the Debentures) with face values of $600,000 and $1,000,000 in private placements to institutional investors. The Debentures accrue interest at rates of 10% and 8% per year, respectively, payable semi-annually. The Debentures are convertible at the option of the holder into shares of the Company's common stock based upon the following terms:

          Tranche A -- The Debentures in Tranche A were converted into common stock at 72.5% of the five-day average closing bid price on the conversion date and were converted into common shares during 1997. The Company issued a total 293,825 shares of its common stock in connection with the conversion of the $600,000 of the original principal amount of the Debentures, plus interest accrued through the conversion date of $10,523.

                         NEWRIDERS, INC. AND SUBSIDIARY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

          Tranche B Due December 12, 2000 -- Convertible into common shares at the lesser of the five-day average closing bid price on the closing date or 80% of the five-day average closing bid price on the conversion date, as defined. The Debentures in Tranche B are convertible at the holder's option: one-third after January 26, 1998; one-third after February 25, 1998 and one-third after March 27, 1998. The Debentures are convertible at the option of the issuer at any time after December 12, 1998.

     The conversion of the Debentures at discount of the Company's common stock results in the Debentures being issued at a discount (the conversion discount). The conversion discount, which aggregated $481,667 at the dates of issuance, is being recognized by the Company as noncash interest expense over the shortest expected term to anticipated conversion of the Debentures with a corresponding increase to the original principal amount of the Debentures. Upon conversion of the Debentures, any portion of the conversion discount not previously recognized is recorded as interest expense on the conversion date. During the year ended December 31, 1997, a total of $277,990 of noncash interest expense was recorded relating to the Debentures.

     In conjunction with the issuance of the Convertible Debentures, the Company issued an aggregate 50,000 shares to a financial advisor as compensation for arranging the Convertible Debenture issuances. The fair value of the shares has been recorded as debt issuance costs and was amortized through the conversion date of the Convertible Debentures.

     Additionally, in conjunction with the issuance of the Convertible Debentures, the Company issued five-year broker warrants for 41,529 shares of common stock with exercise prices from $3.83 to $4.05. The fair value of the warrants has been recorded as debt issuance costs and is being amortized over the term of the Convertible Debentures.

 9. LONG-TERM DEBT

     On December 1, 1997, the Company borrowed $1,050,000 under a secured installment promissory note agreement with a commercial lender. Borrowings under the notes agreement bear interest at 13.5% per annum and require monthly payments of principal and interest of $24,160 through December 2002. This note is collateralized by all of the assets of the Company. Principal payments of $157,694, $180,350, $206,264, $235,899 and $269,793 are required for each of the five years ended December 31, 2002, respectively.

10. COMMON STOCK SUBSCRIPTION

     In November 1996, the Company entered into an agreement with a barter service to issue 400,000 shares of common stock in exchange for $1,000,000 of barter advertising and other services and merchandise. As of December 31, 1997, the Company had utilized services in satisfaction of $250,000 of the subscription receivable. The remaining $750,000 subscription receivable has been reflected as a reduction of stockholders' equity in the accompanying consolidated financial statements.

11. STOCKHOLDERS' EQUITY

     Common Stock Issued for Services -- During 1997, the Company issued 335,000 shares (including 50,000 issued to a financial advisor (Note 8)) for consulting and other services. Shares were issued at their fair value at the date of issuance and ranged from $1.50 to $2.10 per share.

     Stock Option Plan -- In November 1997, the Company adopted its 1997 Executive Incentive Compensation plan (the Plan), which provides for the grant of stock options and other awards to certain officers, key employees, consultants or other persons affiliated with the Company. The maximum number of shares of common stock that may be issued pursuant to the Plan is 5,000,000. Following the adoption of such plan, the Company granted options to purchase an aggregate of 2,721,000 shares of the Company's common stock at

                         NEWRIDERS, INC. AND SUBSIDIARY

                      For the Year Ended December 31, 1997

prices ranging from $2.50 to $3.00 per share, which the Company's Board of Directors deemed to be equal to, or in excess of, fair market value of the common stock at the dates of grants, to employees of the Company. Additionally, options were granted for the purchase of up to 395,000 common shares at $2.50 per share to certain nonemployees of the Company. The Company recorded compensation expense equivalent to the fair value of the options granted to nonemployees, totaling approximately $671,500. These options vested upon grant.

     The following table summarizes the activity under the Plan along with common stock warrant activity for the period indicated:

                                                          WEIGHTED                 PRICE       WEIGHTED
                                             PRICE OF     AVERAGE                 RANGE OF     AVERAGE
                               OPTIONS        OPTION      EXERCISE                WARRANT      EXERCISE
                             OUTSTANDING      GRANTS       PRICE     WARRANTS      GRANTS       PRICE
                             -----------   ------------   --------   --------   ------------   --------
OUTSTANDING,
  January 1, 1997..........          --    $         --    $  --          --    $         --    $  --
1997 grants................   3,116,000    $2.50 - 3.00    $2.50     541,291    $3.83 - 4.05     3.99
                              ---------                              -------
OUTSTANDING,
  December 31, 1997........   3,116,000                              541,291
                              =========                              =======

     At December 31, 1997, 299,208 options and 541,291 warrants to purchase shares were exercisable. The weighted average exercise price of the exercisable options and warrants is $2.50 and $3.99, respectively.

     SFAS No. 123, Accounting for Stock-Based Compensation, encourages but does not require companies to record compensation cost for employee stock option grants. The Company has chosen to continue to account for employee option grants using APB Opinion No. 25. No compensation expense has been recognized for employee stock option grants. Had compensation expense for the employee stock option grants been determined based on the fair value at the grant dates consistent with SFAS No. 123, the Company's net loss and net loss per share for the year ended December 31, 1997 would have been reduced to the pro forma amounts indicated below:

Net loss applicable to common stock:
  As reported...............................................  $(4,776,874)
  Pro forma.................................................  $(6,107,953)
Net loss per common share:
  As reported...............................................  $     (0.29)
  Pro forma.................................................  $     (0.37)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997: zero dividend yield, expected volatility of 109%, risk-free interest rate of 5.9% and expected lives of three years.

12. WRITE-OFF OF LEASEHOLD IMPROVEMENTS

     In December 1997, the Company initiated plans to substantially rebuild its restaurant located in Fresno, California. As a result, the Company recorded a write-down of $628,129 with respect to leasehold improvements and store fixtures at the Fresno location.

13. ACQUISITION OF BUSINESSES

     On October 7, 1997, the Company signed a binding letter of intent to acquire the stock of M & B Restaurants, L.C. (M&B) for a combination of stock and the issuance of notes payable. M&B is the owner of four restaurants located in Ahwatukee, Glendale and Scottsdale, Arizona and Tulsa, Oklahoma. The

                         NEWRIDERS, INC. AND SUBSIDIARY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

acquisition of M&B requires approval by the Company's shareholders. An officer and director of the Company has an ownership interest in M&B. Additionally, a member of M&B became chief executive officer of the Company.

     On October 30, 1997, the Company signed a binding letter of intent to acquire the stock of Paisano Publications, Inc., Easyriders Franchising, Inc. and other affiliated companies for a combination of stock, cash and notes payable. Paisano is the publisher of Easyriders Magazine and several other motorcycle lifestyle magazines, and is the franchiser for motorcycle shops, apparel stores and cafes using the Easyriders name. The acquisition of these companies requires approval by the Company's shareholders and obtaining sufficient financing for the transaction.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Newriders, Inc. and Subsidiary
Fresno, California

     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Newriders, Inc. and Subsidiary for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statements of operations, stockholders' equity and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statements of operations, stockholders' equity and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated statements of operations, stockholders' equity and cash flows. We believe that our audit of the consolidated statements of operations, stockholders' equity and cash flows provides a reasonable basis for our opinion.

     In our opinion, the consolidated statements of operations, stockholders' equity and cash flows referred to above present fairly, in all material respects, the consolidated results of the operations and the cash flows of Newriders, Inc. and Subsidiary for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 7 to the consolidated financial statements, certain errors resulting in overstatement of previously reported amounts in Property and Equipment, Deferred Charges, Common Stock and Additional Paid-in Capital as of December 31, 1996, were discovered by management of the Company during the current year. Accordingly, an adjustment has been made to the above mentioned accounts as of December 31, 1996 to correct the errors. These errors have no effect on net loss for the year ended December 31, 1996.

     The accompanying consolidated statements of operations, stockholders' equity and cash flows have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred losses from its inception and does not have an established source of revenues sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jones, Jensen & Company
Salt Lake City, Utah
June 3, 1997

                         NEWRIDERS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
                                                              (AS RESTATED
                                                              SEE NOTE 7)
CURRENT ASSETS
  Cash and cash equivalents.................................  $    20,047
  Inventory.................................................      584,890
  Prepaid expenses..........................................        2,035
                                                              -----------
          Total Current Assets..............................      606,972
                                                              -----------
PROPERTY AND EQUIPMENT -- Net...............................      973,448
                                                              -----------
OTHER ASSETS
  Deferred charges -- net...................................      157,494
  Deposits..................................................       16,378
                                                              -----------
          Total Other Assets................................      173,872
                                                              -----------
          TOTAL ASSETS......................................  $ 1,754,292
                                                              ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable..........................................  $   154,975
  Accrued expenses..........................................       25,010
  Current obligation under capital lease....................       27,723
                                                              -----------
          Total Current Liabilities.........................      207,708
                                                              -----------
OBLIGATION UNDER CAPITAL LEASE, Less Current Obligation.....       31,566
                                                              -----------
STOCKHOLDERS' EQUITY
  Common stock; 25,000,000 shares authorized of $0.001 par
     value; 16,168,000 shares
     issued and outstanding.................................       16,168
  Additional paid-in capital................................    3,570,992
  Common stock subscription receivable......................   (1,000,000)
  Accumulated deficit.......................................   (1,072,142)
                                                              -----------
          Total Stockholders' Equity........................    1,515,018
                                                              -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $ 1,754,292
                                                              ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                FOR THE
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
SALES.......................................................  $ 1,161,520
COST OF SALES...............................................      532,487
                                                              -----------
GROSS MARGIN................................................      629,033
                                                              -----------
EXPENSES
  Selling, general and administrative.......................    1,520,271
  Depreciation and amortization.............................      129,277
                                                              -----------
          Total Expenses....................................    1,649,548
                                                              -----------
          Loss from Operations..............................   (1,020,515)
                                                              -----------
OTHER INCOME (EXPENSE)
  Interest income...........................................           36
  Other income..............................................        3,613
  Interest expense..........................................      (18,365)
  Bad debt expense..........................................       (1,009)
                                                              -----------
          Total Other Income (Expense)......................      (15,725)
                                                              -----------
NET LOSS....................................................  $(1,036,240)
                                                              ===========
NET LOSS PER SHARE..........................................  $     (0.07)
                                                              ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING...............   15,770,351
                                                              ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                              COMMON STOCK                         COMMON
                                         ----------------------                     STOCK
                                         ACCUMULATED               ADDITIONAL      PAID-IN      SUBSCRIPTION
                                           SHARES       AMOUNT      CAPITAL      RECEIVABLE       DEFICIT
                                         -----------    -------    ----------    -----------    ------------
Balance, December 31, 1995.............  11,000,000     $11,000    $  755,756    $         -    $   (35,902)
Issuance of common stock to acquire New
  Riders Limited (Note 1)..............   4,581,000       4,581        58,110             --             --
Common stock issued through private
  placement at $2.50 per share.........      87,000          87       217,413             --             --
Capital contributed through debt
  relief...............................     158,000         158       214,749             --             --
Common stock subscription for future
  goods and services...................     400,000         400       999,600     (1,000,000)            --
Common stock issued for services.......     100,000         100       249,900             --             --
Capital contributed by shareholders....          --          --     1,496,080             --             --
Net loss for the period ended December
  31, 1996.............................          --          --            --             --     (1,036,240)
                                         ----------     -------    ----------    -----------    -----------
Balance, December 31, 1996 (Previously
  reported)............................  16,326,000      16,326     3,991,608     (1,000,000)    (1,072,142)
Correction of errors (Note 7)..........    (158,000)       (158)     (420,616)            --             --
                                         ----------     -------    ----------    -----------    -----------
Restated balance, December 31, 1996....  16,168,000     $16,168    $3,570,992    $(1,000,000)   $(1,072,142)
                                         ==========     =======    ==========    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                FOR THE
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
                                                              (AS RESTATED
                                                              SEE NOTE 7)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(1,036,240)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Common stock issued for services.......................      250,000
     Depreciation and amortization..........................      129,277
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable...........        1,009
       (Increase) decrease in inventory.....................     (258,822)
       (Increase) decrease in deferred charges..............     (139,810)
       (Increase) decrease in prepaid expenses..............       (2,035)
       (Increase) decrease in deposits......................        3,214
       Increase (decrease) in accounts payable and accrued
        expenses............................................      177,428
                                                              -----------
          Net Cash Used by Operating Activities.............     (875,979)
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets..................................     (567,585)
                                                              -----------
     Net Cash Used by Investing Activities..................     (567,585)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from capital lease obligation....................       74,264
  Cash contributions to capital.............................    1,116,429
  Common stock issued for cash..............................      217,500
                                                              -----------
     Net Cash Provided by Financing Activities..............    1,408,193
                                                              -----------
NET INCREASE (DECREASE) IN CASH.............................      (35,371)
CASH AT BEGINNING OF YEAR...................................       55,418
                                                              -----------
CASH AT END OF YEAR.........................................  $    20,047
                                                              ===========
SUPPLEMENTAL CASH FLOW INFORMATION
CASH PAID FOR:
  Interest..................................................  $    18,365
  Income taxes..............................................  $        --
NON CASH FINANCING ACTIVITIES:
  Capital contributions through debt relief.................  $   214,907
  Common stock issued for services..........................  $   250,000
  Capital contributions of fixed assets.....................  $    21,568

  The accompanying notes are an integral part of these consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1 -- ORGANIZATION AND DESCRIPTION OF BUSINESS

     Newriders, Inc. (the Company) was incorporated under the laws of the State of Nevada on July 15, 1995 as American Furniture Wholesale, Inc. The Company was originally organized to engage in activities in the furniture business. On June 28, 1996 the Company changed its name to Newriders, Inc.

     On June 28, 1996 the Company acquired all of the outstanding common stock of New Riders Limited (the Subsidiary) for 13,250,000 shares of the Company's common stock. Of the common shares issued, 11,000,000 were new issues and 2,250,000 were concurrently reacquired from an existing shareholder and reissued as part of the acquisition. The acquisition of the Subsidiary was recorded as a recapitalization of the Subsidiary, whereby the acquired company is treated as the surviving entity for accounting purposes. The Subsidiary was formed on November 8, 1994 in the State of California and is engaged in the restaurant and retail motorcycle business.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Accounting Method

     The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

     b. Net Loss Per Share

     The computation of net loss per share of common stock is based on the weighted average number of common shares outstanding during each period presented.

     c. Provision for Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (FAS 109). Under FAS 109 the asset and liability method is used in calculating deferred income taxes.

     At December 31, 1996, the Company has net operating loss carryforwards of approximately $1,072,000 that may be offset against future taxable income through 2011. No tax benefit has been reported in the consolidated financial statements. Because of the Company's history of operating losses, the Company believes there is a 50% or greater likelihood the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards have been offset by a valuation allowance of the same amount. Utilization of the carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of loss carryforwards before utilization.

     d. Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     e. Principles of Consolidation

     The consolidated financial statements include those of Newriders, Inc. and New Riders Limited. All significant intercompany accounts and transactions have been eliminated.

     f. Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                         NEWRIDERS, INC. AND SUBSIDIARY

                               DECEMBER 31, 1996

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 -- GOING CONCERN

     The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses from its inception through December 31, 1996. The Company does not have an established source of revenues sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is the intent of the Company to seek additional financing through offerings of its common stock and other debt and equity financing in order to expand its operations.

NOTE 4 -- LEASE COMMITMENTS

     Shop Lease -- The Company leases its motorcycle shop facility under an operating lease. The lease agreement expires July 31, 2005, with two five year options to renew. Lease expense for the year ended December 31, 1996 was $4,019 per month, and will continue as such until August 1, 1997 when the rent shall increase 4% per year. An additional $659 per month is due to the lessor for common area maintenance charges. These charges are redetermined every year, and include real estate taxes and liability insurance.

     Cafe Lease -- The Company leases its cafe facility under an operating lease. The lease agreement expires July 31, 2015. Lease expense is $7,000 per month for the period ended December 31, 1996. This lease calls for the payment of real estate taxes, common area maintenance and liability insurance in addition to monthly rent charges. Monthly rent will increase to $8,550 on June 1, 2000, $9,760 on June 1, 2005 and $11,145 on June 1, 2010.

     Total rent expense for the year ended December 31, 1996 was $89,682.

     Employee Lease -- The Company has entered into two agreements by which it leases its employees from a human resources company. The lease agreements have been renewed and will expire on November 1, 1997. One lease calls for the payment of a monthly administrative fee of $1,920 in addition to all wages, medical and workers' compensation coverage, 401K plan, applicable payroll taxes and other administration costs. A second agreement calls for a monthly fee of $160 in addition to those other costs previously listed.

     Capital Lease Obligation -- In January, 1996, the Company entered into an agreement to lease computer hardware and software having a cost of $74,264 to be used in its Fresno, California cafe. The term of the lease is 36 months and calls for monthly payments of $2,695. This is a capital lease with the cost of the assets capitalized as property and equipment (see Note 3) and the related liability reflected as an obligation under capital lease in the accompanying consolidated financial statements. Maturities of the obligation under capital lease are as follows: 1997 $27,723, 1998 $28,911, 1999 $2,655.

NOTE 5 -- COMMON STOCK SUBSCRIPTION

     In November 1996, the Company entered into an agreement with a barter service to issue 400,000 shares of common stock in exchange for $1,000,000 of barter advertising and other services and merchandise. As of December 31, 1996, the Company had not utilized any of the barter services or merchandise. This amount has been reflected as a reduction of stockholders' equity in the accompanying consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                               DECEMBER 31, 1996

NOTE 6 -- SUBSEQUENT EVENTS

     In May 1997, the Company opened a new cafe location in Myrtle Beach, South Carolina with the intention of opening a motorcycle retail and repair facility at the same location in the near future. The Company has entered into a ten year lease agreement in conjunction with those new facilities and has also acquired and leased certain operating equipment used at this new location. The Company has invested approximately $1,000,000 in this operation financed primarily by additional shareholder capital contributions including $500,000 advanced from unrelated parties which will be converted to debt or equity financing as yet to be determined.

NOTE 7 -- CORRECTION OF ERRORS

     Certain errors, resulting in an overstatement of previously reported assets and equity, were discovered during the current year. Correction of these errors had no effect on previously reported net loss for the year ended December 31, 1996.

     The following schedule details the nature and amount of each error:

Overstatement of fixed assets...............................  $(350,774)
Overstatement of deferred charges...........................    (70,000)
Overstatement of common stock...............................        158
Overstatement of additional paid-in capital.................    420,616
                                                              ---------
          Net Change........................................  $      --
                                                              =========

                         NEWRIDERS, INC. AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                JUNE 30,      DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    358,014    $ 1,262,633
  Inventories...............................................       187,362        285,622
  Deferred acquisition costs................................       553,477              0
  Prepaid expenses..........................................       233,659         15,738
                                                              ------------    -----------
          Total Current Assets..............................     1,332,512      1,563,993
                                                              ------------    -----------
PROPERTY AND EQUIPMENT -- net...............................       852,413      1,487,598
                                                              ------------    -----------
ORGANIZATION COSTS, net.....................................       121,736        142,158
DEPOSITS AND OTHER ASSETS...................................       110,112        107,503
DEFERRED FINANCING COSTS, net...............................       129,121        161,103
                                                              ------------    -----------
          TOTAL ASSETS......................................  $  2,545,894    $ 3,462,355
                                                              ============    ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable..........................................  $    752,196    $   517,904
  Accrued expenses..........................................        97,272         54,567
  Accrued compensation and benefits.........................        57,219        340,940
  Advances from stockholders................................        34,350        201,350
  Other advances............................................        55,000         50,000
  Current obligation under capital lease....................        17,766         21,184
  Current portion of long-term debt.........................       768,645        157,694
                                                              ------------    -----------
          Total Current Liabilities.........................     1,782,448      1,343,639
                                                              ------------    -----------
DEFERRED RENT...............................................        95,669        128,003
OBLIGATION UNDER CAPITAL LEASE, Less Current Obligation.....             0         10,382
CONVERTIBLE DEBENTURES, net.................................     1,088,899        785,183
LONG-TERM DEBT..............................................       805,153        892,306
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock; 25,000,000 shares authorized of $0.001 par
     value; 17,368,130 and 17,181,425 shares issued and
     outstanding at 1998 and 1997, respectively.............        18,498         17,181
  Additional paid-in capital................................    10,551,417      6,884,677
  Common stock subscription receivable......................      (750,000)      (750,000)
  Accumulated deficit.......................................   (11,046,190)    (5,849,016)
                                                              ------------    -----------
          Total Stockholders' Equity (Deficit)..............    (1,226,275)       302,842
                                                              ------------    -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $  2,545,894    $ 3,462,355
                                                              ============    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                                FOR THE SIX MONTHS ENDED
                                                                        JUNE 30,
                                                              ----------------------------
                                                                 1998             1997
                                                              -----------      -----------
                                                              (UNAUDITED)      (UNAUDITED)
SALES.......................................................  $   824,155      $ 1,149,111
COST OF SALES...............................................      386,964          718,957
                                                              -----------      -----------
GROSS MARGIN................................................      437,191          430,154
                                                              -----------      -----------
EXPENSES
  Restaurant and store operating expenses...................      898,885          771,706
  Selling, general and administrative.......................    1,271,126          413,389
                                                              -----------      -----------
  Stock issuance expense....................................    1,888,867                0
  Loss on sale of restaurant to related party...............      631,986                0
          Total Expenses....................................    4,690,864        1,185,095
                                                              -----------      -----------
  Loss from Operations......................................   (4,253,673)        (754,941)
                                                              -----------      -----------
OTHER EXPENSE
  Interest expense..........................................      (39,746)          (5,361)
  Interest expense -- noncash...............................     (903,755)               0
                                                              -----------      -----------
          Total Other Expense...............................     (943,501)          (5,361)
                                                              -----------      -----------
NET LOSS....................................................  $(5,197,174)        (760,302)
                                                              ===========      ===========
NET LOSS PER SHARE..........................................  $     (0.30)     $     (0.05)
                                                              ===========      ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- BASIC......   17,401,846       16,168,000
                                                              ===========      ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                  COMMON
                                              COMMON STOCK       ADDITIONAL       STOCK
                                          --------------------     PAID-IN     SUBSCRIPTION   ACCUMULATED
                                            SHARES     AMOUNT      CAPITAL      RECEIVABLE      DEFICIT
                                          ----------   -------   -----------   ------------   ------------
Balance, January 1, 1997................  16,168,000   $16,168   $ 3,570,992   $(1,000,000)   $ (1,072,142)
Common stock issued in conjunction with
  convertible debentures................     293,825       294       610,523
Discount on convertible debenture
  issuance..............................                             481,667
Warrants issued in connection with
  convertible debentures................                             105,130
Sale of common stock....................     384,600       384       499,616
Common stock issued for services........     335,000       335       572,165
Services rendered in satisfaction of
  common stock subscription
  receivable............................                                           250,000
Compensatory options issued to
  nonemployees..........................                             671,500
Capital contributed by shareholders.....                             373,084
Net loss for the period ended December
  31, 1997..............................                                                        (4,776,874)
                                          ----------   -------   -----------   -----------    ------------
Balance, December 31, 1997..............  17,181,425    17,181     6,884,677      (750,000)     (5,849,016)
Common stock issued in conjunction with
  convertible debentures (Unaudited)....     316,891       317       691,547
Warrants issued in connection with
  issuance of debt (Unaudited)..........                             542,858
Common Stock issued for services and in
  satisfaction of accounts payable
  (Unaudited)...........................   1,000,000     1,000     2,099,000
Discount on convertible debenture
  issuance (Unaudited)..................                             333,335
Net loss for the six months ended June
  30, 1998 (Unaudited)..................                                                        (5,197,174)
                                          ----------   -------   -----------   -----------    ------------
Balance, June 30, 1998
  (Unaudited)...........................  18,498,316   $18,498   $10,551,417   $  (750,000)   $(11,046,190)
                                          ==========   =======   ===========   ===========    ============


  The accompanying notes are an integral part of these consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                               FOR THE SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              --------------------------
                                                                 1998           1997
                                                              -----------    -----------
                                                              (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(5,197,174)   $  (885,303)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Common stock issued for services.......................    1,888,867        250,000
     Services rendered in satisfaction of common stock
      receivable............................................           --        125,000
     Depreciation and amortization..........................      122,988         64,638
     Loss on sale of restaurant to related party............      631,986             --
     Non-cash interest expense..............................      903,755             --
     Changes in operating assets and liabilities:
       (Increase) decrease in inventories...................       98,260         (5,651)
     (Increase) decrease in deferred acquisition costs......     (553,477)            --
       (Increase) decrease in prepaid expenses..............     (217,921)         2,035
       (Increase) decrease in deposits and other assets.....       (2,609)        35,462
       Increase (decrease) in accounts payable and accrued
        expenses............................................      195,305        645,634
       Increase (decrease) in deferred rent.................       22,284             --
                                                              -----------    -----------
          Net Cash Used by Operating Activities.............   (2,107,736)       231,815
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and equipment........................     (144,881)    (1,032,772)
                                                              -----------    -----------
          Net Cash Used by Investing Activities.............     (144,881)    (1,032,772)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on capital lease obligation...................      (13,800)        (2,696)
     Issuance of Debt.......................................    2,100,000             --
     Payment of long-term debt and convertible debentures...     (576,202)            --
     Cash contributions to capital..........................           --        303,653
     Common stock issued for cash...........................           --        500,000
     Payment of stockholders' and other advances............     (162,000)            --
                                                              -----------    -----------
          Net Cash Provided by Financing Activities.........    1,347,998        800,957
                                                              -----------    -----------
NET INCREASE (DECREASE) IN CASH.............................     (904,619)             0
CASH AND CASH EQUIVALENTS
AT BEGINNING OF PERIOD......................................    1,262,633              0
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS
AT END OF PERIOD............................................  $   358,014    $         0
                                                              ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid for interest.................................  $    60,451    $     5,833
NON CASH FINANCING ACTIVITIES:
  Common stock issued in settlement of accounts payable.....      211,133             --
  Common stock issued in settlement of debt.................  $   691,864             --
  Issuance of Warrants in connection with debt issuance.....  $   542,858             --
  Convertible debentures issued with conversion discount....  $   333,335             --


  The accompanying notes are an integral part of these consolidated financial statements.

                         NEWRIDERS, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                JUNE 30, 1998 (UNAUDITED) AND DECEMBER 31, 1997


NOTE 1 -- CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1998 and for all periods presented have been made.



     Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1997 audited consolidated financial statements. The results of operations for the periods ended June 30, 1998 and 1997 are not necessarily indicative of the operating results for the full year.


NOTE 2 -- DEBT


     On March 17, 1998, the Company borrowed $500,000 under a securities purchase agreement. Borrowings under the agreement bear interest at 12% per annum, and are due on demand. Borrowing under this agreement are included in the current portion of long-term debt in the accompanying financial statements. Additionally, the agreement requires the issuance of 20,000 warrants to purchase common stock of the Company at $1.50 per share be issued for the period ended March 31, 1998 and an additional 160,000 warrants to purchase common stock of the Company at $1.50 per share be issued for the period ending June 30, 1998. The fair value of the warrants for the periods ended March 31, 1998 and June 30, 1998 has been recorded at as debt issuance costs and were amortized during the periods ended March 31, 1998 and June 30, 1998, respectively.



     On May 11, 1998, the Company issued convertible debentures with a face value of $500,000 due May 11, 2000 in a private placement transaction. The debentures accrue interest at 8% per year. The debentures were fully repaid in cash on June 12, 1998. Additionally, in conjunction with the issuance of the convertible debentures, the Company issued warrants for the purchase of 25,000 shares of the Company's common stock with an exercise price of $2.82 per share during the next three years. The fair value of the warrants, aggregating $40,901, has been recorded as debt issuance costs and was amortized over the term that the debentures were outstanding.



     On June 11, 1998, the Company issued convertible debentures with a face value of $1,000,000 due June 30, 2000 in a private placement transaction. The debentures accrue interest at 8% per year with interest payable quarterly. The debentures are convertible at the option of the holder into shares of the Company's common stock at the at the lesser of the five-day average closing bid price on the closing date or 75% of the five-day average closing bid price on the conversion date, as defined. The debentures are convertible at the holder's option anytime after August 10, 1998. The discount available at conversion results in the debentures being issued at a discount. The conversion discount, which was $333,335 at the date of issuance, is being recognized by the Company as noncash interest expense over the shortest expected term to anticipated conversion of the debentures with a corresponding increase to the original principal amount of the debentures. During the quarter ended June 30, 1998, $105,567 of noncash interest expense was recorded relating to the debentures. Additionally, in conjunction with the issuance of the convertible debentures, the Company issued warrants for the purchase of 25,000 shares of the Company's common stock with an exercise price of $2.98 per share during the next three years. The fair value of the warrants, aggregating $41,518, has been recorded as debt issuance costs and is being amortized over the term of the debentures.

                         NEWRIDERS, INC. AND SUBSIDIARY

                JUNE 30, 1998 (UNAUDITED) AND DECEMBER 31, 1997



NOTE 3 -- SALE OF RESTAURANT TO RELATED PARTY



     On July 22, 1998, the Company sold its Myrtle beach Restaurant to a stockholder and director of the Company. As a result, the Company recorded a write-down of $596,986 with respect to leasehold improvements and store fixtures to reflect the net realizable value of the Myrtle Beach location.



NOTE 4 -- COMMON STOCK ISSUANCE



     During June 1998, the Company issued 1,000,000 shares of the Company's Common Stock to a stockholder of Paisano Publication, Inc. for services to the Company and the forgiveness of certain trade payables. The fair value of the shares, net of the forgiven trade payables, was recorded as stock issuance expense in the accompanying financial statements.



NOTE 5 -- NET LOSS PER COMMON SHARE



     The Company computes earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. Earnings per share is computed using the weighted average number of common shares outstanding during the period. Earnings per share assuming dilution is computed using the weighted average number of shares outstanding and dilutive effect of potential shares outstanding. Diluted earnings per share is not presented at June 30, 1998 due to the antidilutive effect on earnings per share.



NOTE 6 -- CHANGE IN ACCOUNTING PRINCIPLES



     Effective January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual financial statement that is displayed with the same prominence as other annual financial statements. This statement also requires that an entity classify items of other comprehensive earnings by their nature in an annual financial statement. For example, other comprehensive earnings may include foreign currency translation adjustments and unrealized gains and losses on marketable securities classified as available-for-sale. Annual financial statements for prior periods will be reclassified, as required. The Company's total comprehensive loss for the three months ended June 30, 1998 and 1997 equaled the reported net loss on the Company's statements of operations.

                          INDEPENDENT AUDITORS' REPORT

The Shareholder
Paisano Publications, Inc. and affiliates

We have audited the accompanying combined balance sheets of Paisano Publications, Inc. and affiliates (the Companies) as of December 31, 1997 and 1996, and the related combined statements of operations, shareholder's equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Paisano Publications, Inc. and affiliates as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Costa Mesa, California
April 15, 1998

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                 1997           1996
                                                              -----------    -----------
CURRENT ASSETS:
Cash and cash equivalents...................................  $   362,527    $   837,772
Restricted cash.............................................      210,000        105,141
Available-for-sale securities...............................                     189,236
Accounts receivable, less allowance for bad debts of
  $275,106 (1997) and $190,000 (1996).......................    2,431,610      1,852,747
Inventories (Note 3)........................................    5,516,155      5,243,056
Prepaid publication costs...................................      683,428        664,545
Deferred promotion costs....................................      431,213        126,700
Prepaid expenses and other (Note 11)........................      617,731        364,854
Notes and advances receivable -- employees (Note 4).........      632,800        515,344
Accounts receivable, related parties (Note 11)..............      389,564        124,067
Receivable from shareholder (Note 11).......................      234,305
                                                              -----------    -----------
          Total current assets..............................   11,509,333     10,023,462
PROPERTY AND EQUIPMENT, net (Note 5)........................    1,125,675      1,246,590
INTANGIBLE ASSETS, net......................................      183,085        209,450
OTHER ASSETS................................................       37,798         17,748
                                                              -----------    -----------
                                                              $12,855,891    $11,497,250
                                                              ===========    ===========
                          LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable............................................  $ 1,970,256    $ 1,701,748
Accrued payroll and other expenses..........................      809,728        822,299
Current portion of deferred subscription and advertising
  income....................................................    3,145,269      3,236,785
Pension contribution payable (Note 8).......................       86,128        176,798
Note payable, shareholder (Note 11).........................    2,921,587      2,921,587
                                                              -----------    -----------
          Total current liabilities.........................    8,932,968      8,859,217
LONG-TERM PORTION OF DEFERRED SUBSCRIPTION AND ADVERTISING
  INCOME....................................................      446,846        153,439
OTHER LONG-TERM LIABILITIES.................................       75,270         40,370
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDER'S EQUITY:
Paisano Publications, Inc. -- Common stock, $50 par value;
  500 shares authorized; 50 shares issued and outstanding...        2,500          2,500
Teresi, Inc. -- Common stock, no par value; 10,000 shares
  authorized; 1,000 shares issued and outstanding...........        1,000          1,000
Easyrider Franchising, Inc. -- Common stock, no par value;
  10,000 shares authorized; 1,000 shares issued and
  outstanding...............................................      100,000        100,000
Easyrider Columbus, Inc. -- Common stock, no par value; 750
  shares authorized; 100 shares issued and outstanding......      100,000        100,000
Bros Club, Inc. -- Common stock, no par value; 10,000 shares
  authorized; 500 shares issued and outstanding.............        5,000          5,000
Associated Rodeo Riders on Wheels, Inc. -- Common stock, no
  par value; 100,000 shares authorized; 500 shares issued
  and outstanding...........................................          500            500
Retained earnings...........................................    3,191,807      2,052,724
Unrealized holding gains -- available-for-sale securities...                     182,500
                                                              -----------    -----------
          Total shareholder's equity........................    3,400,807      2,444,224
                                                              -----------    -----------
                                                              $12,855,891    $11,497,250
                                                              ===========    ===========

            See accompanying notes to combined financial statements.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS
        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

                                                         1997           1996           1995
                                                      -----------    -----------    -----------
                                                                                    (UNAUDITED)
REVENUES, net (Notes 2, 9, 10 and 11)...............  $33,748,729    $34,029,907    $34,641,942
OPERATING COSTS AND EXPENSES
(Notes 7 and 11):
Cost of revenues (Note 2)...........................   25,865,353     29,350,745     28,523,483
Payroll and employee benefits.......................    2,938,726      3,264,186      4,215,630
General and administrative..........................    2,221,377      1,838,294      1,754,870
                                                      -----------    -----------    -----------
          Total operating costs and expenses........   31,025,456     34,453,225     34,493,983
OPERATING LOSS FROM FRANCHISE OPERATIONS, net (Notes
  6 and 11).........................................      (96,032)      (235,732)      (435,791)
                                                      -----------    -----------    -----------
INCOME (LOSS) FROM OPERATIONS (Note 10).............    2,627,241       (659,050)      (287,832)
OTHER INCOME (EXPENSE), net (Note 11)...............       65,551       (243,388)       296,207
                                                      -----------    -----------    -----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES.....    2,692,792       (902,438)         8,375
PROVISION FOR INCOME TAXES..........................       53,709          5,144         21,697
                                                      -----------    -----------    -----------
          NET INCOME (LOSS).........................  $ 2,639,083    $  (907,582)   $   (13,322)
                                                      ===========    ===========    ===========

            See accompanying notes to combined financial statements.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

                                                                     COMMON STOCK
                            -----------------------------------------------------------------------------------------------

                                  PAISANO                               EASYRIDER           EASYRIDER
                            PUBLICATIONS, INC.     TERESI, INC.     FRANCHISING, INC.    COLUMBUS, INC.     BROS CLUB, INC.
                            -------------------   ---------------   -----------------   -----------------   ---------------
                             SHARES     AMOUNT    SHARES   AMOUNT   SHARES    AMOUNT    SHARES    AMOUNT    SHARES   AMOUNT
                            --------   --------   ------   ------   ------   --------   ------   --------   ------   ------
BALANCE, January 1, 1994
  (unaudited).............     50       $2,500    1,000    $1,000   1,000    $100,000    100     $100,000    500     $5,000
Net income (loss)
  (unaudited).............
                               --       ------    -----    ------   -----    --------    ---     --------    ---     ------
BALANCE, December 31,
  1995....................     50        2,500    1,000     1,000   1,000     100,000    100      100,000    500      5,000
Net (loss) income.........
Increase in unrealized
  holding gains...........
                               --       ------    -----    ------   -----    --------    ---     --------    ---     ------
BALANCE, December 31,
  1996....................     50        2,500    1,000     1,000   1,000     100,000    100      100,000    500      5,000
Net income (loss).........
Dividends.................
Decrease in unrealized
  holding gains...........
                               --       ------    -----    ------   -----    --------    ---     --------    ---     ------
BALANCE, December 31,
  1997....................     50       $2,500    1,000    $1,000   1,000    $100,000    100     $100,000    500     $5,000
                               ==       ======    =====    ======   =====    ========    ===     ========    ===     ======

                             COMMON STOCK
                            ---------------
                              ASSOCIATED
                                 RODEO
                               RIDERS ON
                                WHEELS
                            ---------------
                            SHARES   AMOUNT
                            ------   ------
BALANCE, January 1, 1994
  (unaudited).............   500      $500
Net income (loss)
  (unaudited).............
                             ---      ----
BALANCE, December 31,
  1995....................   500       500
Net (loss) income.........
Increase in unrealized
  holding gains...........
                             ---      ----
BALANCE, December 31,
  1996....................   500       500
Net income (loss).........
Dividends.................
Decrease in unrealized
  holding gains...........
                             ---      ----
BALANCE, December 31,
  1997....................   500      $500
                             ===      ====

            See accompanying notes to combined financial statements.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

                                                      RETAINED EARNINGS
                       --------------------------------------------------------------------------------
                                                                                            ASSOCIATED        UNREALIZED
                          PAISANO                  EASYRIDER      EASYRIDER                    RODEO        HOLDING GAINS-
                       PUBLICATIONS,   TERESI,    FRANCHISING,    COLUMBUS,    BROS CLUB,     RIDERS      AVAILABLE-FOR-SALE
                           INC.          INC.         INC.          INC.          INC.       ON WHEELS        SECURITIES
                       -------------   --------   ------------   -----------   ----------   -----------   ------------------
BALANCE, January 1,
  1994 (unaudited)...   $ 3,993,725    $137,244   $  (486,235)   $  (664,084)   $ (1,528)     $(5,494)         $106,500
Net income (loss)
  (unaudited)........     1,162,081    (221,772)     (474,743)      (477,944)       (150)        (794)
                        -----------    --------   -----------    -----------    --------      -------          --------
BALANCE, December 31,
  1995...............     5,155,806     (84,528)     (960,978)    (1,142,028)     (1,678)      (6,288)         $106,500
Net (loss) income....      (394,336)     75,137      (454,536)      (132,247)       (800)        (800)
Increase in
  unrealized holding
  gains..............                                                                                            76,000
                        -----------    --------   -----------    -----------    --------      -------          --------
BALANCE, December 31,
  1996...............     4,761,470      (9,391)   (1,415,514)    (1,274,275)     (2,478)      (7,088)          182,500
Net income (loss)....     3,264,267       6,295      (309,737)      (309,158)    (12,102)        (482)
Dividends............    (1,500,000)
Decrease in
  unrealized holding
  gains..............                                                                                          (182,500)
                        -----------    --------   -----------    -----------    --------      -------          --------
BALANCE, December 31,
  1997...............   $ 6,525,737    $ (3,096)  $(1,725,251)   $(1,583,433)   $(14,580)     $(7,570)         $     --
                        ===========    ========   ===========    ===========    ========      =======          ========


                          TOTAL
                       -----------
BALANCE, January 1,
  1994 (unaudited)...  $ 3,289,128
Net income (loss)
  (unaudited)........      (13,322)
                       -----------
BALANCE, December 31,
  1995...............  $ 3,275,806
Net (loss) income....     (907,582)
Increase in
  unrealized holding
  gains..............       76,000
                       -----------
BALANCE, December 31,
  1996...............    2,444,224
Net income (loss)....    2,639,083
Dividends............   (1,500,000)
Decrease in
  unrealized holding
  gains..............     (182,500)
                       -----------
BALANCE, December 31,
  1997...............  $ 3,400,807
                       ===========

            See accompanying notes to combined financial statements.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

                                                                 1997         1996          1995
                                                              ----------   -----------   -----------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................  $2,639,083   $  (907,582)  $   (13,322)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.............................     404,699       418,183       434,334
  Gain on sale of available-for-sale securities.............    (173,412)
  Gain on sale of property and equipment....................                   (13,308)
  Changes in operating assets and liabilities:
     (Increase) decrease in restricted cash.................    (104,859)       22,425      (128,802)
     (Increase) decrease in accounts receivable.............    (578,863)      302,730       145,901
     (Increase) decrease in inventory.......................    (273,099)    1,371,783    (1,942,266)
     (Increase) decrease in prepaid publication costs.......     (18,883)      143,016        80,887
     (Increase) decrease in deferred promotion costs........    (304,513)      206,143      (332,843)
     (Increase) decrease in prepaid expenses and other......    (252,877)       42,357      (365,325)
     (Increase) decrease in notes and advances
      receivable -- employees...............................    (117,456)      (57,007)       10,362
     Increase in accounts receivable -- related parties.....    (265,497)     (124,067)
     (Increase) decrease in shareholder receivable..........    (234,305)                     12,625
     (Increase) decrease in other assets....................     (20,050)        1,197        51,112
     Increase (decrease) in accounts payable................     268,508    (1,690,504)    1,531,115
     (Decrease) increase in accrued payroll and other
      expenses..............................................     (12,571)      164,632       176,295
     Increase in deferred subscription and advertising
      income................................................     201,891       138,085        93,996
     (Decrease) increase in pension contribution payable....     (90,670)       (6,789)       23,962
     Increase (decrease) in other long-term liabilities.....      34,900       (85,016)       35,160
                                                              ----------   -----------   -----------
       Net cash provided by (used in) operating
        activities..........................................   1,102,026       (73,722)     (186,809)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net....................    (272,801)     (221,629)     (308,334)
Proceeds from sale of property and equipment................      15,382        82,648
Purchase of magazine titles.................................                   (97,450)     (152,674)
Proceeds from sale of available-for-sale securities.........     180,148
                                                              ----------   -----------   -----------
       Net cash used in investing activities................     (77,271)     (236,431)     (461,008)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on note payable -- shareholder...................  $       --   $   570,629   $   156,853
Payment of dividends........................................  (1,500,000)
                                                              ----------   -----------   -----------
       Net cash (used in) provided by financing
        activities..........................................  (1,500,000)      570,629       156,853
                                                              ----------   -----------   -----------
NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS........................................    (475,245)      260,476      (490,964)
CASH AND CASH EQUIVALENTS, beginning of year................     837,772       577,296     1,068,260
                                                              ----------   -----------   -----------
CASH AND CASH EQUIVALENTS, end of year......................  $  362,527   $   837,772   $   577,296
                                                              ==========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -- Cash
  paid during the year for:
  Interest..................................................  $  196,542   $    15,418   $   101,271
                                                              ==========   ===========   ===========
  Income taxes..............................................  $  181,692   $    83,660   $     8,600
                                                              ==========   ===========   ===========

            See accompanying notes to combined financial statements

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

  1. SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL INDUSTRY

     Principles of Combination -- The combined financial statements include the accounts of Paisano Publications, Inc. (Paisano); Teresi, Inc.; Easyrider Franchising, Inc.; Easyrider Columbus, Inc.; Bros Club, Inc.; and Associated Rodeo Riders on Wheels (collectively, the Companies). The Companies are wholly-owned by a sole shareholder. All significant intercompany balances and transactions are eliminated in combination.

     Principal Industry -- The Companies are primarily involved in the publishing of magazines that are sold to distributors on a worldwide basis. The Companies are also engaged in mail order, retail, event production and franchising businesses. The Companies perform ongoing credit evaluations of their customers and generally do not require collateral. Losses incurred associated with the granting of credit have historically been within management's expectations.

     Revenue Recognition -- The Companies' revenues stem primarily from the sale of magazines, magazine advertising space, products, and franchise rights and related royalties. The Companies record revenue based on the following:

          Magazine Revenues -- Advertising revenues are recognized upon the magazines' on-sale date, net of provisions for estimated rebates, adjustments and discounts. Proceeds from subscriptions are recorded as deferred subscription income when received and are included in revenue over the terms of the subscription services, generally one to two years. Subscriptions expiring within one year are included as a current liability and the portion of the subscriptions in excess of one year are classified as a long-term liability. Sales to newsstand distributors are recognized as revenue in the month of distribution, using historical experience to estimate the ultimate sales of magazines to the newsstand. In the event that actual sales differ from estimates, adjustments are made in subsequent months. Historically, these adjustments have not been material.

          Franchising Revenues -- Easyrider Franchising, Inc. grants franchise rights to third parties. The Companies provide management expertise, training and store operating assistance in exchange for up-front franchise fees and royalties of 3% of the franchised venue's gross sales. The up-front franchise fees are recognized upon completion of services to the franchisee, which is generally when the venue opens. Royalties are accrued as earned.

          Other Revenues -- Event production revenues are recognized upon completion of events. Retail and mail order revenues are recognized upon product shipment.

     Cash and Cash Equivalents -- For purposes of these combined financial statements, investments purchased with original maturities of three months or less are considered cash equivalents.

     Restricted Cash -- As part of certain advertising and promotion activities, the Companies are required to maintain certain minimum deposits with a financial institution. The deposit amount has been included as restricted cash in the accompanying combined balance sheets.

     Available-for-Sale Securities -- Marketable securities, consisting primarily of equity securities, have been classified as available-for-sale and are reported at fair value, based on quoted market prices, in current assets in the accompanying combined balance sheet. Unrealized gains, net of applicable income taxes, are reported as a separate component of shareholder's equity. At December 31, 1996, the Companies had unrealized gains in these securities of $182,500. During the year ended December 31, 1997, these equity securities were sold for proceeds of $180,148, resulting in a realized gain of $173,412.

     Inventories -- Inventories, consisting primarily of paper for magazine production and retail merchandise, are stated at the lower of cost (first-in, first-out method) or market.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

     Prepaid Publication Costs -- Publication costs of magazines and videos, including editorial, postage and typesetting costs are included in prepaid publications costs until the issue is released for sale, at which time the related costs are charged to cost of revenues.

     Deferred Promotion Costs -- The Companies account for promotion costs, which consist primarily of printing and mailing costs, on direct mail promotions for its general circulation magazines in accordance with American Institute of Certified Public Accountants' Statement of Position 93-7. These costs, which are deferred to the extent of additional subscription revenues less incremental fulfillment costs, are amortized over the periods of the magazine subscriptions generated from these promotions, not to exceed one year. All other advertising expenses are expensed at the time the advertising takes place. Total advertising and promotion expense for the years ended December 31, 1997, 1996 and 1995, was approximately $911,426, $1,014,116 and $959,211 (unaudited), respectively.

     Property and Equipment -- Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is provided for by using the accelerated and straight-line methods, using the estimated useful lives of the respective asset or, as to leasehold improvements, the term of the related lease if less than the estimated service life. The useful lives range from five to ten years.

     Intangible Assets -- Intangible assets consist of goodwill and a covenant not-to-compete associated with the acquisition of two magazine titles in 1995 and 1996. Intangible assets are amortized on a straight-line basis over periods ranging from five to fifteen years. At each balance sheet date, management assesses whether there has been a permanent impairment in the value of intangible assets. If the carrying value of the assets exceeds the estimated undiscounted future cash flows from operating activities of the related business, a permanent impairment is deemed to have occurred. In this event, the assets are written down to fair value. Accumulated amortization associated with intangible assets was $67,039 and $40,674 at December 31, 1997 and 1996, respectively.

     Deferred Rent -- The Companies recognize rent expense on a straight-line basis over the term of the leases (Note 7).

     Fair Value of Financial Instruments -- The Companies' financial instruments consist primarily of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities. The carrying value of all financial instruments are representative of their fair values because of their short-term maturities.

     Income Taxes -- The Companies have elected to be taxed as S corporations under the provisions of the Internal Revenue Code (the Code) and similar statutes in the State of California. Accordingly, the Companies' taxable income is treated as if it were distributed to the shareholder, who is responsible for payment of taxes thereon. Additionally, in accordance with state laws regarding S corporations, the Companies are subject to a 1.5% California franchise tax.

     New Accounting Pronouncements -- In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which is effective for annual and interim periods beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which is effective for annual and interim periods beginning after December 15, 1997. This statement establishes standards for the method that public entities report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also established standards for related

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

disclosures about product and services, geographical areas and major customers. The adoption of this standard is not expected to have a material effect on the Companies' financial reporting.

     In February 1998, the FASB issued SFAS No. 132, Employers' Disclosure about Pensions and Other Postretirement Benefits, which is effective for annual and interim periods beginning after December 15, 1997. This statement standardizes the disclosure requirements for pensions and other postretirement benefits and, to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis and eliminates certain disclosures that are no longer as useful as they were under previous statements.

 2. CERTAIN RISKS AND UNCERTAINTIES

     Paper Price Volatility -- A primary component of the Companies' cost of revenues in the magazine publishing segment is the cost of paper. Consequently, increases in paper prices can adversely impact the Companies' results of operations.

     Distributor Concentration -- Net sales to a major distributor of the Companies' magazines accounted for 22.0%, 29.7% and 30.6% of net sales for the years ended December 31, 1997, 1996 and 1995, respectively. A substantial decline in purchases by this distributor could have a material adverse effect on the Companies' results of operations.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Companies' most significant estimates are related to provisions for estimated magazine returns, rebates, discounts, and adjustments and allowances for doubtful accounts and inventories.

 3. INVENTORIES

     Inventories consist of the following at December 31:

                                                           1997         1996
                                                        ----------   ----------
Raw materials.........................................  $1,537,978   $1,761,260
Finished goods........................................   3,978,177    3,481,796
                                                        ----------   ----------
                                                        $5,516,155   $5,243,056
                                                        ==========   ==========

     The Companies' raw materials consist primarily of paper used in magazine production.

 4. NOTES AND ADVANCES RECEIVABLE -- EMPLOYEES

     Notes receivable from employees consist of both secured and unsecured notes. These notes bear interest at rates ranging from 6% to 10% per year and are due upon demand. Advances to employees totaled $152,812 and $63,601 at December 31, 1997 and 1996, respectively.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

 5. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                       1997           1996
                                                    -----------    -----------
Computer equipment................................  $ 1,314,774    $ 1,139,190
Furniture, fixtures and equipment.................    2,276,412      2,234,097
Leasehold improvements............................      191,099        186,853
                                                    -----------    -----------
                                                      3,782,285      3,560,140
Less accumulated depreciation and amortization....   (2,656,610)    (2,313,550)
                                                    -----------    -----------
                                                    $ 1,125,675    $ 1,246,590
                                                    ===========    ===========

 6. FRANCHISE OPERATIONS

          Results of franchise operations are summarized as follows for the years ended December 31:

                                             1997        1996          1995
                                           --------    ---------    -----------
                                                                    (UNAUDITED)
Franchise income:
  Royalty income.........................  $371,113    $ 152,811     $  39,467
  Franchise fees.........................   200,000      165,000        85,278
  Other..................................    33,664          375        45,000
                                           --------    ---------     ---------
     Total franchise income..............   604,777      318,186       169,745
                                           --------    ---------     ---------
Franchise expenses:
  Payroll and employee benefits..........   311,517      261,036       220,986
  General and administrative.............   389,292      292,882        45,060
                                           --------    ---------     ---------
     Total franchise expenses............   700,809      553,918       266,046
                                           --------    ---------     ---------
Operating loss from franchise
  operations.............................  $(96,032)   $(235,732)    $(435,791)
                                           ========    =========     =========

 7. COMMITMENTS AND CONTINGENCIES

     Leases -- The Companies are committed under noncancelable operating leases expiring at various dates through 2004 for their offices, warehouse and retail facilities. The offices and warehouse are leased from the shareholder of the Companies (Note 11). Minimum future annual rentals under these leases, by year, are as follows:

                                                        RELATED
                                                         PARTY        OTHER
                                                       ----------    --------
Year ending December 31:
  1998...............................................  $  515,124    $ 41,952
  1999...............................................     535,729      37,078
  2000...............................................     557,158      38,561
  2001...............................................     579,444      40,104
  2002...............................................     602,622      41,708
  Thereafter.........................................   1,278,523
                                                       ----------    --------
                                                       $4,068,600    $199,403
                                                       ==========    ========

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

     Rent expense is summarized as follows for the years ended December 31:

                                            1997          1996          1995
                                         ----------    ----------    -----------
                                                                     (UNAUDITED)
Related party..........................  $  629,124    $  629,124    $  629,124
Other..................................     445,743       415,986       394,972
                                         ----------    ----------    ----------
                                         $1,074,867    $1,045,110    $1,024,096
                                         ==========    ==========    ==========

     Litigation -- The Companies are currently involved in litigation incidental to the Companies' business. In the opinion of management, the ultimate resolution of such litigation will not have a significant effect on the accompanying financial statements.

 8. PENSION PLAN

     The Companies have a noncontributory defined benefit pension plan (the
Plan) covering a majority of their employees. The funded status of the Plan is as follows at December 31:

                                                         1997          1996
                                                      ----------    ----------
Plan assets, at fair value..........................  $  970,624    $  996,796
Actuarial present value of benefit obligations:
  Vested benefits...................................     988,597     1,040,888
  Nonvested benefits................................      59,013        50,502
                                                      ----------    ----------
Accumulated benefit obligations.....................  $1,047,610    $1,091,390
                                                      ==========    ==========
Projected benefit obligations for services rendered
  to date...........................................  $1,047,610    $1,091,390
Excess of projected benefit obligations over Plan
  assets............................................      76,986        94,594
Unrecognized net gains..............................      72,970         2,477
Unrecognized net transition asset...................    (112,328)     (117,678)
                                                      ----------    ----------
Accrued pension costs...............................  $   37,628    $   20,607
                                                      ==========    ==========

     The net periodic pension cost of the Plan includes the following components:

                                                         1997         1996
                                                       ---------    ---------
Service costs -- benefits earned during the year.....  $ 146,164    $ 134,640
Interest cost on projected benefit obligations.......     52,562       51,379
Actual return on Plan assets.........................     31,880     (210,106)
(Loss) asset gain deferred...........................   (100,739)     174,928
Amortization of unrecognized net transition asset....      5,350        5,350
                                                       ---------    ---------
Net periodic pension cost............................  $ 135,217    $ 156,191
                                                       =========    =========

     The Companies intend to terminate the Plan during the year ended December 31, 1998. Actuarial assumptions used to determine pension costs and net periodic pension cost reflect this intent to terminate.

     The discount rate used in determining the actuarial present value of projected benefit obligations was 7.0% in 1997 and 1996. The expected long-term rate of return on Plan assets was 5.0% in 1997 and 1996.

     Plan assets consist principally of United States government securities. The Companies' policy is to fund pension costs as they are accrued.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

 9. FOREIGN SALES

     Net sales are summarized as follows for the years ended December 31:

                                         1997           1996           1995
                                      -----------    -----------    -----------
                                                                    (UNAUDITED)
Domestic............................  $27,569,169    $29,374,815    $28,555,702
International.......................    6,179,560      4,655,092      6,086,240
                                      -----------    -----------    -----------
                                      $33,748,729    $34,029,907    $34,641,942
                                      ===========    ===========    ===========

     Domestic sales include Canada.

10. BUSINESS SEGMENTS

     The Companies operate principally in two business segments: magazine publishing and product sales. Other businesses include event production.

     Income from Company-owned operations before unallocated corporate expenses is the excess of operating revenues over operating expenses, including certain corporate expenses, which are allocated to operations of the segments. Identifiable assets by segment are those assets used in the Companies' operations in each business segment.

                                                 MAGAZINE      PRODUCT       OTHER
                                                PUBLISHING      SALES      BUSINESSES   CONSOLIDATED
                                                -----------   ----------   ----------   ------------
1997
Operating revenues............................  $23,638,937   $7,350,166   $2,759,626   $33,748,729
                                                ===========   ==========   ==========   ===========
Income from Company-owned operations before
  unallocated corporate expenses..............  $ 6,261,285   $  559,543   $1,062,548   $ 7,883,376
Unallocated corporate expenses................                                           (5,160,103)
Operating loss from franchise operations......                                              (96,032)
                                                                                        -----------
Income from operations........................                                          $ 2,627,241
                                                                                        ===========
Identifiable assets...........................  $ 5,991,771   $5,495,008   $  594,259   $12,081,038
Corporate assets..............................                                              804,853
                                                                                        -----------
Total assets..................................                                          $12,885,891
                                                                                        ===========
Depreciation and amortization of property and
  equipment...................................  $   158,201   $   78,564   $  141,569   $   378,334
Amortization of intangibles...................  $    11,830   $       --   $   14,535   $    26,365
Capital expenditures..........................  $   119,995   $   68,517   $   84,289   $   272,801

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

                                                 MAGAZINE      PRODUCT       OTHER
                                                PUBLISHING      SALES      BUSINESSES   CONSOLIDATED
                                                -----------   ----------   ----------   ------------
1996
Operating revenues............................  $23,548,358   $7,904,524   $2,577,025   $34,029,907
                                                ===========   ==========   ==========   ===========
Income from Company-owned operations before
  unallocated corporate expenses..............  $ 3,258,113   $  661,864   $  759,185   $ 4,679,162
Unallocated corporate expenses................                                           (5,102,480)
Operating loss from franchise operations......                                             (235,732)
                                                                                        -----------
Loss from operations..........................                                          $  (659,050)
                                                                                        ===========
Identifiable assets...........................  $ 5,299,258   $5,204,072   $  435,889   $10,939,219
Corporate assets..............................                                              558,031
                                                                                        -----------
          Total assets........................                                          $11,497,250
                                                                                        ===========
Depreciation and amortization of property and
  equipment...................................  $   158,458   $   84,652   $  153,296   $   396,406
Amortization of intangibles...................  $     7,242   $       --   $   14,535   $    21,777
Capital expenditures..........................  $    91,505   $   65,848   $   64,276   $   221,629
1995 (UNAUDITED)
Operating revenues............................  $25,761,930   $6,387,287   $2,492,725   $34,641,942
                                                ===========   ==========   ==========   ===========
Income from Company-owned operations before
  unallocated corporate expenses..............  $ 5,655,641   $   39,236   $  423,582   $ 6,118,459
Unallocated corporate expenses................                                            5,970,500
Operating loss from franchise operations......                                             (435,791)
                                                                                        -----------
Loss from operations..........................                                          $   287,832
                                                                                        ===========
Identifiable assets...........................  $ 6,646,603   $5,661,723   $  368,618   $12,676,944
Corporate assets..............................                                              560,851
                                                                                        -----------
          Total assets........................                                          $13,237,795
                                                                                        ===========
Depreciation and amortization of property and
  equipment...................................  $   193,114   $   90,158   $  132,165   $   415,437
Amortization of intangibles...................  $     1,746   $       --   $   17,151   $    18,897
Capital expenditures..........................  $   137,537   $   78,467   $   92,330   $   308,334

11. TRANSACTIONS WITH RELATED PARTIES

     The Companies lease substantially all of their offices, warehouse facilities and retail stores from the shareholder (Note 7). The total rent expense related to these leases was $629,124 for each of the three years ended December 31, 1997. At December 31, 1997 and 1996, the Companies had prepaid expenses and deposit balances related to the leases of $52,417.

     The Companies have two unsecured notes payable due to their shareholder, both due December 31, 1998. The balance of one note was $1,241,908 at December 31, 1997 and 1996. Included in other expense related to interest on this note are $74,514, $54,357 and $14,075 (unaudited) for the years ended December 31, 1997, 1996 and 1995, respectively. The balance of the second note was $1,679,679 at December 31, 1997 and 1996. Included in other expense related to this note is $120,000 for the years ended December 31, 1997 and 1996, and $50,000 (unaudited) for the year ended December 31, 1995.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (UNAUDITED)

     Included in the combined balance sheet at December 31, 1997 is a receivable of $234,305 from the shareholder. The advance bears no interest and is due on demand.

     Newriders, Inc. (Note 12) is a franchise of Easyrider Franchising, Inc. Included in operating loss from franchise operations are royalties from Newriders, Inc. of $108,480 and $5,670 for the years ended December 31, 1997 and 1996, respectively. Accounts receivable, related parties, include $114,150 and $5,670 at December 31, 1997 and 1996, respectively, related to these royalty fees.

     As part of their franchise operations, Newriders, Inc. purchases product from the Companies. Included in revenues are purchases by Newriders, Inc. of $112,088 and $98,322 for the years ended December 31, 1997 and 1996, respectively. Included in accounts receivable, related parties, are $99,240 and $9,477 at December 31, 1997 and 1996, respectively, related to these product purchases. A shareholder of Newriders, Inc. also purchases product from the Companies, independent of purchases by Newriders, Inc. Included in product revenues related to these purchases are $271,342, $356,809 and $393,283 (unaudited) for the years ended December 31, 1997, 1996 and 1995, respectively. Included in accounts receivable, related parties, are $176,174 and $108,920 at December 31, 1997 and 1996, respectively, related to these product purchases.

12. SUBSEQUENT EVENT

     On October 30, 1997, the Companies' sole shareholder signed a binding letter of intent to sell his interests in the Companies to Newriders, Inc. (Note
11) for a combination of stock, cash and notes payable. The acquisition of the Companies by Newriders, Inc. requires approval by the Newriders, Inc. shareholders and sufficient financing for the transaction.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                       CONDENSED COMBINED BALANCE SHEETS

                        AS OF JUNE 30, 1998 (UNAUDITED)


                                     ASSETS


CURRENT ASSETS:
Restricted cash.............................................  $   238,000
Accounts receivable, less allowance for bad debts of
  $205,956..................................................    3,397,863
Inventories.................................................    6,122,383
Prepaid publication costs...................................      685,138
Deferred promotion costs....................................      432,310
Prepaid expenses and other..................................      380,283
Notes and advances receivable -- employees..................      568,802
Accounts receivable, related parties........................      488,525
Receivable from shareholder.................................       49,147
                                                              -----------
     Total current assets...................................   12,362,451
PROPERTY AND EQUIPMENT, net.................................    1,161,658
INTANGIBLE ASSETS, net......................................      169,903
OTHER ASSETS................................................       30,376
                                                              -----------
                                                              $13,724,388
                                                              ===========
CURRENT LIABILITIES:
Bank overdraft..............................................  $   637,148
Accounts payable............................................    1,693,364
Accrued payroll and other expenses..........................      829,740
Current portion of deferred subscription and advertising
  income....................................................    3,221,036
Pension contribution payable................................       72,801
Note payable, shareholder...................................    2,921,587
                                                              -----------
          Total current liabilities.........................    9,375,676
LONG-TERM PORTION OF DEFERRED SUBSCRIPTION AND ADVERTISING
  INCOME....................................................      524,593
OTHER LONG-TERM LIABILITIES.................................       43,895
COMMITMENTS AND CONTINGENCIES...............................
SHAREHOLDER'S EQUITY:
Paisano Publications, Inc. -- Common stock, $50 par value;
  500 shares authorized; 50 shares issued and outstanding...        2,500
Teresi, Inc. -- Common stock, no par value; 10,000 shares
  authorized; 1,000 shares issued and outstanding...........        1,000
Easyrider Franchising, Inc. -- Common stock, no par value;
  10,000 shares authorized; 1,000 shares issued and
  outstanding...............................................      100,000
Easyrider Columbus, Inc. -- Common stock, no par value; 750
  shares authorized; 100 shares issued and outstanding......      100,000
Bros Club, Inc. -- Common stock, no par value; 10,000 shares
  authorized; 500 shares issued and outstanding.............        5,000
Associated Rodeo Riders on Wheels, Inc. -- Common stock, no
  par value; 100,000 shares authorized; 500 shares issued
  and outstanding...........................................          500
Retained earnings...........................................    3,571,224
                                                              -----------
          Total shareholder's equity........................    3,780,224
                                                              -----------
                                                              $13,724,388
                                                              ===========


            See accompanying notes to combined financial statements.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS

          FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 (UNAUDITED)



                                                                 1998           1997
                                                              -----------    -----------
REVENUES....................................................  $16,698,144    $16,776,089
OPERATING COSTS AND EXPENSES:
Cost of revenues............................................   13,854,241     12,629,033
Payroll and employee benefits...............................      916,034      1,324,425
General and administrative..................................    1,074,178      1,063,746
                                                              -----------    -----------
          Total operating costs and expenses................   15,844,453     15,017,204
OPERATING LOSS FROM FRANCHISE OPERATIONS....................      234,530         33,493
                                                              -----------    -----------
INCOME FROM OPERATIONS......................................      619,161      1,725,392
OTHER INCOME (EXPENSE), net.................................      (90,528)       121,254
                                                              -----------    -----------
INCOME BEFORE PROVISION FOR INCOME TAXES....................      528,633      1,846,646
PROVISION FOR INCOME TAXES..................................       23,362         38,350
                                                              -----------    -----------
NET INCOME..................................................  $   505,271    $ 1,808,296
                                                              ===========    ===========


            See accompanying notes to combined financial statements.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

          FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 (UNAUDITED)



                                                                 1998          1997
                                                              -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   505,271   $1,808,296
Adjustments to reconcile net income to net cash (used in)
  provided by operating activities:
  Depreciation and amortization.............................      173,676      196,723
  Gain on sale of available-for-sale securities.............           --     (173,412)
  Changes in operating assets and liabilities:
     Increase in restricted cash............................      (28,000)      (4,859)
     Increase in accounts receivable........................   (1,092,107)    (987,518)
     Increase in inventory..................................     (606,228)    (559,134)
     Increase in prepaid publication costs..................      (67,407)     (36,683)
     Increase in deferred promotion costs...................       (1,097)    (282,514)
     Decrease in prepaid expenses and other.................      303,145       30,875
     Decrease (increase) in notes and advances
      receivable -- employees...............................       63,998       (1,473)
     (Increase) decrease in accounts receivable -- related
      parties...............................................      (98,961)     121,567
     Decrease (increase) in shareholder receivable..........      185,158      (66,559)
     Decrease (increase) in other assets....................        7,422       (2,643)
     Increase in bank overdraft.............................      637,148           --
     Decrease in accounts payable...........................     (276,892)    (359,958)
     Increase (decrease) in accrued payroll and other
      expenses..............................................       20,012      311,752
     Increase in deferred subscription and advertising
      income................................................      153,514      661,159
     Increase in pension contribution payable...............      (13,327)     (86,798)
     (Decrease) (used in) in other long-term liabilities....      (31,375)          --
                                                              -----------   ----------
       Net cash (used in) provided by operating
        activities..........................................     (166,050)     568,821
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net....................     (196,477)     (90,893)
Proceeds from sale of available-for-sale securities.........           --      180,148
                                                              -----------   ----------
       Net cash (used in) provided by investing
        activities..........................................     (196,477)      89,255
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     (362,527)     658,076
CASH AND CASH EQUIVALENTS, beginning of period..............      362,527      837,772
                                                              -----------   ----------
CASH AND CASH EQUIVALENTS, end of period....................  $        --   $1,495,848
                                                              ===========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -- Cash
  paid during the period for interest.......................  $        --   $       --
SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS --
  Dividend of accounts receivable at fair value.............  $   125,854           --
                                                              ===========   ==========


            See accompanying notes to combined financial statements.

                   PAISANO PUBLICATIONS, INC. AND AFFILIATES

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

          FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 (UNAUDITED)


 1. BASIS OF PRESENTATION


     The information set forth in these condensed financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 is unaudited. The information reflects all adjustments consisting only of normal recurring entries that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods indicated. Results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results of operations for the full fiscal year.


     Certain information in the footnote disclosures normally included in the annual financial statements has been condensed or omitted, in accordance with the rules and regulations of the Securities and Exchange Commission.

     The information in these interim statements should be read in conjunction with the Company's audited financial statements as of December 31, 1997 contained elsewhere in this Prospectus.

                          INDEPENDENT AUDITORS' REPORT


To M & B Restaurants, L.C.

(dba El Paso Bar-B-Que Company):


     We have audited the accompanying balance sheets of M & B Restaurants, L.C. (dba El Paso Bar-B-Que Company) (the Company) as of December 30, 1997 and December 31, 1996, and the related statements of operations, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, such financial statements present fairly, in all material respects, the financial position of M & B Restaurants, L.C. at December 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

Costa Mesa, California
March 2, 1998

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 30,    DECEMBER 31,
                                                                  1997            1996
                                                              ------------    ------------
CURRENT ASSETS:
Cash and cash equivalents...................................   $  219,000      $  488,000
Accounts receivable, net....................................       74,000          63,000
Inventories (Note 2)........................................       37,000          33,000
Prepaid expenses and other..................................       56,000          39,000
                                                               ----------      ----------
     Total current assets...................................      386,000         623,000
PROPERTY AND EQUIPMENT, net (Notes 3, 4 and 5)..............    2,746,000       1,767,000
DEPOSIT ON TRADEMARK........................................                      275,000
TRADEMARK, net..............................................      924,000
DEFERRED FINANCING COSTS, net...............................      161,000          70,000
OTHER ASSETS................................................      156,000          51,000
                                                               ----------      ----------
     Total assets...........................................   $4,373,000      $2,786,000
                                                               ==========      ==========
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt (Note 4)...............   $  240,000      $  143,000
Accounts payable............................................      537,000         224,000
Accrued expenses and other current liabilities..............      400,000         374,000
                                                               ----------      ----------
     Total current liabilities..............................    1,177,000         741,000
DEFERRED LEASE INCENTIVE (Note 5)...........................      250,000         250,000
LONG-TERM DEBT, net of current maturities (Note 4)..........    2,370,000       1,087,000
COMMITMENTS AND CONTINGENCIES (Note 5)
MEMBERS' EQUITY:
Members' capital............................................      990,000       1,086,000
Accumulated deficit.........................................     (414,000)       (378,000)
                                                               ----------      ----------
     Total members' equity..................................      576,000         708,000
                                                               ----------      ----------
          Total liabilities and members' equity.............   $4,373,000      $2,786,000
                                                               ==========      ==========

              See accompanying notes to the financial statements.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                              DECEMBER 30,    DECEMBER 31,
                                                                  1997            1996
                                                              ------------    ------------
SALES.......................................................   $8,562,000      $6,701,000
OPERATING EXPENSES:
Cost of sales:
  Food costs................................................    2,708,000       2,152,000
  Labor costs...............................................    2,871,000       2,321,000
  Other.....................................................    1,052,000         885,000
                                                               ----------      ----------
          Total cost of sales...............................    6,631,000       5,358,000
GENERAL AND ADMINISTRATIVE..................................    1,527,000       1,067,000
DEPRECIATION AND AMORTIZATION...............................      262,000          91,000
                                                               ----------      ----------
          Total operating expenses..........................    8,420,000       6,516,000
                                                               ----------      ----------
OPERATING INCOME............................................      142,000         185,000
INTEREST EXPENSE, net.......................................      183,000         153,000
OTHER INCOME, net
                                                                   (5,000)        (13,000)
                                                               ----------      ----------
NET (LOSS) INCOME...........................................   $  (36,000)     $   45,000
                                                               ==========      ==========

              See accompanying notes to the financial statements.

                             M & B RESTAURANTS L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                                                              MEMBERS'    ACCUMULATED
                                                              CAPITAL       DEFICIT       TOTAL
                                                             ----------   -----------   ----------
BALANCE, January 1, 1996...................................  $  299,000    $(423,000)   $ (124,000)
Member contributions.......................................   1,000,000                  1,000,000
Distributions to members...................................    (213,000)                  (213,000)
Net income.................................................                   45,000        45,000
                                                             ----------    ---------    ----------
BALANCE, December 31, 1996.................................   1,086,000     (378,000)      708,000
Member contributions.......................................     150,000                    150,000
Distributions to members...................................    (246,000)                  (246,000)
Net loss...................................................                  (36,000)      (36,000)
                                                             ----------    ---------    ----------
BALANCE, December 30, 1997.................................  $  990,000    $(414,000)   $  576,000
                                                             ==========    =========    ==========

              See accompanying notes to the financial statements.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                              DECEMBER 30,    DECEMBER 31,
                                                                  1997            1996
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income...........................................  $   (36,000)    $    45,000
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
  Depreciation and amortization.............................      262,000          91,000
  Gain from sale of asset...................................                       (1,000)
  Changes in assets and liabilities:
     Accounts receivable....................................      (11,000)        (16,000)
     Inventories............................................       (4,000)         (3,000)
     Prepaid expenses and other.............................      (17,000)         33,000
     Other assets...........................................     (105,000)        (31,000)
     Accounts payable.......................................      313,000         114,000
     Accrued expenses and other current liabilities.........       26,000          22,000
                                                              -----------     -----------
          Net cash provided by operating activities.........      428,000         254,000
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Sale of vehicle.............................................                       10,000
Purchases of property and equipment.........................   (1,169,000)       (452,000)
Purchase of trademark.......................................     (720,000)       (275,000)
                                                              -----------     -----------
          Net cash used in investing activities.............   (1,889,000)       (717,000)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Capital contributions.......................................      150,000       1,000,000
Proceeds from long-term debt................................    1,573,000       1,267,000
Principal payments on long-term debt........................     (193,000)     (1,101,000)
Deferred financing costs....................................      (92,000)        (60,000)
Distributions to members....................................     (246,000)       (213,000)
                                                              -----------     -----------
          Net cash provided by financing activities.........    1,192,000         893,000
                                                              -----------     -----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS............     (269,000)        430,000
CASH AND CASH EQUIVALENTS, beginning of year................      488,000          58,000
                                                              -----------     -----------
CASH AND CASH EQUIVALENTS, end of year......................  $   219,000     $   488,000
                                                              ===========     ===========
SUPPLEMENTAL CASH FLOW INFORMATION --
  Cash paid for interest....................................  $   171,000     $   159,000
                                                              ===========     ===========

     SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY -- During 1996, the Company entered into a lease extension for its Glendale, Arizona facility (Note
5). Under the terms of the extension agreement, equipment with a fair value of $250,000 was conveyed to the Company as a lease incentive.

              See accompanying notes to the financial statements.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 30, 1997 AND DECEMBER 31, 1996

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Organization and Basis of Presentation -- M & B Restaurants, L.C. (dba El Paso Bar-B-Que Company) (the Company) was formed September 13, 1994 as a limited liability company under the Texas Limited Liability Company Act.


     The financial statements reflect the accounts and activities of the Company's four restaurant locations: the Tulsa, Oklahoma location, and the Ahwatukee, Glendale and Scottsdale, Arizona locations.

     Fiscal Year -- The Company operates on a fifty-two or fifty-three week fiscal year ending on the Tuesday nearest December 31.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Credit Risk -- Accounts receivable are primarily due from customers of the Company's restaurants and major credit card companies. No significant losses on accounts receivable were experienced during fiscal years 1997 and 1996.

     Cash and Cash Equivalents -- For purposes of the statement of cash flows, cash equivalents include cash on hand and highly-liquid investments with original maturities of three months or less.

     Inventories -- Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment -- Property and equipment are recorded at cost. When assets are considered to be impaired they are recorded at the lower of cost or estimated at fair value. All property and equipment is depreciated at annual rates based upon the estimated useful lives of the assets on the straight-line method. Restaurant equipment is generally depreciated over a period of one to five years. Leasehold improvements are amortized based on the estimated useful lives of the assets or terms of the leases, whichever is shorter.

     Trademark -- During the year ended December 30, 1997, the Company completed its acquisition of the El Paso Bar-B-Que Company trademark from a third party for aggregate consideration of $995,000. The trademark is being amortized over seven years using the straight-line method. Accumulated amortization totaled $71,000 at December 30, 1997.

     Deferred Financing Costs -- Costs incurred in obtaining financing are deferred and amortized over the term of the related debt.

     Income Taxes -- For income tax purposes, the Company is taxed as a partnership whereby the income (loss) of the Company, as well as income tax credits and tax preference items, are recognized on the personal income tax returns of the members of the Company. Accordingly, income taxes are not reflected in these financial statements.

     Start-Up and Preopening Costs -- Start-up and preopening costs incurred in connection with a new restaurant becoming operational are charged to expense as incurred.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          FOR THE YEARS ENDED DECEMBER 30, 1997 AND DECEMBER 31, 1996

 2. INVENTORIES

     Inventories consist of the following:

                                                          1997         1996
                                                         -------      -------
Food.................................................    $23,000      $20,000
Liquor...............................................     13,000       13,000
Souvenirs............................................      1,000           --
                                                         -------      -------
                                                         $37,000      $33,000
                                                         =======      =======

 3. PROPERTY AND EQUIPMENT

     Property and equipment costs consists of the following:

                                                     DECEMBER 30,    DECEMBER 31,
                                                         1997            1996
                                                     ------------    ------------
Cafeteria equipment................................   $1,186,000      $  667,000
Leasehold improvements and office equipment........    1,834,000       1,128,000
Automobiles........................................       19,000              --
Construction in progress...........................           --          82,000
                                                      ----------      ----------
                                                       3,039,000       1,877,000
Less accumulated depreciation......................     (293,000)       (110,000)
                                                      ----------      ----------
                                                      $2,746,000      $1,767,000
                                                      ==========      ==========

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          FOR THE YEARS ENDED DECEMBER 30, 1997 AND DECEMBER 31, 1996

 4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt consists of the following:

                                                             DECEMBER 30,    DECEMBER 31,
                                                                 1997            1996
                                                             ------------    ------------
Note payable to AT&T Small Business Lending Corporation,
  dated June 30, 1997 in the amount of $1,500,000. The note
  bears interest at 11% with monthly principal and interest
  payments of $20,663 through July 1, 2007 and is
  collateralized by property and equipment.................   $1,457,000      $       --
Notes payable to The Plains National Bank, dated May 1,
  1996 with original principal amounts of $1,017,000. The
  notes payable are collateralized by all property and
  equipment and require monthly principal and interest
  payments of $15,364 and are due in January 2001. Interest
  is variable based upon the prime rate plus 1% (9.5% at
  December 30, 1997).......................................      858,000         958,000
Note payable to SWH, L.L.C. originated as a result of a
  lease agreement entered into on May 15, 1995, for
  improvements to the leased property that is located in
  Scottsdale, Arizona. The note payable requires monthly
  payments of principal and interest of $3,373 through
  February 2006 and bears interest at 10.5%................      220,000         236,000
Capital lease payable to CLG, Inc. dated April 12, 1995.
  Original amount of $78,120 due in monthly payments of
  $2,622 with a maturity date of April 1998. The note bears
  interest at 19.5% and is collateralized by computer
  equipment................................................        8,000          36,000
Capital lease payable to CDP Services (Ramanco
  International) dated April 14, 1997. Original amount of
  $43,205 due in monthly payments of $987 through May 1,
  2002. The note bears interest at 13.20% and is
  collateralized by certain equipment......................       40,000
Capital lease payable to Lease Acceptance Corporation dated
  May 22, 1997. Original amount of $5,200 due in monthly
  payments of $178 through March 1, 2000. The note bears
  interest at 13.99% and is collateralized by leased
  equipment................................................        4,000              --
Capital lease payable to Lease Acceptance Corporation dated
  August 18, 1997. Original amount of $5,200 due in monthly
  payments of $166 through August 13, 2000. The note bears
  interest at 9.29% and is collateralized by leased
  equipment................................................        5,000
Capital lease payable to Budget Resale Incorporated dated
  July 23, 1997. Original amount of $19,422 due in monthly
  payments of $485 through August 1, 2001. The note bears
  interest at 9.00% and is collateralized by the leased
  automobile...............................................       18,000
                                                              ----------      ----------
                                                               2,610,000       1,230,000
Less principal maturities due within one year..............     (240,000)       (143,000)
                                                              ----------      ----------
          Total long-term debt and capital lease
            obligations....................................   $2,370,000      $1,087,000
                                                              ==========      ==========

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          FOR THE YEARS ENDED DECEMBER 30, 1997 AND DECEMBER 31, 1996

     At December 30, 1997, maturities of long-term debt and capital lease obligations are as follows:

                                                      CAPITAL LEASE    LONG-TERM
                                                       OBLIGATIONS        DEBT
                                                      -------------    ----------
Fiscal year ending:
  1998..............................................    $ 29,000       $  216,000
  1999..............................................      26,000          239,000
  2000..............................................      19,000          259,000
  2001..............................................      16,000          663,000
  2002..............................................       5,000          169,000
  Thereafter........................................                      989,000
                                                        --------       ----------
                                                          95,000       $2,535,000
                                                                       ==========
Less amounts representing interest..................     (20,000)
                                                        --------
Present value of net minimum lease payments.........    $ 75,000
                                                        ========

     The present value of net minimum lease payments of $24,000 at December 30, 1997 is included in the accompanying consolidated balance sheets under current portion of long-term debt.

     Property under capital leases at December 30, 1997 consists of the following:

Office equipment............................................  $132,725
Less accumulated depreciation...............................   (31,216)
                                                              --------
                                                              $101,509
                                                              ========

 5. OPERATING LEASES

     The Company leases certain of its facilities and equipment under triple net operating leases. Under the terms of the leases, the Company is required to pay certain costs of the leased properties including taxes, insurance and utilities. Future minimum lease payments under operating leases are as follows:

1998.............................................  $  506,000
1999.............................................     509,000
2000.............................................     516,000
2001.............................................     563,000
2002.............................................     566,000
Thereafter.......................................   2,379,000
                                                   ----------
                                                   $5,039,000
                                                   ==========

     Tulsa, Oklahoma and Glendale, Arizona Leases -- On September 30, 1994, the Company entered into a lease and sublease agreement (the Lease Agreement) with Cafeteria Operators, L.P. for certain properties, property improvements and existing equipment in Tulsa, Oklahoma and Glendale, Arizona. On September 30, 1996, the Lease Agreement was amended. As amended, the Lease Agreement expires for the Tulsa, Oklahoma property on December 31, 2003, without option. The Lease Agreement also is extended for the Glendale, Arizona property through December 31, 2007, with two five-year options available. In connection with the amendment, Cafeteria Operators, L.P. conveyed to the Company all equipment with a fair value of $250,000 located at the Glendale, Arizona property. The conveyance of the equipment was recorded as a deferred lease incentive on the Company's balance sheets.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          FOR THE YEARS ENDED DECEMBER 30, 1997 AND DECEMBER 31, 1996

     Rent expense relating to such operating leases aggregated $550,000 and $407,000 for the years ended December 30, 1997 and December 31, 1996, respectively.

 6. SALE OF COMPANY

     On October 7, 1997, the Members of the Company entered into a binding letter of intent to exchange their ownership interests in the Company for an ownership interest in Newriders, Inc. The acquisition of the Company by Newriders, Inc. requires approval by Newriders, Inc. shareholders. An officer of Newriders, Inc. also has an ownership interest in the Company. Additionally, William Prather, a member of the Company, became Chief Executive Officer of Newriders, Inc.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)


                            CONDENSED BALANCE SHEET


                        AS OF JUNE 30, 1998 (UNAUDITED)



                                     ASSETS

CURRENT ASSETS:
Cash and cash equivalents...................................  $  224,008
Accounts receivable, net....................................     166,735
Inventories.................................................      37,673
Prepaid expenses and other..................................      38,600
                                                              ----------
          Total current assets..............................     467,016
PROPERTY AND EQUIPMENT, net.................................   2,654,717
TRADEMARK, net..............................................     856,269
DEFERRED FINANCING COSTS, net...............................     152,200
OTHER ASSETS................................................     122,200
                                                              ----------
          Total assets......................................  $4,252,402
                                                              ==========
                    LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt........................  $  232,545
Accounts payable............................................     313,399
Accrued expenses and other current liabilities..............     478,354
                                                              ----------
          Total current liabilities.........................   1,024,298
DEFERRED LEASE INCENTIVE....................................     250,000
LONG-TERM DEBT, net of current maturities...................   2,251,194
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY:
Members' capital............................................     816,360
Accumulated deficit.........................................     (89,450)
                                                              ----------
          Total members' equity.............................     726,910
                                                              ----------
          Total liabilities and members' equity.............  $4,252,402
                                                              ==========


              See accompanying notes to the financial statements.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS

      FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JULY 1, 1997 (UNAUDITED)



                                                                 1998          1997
                                                              ----------    ----------
SALES.......................................................  $5,444,650    $3,712,968
OPERATING EXPENSES:
Cost of sales:
  Food costs................................................   1,532,638     1,121,691
  Labor costs...............................................   1,528,307     1,076,408
  Other.....................................................     107,515        70,680
                                                              ----------    ----------
          Total cost of sales...............................   3,168,460     2,268,779
GENERAL AND ADMINISTRATIVE..................................   1,610,556     1,172,853
DEPRECIATION AND AMORTIZATION...............................     204,215        86,168
                                                              ----------    ----------
          Total operating expenses..........................   4,983,231     3,527,800
                                                              ----------    ----------
OPERATING INCOME............................................     461,419       185,168
INTEREST EXPENSE, net.......................................     136,869        79,447
                                                              ----------    ----------
          NET INCOME........................................  $  324,550    $  105,721
                                                              ==========    ==========


              See accompanying notes to the financial statements.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                            STATEMENTS OF CASH FLOWS

      FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JULY 1, 1997 (UNAUDITED)



                                                                1998        1997
                                                              --------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $324,550    $ 105,721
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation and amortization.............................   204,215       86,168
  Changes in assets and liabilities:
     Accounts receivable....................................   (92,680)       6,435
     Inventories............................................      (433)       3,987
     Prepaid expenses and other.............................    17,122     (151,477)
     Other assets...........................................    33,501     (540,751)
     Accounts payable.......................................  (223,601)      67,516
     Accrued expenses and other current liabilities.........    78,484      266,805
                                                              --------    ---------
          Net cash provided by (used in) operating
            activities......................................   341,158     (155,596)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Trademark.....................................        --     (720,000)
  Purchases of property and equipment.......................   (35,982)    (947,647)
                                                              --------    ---------
  Net cash used in investing activities.....................   (35,982)   (1,667,647)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt................................        --    1,518,843
Principal payments on long-term debt........................  (126,480)     (12,520)
Deferred financing costs....................................        --      (30,000)
Capital contributions.......................................         0       50,000
Distributions to members....................................  (173,282)     (83,412)
                                                              --------    ---------
          Net cash provided by (used in) financing
            activities......................................  (299,762)   1,442,911
                                                              --------    ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............     5,414     (380,332)
CASH AND CASH EQUIVALENTS, beginning of period..............   218,594      488,000
                                                              --------    ---------
CASH AND CASH EQUIVALENTS, end of period....................  $224,008    $ 107,668
                                                              ========    =========
SUPPLEMENTAL CASH FLOW INFORMATION -- Cash paid for
  interest..................................................  $125,214    $  94,322
                                                              ========    =========


              See accompanying notes to the financial statements.

                            M & B RESTAURANTS, L.C.

                        (DBA EL PASO BAR-B-QUE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

            FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JULY 1, 1997

                                  (UNAUDITED)

 1. BASIS OF PRESENTATION


     The information set forth in these condensed financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and July 1, 1997 is unaudited. The information reflects all adjustments consisting only of normal recurring entries that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods indicated. Results of operations for the six months ended June 30, 1998 and July 1, 1997 are not necessarily indicative of the results of operations for the full fiscal year.


     Certain information in the footnote disclosures normally included in the annual financial statements has been condensed or omitted, in accordance with the rules and regulations of the Securities and Exchange Commission.

     The information in these interim statements should be read in conjunction with the Company's audited annual financial statements as of December 31, 1997 contained elsewhere in this Prospectus.

                                   ADDENDUM A

                                MERGER AGREEMENT

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization (this "Agreement") is made and entered into as of June 30, 1998 by and among Newriders, Inc., a Nevada corporation ("Newriders"), Easyriders, Inc., a Delaware corporation and wholly-owned subsidiary of Newriders ("Newco #1") and Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Newco #1 ("Newco #2").

                                    RECITALS


     WHEREAS, simultaneously with the execution of this Agreement, Newriders, Newco #1, Joseph Teresi and several companies owned by Mr. Teresi (the "Paisano Companies") are entering into a stock contribution and sale agreement (the "Paisano Agreement") whereby Mr. Teresi will contribute to Newco #1 and Easyriders Sub II, Inc., a California corporation and wholly-owned subsidiary of Newco #1 ("Newco #3"), all of the outstanding shares of capital stock of the Paisano Companies in exchange for 6,493,507 shares of common stock of Newco #1, a promissory note of Newco #3 in the principal amount of $15,000,000 payable at closing, and notes aggregating $13,000,000, as part of a transaction (the "Section 351 Transaction") described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");


     WHEREAS, simultaneously with the execution of this Agreement, Newriders, Newco #1, John Martin, William E. Prather and Marna Prather and M&B Restaurants LC, d/b/a El Paso Barbeque ("El Paso") are entering into an LLC interest contribution agreement (the "El Paso Agreement") whereby Mr. Martin and Mr. and Mrs. Prather will contribute to Newco #1 all of the outstanding LLC interests of El Paso in exchange for an aggregate of 2,000,000 shares of common stock of Newco #1, as part of the Section 351 Transaction;

     WHEREAS, immediately after the transactions contemplated by Sections 2.1 and 2.2(a) and (b) of the Paisano Agreement and 2.2 of the El Paso Agreement have occurred but before the transactions specified in Sections 2.2 (c) and (d) of the Paisano Agreement have occurred, (i) Newco #2 will merge into Newriders,
(ii) the common stock of Newco #2 held by Newco #1 will be converted into one share of Newriders common stock (constituting all of the outstanding capital stock of Newriders) and (iii) the common stock of Newriders not held by Newco #1 will be converted into common stock of Newco #1 on the basis of one half of one share of common stock of Newco #1 for each share of common stock of Newriders not held by Newco #1 (the "Reorganization").

     WHEREAS, for federal income tax purposes, the parties intend and expect that the Reorganization qualifies as a reorganization under the provisions of Sections 368(a)(1)(A), 368(a)(2)(E) and 351 of the Code.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the provisions set forth below, and subject to the terms and conditions set forth herein, the parties agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, immediately after the transactions contemplated by Sections 2.1 and 2.2(a) and (b) of the Paisano Agreement and 2.2 of the El Paso Agreement have occurred but before the transactions specified in Sections 2.2 (c) and (d) of the Paisano Agreement have occurred, articles of merger, in the form attached hereto as Exhibit A ("Articles of Merger") providing for the merger of Newco #2 with and into Newriders (the "Merger") shall be duly prepared, executed and filed by Newriders, as the Surviving Corporation (the "Surviving Corporation") in accordance with the relevant provisions of Chapter 92A of the Nevada Revised Statutes (the "NRS") and the parties hereto shall take any and all other actions required by law to make the Merger effective. Following the

Merger, Newriders shall continue as the Surviving Corporation and the separate corporate existence of Newco #2 shall cease. The time the Merger becomes effective is referred to herein as the "Effective Time," and the date on which the Effective Time occurs is referred to as the "Closing Date." Prior to the filing of the Articles of Merger, a closing shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 1999 Avenue of the Stars, Suite 1600, Los Angeles, California 90067.

     SECTION 1.2 Effects of the Merger. The Merger shall have the effects set forth in the NRS. As of the Effective Time, the Surviving Corporation shall be a wholly owned subsidiary of Newco #1.

     SECTION 1.3 Directors. The directors of Newco #2 immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation.

     SECTION 1.4 Officers. The officers of Newco #2 immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

     SECTION 1.5 Certificate of Incorporation. Newriders' Certificate of Incorporation, as in effect immediately before the Effective Time, will be amended and restated to read in its entirety as set forth in Exhibit B, and as so amended will be the Certificate of Incorporation of the Surviving Corporation.

     SECTION 1.6 Bylaws. Newriders' by-laws, as in effect immediately before the Effective Time, will be amended and restated to read in their entirety as set forth in the attached Exhibit C, and as so amended and restated will be the by-laws of the Surviving Corporation.

     SECTION 1.7 Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of Newco #1, Newco #2, Newriders or the holders of any of the following securities:

        (a) All of the issued and outstanding shares of common stock, par value $.01 per share, of Newco #2, shall be converted into the right to receive one share of the Surviving Corporation (constituting all of the outstanding capital stock of the Surviving Corporation).

        (b) Each issued and outstanding share of the common stock of Newriders not held by Newco #1 ("Newriders Stock") (other than any Dissenting Shares (as defined below)) shall be converted into the right to receive one half of one fully paid and nonassessable share of common stock, par value $.001 per share, of Newco #1 (the "Newco #1 Stock").

        (c) The shares of common stock of Newriders held directly or indirectly by Newriders (the "Treasury Shares") will be canceled and will cease to exist, and no payment will be made with respect thereto.

        (d) The issued and outstanding share of the common stock of Newco #1 held by Newriders shall be canceled and retired and cease to exist.

     SECTION 1.8 Dissenting Shares. Each share of common stock of Newriders that, immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to
Section 92A.380 of the NRS ("Dissenting Shares") will not be converted into or represent the right to receive the consideration referred to in Section 1.7(b) hereof. Instead, the holders of Dissenting Shares will be entitled to receive payment of the appraised value of such shares in accordance with the provisions of the NRS, except that all Dissenting Shares held by stockholders who withdraw, fail to perfect, or otherwise lose their appraisal rights with respect to Dissenting Shares will thereupon be deemed to have converted such shares into shares of common stock of Newco #1 pursuant to Section 1.7 hereof.

     SECTION 1.9 Tax Consequences. It is intended by the parties that the Merger and Reorganization shall constitute a reorganization within the meaning of Sections 368(a)(1)(A), 368(a)(2)(E) and 351 of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

                                   ARTICLE 2.

                              EXCHANGE PROCEDURES

     SECTION 2.1 Certificates. After the Effective Time, stock certificates (each, a "Certificate," and collectively, the "Certificates") representing shares of Newriders Stock that have been converted in the Merger into the right to receive shares of Newco #1 Stock will be conclusively deemed to represent such shares of Newco #1 Stock.

     SECTION 2.2 Exchange of Certificates. As promptly as practicable after the Effective Time, Newco #1 or its transfer agent for Newco #1 Stock will send to each former Newriders stockholder transmittal materials for use in exchanging their Certificates for certificates for the shares of Newco #1 Stock into which such shares of Newriders Stock have been converted. Upon surrender of a Certificate to Newco #1 or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other reasonably required documents, the holder of such Certificate will be entitled to receive, in exchange therefor, a certificate for the number of shares of Newco #1 Stock to which such holder is entitled and such Certificate will be canceled. Upon exchange hereunder Newco #1 shall not be required to issue stock certificates representing fractions of shares of Newco #1 Stock. Instead Newco #1 will issue one additional share of Newco #1 Stock in lieu of the final fraction of a share of Newco #1 Stock.

     SECTION 2.3 Distributions. No dividend or other distribution payable after the Effective Time with respect to Newco #1 Stock will be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder will receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

     SECTION 2.4 No Transfers. After the Effective Time, no transfers of shares of Newriders Stock will be made in the stock transfer books of Newriders. If, after the Effective Time, Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for Newriders Stock, they will be canceled and exchanged for the shares of Newco #1 Stock deliverable in respect thereof as determined in accordance with this Agreement (or returned to the presenting person, if such Certificate represents Dissenting Shares).

     SECTION 2.5 Termination of Rights. After the Effective Time, holders of Newriders Stock will cease to be, and will have no rights as, stockholders of Newriders, other than (i) in the case of shares other than Dissenting Shares, the right to receive shares of Newco #1 Stock into which such shares of Newriders Stock have been converted, as provided in this Agreement, and (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under the NRS.

     SECTION 2.6 Abandoned Property. Neither Newco #1, Newriders nor any other person will be liable to any holder or former holder of shares of Newriders Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

     SECTION 2.7 Lost Certificates, Etc. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to such loss, theft or destruction, and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed, and the receipt by Newco #1 or its transfer agent for Newco #1 Stock of appropriate and customary indemnification, Newco #1 or such transfer agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Newco #1 stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Agreement.

     SECTION 2.8 Company Stock Options. After the Effective Time, each option to purchase shares of Newriders Stock granted under Newriders Stock Option Plan that is outstanding immediately before the Effective Time (a "Newriders Option") will be deemed to be an option granted pursuant to Newco #1's Stock Option Plan and the holder thereof will be entitled, in accordance with the terms of such Newriders Option, to purchase from Newco #1 up to a number of whole shares of Newco #1 Stock equal to one half of the number of shares of Newriders Stock subject to such Newriders Option at an exercise price per share equal to two times the exercise price per share of such Newriders Option. All other options, warrants and other convertible securities of Newriders outstanding immediately before the Effective Time will be deemed to be an option, warrant or other convertible security exercisable for or convertible into Newco #1 Stock in an amount equal to one half of the number of shares of Newriders Stock subject to such option, warrant or other convertible security, at an exercise price or conversion ratio equal to two times the exercise price or conversion ration applicable to such option, warrant or other convertible security of Newriders. No scrip or fractional share interests will be issued in connection with the exercise of any Newriders Option or any other option, warrant or other convertible security of Newriders. Instead, Newco #1 will issue one additional share of Newco #1 Stock in lieu of the final fraction of a share of Newco #1 Stock. Except for the foregoing, each Newriders Option and all other options, warrants or other convertible securities of Newriders will remain subject after the Effective Time to the same terms and conditions (including without limitation those with respect to dates on which and the proportionate extent to which such Newriders Options or such other option, warrant or other convertible security of Newriders may be exercised or converted) as were applicable to such Newriders Option or such other options, warrants or other convertible securities of Newriders immediately before the Effective Time.

                                   ARTICLE 3.

                               CLOSING CONDITIONS

     SECTION 3.1 Conditions to the Obligations of the Parties. The obligations of each of the parties hereto to complete the Reorganization is subject to the prior or simultaneous consummation of the transactions contemplated by the Paisano Agreement and the El Paso Agreement.

                                   ARTICLE 4.

                                 MISCELLANEOUS

     SECTION 4.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of Nevada.

     SECTION 4.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     SECTION 4.3 Complete Agreement. This Agreement, the Paisano Agreement and the El Paso Agreement contain or will contain the entire agreement among the parties with respect to the Reorganization and shall supersede in its entirety all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

     SECTION 4.4 Modifications, Amendments and Waivers. This Agreement may be modified, amended or otherwise supplemented by a writing signed by all of the parties. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

     SECTION 4.5 Equitable Remedies. In addition to legal remedies, in recognition of the fact that remedies at law may not be sufficient, the parties (and their permitted successors and assigns) shall be entitled to equitable remedies for breaches or defaults hereunder, including, without limitation, specific performance and injunction.

     SECTION 4.6 Attorneys Fees and Costs. Should any party institute any action or proceeding in any court to enforce any provision of this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

     SECTION 4.7 Further Assurances. Each party shall execute and deliver such further instruments and take such further actions as any other party may reasonably request in order to carry out the intent of this Agreement and to consummate the Reorganization.

     SECTION 4.8  Contract Interpretation: Construction of Agreement.

        (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, exhibit, schedule, preamble, recital and party references are to this Agreement unless otherwise stated.

        (b) No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
                                          NEWRIDERS

                                          NEWRIDERS, INC.
                                          a Nevada corporation

                                          By:    /s/ WILLIAM E. PRATHER
                                            ------------------------------------
                                            Name: William E. Prather
                                            Title: President and Chief Executive
                                              Officer

                                          NEWCO #1

                                          EASYRIDERS, INC.
                                          a Delaware corporation

                                          By:    /s/ WILLIAM E. PRATHER
                                            ------------------------------------
                                            Name: William E. Prather
                                            Title: President

                                          NEWCO #2

                                          EASYRIDERS SUB, INC.
                                          a Nevada corporation

                                          By:    /s/ WILLIAM E. PRATHER
                                            ------------------------------------
                                            Name: William E. Prather
                                            Title: President

                                                                       EXHIBIT A

                               ARTICLES OF MERGER

                                       OF

                              EASYRIDERS SUB, INC.

                                      INTO

                                NEWRIDERS, INC.

     FIRST: The name of the surviving entity is NEWRIDERS, INC., and its place of organization and governing law is the State of Nevada. The name of the corporation being merged into the surviving entity is EASYRIDERS SUB, INC., and its place of organization and governing law is the State of Nevada.

     SECOND: An Agreement and Plan of Merger and Reorganization (the "Merger Agreement") was adopted by the board of directors of Easyriders Sub, Inc. and the board of directors of Newriders, Inc.

     THIRD: The Merger Agreement was approved by Easyriders, Inc. as the parent entity and sole stockholder of Easyriders Sub, Inc. by written consent. The Merger Agreement was submitted to the owners of Newriders, Inc. pursuant to Chapter 92A of the Nevada Revised Statutes. The holders of common stock of Newriders, Inc. were entitled to 100% of the vote on the Merger Agreement. The total number of outstanding shares of common stock of Newriders, Inc. entitled
to vote on the Merger Agreement was and is                shares. The percentage
vote required was more than 50%. The number of shares of common stock voting to
approve the Merger Agreement was                or      %.

     FOURTH: The Merger Agreement is hereinafter set forth in its entirety as Exhibit A, attached hereto.

     FIFTH: The Certificate of Incorporation of Newriders, Inc. will be amended and restated to read in its entirety as set forth in Exhibit B, attached hereto, and as so amended will be the Certificate of Incorporation of the surviving entity.

     SIXTH: This merger shall be effective on             , 1998.

                                          NEWRIDERS, INC.,
                                          A Nevada corporation

                                          By:

                                          --------------------------------------
                                          William E. Prather, President

                                          By:

                                          --------------------------------------
                                          Hal H. Bolen II, Secretary

                                          EASYRIDERS SUB, INC.,
                                          A Nevada corporation

                                          By:

                                          --------------------------------------
                                          William E. Prather, President

                                          By:

                                          --------------------------------------
                                          William R. Nordstrom, Secretary

STATE OF NEVADA

COUNTY OF
                       ss:

     The foregoing instrument was acknowledged before me on this
day of             , 1998, by William E. Prather, as President of Newriders,
Inc. on behalf of the corporation.

                                          --------------------------------------
                                          NOTARY PUBLIC
                                          My commission expires:

         -----------------------------------------------------------------------
STATE OF NEVADA

COUNTY OF
                       ss:

     The foregoing instrument was acknowledged before me on this      day of
            , 1998, by Hal H. Bolen II, as Secretary of Newriders, Inc. on behalf of the corporation.

                                          --------------------------------------
                                          NOTARY PUBLIC
                                          My commission expires:

         -----------------------------------------------------------------------
STATE OF NEVADA

COUNTY OF
                       ss:

     The foregoing instrument was acknowledged before me on this
day of             , 1998, by William E. Prather, as President of Easyriders
Sub, Inc. on behalf of the corporation.

                                          --------------------------------------
                                          NOTARY PUBLIC
                                          My commission expires:

         -----------------------------------------------------------------------
STATE OF NEVADA

COUNTY OF
                       ss:

     The foregoing instrument was acknowledged before me on this
day of             , 1998, by William R. Nordstrom, as Secretary of Easyriders
Sub, Inc. on behalf of the corporation.

                                          --------------------------------------
                                          NOTARY PUBLIC
                                          My commission expires:

         -----------------------------------------------------------------------

                                   ADDENDUM B

                               PAISANO AGREEMENT

                               TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----
STOCK CONTRIBUTION AND SALE AGREEMENT........................................   B-1
ARTICLE  1.  DEFINITIONS.....................................................   B-2
ARTICLE  2.  CONTRIBUTION OF STOCK...........................................   B-5
  Section  2.1   Contribution of Stock.......................................   B-5
  Section  2.2   Exchange....................................................   B-5
  Section  2.3   Exchange Amount Adjustment..................................   B-6
  Section  2.4   Adjustment Procedure........................................   B-6
  Section  2.5   Closing.....................................................   B-7
ARTICLE  3.  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR INDIVIDUALLY......
                                                                                B-7
  Section  3.1   Authorization...............................................   B-7
  Section  3.2   Ownership of Stock..........................................   B-7
  Section  3.3   Consents and Approvals......................................   B-7
  Section  3.4   Newco #1 Shares.............................................   B-7
  Section  3.5   Brokerage Fees..............................................   B-8
ARTICLE  4.  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR AND THE PAISANO
             COMPANIES.......................................................   B-8
  Section  4.1   Authorization...............................................   B-8
  Section  4.2   Consents and Approvals......................................   B-8
  Section  4.3   Organization and Good Standing..............................   B-9
  Section  4.4   Licenses and Permits........................................   B-9
  Section  4.5   Capital Stock...............................................   B-9
  Section  4.6   Subsidiaries................................................   B-9
  Section  4.7   Corporate Books.............................................   B-9
  Section  4.8   Financial Statements........................................   B-9
  Section  4.9   Inventory...................................................  B-10
  Section  4.10  Indebtedness................................................  B-10
  Section  4.11  Absence of Undisclosed Liabilities..........................  B-10
  Section  4.12  Accounts Receivable.........................................  B-10
  Section  4.13  Absence of Certain Changes..................................  B-11
  Section  4.14  Real Property...............................................  B-12
  Section  4.15  Assets......................................................  B-12
  Section  4.16  Machinery, Equipment and Other Personal Property, etc.......  B-12
  Section  4.17  Intangible Personal Property................................  B-12
  Section  4.18  Licensing Interests; Easyriders Cafe........................  B-14
  Section  4.19  Labor and Employment Agreements.............................  B-14
  Section  4.20  Compliance with ERISA.......................................  B-15
  Section  4.21  Material Contracts and Relationships........................  B-17
  Section  4.22  Absence of Certain Business Practices.......................  B-18
  Section  4.23  Transactions with Affiliates................................  B-18
  Section  4.24  Compliance with Laws........................................  B-19
  Section  4.25  Taxes.......................................................  B-19
  Section  4.26  Insurance...................................................  B-21
  Section  4.27  No Powers of Attorney or Suretyships........................  B-21
  Section  4.28  Litigation..................................................  B-21
  Section  4.29  Banking Facilities..........................................  B-21

                                                                               PAGE
                                                                               ----
  Section  4.30  Environmental Liabilities...................................  B-22
  Section  4.31  Circulation.................................................  B-22
  Section  4.32  Relationships with Franchisees..............................  B-23
  Section  4.33  Customer, Advertiser, Subscriber and Mailing Lists..........  B-23
  Section  4.34  Advertising.................................................  B-23
  Section  4.35  Events......................................................  B-24
  Section  4.36  Model Releases..............................................  B-24
  Section  4.37  Brokerage Fees..............................................  B-24
  Section  4.38  Disclosure..................................................  B-24
ARTICLE  5.  REPRESENTATIONS AND WARRANTIES OF NEWRIDERS AND NEWCO #1........
                                                                               B-24
  Section  5.1   Organization and Corporate Authority........................  B-24
  Section  5.2   Consents and Approvals......................................  B-24
  Section  5.3   Newco #1 Shares; Newco #1 Capital Stock.....................  B-25
  Section  5.4   Newriders SEC Reports.......................................  B-25
  Section  5.5   Brokerage Fees..............................................  B-25
  Section  5.6   Labor.......................................................  B-25
  Section  5.7   Compliance with ERISA.......................................  B-25
  Section  5.8   Absence of Certain Business Practices.......................  B-27
  Section  5.9   Taxes.......................................................  B-27
  Section  5.10  Environmental Liabilities...................................  B-27
  Section  5.11  Licenses and Permits........................................  B-28
  Section  5.12  Newriders Capital Stock; Subsidiaries.......................  B-28
  Section  5.13  Projected Financial Data....................................  B-28
  Section  5.14  Insurance...................................................  B-28
  Section  5.15  No Powers of Attorney or Suretyships........................  B-29
  Section  5.16  Contracts with Affiliates...................................  B-29
  Section  5.17  Absence of Undisclosed Liabilities..........................  B-29
  Section  5.18  Disclosure..................................................  B-29
ARTICLE  6.  COVENANTS OF CONTRIBUTOR AND THE PAISANO COMPANIES PRIOR TO
             CLOSING DATE....................................................  B-29
  Section  6.1   Access and Investigation....................................  B-29
  Section  6.2   Operation of the Business of the Paisano Companies..........  B-29
  Section  6.3   Negative Covenant...........................................  B-29
  Section  6.4   Required Approvals..........................................  B-29
  Section  6.5   Notification................................................  B-30
  Section  6.6   Exclusivity.................................................  B-30
  Section  6.7   Best Efforts................................................  B-30
  Section  6.8   Leases......................................................  B-30
  Section  6.9   Management Employment Contracts.............................  B-30
ARTICLE  7.  COVENANTS OF NEWRIDERS AND NEWCO #1 PRIOR TO CLOSING DATE.......
                                                                               B-31
  Section  7.1   Access and Investigation....................................  B-31
  Section  7.2   Approvals of Governmental Bodies............................  B-31
  Section  7.3   Best Efforts................................................  B-31

                                                                               PAGE
                                                                               ----
ARTICLE  8.  CERTAIN AGREEMENTS AND UNDERSTANDINGS...........................  B-31
  Section  8.1   Board of Directors..........................................  B-31
  Section  8.2   Agreement Not to Compete....................................  B-31
  Section  8.3   Paisano Employee Options....................................  B-32
  Section  8.4   Directors' and Officers' Insurance..........................  B-32
  Section  8.5   Use of Excluded Assets......................................  B-32
  Section  8.6   Termination of Pension Plan.................................  B-32
  Section  8.7   Employees; Employee Benefits................................  B-33
ARTICLE  9.  CONDITIONS......................................................  B-33
  Section  9.1   Conditions to Obligations of Newriders and Newco #1.........  B-33
                 Conditions to Obligations of Contributor and the Paisano
  Section  9.2   Companies...................................................  B-34
ARTICLE 10.  INDEMNIFICATION.................................................  B-35
  Section 10.1   Survival....................................................  B-35
  Section 10.2   Indemnification by Contributor..............................  B-35
  Section 10.3   Limitations.................................................  B-35
                 Indemnification by Contributor for Pension Plan
  Section 10.3A  Liabilities.................................................  B-36
  Section 10.4   Indemnification by Contributor for Tax Liabilities..........  B-36
  Section 10.5   Claims for Indemnification..................................  B-37
  Section 10.6   Defense of Claims...........................................  B-37
  Section 10.7   Manner of Indemnification...................................  B-38
  Section 10.8   Submission of Claims For Indemnification....................  B-38
  Section 10.9   Claims by Contributor.......................................  B-38
ARTICLE 11.  TERMINATION.....................................................  B-38
  Section 11.1   Termination Events..........................................  B-38
  Section 11.2   Effect of Termination.......................................  B-38
ARTICLE 12.  DELIVERY OF CLOSING DOCUMENTS...................................  B-39
  Section 12.1   Deliveries by Contributor and the Paisano Companies.........  B-39
  Section 12.2   Deliveries by Newriders, Newco #1 and Newco #3..............  B-39
ARTICLE 13.  MISCELLANEOUS...................................................  B-40
  Section 13.1   Notices.....................................................  B-40
  Section 13.2   Assignability and Parties in Interest.......................  B-40
  Section 13.3   Governing Law...............................................  B-40
  Section 13.4   Counterparts................................................  B-40
  Section 13.5   Complete Agreement..........................................  B-41
  Section 13.6   Modifications, Amendments and Waivers.......................  B-41
  Section 13.7   Expenses....................................................  B-41
  Section 13.8   Limit on Interest...........................................  B-41
  Section 13.9   Equitable Remedies..........................................  B-41
  Section 13.10  Attorneys Fees and Costs....................................  B-41
  Section 13.11  Further Assurances..........................................  B-41
  Section 13.12  Contract Interpretation: Construction of Agreement..........  B-41
  Section 13.13  Jurisdiction; Service of Process............................  B-41
  Section 13.14  Public Announcements; Confidentiality.......................  B-41

                                   SCHEDULES

     NUMBER                                   TITLE
     ------                                   -----
Schedule 4.3       Jurisdictions
Schedule 4.4       Licenses, Permits and Qualifications
Schedule 4.5       Capital Stock
Schedule 4.8       Financial Statements
Schedule 4.10(a)   Indebtedness
Schedule 4.11      Disclosed Liabilities
Schedule 4.12      Accounts Receivable
Schedule 4.13      Absence of Certain Changes
Schedule 4.14      Real Property
Schedule 4.15      Excluded Assets
Schedule 4.16      Personal Property
Schedule 4.17(a)   Intellectual Property
Schedule 4.17(b)   Intellectual Property Exceptions
Schedule 4.17(c)   Copyright Exceptions
Schedule 4.18      Publications
Schedule 4.19      Labor and Employment Agreements
Schedule 4.20(a)   Benefit Plans
Schedule 4.20(b)   Material Changes to Benefit Plans
Schedule 4.20(j)   Benefit Plans Exceptions
Schedule 4.21(a)   Material Contracts
Schedule 4.21(d)   Contracts with Distributors, Suppliers and Agents
Schedule 4.23      Transactions with Affiliates
Schedule 4.24      Compliance with Laws
Schedule 4.25      Taxes
Schedule 4.25(r)   Schedule of Tax Accruals
Schedule 4.25(s)   S Corporation Election Dates
Schedule 4.26      Insurance
Schedule 4.27      Powers of Attorney or Suretyships
Schedule 4.28      Litigation
Schedule 4.29      Banking Facilities
Schedule 4.30      Environmental Liabilities
Schedule 4.31(a)   Declines in Circulation
Schedule 4.32      Franchisees
Schedule 4.34      Advertising
Schedule 4.35      Events
Schedule 5.4       Exceptions to SEC Reports
Schedule 5.7(a)    Newriders Benefit Plans
Schedule 5.7(b)    Material Changes to Newriders Benefit Plans
Schedule 5.7(f)    Newriders Benefit Plans Exceptions
Schedule 5.7(h)    Newriders Benefit Plans Exceptions
Schedule 5.9       American Furniture Wholesale Inc. Taxes
Schedule 5.10      Environmental Liabilities
Schedule 5.11      Licenses and Permits
Schedule 5.12(a)   Transfer Agent List
Schedule 5.12(b)   Subsidiaries
Schedule 5.14      Insurance

     NUMBER                                   TITLE
     ------                                   -----
Schedule 5.15(a)   Powers of Attorney or Suretyships
Schedule 5.16      Contracts with Affiliates
Schedule 8.3       Options
Schedule 9.1(q)    Additional Conditions

                                    EXHIBITS

     NUMBER                                   TITLE
     ------                                   -----
Exhibit A          Securities Act Legend
Exhibit B-1        Newco #1 Mirror Note
Exhibit B-2        Newco #1 Pledge Agreement
Exhibit B-3        Newco #1 Subordinated Note
Exhibit B-4        Newco #1 Short-Term Subordinated Note
Exhibit C          Leases
Exhibit D-1        Employment Agreement with Brian Wood
Exhibit D-2        Employment Agreement with Robert Davis
Exhibit D-3        Employment Agreement with Keith Ball
Exhibit D-4        Employment Agreement with Rick Busman
Exhibit E-1        Opinion of Masters & Ribakoff
Exhibit E-2        Opinion of Fulwider, Patton, Lee & Utecht, LLP
Exhibit F-1        Teresi Employment Agreement
Exhibit F-2        Teresi Employment Agreement
Exhibit G          Agreement and Plan of Merger and Reorganization
Exhibit H          Opinion of Newriders' and Newco #1's counsel
Exhibit I          Stockholders' Agreement
Exhibit 2.2(b)     Newco #3 Note

                     STOCK CONTRIBUTION AND SALE AGREEMENT

     STOCK CONTRIBUTION AND SALE AGREEMENT (this "Agreement") dated as of June 30, 1998, by and among Newriders, Inc., a Nevada corporation ("Newriders"), Easyriders, Inc., a Delaware corporation and wholly-owned subsidiary of Newriders ("Newco #1"), Easyriders Sub II, Inc., a California corporation and a wholly-owned subsidiary of Newco #1 ("Newco #3"), Paisano Publications, Inc., a California corporation ("MagCo"), Easyriders of Columbus, Inc., an Ohio corporation, Easyriders Franchising, Inc., a California corporation, Teresi, Inc., a California corporation, Bros Club, Inc., a California corporation and Associated Rodeo Riders On Wheels, a California corporation (each a "Paisano Company" and collectively, the "Paisano Companies") and Mr. Joseph Teresi, as sole stockholder of each Paisano Company ("Contributor").

                                  WITNESSETH:

     WHEREAS, Contributor is the owner of all of the issued and outstanding shares of capital stock of each Paisano Company (the "Capital Stock");


     WHEREAS, Contributor desires to contribute certain of the Capital Stock to Newco #1 and sell certain of the Capital Stock to Newco #3, and Newco #1 desires to issue to Contributor common stock in exchange for such Capital Stock and Newco #3 desires to pay certain consideration in exchange for such Capital Stock pursuant to this Agreement in a transaction described in Section 351 and 302(b)(2) of the Code (the "Section 351 Transaction");


     WHEREAS, it is the intention of the parties hereto that, immediately following consummation of the contribution to Newco #1 and sale to Newco #3 of the Capital Stock pursuant to this Agreement, Newco #1 and Newco #3 shall collectively own all of the outstanding shares of capital stock of each Paisano Company;

     WHEREAS, Newriders and Newco #3 anticipate that they will fund the cash portion of the exchange amount with senior/subordinated debt of approximately $22,000,000 (the "Financing");

     WHEREAS, simultaneously with or prior to the execution of this Agreement, Newriders, Newco #1, John Martin, William Prather and Marna Prather and M&B Restaurants L.C., d/b/a El Paso Barbeque ("El Paso") will enter into an LLC interest contribution agreement (the "El Paso Agreement") whereby Mr. Martin and Mr. and Mrs. Prather will agree to contribute to Newco #1 all of the outstanding LLC interests of El Paso in exchange for an aggregate of 2,000,000 shares of common stock of Newco #1 as part of the Section 351 Transaction; and

     WHEREAS, simultaneously with or immediately following the execution of this Agreement and the El Paso Agreement, Newriders, Newco #1 and Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Newco #1 ("Newco #2"), will enter into an Agreement and Plan of Merger and Reorganization (the "Agreement and Plan of Merger and Reorganization") whereby (i) Newco #2 will merge into Newriders, (ii) the common stock of Newco #2 held by Newco #1 will be converted into one share of Newriders common stock (constituting all of the outstanding capital stock of Newriders) and (iii) the common stock of Newriders not held by Newco #1 will be converted into common stock of Newco #1 on a one-for-two basis, all as part of a transaction described in Sections 368(a)(1)(A), 368(a)(2)(E) and 351 of the Code (the "Reorganization").

     NOW, THEREFORE, in consideration for the premises set forth above and the provisions set forth below, the parties agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated below:

     "ABC" shall have the meaning set forth in Section 4.31(a).

     "Accountants" shall have the meaning set forth in Section 2.4(a).

     "Accounts Receivable" shall have the meaning set forth in Section 4.12.

     "Adjustment Amount" shall have the meaning set forth in Section 2.3.

     "Affiliate" shall mean, in respect of any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person or if such specified Person bears a familial relationship with such other Person.

     "Agreement" shall have the meaning set forth in the preamble.

     "Agreement and Plan of Merger and Reorganization" shall have the meaning set forth in the recitals.

     "Articles of Merger" shall have the meaning set forth in Section 2.2(a).

     "Assets" shall have the meaning set forth in Section 4.15.

     "Balance Sheets" shall have the meaning set forth in Section 4.8(a).

     "Benefit Liabilities" shall have the meaning set forth in Section 4.20(f).

     "Benefit Plans" shall have the meaning set forth in Section 4.20(a).

     "Capital Stock" shall have the meaning set forth in the recitals.

     "Cash Portion" shall have the meaning set forth in Section 2.2(b).

     "Closing" shall have the meaning set forth in Section 2.5.

     "Closing Date" shall have the meaning set forth in Section 2.5.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidential Information Memorandum" means the Confidential Information Memorandum, dated March 1998, prepared by Imperial Capital, LLC, as revised in April 1998.

     "Contribution" shall have the meaning set forth in Section 2.1.

     "Contributor" shall have the meaning set forth in the preamble.

     "Contributor's Advisors" shall have the meaning set forth in Section 7.1.

     "Contributor Terminated Leases" shall have the meaning set forth in Section 6.8.

     "Copyrights" shall have the meaning set forth in Section 4.17(c).

     "Damages" shall have the meaning set forth in Section 10.2.

     "Draft Closing Balance Sheet" shall have the meaning set forth in Section 2.4(a).

     "El Paso" shall have the meaning set forth in the recitals.

     "El Paso Agreement" shall have the meaning set forth in the recitals.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean with respect to any Person (a) any corporation which is a member of a controlled group of corporations, within the meaning of
Section 414(b) of the Code, of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, of which that Person is a member, and (c) any member of an affiliated service group, within the meaning of Section 414(m) and (o) of the Code, of which that Person or any entity described in clause (a) or (b) is a member.

     "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. sec. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. sec.sec. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. sec.sec. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. sec.sec. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. sec. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99 - 499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. sec. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. sec. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. sec. 655 and sec. 657, together, in each case, with any amendment thereto, and the regulations adopted and the official publications promulgated thereunder and all substitutions thereof.

     "Exchange Amount" shall have the meaning set forth in Section 2.2.

     "Excluded Assets" shall have the meaning set forth in Section 4.15.

     "Fair Value" shall have the meaning set forth in Section 2.3.

     "Final Closing Balance Sheet" shall have the meaning set forth in Section 2.4(a).

     "Financials" shall have the meaning set forth in Section 4.8.

     "Financing" shall have the meaning set forth in the recitals.

     "GAAP" shall mean generally accepted accounting principles as in effect at the time in question.

     "Government Authorizations" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any governmental body or pursuant to any Legal Requirement.

     "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

     "Intangible Personal Property" shall have the meaning set forth in Section 4.17(a).

     "IRS" shall mean the Internal Revenue Service.

     "Lease" shall have the meaning set forth in Section 4.14.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

     "Licenses" shall have the meaning set forth in Section 4.17(a).

     "MagCo" shall have the meaning set forth in the recitals.

     "Management Employment Contracts" shall have the meaning set forth in
Section 6.9.

     "Marks" shall mean trademarks, service marks, service names, brand names, certification marks, trade names, trade dress, assumed names, slogans, trade names and other indications of origin owned by or licensed to any Paisano Company, whether or not registered; and to the extent any of the foregoing is owned, the associated goodwill and registrations and applications to register in any jurisdiction any of the foregoing, including any extension, modification or renewal of any such registration or application.

     "Material Contracts" shall have the meaning set forth in Section 4.21.

     "Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

     "Newco #1" shall have the meaning set forth in the preamble.

     "Newco #1 Notes" shall have the meaning set forth in Section 2.2(d).

     "Newco #1 Pledge Agreement" shall have the meaning set forth in Section 2.2(d).

     "Newco #1 Shares" shall have the meaning set forth in Section 2.2(a).

     "Newco #2" shall have the meaning set forth in the recitals.

     "Newco #3" shall have the meaning set forth in the recitals.

     "Newco #3 Note" shall have the meaning set forth in Section 2.2 (b).

     "Newriders" shall have the meaning set forth in the preamble.

     "Newriders' Advisors" shall have the meaning set forth in Section 6.1.

     "Newriders' Benefit Plans" shall have the meaning set forth in Section 5.7(a).

     "Paisano Companies" shall have the meaning set forth in the preamble.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" shall mean any natural person or any corporation, partnership, limited liability company, joint venture or other entity.

     "Personal Property" shall have the meaning set forth in Section 4.16.

     "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA.

     "Protected Countries" shall have the meaning set forth in 4.17(a).

     "Publications" shall have the meaning set forth in Section 4.18(a).

     "Real Property" shall have the meaning set forth in Section 4.14.

     "Registration Statement" shall have the meaning set forth in Section
9.1(g).

     "Reorganization" shall have the meaning set forth in the recitals.

     "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

     "Representative" with respect to a particular Person means any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

     "Sale Transfer" shall have the meaning set forth in Section 2.1(b).

     "SEC" shall have the meaning set forth in Section 5.4.

     "SEC Reports" shall have the meaning set forth in Section 5.4.

     "Section 351 Transaction" shall have the meaning set forth in the recitals.

     "Securities Act" shall have the meaning set forth in Section 2.2(a).

     "Stockholders' Agreement" shall have the meaning set forth in Section
9.1(r).

     "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person or one or more Subsidiaries of such person.

     "Tax" or "Taxes" shall mean any and all taxes of any kind whatsoever imposed or required to be collected by any federal, state or local taxing authority in the United States, or by any foreign taxing authority, including, without limitation, all income, gross receipts, sales, use, personal property, use and occupancy, business occupation, mercantile, ad valorem, transfer, license, withholding, payroll, employment, excise, escheat, real estate, environmental, capital stock, franchise, alternative or add-on minimum, estimated or other similar tax, including any interest, penalties and other additions thereto.

     "Taxing Authority" shall mean any federal, state, local or foreign governmental authority, or any political subdivision, agency or instrumentality thereof with taxing jurisdiction over any Paisano Company, Contributor, Newriders or Newco #1.

     "Teresi Employment Agreement" shall have the meaning set forth in Section 9.1(k).

     "Transactions" shall mean, in respect of any party, all transactions contemplated by this Agreement that involve, relate to or affect such party.

     "UFOCs" shall have the meaning set forth in Section 4.32(c).

     "Working Capital" shall mean Total Current Assets minus Total Current Liabilities of the Paisano Companies as such terms are used in the Paisano Estimated 1997 balance sheet contained in the Confidential Information Memorandum.

                                   ARTICLE 2.

                             CONTRIBUTION OF STOCK

     SECTION 2.1 (a) Contribution of Stock. Subject to the terms and conditions herein stated, Contributor agrees to contribute, assign, transfer and deliver to Newco #1 on the Closing Date, and Newco #1 agrees to accept from Contributor on the Closing Date, all of the shares of Capital Stock of all Paisano Companies other than MagCo and seventy percent (70%) of the outstanding shares of MagCo (the "Contribution"). The certificate(s) representing such Capital Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Contributor.

        (b) Sale of Stock. Subject to the terms and conditions herein stated, Contributor agrees to sell, assign, transfer and deliver to Newco #3 on the Closing Date, and Newco #3 agrees to accept from Contributor on the Closing Date, thirty percent (30%) of the outstanding shares of MagCo (the "Sale Transfer"). The certificate(s) representing such Capital Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Contributor.

     SECTION 2.2  Exchange. In exchange for the Contribution and the Sale
Transfer:

        (a) Newco #1 shall, on the Closing Date and prior to the filing and acceptance by the Secretary of State of the State of Nevada of articles of merger (the "Articles of Merger") pursuant to the Reorganization, issue and transfer 6,493,507 shares (the "Newco #1 Shares") of common stock of Newco #1 to Contributor, which stock will constitute restricted securities as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and contain a legend to the effect set forth in Exhibit A hereto;

        (b) Newco #3 shall, on the Closing Date and prior to the filing and acceptance by the Secretary of State of the state of Nevada of the Articles of Merger pursuant to the Reorganization, issue a promissory note in the form attached hereto as Exhibit 2.2(b) (the "Newco #3 Note") in the principal amount of $15,000,000 to the Contributor;

        (c) Newco #3 shall, on the Closing Date, immediately after the filing with and acceptance by the Secretary of State of the State of Nevada of the Articles of Merger pursuant to the Reorganization, pay Contributor $15,000,000 in cash by wire transfer of immediately available funds (the "Cash Portion") in repayment of the Newco #3 Note; and;

        (d) Newco #1 shall, on the Closing Date, immediately after the filing with and acceptance by the Secretary of State of Nevada of the Articles of Merger pursuant to the Reorganization (i) deliver to Contributor a promissory note in the amount of $5,000,000 substantially in the form attached hereto as Exhibit B-1, which note will be secured pursuant to a pledge agreement (the "Newco #1 Pledge Agreement") substantially in the form attached hereto as Exhibit B-2; (ii) deliver to Contributor a promissory note in the amount of $5,000,000 substantially in the form attached hereto as Exhibit B-3; and (iii) deliver to Contributor a promissory note in the amount of $3,000,000 substantially in the form attached hereto as Exhibit B-4 (the notes referred to in this paragraph are collectively referred to herein as the "Newco #1 Notes").

     The Newco #1 Shares, the Cash Portion and the Newco #1 Notes are together referred to as the Exchange Amount.

     SECTION 2.3 Exchange Amount Adjustment. The Exchange Amount will be adjusted upward or downward, dollar for dollar, based on the amount by which the Paisano Companies' Working Capital as of the Closing Date exceeds or is less than $4,537,000 (the "Adjustment Amount"). Downward adjustments in the Exchange Amount will be applied first against the Cash Portion of the Exchange Amount, next against the principal amount of the Newco #1 Notes (in such order as Newco #1 shall determine) and last against the Newco #1 Shares (based on the average, over the ten trading days immediately preceding the date of such adjustment, of the last sale price of the Newco #1 common stock as reported on the NASDAQ National Market System or SmallCap Market or, if a last sale reporting quotation is not available for the Newco #1 common stock, the average of the bid and asked prices of the Newco #1 common stock as reported by NASDAQ or on the NASD's OTC Bulletin Board Service, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets" (the "Fair Value")). Upward adjustments in the Exchange Amount will be paid by delivering to Contributor additional shares of common stock of Newco #1 with a value (based on the Fair Value) equal to the Adjustment Amount.

     SECTION 2.4  Adjustment Procedure.

        (a) Newco #1 will prepare and will cause Deloitte & Touche LLP to audit a draft combined balance sheet ("Draft Closing Balance Sheet") of the Paisano Companies as at the Closing Date, from which the amount of Working Capital as at the Closing Date may be calculated. Newco #1 will deliver the Draft Closing Balance Sheet to Contributor within 180 days after the Closing Date. If within thirty days following delivery of the Draft Closing Balance Sheet, Contributor has not given Newco #1 notice of his objection to the Draft Closing Balance Sheet (such notice must contain a statement of the basis of Contributor's objection), then the Draft Closing Balance Sheet shall be considered the final closing balance sheet (the "Final Closing Balance Sheet") which will be used in computing the Adjustment Amount, and Newco #1 shall cause Deloitte & Touche LLP to issue such Final Closing Balance Sheet. If Contributor gives such notice of objection, then the parties will attempt, in good faith, to resolve the dispute among themselves. If, after ten days, the parties cannot resolve the issues in dispute, then such issues will be submitted to Ernst & Young, LLP, certified public accountants (the "Accountants"), for resolution, and the Accountants will attempt to resolve such dispute within thirty days of the date of the submission of such dispute to them. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to all parties by the Accountants, will be binding and conclusive on the parties, unless such determination is found by a court of competent jurisdiction to have been materially affected by fraud committed by any party hereto other than the party (or an Affiliate thereof) seeking to have such determination set aside; and (iii) Newriders and Newco #1, on the one hand and Contributor, on the other hand will each bear 50% of the fees of the Accountants for such determination.

        (b) On the business day immediately following the final determination of the Adjustment Amount, Newco #1 or Contributor, as appropriate, will pay the Adjustment Amount to the other party or other adjustments to the Exchange Amount will be made as set forth in Section 2.3. Cash payments must be made by wire transfer in immediately available funds.

     SECTION 2.5  Closing. The closing of the Contribution referred to in
Section 2.1 (the "Closing") shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 1999 Avenue of the Stars, Los Angeles, California, on July 8, 1998 or on such later date that the last to be satisfied of the conditions specified in Article 9 is satisfied or waived. Such time and date are herein referred to as the "Closing Date."

                                   ARTICLE 3.

           REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR INDIVIDUALLY

     Contributor hereby represents and warrants to Newriders, Newco #1 and Newco #3, as of the date hereof and as of the Closing Date, that:

     SECTION 3.1 Authorization. Contributor has full power and authority to enter into this Agreement and to perform his obligations hereunder and to consummate the Transactions. This Agreement and all agreements or instruments herein contemplated to be executed by Contributor are the valid and binding agreements of Contributor, enforceable against him in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     SECTION 3.2 Ownership of Stock. Contributor is the record and beneficial owner of all of the Capital Stock, free and clear of any liens, encumbrances, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever. Upon consummation of the Transactions, Newco #1 and Newco #3 shall collectively be the owner, beneficially and of record, of all of the outstanding Capital Stock, free and clear of any liens, encumbrances, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever. No Person has made or threatened to make any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Paisano Companies, or
(b) is entitled to all or any portion of the Exchange Amount payable for the Capital Stock.

     SECTION 3.3 Consents and Approvals. Neither the execution and delivery of this Agreement by Contributor nor the consummation of the Transactions by Contributor will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or result in any right of termination of, increase any amounts payable under, or conflict with, any agreement, indenture or other instrument to which Contributor is a party or by which any of Contributor's properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to Contributor. All consents, approvals and authorizations of, and declarations, filings and registrations with, and payments of all Taxes, fees, fines, and penalties to, any governmental or regulatory authority (domestic or foreign) or any other Person (either governmental or private) required in connection with the execution and delivery by Contributor of this Agreement or the consummation of the Transactions by Contributor have been obtained, made and satisfied.

     SECTION 3.4  Newco #1 Shares.

        (a) Contributor acknowledges that the Newco #1 Shares issued pursuant to
Section 2.2 of this Agreement have not been and will not be registered under (i) the Securities Act, (ii) the securities laws of any state or (iii) any other applicable securities laws;

        (b) Contributor is acquiring the Newco #1 Shares to be issued to Contributor hereunder for investment for his own account and not with a view to or for sale in connection with any distribution and resale thereof, with no intention of distributing or reselling the same; and Contributor is not aware of any particular occasion, event or circumstance upon the occurrence or happening of which he intends to dispose of such shares;

        (c) Contributor is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; Contributor is aware that such Newco #1 Shares constitute "restricted," "letter" or "investment" securities and Contributor by reason of his business or financial experience has the capacity to protect his own interest in connection with the Transactions; and

        (d) Contributor agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Newco #1 Shares received in this Transaction without registration under the Securities Act, and any other applicable federal or state securities laws, or without an opinion of counsel satisfactory to Newco #1 that the transaction by which such shares are proposed to be disposed of is exempt from the Securities Act, and all other applicable federal or state securities laws, and acknowledges that Newco #1 will place a legend on the certificate(s) representing such shares substantially to such effect concerning these restrictions.

     SECTION 3.5 Brokerage Fees. Except for the fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisors to Contributor and the Paisano Companies in connection with the Transactions, which fees will be paid by Contributor, no Person is entitled to any brokerage or finder's fee or other commission from Contributor or the Paisano Companies in respect of this Agreement or the Transactions. Contributor acknowledges that the fees of Imperial Capital, LLC, financial advisors to Newriders in connection with the Transactions, will be paid at the Closing out of the proceeds of the Financing.

                                   ARTICLE 4.

    REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR AND THE PAISANO COMPANIES

     Contributor and each Paisano Company (as to the Paisano Companies, only prior to but not after the Closing), hereby jointly and severally represents and warrants to Newriders and Newco #1, as of the date hereof and as of the Closing Date, that:

     SECTION 4.1 Authorization. Each Paisano Company has full corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder and to consummate the Transactions. All necessary action, corporate or otherwise, required to have been taken by or on behalf of each Paisano Company by applicable law, each corporation's respective charter documents or otherwise to authorize (i) the approval, execution and delivery on behalf of each Paisano Company of this Agreement and (ii) the performance by each Paisano Company of its obligations under this Agreement and the consummation of the Transactions has been taken. This Agreement and all agreements or instruments herein contemplated to be executed by the Paisano Companies are the valid and binding agreements of such Paisano Companies, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     SECTION 4.2 Consents and Approvals. Neither the execution and delivery of this Agreement by the Paisano Companies nor the consummation of the Transactions by Contributor or the Paisano Companies will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or result in any right of termination of, increase any amounts payable under, or conflict with, any agreement, indenture or other instrument to which any Paisano Company is a party or by which any of their properties are bound, the charter or by-laws of the Paisano Companies, or any judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to the Paisano Companies. All consents, approvals and authorizations of, and declarations, filings and registrations with, and payments of all Taxes, fees, fines, and penalties to, any governmental or regulatory authority (domestic or foreign) or any other Person (either governmental or private) required in connection with the execution and delivery by each Paisano Company of this Agreement or the consummation of the Transactions by each Paisano Company have been obtained, made and satisfied. Without limiting the generality of the foregoing, the Reorganization and this Agreement have been duly approved by the Board of Directors and sole stockholder of each Paisano Company in accordance with applicable law.

     SECTION 4.3 Organization and Good Standing. Each Paisano Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each Paisano Company is duly qualified or authorized to do business in each jurisdiction in which it does or has done business, or owns or has owned property, or where such qualification or authorization is otherwise required, except for such failure to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse affect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations or business of such Paisano Company. Schedule 4.3 sets forth a complete and correct list of all jurisdictions in which each Paisano Company does business or is otherwise required to be qualified or authorized to transact business or own property.

     SECTION 4.4 Licenses and Permits. Each Paisano Company is, and at all times has been, duly licensed, with all requisite permits and qualifications, as required by applicable law for the purpose of conducting its business or owning its properties or both, in each jurisdiction in which it does business or owns property or in which such license, permit or qualification is otherwise required. Each Paisano Company is in compliance with all such licenses, permits and qualifications. Schedule 4.4 sets forth a list of all such licenses, permits and qualifications, and the expiration dates thereof. There are no proceedings pending or threatened, and Contributor and each Paisano Company know of no facts that could be the basis of a proceeding to revoke or terminate any such presently existing license, permit or qualification.

     SECTION 4.5 Capital Stock. Each share of Capital Stock has been duly and validly authorized and issued, is fully paid and nonassessable, and was issued in full compliance with all applicable laws, rules, regulations and ordinances. The Capital Stock constitutes all the issued and outstanding shares of all classes of capital stock of each Paisano Company and there exist no (a) outstanding options, warrants or rights to purchase or subscribe for any equity securities or other ownership interests of any Paisano Company, (b) outstanding options, warrants or rights to sell to any Paisano Company or any other Person any equity securities or other ownership interests of any other business entity,
(c) obligations of any Paisano Company, whether absolute or contingent, to issue any shares of equity securities or other ownership interests or to share or make any payments based on its revenues, profits, cash flow or net income, or (d) indebtedness or securities directly or indirectly convertible or exchangeable into any equity securities of any Paisano Company. Schedule 4.5 sets forth the authorized, issued and outstanding capital stock of all classes of each Paisano Company.

     SECTION 4.6 Subsidiaries. No Paisano Company has any Subsidiaries or any other equity interest in any corporation, partnership, limited liability company or other entity.

     SECTION 4.7 Corporate Books. The corporate minute books of each Paisano Company are complete, each of the minutes contained therein reflect with reasonable accuracy the transactions that occurred at the meeting for which the minutes were taken, the meetings of directors or stockholders referred to in the minutes were duly called and held, and the signatures contained on all documents in the minute books are the true signatures of the persons purporting to have signed the same.

     SECTION 4.8  Financial Statements.

        (a) Schedule 4.8 contains the combined balance sheets of the Paisano Companies at December 31, 1997, December 31, 1996, Paisano Publications at December 31, 1995 and Easyriders Franchising at December 31, 1995 and 1994 (the "Balance Sheets") and the combined statements of operations and retained earnings and statements of cash flows of such Paisano Companies for the 12 months then ended and notes thereto (collectively, the "Financials"). The Financials (i) have been prepared from the books and records of the Paisano Companies in accordance with GAAP consistently applied with prior periods, (ii) are complete and correct and fairly present the combined financial condition and results of operations of the Paisano

Companies as of the dates and for the periods indicated thereon, and (iii) contain and reflect adequate reserves in accordance with GAAP for all liabilities and obligations of the Paisano Companies of any nature, whether absolute, contingent or otherwise. No financial statements of any Person other than the Paisano Companies are required by GAAP to be included in the Financials. The Financials have been reviewed by the independent accounting firm of Deloitte & Touche LLP, whose unqualified reports thereon are part of Schedule 4.8.

        (b) The books of account of the Paisano Companies have been maintained in all material respects in accordance with sound business practices, and there have been no transactions involving any Paisano Company that properly should have been set forth therein in accordance with GAAP that have not been accurately so set forth.

        (c) The projected financial data of the Paisano Companies provided by Contributor and the Paisano Companies to Imperial Capital, LLC for use in the Confidential Information Memorandum is based upon good faith estimates and assumptions believed by Contributor and the Paisano Companies to be reasonable. Neither Contributor nor the Paisano Companies have any reason to believe that they will not achieve the financial performance reflected in such projected financial data, assuming the assumptions underlying such projected financial data are followed.

     SECTION 4.9 Inventory. All inventory of the Paisano Companies, whether or not reflected in the Balance Sheets, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or on the accounting records of the Paisano Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Paisano Companies.

     SECTION 4.10  Indebtedness.

        (a) Except as disclosed on Schedule 4.10(a), no Paisano Company has any debt other than ordinary course-of-business trade payables due and payable within 60 days and the $7,000,000 note payable to a financial institution. The note referred to in this Section 4.10(a) may be prepaid, in whole or in part, without any penalties whatsoever.

        (b) The Paisano Companies' payables to Contributor in the amount of $3,136,000 have been contributed by Contributor to the capital of the Paisano Companies.

        (c) Neither Contributor nor any Affiliate of Contributor (other than a Paisano Company) is indebted to any Paisano Company; no Paisano Company is indebted to Contributor or any Affiliate of Contributor (other than a Paisano Company).

     SECTION 4.11 Absence of Undisclosed Liabilities. There are no liabilities or obligations of any nature of any Paisano Company, whether known or unknown, whether absolute, accrued, contingent or otherwise, and whether due or to become due, not reflected on or reserved for in the Financials. Except as set forth in
Schedule 4.11, there is no fact or circumstance that is likely to result in a reduction in revenues, increase in expenses or any other loss to the Paisano Companies.

     SECTION 4.12 Accounts Receivable. Schedule 4.12 is an accurate aging of the accounts, notes and other receivables of each Paisano Company (the "Accounts Receivable") at December 31, 1997. The Accounts Receivable and any Accounts Receivable arising since December 31, 1997 are collectible in amounts not less than the amounts thereof set forth in the combined balance sheet of the Paisano Companies at December 31, 1997 or the Final Closing Balance Sheet, respectively.

     SECTION 4.13 Absence of Certain Changes. Except as disclosed on Schedule 4.13, since December 31, 1997, there has not occurred:

        (a) Any adverse change in the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or, to the knowledge of Contributor or any Paisano Company, prospects of any Paisano Company;

        (b) Any increase in indebtedness or lease obligations of any Paisano Company over the level reflected on the combined balance sheet of the Paisano Companies at December 31, 1997, any guarantee by any Paisano Company of any obligation, or any mortgage, pledge or encumbrance on any of the properties or assets of any Paisano Company or any cancellation or waiver of any claims or rights with a value in excess of $50,000;

        (c) Any amendment, modification, termination, breach or default of any Material Contract, or of any agreement which was in existence at any time on or after December 31, 1997 but is not in existence on the date hereof, and which would have been categorized as a Material Contract were such agreement in existence on the date hereof;

        (d) Any entering into of any written or oral agreements, contracts, commitments or transactions that extend beyond the first anniversary hereof or have obligations thereunder in excess of $50,000;

        (e) Any increase of more than $5,000 in the compensation (including, without limitation, commissions) payable to, or any payment of a cash or other bonus of more than $5,000 to, any officer, director or employee of, or consultant to, or any Affiliate of, any of the Paisano Companies;

        (f) Any transaction by any Paisano Company, whether or not covered by the foregoing, not in the ordinary course of business, including, without limitation, any purchase, lease, license or sale of any assets;

        (g) Any alteration in the manner of keeping the books, accounts or records of the Paisano Companies, or in the accounting practices therein reflected;

        (h) Any declaration or payment of any dividends or distributions by any Paisano Company, any acquisition or redemption by any Paisano Company of any of its equity securities or any loan by any Paisano Company to any of its Affiliates or security holders, except for the distribution to Contributor of the Excluded Assets and $7,000,000;

        (i) Any change in any Paisano Company's authorized or issued capital stock, any grant of any stock option or right to purchase shares of capital stock of any Paisano Company, any issuance of any security convertible into such capital stock, or any grant of any registration rights;

        (j) Any amendment to the charter or by-laws of any Paisano Company;

        (k) Any adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Paisano Company;

        (l) Any publication of any magazine by any Paisano Company other than the Publications;

        (m) Any termination or cessation of employment of any officer or key employee of any Paisano Company;

        (n) Any mortgage, deed of trust, pledge, lien or encumbrance on any of the Assets, whether now owned or hereafter acquired;

        (o) Any loss or threatened loss of a distributor;

        (p) Any damage or destruction to, or loss of, any assets or property owned, leased or used by any Paisano Company (whether or not covered by insurance); or

        (q) Any agreement, whether written or oral, to do any of the things described in the preceding subsections (a) - (p) of this Section 4.13.

     SECTION 4.14 Real Property. Schedule 4.14 sets forth a complete and correct description of each parcel of real property (collectively, the "Real Property") leased to any Paisano Company or otherwise used by any Paisano Company, which description consists of a legal description for each such parcel and an identification of each lease (a "Lease") of real property under which such Paisano Company is either a lessee, sublessee, lessor or sublessor. No Paisano Company owns any Real Property. Except as set forth in Schedule 4.14:

        (a) Each Lease other than a Contributor Terminated Lease is a valid and binding obligation of the Paisano Company party thereto, and all such Leases are valid and binding obligations of each of the other parties thereto;

        (b) Neither the Paisano Companies nor any other party to a Lease is in default with respect to any material term or condition thereof, and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of any Paisano Company;

        (c) To the best knowledge of Contributor and the Paisano Companies, all of the buildings, fixtures and other improvements located on the Real Property are in good operating condition and repair, and the operation thereof as presently conducted does not violate any applicable code, zoning ordinance, environmental law or regulation or other applicable law or regulation in any material manner; and

        (d) Each Paisano Company holds all necessary permits and licenses required by applicable law relating to the operation and use of the Real Property.

     SECTION 4.15 Assets. Each Paisano Company has, and at the Closing will have, good and marketable title to, or, to the extent such Paisano Company's interest is limited to a leasehold, valid leasehold interests in, all the Assets (as hereinafter defined), free and clear of all liens and indebtedness. "Assets" includes all of the assets owned by any Paisano Company or necessary for or used or useful in the conduct of its business in the manner in which it is presently or is contemplated as being or has been conducted by such Paisano Company, including the assets shown in the consolidated balance sheet of the Paisano Companies at December 31, 1997 and the rights under the Material Contracts, except for the assets listed in Schedule 4.15 (the "Excluded Assets").

     SECTION 4.16 Machinery, Equipment and Other Personal Property, etc. Each Paisano Company owns or leases all of the machinery, equipment, vehicles, furniture, fixtures, leasehold improvements, repair parts, tools and other property (collectively, the "Personal Property") used by or relating to such Paisano Company. All such Personal Property is in good operating condition and sufficient to carry on the business of the Paisano Companies in the normal course as it is presently conducted and is free from defects, whether patent or latent, that would interfere with the operation of the Paisano Companies in the ordinary course of business. Except as set forth in Schedule 4.16, it is not necessary for any Paisano Company to acquire or obtain the use of any additional personal property to carry on its business as presently and foreseeably to be conducted.

     SECTION 4.17  Intangible Personal Property.

     (a) Schedule 4.17(a) sets forth (i) a complete and correct list of each Copyright, Copyright application, Mark (including, where applicable, the registration number and date for each Mark for which a registration has been issued, or the application number and date for each Mark for which an application for registration is pending in, the United States Patent and Trademark Office or other similar office in any foreign jurisdiction) and all other intellectual property or usage rights, including all intellectual property relating to the Publications owned by any Paisano Company (collectively, the "Intangible Personal Property") and the name of the Paisano Company which owns it, and (ii) a complete and correct list of all material licenses or similar agreements or arrangements ("Licenses") to which each Paisano Company is a party either as licensee or licensor for each such item of Intangible Personal Property. The Paisano Companies have all right, title and interest in and to the Intangible Personal Property in the countries listed in Schedule 4.17(a) (the "Protected Countries") insofar as such Intangible Personal Property is used in the operation of the business of the Paisano Companies and the Intangible Personal Property consists of all intellectual property which is used or useful in the operation of the business of the Paisano Companies.

        (b) Except as set forth on Schedule 4.17(b):

           (i) Since January 1, 1993, there have been no actions, judicial or arbitration proceedings or other formal proceedings commenced or pending involving any Paisano Company concerning any item of Intangible Personal Property, and no such action or proceeding is threatened and no claim or other demand has been made by any Person relating to any item of Intangible Personal Property;

           (ii) None of the Paisano Companies is subject to any continuing decree of any court, governmental body or arbitration panel concerning any item of Intangible Personal Property;

           (iii) The Paisano Companies have the right and authority to use each item of Intangible Personal Property in the Protected Countries in connection with the conduct of its businesses in the manner presently conducted and to convey such right and authority, and such use does not conflict with, infringe upon or violate any intellectual property or usage rights of any other person or entity;

           (iv) The conduct by the Paisano Companies of their business does not conflict in any material way with the valid intellectual property or usage rights of others;

           (v) Neither Contributor nor any Paisano Company pays any royalty to anyone for the use of any of the Marks, and neither Contributor nor any Paisano Company pays any royalty outside of the ordinary course of business to anyone for the use of any other item of Intangible Personal Property;

           (vi) Each Paisano Company owns all of the Marks necessary to the conduct of their respective businesses, and each Paisano Company owns or licenses all other Intangible Personal Property necessary to the conduct of their respective businesses;

           (vii) As of the Closing, Newriders and Newco #1 shall have the same rights in and to the Intangible Personal Property used in connection with the business of the Paisano Companies as of the date hereof and as of the Closing Date as the Paisano Companies have on the date of this Agreement and on the Closing Date and shall be able to use and exploit the Intangible Personal Property to the full extent provided by applicable law without any material restriction on such use or exploitation; and

           (viii) None of the Intangible Personal Property used in the conduct of the business, or the exploitation thereof by any Paisano Company, or the transfer thereof pursuant to this Agreement, libels, defames, infringes, violates the rights of privacy or publicity, or violates any trademark, trade dress or service mark, common law or other similar right of any Person. No Paisano Company has received any notice or demand letter relating to any claim thereof.

        (c) (i) Except as set forth in Schedule 4.17(c), (A) all copyrights (the "Copyrights") that are owned or controlled by a Paisano Company are valid, existing, unexpired and enforceable in the United States and all countries party to the Universal Copyright Convention or the Berne Convention; and (B) none of the Copyrights is in the public domain in the United States or any country party to the Universal Copyright Convention or the Berne Convention. No Paisano Company has received notice to the effect that the validity of any Copyright is contested.

           (ii) A registration for each Copyright set forth in Schedule 4.17(c) has been properly issued by the United States Copyright Office in the applicable Paisano Company's name (and are owned in each case by such Paisano Company). The application to register each Copyright listed in Schedule 4.17(c) was duly and properly filed in the United States Copyright Office, and required materials have been deposited with the Library of Congress and the United States Copyright Office. Schedule 4.17(c) sets forth the registered title, registration number and registration date for each such registered Copyright.

           (iii) No other Person uses, has the right to use or claims the right to use the Copyrights.

           (iv) Each Paisano Company has taken all necessary steps to secure, protect and maintain the Copyrights in the United States and has disclosed in a Schedule herein all infringements or potential infringements, known to Contributor or the Paisano Companies.

        (d) (i) Each Mark that is necessary or useful to the conduct of the business is valid, subsisting, unexpired, enforceable and has not been abandoned. Each application for the federal registration in the United States of a Mark (including, without limitation, any renewals thereof) has been duly and properly filed, and each registration has been properly issued.

           (ii) There are no marks held by Persons other than the Paisano Companies that conflict with or infringe on the Marks owned or used by any of the Paisano Companies in the conduct of their business, third party claims against such Marks, or potential infringements against such Marks.

           (iii) No other Person uses, has the right to use or claims the right to use the Marks or any combination or derivation thereof.

           (iv) Each Paisano Company has taken all necessary steps to secure, protect and maintain the Marks in the United States and has disclosed in a Schedule herein all infringements or potential infringements, known to Contributor or the Paisano Companies.

     SECTION 4.18  Licensing Interests; Easyriders Cafe.

        (a) The Paisano Companies own all of the licensing interests relating to the magazine and calendar titles (the "Publications") set forth on Schedule 4.18 hereto. The Paisano Companies own all of the publishing interests currently owned or controlled by Contributor; and

        (b) Contributor and the Paisano Companies own all interests in and to the Easyriders Cafe concept.

     SECTION 4.19  Labor and Employment Agreements.

        (a) Schedule 4.19 sets forth a complete and correct list of the following:

           (i) Each collective bargaining agreement and other labor or employment agreement to which any Paisano Company is a party or by which it is bound;

           (ii) Each agreement relating to the employment of any employee or the rendering of services by any independent contractor which, in the case of any independent contractor, provides for payments to the independent contractor of $25,000 or more per annum or is outside of the ordinary course of business, and any severance agreements with respect to any employee or independent contractor or leased employee to which any Paisano Company is a party, by which it is bound or under which it could otherwise be liable for the payment of any amount; and

           (iii) The name of each employee or agent or independent contractor of or consultant to each Paisano Company who since December 31, 1996 was or is being paid $25,000 or more per year or monthly compensation at a rate equal to or greater than $2,500.

        As used in this Section 4.19, the word "agreement" includes both oral and written contracts, understandings, arrangements and other agreements.

        (b) Each Paisano Company has complied in all material respects with all applicable laws, rules and regulations (domestic and foreign) relating to labor relations and the employment of labor, including, without limitation, those related to wages, hours, benefits, non-discrimination, immigration, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate authorities, or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Paisano Companies do not and have not "leased" any employees except in full compliance with applicable law.

        (c) No unfair labor practice complaint is pending against any Paisano Company before the National Labor Relations Board or any federal, state or local agency (domestic or foreign), and no labor strike, slowdown, picketing, boycott, work stoppage or employee grievance or other labor trouble affecting any Paisano Company is pending or threatened. There is no lockout of any employees by Contributor and no such action is contemplated by Contributor.

        (d) No organization effort, no sex discrimination, racial discrimination, age discrimination or other employment-related allegation, claim, suit or proceeding, has been made or is pending with respect to the employees of any Paisano Company and no such effort, allegation, claim, suit or proceeding has been made, raised or brought within the three-year period prior to the date of this Agreement.

        (e) No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no basis for any such proceeding exists.

        (f) No Person who performs services for any Paisano Company who has not been classified or treated as an employee (whether for purposes of ERISA, the Code or otherwise) should be treated as an employee for any such purpose.

        (g) To the best knowledge of Contributor and the Paisano Companies, no employee of any Paisano Company is a party to, or otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person that in any way adversely affects or will affect the performance of his duties as an employee of any Paisano Company or Newco #1. To the best of Contributor's and the Paisano Companies' knowledge, no officer or other key employee of any Paisano Company intends to terminate his or her employment.

        (h) All reasonably anticipated obligations of the Paisano Companies, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, workers compensation benefits, disability benefits, pension or profit sharing benefits, advances, salaries, bonuses, vacation and holiday pay, sick leave and other forms of compensation payable to the employees, independent contractors or other agents of the Paisano Companies in respect of the services rendered by any of them on or prior to the date of the Financials have been paid or adequate accruals therefor have been made in the books and records of the Paisano Companies and in the Financials (or in the case of services rendered after the date of the Financials, will be paid or adequate accruals therefor will be made in the books and records of the Paisano Companies and in the Final Closing Balance Sheet). All such obligations in respect of services rendered on or prior to the date hereof have been paid as of the date hereof or adequate accruals therefor have been made. All accrued obligations of each Paisano Company applicable to its employees, whether arising by operation of law, contract, past custom or otherwise, for payments to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for employees, with respect to employment of said employees through the date of the Financials have been paid or adequate accruals therefor have been made on the books and records of the Paisano Companies and in the Financials (or in the case of accrued obligations arising after the date of the Financials, will be paid or adequate accruals therefor will be made in the books and records of the Paisano Companies and in the Final Closing Balance Sheet). All such obligations with respect to employment of employees through the date hereof have been paid as of the date hereof or adequate accruals therefor shall have been made.

     SECTION 4.20  Compliance with ERISA.

        (a) Except as set forth or Schedule 4.20(a), no Paisano Company maintains or contributes to or has any obligation with respect to, and none of the employees of any of the Paisano Companies is covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, the "Benefit Plans"). None of the Benefit Plans is (i) a Multiemployer Plan, (ii) a "multiple employer plan," as defined in ERISA or the Code, or (iii) a funded welfare benefit plan, as defined in Section 419 of the Code. No Paisano Company has ever contributed to any Plan subject to Section 412 of the Code, Title I, Subtitle B,
Part 3 of ERISA or Title IV of ERISA other than the Paisano Publications, Inc. Defined Benefit Pension Plan. No Paisano Company has any agreement or commitment to create any additional Benefit Plan or to modify or change any existing Benefit Plan. No Paisano Company has any other ERISA Affiliates.

        (b) With respect to each Benefit Plan, the Paisano Companies have heretofore delivered or caused to be delivered to Newriders true, correct and complete copies of (i) all documents which comprise the most current version of each of such Benefit Plans, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is a Plan, (A) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Plans for which such a report is required, (B) the most current summary plan description (and any summary of material modifications), (C) the three most recent certified financial statements and actuarial valuations for each of the Plans for which such a statement or actuarial valuation is required or was prepared, (D) the Forms PBGC-1 filed in each of the three most recent plan years for the Pension Plan, and (E) for each Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code, all the Internal Revenue Service determination letters issued with respect to such Plan. Except as set forth on Schedule 4.20(b), since the date of the documents delivered, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Benefit Plan, and none of the Benefit Plans has been or will be amended prior to the Closing Date. Each of the Benefit Plans can be amended, modified or terminated by a Paisano Company within a period of thirty (30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Plan intended to be qualified within the meaning of Section 401(a) of the Code.

        (c) Each Paisano Company has performed and complied in all respects with all of its obligations under and with respect to each of the Benefit Plans and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable laws and regulations. Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred which reasonably could be expected to adversely affect such qualified status.

        (d) There are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law or regulation.

        (e) (i) With respect to the Pension Plan, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or failure to make by its due date a required installment under Section 412(m) of the Code, and (ii) (A) no Paisano Company has withdrawn from the Pension Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, where such withdrawal could result in liability of such substantial employer pursuant to Section 4062(e) or 4063 of ERISA, (B) no Paisano Company has filed a notice of intent to terminate the Pension Plan or adopted any amendment to treat any such Plan as terminated, (C) the PBGC has not instituted proceedings to terminate the Pension Plan, (D) no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, the Pension Plan,
(E) no accumulated funding deficiency, whether or not waived, exists with respect to the Pension Plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of the Pension Plan, (F) all required premium payments to the PBGC have been paid when due, (G) no reportable event, as described in Section 4043 of ERISA (whether or not waived), has occurred with respect to the Pension Plan, (H) no excise taxes are payable under the Code, (I) no amendment with respect to which security is required under Section 307 of ERISA or Section 401(a)(29) of the Code has been made or is reasonably expected to be made, and (J) there has been no event which could subject any of the Paisano Companies to liability under Section 4064 or 4069 of ERISA.

        (f) With respect to the Pension Plan, (i) the funding method used in connection with the Pension Plan is acceptable under ERISA and the actuarial assumptions used in connection with funding such Plan meet the requirements of
Section 302 of ERISA and (ii) the actuarial present value of vested and nonvested "benefit liabilities," as defined in Section 4001(a)(16) of ERISA, calculated on a termination basis and taking into account all contingent and subsidized benefits (the "Benefit Liabilities") of the Pension Plan, determined as of the date hereof for such Plan, did not, and as of the Closing Date will not, exceed the fair market value of the assets of such Plan as of such date.

        (g) All group health plans covering employees of any of the Paisano Companies have been operated in compliance with the requirements of Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA").

        (h) No Paisano Company has any obligation to provide any deferred compensation, pension or non-pension benefits to retired or other former employees, except for health benefits as specifically required by COBRA or pension benefits payable from a Plan intended to be "qualified" within the meaning of Section 401(a) of the Code.

        (i) No Paisano Company, nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan nor have there been any fiduciary violations under ERISA which could subject any Paisano Company (or any officer, director or employee thereof) to any penalty or tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

        (j) Except as set forth on Schedule 4.20(j), with respect to any Benefit
Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the PBGC, the United States Department of Labor or any other governmental body, (ii) there is no action, suit or claim pending (nor, to the knowledge of any of the Paisano Companies, any basis for such a claim), other than routine claims for benefits, and (iii) there are no outstanding liabilities for taxes, penalties or fees.

        (k) No Paisano Company has incurred any liability or taken any action, and no Paisano Company has any knowledge of any action or event that could cause any one of them to incur any liability, (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan, or (iii) on account of unpaid contributions to any Multiemployer Plan.

        (l) Neither the execution and delivery of this Agreement nor the consummation of any or all of the contemplated transactions will: (i) entitle any current or former employee of a Company to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due from any Paisano Company to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

     SECTION 4.21  Material Contracts and Relationships.

        (a) Schedule 4.21(a) sets forth a complete and correct list of the following:

           (i) Each agreement (or group of agreements) between the Paisano Companies and any customer, distributor or supplier thereof (or any Affiliate of such customer, distributor or supplier) which has not been fully satisfied and which involves the payment of more than $25,000;

           (ii) All agreements now in effect that relate to the borrowing or lending by any Paisano Company of any money or that create or continue any material claim, lien, charge or encumbrance against, or right of any third party with respect to, any asset of any Paisano Company;

           (iii) All agreements now in effect by which any Paisano Company leases any real property, has the right to lease any real property or leases capital equipment and all other leases involving any Paisano Company as lessee or lessor;

           (iv) All agreements now in effect to which any Paisano Company, on the one hand, and Contributor or any of its Affiliates (other than a Paisano Company), on the other hand, are parties or by which they are bound;

           (v) All contracts or commitments now in effect relating to the employment of any Person or any commission or finder's fee arrangements with others;

           (vi) All franchise agreements now in effect to which any Paisano Company is a party;

           (vii) All license agreements now in effect to which any Paisano Company is a party, whether as licensor or licensee, which pertain to (i) any of the Marks, or (ii) any other Intangible Personal Property if the amount payable by the licensee thereunder is or could be greater than $25,000 per year or if such agreement is outside of the ordinary course of business of the applicable Paisano Company;

           (viii) All agreements now in effect, whether written or oral, between Contributor or any Paisano Company, on the one hand, and any stockholder of Newriders, on the other hand;

           (ix) All other agreements now in effect to which any Paisano Company is a party or by which it is bound and that involve $25,000 or more or that extend for a period of one year or more;

           (x) All other agreements now in effect to which any Paisano Company is a party or by which it is bound and that are material to the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of any Paisano Company; and

           (xi) All agreements now in effect to which any Paisano Company is a party and which are not in the ordinary course of business.

As used in this Section 4.21 the word "agreement" includes both oral and written contracts, leases, understandings, arrangements and all other agreements. The term "Material Contracts" means the agreements of any Paisano Company required to be disclosed on Schedule 4.21(a), whether or not disclosed, including agreements specifically identified in other Schedules.

        (b) All of the Material Contracts are in full force and effect, are valid and binding and are enforceable in accordance with their terms in favor of each applicable Paisano Company. There are no material liabilities of any party to any Material Contract arising from any breach or default of any provision thereof and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a breach or default by any party thereto.

        (c) Each Paisano Company has fulfilled all material obligations required pursuant to each Material Contract to have been performed by such Paisano Company prior to the date hereof, and each Paisano Company will be able to fulfill, when due, all of its respective obligations under each of the Material Contracts that remain to be performed after the date hereof.

        (d) Schedule 4.21(d) sets forth a complete and correct list of each (i) distributor with whom the Paisano Companies did an aggregate of $25,000 or more of business during the last fiscal year, (ii) supplier (or related group of suppliers) with whom the Paisano Companies did an aggregate of $25,000 or more of business during the last fiscal year, and (iii) agent (or related group of agents) or representative (or related group of representatives) who was paid an aggregate of $25,000 or more by the Paisano Companies during the last fiscal year, respectively, which lists itemize the actual dollar amounts.

        (e) The Paisano Companies have maintained and continue to maintain good relations with their distributors, suppliers and agents.

     SECTION 4.22 Absence of Certain Business Practices. No Paisano Company or any of its Affiliates or Representatives, including, but not limited to, Contributor, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) (i) that would subject any Paisano Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) that, if not given in the past, would have had a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations or business of any Paisano Company.

     SECTION 4.23 Transactions with Affiliates. Except as set forth on Schedule 4.23, there have been no material transactions, including purchases or sales of assets or entities, by or between any Paisano Company and Contributor or any of his Affiliates (other than any Paisano Company) since December 31, 1995 and there are no agreements or understandings now in effect between any Paisano Company and Contributor or any of his Affiliates (other than any Paisano Company). Schedule 4.23 also (i) states, as of the date hereof, the amounts due from each Paisano Company to Contributor or any of his Affiliates (other than any Paisano Company) and the amounts due from Contributor or his Affiliates (other than any Paisano Company) to each Paisano Company, (ii) describes the transactions out of which such amounts due arose and (iii) describes any interest of Contributor or any of his Affiliates (other than any Paisano Company) in any supplier or customer of, or any other entity that has had business dealings with, any Paisano Company since December 31, 1994. After the Closing, there will be no obligations or other liabilities between any Paisano Company, on the one hand, and Contributor or any of its Affiliates (other than any Paisano Company), on the other hand, other than pursuant to this Agreement and the Transactions contemplated hereby.

     SECTION 4.24 Compliance with Laws. Except as set forth on Schedule 4.24, the operation, conduct and ownership of the property or business of the Paisano Companies are being, and at all times have been, conducted, in all material respects, in full compliance with all federal, state, local and other (domestic and foreign) laws, rules, regulations and ordinances (including without limitation, those relating to employment discrimination, occupational safety, environmental compliance, conservation or corrupt practices) and all judgments and orders of any court, arbitrator or governmental authority applicable to it. Neither the Paisano Companies nor Contributor is aware of any proposed ordinance, order, judgment, decree, governmental taking, condemnation or other proceeding that would be applicable to the business, operations or properties of any Paisano Company and that could have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of any Paisano Company.

     SECTION 4.25  Taxes. Except as set forth on Schedule 4.25:

        (a) Each Paisano Company has timely filed all Tax returns and reports required to have been filed by it for all taxable periods ending on or prior to the date hereof, and each Paisano Company or Contributor has paid all Taxes due to any Taxing Authority with respect to all taxable periods ending on or prior to the date hereof, or otherwise attributable to all periods prior to the date hereof. The Tax returns and reports filed are true and correct in all material respects. None of the Paisano Companies has requested any extensions of time within which to file returns and reports in respect of any Taxes;

        (b) None of such returns contain, or will contain, a disclosure statement under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law;

        (c) Neither Contributor nor any Paisano Company has received notice that the IRS or any other Taxing Authority has asserted against a Paisano Company or Contributor with respect to the business or operations of any Paisano Company any deficiency or claim for additional Taxes in connection therewith;

        (d) All Tax deficiencies asserted or assessed against any Paisano Company have been paid or finally settled;

        (e) All Tax obligations of the Paisano Companies or Contributor with respect to the business or operations of any Paisano Company have been paid or reported when due and any unpaid Taxes relating to periods for which Tax returns have not yet been filed have been fully booked and properly accrued on the books of each Paisano Company or Contributor;

        (f) There is not pending or threatened any action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made by any Paisano Company or Contributor with respect to Taxes previously paid with respect to the business or operations of a Paisano Company and (iii) with respect to any such actions, audits, proceedings or investigation (whether or not identified in Schedule 4.25), no Paisano Company will have liability in respect of or resulting therefrom;

        (g) All amounts that are required to be collected or withheld by the Paisano Companies, or with respect to Taxes of the Paisano Companies, have been duly collected or withheld; all such amounts that are required to be remitted to any Taxing Authority have been duly remitted;

        (h) Neither the IRS nor any state, foreign or local Taxing Authority has examined any income tax return of any Paisano Company or Contributor with respect to the business or operations of any Paisano Company;

        (i) None of the Paisano Companies have waived any statute of limitations with respect to the assessment of any Tax;

        (j) No Paisano Company has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability of any Paisano Company or Contributor from any taxable period ending on or before the date hereof to any taxable period ending after such date;

        (k) No consent has been filed under Section 341(f) of the Code with respect to any Paisano Company;

        (l) There are no liens for Taxes due and payable upon any assets of any Paisano Company;

        (m) None of the Paisano Companies has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

        (n) None of the Paisano Companies is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method nor is the IRS (or other Taxing Authority) proposing, or considering, any such change in accounting method;

        (o) None of the Paisano Companies is a party to any agreement, contract, arrangement or plan (or group of agreements, contracts, arrangements or plans) that could result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code or, after the culmination of all Transactions, could create a loss of deduction under Section 162(m) of the Code;

        (p) None of the assets of the Paisano Companies is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code as in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of the Paisano Companies is "tax exempt use property" within the meaning of Section 168(h) of the Code;

        (q) There are no currently binding elections with respect to Taxes affecting the Paisano Companies for any period beginning on or after the Closing Date;

        (r) The pre-Closing Tax liabilities of the Paisano Companies (whether imposed before or after Closing and whether imposed upon filing of a Tax return or as a result of an audit or examination) which are unpaid as of the close of business on the Closing Date will not exceed the reserves for Tax liabilities as set forth in the account for accrued Taxes payable or similar account included in the Balance Sheet of the Paisano Companies as of December 31, 1997 or in the Final Closing Balance Sheet. Attached hereto as Schedule 4.25(r) is a schedule of the accruals for taxes included in the Financials of the Paisano Companies as of December 31, 1997; and

        (s) (i) As used herein the term "S corporation" means, with respect to any specified period, a corporation that has in effect throughout such period a valid election under Section 1362(a) of the Code to be an S corporation which is, and whose shareholders are, subject to the tax treatment provided for under the provisions of Section 1361 et seq. of the Code.

           (ii) The taxable year of each Paisano Company for federal and state income tax purposes is the calendar year. Each Paisano Company has made a valid election to be taxed as an S corporation on or before the dates specified in
Schedule 4.25(s), and for all periods of each Paisano Company commencing on and after such dates. For federal Tax purposes each Paisano Company was and is an S corporation. For all periods with respect to which each Paisano Company has been an S corporation, for federal Tax purposes such Company's Tax returns have been prepared and filed on a basis consistent with its status as an S corporation.

           (iii) Schedule 4.25(s) contains a true and complete list of each state in which each Paisano Company is treated, for such state's income and/or franchise tax purposes, in a manner comparable to the federal Tax treatment of an S corporation and each state where each Paisano Company is not so treated. For purposes of this representation, the state Tax treatment shall be deemed comparable to that of an S corporation if the state's income or franchise Tax on the corporation's net income is eliminated or not material and such net income (net of state corporate taxes, if any) is treated as taxable to Contributor whether or not distributed thereto. Schedule 4.25(s) also specifies, for each such state listed therein, the period during which each Paisano Company has been subject to such comparable S corporation state Tax treatment.

     SECTION 4.26 Insurance. Schedule 4.26 sets forth a complete and correct list of all insurance policies (including self-insurance arrangements) and of all claims made by each Paisano Company on any liability or other insurance policies during the past two years (other than worker's compensation claims). Each Paisano Company has reasonably adequate liability and other insurance policies insuring it against the risks of loss arising out of or related to its assets and business. Without limitation, as to the tangible real and personal property of the Paisano Companies, such insurance (including self-insurance arrangements) is adequate to cover the full replacement cost, less deductible amounts, of such tangible real and personal property. Schedule 4.26 is a complete and correct list of all insurance currently in place and accurately sets forth the coverages, deductible amounts, carriers and expiration dates thereof. Schedule 4.26 is a complete and correct list of all insurance with respect to which the policy period has expired, but for which certain of the coverage years are still subject to audit or retrospective adjustment by the carrier, and accurately sets forth such coverage years and the coverages, deductible amounts, carriers and expiration dates thereof. No Paisano Company has been informed of any outstanding requirements or recommendations by any insurance company that issued any policy of insurance to any Paisano Company or by any board of or by any governmental authority exercising similar functions that require or recommend any changes in the conduct of the business of any Paisano Company or any repairs or other work to be done on or with respect to any Paisano Company's assets. Except as set forth on Schedule 4.26, no notice or other communication has been received by any Paisano Company from any insurance company within the two years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of its insurance policies, and no such cancellation, amendment or increase of premiums is threatened.

     SECTION 4.27  No Powers of Attorney or Suretyships. Except as set forth on
Schedule 4.27, (a) no Paisano Company has granted any general or special powers of attorney (other than to statutorily required agents for service of process) and (b) no Paisano Company has any obligation or liability (whether actual, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor, obligor on an asset or income maintenance agreement or otherwise in respect of the obligation of any Person.

     SECTION 4.28 Litigation. Schedule 4.28 sets forth a complete and correct list of all legal, administrative, arbitration or other proceedings, or governmental investigations, to which any Paisano Company was a party or was otherwise affected (or by which any of its properties were affected), or was otherwise affected during the past five years, together with a description of the nature and status thereof in reasonable detail. Except as set forth on
Schedule 4.28, (i) there is no legal, administrative, arbitration or other proceeding, or any governmental investigation, pending or threatened against or otherwise affecting any Paisano Company, or any of its or their assets, that, if determined against such Paisano Company, would have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations or business of such Paisano Company; (ii) no claim not already fully discharged that involves or may involve $25,000 or more has been made against any Paisano Company; and (iii) all potential losses and liabilities of any Paisano Company that may result from the matters disclosed on Schedule 4.28 are fully covered by insurance policies of the Paisano Companies, which policies are or were in full force and effect during their respective coverage periods (and to the extent such insurance policies are no longer in effect, the Paisano Companies have the present right to seek recovery thereunder), except for any applicable deductible amount that does not exceed $25,000, or any applicable self-insured retention that does not exceed $100,000, for any one claim or action. Each Paisano Company has given in a timely manner to its insurers all notices required to be given under its insurance policies with respect to all of the claims and actions disclosed on
Schedule 4.28, and no insurer has denied coverage of any of such claims or actions or rejected any of the claims with respect thereto except as set forth in Schedule 4.28.

     SECTION 4.29 Banking Facilities. Schedule 4.29 sets forth a complete and correct list of:

        (a) Each bank, savings and loan or similar financial institution in which any Paisano Company has an account or safety deposit box and the numbers of such accounts or safety deposit boxes maintained thereat; and

        (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box, together with a description of the authority (and conditions thereto, if any) of each person with respect thereto.

     SECTION 4.30  Environmental Liabilities.

        (a) Except as set forth on Schedule 4.30 hereto, no Paisano Company has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting, any of their properties or assets, or otherwise, in any manner which violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and, to the best knowledge of Contributor and the Paisano Companies, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise in any manner which violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

        (b) (i) No Paisano Company has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, where such would reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of any Paisano Company, and
(ii) no claims have been made against any Paisano Company during the past five years and no presently outstanding citations or notices have been issued against any Paisano Company, where such could reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of any Paisano Company, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Paisano Company, or any of their employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to the Paisano Companies or any of their respective properties, or, to the best knowledge of Contributor and the Paisano Companies, relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any Paisano Company or any other location where such could have a materially adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of any Paisano Company.

     SECTION 4.31  Circulation.

           (1) Accurate and complete copies of the two most recent six-month audit reports issued by the Audit Bureau of Circulations ("ABC") with respect to each Publication, the circulation of which is audited by ABC, are attached to
Schedule 4.31(a) hereto. Except as disclosed on Schedule 4.31(a), from the date of the latest such ABC audit report, there has been no decline in the total circulation revenue (excluding advertising revenue) of any Publication.

           (2) All representations contained in any materials which were submitted by Contributor or the Paisano Companies to the ABC for the periods covered by such audit reports and which were used by the ABC in connection with the preparation of such audit reports were true and correct.

           (3) Since December 31, 1994, except with respect to special editions of the Publications, the Paisano Companies have not made any material change in their policies for the pricing of circulation for the Publications.

           (4) Section 4.31(d) sets forth current lists, as of December 31, 1997 or such later date as is specified in such lists, of all of the Paisano Companies' (i) independent contractors which distribute the Publications and
(ii) current dealers of the Publications.

        (a) The Paisano Companies have not, during the past twelve months, sold copies of any Publication whose circulation is audited by the ABC at discounts which, if known to the ABC, would have resulted in the

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ABC not including such sales in its reports with respect to the circulation of such Publication during such period.

     SECTION 4.32  Relationships with Franchisees.

        (a) Except as set forth in Section 4.32, (i) since December 31, 1994, no franchisee of any Paisano Company has canceled or otherwise modified its relationship with such Paisano Company, (ii) to the best knowledge of Contributor and the Paisano Companies, no such franchisee has threatened or has any intention to do so, and (iii) the consummation of the Transactions will not give any such franchisee the right to terminate its relationship with such Paisano Company or reduce the amount of royalties payable by such franchisee to such Paisano Company. Schedule 4.32 contains a true, complete and accurate list of all franchisees of each Paisano Company as of the date hereof. True and complete copies of the franchise agreement with each such franchisee have been provided to Newriders and Newco #1.

        (b) Schedule 4.32 sets forth a true and complete list of (a) all states in which the Paisano Companies are, as of the date of this Agreement, registered to sell franchises; (b) all states in which the Paisano Companies have received an official notice from the appropriate state officials that the Paisano Companies offer to sell and the sale of their franchises are exempt from the registration provisions of such jurisdiction's franchise registration law; and
(c) all other states in which the Paisano Companies have offered to sell or have sold their franchises based upon a claimed exemption from the registration provisions of such state's applicable franchise registration laws. True and correct copies of all notices of registrations and all notices of exemption, as described in clauses (a) and (b) above, have been furnished to Newriders and Newco #1, and such registration and exemption notices are in full force and effect as of the date hereof except as set forth in Schedule 4.32.

        (c) Contributor has delivered to Newriders and Newco #1 true and correct copies of the Paisano Companies' Uniform Franchise Offering Circulars ("UFOCs"), which are currently being used in connection with the offers to sell and the sales of its franchises. The UFOCs, and all UFOCs heretofore used by the Paisano Companies (i) comply in all material respects with all applicable federal and state laws and regulations pertaining to offers to sell and the sale of franchises, including, without limitation the Federal Trade Commission's Disclosure Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures", 16 C.F.R. Section 436; and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.33  Customer, Advertiser, Subscriber and Mailing
Lists. Contributor has maintained and currently possesses all rights to subscriber lists (subject to applicable statutory law or common law decisions regarding the use of subscriber lists), customer lists, advertiser lists and mailing lists used in connection with the conduct of its business as currently conducted, including all such lists necessary to continue the operation of its business consistent with current practice, and all of such lists are in such condition as is required in connection with the operation of its business, as currently conducted.

     SECTION 4.34  Advertising.

        (a) Schedule 4.34 sets forth a complete and correct list of the published rates for advertising lineage for each of the Publications and a complete and correct list of and the amount of revenues generated by each of the Publication's largest (by dollar amount) ten advertisers for the past year.

        (b) Since December 31, 1995, no Paisano Company has had any actual or threatened cancellation, non-renewal or material modification of any agreements or relationships with advertisers who, during any 12-month period, accounted for more than $50,000 in revenues to the Paisano Companies, which advertisers are listed in Schedule 4.34, nor has any Paisano Company made any material change in its written policies for the pricing of advertising for the Publications and no advertiser listed in Schedule 4.34 has provided written notice of its intent to
(i) cancel previously scheduled or contracted for advertising in the Publications for the period following the Closing, or (ii) terminate or modify significantly their relationship with any Paisano Company.

     SECTION 4.35 Events. Schedule 4.35 lists all commitments of Contributor and each Paisano Company to sponsor any motorcycle or other events in 1998.

     SECTION 4.36 Model Releases. Each Paisano Company has obtained all necessary releases from models appearing for commercial purposes in Publications or videos owned or produced by such Paisano Company.

     SECTION 4.37 Brokerage Fees. Except for the fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisors to Contributor and the Paisano Companies in connection with the Transactions, which fees will be paid by Contributor, no Person is entitled to any brokerage or finder's fee or other commission from any Paisano Company in respect of this Agreement or the Transactions, except that Contributor is aware that the fees of Imperial Capital, LLC, financial advisors to Newriders in connection with the Transactions, will be paid at the Closing, out of the proceeds of the Financing. Without limiting the generality of the foregoing, except as set forth above, the Paisano Companies are not subject to any binding obligations or any restrictions with respect to the sale of the Paisano Companies other than pursuant to this Agreement.

     SECTION 4.38 Disclosure. The information provided by Contributor and the Paisano Companies in connection with this Agreement, including, without limitation, the exhibits and schedules hereto, and in any other writing furnished pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available by Contributor or the Paisano Companies to Newriders pursuant hereto were or will prior to the Closing be complete and accurate records of such documents.

                                   ARTICLE 5.

            REPRESENTATIONS AND WARRANTIES OF NEWRIDERS AND NEWCO #1

     Newriders, Newco #1 and Newco #3 hereby jointly and severally represent and warrant to Contributor and the Paisano Companies, as of the date hereof and as of the Closing Date, that:

     SECTION 5.1 Organization and Corporate Authority. Newriders, Newco #1 and Newco #3 are corporations duly organized, validly existing and in good standing under the laws of each such corporation's respective state of incorporation. Newriders, Newco #1 and Newco #3 have all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. All necessary action, corporate or otherwise, required to have been taken by or on behalf of Newriders, Newco #1 and Newco #3 by applicable law, each corporation's respective charter documents or otherwise to authorize (i) the approval, execution and delivery on behalf of Newriders, Newco #1 and Newco #3 of this Agreement and (ii) the performance by Newriders, Newco #1 and Newco #3 of their obligations under this Agreement and the consummation of the Transactions has been taken or will have been taken on or prior to the Closing. This Agreement and all agreements and instruments herein contemplated to be executed by Newriders, Newco #1 and Newco #3 are the valid and binding agreements of Newriders, Newco #1 and Newco #3, enforceable against Newriders, Newco #1 and Newco #3 in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     SECTION 5.2 Consents and Approvals. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under, result in any right of termination of, increase any amounts payable under, or conflict with, any agreement, indenture or other instrument to which Newriders, Newco #1 or Newco #3 is a party or by which any of their property is bound, their charter or by-laws, or any judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to Newriders, Newco #1 or Newco #3. All consents, approvals and authorizations of, and declarations, filings and registrations with, any governmental or regulatory authority (domestic or foreign) or any other Person (either governmental or private) required in connection with the execution and delivery by Newriders, Newco #1 and Newco #3 of this Agreement or the consummation of the Transactions have been obtained, made and satisfied, except for any filings required to be made after the date hereof pursuant to state law, the Securities Act or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     SECTION 5.3  Newco #1 Shares; Newco #1 Capital Stock.

        (a) The Newco #1 Shares to be issued at the Closing, when issued and delivered, will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights or any liens, charges, claims or encumbrances (other than pursuant to the Transactions or arising from the acts or omissions of Contributor). Newco #1 makes no representation as to the market price which Contributor will realize upon the ultimate disposition of such shares, it being acknowledged by Contributor that such shares will constitute "restricted securities" under applicable securities laws and the market price of publicly traded securities will be affected by many factors which are outside the control of Newriders, Newco #1 and Newco #3 and as to which Newriders, Newco #1 and Newco #3 can offer no assurance.

        (b) As of the Closing Date, there will be no more than 20,500,000 shares of common stock of Newco #1 issued or subject to issuance pursuant to options, warrants or other convertible securities.

     SECTION 5.4 Newriders SEC Reports. Newriders has furnished to Contributor its report on Form 10-SB dated June 30, 1997 (including all amendments thereto), its Annual Report on Form 10-KSB for the period ended December 31, 1997 and its Quarterly Report -- Form 10-QSB for the quarter ended March 31, 1998, each as filed with the Securities and Exchange Commission ("SEC") (the "SEC Reports"). The SEC Reports did not, on their respective dates of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on
Schedule 5.4 or as stated in such SEC Reports, all financial statements included in the SEC Reports, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein), (ii) fairly present the consolidated financial position results of operations and cash flows of Newriders as of the respective dates thereof and for the periods referred to therein, including all liabilities or obligations of Newriders, whether known or unknown, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and (iii) were consistent with the books and records of Newriders and its subsidiaries. Except as contemplated in connection with the Transactions or as disclosed in or contemplated in the SEC Reports or other filings of Newriders with the SEC, all of which Contributor acknowledges having reviewed, since the date of the latest SEC Report there has not occurred any material adverse change in the results of operations or financial position of Newriders and its subsidiaries considered as a whole.

     SECTION 5.5 Brokerage Fees. Except for the fees payable to Imperial Capital, LLC, financial advisors to Newriders in connection with the Transactions, which fees will be paid out of the proceeds of the Financing, no Person is entitled to any brokerage or finder's fee or other commission from Newriders, Newco #1 or Newco #3 in respect of this Agreement or the Transactions.

     SECTION 5.6 Labor. Newriders has complied in all material respects with all applicable laws, rules and regulations (domestic and foreign) relating to labor relations and the employment of labor, including, without limitation, those related to wages, hours, benefits, non-discrimination, immigration, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate authorities, or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Newriders does not and has not "leased" any employees except in full compliance with applicable law.

     SECTION 5.7  Compliance with ERISA.

        (a) Except as set forth on Schedule 5.7 (a), Newriders does not maintain or contribute to or have any obligation with respect to, and none of the employees of Newriders is covered by, any bonus, deferred

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

compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, the "Newriders Benefit Plans"). None of the Newriders Benefit Plans is (i) a Multiemployer Plan, (ii) a "multiple employer plan," as defined in ERISA or the Code, (iii) a Plan subject to Section 412 of the Code or Title I, Subtitle B,
Part 3 or Title IV of ERISA, or (iv) a funded welfare benefit plan, as defined in Section 419 of the Code. Newriders does not have any agreement or commitment to create any additional Newriders Benefit Plan or to modify or change any existing Newriders Benefit Plan.

        (b) With respect to each Newriders Benefit Plan, Newriders has heretofore delivered or caused to be delivered to Contributor true, correct and complete copies of (i) all documents which comprise the most current version of each of such Newriders Benefit Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Newriders Benefit Plan that is a Plan, (A) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Plans for which such a report is required, (B) the most current summary plan description (and any summary of material modifications), (C) the three most recent certified financial statements for each of the Plans for which such a statement is required or was prepared, and (D) for each Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code, all the Internal Revenue Service determination letters issued with respect to such Plan. Except as set forth on Schedule 5.7
(b), since the date of the documents delivered, there has not been any material change in the assets or liabilities of any of the Newriders Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Newriders Benefit Plan, and none of the Newriders Benefit Plans has been or will be amended prior to the Closing Date. Each of the Newriders Benefit Plans can be amended, modified or terminated by Newriders within a period of thirty (30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Plan intended to be qualified within the meaning of Section 401(a) of the Code.

        (c) Newriders has performed and complied in all material respects with all of its obligations under and with respect to each of the Newriders Benefit Plans and each of the Newriders Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable laws and regulations. Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred which reasonably could be expected to adversely affect such qualified status.

        (d) There are no unpaid contributions due prior to the date hereof with respect to any Newriders Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law or regulation.

        (e) All group health plans covering employees of Newriders have been operated in compliance with the requirements of Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA").

        (f) Except as set forth on Schedule 5.7 (f), Newriders has no obligation to provide any deferred compensation, pension or non-pension benefits to retired or other former employees, except for health benefits as specifically required by COBRA or pension benefits payable from a Plan intended to be "qualified" within the meaning of Section 401(a) of the Code.

        (g) Neither Newriders nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Newriders Benefit Plan nor have there been any fiduciary violations under ERISA which could subject Newriders (or any officer, director or employee thereof) to any penalty or tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

        (h) Except as set forth on Schedule 5.7 (h), with respect to any Newriders Benefit Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the PBGC, the United States Department of Labor or any other governmental body, (ii) there is no action, suit or claim pending (nor, to the knowledge of Newriders, any basis for such a claim), other than routine claims for benefits, and (iii) there are no outstanding liabilities for taxes, penalties or fees.

        (i) Newriders has not incurred any liability or taken any action, and Newriders has no knowledge of any action or event that could cause it to incur any liability, (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan, or (iii) on account of unpaid contributions to any Multiemployer Plan.

        (j) Neither the execution and delivery of this Agreement nor the consummation of any or all of the contemplated transactions will: (i) entitle any current or former employee of Newriders to severance pay, unemployment compensation or any similar payment or (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee.

     SECTION 5.8 Absence of Certain Business Practices. Neither Newriders nor any of its Affiliates or Representatives has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) (i) that would subject Newriders to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) that, if not given in the past, would have had a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations or business of Newriders.

     SECTION 5.9  Taxes.

        (a) Except as set forth on Schedule 5.9, Newriders (including its predecessor-in-interest, American Furniture Wholesale Inc.), has timely filed all Tax returns and reports required to have been filed by it for all taxable periods ending on or prior to the date hereof, and has paid all Taxes due to any Taxing Authority with respect to all taxable periods ending on or prior to the date hereof, or otherwise attributable to all periods prior to the date hereof. The Tax returns and reports filed are true and correct in all material respects;

        (b) Except as set forth on Schedule 5.9, there is not pending or threatened any action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made by Newriders with respect to Taxes previously paid with respect to the business or operations of Newriders and (iii) with respect to any such actions, audits, proceedings or investigation (whether or not identified in Schedule 5.9), Newriders will not have liability in respect of or resulting therefrom; and

        (c) All Tax deficiencies asserted or assessed against Newriders have been paid or finally settled.

     SECTION 5.10  Environmental Liabilities.

        (a) Except as set forth on Schedule 5.10 hereto, Newriders has not used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting, any of its properties or assets, or otherwise, in any manner which violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise in any manner which violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

        (b) (i) Newriders has no obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, where such would reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of Newriders, and (ii) no claims have been made against Newriders during the past five years and no presently outstanding citations or notices have been issued against Newriders, where such could reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of Newriders, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by Newriders, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to Newriders or any of its respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by Newriders or any other location where such could have a materially adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of Newriders.

     SECTION 5.11 Licenses and Permits. Newriders, Newco #1 and Newco #3 are, and at all times have been, duly licensed, with all requisite permits and qualifications, as required by applicable law for the purpose of conducting their business or owning their properties or both, in each jurisdiction in which they do business or own property or in which such license, permit or qualification is otherwise required. Newriders, Newco #1 and Newco #3 are in compliance with all such licenses, permits and qualifications. Schedule 5.11 sets forth a list of all such licenses, permits and qualifications, and the expiration dates thereof. There are no proceedings pending or threatened, and Newriders, Newco #1 and Newco #3 know of no facts that could be the basis of a proceeding to revoke or terminate any such presently existing license, permit or qualification.

     SECTION 5.12  Newriders Capital Stock; Subsidiaries.

        (a) As of March 19, 1998, there were 17,368,130 shares of Newriders common stock outstanding. Attached hereto as Schedule 5.12(a) is a copy of the stockholders list provided by Newriders' transfer agent to Newriders on March 19, 1998.

        (b) Except as set forth on Schedule 5.12(b), neither Newriders nor Newco #1 has any Subsidiaries or any other equity interest in any corporation, partnership, limited liability company or other entity.

     SECTION 5.13 Projected Financial Data. The projected financial data of Newriders provided by Newriders to Imperial Capital, LLC for use in the Confidential Information Memorandum is based upon good faith estimates and assumptions believed by Newriders to be reasonable. Newriders has no reason to believe that it will not achieve the financial performance reflected in such projected financial data, assuming the assumptions underlying such projected financial data are followed.

     SECTION 5.14 Insurance. Schedule 5.14 sets forth a complete and correct list of all insurance policies and of all claims made by Newriders on any liability or other insurance policies during the past five years (other than worker's compensation claims). Newriders has reasonably adequate liability and other insurance policies insuring it against the risks of loss arising out of or related to its assets and business. Without limitation, as to the tangible real and personal property of Newriders, such insurance is adequate to cover the full replacement cost, less deductible amounts, of such tangible real and personal property. Schedule 5.14 is a complete and correct list of all insurance currently in place and accurately sets forth the coverages, deductible amounts, carriers and expiration dates thereof. Schedule 5.14 is a complete and correct list of all insurance with respect to which the policy period has expired, but for which certain of the coverage years are still subject to audit or retrospective adjustment by the carrier, and accurately sets forth such coverage years and the coverages, deductible amounts, carriers and expiration dates thereof. There are no outstanding requirements or recommendations by any insurance company that issued any policy of insurance to Newriders or by any board of or by any governmental authority exercising similar functions that require or recommend any changes in the conduct of the business of Newriders or any repairs or other work to be done on or with respect to Newriders' assets. Except as set forth on Schedule 5.14, no notice or other communication has been received by Newriders from any insurance company within the five years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of its insurance policies, and no such cancellation, amendment or increase of premiums is threatened.

     SECTION 5.15  No Powers of Attorney or Suretyships. Except as set forth on
Schedule 5.15(a) Newriders has not granted any general or special powers of attorney (other than to statutorily required agents for service of process) and
(b) has no obligation or liability (whether actual, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor, obligor on an asset or income maintenance agreement or otherwise in respect of the obligation of any Person.

     SECTION 5.16 Contracts with Affiliates. Except as set forth on Schedule 5.16, since January 1, 1997 there has been no material contract or arrangement between Newriders and/or Newriders Ltd., on the one hand, and any Affiliate of Newriders, on the other hand.

     SECTION 5.17  Absence of Undisclosed Liabilities. Except as set forth on
Schedule 5.17, there are no liabilities or obligations of any nature of Newriders, Newco #1 or Newco #3, whether known or unknown, whether absolute, accrued, contingent or otherwise, and whether due or to become due, not reflected on or reserved for in the financial statements included in the SEC Reports.

     SECTION 5.18 Disclosure. The information provided by Newriders, Newco #1 and Newco #3 in this Agreement, including, without limitation, the exhibits and schedules hereto, and in any other writing furnished pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not false or misleading.

                                   ARTICLE 6.

    COVENANTS OF CONTRIBUTOR AND THE PAISANO COMPANIES PRIOR TO CLOSING DATE

     SECTION 6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Contributor and the Paisano Companies will (a) upon reasonable prior notice and during normal business hours, afford Newriders, Newco #1 and Newco #3 and their Representatives and prospective lenders and their Representatives (collectively, "Newriders' Advisors") full and free access to each Paisano Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Newriders and Newco #1 and Newriders' Advisors with copies of all such contracts, books and records, and other existing documents and data as Newriders, Newco #1 and Newco #3 may reasonably request, and (c) furnish Newriders, Newco #1 and Newco #3 and Newrider's Advisors with such additional financial, operating, and other data and information as Newriders, Newco #1 and Newco #3 may reasonably request.

     SECTION 6.2 Operation of the Business of the Paisano Companies. Except for the sale, distribution or other disposition of the Excluded Assets, between the date of this Agreement and the Closing Date, Contributor and the Paisano Companies will:

        (a) conduct the business of each Paisano Company only in the ordinary course of business;

        (b) confer with Newriders, Newco #1 and Newco #3 concerning operational matters of a material nature; and

        (c) otherwise report periodically to Newriders, Newco #1 and Newco #3 concerning the status of the business, operations, and finances of each Paisano Company.

     SECTION 6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Contributor and the Paisano Companies will not, without the prior consent of Newriders, Newco #1 and Newco #3, take any action, or fail to take any reasonable action, as a result of which any of the changes or events listed in
Section 4.13 could occur.

     SECTION 6.4 Required Approvals. As promptly as practicable after the date of this Agreement, Contributor and the Paisano Companies will make all filings required by Legal Requirements to be made by them in order to consummate the Transactions. Between the date of this Agreement and the Closing Date, Contributor and the Paisano Companies will (a) cooperate with Newriders, Newco #1 and Newco #3 with respect to all filings that Newriders, Newco #1 and Newco #3 elect to make or are required by Legal

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Requirements to make in connection with the Transactions, and (b) cooperate with
Newriders, Newco #1 and Newco #3 in obtaining all consents referred to in
Section 5.2.

     SECTION 6.5 Notification. Between the date of this Agreement and the Closing Date, Contributor and the Paisano Companies will promptly notify Newriders, Newco #1 and Newco #3 in writing if Contributor or any Paisano Company becomes aware of any fact or condition that causes or constitutes a breach of any of Contributor's or the Paisano Companies' representations and warranties as of the date of this Agreement, or if Contributor or any Paisano Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Contributor and the Paisano Companies will promptly notify Newriders, Newco #1 and Newco #3 of the occurrence of any breach of any covenant of Contributor or any Paisano Company in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

     SECTION 6.6 Exclusivity. Until August 15, 1998, Contributor and the Paisano Companies agree that neither they nor their Representatives will solicit or encourage, directly or indirectly, in any manner, any discussion with or furnish or cause to be furnished any information to any Person other than Newriders, Newco #1 or Newco #3 or their Representatives, in connection with, or negotiate for or otherwise pursue the sale of the Capital Stock of any Paisano Company, or all or substantially all of the assets of any Paisano Company or any business combination or merger of any Paisano Company with any other party. Contributor and the Paisano Companies agree to promptly inform Newriders, Newco #1 and Newco #3 of any inquiries or proposals with respect to the foregoing.

     SECTION 6.7 Best Efforts. Between the date of this Agreement and the Closing Date, Contributor and the Paisano Companies will use their reasonable best efforts to cause the conditions in Article 9 to be satisfied.

     SECTION 6.8 Leases. Contributor, as landlord, will terminate, effective as of the Closing, its existing leases (the "Contributor Terminated Leases") with the applicable Paisano Companies, as tenants, of the land and buildings located at 28210 Dorothy Drive, Agoura Hills, California, 28216 Dorothy Drive, Agoura Hills, California, 605 Main Street, Daytona Beach, Florida, and 611 East Broad Street, Columbus, Ohio. Notwithstanding anything to the contrary in the leases, such terminations shall be without cost or liability to the tenants or to Newriders or Newco #1. Contributor will enter into new leases with Newriders or Newco #1 (or such Affiliate(s) of Newriders or Newco #1 as they may designate provided that such leases are guaranteed by Newco #1), as tenant, for each of the four (4) premises described above. The new leases will be "standard triple net" leases, having terms no less favorable to the tenant as corresponding terms in the existing leases (except as otherwise expressly provided in this paragraph) and will be in the form attached hereto as Exhibit C. Each of the new leases shall have an initial term of five (5) years commencing immediately upon the Closing and shall contain an option, exercisable by Newriders or Newco #1, to extend the lease for one (1) option period of five (5) years. The leases shall not contain cross-default provisions and the renewal options for each lease shall be exercisable without regard to whether Newriders or Newco #1 or their Affiliate(s) exercise the options for any other lease. Each new lease shall provide for base rent during the first twelve months of the initial term in an amount equal to the base rent currently in effect under the existing lease for the same premises (taking into account any CPI adjustments heretofore made to the base rent payable under such lease). Base rent shall be subject to CPI increases on the first day of each subsequent twelve month period. As used herein "CPI" shall mean the "United States Department of Labor, Bureau of Labor Statistics Consumer Price Index For All Urban Consumers" for the metropolitan area in which the respective premises are located, or, if no longer published, any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Effective the first day of the option term, rent shall be adjusted to an amount equal to the then fair market rental for the premises in question (based on a review of the rental rates for comparable premises in the same area), which amount shall be subject to CPI increases at the beginning of each subsequent year of each option term.

     SECTION 6.9 Management Employment Contracts. Contributor will use his best efforts consistent with sound business practice to cause each of Brian Wood, Robert Davis, Keith Ball and Rick Busman to enter into an employment contract, in the form attached hereto as Exhibit D-1, D-2, D-3 and D-4, respectively, with Newco #1 or such Affiliate thereof as is designated by Newco #1 (the "Management Employment Contracts").

                                   ARTICLE 7.

      COVENANTS OF NEWRIDERS, NEWCO #1 AND NEWCO #3 PRIOR TO CLOSING DATE

     SECTION 7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Newriders, Newco #1 and Newco #3 will, (a) upon reasonable prior notice and during normal business hours, afford Contributor and his Representatives (collectively, "Contributor's Advisors") full and free access to Newriders, Newco #1's and Newco #3's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Contributor and Contributor's Advisors with copies of all such contracts, books and records, and other existing documents and data as Contributor may reasonably request, and (c) furnish Contributor and Contributor's Advisors with such additional financial, operating, and other data and information as Contributor may reasonably request.

     SECTION 7.2 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Newriders, Newco #1 and Newco #3 will and will cause each of their Affiliates to, make all filings required by Legal Requirements to be made by them to consummate the Transactions. Between the date of this Agreement and the Closing Date, Newriders, Newco #1 and Newco #3 will
(i) cooperate with Contributor with respect to all filings that Contributor is required by Legal Requirements to make in connection with the Transactions, and
(ii) cooperate with Contributor in obtaining all consents referred to in Sections 3.3 and 4.2; provided that this Agreement will not require Newriders and Newco #1 to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     SECTION 7.3 Best Efforts. Except as set forth in the proviso to Section 7.2, between the date of this Agreement and the Closing Date, Newriders, Newco #1 and Newco #3 will use their reasonable best efforts to cause the conditions in Article 9 to be satisfied.

                                   ARTICLE 8.

                     CERTAIN AGREEMENTS AND UNDERSTANDINGS

     SECTION 8.1 Board of Directors. Subject to applicable corporate law and until payment in full of the Newco #1 Notes, Newriders and Newco #1 agree to use their reasonable best efforts to cause the number of directors on Newco #1's Board of Directors to not be increased to more than eight without Contributor's approval. Newriders and Newco #1 further agree that, upon Closing, they will cause Contributor to be appointed to fill a vacancy on Newco #1's Board of Directors. In addition, until payment in full of the Newco #1 Notes, Contributor will have the right to nominate himself and three directors, at least one of whom will be a non-employee director (as such term is defined in Rule 16b-3 under the Exchange Act and Section 162(m) of the Code and provided that such individuals have not been involved in any legal proceedings of the type specified in Item 401(f) of Regulation S-K) to become members of Newco #1's eight-member Board of Directors. The two outside directors designated by Contributor will, upon election by the stockholders of Newco #1, become members of the Audit, Compensation and S8 Stock Committees of the Board of Directors.

     SECTION 8.2  Agreement Not to Compete.

        (a) For a period beginning on the Closing Date and extending until five years from the expiration of the term of the Teresi Employment Agreement, Contributor agrees that except as specifically allowed below, he shall not, for any reason, directly or indirectly, engage or be interested in the publication or distribution of magazines primarily devoted to automotive, motorcycle and tattoo subject matter, and shall not, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, officer, partner, employee or consultant, or otherwise engage or invest or participate in, the publication or distribution of magazines primarily devoted to automotive, motorcycle and tattoo subject matter, in any county or any other political subdivision of any state of the United States of America or of any other country in the world where the Paisano Companies conducted any business at any time during the two (2) year period preceding the date hereof. The parties agree that the covenant contained in this Section 8.2 has a value of $25,000. However, it is specifically agreed that Contributor shall have the right to (i) own, invest in, or render services in connection with magazines devoted to subject matter which is not competitive with the magazines presently published by the Paisano Companies or presently contemplated to be published by the Paisano Companies (for example, boating and fishing magazines) or (ii) own, invest in, or render services in connection with motorcycle and/or automotive related projects of a non-publishing nature (excluding motorcycle shops, apparel stores and cafes) which are not competitive with or adverse to the business activities of Newco #1, Newriders or the Paisano Companies. All of the parties agree that the duration and area for which the covenant set forth in this Section 8.2 is to be effective are reasonable. In the event that any court determines that the time period or the geographical areas provided for in this Section 8.2, or both of them, are unreasonable and that such covenant is to that extent unenforceable, such covenant shall remain in full force and effect for the greatest time period and in the greatest geographical area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and for any other country in the world where this covenant is intended to be effective.

        (b) The parties agree that damages would be an inadequate remedy for Newco #1 and Newriders in the event of a breach or threatened breach of the covenant contained in this Section 8.2 and thus, in any such event, Newco #1 and Newriders may, either with or without pursuing any potential damage remedies, immediately seek an injunction prohibiting Contributor from violating this covenant.

     SECTION 8.3 Paisano Employee Options. As soon as practicable following the Closing, Newco #1 will grant to such persons chosen by Contributor (in a written notice delivered to Newco #1 or Newriders on or before the Closing), who at the Closing Date are either employees of one of the Paisano Companies and who enter into employment agreements with Newco #1, Newriders or any of their Affiliates or are consultants of any Paisano Company, options to purchase an aggregate of 300,000 shares of the common stock of Newco #1, subject only to the approval of the Compensation Committee of the board of directors of Newco #1. Such options will have an exercise price of $5.00 per share, shall vest immediately, be non-transfererable except in the case of death, to the estate of the recipient and shall expire five years from the Closing Date. These options will be in addition to any options which such persons may otherwise become entitled to under Newriders' or Newco #1's stock option plan.

     SECTION 8.4 Directors' and Officers' Insurance. Newco #1 will maintain for a period of three (3) years directors' and officer's liability insurance and errors and omissions insurance in amounts to be determined by the board of directors of Newco #1.

     SECTION 8.5 Use of Excluded Assets. Newriders and Newco #1 shall have the right to use and display all Excluded Assets currently being used by the Paisano Companies as display items in its theme cafes until 90 days after Contributor gives notice to Newriders and Newco #1 to deliver such Excluded Assets to Contributor.

     SECTION 8.6 Termination of Pension Plan. As soon as practicable, and in all events prior to the Closing Date, Contributor shall cause the Paisano Companies to take the following actions with respect to the Pension Plan: (a) amend the Pension Plan to cease all benefit accruals and fully vest participants in their accrued benefits, and promptly issue the notice to participants and beneficiaries required by Section 204(h) of ERISA as soon as practicable after such amendment is made, and (b) all other actions necessary to terminate the Pension Plan effective as of the earliest date permitted under applicable law, but in no event later than the day before the Closing Date, in accordance with the terms of the Pension Plan and the procedures for standard terminations contained in Section 4041(b) of ERISA, and (c) file Form 5310 (and all required attachments) with the IRS to secure a determination that the Pension Plan, as amended and terminated, continues to be a qualified plan.

     Recognizing that it will not be possible under existing law to complete the termination of the Pension Plan and the distribution of its assets to Participants prior to the Closing Date, Contributor agrees to reimburse Newco #1 or one of the Paisano Companies, as directed by Newco #1, for all costs relating to the termination of the Pension Plan and the distribution of benefits thereunder that are incurred on or after the Closing Date and are not paid from the assets of the Pension Plan. Notwithstanding anything herein to the contrary, if the assets of the Pension Plan are not sufficient to discharge all Benefit Liabilities for any reason: (i) prior to the Closing Date the Paisano Companies shall contribute sufficient assets to the Pension Plan to discharge all such Benefit Commitments, and (ii) on or after the Closing Date, Contributor shall pay Newco #1 or any one of the Paisano Companies, as directed by Newco #1, within ten (10) days after demand, such additional contributions as are necessary to discharge all such Benefit Commitments.

     SECTION 8.7 Employees; Employee Benefits. Nothing herein expressed or implied shall confer upon (a) Newco #1 or any of the Paisano Companies the obligation to continue any of the Benefit Plans for any period after the Closing, or (b) any of the employees of the Paisano Companies any rights or remedies, including, without limitation any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, except as specifically provided under a written employment agreement. Subject to the foregoing, employees of the Paisano Companies who remain employed after the Closing shall be credited with their pre-Closing service for the Paisano Companies for purposes of eligibility and vesting under each and every employee benefit plan, program or arrangement, including fringe benefit arrangements, in the nature of the Benefit Plans under which they become covered after the Closing, unless credit for pre-Closing service is not granted to similarly situated employees of Newriders.

                                   ARTICLE 9.

                                   CONDITIONS

     SECTION 9.1 Conditions to Obligations of Newriders, Newco #1 and Newco #3. The obligations of Newriders, Newco #1 and Newco #3 to complete the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Newriders, Newco #1 and Newco #3:

        (a) the business of each Paisano Company shall have been conducted in the ordinary course, and there shall have been no material adverse change to the business of any such Paisano Company;

        (b) there shall have been no threatened or pending litigation against any Paisano Company which is material;

        (c) except for (i) distribution of the Excluded Assets and (ii) distribution of $7,000,000 to Contributor (provided that a financial institution has lent a Paisano Company $7,000,000), there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind, by any Paisano Company since December 31, 1997;

        (d) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the Transactions shall have been obtained;

        (e) consummation of the Financing on terms acceptable to Newriders, Newco #1 and Newco #3;

        (f) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Newriders, Newco #1 and Newco #3, with respect to the Section 351 Transaction and the Reorganization;

        (g) a Proxy/Registration Statement on Form S-4 (the "Registration Statement") shall have been declared effective by the SEC;

        (h) the representations and warranties of Contributor and the Paisano Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Contributor shall have delivered to Newriders, Newco #1 and Newco #3 a certificate dated as of the Closing Date, to such effect;

        (i) Contributor and the Paisano Companies shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing;

        (j) delivery of an opinion of Masters & Ribakoff, in the form attached hereto as Exhibit E-1, and an opinion of Fulwider, Patton, Lee & Utecht, LLP, in the form attached hereto as Exhibit E-2;

        (k) Contributor shall have entered into an employment contract and a consulting agreement with Newco #1 or such Affiliate thereof as is designated by Newco #1, in the forms attached hereto as Exhibits F-1 and F-2 (collectively, the "Teresi Employment Agreement");

        (l) the Agreement and Plan of Merger and Reorganization in the form attached hereto as Exhibit G shall have been entered into by all of the parties thereto;

        (m) the stockholders of Newriders shall have approved the transactions contemplated by this Agreement, the El Paso Agreement and the Agreement and Plan of Merger and Reorganization at a duly constituted meeting;

        (n) the transactions contemplated by the El Paso Agreement shall have closed prior to or simultaneous with the Closing;

        (o) Michael T. Purcell, Leon Hatcher, Rick L. Pierce and C.W. Doyle shall have transferred to Newriders an aggregate of 6,156,480 shares of their Newriders common stock;

        (p) Stockholders of Newriders representing more than 3% of the outstanding shares of Newriders shall not have exercised their right to dissent in respect of the Reorganization;

        (q) the conditions specified on Schedule 9.1(q); and

        (r) the Stockholders' Agreement (the "Stockholders' Agreement") in the form attached hereto as Exhibit I shall have been entered into by Contributor and John Martin.

     SECTION 9.2 Conditions to Obligations of Contributor and the Paisano Companies. The obligations of Contributor to consummate the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions unless waived by Contributor:

        (a) except for (i) any issuance of capital stock upon conversion of convertible debentures or notes which have been or may be issued by Newriders or Newco #1 (but not to exceed 850,000 shares of common stock), (ii) any issuance of stock upon exercise of stock options granted under Newriders' or Newco #1's stock option plans, (iii) the issuance of 2,000,000 shares of Newco #1 common stock in connection with the transactions contemplated by the El Paso Agreement,
(iv) the issuance of 1,000,000 shares of Newriders common stock to Contributor based upon a prior contractual obligation, (v) the issuance of 200,000 shares of Newco #1 common stock to William Nordstrom in consideration for the relinquishment of certain options and (vi) the issuance of an aggregate of 4,036,797 shares of Newco #1 common stock to John Martin in consideration of cash and notes, there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind, by Newriders or Newco #1 since December 31, 1997;

        (b) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the Transactions shall have been obtained;

        (c) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Contributor, with respect to the Section 351 Transaction and the Reorganization;

        (d) the representations and warranties of Newriders, Newco #1 and Newco #3 set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and Newco #1, Newriders and Newco #3, shall have delivered to Contributor a certificate, dated as of the Closing Date, to such effect;

        (e) Newriders, Newco #1 and Newco #3 shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing;

        (f) delivery of an opinion or opinions of counsel to Newriders, Newco #1 and Newco #3, covering the matters set forth in Exhibit H;

        (g) Michael T. Purcell, Leon Hatcher, Rick L. Pierce and C.W. Doyle shall have transferred to Newriders an aggregate of 6,156,480 shares of their Newriders common stock;

        (h) approval by Contributor, which approval shall not be unreasonably withheld, of any Person that is not an institutional investor recognized within the investment community and that is providing any portion of the Financing; and

        (i) the Stockholders' Agreement shall have been entered into by Contributor and John Martin.

                                  ARTICLE 10.

                                INDEMNIFICATION

     SECTION 10.1 Survival. All representations, warranties, covenants, and obligations in this Agreement, including the Exhibits and Schedules hereto, and any certificate or document delivered pursuant to this Agreement, will survive the Closing. All representations and warranties shall survive for two years after the Closing, except for the representations in Sections 4.20, 4.25, 5.7 and 5.9, which shall survive until 90 days after all applicable statutes of limitations (with extensions, if any) have expired with respect thereto and except for the representations in Sections 3.2, 4.5, 4.30, 5.3 and 5.10 which shall survive indefinitely.

     SECTION 10.2 Indemnification by Contributor. Contributor shall indemnify and hold harmless Newriders, Newco #1 and Newco #3 and each of their Affiliates and Representatives in respect of any and all losses, damages, liabilities, penalties, interest, costs and expenses (including, without limitation, any reasonable attorneys', accountants' and consultants' fees and other expenses) incurred by Newriders, Newco #1 or Newco #3 or their respective Affiliates or Representatives, together with interest on cash disbursements in connection therewith, at an annual rate equal to the rate of interest payable by Newriders, Newco #1 and Newco #3 under their senior credit facility then in effect, from the date such cash disbursements were made by Newriders, Newco #1 or Newco #3 or any of their Affiliates or Representatives until paid by Contributor (collectively "Damages") in connection with each and all of the following:

        (a) Any breach of any representation or warranty made by Contributor or any Paisano Company in this Agreement as of the date of this Agreement and as if such representation and warranty were made on and as of the Closing Date;

        (b) Any misrepresentation contained in any written statement or certificate furnished by Contributor or any Paisano Company pursuant to this Agreement or in connection with the Transactions; and

        (c) Any breach of any covenant, agreement or obligation of Contributor or any Paisano Company contained in this Agreement or any other instrument contemplated by this Agreement or the Transactions.

     The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Newriders, Newco #1 or Newco #3 or their Affiliates and they in no way limit the remedies that may be available to Contributor for a breach of this Agreement by Newriders, Newco #1 or Newco #3.

     SECTION 10.3  Limitations.

        (a) No claim, demand, suit or cause of action shall be brought against Contributor under Section 10.2 unless and until the aggregate amount of Damages under Section 10.2 exceeds $250,000, and then only for the amount by which such Damages exceed $250,000. In addition, from and after the time, if any, that the aggregate amount of Damages under Section 10.2 exceeds $250,000, claims, demands, suits or causes of action may only be brought against Contributor from time to time under Section 10.2 if the aggregate amount thereof at such time exceeds $5,000. However, this Section 10.3(a) will not apply to any breach of any of the Contributor's or the Paisano Companies' representations and warranties of which either Contributor or any of the Paisano Companies had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Contributor or any Paisano Company of any covenant or obligation, and Contributor and the Paisano Companies will be jointly and severally liable for all Damages with respect to such breaches.

        (b) Contributor shall pay Newriders, Newco #1 and Newco #3 for Damages from time to time as follows:

           (i) first, an amount equal to the lesser of the amount of such Damages and the Cash Indemnification Amount (as hereinafter defined) shall be paid by Contributor in cash. The Cash Indemnification Amount at any time shall be an amount equal to $15,000,000 minus any cash payments theretofore made by Contributor under this Section 10.3(b)(i), plus the amount of any principal payments received by Contributor on the Newco #1 Notes and plus the amount of any net proceeds received (or, if such disposition was without consideration, the Fair Value on the date of such disposition) upon the sale or other disposition of any of his shares of Newco #1 common stock;

           (ii) second, after the Cash Indemnification Amount has been reduced to zero, Newco #1 may offset the amount of any remaining Damages against the unpaid principal amount of and accrued interest on the Newco #1 Notes in such order as Newco #1 may choose; and

           (iii) third, at such time, if any, as the entire principal amount of and accrued interest on the Newco #1 Notes has been offset as provided in (ii) above or otherwise reduced to zero, Contributor shall be obligated to contribute to the capital of Newco #1 a number of shares of common stock of Newco #1 equal to the lesser of (A) the amount of any remaining Damages divided by the Fair Value of such shares at the time of such contribution and (B) the number of such shares then held by the Contributor, it being the intention of the parties that Contributor's obligation to contribute stock cannot exceed the number of shares then in his possession.

        (c) the amount of Damages recoverable hereunder shall be reduced by the amount of any insurance proceeds actually received by Newriders, Newco #1 or Newco #3 but shall be increased by the amount of any costs incurred by Newriders, Newco #1 or Newco #3 due to such insurance recovery, including, but not limited to, retrospective premium adjustments, experience-based premium adjustments and indemnification obligations to the insurance carrier.

     SECTION 10.3A Indemnification by Contributor for Pension Plan Liabilities. In addition to, and not by way of limitation on, the indemnities set forth in this Article 10, Contributor shall indemnify and hold harmless the Pension Plan, Newriders, Newco #1, Newco #3 and each of the Paisano Companies for (a) any loss or damage resulting from any claim against any one of them (or any of their officers, directors, employees or agents), which alleges any violations of ERISA, the Code or any other law arising out of or in connection with the Paisano Companies' maintenance or termination of the Pension Plan, regardless of the date on which the action which gives rise to such claim occurred, together with any expenses (including, without limitation, settlement costs and any legal, accounting and other expenses) incurred in connection with such claims and together with interest at an annual rate equal to the rate of interest payable by Newriders, Newco #1 and Newco #3 under their senior credit facility then in effect, and (b) the full amount of any costs relating to the termination of the Pension Plan and the distribution of benefits thereunder and contribution made to the Pension Plan of after the Closing Date, as provided in
Section 8.6 hereof.

     SECTION 10.4 Indemnification by Contributor for Tax Liabilities. In addition to, and not by way of limitation on, the indemnification provisions set forth in Section 10.2, Contributor shall indemnify and hold harmless Newriders, Newco #1, Newco #3 and each of the Paisano Companies on an after-tax basis against all Taxes of the Paisano Companies for all taxable periods ending on or before the Closing or otherwise attributable to the operations, transactions, assets, or income of the Paisano Companies prior to the date of the Closing or otherwise attributable to consummation of the Transactions, together with any expenses (including, without limitation, settlement costs and any legal, accounting and other expenses) incurred in connection with the contesting, collection or assessment of such Taxes, and together with interest at an annual rate equal to the rate of interest payable by Newriders, Newco #1 and Newco #3 under their senior credit facility then in effect. For Taxes of a periodic nature where the Tax cannot be specifically attributable to the period prior to the Closing, such Tax will be allocated to that period based on the number of days in the period that are prior to the Closing Date versus the total number of days in such period. For purposes of this Section 10.4, the term "after-tax basis" means determined after giving effect to (i) the receipt by Newriders, Newco #1 or Newco #3 of any payments made to them by Contributor, if such receipt is taxable and (ii) any tax deduction available on account of the payment of such Taxes; assuming for purposes of all calculations that income Taxes on income are imposed at the highest combined federal/state marginal tax rate and tax deductions create benefits at the highest combined federal/state marginal tax rate. Newco #1 shall have the responsibility for, and the right to control, at Newco #1's expense, the audit (and disposition thereof) of any Tax return and, subject to the following sentence, to approve the disposition of any audit adjustment under such circumstances. Contributor shall have the right directly or through their designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any governmental entity relating to periods ending on or prior to the Closing and to approve, which approval shall not be unreasonably withheld, Newco #1's disposition of any audit adjustment with respect to such periods if such disposition will or might reasonably be expected to result in an increase in Taxes of the Paisano Companies, any successor thereof or any consolidated group which includes the Paisano Companies, for any period ending on or prior to the Closing.

     SECTION 10.5 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, Newriders, Newco # 1 or Newco #3 shall promptly notify Contributor of the claim and, when known, the facts constituting the basis for such claim; provided, however, that the failure to so notify Contributor shall not relieve Contributor of its obligation hereunder to the extent such failure does not materially prejudice Contributor. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to Contributor shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

     SECTION 10.6 Defense of Claims. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, Contributor at its sole cost and expense and with counsel reasonably satisfactory to Newriders, Newco #1 or Newco #3 may, upon written notice to Newriders, Newco #1 or Newco #3, assume the defense of any such claim or legal proceeding if (a) Contributor acknowledges to Newriders, Newco #1 and Newco #3 in writing, within fifteen (15) days after receipt of notice from Newriders, Newco #1 or Newco #3, its obligations to indemnify Newriders, Newco #1 and Newco #3 with respect to all elements of such claim, (b) Contributor provides Newriders, Newco #1 and Newco #3 with evidence reasonably acceptable to Newriders, Newco #1 and Newco #3 that the Contributor will have the financial resources to defend against such third-party claim and fulfill its indemnification obligations hereunder, (c) the third-party claim involves only money damages and does not seek an injunction or other equitable relief, and (d) settlement or an adverse judgment of the third party claim is not, in the good faith judgment of Newriders, Newco #1 and Newco #3 likely to establish a pattern or practice adverse to the continuing business interests of Newriders, Newco #1 and Newco #3. Newriders, Newco #1 and Newco #3 shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if there are one or more legal defenses available to Newriders, Newco #1 and Newco #3 that conflict with those available to Contributor, or if Contributor fails to take reasonable steps necessary to defend diligently the claim after receiving notice from either Newriders, Newco #1 or Newco #3 that it believes Contributor has failed to do so, Newriders, Newco #1 and Newco #3 may assume the defense of such claim; provided, further, that Newriders, Newco #1 and Newco #3 may not settle such claim without the prior written consent of Contributor, which consent may not be unreasonably withheld. If Newriders, Newco #1 and Newco #3 assume the defense of the claim, Contributor shall reimburse Newriders, Newco #1 and Newco #3 for the reasonable fees and expenses of counsel retained by Newriders, Newco #1 and Newco #3 and Contributor shall be entitled to participate in (but not control) the defense of such claim, with its counsel and at its own expense. The parties agree to render, without compensation, to each other such assistance as they may reasonably require of each other in order to insure the proper and adequate defense of any action, suit or proceeding, whether or not subject to indemnification hereunder. Notwithstanding the foregoing, if Contributor assumes the defense of a claim for Taxes for which it is obligated to indemnify Newriders, Newco #1 or Newco #3, then such indemnifying party shall not settle or otherwise agree to a resolution of a dispute with respect to such claim if that settlement or resolution would have an adverse impact on the liability of Newriders, Newco #1 or Newco #3 for any taxable period ending after the date hereof without the express written consent of Newriders, Newco #1 or Newco #3, which consent will not be unreasonably withheld or delayed.

     SECTION 10.7 Manner of Indemnification. All indemnification payments to be made hereunder in cash shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability.

     SECTION 10.8 Submission of Claims For Indemnification. Notwithstanding the provisions of Section 10.1 with respect to survival of the representations, warranties, covenants and obligations in this Agreement, such representations, warranties, covenants and obligations shall survive (i) as to any matter as to which a claim is submitted in writing to Contributor prior to such period specified in Section 10.1 and identified as a claim for indemnification pursuant to this Agreement or (ii) as to any matter that is based upon willful fraud by Contributor, until such time as such claims and matters are resolved.

     SECTION 10.9 Claims by Contributor. No claim, demand, suit or cause of action shall be brought against Newriders, Newco #1 or Newco #3 as a result of any breach of any representation or warranty made by Newriders, Newco #1 or Newco #3 in this Agreement or in any written statement or certificate furnished by Newriders, Newco #1 or Newco #3 pursuant to this Agreement or in connection with the Transactions or any breach of any covenant, agreement or obligation of Newriders, Newco #1 or Newco #3 contained in this Agreement or any other instrument contemplated by this Agreement or the Transactions unless and until the aggregate amount of all Damages suffered by Contributor and the Paisano Companies as a result thereof exceeds $250,000, and then only for the amount by which such Damages exceed $250,000.

                                  ARTICLE 11.

                                  TERMINATION

     SECTION 11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

        (a) by either Newriders, Newco #1 or Newco #3, on the one hand, or Contributor and the Paisano Companies, on the other hand, if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

        (b) (i) by Newriders, Newco #1 or Newco #3 if any of the conditions in
Section 9.1 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Newriders, Newco #1 or Newco #3 to comply with its obligations under this Agreement) and Newriders, Newco #1 or Newco #3 has not waived such condition on or before the Closing Date; or (ii) by Contributor or the Paisano Companies if any of the conditions in Section 9.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Contributor or the Paisano Companies to comply with their obligations under this Agreement) and Contributor or the Paisano Companies have not waived such condition on or before the Closing Date;

        (c) by mutual consent of Newriders, Newco #1 or Newco #3 , on the one hand, and Contributor and the Paisano Companies, on the other hand; or

        (d) by either party if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 8, 1998 or such later date as the parties may agree upon, except that Newriders, Newco #1 and Newco #3 may extend the Closing until August 15, 1998 if, as of July 8, 1998, they have provided to Contributor an expression of interest and term sheet of a lender offering a credit facility to fund the Transactions.

     SECTION 11.2 Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 13.7 and 13.14 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE 12.

                         DELIVERY OF CLOSING DOCUMENTS

     SECTION 12.1  Deliveries by Contributor and the Paisano
Companies. Contemporaneously with the Closing, Contributor will deliver to Newriders, Newco #1 and Newco #3 the following:

        (a) Stock certificates evidencing all of the Capital Stock, duly endorsed for transfer or accompanied by separate instruments of transfer, by Contributor;

        (b) Opinion of Contributor's counsels, in the forms attached hereto as Exhibits E-1 and E-2;

        (c) All Management Employment Agreements that have been executed;

        (d) Executed Teresi Employment Agreement;

        (e) Executed Newco #1 Pledge Agreement;

        (f) The certificate contemplated by Section 9.1(h) hereof;

        (g) Good standing certificates for the Paisano Companies as of a date not more than ten days prior to the Closing Date, issued by the Secretary of State of each Paisano Company's state of incorporation, and each state where the Paisano Companies are qualified to do business;

        (h) Certified copies of resolutions of each Paisano Company approving this Agreement and the Transactions; and

        (i) All other documents, certificates, instruments or writings as Newriders or Newco #1 shall reasonably request in connection with the Transactions.

     SECTION 12.2  Deliveries by Newriders, Newco #1 and Newco
#3. Contemporaneously with the Closing, Newriders, Newco #1 and Newco #3 will deliver the following:

        (a) Stock certificates evidencing the Newco #1 Shares, duly endorsed for transfer or accompanied by separate instruments of transfer;

        (b) Opinion or opinions of counsel to Newriders, Newco #1 and Newco #3 covering the matters set forth in Exhibit H;

        (c) All Management Employment Agreements that have been executed;

        (d) Executed Teresi Employment Agreement;

        (e) Executed Newco #1 Notes;

        (f) Executed Newco #1 Pledge Agreement;

        (g) Executed Newco #3 Note;

        (h) The certificate contemplated by Section 9.2(d) hereof;

        (i) Certified copies of resolutions of Newriders and Newco approving this Agreement and the Transactions; and

        (j) All other documents, certificates, instruments or writings as Contributor shall reasonably request in connection with the Transactions.

                                  ARTICLE 13.

                                 MISCELLANEOUS

     SECTION 13.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

        If to Newriders, Newco #1 or Newco #3 Newriders, Inc.

               1040 East Herndon Avenue
               Suite 102
               Fresno, California 93720
               Attention: William E. Prather

        With a concurrent copy to:

               Kaye, Scholer, Fierman
               Hays & Handler, LLP
               1999 Avenue of the Stars
               Suite 1600
               Los Angeles, California 90067
               Attention: Barry L. Dastin

        If to Contributor:

               Mr. Joseph Teresi
               c/o Paisano Publications, Inc.
               28210 Dorothy Drive
               Agoura Hills, California 91301

        With concurrent copies to:

               Joseph J. Jacobs, Esq.
               6380 Sweet Maple Lane
               Boca Raton, Florida 33433

        and

               Masters & Ribakoff
               100 Wilshire Boulevard
               Suite 1000
               Santa Monica, California 90401-1113
               Attention: Alan P. Ribakoff

     SECTION 13.2 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties, except that Newriders, Newco #1 and Newco #3 may assign their rights hereunder to, and have their obligations hereunder assumed by, a wholly-owned subsidiary of Newriders, Newco #1 or Newco #3; provided, however, that no such assignment shall release Newriders, Newco #1 and Newco #3 from their obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     SECTION 13.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of California.

     SECTION 13.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     SECTION 13.5 Complete Agreement. This Agreement, the Exhibits and Schedules and the documents delivered or to be delivered pursuant to this Agreement contain or will contain the entire agreement among the parties with respect to the Transactions and shall supersede in its entirety all previous oral and written and all contemporaneous oral negotiations, commitments and understandings, including the letter of intent with respect to the Transactions.

     SECTION 13.6 Modifications, Amendments and Waivers. This Agreement may be modified, amended or otherwise supplemented by a writing signed by all of the parties. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

     SECTION 13.7 Expenses. Except as otherwise expressly provided elsewhere in this Agreement, each party shall pay all fees and expenses incurred by it in connection with the Transactions contemplated by this Agreement.

     SECTION 13.8 Limit on Interest. Notwithstanding anything in this Agreement to the contrary, no party shall be obligated to pay interest at a rate higher than the maximum rate permitted by applicable law. In the event that an interest rate provided in this Agreement exceeds the maximum rate permitted by applicable law, such interest rate shall be deemed to be reduced to such maximum permissible rate.

     SECTION 13.9 Equitable Remedies. In addition to legal remedies, in recognition of the fact that remedies at law may not be sufficient, the parties (and their permitted successors and assigns) shall be entitled to equitable remedies for breaches or defaults hereunder, including, without limitation, specific performance and injunction.

     SECTION 13.10 Attorneys Fees and Costs. Should any party institute any action or proceeding in any court to enforce any provision of this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

     SECTION 13.11 Further Assurances. Each party shall execute and deliver such further instruments and take such further actions as any other party may reasonably request in order to carry out the intent of this Agreement and to consummate the Transactions.

     SECTION 13.12  Contract Interpretation: Construction of Agreement.

        (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, exhibit, schedule, preamble, recital and party references are to this Agreement unless otherwise stated.

        (b) No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

     SECTION 13.13 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     SECTION 13.14  Public Announcements; Confidentiality.

        (a) The parties hereto will maintain in confidence and will cause their respective Affiliates and Representatives to maintain in confidence unless the other parties hereto consent in writing, (i) any written, oral or other information obtained in connection with this Agreement, unless (A) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (B) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Transactions, or (C) the furnishing or use of such information is required by any legal proceedings and (ii) the existence of this Agreement and the proposed sale described herein, except that the parties may disclose to Newriders', Newco #1's and Newco #3's financing sources and Representatives financial information reasonably required by them. If the Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

        (b) Any public announcements or press releases relating to the Transactions must be approved by both Contributor, on the one hand, and Newriders, Newco #1 and Newco #3, on the other hand, in writing before being made or released. Newriders, Newco #1 and Newco #3 shall have the right to issue a press release without Contributor's written approval if in the opinion of Newriders', Newco #1's and Newco #3's counsel it is reasonably required, provided Contributor receives a copy of such release before issue.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          NEWRIDERS

                                          NEWRIDERS, INC.
                                            a Nevada corporation

                                          By: /s/ WILLIAM E. PRATHER

                                            ------------------------------------
                                            Name: William E. Prather
                                            Title: President and Chief Executive
                                              Officer

                                          NEWCO #1

                                          EASYRIDERS, INC.
                                            a Delaware corporation

                                          By: /s/ WILLIAM E. PRATHER

                                            ------------------------------------
                                            Name: William E. Prather
                                            Title: President

                                          CONTRIBUTOR

                                              /s/ JOSEPH TERESI

                                            ------------------------------------
                                            Joseph Teresi

                                          THE PAISANO COMPANIES

                                          PAISANO PUBLICATIONS, INC.
                                            a California corporation

                                          By: /s/ JOSEPH TERESI

                                            ------------------------------------
                                            Name: Joseph Teresi
                                            Title: Chairman

                                          EASY RIDERS OF COLUMBUS, INC.
                                            an Ohio corporation

                                          By: /s/ JOSEPH TERESI

                                            ------------------------------------
                                            Name: Joseph Teresi
                                            Title: Secretary

                                          EASYRIDERS FRANCHISING, INC.
                                            a California corporation

                                          By: /s/ JOSEPH TERESI

                                            ------------------------------------
                                            Name: Joseph Teresi
                                            Title: Sole Shareholder

                                          TERESI, INC.
                                            a California corporation

                                          By: /s/ JOSEPH TERESI

                                            ------------------------------------
                                            Name: Joseph Teresi
                                            Title: President

                                          BROS CLUB, INC.
                                            a California corporation

                                          By: /s/ JOSEPH TERESI

                                            ------------------------------------
                                            Name: Joseph Teresi
                                            Title: President

                                          ASSOCIATED RODEO RIDERS ON WHEELS
                                            a California corporation

                                          By: /s/ JOSEPH TERESI

                                            ------------------------------------
                                            Name: Joseph Teresi
                                            Title: President

                                          NEWCO #3

                                          EASYRIDERS SUB II, INC.
                                            a California corporation

                                          By:    /s/ WILLIAM E. PRATHER
                                            ------------------------------------
                                            Name: William E. Prather
                                            Title: President

                                   ADDENDUM C

                               EL PASO AGREEMENT

                               TABLE OF CONTENTS


                                                                                    PAGE
                                                                                    ----
LLC INTEREST CONTRIBUTION AGREEMENT...............................................   C-1
  ARTICLE  1  DEFINITIONS.........................................................   C-1
  ARTICLE  2  CONTRIBUTION OF INTERESTS...........................................   C-4
       Section  2.1   Contribution of Interests...................................   C-4
       Section  2.2   Exchange....................................................   C-4
       Section  2.3   Closing.....................................................   C-4
  ARTICLE  3  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS
                      INDIVIDUALLY................................................   C-5
       Section  3.1   Authorization...............................................   C-5
       Section  3.2   Consents and Approvals......................................   C-5
       Section  3.3   Newco #1 Shares.............................................   C-5
       Section  3.4   Brokerage Fees..............................................   C-5
  ARTICLE  4  REPRESENTATIONS AND WARRANTIES OF PRATHER AND THE
                      COMPANY.....................................................   C-6
       Section  4.1   Authorization...............................................   C-6
       Section  4.2   Consents and Approvals......................................   C-6
       Section  4.3   Organization and Good Standing..............................   C-6
       Section  4.4   Licenses and Permits........................................   C-6
       Section  4.5   Interests...................................................   C-7
       Section  4.6   Subsidiaries................................................   C-7
       Section  4.7   Corporate Books.............................................   C-7
       Section  4.8   Financial Statements........................................   C-7
       Section  4.9   Inventory...................................................   C-8
       Section  4.10  Indebtedness................................................   C-8
       Section  4.11  Absence of Undisclosed Liabilities..........................   C-8
       Section  4.12  Accounts Receivable.........................................   C-8
       Section  4.13  Absence of Certain Changes..................................   C-8
       Section  4.14  Real Property...............................................   C-9
       Section  4.15  Assets......................................................   C-9
       Section  4.16  Machinery, Equipment and Other Personal Property, etc.......  C-10
       Section  4.17  Intangible Personal Property................................  C-10
       Section  4.18  Labor and Employment Agreements.............................  C-11
       Section  4.19  Compliance with ERISA.......................................  C-12
       Section  4.20  Material Contracts and Relationships........................  C-14
       Section  4.21  Absence of Certain Business Practices.......................  C-15
       Section  4.22  Transactions with Affiliates................................  C-15
       Section  4.23  Compliance with Laws........................................  C-16
       Section  4.24  Taxes.......................................................  C-16
       Section  4.25  Insurance...................................................  C-17
       Section  4.26  No Powers of Attorney or Suretyships........................  C-17
       Section  4.27  Litigation..................................................  C-17
       Section  4.28  Banking Facilities..........................................  C-18
       Section  4.29  Environmental Liabilities...................................  C-18
       Section  4.30  Brokerage Fees..............................................  C-18

                                                                                    PAGE
                                                                                    ----
       Section  4.31  Business Licenses...........................................  C-19
       Section  4.32  Disclosure..................................................  C-19
  ARTICLE  5  CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                      OF MARTIN...................................................  C-19
       Section  5.1   Assignment..................................................  C-19
       Section  5.2   Representation..............................................  C-19
       Section  5.3   Ownership of Martin Interests...............................  C-19
  ARTICLE  6  REPRESENTATIONS AND WARRANTIES OF NEWRIDERS AND
                      NEWCO #1....................................................  C-20
       Section  6.1   Organization and Corporate Authority........................  C-20
       Section  6.2   Consents and Approvals......................................  C-20
       Section  6.3   Newco #1 Shares.............................................  C-20
       Section  6.4   Newriders SEC Reports.......................................  C-20
       Section  6.5   Brokerage Fees..............................................  C-21
       Section  6.6   Disclosure..................................................  C-21
  ARTICLE  7  COVENANTS OF CONTRIBUTORS AND THE COMPANY PRIOR TO
                      CLOSING DATE................................................  C-21
       Section  7.1   Access and Investigation....................................  C-21
       Section  7.2   Operation of the Business of the Company....................  C-21
       Section  7.3   Negative Covenant...........................................  C-21
       Section  7.4   Required Approvals..........................................  C-21
       Section  7.5   Notification................................................  C-21
       Section  7.6   Exclusivity.................................................  C-22
       Section  7.7   Best Efforts................................................  C-22
  ARTICLE  8  COVENANTS OF NEWRIDERS AND NEWCO #1 PRIOR TO CLOSING
                      DATE........................................................  C-22
       Section  8.1   Approvals of Governmental Bodies............................  C-22
       Section  8.2   Best Efforts................................................  C-22
  ARTICLE  9  CONDITIONS..........................................................  C-22
       Section  9.1   Conditions to Obligations of Newriders and Newco #1.........  C-22
       Section  9.2   Conditions to Obligations of Contributors and the Company...  C-23
  ARTICLE 10  INDEMNIFICATION.....................................................  C-24
       Section 10.1   Survival....................................................  C-24
       Section 10.2   Indemnification.............................................  C-24
       Section 10.3   Indemnification by Contributors for Tax Liabilities.........  C-25
       Section 10.4   Claims for Indemnification..................................  C-25
       Section 10.5   Defense of Claims...........................................  C-25
       Section 10.6   Manner of Indemnification...................................  C-26
       Section 10.7   Submission of Claims For Indemnification....................  C-26
       Section 10.8   Limitations.................................................  C-26
  ARTICLE 11  TERMINATION.........................................................  C-26
       Section 11.1   Termination Events..........................................  C-26
       Section 11.2   Effect of Termination.......................................  C-27
  ARTICLE 12  DELIVERY OF CLOSING DOCUMENTS.......................................  C-27
       Section 12.1   Deliveries by Contributors..................................  C-27

                                                                                    PAGE
                                                                                    ----
       Section 12.2   Deliveries by Newriders and Newco #1........................  C-27
  ARTICLE 13  MISCELLANEOUS.......................................................  C-28
       Section 13.1   Notices.....................................................  C-28
       Section 13.2   Assignability and Parties in Interest.......................  C-28
       Section 13.3   Governing Law...............................................  C-28
       Section 13.4   Counterparts................................................  C-29
       Section 13.5   Complete Agreement..........................................  C-29
       Section 13.6   Modifications, Amendments and Waivers.......................  C-29
       Section 13.7   Expenses....................................................  C-29
       Section 13.8   Limit on Interest...........................................  C-29
       Section 13.9   Equitable Remedies..........................................  C-29
       Section 13.10  Attorneys Fees and Costs....................................  C-29
       Section 13.11  Further Assurances..........................................  C-29
       Section 13.12  Contract Interpretation: Construction of Agreement..........  C-29
       Section 13.13  Jurisdiction; Service of Process............................  C-29
       Section 13.14  Public Announcements; Confidentiality.......................  C-29

                                   SCHEDULES

            NUMBER                                          TITLE
            ------                                          -----
Schedule 3.2                     Consents and Approvals
Schedule 4.3                     Jurisdictions
Schedule 4.4                     Licenses, Permits and Qualifications
Schedule 4.5                     Capital Stock
Schedule 4.8                     Financial Statements
Schedule 4.12                    Accounts Receivable
Schedule 4.13                    Absence of Certain Charges
Schedule 4.14                    Real Property
Schedule 4.15                    Assets
Schedule 4.16                    Personal Property
Schedule 4.17(a)                 Intellectual Property
Schedule 4.17(b)                 Intellectual Property Exceptions
Schedule 4.18                    Labor and Employment Agreements
Schedule 4.19(a)                 Benefit Plans
Schedule 4.19(b)                 Material Changes to Benefit Plans
Schedule 4.19(j)                 Benefit Plan Exceptions
Schedule 4.20(a)                 Material Contracts
Schedule 4.20(d)                 Contracts with Distributors, Suppliers and Agents
Schedule 4.22                    Transactions with Affiliates
Schedule 4.23                    Compliance with Laws
Schedule 4.24                    Taxes
Schedule 4.24(r)                 Schedule of Tax Accruals
Schedule 4.25                    Insurance
Schedule 4.26                    Powers of Attorney or Suretyships
Schedule 4.27                    Litigation
Schedule 4.28                    Banking Facilities
Schedule 4.29                    Environmental Liabilities
Schedule 4.31                    Business Licenses
Schedule 6.4                     Exceptions to SEC Reports

                                    EXHIBITS

            NUMBER                                          TITLE
            ------                                          -----
Exhibit A                        Securities Act Legend
Exhibit B                        Opinion of Contributor's Counsel
Exhibit D                        Agreement and Plan of Merger and Reorganization
Exhibit E                        Opinion of Newriders' and Newco #1's counsel
Exhibit F                        Prather Employment Agreement

                      LLC INTEREST CONTRIBUTION AGREEMENT

     LLC INTEREST CONTRIBUTION AGREEMENT (this "Agreement") dated as of June 30, 1998, by and among Newriders, Inc., a Nevada corporation ("Newriders"), Easyriders, Inc., a Delaware corporation and wholly-owned subsidiary of Newriders ("Newco #1"), William Prather and Marna Prather (collectively, "Prather"), John Martin ("Martin" and collectively with Prather, the "Contributors") and M & B Restaurants, L.C., a Texas limited liability company, d/b/a El Paso Barbeque Company (the "Company").

                                  WITNESSETH:

     WHEREAS, Martin and Prather own of all of the limited liability company interests of the Company (the limited liability company interests of Martin are hereinafter referred to as the "Martin Interests," the limited liability company interests of Prather are hereinafter referred to as the "Prather Interests" and the Martin Interests and Prather Interests are collectively referred to as the "Interests");

     WHEREAS, Contributors desire to contribute the Interests to Newco #1, and Newco #1 desires to issue to Contributors common stock in exchange for the Interests pursuant to this Agreement in a transaction described in Section 351 of the Code (the "Section 351 Transaction");

     WHEREAS, it is the intention of the parties hereto that, immediately following consummation of the contribution to Newco #1 of the Interests pursuant to this Agreement, Newco #1 shall own all of the limited liability company interests of the Company;


     WHEREAS, simultaneously with or prior to the execution of this Agreement, Newriders, Newco #1, Easyriders Sub II, Inc., a California corporation and wholly-owned subsidiary of Newco #1, Joseph Teresi, Paisano Publications Inc., Easyriders of Columbus, Inc., Easyriders Franchising, Inc., Teresi, Inc., Bros Club, Inc. and Associated Rodeo Riders on Wheels (the "Paisano Companies") are entering into a stock contribution and sale agreement (the "Paisano Agreement") whereby Mr. Teresi will contribute to Newco #1 all of the outstanding shares of capital stock of the Paisano Companies in exchange for 6,493,507 shares of common stock of Newco #1, a promissory note in the principal amount of $15,000,000 payable at closing, and notes aggregating $13,000,000, as part of the Section 351 Transaction; and


     WHEREAS, simultaneously with or immediately following the execution of this Agreement and the Paisano Agreement, Newriders, Newco #1 and Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Newco #1 ("Newco #2"), will enter into an Agreement and Plan of Merger and Reorganization (the "Agreement and Plan of Merger and Reorganization") whereby (i) Newco #2 will merge into Newriders, (ii) the common stock of Newco #2 held by Newco #1 will be converted into one share of Newriders common stock (constituting all of the outstanding Interests of Newriders) and (iii) the common stock of Newriders not held by Newco #1 will be converted into common stock of Newco #1 on a one-for-two basis, all as part of a transaction described in Sections 368(a)(1)(A), 368(a)(2)(E) and 351 of the Code (the "Reorganization").

     NOW, THEREFORE, in consideration for the premises set forth above and the provisions set forth below, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated below:

     "Accounts Receivable" shall have the meaning set forth in Section 4.12.

     "Affiliate" shall mean, in respect of any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person or if such specified Person bears a familial relationship with such other Person.

     "Agreement" shall have the meaning set forth in the preamble.

     "Agreement and Plan of Merger and Reorganization" shall have the meaning set forth in the recitals.

     "Assets" shall have the meaning set forth in Section 4.15.

     "Assigned Rights" shall have the meaning set forth in Section 5.1.

     "Balance Sheets" shall have the meaning set forth in Section 4.8(a).

     "Benefit Plans" shall have the meaning set forth in Section 4.19.

     "Closing" shall have the meaning set forth in Section 2.3.

     "Closing Date" shall have the meaning set forth in Section 2.3.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth in the preamble.

     "Confidential Information Memorandum" means the Confidential Information Memorandum, dated March 1998, prepared by Imperial Capital, LLC, as revised in May 1998.

     "Contribution" shall have the meaning set forth in Section 2.1.

     "Contributors" shall have the meaning set forth in the preamble.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean with respect to any Person (a) any corporation which is a member of a controlled group of corporations, within the meaning of
Section 414(b) of the Code, of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, of which that Person is a member, and (c) any member of an affiliated service group, within the meaning of Section 414(m) and (o) of the Code, of which that Person or any entity described in clause (a) or (b) is a member.

     "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. sec. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. sec.sec. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. sec.sec. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. sec.sec. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. sec. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. sec. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. sec. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. sec. 655 and sec. 657, together, in each case, with any amendment thereto, and the regulations adopted and the official publications promulgated thereunder and all substitutions thereof.

     "Financing" means the senior/subordinated debt of approximately $22,000,000, which Newriders and Newco #1 anticipate using to fund the cash portion of the exchange amount under the Paisano Agreement.

     "Financials" shall have the meaning set forth in Section 4.8(a).

     "Former Owners" means True Knowles and Elizabeth Knowles.

     "GAAP" shall mean generally accepted accounting principles as in effect at the time in question.

     "Government Authorizations" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any governmental body or pursuant to any Legal Requirement.

     "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

     "Intangible Personal Property" shall have the meaning set forth in Section 4.17(a).

     "Interests" shall have the meaning set forth in the recitals.

     "IRS" shall mean the Internal Revenue Service.

     "Knowles Agreements" shall have the meaning set forth in Section 5.1.

     "Lease" shall have the meaning set forth in Section 4.14.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

     "Martin" shall have the meaning set forth in the preamble.

     "Martin Interests" shall have the meaning set forth in the recitals.

     "Marks" shall mean trademarks, service marks, service names, brand names, certification marks, trade names, trade dress, assumed names, slogans, trade names and other indications of origin owned by or licensed to the Company, whether or not registered; and to the extent any of the foregoing is owned, the associated goodwill and registrations and applications to register in any jurisdiction any of the foregoing, including any extension, modification or renewal of any such registration or application.

     "Material Contracts" shall have the meaning set forth in Section 4.20(a).

     "Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

     "Newco #1" shall have the meaning set forth in the preamble.

     "Newco #1 Shares" shall have the meaning set forth in Section 2.2.

     "Newriders" shall have the meaning set forth in the preamble.

     "Paisano Agreement" shall have the meaning set forth in the recitals.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Debt" shall have the meaning set forth in Section 4.10(a).

     "Person" shall mean any natural person or any corporation, partnership, limited liability company, joint venture or other entity.

     "Personal Property" shall have the meaning set forth in Section 4.16.

     "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA.

     "Prather" shall have the meaning set forth in the preamble.

     "Prather Interests" shall have the meaning set forth in the recitals.

     "Real Property" shall have the meaning set forth in Section 4.14.

     "Registration Statement" shall have the meaning set forth in Section
9.1(f).

     "Reorganization" shall have the meaning set forth in the recitals.

     "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

     "Representative" with respect to a particular Person means any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

     "Restaurants" shall have the meaning set forth in Section 4.15.

     "Securities Act" shall have the meaning set forth in Section 2.2.

     "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person or one or more Subsidiaries of such person.

     "Tax" or "Taxes" shall mean any and all taxes of any kind whatsoever imposed or required to be collected by any federal, state or local taxing authority in the United States, or by any foreign taxing authority, including, without limitation, all income, gross receipts, sales, use, personal property, use and occupancy, business occupation, mercantile, ad valorem, transfer, license, withholding, payroll, employment, excise, escheat, real estate, environmental, Interests, franchise, alternative or add-on minimum, estimated or other similar tax, including any interest, penalties and other additions thereto.

     "Taxing Authority" shall mean any federal, state, local or foreign governmental authority, or any political subdivision, agency or instrumentality thereof with taxing jurisdiction over the Company, Contributors, the Former Owner, Newriders or Newco #1.

     "Transactions" shall mean, in respect of any party, all transactions contemplated by this Agreement that involve, relate to or affect such party.

                                   ARTICLE 2

                           CONTRIBUTION OF INTERESTS

     SECTION 2.1 Contribution of Interests. Subject to the terms and conditions herein stated, Contributors agree to contribute, assign, transfer and deliver to Newco #1 on the Closing Date, and Newco #1 agrees to accept from Contributors on the Closing Date, all of the Interests (the "Contribution"). The certificate(s) representing the Interests, if any, shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Contributors.

     SECTION 2.2 Exchange. In exchange for the Contribution, Newco #1 shall, on the Closing Date, issue and transfer 2,000,000 shares (the "Newco #1 Shares") of common stock of Newco #1 to Contributors to be allocated 1,000,000 to Martin and 1,000,000 to Prather, which stock will constitute restricted securities as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and contain a legend to the effect set forth in Exhibit A hereto.

     SECTION 2.3  Closing. The closing of the Contribution referred to in
Section 2.1 (the "Closing") shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 1999 Avenue of the Stars, Los Angeles, California, on July 8, 1998 or on such later date that the last to be satisfied of the conditions specified in Article 9 is satisfied or waived. Such time and date are herein referred to as the "Closing Date."

                                   ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS INDIVIDUALLY

     Each of Martin and Prather, as to himself only, hereby represents and warrants to Newriders and Newco #1, as of the date hereof and as of the Closing Date, that:

     SECTION 3.1 Authorization. Each Contributor has full power and authority to enter into this Agreement and to perform his or her obligations hereunder and to consummate the Transactions. This Agreement and all agreements or instruments herein contemplated to be executed by Contributors are the valid and binding agreements of each Contributor, enforceable against each Contributor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     SECTION 3.2 Consents and Approvals. Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement by Contributors nor the consummation of the Transactions by Contributors will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or result in any right of termination of, increase any amounts payable under, or conflict with, any agreement, indenture or other instrument to which any Contributor is a party or by which any of their properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to any Contributor. Except as set forth in Schedule 3.2, all consents, approvals and authorizations of, and declarations, filings and registrations with, and payments of all Taxes, fees, fines, and penalties to, any governmental or regulatory authority (domestic or foreign) or any other Person (either governmental or private) required in connection with the execution and delivery by Contributors of this Agreement or the consummation of the Transactions by Contributors have been obtained, made and satisfied.

     SECTION 3.3  Newco #1 Shares.

        (a) Contributors acknowledge that the Newco #1 Shares issued pursuant to
Section 2.2 of this Agreement have not been and will not be registered under (i) the Securities Act, (ii) the securities laws of any state or (iii) any other applicable securities laws;

        (b) Contributors are acquiring the Newco #1 Shares to be issued to Contributors hereunder for investment for their own accounts and not with a view to or for sale in connection with any distribution and resale thereof, with no intention of distributing or reselling the same; and none of the Contributors is aware of any particular occasion, event or circumstance upon the occurrence or happening of which he or she intends to dispose of such shares;

        (c) Each Contributor is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; each Contributor is aware that the Newco #1 Shares constitute "restricted," "letter" or "investment" securities and each Contributor by reason of his or her business or financial experience has the capacity to protect his or her own interest in connection with the Transactions; and

        (d) Each Contributor agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Newco #1 Shares received in this Transaction without registration under the Securities Act, and any other applicable federal or state securities laws, or without an opinion of counsel satisfactory to Newco #1 that the transaction by which such shares are proposed to be disposed of is exempt from the Securities Act, and all other applicable federal or state securities laws, and acknowledges that Newco #1 will place a legend on the certificate(s) representing such shares substantially to such effect concerning these restrictions; except that Newriders and Newco #1 acknowledge that Martin may transfer all or a portion of his Newco #1 Shares to a revocable trust of which he is the trustee.

     SECTION 3.4 Brokerage Fees. No Person is entitled to any brokerage or finder's fee or other commission from any Contributor or the Company in respect of this Agreement or the Transactions based upon agreement or acts of either Contributor or the Company. Contributors acknowledge that the fees of

Imperial Capital, LLC, financial advisors to Newriders in connection with the Transactions, will be paid at the Closing out of the proceeds of the Financing.

                                   ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF PRATHER AND THE COMPANY

     Prather and the Company (as to the Company, only prior to but not after the Closing), hereby jointly and severally represent and warrant to Newriders and Newco #1, as of the date hereof and as of the Closing Date, that:

     SECTION 4.1 Authorization. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Transactions. All necessary action, corporate or otherwise, required to have been taken by or on behalf of the Company by applicable law, the Company's organizational documents or otherwise to authorize
(a) the approval, execution and delivery on behalf of the Company of this Agreement and (b) the performance by the Company of its obligations under this Agreement and the consummation of the Transactions has been taken. This Agreement and all agreements or instruments herein contemplated to be executed by the Company are the valid and binding agreements of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     SECTION 4.2 Consents and Approvals. Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement by the Company nor the consummation of the Transactions by Contributors or the Company will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or result in any right of termination of, increase any amounts payable under, or conflict with, any agreement, indenture or other instrument to which the Company is a party or by which any of its properties are bound, the organizational documents of the Company, or any judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to the Company. Except as set forth on Schedule 3.3, all consents, approvals and authorizations of, and declarations, filings and registrations with, and payments of all Taxes, fees, fines, and penalties to, any governmental or regulatory authority (domestic or foreign) or any other Person (either governmental or private) required in connection with the execution and delivery by the Company of this Agreement or the consummation of the Transactions by the Company have been obtained, made and satisfied. Without limiting the generality of the foregoing, the Reorganization and this Agreement have been duly approved by all of the members of the Company in accordance with applicable law and the Company's organizational documents.

     SECTION 4.3 Organization and Good Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is duly qualified or authorized to do business in each jurisdiction in which it does or has done business, or owns or has owned property, or where such qualification or authorization is otherwise required. Schedule 4.3 sets forth a complete and correct list of all jurisdictions in which the Company does business or is otherwise required to be qualified or authorized to transact business or own property.

     SECTION 4.4 Licenses and Permits. The Company is, and at all times has been, duly licensed, with all requisite permits and qualifications, as required by applicable law for the purpose of conducting its business or owning its properties or both, in each jurisdiction in which it does business or owns property or in which such license, permit or qualification is otherwise required. The Company is in compliance with all such licenses, permits and qualifications. Schedule 4.4 sets forth a list of all such licenses, permits and qualifications, and the expiration dates thereof. There are no proceedings pending or threatened, and Prather and the Company know of no facts that could be the basis of a proceeding to revoke or terminate any such presently existing license, permit or qualification.

     SECTION 4.5  Interests.

        (a) The Interests have been duly and validly authorized and issued, are fully paid and nonassessable, and were issued in full compliance with all applicable laws, rules, regulations and ordinances and the Company's organizational documents. The Interests constitute all the ownership interests of the Company and there exists no (a) outstanding options, warrants or rights issued or granted by the Company or Prather to purchase or subscribe for any ownership interests or other equity securities of the Company, (b) outstanding options, warrants or rights to sell to the Company any ownership interests or other equity securities of any other business entity, (c) obligations of the Company, whether absolute or contingent, to issue any ownership interests or other equity securities or to share or make any payments based on its revenues, profits, cash flow or net income, or (d) indebtedness or securities directly or indirectly convertible or exchangeable into any ownership interest or other equity securities of the Company. Schedule 4.5 sets forth all the ownership interests or other equity securities of the Company.

        (b) Prather owns all of the Prather Interests, free and clear of any liens, encumbrances, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever, except for liens securing Permitted Debt. Upon consummation of the Transactions, Newco #1 shall be the owner, beneficially and of record, of all of the Prather Interests, free and clear of any liens, encumbrances, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever, except for liens securing Permitted Debt. No Person has made or threatened to make any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Prather Interests, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Newco #1 Shares payable for the Prather Interests.

     SECTION 4.6 Subsidiaries. The Company has no Subsidiaries or any other equity interest in any corporation, partnership, limited liability company or other entity.

     SECTION 4.7 Corporate Books. The corporate minute books of the Company are complete, each of the minutes contained therein accurately reflect the transactions that occurred at the meeting for which the minutes were taken, the meetings of members referred to in the minutes were duly called and held, and the signatures contained on all documents in the minute books are the true signatures of the persons purporting to have signed the same.

     SECTION 4.8  Financial Statements.

        (a) Schedule 4.8 contains the balance sheets of the Company at December 31, 1997 and December 31, 1996 (the "Balance Sheets") and the statements of operations and retained earnings and statement of cash flows of the Company for the 12 months then ended and notes thereto (collectively, the "Financials"). The Financials (i) have been prepared from the books and records of the Company in accordance with GAAP consistently applied with prior periods except as expressly noted in the Financials, (ii) are complete and correct and fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated thereon, and (iii) contain and reflect adequate reserves for all liabilities and obligations of the Company of any nature, whether absolute, contingent or otherwise. No financial statements of any Person other than the Company is required by GAAP to be included in the Financials. The Financials have been reviewed by the independent accounting firm of Deloitte & Touche LLP, whose unqualified reports thereon are part of Schedule 4.8. Schedule
4.8 also contains the unaudited balance sheet of the Company at May 5, 1998 and the Consolidated Statement of Operations for the period January 1, 1998 through May 5, 1998 (the "Interim Financials"). The Interim Financials (i) have been prepared from the books and records of the Company in accordance with GAAP consistently applied with prior periods, except for normal year-end adjustments and except that no footnotes appear in the Interim Financials, (ii) are complete and correct and fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated thereon, and (iii) contain and reflect adequate reserves for all liabilities and obligations of the Company of any nature, whether absolute, contingent or otherwise.

        (b) The books of account of the Company have been maintained in all material respects in accordance with sound business practices, and there have been no transactions involving the Company that

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properly should have been set forth therein in accordance with GAAP that have not been accurately so set forth.

        (c) The projected financial data of the Company included in the Confidential Information Memorandum is based upon good faith estimates and assumptions believed by Prather and the Company to be reasonable. Neither Prather nor the Company have any reason to believe that they will not achieve the financial performance reflected in such projected financial data.

     SECTION 4.9 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheets, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost (first in, first out method) or market. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

     SECTION 4.10  Indebtedness.

        (a) Except ordinary course-of-business trade payables and outstanding loans owing to the Plains Bank and to AT&T (SBA) aggregating not more than $2,500,000 principal balance ("Permitted Debt"), the Company has no debt.

        (b) None of the Contributors nor the Former Owner nor any of their respective Affiliates is indebted to the Company; neither the Company nor any Affiliate of the Company is indebted to any of the Contributors, the Former Owner or any of their respective Affiliates, except as noted in the Financials or the Interim Financials.

     SECTION 4.11 Absence of Undisclosed Liabilities. There are no liabilities or obligations of any nature of the Company, whether known or unknown, whether absolute, accrued, contingent or otherwise, and whether due or to become due, not reflected on or reserved for in the Financials or the Interim Financials. There is no fact or circumstance that is likely to result in a reduction in revenues, increase in expenses or any other loss to the Company.

     SECTION 4.12 Accounts Receivable. Schedule 4.12 is an accurate aging of the accounts, notes and other receivables of the Company (the "Accounts Receivable") at December 31, 1997. The Accounts Receivable and any Accounts Receivable arising since December 31, 1997 are fully collectible, net of the reserves set forth in the balance sheet of the Company at December 31, 1997 or for Accounts Receivables arising after December 31, 1997, in the books and records of the company, all of which reserves are adequate.

     SECTION 4.13 Absence of Certain Changes. Except as disclosed on Schedule 4.13, since December 31, 1997, there has not occurred:

        (a) Any adverse change in the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company;

        (b) Any increase in indebtedness or lease obligations of the Company over the level reflected on the balance sheet of the Company at December 31, 1997, any guarantee by the Company of any obligation, or any mortgage, pledge or encumbrance on any of the properties or assets of the Company or any cancellation or waiver of any claims or rights with a value in excess of $10,000;

        (c) Any amendment, modification, termination, breach or default of any Material Contract, or of any agreement that would have been a Material Contract were such agreement in existence on the date hereof;

        (d) Any entering into of any written or oral agreements, contracts, commitments or transactions that extend beyond the first anniversary hereof or have obligations thereunder in excess of $10,000;

        (e) Any increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a cash or other bonus to, any member, officer or employee of, or consultant to, or any Affiliate of the Company other than such persons earning less than $35,000 per year;

        (f) Any transaction by the Company, whether or not covered by the foregoing, not in the ordinary course of business, including, without limitation, any purchase, lease, license or sale of any assets;

        (g) Any alteration in the manner of keeping the books, accounts or records of the Company, or in the accounting practices therein reflected;

        (h) Any declaration or payment of any distributions by the Company, any acquisition or redemption by the Company of any of its Interests or other equity securities or any loan by the Company to any of its Affiliates or security holders;

        (i) Any change in the Company's authorized or issued membership interests, any grant of any option or right to purchase membership interests of the Company, or any issuance of any security convertible into such membership interests, or any grant of any registration rights;

        (j) Any amendment to the organizational documents of the Company;

        (k) Any adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

        (l) Any termination or cessation of employment of any officer or key employee of the Company;

        (m) Any mortgage, deed of trust, pledge, lien or encumbrance on any of the Assets, whether now owned or hereafter acquired;

        (n) Any damage or destruction to, or loss of, any assets or property owned, leased or used by the Company (whether or not covered by insurance); or

        (o) Any agreement, whether written or oral, to do any of the things described in the preceding subsections (a) - (n) of this Section 4.13.

     SECTION 4.14 Real Property. Schedule 4.14 sets forth a complete and correct description of each parcel of real property (collectively, the "Real Property") owned by or leased to the Company or otherwise used by the Company, which description consists of a legal description for each such owned parcel and an identification of each lease (a "Lease") of real property under which the Company is either a lessee, sublessee, lessor or sublessor. Except as set forth in Schedule 4.14:

        (a) The Company does not own any Real Property;

        (b) Each Lease is a valid and binding obligation of the Company, and all such Leases are valid and binding obligations of each of the other parties thereto;

        (c) Neither the Company nor any other party to a Lease is in default with respect to any material term or condition thereof, and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company;

        (d) All of the buildings, fixtures and other improvements located on the Real Property are in good operating condition and repair, and the operation thereof as presently conducted does not violate any applicable code, zoning ordinance, environmental law or regulation or other applicable law or regulation;

        (e) The Company holds all necessary permits and licenses required by applicable law relating to the operation and use of the Real Property;

        (f) No Leases are in effect which contain any covenant or representation which would prohibit the Company, after the Closing, from operating any Restaurant in its intended manner; and

        (g) The Restaurants are properly zoned for use as restaurants.

     SECTION 4.15 Assets. The Company has, and at the Closing will have, good and marketable title to, or, to the extent the Company's interest is limited to a leasehold, valid leasehold interests in, all the Assets (as hereinafter defined), free and clear of all liens and indebtedness, except for liens securing Permitted Debt.

"Assets" includes all of the assets owned by the Company or necessary for or used or useful in the conduct of its business in the manner in which it is presently or is contemplated as being or has been conducted by the Company, including the assets shown in the balance sheet of the Company at December 31, 1997, the rights under the Material Contracts and all assets used in connection with any of the restaurants owned or operated by the Company (the "Restaurants"), which Restaurants are listed on Schedule 4.15.

     SECTION 4.16 Machinery, Equipment and Other Personal Property, etc. The Company owns or leases all of the machinery, equipment, vehicles, furniture, fixtures, leasehold improvements, repair parts, tools and other property (collectively, the "Personal Property") used by or relating to the Company. All such Personal Property is in good operating condition and is sufficient to carry on the business of the Company in the normal course as it is presently conducted and is free from defects, whether patent or latent. Except as set forth in
Schedule 4.16, it is not necessary for the Company to acquire or obtain the use of any additional personal property to carry on its business as presently and foreseeably to be conducted.

     SECTION 4.17  Intangible Personal Property.

        (a) Schedule 4.17(a) sets forth (i) a complete and correct list of each patent, patent application, copyright, copyright application, Mark (including, where applicable, the registration number and date for each Mark for which a registration has been issued, or the application number and date for each Mark for which an application for registration is pending in, the United States Patent and Trademark Office or other similar office in any foreign jurisdiction) and all other intellectual property or usage rights, owned by the Company (collectively, the "Intangible Personal Property"), and (ii) a complete and correct list of all material licenses or similar agreements or arrangements ("Licenses") to which the Company is a party either as licensee or licensor for each such item of Intangible Personal Property. The Company has all right, title and interest in and to the Intangible Personal Property and the Intangible Personal Property consists of all intellectual property which is used or useful in the operation of the business of the Company.

        (b) Except as set forth on Schedule 4.17(b):

           (i) There have been no actions or other judicial or adversary proceedings involving the Company concerning any item of Intangible Personal Property, and no such action or proceeding is threatened and no claim or other demand has been made by any Person relating to any item of Intangible Personal Property;

           (ii) To Prather's knowledge, the Company has the right and authority to use each item of Intangible Personal Property in connection with the conduct of its business in the manner presently conducted and to convey such right and authority, and such use does not conflict with, infringe upon or violate any intellectual property or usage rights of any other person or entity;

           (iii) To Prather's knowledge, the conduct by the Company of its business does not conflict with the intellectual property or usage rights of others;

           (iv) Neither Contributors nor the Company pays any royalty to anyone for the use of any item of Intangible Personal Property; and

           (v) The Company owns all Intangible Personal Property necessary to the conduct of its businesses.

           (vi) After the Closing, the Company shall have the same rights in and to the Intangible Personal Property used in connection with the business of the Company as the Company has on the date of this Agreement and on the Closing Date and shall be able to use and exploit the Intangible Personal Property to the full extent provided by applicable law without any material restriction on such use or exploitation.

           (vii) To Prather's knowledge, none of the Intangible Personal Property used in the conduct of the business, any element thereof as they currently exist, or the exploitation thereof by the Company, or the transfer thereof pursuant to this Agreement, libels, defames, violates the rights of privacy or publicity, or violates any trademark or service mark, common law or other similar right of any Person or violates any other applicable law. The Company has not received any notice relating to any claim thereof.

        (c) The Company does not own or control any copyrights that are material to the conduct of its business.

        (d) (i) Each Mark that is necessary or useful to the conduct of the business is valid, subsisting, unexpired, enforceable and has not been abandoned. Each application for the federal registration in the United States of a Mark (including, without limitation, any renewals thereof) has been duly and properly filed, and each registration has been properly issued.

           (ii) There are no marks held by Persons other than the Company that conflict with or infringe on the Marks owned or used by the Company in the conduct of their business, third party claims against such Marks, or potential infringements against such Marks.

           (iii) No other Person uses, has the right to use or claims the right to use the Marks or any combination or derivation thereof.

           (iv) The Company has taken all necessary steps to secure, protect and maintain the Marks in the United States and has disclosed in a Schedule herein all infringements or potential infringements, known to Contributors or the Company.

     SECTION 4.18  Labor and Employment Agreements.

        (a) Schedule 4.18 sets forth a complete and correct list of the following:

           (i) Each collective bargaining agreement and other labor or employment agreement to which the Company is a party or by which it is bound;

           (ii) Each agreement relating to the employment of any employee or the rendering of services by any independent contractor, and any severance agreements with respect to any employee or independent contractor or leased employee to which the Company is a party, by which it is bound or under which it could otherwise be liable for the payment of any amount; and

           (iii) The name of each employee or agent or independent contractor of or consultant to the Company who since December 31, 1996 was or is being paid $35,000 or more per year or $3,500 or more per month.

        As used in this Section 4.18, the word "agreement" includes both oral and written contracts, understandings, arrangements and other agreements, other than agreements terminable by the Company at will or by notice of not more than 30 days without any obligation being incurred thereunder by the Company.

        (b) The Company has complied in all material respects with all applicable laws, rules and regulations (domestic and foreign) relating to labor relations and the employment of labor, including, without limitation, those related to wages, hours, benefits, non-discrimination, immigration, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate authorities, or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Company does not and has not "leased" any employees except in full compliance with applicable law.

        (c) No unfair labor practice complaint is pending against the Company before the National Labor Relations Board or any federal, state or local agency (domestic or foreign), and no labor strike, slowdown, picketing, boycott, work stoppage or employee grievance or other labor trouble affecting the Company is pending or threatened. There is no lockout of any employees by the Company and no such action is contemplated by the Company.

        (d) No organization effort, no sex discrimination, racial discrimination, age discrimination or other employment-related allegation, claim, suit or proceeding, has been made or is pending with respect to the employees of the Company and no such effort, allegation, claim, suit or proceeding has been made, raised or brought within the three-year period prior to the date of this Agreement.

        (e) No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no basis for any such proceeding exists.

        (f) No Person who performs services for the Company who has not been classified or treated as an employee (whether for purposes of ERISA, the Code or otherwise) should be treated as an employee for any such purpose.

        (g) To Prather's knowledge, no Person who performs services for the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person that in any way adversely affects or will affect the performance of his or her duties as an employee of the Company. To Prather's knowledge, no officer or other key employee of the Company intends to terminate his or her employment.

        (h) All reasonably anticipated obligations of the Company, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, workers compensation benefits, disability benefits, pension or profit sharing benefits, advances, salaries, bonuses, vacation and holiday pay, sick leave and other forms of compensation payable to the employees, independent contractors or other agents of the Company in respect of the services rendered by any of them on or prior to the date of the Monthly Unaudited Financials have been paid or adequate accruals therefor have been made in the books and records of the Company and in the Financials or the Monthly Unaudited Financials (or in the case of services rendered after the date of the Monthly Unaudited Financials, have been paid when due). All such obligations in respect of services rendered on or prior to the date hereof have been paid when due. All accrued obligations of the Company applicable to its employees, whether arising by operation of law, contract, past custom or otherwise, for payments to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for employees, with respect to employment of said employees through the date of the Monthly Unaudited Financials have been paid or adequate accruals therefor have been made on the books and records of the Company and in the Financials or the Monthly Unaudited Financials (or in the case of accrued obligations arising after the date of the Monthly Unaudited Financials, have been paid when due). All such obligations with respect to employment of employees through the date hereof have been paid when due.

     SECTION 4.19  Compliance with ERISA.

        (a) Except as set forth or Schedule 4.19(a) and except for non-monetary de minimis fringe benefits customarily provided to restaurant employees (e.g., meals), the Company does not (i) maintain or contribute to or have any obligation with respect to, and none of the employees of the Company are covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, the "Benefit Plans"). None of the Benefit Plans is (i) a Multiemployer Plan, (ii) a "multiple employer plan," as defined in ERISA or the Code, or (iii) a funded welfare benefit plan, as defined in Section 419 of the Code. The Company does not have any agreement or commitment to create any additional Benefit Plan or to modify or change any existing Benefit Plan. The Company does not have any other ERISA Affiliates.

        (b) With respect to each Benefit Plan, the Company has heretofore delivered or caused to be delivered to Newriders true, correct and complete copies of (i) all documents which comprise the most current version of each of such Benefit Plans, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is a Plan, (A) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Plans for which such a report is required, (B) the most current summary plan description (and any summary of material modifications), (C) the three most recent certified financial statements and actuarial valuations for each of the Plans for which such a statement or actuarial valuation is required or was prepared, (D) the Forms PBGC-1 filed in each of the three most recent plan years for each of the Plans for which such form was required to be filed, and (E) for each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, all the Internal Revenue Service determination letters issued with respect to such Plan. Except as set forth on Schedule 4.19(b), since the date of the documents delivered, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Benefit Plan, and none of the Benefit Plans has been or will be amended prior to the Closing Date. Each of the Benefit Plans can be amended, modified or terminated by the Company within a period of thirty
(30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Plan intended to be qualified within the meaning of Section 401(a) of the Code.

        (c) The Company has performed and complied in all respects with all of its obligations under and with respect to each of the Benefit Plans and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable laws and regulations. Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred which reasonably could be expected to adversely affect such qualified status.

        (d) There are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law or regulation.

        (e) (i) With respect to each Plan subject to Section 412 of the Code, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or failure to make by its due date a required installment under Section 412(m) of the Code, and (ii) with respect to each Plan which is an "employee pension benefit plan," as defined in Section 3(2) of ERISA, (A) the Company has not withdrawn from such Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, where such withdrawal could result in liability of such substantial employer pursuant to Section 4062(e) or 4063 of ERISA, (B) the Company has not filed a notice of intent to terminate any such Plan or adopted any amendment to treat any such Plan as terminated, (C) the PBGC has not instituted proceedings to terminate any such Plan, (D) no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan, (E) no accumulated funding deficiency, whether or not waived, exists with respect to any such Plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan, (F) all required premium payments to the PBGC have been paid when due, (G) no reportable event, as described in Section 4043 of ERISA (whether or not waived), has occurred with respect to any such Plan, (H) no excise taxes are payable under the Code, (I) no amendment with respect to which security is required under Section 307 of ERISA or Section 401(a)(29) of the Code has been made or is reasonably expected to be made, and (J) there has been no event which could subject any of the Company to liability under Section 4064 or 4069 of ERISA.

        (f) With respect to each Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, (i) the funding method used in connection with such Plan is acceptable under ERISA and the actuarial assumptions used in connection with funding such Plan meet the requirements of Section 302 of ERISA,
(ii) the actuarial present value (based on the actuarial assumptions used in the most recent actuarial valuation) of vested and nonvested "benefit liabilities," as defined in Section 4001(a)(16) of ERISA (calculated on a termination basis and taking into account all contingent and subsidized benefits) of each such Plan, determined as of the most recent valuation date for each such Plan, did not exceed the fair market value of the assets of such Plan as of such date, and
(iii) since the most recent valuation date for each such Plan, there has been no amendment or change to such Plan that would increase the amount of benefit liabilities thereunder and there has been no event or occurrence that would materially increase or decrease the value of such assets or liabilities.

        (g) All group health plans covering employees of the Company have been operated in compliance with the requirements of Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA").

        (h) The Company has no obligation to provide any deferred compensation, pension or non-pension benefits to retired or other former employees, except for health benefits as specifically required by COBRA or pension benefits payable from a Plan intended to be "qualified" within the meaning of Section 401(a) of the Code.

        (i) Neither the Company, nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan nor have there been any fiduciary violations under ERISA which could subject the Company (or any officer, director or employee thereof) to any penalty or tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

        (j) Except as set forth on Schedule 4.19(j), with respect to any Benefit
Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the PBGC, the United States Department of Labor or any other governmental body, (ii) there is no action, suit or claim pending (nor, to the knowledge of the Company, any basis for such a claim), other than routine claims for benefits, and (iii) there are no outstanding liabilities for taxes, penalties or fees.

        (k) The Company has not incurred any liability or taken any action, and the Company has no knowledge of any action or event that could cause it to incur any liability, (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan, or (iii) on account of unpaid contributions to any Multiemployer Plan.

        (l) Neither the execution and delivery of this Agreement nor the consummation of any or all of the contemplated transactions will: (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

        (m) Nothing herein contained is to be construed as a commitment by Newriders or Newco #1 that it will continue any specific pension or other employee benefit or fringe benefit plans.

     SECTION 4.20  Material Contracts and Relationships.

        (a) Schedule 4.20(a) sets forth a complete and correct list of the following:

           (i) All agreements (or groups of agreements with one or more related entities) between the Company and any customer or supplier in excess of $25,000 and all agreements extending beyond twelve months;

           (ii) All agreements that relate to the borrowing or lending by the Company of any money or that create or continue any material claim, lien, charge or encumbrance against, or right of any third party with respect to, any asset of the Company;

           (iii) All agreements by which the Company leases any real property, has the right to lease any real property or leases capital equipment and all other leases involving the Company as lessee or lessor;

           (iv) All agreements to which the Company is a party not in the ordinary course of business;

           (v) All agreements to which the Company, on the one hand, and any Contributor or any of their Affiliates, on the other hand, are parties or by which they are bound;

           (vi) All contracts or commitments relating to the employment of any Person or any commission or finder's fee arrangements with others other than agreements terminable by the Company at will or by notice of not more than thirty (30) days without any obligation being incurred thereunder by the Company;

           (vii) All franchise agreements to which the Company is a party;

           (viii) All license agreements to which the Company is a party, whether as licensor or licensee;

           (ix) All other agreements to which the Company is a party or by which it is bound and that involve $25,000 or more or that extend for a period of one year or more; and

           (x) All other agreements to which the Company is a party or by which it is bound and that are or may be material to the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company.

As used in this Section 4.20 the word "agreement" includes both oral and written contracts, leases, understandings, arrangements and all other agreements. The term "Material Contracts" means the agreements of the Company required to be disclosed on Schedule 4.20(a), whether or not disclosed, including agreements specifically identified in other Schedules.

        (b) All of the Material Contracts are in full force and effect, are valid and binding and are enforceable in accordance with their terms in favor of the Company. There are no material liabilities of any party to any Material Contract arising from any breach or default of any provision thereof and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a breach or default by any party thereto.

        (c) The Company has fulfilled all material obligations required pursuant to each Material Contract to have been performed by the Company prior to the date hereof, and the Company will be able to fulfill, when due, all of its obligations under each of the Material Contracts that remain to be performed after the date hereof.

        (d) Schedule 4.20(d) sets forth a complete and correct list of each (i) supplier (or related group of suppliers) with whom the Company did an aggregate of $25,000 or more of business during the last fiscal year, and (ii) agent (or related group of agents) or representative (or related group of representatives) who was paid an aggregate of $25,000 or more by the Company during the last fiscal year, which lists itemize the actual dollar amounts.

        (e) The Company has maintained and continues to maintain good relations with its suppliers and agents.

     SECTION 4.21 Absence of Certain Business Practices. Neither the Company nor any of its Affiliates or Representatives, including, but not limited to, the Contributors or the Former Owner, have, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) (a) that would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (b) that, if not given in the past, would have had a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company.

     SECTION 4.22  Transactions with Affiliates. Except as set forth on Schedule
4.22 or as described elsewhere in this Agreement, there have been no transactions, including purchases or sales of assets or entities, by or between the Company, on the one hand, and any Contributor or the Former Owner or any of their respective Affiliates, on the other hand, since December 31, 1994 and there are no agreements or understandings now in effect between the Company, on the one hand, and any Contributor or the Former Owner or any of their respective Affiliates, on the other hand. Schedule 4.22 also (a) states, as of the date hereof, the amounts due from the Company to any Contributor or the Former Owner or any of their respective Affiliates and the amounts due from any of the Contributors or the Former Owner or their Affiliates to the Company, (b) describes the transactions out of which such amounts due arose and (c) describes any interest of any Contributor and the Former Owner or any of their respective Affiliates in any supplier of, or any other

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entity that has had business dealings with, the Company since December 31, 1994.
After the Closing, there will be no obligations or other liabilities between the Company, on the one hand, and any Contributor or the Former Owner or any of their respective Affiliates, on the other hand, other than pursuant to this Agreement and the Transactions contemplated hereby.

     SECTION 4.23 Compliance with Laws. Except as set forth on Schedule 4.23, the operation, conduct and ownership of the property or business of the Company is being, and at all times has been, conducted, in all material respects, in full compliance with all federal, state, local and other (domestic and foreign) laws, rules, regulations and ordinances (including without limitation, those relating to employment discrimination, occupational safety, environmental compliance, conservation or corrupt practices) and all judgments and orders of any court, arbitrator or governmental authority applicable to it. Neither the Company nor Prather is aware of any proposed ordinance, order, judgment, decree, governmental taking, condemnation or other proceeding that would be applicable to the business, operations or properties of the Company and that could have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company.

     SECTION 4.24  Taxes. Except as set forth on Schedule 4.24:

        (a) The Company has timely filed all Tax returns and reports required to have been filed by it for all taxable periods ending on or prior to the date hereof, and the Company or Contributors have paid all Taxes due to any Taxing Authority with respect to all taxable periods ending on or prior to the date hereof, or otherwise attributable to all periods prior to the date hereof. The Tax returns and reports filed are true and correct in all material respects. The Company has not requested any extensions of time within which to file returns and reports in respect of any Taxes;

        (b) None of such returns contain, or will contain, a disclosure statement under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law;

        (c) Neither Prather nor the Company has received notice that the IRS or any other Taxing Authority has asserted against the Company or any Contributor with respect to the business or operations of the Company any deficiency or claim for additional Taxes in connection therewith;

        (d) All Tax deficiencies asserted or assessed against the Company have been paid or finally settled;

        (e) All Tax obligations of the Company or Prather with respect to the business or operations of the Company have been paid or reported when due and any unpaid Taxes relating to periods for which Tax returns have not yet been filed have been fully booked and properly accrued on the books of the Company or Prather;

        (f) There is not pending or threatened any action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made by the Company or any Contributor with respect to Taxes previously paid with respect to the business or operations of the Company and
(iii) with respect to any such actions, audits, proceedings or investigation (whether or not identified in Schedule 4.24), the Company will not have liability in respect of or resulting therefrom;

        (g) All amounts that are required to be collected or withheld by the Company, or with respect to Taxes of the Company, have been duly collected or withheld; all such amounts that are required to be remitted to any Taxing Authority have been duly remitted;

        (h) Neither the IRS nor any state, foreign or local Taxing Authority has examined any income tax return of the Company or Prather with respect to the business or operations of the Company;

        (i) The Company has not waived any statute of limitations with respect to the assessment of any Tax;

        (j) The Company has not taken any action not in accordance with past practice that would have the effect of deferring any Tax liability of the Company or Prather from any taxable period ending on or before the date hereof to any taxable period ending after such date;

        (k) There are no liens for Taxes due and payable upon any assets of the Company;

                                      C-16
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        (l) The Company has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

        (m) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method nor is the IRS (or other Taxing Authority) proposing, or considering, any such change in accounting method;

        (n) The Company is not a party to any agreement, contract, arrangement or plan (or group of agreements, contracts, arrangements or plans) that could result in the payment of any "excess parachute payment" within the meaning of
Section 280G of the Code or, after the culmination of all Transactions, could create a loss of deduction under Section 162(m) of the Code;

        (o) None of the assets of the Company is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code as in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code;

        (p) There are no currently binding elections under Sections 108, 179, 195, 197, 444, 703(b), 709(b), 754, 761(a), 1033 of the Code and Treasury
Regulations Sections 3.01.7701-03 with respect to Taxes affecting the Company for any period beginning on or after the Closing Date.

        (q) The pre-Closing Tax liabilities of the Company (whether imposed before or after Closing and whether imposed upon filing of a Tax return or as a result of an audit or examination) which are unpaid as of the close of business on the Closing Date will not exceed the reserves for Tax liabilities as set forth in the account for accrued Taxes payable or similar account included in the Balance Sheet of the Company as of December 31, 1997 or in the books and records of the Company. Attached hereto as Schedule 4.24(r) is a schedule of the accruals for taxes included in the Financials of the Company as of December 31, 1997.

     SECTION 4.25 Insurance. Schedule 4.25 sets forth a complete and correct list of all insurance policies and of all claims made by the Company on any liability or other insurance policies during the past five years (other than worker's compensation claims). The Company has adequate liability and other insurance policies insuring it against the risks of loss arising out of or related to its assets and business. Without limitation, as to the tangible real and personal property of the Company, such insurance is adequate to cover the full replacement cost, less deductible amounts, of such tangible real and personal property. Schedule 4.25 is a complete and correct list of all insurance currently in place and accurately sets forth the coverages, deductible amounts, carriers and expiration dates thereof. Schedule 4.25 is a complete and correct list of all insurance with respect to which the policy period has expired, but for which certain of the coverage years are still subject to audit or retrospective adjustment by the carrier, and accurately sets forth such coverage years and the coverages, deductible amounts, carriers and expiration dates thereof. There are no outstanding requirements or recommendations by any insurance company that issued any policy of insurance to the Company or by any board of or by any governmental authority exercising similar functions that require or recommend any changes in the conduct of the business of the Company or any repairs or other work to be done on or with respect to the Company's assets. Except as set forth on Schedule 4.25, no notice or other communication has been received by the Company from any insurance company within the five years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of its insurance policies, and no such cancellation, amendment or increase of premiums is threatened.

     SECTION 4.26  No Powers of Attorney or Suretyships. Except as set forth on
Schedule 4.26 or in the security documents relating to the Permitted Debt, (a) the Company has not granted any general or special powers of attorney and (b) the Company has no obligation or liability (whether actual, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor, obligor on an asset or income maintenance agreement or otherwise in respect of the obligation of any Person.

     SECTION 4.27 Litigation Schedule 4.27 sets forth a complete and correct list of all pending legal, administrative, arbitration or other proceedings, to which the Company is a party or is otherwise affected (or by which any of its properties are affected), together with a description of the nature and status thereof in reasonable detail. Except as set forth on Schedule 4.27, (a) there is no legal, administrative, arbitration or

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other proceeding, or any governmental investigation, pending or to Prather's knowledge, threatened against or otherwise affecting the Company, or any of its or its assets, that, if determined against the Company, would have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company; (b) no claim not already fully discharged that involves or may involve $25,000 or more has been made against the Company; and (c) all potential losses and liabilities of the Company that may result from the matters disclosed on Schedule 4.27 are fully covered by insurance policies of the Company, which policies are in full force and effect on and as of the date hereof, except for any applicable deductible amount that does not exceed $25,000, or any applicable self-insured retention that does not exceed $25,000, for any one claim or action. The Company has given in a timely manner to its insurers all notices required to be given under its insurance policies with respect to all of the claims and actions disclosed on Schedule 4.27, and no insurer has denied coverage of any of such claims or actions or rejected any of the claims with respect thereto.

     SECTION 4.28 Banking Facilities. Schedule 4.28 sets forth a complete and correct list of:

        (a) Each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of such accounts or safety deposit boxes maintained thereat; and

        (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box, together with a description of the authority (and conditions thereto, if any) of each person with respect thereto.

     SECTION 4.29  Environmental Liabilities.

        (a) Except as set forth on Schedule 4.29 hereto, the Company has not used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting, any of their properties or assets, or otherwise, in any manner which violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise in any manner which violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

        (b) (i) The Company has no obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, where such would reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Company, and (ii) no claims have been made against the Company during the past five years and no presently outstanding citations or notices have been issued against the Company, where such could reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Company, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by the Company, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to the Company or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by the Company or any other location where such could have a materially adverse effect on the assets, liabilities (whether absolute accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company.

     SECTION 4.30 Brokerage Fees. No Person is entitled to any brokerage or finder's fee or other commission from the Company based upon agreement or acts of Prather or the Company in respect of this Agreement or the Transactions, except that Contributors are aware that the fees of Imperial Capital, LLC, financial advisors to Newriders in connection with the Transactions, will be paid at the Closing. Without

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

limiting the generality of the foregoing, the Company is not subject to any binding obligations or any restrictions with respect to the sale of the Company other than pursuant to this Agreement.

     SECTION 4.31 Business Licenses. Schedule 4.31 is a complete and accurate list of all business licenses or permits (the "Business Licenses") owned by or held by, or granted to, the Company with respect to the operation of the Restaurants. Each Business License is in full force and effect without default. The consummation of the Transactions will not violate any Business License.

     SECTION 4.32 Disclosure. The information provided by Contributors and the Company in connection with this Agreement, including, without limitation, the exhibits and schedules hereto, and in any other writing pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available by Contributors or the Company to Newriders pursuant hereto were or will prior to the Closing be complete and accurate records of such documents.

                                   ARTICLE 5

          CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MARTIN

     SECTION 5.1 Assignment. Martin hereby assigns to Newriders and Newco #1 all rights (the "Assigned Rights") that accrue to his benefit under the Agreement for Purchase and Sale of Limited Liability Company Interest, dated March 1998 between Former Owners and Martin as Trustee of the John Martin Revocable Trust dated June 16, 1992 (the "Martin Trust") and the Assignment of Membership Interest between Former Owners and the Martin Trust whereby the Martin Trust acquired the Martin Interests from Former Owners (the "Knowles Agreements"). Martin agrees that he will cooperate with Newriders and Newco #1 to enforce the Assigned Rights against Former Owners (or any successor-in-interest to the obligations of Former Owners under the Knowles Agreements) and that in the event that any or all of the Assigned Rights are not assigned hereunder (whether because they are not susceptible to assignment of otherwise), Martin will vigorously enforce the Assigned Rights against Former Owners (or any successor-in-interest to the obligations of Former Owners under the Knowles Agreements) for the benefit of Newriders and Newco #1.

     SECTION 5.2 Representation. Martin hereby represents and warrants to Newriders and Newco #1 as of the date hereof and as of the Closing Date, that each of the representations, warranties, covenants and agreements of Former Owners under the Knowles Agreements was, when made, and is as of the date hereof and as of the Closing Date, true and correct in all respects. Attached to
Schedule 5.2 is a true and complete copy of the Knowles Agreements.

     SECTION 5.3 Ownership of Martin Interests. Martin owns all of the Martin Interests, free and clear of any liens, encumbrances, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever which are attributable to agreements to which Martin is a party or actions on the part of Martin, except for liens securing Permitted Debt. Upon consummation of the Transactions, Newco #1 shall be the owner, beneficially and of record, of all of the Martin Interests, free and clear of any liens, encumbrances, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever which are attributable to agreements to which Martin is a party or actions on the part of Martin, except for liens securing Permitted Debt. To the knowledge of Martin, no Person has made or threatened to make any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Martin Interests, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Newco #1 Shares payable for the Martin Interests.

                                   ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF NEWRIDERS AND NEWCO #1

     Newriders and Newco #1 hereby jointly and severally represent and warrant to Contributors and the Company, as of the date hereof and as of the Closing Date, that:

     SECTION 6.1 Organization and Corporate Authority. Newriders and Newco #1 are corporations duly organized, validly existing and in good standing under the laws of each such corporation's respective state of incorporation. Newriders and Newco #1 have all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. All necessary action, corporate or otherwise, required to have been taken by or on behalf of Newriders and Newco #1 by applicable law, each corporation's respective charter documents or otherwise to authorize (a) the approval, execution and delivery on behalf of Newriders and Newco #1 of this Agreement and (b) the performance by Newriders and Newco #1 of their obligations under this Agreement and the consummation of the Transactions has been taken or will have been taken on or prior to the Closing. This Agreement and all agreements and instruments herein contemplated to be executed by Newriders and Newco #1 are the valid and binding agreements of Newriders and Newco #1, enforceable against Newriders and Newco #1 in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     SECTION 6.2 Consents and Approvals. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under, result in any right of termination of, increase any amounts payable under, or conflict with, any agreement, indenture or other instrument to which Newriders or Newco #1 is a party or by which any of their property is bound, their charter or by-laws, or any judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to Newriders or Newco #1. All consents, approvals and authorizations of, and declarations, filings and registrations with, any governmental or regulatory authority (domestic or foreign) or any other Person (either governmental or private) required in connection with the execution and delivery by Newriders and Newco #1 of this Agreement or the consummation of the Transactions have been obtained, made and satisfied, except for any filings required to be made after the date hereof pursuant to state law, the Securities Act or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     SECTION 6.3 Newco #1 Shares. The Newco #1 Shares to be issued at the Closing, when issued and delivered, will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights or any liens, charges, claims or encumbrances (other than pursuant to the Transactions or arising from the acts or omissions of Contributors). Newco #1 makes no representation as to the market price which Contributors will realize upon the ultimate disposition of such shares, it being acknowledged by Contributors that such shares will constitute "restricted securities" under applicable securities laws and the market price of publicly traded securities will be affected by many factors which are outside the control of Newriders and Newco #1 and as to which Newriders and Newco #1 can offer no assurance.

     SECTION 6.4 Newriders SEC Reports. Newriders has furnished to Contributors its report on Form 10-SB dated June 30, 1997 (including all amendments thereto) and its Annual Report Form 10-KSB for the period ended December 31, 1997, each as filed with the Securities and Exchange Commission ("SEC") (the "SEC Reports"). The SEC Reports did not, on their respective dates of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 6.4 or as stated in such SEC Reports, all financial statements included in the SEC Reports, (a) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein), (b) fairly present the financial position, results of operations and cash flows of Newriders as of the respective dates thereof and for the periods referred to therein, and (c) were consistent with the books and records of Newriders and its subsidiaries. Except as

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contemplated in connection with the Transactions or as disclosed in or contemplated in the SEC Reports or other filings of Newriders with the SEC, all of which have been provided by Newriders to each Contributor prior to the date hereof, since the date of the latest SEC Report there has not occurred any material adverse change in the results of operations or financial position of Newriders and its subsidiaries considered as a whole.

     Section 6.5 Brokerage Fees. Except for the fees payable to Imperial Capital, LLC, financial advisors to Newriders in connection with the Transactions, no Person is entitled to any brokerage or finder's fee or other commission from Newriders or Newco #1 in respect of this Agreement or the Transactions.

     SECTION 6.6 Disclosure. The information provided by Newriders and Newco #1 in this Agreement and in any other writing furnished pursuant hereto does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not false or misleading.

                                   ARTICLE 7

        COVENANTS OF CONTRIBUTORS AND THE COMPANY PRIOR TO CLOSING DATE

     Section 7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Prather and the Company will (a) upon reasonable prior notice and during normal business hours, afford Newriders and Newco #1 and their Representatives and prospective lenders and their Representatives (collectively, "Newriders' Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Newriders and Newco #1 and Newriders' Advisors with copies of all such contracts, books and records, and other existing documents and data as Newriders and Newco #1 may reasonably request, and (c) furnish Newriders and Newco #1 and Newrider's Advisors with such additional financial, operating, and other data and information as Newriders and Newco #1 may reasonably request.

     Section 7.2 Operation of the Business of the Company. Between the date of this Agreement and the Closing Date, Prather and the Company will:

        (a) conduct the business of the Company only in the ordinary course of business;

        (b) confer with Newriders and Newco #1 concerning operational matters of a material nature; and

        (c) otherwise report periodically to Newriders and Newco #1 concerning the status of the business, operations, and finances of the Company.

     SECTION 7.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Prather and the Company will not, without the prior consent of Newriders and Newco #1, take any action, or fail to take any action, as a result of which any of the changes or events listed in Section 4.13 could occur.

     SECTION 7.4 Required Approvals. As promptly as practicable after the date of this Agreement, Contributors and the Company will make all filings required by Legal Requirements to be made by them in order to consummate the Transactions. Between the date of this Agreement and the Closing Date, Contributors and the Company, at no cost to any of them, will (a) cooperate with Newriders and Newco #1 with respect to all filings that Newriders and Newco #1 elect to make or are required by Legal Requirements to make in connection with the Transactions, and (b) cooperate with Newriders and Newco #1 in obtaining all consents referred to in Section 6.2.

     SECTION 7.5 Notification. Between the date of this Agreement and the Closing Date, Contributors and the Company will promptly notify Newriders and Newco #1 in writing if any Contributor or the Company becomes aware of any fact or condition that causes or constitutes a breach of any of Contributors' or the Company's representations and warranties as of the date of this Agreement, or if any Contributor or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such

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

representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Contributors and the Company will promptly notify Newriders and Newco #1 of the occurrence of any breach of any covenant of any Contributor or the Company in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely, to the extent it is aware of any such occurrence.

     SECTION 7.6  Exclusivity. Until this Agreement is terminated pursuant to
Section 11.1(d), Contributors and the Company agree that neither they nor their Representatives will solicit or encourage, directly or indirectly, in any manner, any discussion with or furnish or cause to be furnished any information to any Person other than Newriders or Newco #1 or their Representatives, in connection with, or negotiate for or otherwise pursue the sale of the Interests, or all or substantially all of the assets of the Company or any business combination or merger of the Company with any other party. Contributors and the Company agree to promptly inform Newriders and Newco #1 of any inquiries or proposals with respect to the foregoing.

     SECTION 7.7 Best Efforts. Between the date of this Agreement and the Closing Date, Contributors and the Company will use their best efforts to cause the conditions in Article 9 to be satisfied.

                                   ARTICLE 8

           COVENANTS OF NEWRIDERS AND NEWCO #1 PRIOR TO CLOSING DATE

     SECTION 8.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Newriders and Newco #1 will and will cause each of their Affiliates to, make all filings required by Legal Requirements to be made by them to consummate the Transactions. Between the date of this Agreement and the Closing Date, Newriders and Newco #1 will (a) cooperate with Contributors with respect to all filings that Contributors are required by Legal Requirements to make in connection with the Transactions, and (b) cooperate with Contributors in obtaining all consents referred to in Sections 3.3 and 4.2; provided that this Agreement will not require Newriders and Newco #1 to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     SECTION 8.2 Best Efforts. Except as set forth in the proviso to Section 8.1, between the date of this Agreement and the Closing Date, Newriders and Newco #1 will use their best efforts to cause the conditions in Article 9 to be satisfied.

                                   ARTICLE 9

                                   CONDITIONS

     SECTION 9.1 Conditions to Obligations of Newriders and Newco #1. The obligations of Newriders and Newco #1 to complete the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Newriders and Newco #1:

        (a) the business of the Company shall have been conducted in the ordinary course, and there shall have been no material adverse change to the business of the Company or its prospects.

        (b) there shall have been no threatened or pending litigation against the Company which is material;

        (c) there shall have been no redemption or similar distribution, recapitalization or LLC interest issuance of any kind, by the Company since December 31, 1997.

        (d) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the Transactions, including but not limited to consents of lessors or lenders set forth in Schedule 3.3, shall have been obtained;

        (e) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Newriders and Newco #1, with respect to the Section 351 Transaction and the Reorganization;

        (f) a Proxy/Registration Statement on Form S-4 (the "Registration Statement") shall have been declared effective by the SEC.

        (g) the representations and warranties of Contributors and the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on the Closing Date, and the Contributors shall have delivered to Newriders and Newco #1 a certificate dated as of the Closing Date, to such effect;

        (h) Contributors and the Company shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing;

        (i) delivery of an opinion of Dillingham Cross, P.L.C., in the form attached hereto as Exhibit B;

        (j) the Agreement and Plan of Merger and Reorganization in the form attached hereto as Exhibit C shall have been entered into by all of the parties thereto;

        (k) the stockholders of Newriders shall have approved the transactions contemplated by this Agreement, the Paisano Agreement and the Agreement and Plan of Merger and Reorganization at a duly constituted meeting;

        (l) consummation of the Financing;

        (m) any indebtedness of Contributors or Former Owner or any of their respective Affiliates to the Company shall have been paid and any indebtedness of the Company or any Affiliate of the Company to Contributors, the Former Owner or any of their respective Affiliates shall have been forgiven;

        (n) the transactions contemplated by the Paisano Agreement shall have closed prior to or simultaneous with the Closing; and

        (o) Stockholders of Newriders representing more than 3% of the outstanding shares of Newriders shall not have exercised their right to dissent in respect of the Reorganization.

     SECTION 9.2 Conditions to Obligations of Contributors and the Company. The obligations of Contributors and the Company to consummate the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions unless waived by Contributors:


        (a) except for (i) any issuance of capital stock upon conversion of convertible debentures or notes which have been or may be issued by Newriders or Newco #1 (but not to exceed 850,000 shares of common stock), (ii) any issuance of stock upon exercise of stock options granted under Newriders' or Newco #1's stock option plans, (iii) the issuance of 6,493,507 shares of Newco #1 common stock in connection with the transactions contemplated by the Paisano Agreement,
(iv) the issuance of 1,000,000 shares of Newriders common stock to Joseph Teresi based upon a prior contractual obligation, (v) the issuance of 200,000 shares of Newco #1 common stock to William Nordstrom (vi) the issuance of an aggregate of 4,036,797 shares of Newco #1 common stock to John Martin in consideration of cash and notes, there shall have been no dividend, redemption or similar distribution, recapitalization or stock issuance of any kind, by Newriders or Newco #1 since December 31, 1997.


        (b) all filings with and material consents and approvals of third parties and governmental agencies required for the consummation of the Transactions shall have been obtained;

        (c) receipt of a tax opinion from Deloitte & Touche LLP, satisfactory to Contributors, with respect to the Section 351 Transaction and the Reorganization;

        (d) the representations and warranties of Newriders and Newco #1 set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on the Closing Date, and Newco #1 and Newriders, shall have delivered to Contributors a certificate, dated as of the Closing Date, to such effect;

        (e) Newriders and Newco #1 shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing;

        (f) delivery of an opinion or opinions of counsel to Newriders and Newco #1, covering the matters set forth in Exhibit D;

        (g) the Agreement and Plan of Merger and Reorganization in the form attached hereto as Exhibit C shall have been entered into by all of the parties thereto;

        (h) the stockholders of Newriders shall have approved the transactions contemplated by the Paisano Agreement, the El Paso Agreement and the Agreement and Plan of Merger and Reorganization at a duly constituted meeting;

        (i) the transactions contemplated by the Paisano Agreement shall have closed prior to or simultaneous with the Closing; and

        (j) the employment agreement between the Company and Prather (the "Prather Employment Agreement"), substantially in the form attached hereto as Exhibit F, shall have been entered into by Prather and the Company.

                                   ARTICLE 10

                                INDEMNIFICATION

     SECTION 10.1 Survival. All representations, warranties, covenants, and obligations of Contributors in this Agreement, including the Exhibits and Schedules hereto, and any certificate or document delivered pursuant to this Agreement, will survive the Closing. All representations and warranties shall survive for two years after the Closing, except for the representations in Sections 4.19 and 4.24, which shall survive until 90 days after all applicable statutes of limitations (with extensions, if any) have expired with respect thereto, the representation in Section 5.2 which shall survive for the same length of time as each of the representations of Former Owner under the Knowles Agreement and the representations in Sections 3.2, 4.5 and 4.29 which shall survive indefinitely.

     SECTION 10.2 Indemnification. Subject to Section 10.8, Prather (jointly and severally with respect to William and Marna Prather) and Martin shall separately indemnify, and hold harmless Newriders and Newco #1 and each of their Affiliates and Representatives in respect of any and all claims, losses, damages, liabilities, declines in value, penalties, interest, costs and expenses (including, without limitation, any attorneys', accountants' and consultants' fees and other expenses) incurred by Newriders or Newco #1 or their respective Affiliates or Representatives, together with interest on cash disbursements in connection therewith, at an annual rate equal to the rate of interest payable by Newriders and Newco #1 under their senior credit facility then in effect, from the date such cash disbursements were made by Newriders or Newco #1 or any of their Affiliates or Representatives until paid by Contributors ("Damages"), in connection with each and all of the following:

        (a) As to Prather, any breach of any representation or warranty made by Prather or the Company in this Agreement and as to Martin, any breach of any representation or warranty made by Martin in this Agreement, each as of the date of this Agreement and as if such representations and warranties were made on and as of the Closing Date;

        (b) As to Prather, any misrepresentation contained in any written statement or certificate furnished by Prather or the Company pursuant to this Agreement or in connection with the Transactions and as to Martin, any misrepresentation contained in any written statement or certificate furnished by Martin pursuant to this Agreement or in connection with the Transactions; and

        (c) As to Prather, any breach of any covenant, agreement or obligation of Prather or the Company contained in this Agreement or any other instrument contemplated by this Agreement or the Transactions and as to Martin, any breach of any covenant, agreement or obligation of Martin contained in this Agreement or any other instrument contemplated by this Agreement or the Transactions.

        The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Newriders or Newco #1 or their Affiliates.

     SECTION 10.3 Indemnification by Contributors for Tax Liabilities. In addition to, and not by way of limitation on, the indemnities set forth in this
Article 10, Prather (jointly and severally with respect to William and Marna Prather) shall indemnify and hold harmless Newriders, Newco #1 and the Company on an after-tax basis against all Taxes of the Company for all taxable periods ending on or before the Closing Date or otherwise attributable to the operations, transactions, assets, or income of the Company prior to the Closing Date, together with any expenses (including, without limitation, settlement costs and any legal, accounting and other expenses) incurred in connection with the contesting, collection or assessment of such Taxes, and together with interest at an annual rate equal to the rate of interest payable by Newriders and Newco #1 under their senior credit facility then in effect. For purposes of this Section 10.3, the term "after-tax basis" means determined after giving effect to (a) the receipt by Newriders, Newco #1 or the Company of any payments made to them hereunder by Prather, if such receipt is taxable and (b) any tax deduction available on account of the payment of such Taxes; assuming for purposes of all calculations that income Taxes on income are imposed at the highest combined federal/state marginal tax rate and tax deductions create benefits at the highest combined federal/state marginal tax rate. Newco #1 shall have the responsibility for, and the right to control, at Newco #1's expense, the audit (and disposition thereof) of any Tax return and, subject to the following sentence, to approve the disposition of any audit adjustment under such circumstances. Prather shall have the right directly or through their designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any governmental entity relating to periods ending on or prior to the Closing and to approve, which approval shall not be unreasonably withheld, Newco #1's disposition of any audit adjustment with respect to such periods if such disposition will or might reasonably be expected to result in an increase in Taxes of the Company, any successor thereof or any consolidated group which includes the Company, for any period ending on or prior to the Closing.

     SECTION 10.4 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, Newriders or Newco #1 shall promptly notify Contributors of the claim and, when known, the facts constituting the basis for such claim; provided, however, that the failure to so notify Contributors shall not relieve any Contributor of his or her obligation hereunder to the extent such failure does not materially prejudice such Contributor. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to Contributors shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

     SECTION 10.5 Defense of Claims. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, any Contributor at his or her sole cost and expense and with counsel reasonably satisfactory to Newriders or Newco #1 may, upon written notice to Newriders or Newco #1, assume the defense of any such claim or legal proceeding if (a) such Contributor provides Newriders and Newco #1 with evidence reasonably acceptable to Newriders and Newco #1 that such Contributor will have the financial resources to defend against such third-party claim and fulfill their indemnification obligations hereunder, (b) the third-party claim involves only money damages and does not seek an injunction or other equitable relief, and (c) settlement or an adverse judgment of the third party claim is not, in the reasonable judgment of Newriders and Newco #1, likely to establish a pattern or practice adverse to the continuing business interests of Newriders and Newco #1. Newriders and Newco # 1 shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if there are one or more legal defenses available to Newriders and Newco # 1 that conflict with those available to such Contributor, or if such Contributor fails to take reasonable steps necessary to defend diligently the claim after receiving notice from either Newriders or Newco #1 that it believes such Contributor has failed to do so, Newriders and Newco #1 may assume the defense of such claim; provided, further, that Newriders and Newco #1 may not settle such claim without the prior written consent of such Contributor, which consent may not be unreasonably withheld. If Newriders and Newco #1 assumes the defense of the claim, Contributors shall reimburse Newriders and Newco #1 for the reasonable fees and expenses of counsel retained by Newriders and Newco #1 and Contributors shall be entitled to participate in (but not control) the defense of such claim, with its counsel and at its own expense. The parties agree to render, without compensation, to each other such assistance as they may reasonably require of each other in order to insure the proper and adequate defense of any action, suit or proceeding, whether or not subject to indemnification hereunder. Notwithstanding the foregoing, if any

Contributor assumes the defense of a claim for Taxes for which it is obligated to indemnify Newriders or Newco #1, then such indemnifying party shall not settle or otherwise agree to a resolution of a dispute with respect to such claim if that settlement or resolution would have an adverse impact on the liability of Newriders or Newco #1 for any taxable period ending after the date hereof without the express written consent of Newriders or Newco #1, which consent will not be unreasonably withheld or delayed.

     SECTION 10.6 Manner of Indemnification. All indemnification payments hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability.

     SECTION 10.7 Submission of Claims For Indemnification. Notwithstanding the provisions of Section 10.1 with respect to survival of the representations, warranties, covenants and obligations in this Agreement, such representations, warranties, covenants and obligations shall survive (a) as to any matter as to which a claim is submitted in writing to a Contributor prior to such period specified in Section 10.1 and identified as a claim for indemnification pursuant to this Agreement or (b) as to any matter that is based upon willful fraud by a Contributor, until such time as such claims and matters are resolved.

     SECTION 10.8  Limitations.

        (a) No claim, demand, suit or cause of action shall be brought against Prather as a result of a breach of any representation or warranty of Prather in this Agreement unless and until the aggregate amount of Damages (excluding interest from the date notice of the claims giving rise to such Damages is given pursuant to Section 10.4) under Section 10.2 exceeds $50,000, and then only for the amount by which such Damages (excluding interest on the first $50,000 of Damages from the date notice of the claims giving rise to such Damages is given pursuant to Section 10.4) exceed $50,000. However, this Section 10.8 will not apply to any breach of any of Prather's or the Company's representations and warranties of which Prather or the Company had knowledge at any time prior to the date on which such representation and warranty is made or any knowing breach by Prather or the Company of any covenant or obligation, and Prather and the Company will be jointly but not severally liable for all Damages with respect to such breaches.

        (b) No claim, demand, suit or cause of action shall be brought against Martin for a breach of Section 5.2 for any amount greater than the amount that is collected from Former Owners (or any successor-in-interest to Former Owners) for a breach by the Former Owners under the Knowles Agreements.

                                   ARTICLE 11

                                  TERMINATION

     SECTION 11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

        (a) by either Newriders or Newco #1, on the one hand, or Contributors and the Company, on the other hand, if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

        (b) (i) by Newriders or Newco #1 if any of the conditions in Section 9.1 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Newriders or Newco #1 to comply with its obligations under this Agreement) and Newriders or Newco #1 has not waived such condition on or before the Closing Date; or (ii) by Contributors or the Company if any of the conditions in Section 9.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Contributors or the Company to comply with their obligations under this Agreement) and Contributors or the Company have not waived such condition on or before the Closing Date;

        (c) by mutual consent of Newriders or Newco #1, on the one hand, and Contributors and the Company, on the other hand; or

        (d) by any party if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1998 or such later date as the parties may agree upon in writing.

     SECTION 11.2 Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 13.7 and 13.14 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE 12

                         DELIVERY OF CLOSING DOCUMENTS

     SECTION 12.1 Deliveries by Contributors. Contemporaneously with the Closing, Contributors will deliver to Newriders and Newco #1 the following:

        (a) Certificates evidencing all of the Interests, duly endorsed for transfer or accompanied by separate instruments of transfer, by Contributors;

        (b) Opinion of Dillingham Cross, P.L.C., in the form attached hereto as Exhibit B;

        (c) The certificate contemplated by Section 9.1(g) hereof;

        (d) Good standing certificates for the Company as of a date not more than ten days prior to the Closing Date, issued by the Secretary of State of the Company's state of formation, and each state where the Company is qualified to do business;

        (e) Certified copies of resolutions of the Company approving this Agreement and the Transactions;

        (f) The executed Prather Employment Agreement; and

        (g) All other documents, certificates, instruments or writings as Newriders or Newco #1 shall reasonably request in connection with the Transactions.

     SECTION 12.2 Deliveries by Newriders and Newco #1. Contemporaneously with the Closing, Newriders and Newco #1 will deliver the following:

        (a) Stock certificates evidencing the Newco #1 Shares, duly endorsed for transfer or accompanied by separate instruments of transfer;

        (b) Opinion or opinions of counsel to Newriders and Newco #1 covering the matters set forth in Exhibit D;

        (c) The certificate contemplated by Section 9.2(d) hereof;

        (d) Certified copies of resolutions of Newriders and Newco approving this Agreement and the Transactions;

        (e) The executed Prather Employment Agreement; and

        (f) All other documents, certificates, instruments or writings as Contributors shall reasonably request in connection with the Transactions.

                                   ARTICLE 13

                                 MISCELLANEOUS

     SECTION 13.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to Newriders or Newco #1
           Newriders, Inc.
           1040 East Herndon Avenue
           Suite 102
           Fresno, CA 93720
           Attention: William Nordstrom

          With a concurrent copy to:
           Kaye, Scholer, Fierman Hays & Handler, LLP
           1999 Avenue of the Stars
           Suite 1600
           Los Angeles, CA 90067
           Attention: Barry L. Dastin

          If to Contributors:
           William and Marna Prather
           4415 N. Arcadia Lane
           Phoenix, AZ 85018

          With a concurrent copy to:
           Dillingham Cross, P.L.C.
           5080 North 40th Street, Suite 335
           Phoenix, AZ 85018
           Attention: James W. Reynolds

           John Martin
           18931 Glenmont Terrace
           Irvine, CA 92612

        With a concurrent copy to:
               Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP
               2603 Main Street
               East Tower -- Suite 1300
               Irvine, CA 92614
               Attention: Alan H. Wiener

     SECTION 13.2 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties, except that Newriders and Newco #1 may assign their rights hereunder to, and have their obligations hereunder assumed by, a wholly-owned subsidiary of Newriders or Newco #1; provided, however, that no such assignment shall release Newriders and Newco #1 from their obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     SECTION 13.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of California.

     SECTION 13.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     SECTION 13.5 Complete Agreement. This Agreement, the Exhibits and Schedules and the documents delivered or to be delivered pursuant to this Agreement contain or will contain the entire agreement among the parties with respect to the Transactions and shall supersede in its entirety all previous oral and written and all contemporaneous oral negotiations, commitments and understandings, including the letter of intent with respect to the Transactions.

     SECTION 13.6 Modifications, Amendments and Waivers. This Agreement may be modified, amended or otherwise supplemented by a writing signed by all of the parties. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

     SECTION 13.7 Expenses. Except as otherwise expressly provided elsewhere in this Agreement, Newriders and Newco #1 shall pay all fees and expenses incurred by all parties in connection with the Transactions contemplated by this Agreement.

     SECTION 13.8 Limit on Interest. Notwithstanding anything in this Agreement to the contrary, no party shall be obligated to pay interest at a rate higher than the maximum rate permitted by applicable law. In the event that an interest rate provided in this Agreement exceeds the maximum rate permitted by applicable law, such interest rate shall be deemed to be reduced to such maximum permissible rate.

     SECTION 13.9 Equitable Remedies. In addition to legal remedies, in recognition of the fact that remedies at law may not be sufficient, the parties (and their permitted successors and assigns) shall be entitled to equitable remedies for breaches or defaults hereunder, including, without limitation, specific performance and injunction.

     SECTION 13.10 Attorneys Fees and Costs. Should any party institute any action or proceeding in any court to enforce any provision of this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

     SECTION 13.11 Further Assurances. Each party shall execute and deliver such further instruments and take such further actions as any other party may reasonably request in order to carry out the intent of this Agreement and to consummate the Transactions.

     SECTION 13.12  Contract Interpretation: Construction of Agreement.

        (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, exhibit, schedule, preamble, recital and party references are to this Agreement unless otherwise stated.

        (b) No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

     SECTION 13.13 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     SECTION 13.14  Public Announcements; Confidentiality.

        (a) The parties hereto will maintain in confidence and will cause their respective Affiliates and Representatives to maintain in confidence unless the other parties hereto consent in writing, (i) any written, oral or other information obtained in connection with this Agreement, unless (A) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (B) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Transactions, or (C) the furnishing or use of such information is required by any legal proceedings and (ii) the existence of this Agreement and the proposed sale described herein, except that the parties may disclose to Newriders' and Newco #1's financing sources and Representatives financial information reasonably required by them. If the Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

        (b) Any public announcements or press releases relating to the Transactions must be approved by Contributors, on the one hand, and Newriders and Newco #1, on the other hand, in writing before being made or released. Newriders and Newco #1 shall have the right to issue a press release without Contributors' written approval if in the opinion of Newriders' and Newco #1's counsel it is reasonably required, provided Contributors receive a copy of such release before issue.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          NEWRIDERS

                                          NEWRIDERS, INC.
                                          a Nevada corporation

                                          By:     /s/ WILLIAM NORDSTROM
                                            ------------------------------------
                                            Name: William Nordstrom
                                            Title: Executive Vice President
                                            and Chief Financial Officer

                                          NEWCO #1

                                          EASYRIDERS, INC.
                                          a Delaware corporation

                                          By:     /s/ WILLIAM NORDSTROM
                                            ------------------------------------
                                            Name: William Nordstrom
                                            Title: Secretary and Treasurer

                                          CONTRIBUTORS

                                                  /s/ WILLIAM PRATHER
                                          --------------------------------------
                                          William Prather

                                                   /s/ MARNA PRATHER
                                          --------------------------------------
                                          Marna Prather

                                                    /s/ JOHN MARTIN
                                          --------------------------------------
                                          John Martin

                                          THE COMPANY

                                          M & B RESTAURANTS, L.C.,
                                            d/b/a El Paso Barbeque Company
                                            a Texas limited liability company

                                          By:      /s/ WILLIAM PRATHER
                                            ------------------------------------
                                            Name: William Prather
                                            Title: President and C.E.O.

                                   ADDENDUM D

                         STOCKHOLDERS VOTING AGREEMENT

                         STOCKHOLDERS' VOTING AGREEMENT

     Stockholders' Voting Agreement, dated as of             , 1998, by and
between John Martin ("Martin") and Joseph Teresi ("Teresi").

     WHEREAS, Newriders, Inc., a Nevada corporation ("Newriders"), Easyriders, Inc., a Delaware corporation and wholly-owned subsidiary of Newriders ("Newco #1"), Easyriders Sub II, Inc., a California corporation and wholly-owned subsidiary of Newco #1 ("Newco #3"), Teresi and several companies owned by Teresi (the "Paisano Companies") entered into a stock contribution agreement (the "Paisano Agreement") whereby Teresi will contribute to Newco #1 all of the outstanding shares of capital stock of the Paisano Companies in exchange for 6,483,507 shares of common stock of Newco #1, a promissory note of Newco #3 in the principal amount of $15,000,000 payable at closing, assumption of $7,000,000 of debt and three notes in an aggregate principal amount of $13,000,000 (the "Teresi Notes"), as part of a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Newriders, Newco #1, William Prather and Marna Prather (collectively, "Prather"), Martin and M & B Restaurants, L.C., a Delaware limited liability company, d/b/a El Paso Barbeque Company entered into an LLC interest contribution agreement (the "El Paso Agreement") whereby Martin and Prather will contribute to Newco #1 all of their limited liability company interests in El Paso in exchange for an aggregate of 2,000,000 shares of common stock of Newco #1, as part of a transaction described in Section 351 of the Code;

     WHEREAS, Newriders, Newco #1 and Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Newco #1 ("Newco #2), will enter into an Agreement and Plan of Merger and Reorganization (the "Agreement and Plan of Merger and Reorganization") whereby (i) Newco #2 will merge into Newriders, (ii) the common stock of Newco #2 held by Newco #1 will be converted into one share of Newriders common stock (constituting all of the outstanding capital stock of Newriders) and (iii) the common stock of Newriders not held by Newco #1 will be converted into common stock of Newco #1 on a one-for-one basis, all as part of a transaction described in Sections 351, 368(a)(1)(A) and 368(a)(2)(E) of the Code;

     WHEREAS, immediately following consummation of the transactions contemplated by the Paisano Agreement, the El Paso Agreement and the Agreement and Plan of Merger and Reorganization, Martin and Teresi will be the beneficial owners of, and be entitled to vote, approximately 5,132,947 and 6,993,507 shares of common stock of Newco #1, respectively (along with all other voting securities of Newco #1 beneficially owned by Martin and Teresi, respectively, and all voting securities of Newco #1 purchased by (whether through open market purchases, privately negotiated transactions or otherwise) or which otherwise become beneficially owned by Martin and Teresi, respectively, after the date hereof, the "Shares");

     WHEREAS, Martin desires to vote his Shares in favor of Teresi's Director Designees (as defined below) and Teresi desires to vote his Shares in favor of Martin's Director Designees; and

     WHEREAS, Martin desires to appoint Teresi as his attorney in fact and proxy and Teresi desires to appoint Martin as his attorney in fact and proxy, with respect to the Shares each is entitled to vote at any meeting of stockholders of Newco #1 or by written consent of the holders of voting securities of Newco #1 without a meeting, on, and only on, the election and removal of directors of Newco #1;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     SECTION 1. Election of Directors.

     (a) Each of Martin and Teresi shall be entitled to designate to the other four individuals to be voted for and to serve on the board of directors of Newco #1 (each a "Director Designee") (provided that such individuals have not been involved in any legal proceedings of the type specified in Item 401(f) of Regulation S-K). Each of Martin and Teresi shall, and shall use his best efforts to cause each of their respective affiliates (as used in this Agreement, "affiliate" shall include, without limitation, any person or entity which, directly or indirectly, controls, is controlled by or under common control with such person or entity, members of any individual's immediate family and any trusts, the trustee and all beneficiaries of which are such persons or members of such individual's immediate family), to (i) nominate for election and

(ii) vote all of his Shares entitled to vote thereon for the election of the other party's Director Designees at any meeting of stockholders of Newco #1 or by written consent of the holders of voting securities of Newco #1 without a meeting.

     (b) If at any time either Martin or Teresi shall notify Newco #1 of such party's desire to have one or more of their respective Director Designees removed, each of Martin and Teresi shall, and shall use his best efforts to cause each of their respective affiliates to, subject to all applicable requirements of law, vote all of his Shares entitled to vote thereon for the removal of such director at any meeting of the stockholders of Newco #1 or by written consent of the holders of voting securities of Newco #1 without a meeting.

     (c) Whenever any Director Designee ceases to serve on the board of directors of Newco #1 (whether by reason of death, resignation, removal or otherwise), the successor director shall be acceptable to the party who designated the Director Designee creating the vacancy. In the event the board of directors of Newco #1 fills a vacancy with a person not acceptable to the party who designated the Director Designee creating the vacancy, Martin and Teresi agree to immediately jointly request the Secretary of Newco #1 to call a special meeting of stockholders of Newco #1 for the election of directors.

     (d) Martin and Teresi agree to jointly request the Secretary of Newco #1 to call a special meeting of stockholders of Newco #1 if either Martin or Teresi requests such a meeting.

     SECTION 2. Irrevocable Proxy. Each of Martin and Teresi hereby irrevocably constitutes and appoints the other as his attorney in fact and proxy pursuant to the provisions of Section 212(c) of the Delaware General Corporation Law, with full power of substitution, to vote all of such party's Shares entitled to vote thereon for the election or removal of the other party's Director Designees at any meeting of stockholders of Newco #1 or by written consent of the holders of voting securities of Newco #1 without a meeting and to execute and deliver any and all consents, instruments or other agreements or documents in order to take any and all such actions in connection with or in furtherance of the obligations of each of Martin and Teresi set forth in this Section 2. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE, SUBJECT TO SECTION 3, AND COUPLED WITH AN INTEREST. Each of Martin and Teresi hereby revokes all other proxies and powers of attorney with respect to their Shares that he may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by each of Martin and Teresi with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of Martin or Teresi and any obligation of Martin and Teresi under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Martin and Teresi.

     SECTION 3. Termination. This Agreement shall terminate on the date the outstanding principal of, and any and all accrued but unpaid interest on, the Teresi Notes is repaid in full or the date on which Teresi advises the Secretary of Newco #1 that he elects to waive the benefit of this Agreement, whichever first occurs.

     SECTION 4. Transfer of Shares. During the term of this Agreement, the parties shall be free to transfer their Shares to any person, except that no such transfer shall be made unless prior thereto the other party to this Agreement shall have been notified of such proposed transfer and the transferee shall have agreed in writing to be bound by the provisions of this Agreement as if a party named herein.

     SECTION 5. Legend. A copy of this Agreement shall be filed with the Secretary of Newco #1 and shall be kept at its principal executive office. Upon the execution of this Agreement, each of the parties hereto shall cause each certificate representing Shares to carry a legend as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE
     PROVISIONS OF A STOCKHOLDERS' VOTING AGREEMENT, DATED AS OF             ,
     1998, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY.

     SECTION 6. Notices. All notices and other communications shall be effective
(a) upon receipt if (i) hand delivered or (ii) sent by facsimile transmission and confirmed by mail, (b) the third day after mailing, postage prepaid return receipt requested and (c) one day after sending by recognized "over-night" delivery service. Any notice not contemplated above shall be effective upon receipt. For the purposes of this Section 6, the addresses of the parties to which notices shall be sent shall be as follows:

        If to Martin:

               John Martin
               18931 Glenmont Terrace
               Irvine, California 92612

        with a copy to:

               Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP
               2603 Main Street, Suite 1300
               Irvine, California 92614
               Attention: Alan Wiener, Esq.

        If to Teresi:

               Joseph Teresi
               c/o Paisano Publications
               28210 Dorothy Drive
               Agoura Hills, California 91310

        with a copy to:

               Joseph J. Jacobs
               6380 Sweet Maple Lane
               Boca Raton, Florida 33433

     Each of the parties hereto may change the address to which such communications are to be directed by notice to the other parties as provided in this Section 6.

     SECTION 7. Complete Agreement. This is the complete agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements with respect thereto. There are no representations, warranties, covenants, conditions, terms, agreements, promises, understandings, commitments or other arrangements with respect to the subject matter hereof other than those expressly set forth herein.

     SECTION 8. Governing Law. This Agreement shall be governed by, construed under and enforced in accordance with, the laws of the State of California without regard to any conflict of law principles thereof.

     SECTION 9. Binding Agreement; Successors. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and each of their respective successors, assigns, heirs and other representatives.

     SECTION 10. Headings. The section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, nor are they deemed to constitute a part of this Agreement.

     SECTION 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 12. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable and actual attorneys' fees (including any such fees incurred in connection with enforcement of any judgments) in addition to his costs and expenses and any other available remedies.

     SECTION 13. Waiver; Amendment. Any waiver of any provision or breach of this Agreement must be in writing, executed by the waiving party. No waiver of any provision or breach of this Agreement shall be a waiver of any other provision or breach of this Agreement or any subsequent breach. Any amendment or modification of this Agreement must be in writing and executed by all of the parties hereto.

     SECTION 14. Specific Performance. Each of the parties hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by a party hereto and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto agrees that in the event of any actual or threatened breach of this Agreement by any party hereto, the other parties hereto shall be entitled to specific performance. Such remedy shall not be the exclusive remedy for any breach of this Agreement, but shall be in addition to all other remedies available at law or equity to such party.

     SECTION 15. Interpretation. The parties hereto agree that each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

     SECTION 16. Further Assurances. Each party shall execute and deliver such further instruments and take such further actions as the other party may reasonably request in order to carry out the intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written.

                                          John Martin

                                          Joseph Teresi

                ACKNOWLEDGMENT OF STOCKHOLDERS' VOTING AGREEMENT

     Easyriders, Inc. hereby acknowledges the existence of the foregoing Stockholders' Voting Agreement.

                                          EASYRIDERS, INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   ADDENDUM E

                   STATUTES PERTAINING TO DISSENTERS' RIGHTS

                          RIGHTS OF DISSENTING OWNERS

92A.300. DEFINITIONS.

     As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (1995, ch. 586, sec. 35, p. 2086.)

92A.305. "BENEFICIAL STOCKHOLDER" DEFINED.

     "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (1995, ch. 586, sec. 36, p. 2087.)

92A.310. "CORPORATE ACTION" DEFINED.

     "Corporate action" means the action of a domestic corporation. (1995, ch. 586, sec. 37, p. 2087.)

92A.315. "DISSENTER" DEFINED.

     "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive. (1995, ch. 586, sec. 38, p. 2087.)

92A.320. "FAIR VALUE" DEFINED.

     "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (1995, ch. 586, sec. 39, p. 2087.)

92A.325. "STOCKHOLDER" DEFINED.

     "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation. (1995, ch. 586, sec. 40, p. 2087.)

92A.330. "STOCKHOLDER OF RECORD" DEFINED.

     "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owners of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation. (1995, ch. 586, sec. 41, p. 2087.)

92A.335. "SUBJECT CORPORATION" DEFINED.

     "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's right becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective, (1995, ch. 586, sec. 42. p. 2087.)

92A.340. COMPUTATION OF INTEREST.

     Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances (1995, ch. 586. sec. 43. p. 2087.)

92A.350. RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP.

     A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (1995, ch. 586, sec. 47, p. 2088.)

92A.360. RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY.

     The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (1995, ch. 586, sec. 48, p. 2088.)

92A.370. RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

     1. Except as otherwise provided in subsection 2 and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (1995, ch. 586, sec. 46, p. 2088.)

92A.380. RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO
         OBTAIN PAYMENT FOR SHARES.

     1. Except as otherwise provided in NRS 92A.370 to 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the domestic corporation is a party:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

          (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

          (c) Any corporate action taken pursuant to a vote of the stockholders in the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (1995, ch. 586, sec. 44, p. 2087.)

92A.390. LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR
         SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

          (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

             (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                (I) The surviving or acquiring entity; or

                (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 holders of owner's interests of record; or

             (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (1995, ch. 586, sec. 45, p. 2088.)

92A.400. LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO
         SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

          (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (1995, ch. 586, sec. 49, p. 2089.)

92A.410. NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430. (1995, ch. 586, sec. 50, p. 2089; 1997, ch.
208, sec. 78, p. 730.)

EFFECTIVE DATE. -- The 1997 amendment is effective October 1, 1997.

     EFFECT OF AMENDMENT. -- The 1997 amendment inserted "by written consent of the stockholders or" near the beginning of subsection 2.

92A.420. PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

          (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter. (1995, ch. 586, sec. 51, p. 2089.)

92A.430. DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDER ENTITLED TO ASSERT RIGHTS; CONTENTS.

     1. If a proposed corporate action creating dissenter's rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

          (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

          (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (1995, ch. 586, sec. 52, p. 2089.)

92A.440. DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

     1. A stockholder to whom a dissenter's notice is sent must:

          (a) Demand payment;

          (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

          (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter. (1995, ch. 586, sec. 53, p. 2090; 1997, ch. 208, sec. 79, p. 730.)

     EFFECTIVE DATE -- The 1997 amendment is effective October 1, 1997.

     EFFECT OF AMENDMENT -- The 1997 amendment inserted "before the proposed corporate action is taken" in subsection 2.

92A.450. UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR
         PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action. (1995, ch. 586, sec. 54, p. 2090.)

92A.460. PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

          (a) Of the county where the corporation's registered office is located; or

          (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2. The payment must be accompanied by:

          (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

          (b) A statement of the subject corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

          (e) A copy of NRS 92A.300 to 92A.500, inclusive. (1995, ch. 586, sec. 55, p. 2090.)

92A.470. PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480. (1995, ch. 586, sec. 56, p. 2091.)

92A.480. DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT
         CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (1995, ch. 586, sec. 57, p. 2091.)

92A.490. LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT
         CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470, (1995, ch. 586, sec. 58, p. 2091.)

92A.500. LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

          (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (1995, ch. 586, sec. 59, p. 2092.)

                                   ADDENDUM F

                                 NEWRIDERS PLAN

                                                                      ADDENDUM F
                                NEWRIDERS, INC.

                   1997 EXECUTIVE INCENTIVE COMPENSATION PLAN

     1. Purpose. The purpose of this 1997 Executive Incentive Compensation Plan (the "Plan") is to assist Newriders, Inc. (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

          (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

          (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

          (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
     Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d) "Beneficial Owner," "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (e) "Board" means the Company's Board of Directors.

          (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

          (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i) "Committee" means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of at least two directors, each of whom shall be (i) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "disinterested persons" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

          (j) "Corporate Transaction" means a transaction as defined in Section 9(b) of the Plan.

          (k) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

          (l) "Deferred Stock" means a right, granted to a Participant under
     Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

          (m) "Director" means a member of the Board.

          (n) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

          (o) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (p) "Effective Date" means the effective date of the Plan, which shall be November 20, 1997, the date on which the Plan was adopted by the Company's Board of Directors.

          (q) "Eligible Person" means each executive officer of the Company(as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any subsidiary, and independent contractors with the Company or any subsidiary. The foregoing notwithstanding, no Non-Employee Director shall be an Eligible Person for purposes of receiving any Awards under this Plan other than Formula Grants of Options granted under Section 6(b)(iv) of the Plan and Formula Grants of Restricted Stock granted under
     Section 6(d)(v) of the Plan. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

          (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (s) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

          (t) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (u) "Formula Grants" means the Formula Grant Options and Formula Grant Restricted Stock granted to Non-Employee Directors pursuant to Sections 6(b)(iv) and 6(d)(v) of the Plan.

          (v) "Incentive Stock Option" or "ISO" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

          (w) "Incumbent Board" means the Board as defined in Section 9(b) of the Plan.

          (x) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

          (y) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any subsidiary, and who meets the definition of a Non-Employee Director described in Rule 16b-3.

          (z) "Option" means a right granted to a Participant under Section (b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (aa) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

          (ab) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (ac) "Performance Award" means a right, granted to a Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

          (ad) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

          (ae) "Restricted Stock" means Stock granted to a Participant under
     Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (af) "Retire" or "Retirement" means termination of service as a Director after having attained at least age 62 and having served as a Director for at least 5 years, other than by reason of death, Disability or the Director's willful misconduct or negligence.

          (ag) "Rule 16b-3" and "Rule 16a-l(c)(3)" means Rule 16b-3 and Rule 16a-l(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
     Section 16 of the Exchange Act.

          (ah) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
     Section 10(c) hereof.

          (ai) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

     3. Administration.

          (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

          (b) Manner of Exercise of Committee Authority. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in
     Section 8(d). The Committee may appoint agents to assist it in administering the Plan.

          (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the

     Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. Stock Subject to Plan.

          (a) Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock that may be subject to the granting of Awards under the Plan at any point in time during the term of the Plan shall be equal to 5,000,000 shares. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. In no event shall the aggregate number of shares of stock which may be issued pursuant to ISOs exceed 5,000,000 shares.

          (b) Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of stock but also to Awards relating to shares of stock but settleable only in cash (such as cash-only SARs). The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

     5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 2,000,000 shares of Stock, subject to adjustment as provided in
Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as a final Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $1,000,000, and the maximum amount that may be earned as a final Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

     6. Specific Terms of Awards.

          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Nevada law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b) Options. The Committee is authorized to grant Options to participants on the following terms and conditions:

             (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee. The exercise price may be less than the Fair Market Value of a share of Stock on the date of grant of such Option, unless the option being granted is an Incentive Stock Option which must comply with Section 422 of the Code.

             (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

             (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.

             (iv) Formula Grants of Options to Non-Employee Directors. Subject to adjustment as provided in the first sentence of Section 10(c) hereof, each Non-Employee Director shall receive (A) on the date of his or her appointment as a Director of the Company, an Option to purchase 50,000 shares of Stock, and (B) each year, on the day the Company issues its earnings release for the prior fiscal year, an Option to purchase 50,000 shares of Stock. Options granted to Non-Employee Directors pursuant to this Section shall be for a term of 10 years and shall become exercisable at the rate of 33 1/3% per year commencing on the first anniversary of the date on which the Option is granted; provided, however, that the Options shall be fully exercisable in the event that, while serving as a Director, the Non-Employee Director dies, suffers a Disability, or Retires. The per share exercise price of all Options granted to Non-Employee Directors pursuant to this paragraph (iv) shall be equal to the Fair Market Value of a share of Stock on the date such Option is granted. Unless otherwise extended in the sole discretion of the Committee, the unexercised portion of any Option granted pursuant to this paragraph (iv) shall become null and void (C) three months after the date on which such Non-Employee Director ceases to be a Director of the Company for any reason other than the Non-Employee Director's willful misconduct or negligence, Disability, death or Retirement, (D) immediately in the event of the Non-Employee Director's willful misconduct or negligence, (E) one year after the Non-Employee Director ceases to be a Director by reason of his Disability, (F) at the expiration of its original term, if the Non-Employee Director ceases to be a Director by reason of his Retirement, and (G) twelve months after the date of the Non-Employee Director's death in the event that such death occurs prior to the time the Option otherwise would become null and void pursuant to this sentence.

          (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

             (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of
        (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

             (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this
        Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

          (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

             (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. In no event shall the restricted period be less than three years unless the Restricted Stock is subject to performance conditions in accordance with
        Section 8 of this Plan, in which case the restricted period shall not be less than one year. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

             (ii) Forfeiture. Except as otherwise determined by the Committee at the time of the Award, upon termination of a Participant's employment during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and required by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.

             (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

             (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

             (v) Formula Grants of Restricted Stock to Non-Employee
        Directors. Subject to adjustment as provided in the first sentence of
        Section 10(c) hereof, commencing at the end of the Company's fiscal year that begins January 1, 1997, each Non-Employee Director shall receive each year, on the day the Company issues its earnings release for the prior fiscal year, an Award of shares of Restricted Stock, in an amount to be determined annually by the Board of Directors. Each Award of Restricted Stock shall become non-forfeitable on the third anniversary of the date on which the Restricted Stock is granted; provided, however, that all Restricted Stock granted to a Non-Employee Director shall become nonforfeitable in the event that, while serving as a Director, the Non-Employee Director dies, suffers a Disability, or Retires. In the event that a Non-Employee Director ceases to serve as a Director for any reason other than the death, Disability or Retirement of the Non-Employee Director, the Restricted Stock that is at that time subject to restrictions shall be forfeited and required by the Company.

          (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

             (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. In no event shall an Award of Deferred Stock payable in Stock have a deferral period of less than three years unless the Award is subject to performance conditions in accordance with Section 8 of the Plan, in which case the deferral period shall be for not less than one year. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

             (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

             (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either
        (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

          (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

          (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the
                                       F-7
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     Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this
     Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     7. Certain Provisions Applicable to Awards.

          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the
     Code).

          (c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

          (d) Exemptions From Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under
     Section 16(b). In addition, the
     purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

     8. Performance and Annual Incentive Awards.

          (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

          (b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

             (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

             (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) growth in earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings;
        (14) working capital or inventory; and (15) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

             (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code
        Section 162(m).

             (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
        Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award Pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

             (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

          (c) Annual Incentive Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

             (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

             (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

             (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

          (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

          (e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9. Change In Control.

          (a) Effect of "Change in Control." In the event of a "Change in Control," as defined in Section 9(b), the following provisions shall apply:

             (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

             (ii) Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option; provided, however, that no optionee who is subject to Section 16 with respect to the Company at the time of the Change in Control shall be entitled to make such an election if the acquisition of the right to make such election would represent a non-exempt purchase under Section 16(b) by such optionee;

             (iii) Limited SARs (and other SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

             (iv) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

             (v) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

          (b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred upon:

             (i) An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding") if such acquisition of Beneficial Ownership results in the Person's Beneficially Owning 25% or more of the Company Common Stock outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; or

             (ii) The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 9(b) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with one or more Participants or entities controlled by one or more Participants shall not constitute a Corporate Transaction in respect of such Participant(s); or

             (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; and, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall in no event be considered as a member of the Incumbent Board.

     Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 9(b), the following shall not constitute a Change in Control for purposes of the Plan: (1) any acquisition by or consummation of a Corporate Transaction with any entity that was a subsidiary of the Company immediately prior to the transaction or an employee benefit plan (or related trust) sponsored or maintained by the Company or an entity that was a subsidiary of the Company immediately prior to the transaction if, immediately after such transaction (including consummation of all related transactions), the surviving entity is controlled by no Person other than such subsidiary, employee benefit plan (or related trust) and/or other Persons who controlled the Company immediately prior to such transaction; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or

Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

          (c) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(ii) hereof or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

     10. General Provisions.

          (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-l(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under

     Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under
     Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m)and regulations thereunder.

          (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such amendment represents a material change to the Plan or such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting. Notwithstanding anything herein to the contrary, the provisions of Section 6(b)(iv) and Section 6(d)(v) of this Plan which govern formula grants of Options and Restricted Stock to Non-Employee Directors, shall not be amended more than once every six months other than to comport with changes to the Code or the rules promulgated thereunder or the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission, unless such limit on amendments is not required under Rule 16b-3 or other applicable law.

          (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a subsidiary; (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment at any time,
     (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company, provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other
     consideration. No fractional      shares of Stock shall be issued or
     delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of California without giving effect to principles of conflicts of laws, and applicable federal law.

          (k) Plan Effective Date and Stockholder Approval; Termination of
     Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval at the Company's 1998 Annual Meeting of Stockholders, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, applicable NASDAQ requirements (if the Company's Common Stock is then listed on NASDAQ), and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

                                   ADDENDUM G

                                EASYRIDERS PLAN

                                                                      ADDENDUM G

                                EASYRIDERS, INC.

                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

     1. Purpose. The purpose of this 1998 Executive Incentive Compensation Plan (the "Plan") is to assist Easyriders, Inc. (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

          (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

          (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

          (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
     Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d) "Beneficial Owner," "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (e) "Board" means the Company's Board of Directors.

          (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

          (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i) "Committee" means a committee or subcommittee designated by the Board to administer the Plan; provided, however, that the Committee shall consist of at least two directors, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "Non-Employee Directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

          (j) "Corporate Transaction" means a transaction as defined in Section 9(b) of the Plan.

          (k) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

          (l) "Deferred Stock" means a right, granted to a Participant under
     Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

          (m) "Director" means a member of the Board.

          (n) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

          (o) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (p) "Effective Date" means the effective date of the Plan, which shall be the date on which the Reorganization is consummated, subject to approval by stockholders as provided in Section 10(k).

          (q) "Eligible Person" means each executive officer of the Company(as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any subsidiary, and independent contractors with the Company or any subsidiary. The foregoing notwithstanding, no Non-Employee Director shall be an Eligible Person for purposes of receiving any Awards under this Plan other than Formula Grants of Options granted under Section 6(b)(iv) of the Plan and Formula Grants of Restricted Stock granted under
     Section 6(d)(v) of the Plan. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

          (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (s) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

          (t) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (u) "Formula Grants" means the Formula Grant Options and Formula Grant Restricted Stock granted to Non-Employee Directors pursuant to Sections 6(b)(iv) and 6(d)(v) of the Plan.

          (v) "Incentive Stock Option" or "ISO" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

          (w) "Incumbent Board" means the Board as defined in Section 9(b) of the Plan.

          (x) "Initial Performance Awards" means those Performance Awards described on Exhibit A to the Plan.

          (y) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

          (z) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any subsidiary, and who meets the definition of a Non-Employee Director described in Rule 16b-3.

          (aa) "Option" means a right granted to a Participant under Section (b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (ab) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

          (ac) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (ad) "Performance Award" means a conditional right, granted to a Participant under Section 8 hereof, to receive a cash payment, Stock or other Award, based upon performance criteria specified by the Committee, including the Initial Performance Awards.

          (ae) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

          (af) "Reorganization" means a series of reorganization transactions which include: (i) the Company's acquisition of all of the issued and outstanding stock of Paisano Publications, Inc., a California corporation, and certain affiliated corporations; (ii) the Company's acquisition of all of the outstanding membership interests of M & B Restaurants, L.C., a Texas limited liability company; and (iii) the merger of Easyriders Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company, into Newriders, Inc., a Nevada corporation.

          (ag) "Restricted Stock" means Stock granted to a Participant under
     Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (ah) "Retire" or "Retirement" means termination of service as a Director after having attained at least age 62 and having served as a Director for at least 5 years, other than by reason of death, Disability or the Director's willful misconduct or negligence.

          (ai) "Rule 16b-3" and "Rule 16a-l(c)(3)" means Rule 16b-3 and Rule 16a-l(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
     Section 16 of the Exchange Act.

          (aj) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
     Section 10(c) hereof.

          (ak) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

     3. Administration.

          (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

          (b) Manner of Exercise of Committee Authority. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in
     Section 8(d). The Committee may appoint agents to assist it in administering the Plan.

          (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. Stock Subject to Plan.

          (a) Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock that may be subject to the granting of Awards under the Plan at any point in time during the term of the Plan shall be equal to 2,800,000 shares. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. In no event shall the aggregate number of shares of stock which may be issued pursuant to ISOs exceed 2,800,000 shares.

          (b) Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of stock but also to Awards relating to shares of stock but settleable only in cash (such as cash-only SARs). The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

     5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in
Section 10(c),in the aggregate under Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as a final Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $1,000,000, and the maximum amount that may be earned as a final Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000, plus, in each case for any Participant receiving one or more Initial Performance Awards, the amount of such Awards as set forth on Exhibit A to the Plan.

     6. Specific Terms of Awards.

          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Nevada law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b) Options. The Committee is authorized to grant Options to participants on the following terms and conditions:

             (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee. The exercise price may be less than the Fair Market Value of a share of Stock on the date of grant of such Option, unless the option being granted is an Incentive Stock Option which must comply with Section 422 of the Code.

             (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

             (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.

             (iv) Formula Grants of Options to Non-Employee Directors. Subject to adjustment as provided in the first sentence of Section 10(c) hereof, each Non-Employee Director shall receive (A) on the date of his or her appointment as a Director of the Company, an Option to purchase 15,000 shares of Stock, and (B) each year, on the day the Company issues its earnings release for the prior fiscal year, an Option to purchase 15,000 shares of Stock. Options granted to Non-Employee Directors pursuant to this Section shall be for a term of 10 years and shall become exercisable at the rate of 33 1/3% per year commencing on the first anniversary of the date on which the Option is granted; provided, however, that the Options shall be fully exercisable in the event that, while serving as a Director, the Non-Employee Director dies, suffers a Disability, or Retires. The per share exercise price of all Options granted to Non-Employee Directors pursuant to this paragraph (iv) shall be equal to the Fair Market Value of a share of Stock on the date such Option is granted. Unless otherwise extended in the sole discretion of the Committee, the unexercised portion of any Option granted pursuant to this paragraph (iv) shall become null and void (C) three months after the date on which such Non-Employee Director ceases to be a Director of the Company for any reason other than the Non-Employee Director's willful misconduct or negligence, Disability, death or Retirement, (D) immediately in the event of the Non-Employee Director's willful misconduct or negligence, (E) one year after the Non-Employee Director ceases to be a Director by reason of his Disability, (F) at the expiration of its original term, if the Non-Employee Director ceases to be a Director by reason of his Retirement, and (G) twelve months after the date of the Non-Employee Director's death in the event that such death occurs prior to the time the Option otherwise would become null and void pursuant to this sentence.

          (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

             (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of
        (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

             (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this
        Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

          (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

             (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. In no event shall the restricted period be less than three years unless the Restricted Stock is subject to performance conditions in accordance with
        Section 8 of this Plan, in which case the restricted period shall not be less than one year. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

             (ii) Forfeiture. Except as otherwise determined by the Committee at the time of the Award, upon termination of a Participant's employment during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and required by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.

             (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

             (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

             (v) Formula Grants of Restricted Stock to Non-Employee
        Directors. Subject to adjustment as provided in the first sentence of
        Section 10(c) hereof, commencing at the end of the Company's fiscal year that begins January 1, 1998, each Non-Employee Director shall receive each year, on the day the Company issues its earnings release for the prior fiscal year, an Award of shares of Restricted Stock, in an amount to be determined annually by the Board of Directors. Each Award of Restricted Stock shall become non-forfeitable on the third anniversary of the date on which the Restricted Stock is granted; provided, however, that all Restricted Stock granted to a Non-Employee Director shall become nonforfeitable in the event that, while serving as a Director, the Non-Employee Director dies, suffers a Disability, or Retires. In the event that a Non-Employee Director ceases to serve as a Director for any reason other than the death, Disability or Retirement of the Non-Employee Director, the Restricted Stock that is at that time subject to restrictions shall be forfeited and required by the Company.

          (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

             (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. In no event shall an Award of Deferred Stock payable in Stock have a deferral period of less than three years unless the Award is subject to performance conditions in accordance with Section 8 of the Plan, in which case the deferral period shall be for not less than one year. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

             (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

             (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either
        (A) paid with respect to such Deferred Stock at the dividend payment
        date in cash or in      shares of unrestricted Stock having a Fair
        Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

          (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards

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     are exempt from liability under Section 16(b) of the Exchange Act. Stock or
     Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

          (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this
     Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     7. Certain Provisions Applicable to Awards.

          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the
     Code).

          (c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the

     Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

          (d) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under
     Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

     8. Performance and Annual Incentive Awards.

          (a) Performance Awards. The right of a Participant to exercise or receive a grant or settlement of any Award made under the Plan, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, any Eligible Person selected by the Committee may be granted one or more Performance Awards under this
     Section 8, which shall entitle such Eligible Person to a conditional right to receive a cash payment, Stock or other Award, if the conditions set by the Committee are met. The value of such a Performance Award may be linked to the market value, book value, net profits or other measure of the value of the Stock or any other performance goals determined to be appropriate by the Committee, including, without limitation, the business criteria set forth in Section 8(b)(ii), in each case on a specified date or dates or over a period or periods determined by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). In making such determinations, the Committee shall consider such factors as it deems relevant in light of the specific type of Award, such as the contributions, responsibilities, and other compensation of the Eligible Person receiving the Award. Notwithstanding the foregoing or anything in the Plan to the contrary, the Committee shall have the right to determine whether or not a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based" compensation for purposes of Code Section 162(m), and may grant one or more Performance Awards that do not so qualify to such an Eligible Person if it deems appropriate in the circumstances.

          (b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

             (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

             (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards unless the Committee, in its sole discretion, determines to use one or more other business criteria that meet the requirements of Code Section 162(m) and the regulations thereunder: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings;
        (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) growth in earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings; (14) working capital or inventory; and (15) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

             (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code
        Section 162(m).

             (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
        Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award Pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

             (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

          (c) Annual Incentive Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

             (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

             (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

             (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

          (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

          (e) Status of Section 8(B) and Section 8(C) Awards Under Code Section 162(M). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9. Change in Control.

          (a) Effect of "Change in Control." In the event of a "Change in Control," as defined in Section 9(b), the following provisions shall apply unless the Board of Directors provides otherwise at least fifteen (15) days prior to such Change in Control:

             (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

             (ii) Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option; provided, however, that no optionee who is subject to Section 16 with respect to the Company at the time of the Change in Control shall be entitled to make such an election if the acquisition of the right to make such election would represent a non-exempt purchase under Section 16(b) by such optionee;

             (iii) Limited SARs (and other SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

             (iv) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

             (v) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

          (b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred upon:

             (i) An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding") if such acquisition of Beneficial Ownership results in the Person's Beneficially Owning 25% or more of the Company Common Stock outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; or

             (ii) The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 9(b) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with one or more Participants or entities controlled by one or more Participants shall not constitute a Corporate Transaction in respect of such Participant(s); or

             (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the

        Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; and, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall in no event be considered as a member of the Incumbent Board.

     Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 9(b), the following shall not constitute a Change in Control for purposes of the Plan: (1) any acquisition by or consummation of a Corporate Transaction with any entity that was a subsidiary of the Company immediately prior to the transaction or an employee benefit plan (or related trust) sponsored or maintained by the Company or an entity that was a subsidiary of the Company immediately prior to the transaction if, immediately after such transaction (including consummation of all related transactions), the surviving entity is controlled by no Person other than such subsidiary, employee benefit plan (or related trust) and/or other Persons who controlled the Company immediately prior to such transaction; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

          (c) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(ii) hereof or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

     10. General Provisions.

          (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

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          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-l(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under
     Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m)and regulations thereunder.

          (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such amendment represents a material change to the Plan or such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting. Notwithstanding anything herein to the contrary, the provisions of Section 6(b)(iv) and Section 6(d)(v) of this Plan which govern formula grants of Options and Restricted Stock to Non-Employee Directors, shall not be amended more than once every six months other than to comport with changes to the Code or the rules promulgated thereunder or the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission, unless such limit on amendments is not required under Rule 16b-3 or other applicable law.

          (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a subsidiary; (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment at any time,
     (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company, provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee or subcommittee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of California without giving effect to principles of conflicts of laws, and applicable federal law.

          (k) Plan Effective Date and Stockholder Approval; Termination of
     Plan. The Plan which has been unanimously approved by all of the members of the Board of Directors of the Company and Newriders, Inc., and by Newriders, Inc. as the sole shareholder of the Company, shall become effective on the Effective Date, subject to the approval at the 1998 Annual Meeting of Stockholders of Newriders, Inc., by stockholders of Newriders, Inc. eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, applicable NASDAQ requirements (if the Company's Common Stock is then listed on NASDAQ), applicable AMEX requirements (if the Company's Common Stock is then listed on AMEX), and other laws, regulations, and obligations of the Company applicable to the Plan, and the ratification of the Plan by the Committee. Awards may be granted subject to stockholder approval and Committee ratification, but may not be exercised or otherwise settled in the event such approval and ratification is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

                                   TERM SHEET

                                      FOR

                                 INITIAL AWARD

        UNDER THE EASYRIDERS 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

                                       TO

                               WILLIAM NORDSTROM


Grant Date:    The date the Reorganization is consummated.
Grant:         200,000 shares of Easyriders Common Stock, pursuant to a
               Restricted Share Agreement to be entered into between
               Easyriders and Mr. Nordstrom.
Vesting:       The 200,000 shares will be 100% vested on the Grant Date.

                                   TERM SHEET
                                      FOR
         ANNUAL INCENTIVE AWARDS/LONG-TERM INCENTIVE PERFORMANCE AWARD
                                       TO
                                  JOHN MARTIN
                                   UNDER THE
             EASYRIDERS 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

     1. CONDITIONS: The Annual Incentive Awards and the Long-Term Incentive Performance Award described herein, including the performance targets, will be attached as an Exhibit to the Easyriders 1998 Executive Incentive Compensation Plan (the "Easyriders Plan"), which will be unanimously approved by the Boards of Directors of Newriders, Inc. (the "Company") and Easyriders, Inc. ("Easyriders"), and by the public shareholders of the Company, and will be ratified by the Easyriders Compensation Committee immediately after the Reorganization, at the same time it ratifies the Easyriders Plan. The description of the Easyriders Plan in the Registration/Proxy Statement of Easyriders and the Company on Form S-4 (the "S-4") will contain a description of these awards, which are intended to qualify as "performance-based" compensation for purposes of Code Section 162(m). The Bonuses are payable by the Company.

     2. ANNUAL INCENTIVE AWARD:


          a. Annual Incentive Performance Periods -- Each of the calendar years 1999 through 2004 or, if earlier, the end of the calendar year during which all principal and interest on the Promissory notes aggregating $7.3 million referred to in the Stock Purchase Agreement dated June 30, 1998, between Easyrider and John Martin (the "Martin Notes") is paid or forgiven.


          b. Amount -- If the EBITDA Target is met for any Performance Period, Martin will be entitled to a cash bonus in an amount equal to (1) the total amount of interest he is obligated to pay in cash to Easyriders for such Performance Period with respect to the Martin Notes (i.e., the cash bonus will not include interest deferred by Martin pursuant to the terms of the Martin Notes), multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid.

          c. Payment -- The payment of an Annual Incentive Award for any Performance Period will be made to Martin by the Company no later than three business days after the Compensation Committee of Easyriders certifies that the EBITDA Target for such Performance Period has been met, provided that, the Company shall retain an amount equal to any accrued interest then owed by Martin to Easyriders with respect to the Martin Notes but not yet paid, and apply such amount against Martin's obligation to pay such accrued interest.

          d. EBITDA Targets -- The EBITDA Target (i) for the 1999 Performance Period will be 125% of EBITDA(1) of Easyriders for calendar year 1998 and
     (ii) for each Performance Period beginning with and including the year 2000 will be 125% of the average EBITDA of Easyriders for the two calendar years immediately prior to such Performance Period. For example, if Easyrider's EBITDA for the year 1998 is $10,000,000, then the EBITDA Target for the year 1999 Performance Period will be $12,500,000 (125% of $10,000,000); if
     Easyrider's EBITDA for the year 1998 is $10,000,000 and Easyrider's EBITDA for the year 1999 is $12,000,000, then the EBITDA Target for the year 2000 Performance Period will be $13,750,000 (125% of $11,000,000); and if Easyrider's EBITDA for the year 1998 is $10,0000 and Easyrider's EBITDA for the year 1999 is $8,000,000, then the EBITDA Target for the year 2000 Performance Period will be $11,250,000 (125% of $9,000,000). The Compensation Committee of Easyriders will be given the discretion to adjust the EBITDA Target within the first 90 days of a Performance Period to reflect extraordinary corporate transactions.

---------------

1As such term is used in the Operating Summary that appears on page 43 of the Revised Confidential Information Memorandum of Newriders, Inc., dated May 1998, prepared with the assistance of Imperial Capital, LLC.

          e. Bonus for 1998: If Martin is a director of the Company or is performing services under his employment agreement with the Company through the end of 1998, Martin will be entitled to a bonus from the Company for 1998 equal to (1) the total amount of interest he is obligated to pay in cash to Easyriders for 1998 with respect to the Martin Notes (i.e., the cash bonus will not include interest deferred by Martin pursuant to the terms of the Martin Notes), multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes in effect for 1999 applicable to Martin. This bonus will be paid no later than March 31, 1999.


     3. LONG-TERM INCENTIVE PERFORMANCE AWARD:

          a. Long-Term Incentive Performance Period -- Consummation of Reorganization through the tenth anniversary of such date, or if earlier, the end of the calendar year during which all principal and interest on the Martin Notes is paid or otherwise forgiven.


          b. Amount -- If the Long-Term Incentive Targets set forth below are met at any time during the Long-Term Incentive Performance Period, Martin will be entitled to a cash bonus (the "Long-Term Incentive Performance Award") in an amount equal to (1) the remaining principal amount (and any accrued interest) on the Martin Notes, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid, up to a maximum payment of $13,000,000.


          c. Payment -- The payment of the Long-Term Incentive Performance Award will be made to Martin no later than three business days after the Compensation Committee of Easyriders certifies that the Long-Term Incentive Targets have been met by Easyrides by applying the amount of such Award against Martin's obligation to pay the remaining principal amount (and any accrued interest) on the Martin Notes.

          d. Long-Term Incentive Target -- Easyrider's successful completion of a public or private offering of equity or debt securities and the application of the proceeds thereof to the payment in full of (a) all amounts due pursuant to Easyrider's Senior Credit Agreement (as such term is defined in the S-4), and (b) the Contributor Notes (as such term is defined in the S-4), provided that if such offering occurs at any time during 1999, there was a positive amount of EBITDA for Easyriders for calendar year 1998, and if such offering occurs at any time on or after January 1, 2000, at least 80% of the EBITDA Target with respect to the Annual Incentive Award for the year immediately preceding the year in which the offering is made has been met or at least 80% of the EBITDA Target with respect to the Annual Incentive Award for each of the second and third calendar years preceding the year in which the offering is made have been met. For example, if the EBITDA Target for the year 2001 is $10,000,000 and EBITDA for 2001 is $8,000,000, then the proviso to the foregoing sentence shall have been satisfied for any date in the year 2002; and if the EBITDA Target for the years 2001, 2000, and 1999 is $10,000,000, $9,000,000 and
     $8,000,000, respectively, and EBITDA for such years is $7,000,000, $7,200,000 and $6,400,000, respectively, then the proviso to the foregoing sentence shall have been satisfied for any date in the year 2002.


     4. TERMINATION OF MARTIN'S EMPLOYMENT: At such time as Martin ceases to be a director of the Company and to perform services under his employment agreement with the Company, no further bonuses shall be payable pursuant hereto.

                                   ADDENDUM H

                                 FORM OF PROXY

                                     PROXY

                                NEWRIDERS, INC.


 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS -- TO BE HELD SEPTEMBER 22, 1998


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoint(s) William E. Prather and William R. Nordstrom, or either of them, with full power of substitution, as proxies of the undersigned to represent and vote as designated herein, all shares of stock of Newriders, Inc. ("Newriders") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Newriders to be held at the Radission Hotel and Conference Center, 30100 Agoura Road, Agoura Hills, California, on September 22, 1998 at 10:00 a.m., local time, and at any adjournment thereof.


1. To approve and adopt the Reorganization, and in connection therewith, to approve and adopt the Agreement and Plan of Merger, pursuant to which (i) Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Easyriders Inc., a Delaware corporation ("Easyriders") and wholly-owned subsidiary of Newriders, will be merged into Newriders, with Newriders being the surviving corporation; (ii) Newriders will become a wholly-owned subsidiary of Easyriders; (iii) the stockholders of Newriders will receive shares of Easyriders Common Stock in exchange for shares of Newriders Common Stock on the basis of one share of Easyriders Common Stock for each two shares of Newriders Common Stock; (iv) the holders of shares of stock in Paisano Publications, Inc., a California corporation, and its affiliated corporations (the "Paisano Companies"), and equity interests in M & B Restaurants, L.C., a Texas limited liability company ("El Paso") will contribute those shares of stock and equity interests in exchange for shares of Easyriders Common Stock; and (v) the Paisano Companies and El Paso will become wholly-owned subsidiaries of Easyriders
(collectively, the "Reorganization").    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

2. To approve the adoption of the Newriders 1997 Executive Incentive Compensation Plan (the "Newriders Plan"). Upon consummation of the Reorganization, the Newriders Plan will terminate and all awards granted thereunder will be exchanged for awards under the Easyriders Plan referred to in
Item 3 below.    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

3. To approve the adoption of the Easyriders 1998 Executive Incentive Compensation Plan (the "Easyriders Plan"), which will become effective only if
the Reorganization is consummated.    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

Items 4 and 5 below are being voted on as a precaution against the possibility that the Reorganization may not be consummated.

4. Election of directors of Newriders

    [ ] FOR all nominees listed below                              [ ] WITHHOLD AUTHORITY TO
      (except as marked to the contrary below)                       vote for all nominees listed below

 John E. Martin    William E. Prather    William R. Nordstrom    Wayne L. Knyal

                Daniel J. Gallery    Leon Hatcher    C.W. Doyle


Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

       -------------------------------------------------------------------------

5. To ratify the appointment of Deloitte & Touche LLP as independent auditors
for Newriders for the fiscal year ending December 31, 1998.    FOR [
]    AGAINST [ ]    ABSTAIN [ ]

6. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. The undersigned may revoke this proxy at any time before it is voted by executing and delivering to Newriders a proxy bearing a later date, by delivering a written notice to the Secretary of Newriders stating that the proxy is revoked, or by voting in person at the meeting.
                                            Please sign exactly as your name(s)
                                            appears on your stock
                                            certificate(s). If shares are held
                                            in the names of two or more persons
                                            (including husband and wife, as
                                            joint tenants or otherwise) all
                                            persons must sign. If shares are
                                            held by a corporation, the proxy
                                            should be signed by the president or
                                            vice president and the secretary or
                                            assistant secretary. Fiduciaries who
                                            execute the proxy should give their
                                            full title.

                                            ------------------------------------
                                                         Signature

                                            ------------------------------------
                                                         Signature
                                            Dated:

 RETURN PROXY TO: EASYRIDERS, INC., 567 San Nicholas Drive, Suite 400, Newport
                            Beach, California 92660

                                   ADDENDUM I

                    EASYRIDERS CERTIFICATE OF INCORPORATION

                                                                      ADDENDUM I

                          CERTIFICATE OF INCORPORATION

                                       OF

                                EASYRIDERS, INC.

     1. The name of the Corporation is EASYRIDERS, INC.

     2. The address of the Corporation's registered office in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The Prentice-Hall Corporation System, Inc. is the Corporation's registered agent at that address.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     4. The Corporation shall have authority to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 60,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix, from time to time before issuance, the number of shares to be included in any series and the designation, relative powers, preferences, rights, qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

          a. the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          b. the voting powers, if any, and whether such voting powers are full or limited, in any such series;

          c. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

          d. whether dividends, if any, shall be cumulative or noncumulative;

          e. the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends of such series;

          f. the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

          g. the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

          h. the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

          i. the provision, if any, of a sinking fund applicable to such series; and

          j. any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all of which shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

     Each holder of Common Stock entitled to vote shall have one vote for each share thereof held.

     Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     5. The name of the sole incorporator is Dennis Barsky and his address is c/o Kaye, Scholer, Fierman, Hays & Handler, LLP, 1999 Avenue of the Stars, Suite 1600, Los Angeles, California 90067.

     6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the Corporation.

     7. The election of the Board of Directors need not be by written ballot.

     8. The Corporation shall indemnify to the fullest extent permitted by section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

     9. No director shall be personally liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director for any act or omission occurring except that he may be liable (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit.

     10. The Corporation elects not to be governed by section 203 of the Delaware General Corporation Law.

Dated: May 12, 1998

                                          /s/ DENNIS BARSKY

                                          --------------------------------------
                                          Dennis Barsky
                                          Sole Incorporator

                                   ADDENDUM J

                               EASYRIDERS BYLAWS

                                                                      ADDENDUM J

                                    BY-LAWS

                                       OF

                               EASYRIDERS, INC.,
                             A DELAWARE CORPORATION

                                   ARTICLE 1

                                  STOCKHOLDERS

     1.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place as may be designated by the board of directors (the "Board") from time to time. Any other proper business may be transacted at the annual meeting.

     1.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Board or by the Chairman of the Board or the President and shall be called by the President or Secretary upon the written request (stating the purpose or purposes of the meeting) of the directors then in office or of the holders of at least fifty percent (50%) of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

     1.3 Place and Time of Meetings. Meetings of the stockholders may be held within or without the State of Delaware at the place and time specified by the Board or the directors or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

     1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these by-laws or by law. Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, each notice of a meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him. Proof that notice was given shall be made by affidavit of the Secretary, Assistant Secretary, transfer agent or director, or of the person acting under the direction of any of the foregoing, who gives such notice, and such proof of notice shall be made a part of the minutes of the meeting. Such affidavit shall constitute prima facie evidence of the giving of such notice.

     1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as Secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

     1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a director or stockholder, appointed by the stockholders at the meeting, shall preside. The

Secretary shall act as Secretary of the meeting, but in his absence the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

     1.7 Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation or in these by-laws, each stockholder of record shall be entitled to one (1) vote for every share registered in his name. Corporate action to be taken by stockholder vote, including the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law, by Section 1.10 of these by-laws or elsewhere in these by-laws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the Chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after eleven (11) months from its date unless it provides otherwise. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke a proxy which is not irrevocable by attending the meeting and voting in person, by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

     1.8 Record Date. The Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders or entitled to receive any dividend or distribution, or to any change, conversion or exchange of shares. The record date so fixed, unless otherwise required by law, shall be not more that sixty
(60) days nor less than ten (10) days prior to the date of the meeting or event for the purposes for which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If no record date is fixed, unless otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given shall be entitled to notice of a stockholders' meeting or to vote at such meeting. In the event notice is waived, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which the meeting is held shall be entitled to vote.

     1.9 List of Stockholders. Not less than ten (10) days prior to the date of any meeting of stockholders, the Secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than ten (10) days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     1.10 Action by Consent Without a Meeting. Unless otherwise restricted by law or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

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

                                   ARTICLE 2

                               BOARD OF DIRECTORS

     2.1 Number; Qualifications; Powers. The Board shall consist of not fewer than three (3) nor more than nine (9) members. The exact number of members of the Board shall be fixed from time to time by the Board. Directors need not be stockholders. The Board shall have full power to conduct, manage and direct the business and affairs of the Corporation, except as specifically reserved or granted to the stockholders by statute, the Certificate of Incorporation or these by-laws.

     2.2 Election; Resignation; Removal; Vacancies. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office for a term of one (1) year or until his successor is duly elected and qualified. Any director may resign at any time upon written notice to the Corporation. Any or all of the directors may be removed at any time, either with or without cause, by a majority vote of the stockholders entitled to vote generally in the election of directors. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes of stock shall have the right, voting separately as a class, to elect one or more directors, the provisions of this section regarding removal shall not apply with respect to the director or directors elected by such holders. Subject to applicable law and any agreement among the stockholders to the contrary, any vacancy occurring on the Board for any reason shall be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders entitled to vote thereon, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is duly elected and qualified.

     2.3 Quorum and Manner of Acting. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these by-laws, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by an affirmative vote of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no powers as such.

     2.4 Meetings. Meetings of the Board may be at any place within or without the State of Delaware. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

     2.5 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President or by any of the directors.

     2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him or her at his or her residence or usual place of business or by delivering or telephoning or telegraphing it to him or her at least forty-eight (48) hours before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

     2.7 Board or Committee Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of

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

the committee. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     2.8  Participation in Board or Committee Meetings by Conference
Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     2.9 Fees and Compensation. One or more of the directors may, by resolution of the Board, receive a stated salary for services as director and may be allowed a fixed fee, with or without expense, for attendance at each meeting. Nothing herein contained shall be construed or preclude any director from serving the Corporation in any capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

                                   ARTICLE 3

                                   COMMITTEES

     3.1 Executive Committee. The Board, by resolution adopted by the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except the power to (a) fill vacancies on the Board or any committee, (b) fix compensation of directors, (c) adopt, amend or repeal the by-laws, (d) amend or repeal resolutions of the Board which are expressly nonamendable or repealable, (e) declare a dividend or distribution to stockholders or authorize the repurchase of the Corporation's shares except at a rate, in a periodic amount or within a range, determined by the Board, (f) establish other committees of the Board, (g) approve any action which in addition to Board approval requires stockholder approval or (h) as otherwise provided in the resolution, section 141(c) of the Delaware General Corporation Law, or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to and subject to the approval of the Board at its next meeting.

     3.2 Other Committees. The Board, by resolution adopted by the entire Board, may designate other committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines, subject to the restrictions stated in Section 3.1 above.

     3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Unless the Board otherwise provides, each committee shall adopt, alter and repeal rules of procedure for the conduct of its business and shall meet as provided by those rules or by resolutions of the Board.

                                   ARTICLE 4

                                    OFFICERS

     4.1 Required Officers. The executive officers of the Corporation shall be the President, a Treasurer and a Secretary, and may be one or more Vice Presidents (including an executive Vice President, if the Board so determines), a Chief Executive Officer or a Chief Financial Officer. Any two or more offices may be held by the same person. Officers may be, but need not necessarily be, selected from the members of the Board or from the stockholders. The Board may require any officer, agent or employee to give security for the faithful performance of his duties. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

     4.2 Other Officers. The Board may from time to time appoint such other officers, agents or employees including but not limited to a Chairman of the Board, one or more Vice Presidents or Assistant Vice

Presidents, a Treasurer, and one or more Assistant Secretaries, as may be deemed expedient, to hold office at the pleasure of the Board, with such authority as may be specifically delegated to such officers by the Board.

     4.3 Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his or her successor, subject to the provisions of Section 4.4.

     4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his or her resignation in writing to the President or Secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed at any time by the affirmative vote of a majority of the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the President. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

     4.5 Vacancies. A vacancy in any office may be filled for the unexpired term by the Board or otherwise in the manner prescribed in Sections 4.1 - 4.3 of these by-laws for election or appointment to the office.

     4.6 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by such one or more officers and any such officer or other person who is from time to time so authorized by the Board. Any such officer or other person may, in the name of and on behalf of the Corporation, take all such action as such officer or other person deems advisable, and may vote in person or by proxy at any meeting of security holders of any Corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Corporation might have exercised and possessed if present.

     4.7 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the President to fix the salary of any other officer.

                                   ARTICLE 5

                                     SHARES

     5.1 Certificates. Every owner of shares in this Corporation shall be entitled to have a certificate in the form approved by the Board, certifying the number of shares and class or series owned by such stockholder. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile. Each certificate issued shall bear all statements or legends required by law to be affixed thereto. There shall be set forth on the face or back of a certificate which the Corporation shall issue to represent a class or series of stock one of the following: (a) statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, or (b) a summary of the statement described in subsection (a) above. If a security of the Corporation is subject to a restriction on the transfer or registration thereof, such restriction shall be noted, in writing, conspicuously upon the certificate representing the security.

     5.2 Transfers. Shares shall be transferable only on the Corporation's books by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such stockholder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent or transfer clerk. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed and accompanied by all applicable taxes thereon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. The Secretary or transfer agent may require that all signatures shall be guaranteed. Whenever any transfer of shares shall be made for collateral security and not absolutely, such facts shall be so expressed in the entry of transfer if, when the certificate or certificated shall be presented to the Corporation for transfer, both the transferor and transferee request the Corporation so to do.

     5.3 Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Board shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or upon the surrender of any mutilated certificate, if the Corporation shall not theretofore have received notice that the certificate alleged to have been lost, destroyed or stolen has been acquired by a bona fide purchaser thereof, and the Board may, at its discretion require the owner of the lost, stolen, or destroyed certificate or such owner's legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall, in its uncontrolled discretion, determine, to indemnify the Corporation against any claim that may be made against it on account of alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     5.4 Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize as the exclusive owner of shares or other securities of the Corporation for all purposes as regards the Corporation, the person in whose name the shares or other securities stand registered on its books as the owner and such person exclusively shall be entitled to receive dividends and to vote as such owner. To the extent permissible under law, the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of the shares or other securities, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares or other securities on the part of any person, whether or not it shall have express or other notice thereof.

     5.5 Regulations. The Board shall have the power and authority to make all such rules and regulations not inconsistent with law or with the Certificate of Incorporation as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation, and may appoint transfer agents, transfer clerks and registrars thereof.

     5.6 Payment of Dividends. Except as limited by law or the Certificate of Incorporation, the Board shall have the full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders of the Corporation. The Board may set aside out of any of the funds of the Corporation available for dividends a reserve for any proper purposes, and from time to time may increase, diminish and vary such fund.

                                   ARTICLE 6

                                INDEMNIFICATION

     6.1 Indemnification Rights. To the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, the Corporation shall indemnify each current or former director, officer, employee or agent of the Corporation from and against any and all expenses, liabilities or other matters referred to in or covered by the Delaware General Corporation Law, including, without limitation, by reason of his or her current or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

     6.2 Nonexclusivity. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Except as may otherwise be specifically provided in these by-laws, no provision of these by-laws is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Delaware General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers, employees or agents, including in particular the power of the Corporation to furnish indemnification to directors, officers, employees and agents in the capacities defined and prescribed by the Delaware General Corporation Law and prescribed rights of said persons to indemnification as the same are conferred by the Delaware General Corporation Law.

     6.3 Advancement of Expenses. The rights granted herein shall include the right to be paid by the Corporation all reasonable expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name, the date of its incorporation and the state in which it was incorporated.

     7.2  Fiscal Year. The Board may determine the Corporation's fiscal year.

     7.3 Voting of Shares in Other Corporations. Shares in other Corporations which are held by the Corporation may be represented and voted by the President or a Vice President of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

     7.4 Amendments. By-laws of this Corporation may be adopted, amended or repealed by the vote or written consent of either (a) the Board or (b) the stockholders entitled to exercise a majority of the voting power of the Corporation.

     7.5 Corporate Records; Inspection. The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at this Corporation's principal executive office, as fixed by the Board from time to time, and, to the extent provided by law, shall be open to inspection of directors, stockholders and voting trust certificate holders, in the manner provided by law. The Corporation shall, upon the written request of any stockholder, furnish to such stockholder a copy of these by-laws as amended to date.

     7.6 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and does so object. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

     7.7 Notices. Any notice, request or communication required or permitted to be given to the Corporation or any other person by law, the Certificate of Incorporation or these by-laws, shall be in writing and either delivered in person or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, (a) if to the Corporation, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary, and (b) if to any other person, to that person at his last address on the Corporation's records.

     7.8 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these by-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a Corporation as well as a natural person.

                 SECRETARY'S CERTIFICATE OF ADOPTION OF BY-LAWS

                                       OF

                                EASYRIDERS, INC.

     I, the undersigned, do hereby certify:

          1. That I am the duly elected and acting Secretary of Easyriders, Inc., a Delaware corporation.

          2. That the foregoing by-laws constitute the by-laws of said Corporation as adopted by the directors of said Corporation effective as of May 14, 1998, and such by-laws have not been altered or repealed and are in full force and effect as of the date set forth below.

     IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 14th day of May , 1998.

                                          William R. Nordstrom, Secretary

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


                                                                      ADDENDUM K



PRESS RELEASE -- JULY 31, 1998


NEWRIDERS COMMENTS ON STOCK PRICE



     NEWPORT BEACH, Calif. -- (BUSINESS WIRE) -- July 31, 1998 -- In response to inquiries from shareholders and other interested parties, officials at Newriders Inc. (OTC/BB:NWRD -- news) say they know of no reason for the recent weakness in the company's stock price.



     The stock has dropped from $2.00 to just over $1.00 over the last several weeks. The company is proceeding toward the completion of its merger transactions with Paisano Publications Inc. and its affiliated companies, and the El Paso Bar-B-Que chain of restaurants. These transactions are subject to approval by the stockholders of Newriders.



     Bill Prather, chief executive officer of Newriders, said: "We met with our senior lender this week, and they gave us every indication that they wanted to proceed to closing as soon as possible. We fully expect to close the financing and merger transactions by the end of September or sooner."



     A Proxy/Registration Statement on Form S-4 (the "S-4") relating to the above-described transactions has been filed with the Securities and Exchange Commission, but has not yet become effective. Such transactions are described in detail in the S-4 and the statements made herein are qualified in their entirety by reference to the S-4. The S-4 will be forwarded to the stockholders of Newriders after the Securities and Exchange Commission has completed the review of the S-4. (This news release shall not constitute a solicitation with respect to the shares of Newriders not shall it constitute an offer to sell or the solicitation of an offer to buy shares of Newriders of any of its affiliates.)



     This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the company's actual results or outcomes to be materially different from those anticipated and discussed herein.



Contact:



    Newriders Inc. Bill Nordstrom, Chief Financial Officer


     714/718-4630

                                                                      ADDENDUM L



PRESS RELEASE -- AUGUST 26, 1998



NEWRIDERS SIGNS LEASE FOR NEW EL PASO


BAR-B-QUE RESTAURANT AT EASYRIDERS PLAZA IN TULSA, OKLA.



     NEWPORT BEACH, Calif. -- (BUSINESS WIRE) -- Aug. 26, 1998 -- Newriders Inc. (NASDBB: NWRD -- news) has agreed to open an 8,500 square foot El Paso Bar-B-Que(R) restaurant in the upscale Woodland Hills area of Tulsa, Okla.



     Located in what will be known a Easyriders Plaza, the restaurant adjoins the planned Easyriders of Tulsa motorcycle and apparel store. Currently under construction, Easyriders Plaza is expected to be open for business before the end of the year.



     Jerry Gordon, who is developing the site and is the Easyriders franchise in Tulsa, said, "We think barbecue and motorcycles are a natural combination, and we're proud to be the first Easyriders Franchise in the country to test this concept."



     Bill Prather, chief executive officer of Newriders, said, "We already have an El Paso Bar-B-Que Restaurant in Tulsa. Jerry Gordon's development of Easyriders Plaza is a perfect opportunity for us to upgrade our presence in Tulsa, and, perhaps even more importantly, to test the possible synergies between a barbecue restaurant and an Easyriders retail shop and apparel store.



     "If the combination works like we hope it will, it will provide a great platform for us to begin rolling out the Easyriders Roadhouse Bar-B-Que(R) restaurant concept."



     This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause Newriders Inc. actual results or outcomes to be materially different from those anticipated and discussed herein.



Contact:



     Newriders Inc., Newport Beach


     Bill Nordstrom, 714/718-4630

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, however, the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Registrant and its stockholders (through stockholder's derivatives suits on behalf of the Registrant) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Registrant or its stockholders to seek nonmonetary remedies, such as injunction or rescission, against a director for breach of his or her fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In addition, the Certificate of Incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer of director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant's Certificate of Incorporation, (the "Charter"), provides that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter. The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

     The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
      2.1    Agreement and Plan of Merger and Reorganization dated June
             30, 1998, by and among Newriders, the Registrant and
             Easyriders Sub, Inc., attached to this registration
             statement as Addendum A to the Prospectus/Proxy Statement
             and incorporated by reference herein.
      2.2    Stock Contribution and Sale Agreement, dated June 30, 1998
             ("Stock Contribution and Sale Agreement"), by and among
             Newriders, the Registrant, Easyriders Sub II, Inc., Paisano
             Publications, Inc., Easyriders of Columbus, Inc., Easyriders
             Franchising, Inc., Teresi, Inc., Bros Club, Inc., Associated
             Rodeo Riders on Wheels and Mr. Joseph Teresi, attached to
             this registration statement as Addendum B to the
             Prospectus/Proxy Statement and incorporated by reference
             herein. List of exhibits and schedules to Stock Contribution and Sale Agreement.
      2.3    LLC Interest Contribution Agreement, dated June 30, 1998
             ("LLC Interest Contribution Agreement"), by and among
             Newriders, the Registrant, William E. Prather, Marna
             Prather, John E. Martin, and M & B Restaurants, L.C.,
             attached to this registration statement as Addendum C to the
             Prospectus/Proxy Statement and incorporated by reference
             herein. List of exhibits and schedules to LLC Interest
             Contribution Agreement.
      3.1    Certificate of Incorporation of the Registrant, attached to this registration statement as Addendum I to the
             Prospectus/Proxy Statement and incorporated by reference
             herein.
      3.2    Bylaws of the Registrant, attached to this registration
             statement as Addendum J to the Prospectus/Proxy Statement
             and incorporated by reference herein.
      4.1    Specimen of the Registrant's Common Stock Certificate.
      5.1    Opinion and Consent of Robert N. Wilkinson as to the
             legality of the shares to be registered.
      8.1    Opinion of Deloitte & Touche LLP as to certain federal
             income tax consequences of the Reorganization.
     10.1.1  Assignment of Motorcycle Shop Lease Agreement -- Myrtle
             Beach, SC by Newriders to Leon Hatcher, incorporated by
             reference from Exhibit 10.2.5 to Newriders' Annual Report on
             Form 10-KSB for the year ended December 31, 1997.
     10.1.2  Employment Letter Agreement between Newriders and John
             Martin -- Incorporated by reference from Exhibit 10.2 to
             Newriders' Registration Statement on Form S-8 filed November
             24, 1997.
     10.1.3  Employment Letter Agreement between Newriders and William R.
             Nordstrom dated August 22, 1997, incorporated by reference from Exhibit 10.4.2 to Newriders' Annual Report on Form
             10-KSB for the year ended December 31, 1997.
     10.1.4  Stock Purchase Agreement for Restricted Shares and Warrants
             between Newriders and John E. Martin dated April 21, 1997, incorporated by reference from Exhibit 10.4.3 to Newriders'
             Annual Report on Form 10-KSB for the year ended December 31,
             1997.
     10.1.5  Stock Purchase Agreement for Restricted Shares and Warrants
             between Newriders and William R. Nordstrom dated April 21,
             1997, incorporated by reference from Exhibit 10.4.4 to
             Newriders' Annual Report on Form 10-KSB for the year ended
             December 31, 1997.

  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
     10.1.6  Letter of Intent dated October 7, 1997 between Newriders and
             M & B Restaurants, L.C., incorporated by reference from
             Exhibit 10.5.1 to Newriders' Annual Report on Form 10-KSB
             for the year ended December 31, 1997.
     10.1.7  Letter Agreement dated January 13, 1998 between Newriders and the Paisano Companies, incorporated by reference from
             Exhibit 10.5.2 to Newriders' Annual Report on Form 10-KSB
             for the year ended December 31, 1997.
     10.1.8  Secured Installment Promissory Note between Newriders as
             Maker and Franchise Mortgage Acceptance Company, LLC as
             Lender dated October 21, 1997 for $475,000 (Loan #
             11441-102) (See Note 1), incorporated by reference from
             Exhibit 10.6.1 to Newriders' Annual Report on Form 10-KSB
             for the year ended December 31, 1997.
     10.1.9  Security Agreement between Newriders and Franchise Mortgage
             Acceptance Company, LLC dated October 21, 1997 (Loan #
             11441-102) (See Note 1), incorporated by reference from
             Exhibit 10.6.2 to Newriders' Annual Report on Form 10-KSB
             for the year ended December 31, 1997.
             Guaranty dated October 21, 1997 signed by Leon Hatcher and
    10.1.10  Sandra Hatcher (See Note 2), incorporated by reference from
             Exhibit 10.6.3 to Newriders' Annual Report on Form 10-KSB
             for the year ended December 31, 1997.
             Newriders 1997 Executive Incentive Compensation Plan,
    10.1.11  attached to this registration statement as Addendum F and incorporated by reference herein.
             Form of Agreement to Exchange Options and Waive Change in
   10.1.12+  Control Rights.
             Newriders, Inc. 8% Convertible Debenture Due June 30, 2000
   10.1.13+  in the amount of $1,000,000 payable to Wayne L. Knyal.
             Newriders, Inc. Warrant dated June 10, 1998 in favor of
   10.1.14+  Wayne L. Knyal for 25,000 shares.
             Newriders, Inc. 8% Convertible Debenture Due May 11, 2000,
   10.1.15+  in the amount of $500,000 payable Silenus, Ltd.
             Newriders, Inc. Warrant dated May 11, 1998 in favor of
   10.1.16+  Silenus, Ltd. for 25,000 shares.
             Security Agreement between Leon Hatcher as pledgor and
   10.1.17+  Silenus, Ltd. as secured party dated May 11, 1998 pledging
             400,000 shares of Newriders Common Stock as security.
             Letter Agreement dated January 13, 1998 between Imperial
   10.1.18+  Capital, LLC and Newriders, Inc.
             Newriders, Inc. Convertible Note due December 12, 2000 in
   10.1.19+  the amount of $300,000 payable to Offshore Nominees, Ltd.
             Newriders, Inc. Convertible Note due December 12, 2000 in
   10.1.20+  the amount of $400,000 payable to Offshore Investment Fund.
             Proxy dated April 19, 1998, for 800,000 shares of Newriders
   10.1.21+  Common Stock given by Michael T. Purcell in favor of Mr.
             Joseph Teresi.
             Proxy dated April 20, 1998, for 640,000 shares of Newriders
   10.1.22+  Common Stock given by Mr. C. W. Doyle in favor of Mr. Joseph
             Teresi.
             Proxy dated April, 1998, for 1,300,000 shares of Newriders
   10.1.23+  Common Stock given by Mr. Leon Hatcher in favor of Mr.
             Joseph Teresi.
             Letter Agreement for Return of Common Stock dated February
   10.1.24+  9, 1998 executed by Cyril Doyle, Leon Hatcher and Michael T.
             Purcell.

  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
             Letter Agreement for Return of Common Stock dated February
   10.1.25+  10, 1998, executed by Rick Pierce.
             Agreement to Relinquish Stock Options dated June 25, 1998,
   10.1.26+  by and among Newriders, Inc., John Martin, William
             Nordstrom, William Prather, Wayne Knyal and Daniel Gallery.
             Form of Agreement for Exchange of Conversion Rights.
    10.1.27
             Easyriders 1998 Executive Incentive Compensation Plan,
    10.2.1+  attached to this registration statement as Addendum G to the
             Prospectus/Proxy Statement and incorporated by reference
             herein.
             Distribution Agreement dated April 1, 1987 between Curtis
    10.3.1*  Circulation Company and Paisano Publications, Inc.
             Letter Agreement dated April 20, 1998, between Curtis
   10.3.2*+  Circulation Company and Paisano Publications, Inc., amending
             Distribution Agreement dated April 1, 1987.
             Letter Agreement between RR Donnelley & Sons Company and
    10.3.3*  Paisano Publications, Inc. dated September 11, 1996.
             Form of Limited Recourse Subordinated Promissory Note
    10.4.1+  comprising Exhibit B-1 to Stock Contribution and Sale
             Agreement, to be executed upon consummation of the
             Reorganization by Easyriders in favor Joseph Teresi in the amount of $5,000,000.
             Form of Pledge Agreement comprising Exhibit B-2 to Stock
    10.4.2+  Contribution and Sale Agreement, to be executed upon consummation of the Reorganization by Easyriders as pledgor and Joseph Teresi as pledgee.
             Form of Subordinated Promissory Note comprising Exhibit B-3
    10.4.3+  to Stock Contribution and Sale Agreement, to be executed upon consummation of the Reorganization by Easyriders in
             favor Joseph Teresi in the amount of $5,000,000.
             Form of Subordinated Promissory Note comprising Exhibit B-4
    10.4.4+  to Stock Contribution and Sale Agreement, to be executed upon consummation of the Reorganization by Easyriders in
             favor Joseph Teresi in the amount of $3,000,000.
             Form of Employment Agreement between Paisano Publications,
    10.4.5+  Inc. and Bob Davis comprising Exhibit D-2 to Stock
             Contribution and Sale Agreement, to be executed upon
             consummation of the Reorganization.
             Form of Employment Agreement between Paisano Publications,
    10.4.6+  Inc. and Joseph Teresi comprising Exhibit F-1 to Stock
             Contribution and Sale Agreement, to be executed upon
             consummation of the Reorganization.
             Form of Consulting Agreement between Paisano Publications,
    10.4.7+  Inc. and Joseph Teresi comprising Exhibit F-2 to Stock
             Contribution and Sale Agreement, to be executed upon
             consummation of the Reorganization.
     10.4.8  Form of Stockholders Voting Agreement comprising Exhibit I to Stock Contribution and Sale Agreement, to be executed
             upon consummation of the Reorganization by John E. Martin
             and Joseph Teresi, attached to this registration statement as Addendum D to the Prospectus/Proxy Statement and
             incorporated by reference herein.
             Form of Promissory Note comprising Exhibit 2.2(a) to Stock
    10.4.9+  Contribution and Sale Agreement, to be executed upon consummation of the Reorganization by Easyriders Sub II,
             Inc. in favor Joseph Teresi in the amount of $15,000,000.
             Stock Purchase Agreement dated June 30, 1998, between
   10.4.10+  Easyriders and John E. Martin ("Stock Purchase Agreement").

  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
             Form of Promissory Note comprising Exhibit A to Stock
   10.4.11+  Purchase Agreement, to be executed upon consummation of the
             Reorganization by John E. Martin in favor Easyriders in the amount of $5,000,000.
             Form of Promissory Note comprising Exhibit B to Stock
   10.4.12+  Purchase Agreement, to be executed upon consummation of the
             Reorganization by John E. Martin in favor Easyriders in the amount of $2,300,000.
             Form of Commercial Lease -- Daytona, Florida, comprising
   10.4.13+  Exhibit C to the Stock Contribution and Sale Agreement, to
             be executed upon consummation of the Reorganization by
             Joseph Teresi and Easyriders.
             Form of Commercial Lease -- Columbus, Ohio, comprising
   10.4.14+  Exhibit C to the Stock Contribution and Sale Agreement, to
             be executed upon consummation of the Reorganization by
             Joseph Teresi and Easyriders.
             Form of Commercial Lease -- 28216 Dorothy Drive, Agoura
   10.4.15+  Hills, California, comprising Exhibit C to the Stock
             Contribution and Sale Agreement, to be executed upon
             consummation of the Reorganization by Joseph Teresi and
             Easyriders.
             Form of Commercial Lease -- 28210 Dorothy Drive, Agoura
   10.4.16+  Hills, California, comprising Exhibit C to the Stock
             Contribution and Sale Agreement, to be executed upon
             consummation of the Reorganization by Joseph Teresi and
             Easyriders.
             Employment Agreement between Newriders and William E.
    10.4.17  Prather comprising Exhibit F to the LLC Interest
             Contribution Agreement to be executed upon consummation of the Reorganization.
             Letter Agreement dated August 15, 1998 regarding extension
    10.4.18  of Stock Contribution and Sale Agreement, by and among
             Newriders, the Registrant, Easyriders Sub II, Inc., Paisano
             Publications, Inc., Easyriders of Columbus, Inc., Easyriders
             Franchising, Factory Tours, Inc., Bros Club, Inc.,
             Associated Rodeo Riders on Wheels, and Mr. Joseph Teresi
     10.5.1  Form of Note and Warrant Purchase Agreement between
             Easyriders, Inc., Easyriders Sub II, Inc. and Senior Secured
             Lender, to be executed at or prior to consummation of the
             Reorganization. List of exhibits and schedules to Note and
             Warrant Purchase Agreement.
     10.5.2  Form of Guarantee of Easyriders, Inc., Easyriders of
             Columbus, Inc., Easyriders Franchising, Inc., Teresi, Inc.,
             Bros Club, Inc. and Associated Rodeo Riders on Wheels in
             favor of Senior Secured Lender, to be executed at or prior to consummation of the Reorganization.
     10.5.3  Form of Pledge and Security Agreement in favor of Senior
             Secured Lender to be executed by Easyriders, Inc.,
             Easyriders of Columbus, Inc., Easyriders Franchising, Inc.,
             Teresi, Inc., Bros Club, Inc. and Associated Rodeo Riders on
             Wheels, to be executed at or prior to consummation of the
             Reorganization.
     10.5.4  Form of Intellectual Property Security Agreement in favor of
             Senior Secured Lender to be executed by Easyriders, Inc.,
             Easyriders of Columbus, Inc., Easyriders Franchising, Inc.,
             Teresi, Inc., Bros Club, Inc. and Associated Rodeo Riders on
             Wheels, to be executed at or prior to consummation of the
             Reorganization.
     10.5.5  Form of Warrant to Purchase Shares of Common Stock of
             Easyriders, Inc. to be issued to Senior Secured Lender, to be executed at or prior to consummation of the
             Reorganization.
     10.5.6  Form of Registration Rights Agreement between Easyriders,
             Inc. and Senior Secured Lender, to be executed at or prior to consummation of the Reorganization.

  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
     10.6    Agreement for Sale and Purchase of Business Property dated
             July 22, 1998 between Newriders and Easyriders of Myrtle
             Beach, Inc., incorporated by reference from Exhibit 2.1 to
             Newriders' Current Report on Form 8-K for Event Dated July
             22, 1998, as filed August 5, 1998.
     23.1    Consent of Deloitte & Touche LLP -- Newriders.
     23.2    Consent of Deloitte & Touche LLP -- Paisano Publications,
             Inc. and Affiliates.
     23.3    Consent of Deloitte & Touche LLP -- M & B Restaurants, LLC
             (dba El Paso Bar-B-Que Company).
     23.4    Consent of Jones, Jensen & Company -- Newriders.
     23.5    Consent of Deloitte & Touche LLP -- Tax Opinion.
     24.1    Power of Attorney of Registrant, included in the signature page of this registration statement.
     99.1    Consent of Director Nominees.


---------------
* Confidential treatment requested.


+ Previously filed.


Note 1: Newriders also executed an identical Secured Promissory Note for $475,000 and an identical Security Agreement as of the same date, relating to Loan # 11441-100, with the exception that the Security Agreement involves similar collateral located at the Myrtle Beach, SC Easyriders Cafe. Also on the same date Newriders executed an identical Secured Promissory Note and an identical Security Agreement as of the same date, relating to Loan # 11441-101, with the exception that the Secured Promissory Note is for a $100,000 principal amount with a proportionately smaller monthly payment, and the Security Agreement involves similar collateral located in the Myrtle Beach, SC Easyriders Cafe.

Note 2: Identical Guaranty documents were executed by John E. Martin, William R. Nordstrom and Sherry Nordstrom, William Prather and Marna Prather, Daniel Gallery and Dixie Gallery, C.W. Doyle and Georgette Doyle, and Michael Purcell.

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable and, therefore, have been omitted.

ITEM 22. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the more recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Easyriders has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on the 27th day of August, 1998.


                                          EASYRIDERS, INC.

                                          By /s/ WILLIAM E. PRATHER

                                          --------------------------------------
                                          William E. Prather
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Prather and William R. Nordstrom, and each of them, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                       SIGNATURE                                     TITLE                   DATE
                       ---------                                     -----                   ----

/s/ WILLIAM E. PRATHER                                    Director, President and      August 27, 1998
--------------------------------------------------------  Chief Executive Officer
William E. Prather

/s/ JOHN E. MARTIN                                        Chairman and Director        August 27, 1998
--------------------------------------------------------
John E. Martin

/s/ WILLIAM R. NORDSTROM                                  Director, Secretary,         August 27, 1998
--------------------------------------------------------  Treasurer
William R. Nordstrom                                      and chief financial officer